UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

Not Applicable
	2)	Aggregate number of securities to which transaction applies:

Not Applicable
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable
	4)	Proposed maximum aggregate value of transaction:

$85,000,000[1]
	5)	Total fee paid:

$9,273.50[2]

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

[1]	Includes stock consideration.
[2]	The amount is the product of $85,000,000 multiplied by the Securities and Exchange Commission’s fee of $109.10 per $1,000,000.

PRELIMINARY PROXY STATEMENT / INFORMATION STATEMENT DATED JUNE 4, 2021 — SUBJECT TO COMPLETION

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

17 STATE STREET, 21ST FLOOR

NEW YORK, NY 10004

Dear Chardan Healthcare Acquisition 2 Corp. Stockholders,

On behalf of the board of directors (the “Chardan Board”) of Chardan Healthcare Acquisition 2 Corp., a Delaware corporation (“Chardan”, “we” or “our”), we cordially invite you to a special meeting (the “special meeting”) of stockholders of Chardan, to be held at                  Eastern Time, on                 , 2021, at the offices of Loeb & Loeb LLP located at 345 Park Avenue, New York, NY 10154. In the interest of public health, and due to the impact of coronavirus (COVID-19), the special meeting may also be held through a “virtual” or online method.

The Chardan Board has unanimously approved the transactions (collectively, the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated March 22, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Chardan, CHAQ2 Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Chardan (“Merger Sub”), and Renovacor, Inc., a Delaware corporation (“Renovacor”), a copy of which is attached to this proxy statement / information statement as Annex A. As described in this proxy statement / information statement, Chardan’s stockholders are being asked to consider a vote upon the Business Combination, among other items. As used in this proxy statement / information statement, “New Renovacor” refers to Chardan after giving effect to the Business Combination.

On the Closing Date, Merger Sub will merge with and into Renovacor (the “Merger”), with Renovacor as the surviving company in the Merger and, after giving effect to the Merger, Renovacor will be a wholly-owned subsidiary of Chardan (the time that the Merger becomes effective being referred to as the “Effective Time”).

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Effective Time, (i) each share of Renovacor preferred stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of Chardan common stock equal to the Preferred Per Share Merger Consideration (as defined in the Merger Agreement); (ii) each share of Renovacor common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of Chardan common stock equal to the Common Per Share Merger Consideration (as defined in the Merger Agreement); and (iii) each Renovacor option will be converted into an option to purchase a number of shares of Chardan common stock (rounded to the nearest whole number) equal to the product of (x) the number of shares of Renovacor stock subject to such Renovacor option immediately prior to the Effective Time and (y) the Common Per Share Merger Consideration (an “exchanged option”), which exchanged option shall be subject to the same vesting terms applicable to the Renovacor option as of immediately prior to the Closing. The aggregate merger consideration to be received by equityholders of Renovacor as of immediately prior to the Closing in respect of all of the equity interests of Renovacor will be 6,500,000 shares of Chardan common stock. Holders of Renovacor stock and Renovacor options will also have the contingent right to receive up to 2,000,000 shares of Chardan common stock in the aggregate as Earnout Consideration.

At the special meeting, Chardan stockholders will be asked to consider and vote upon:

(1) Proposal No. 1 — To consider and vote upon a proposal to approve the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement / information statement — we refer to this proposal as the “business combination proposal”;

(2) Proposal No. 2 — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of Chardan in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “charter proposal”;

(3) Proposal No. 3 — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements — we refer to this proposal as the “governance proposal”;

(4) Proposal No. 4 — To consider and vote on a proposal to approve and adopt the Chardan Healthcare Acquisition 2 Corp. 2021 Incentive Plan (the “Incentive Plan”) — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement / information statement as Annex C;

(5) Proposal No. 5 — To consider and vote upon a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of Chardan’s issued and outstanding shares of common stock in connection with the Business Combination, including, without limitation, the PIPE Investment (as described below) — we refer to this proposal as the “NYSE proposal”; and

(6) Proposal No. 6 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal or the NYSE proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement / information statement, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Chardan common stock at the close of business on                 , 2021 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the Chardan Board has determined that the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal are fair to and in the best interests of Chardan and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the NYSE proposal and “FOR” the adjournment proposal, if presented. When you consider the Chardan Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Chardan stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Chardan Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Chardan stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the NYSE proposal. If any of those proposals are not approved, we will not consummate the Business Combination.

In addition, Chardan has entered into subscription agreements, pursuant to which certain investors have agreed to purchase an aggregate of 3,000,000 shares of Chardan common stock, which we refer to as the “PIPE Investment,” for a price of $10.00 per share for an aggregate commitment of $30,000,000.

All Chardan stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement / information statement and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Chardan’s units, common stock and public warrants are currently listed on the NYSE American stock exchange (the “NYSE”) under the symbols “CHAQ.U,” “CHAQ” and “CHAQ.WS,” respectively. Chardan will apply for listing, to be effective at the time of the Business Combination, of New Renovacor common stock and public warrants on the NYSE under the proposed symbols “RCOR” and “RCOR.WS,” respectively. It is a condition of the consummation of the Business Combination that Chardan receive confirmation from the NYSE that New Renovacor has been conditionally approved for listing on the NYSE, but there can be no assurance such listing condition will be met or that Chardan will obtain such confirmation from the NYSE. If such listing condition is not met or if such confirmation is not obtained, the Business Combination will not be consummated unless the NYSE condition set forth in the Merger Agreement is waived by the applicable parties.

Pursuant to Chardan’s current certificate of incorporation, a holder of public shares may demand that Chardan redeem such shares for cash if the Business Combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Chardan redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the business combination proposal by delivering their stock to Chardan’s transfer agent prior to the vote at the meeting. If the Business Combination is not completed, these shares will not be redeemed. The redemption rights include the requirement that a holder must identify himself, herself or itself in writing as a beneficial holder and provide his, her or its legal name, phone number and address to Chardan’s transfer agent in order to validly redeem his, her or its shares. If a holder of public shares properly demands redemption and votes for or against the business combination proposal, Chardan will redeem each public share for a full pro rata portion of the trust account (as defined in the accompanying proxy statement / information statement), calculated as of two business days prior to the consummation of the Business Combination.

Chardan is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.

The accompanying proxy statement / information statement provides you with detailed information about the Business Combination and other matters to be considered at the special meeting of Chardan’s stockholders. We encourage you to carefully read the entire document, including the Annexes attached thereto. You should also carefully consider the risk factors described in section entitled “Risk Factors” beginning on page 42.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

The transactions described in the accompanying proxy statement / information statement have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the merits or fairness of the Business Combination or related transactions, or passed upon the accuracy or adequacy of the disclosure in the accompanying proxy statement / information statement. Any representation to the contrary is a criminal offense.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Gbola Amusa Executive Chairman of the Board of Directors

            , 2021

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST TENDER YOUR SHARES TO CHARDAN’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE ORIGINALLY SCHEDULED VOTE ON THE BUSINESS COMBINATION PROPOSAL AT THE SPECIAL MEETING. THE REDEMPTION RIGHTS INCLUDE THE REQUIREMENT THAT A HOLDER MUST IDENTIFY HIMSELF, HERSELF OR ITSELF IN WRITING AS A BENEFICIAL OWNER AND PROVIDE HIS, HER OR ITS LEGAL NAME, PHONE NUMBER AND ADDRESS TO CHARDAN’S TRANSFER AGENT IN ORDER TO VALIDLY REDEEM HIS, HER OR ITS SHARES. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO CHARDAN’S TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF CHARDAN STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

The accompanying proxy statement / information statement is dated                 , 2021 and is first being mailed to Chardan stockholders on or about                 , 2021.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

17 STATE STREET, 21ST FLOOR

NEW YORK, NY 10004

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                 , 2021

TO THE STOCKHOLDERS OF CHARDAN HEALTHCARE ACQUISITION 2 CORP.

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of stockholders of Chardan Healthcare Acquisition 2 Corp., a Delaware corporation (“Chardan”, “we” or “our”), will be held at                  Eastern Time, on                 , 2021, at the offices of Loeb & Loeb LLP located at 345 Park Avenue, New York, NY 10154. In the interest of public health, and due to the impact of coronavirus (COVID-19), the special meeting may also be held through a “virtual” or online method.

On behalf of Chardan’s board of directors (the “Chardan Board”), you are cordially invited to attend the special meeting, to conduct the following business items:

(1) Proposal No. 1 — To consider and vote upon a proposal to approve the transactions (collectively, the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated March 22, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Chardan, CHAQ2 Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Chardan (“Merger Sub”), and Renovacor, Inc., a Delaware corporation (“Renovacor”), a copy of which is attached to this proxy statement / information statement as Annex A, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement / information statement — we refer to this proposal as the “business combination proposal”;

(2) Proposal No. 2 — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of Chardan in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “charter proposal”;

(3) Proposal No. 3 — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements — we refer to this proposal as the “governance proposal”;

(4) Proposal No. 4 — To consider and vote on a proposal to approve and adopt the Chardan Healthcare Acquisition 2 Corp. 2021 Incentive Plan (the “Incentive Plan”) — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement / information statement as Annex C;

(5) Proposal No. 5 — To consider and vote upon a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of Chardan’s issued and outstanding shares of common stock in connection with the Business Combination, including, without limitation, the PIPE Investment (as described below) — we refer to this proposal as the “NYSE proposal”; and

(6) Proposal No. 6 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal or the NYSE proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement / information statement, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Chardan common stock at the close of business on                 , 2021 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the Chardan Board has determined that the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal are fair to and in the best interests of Chardan and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the NYSE proposal and “FOR” the adjournment proposal, if presented. When you consider the Chardan Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Chardan stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Chardan Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Chardan stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the NYSE proposal. If any of those proposals are not approved, we will not consummate the Business Combination.

In addition, Chardan has entered into subscription agreements, pursuant to which certain investors have agreed to purchase an aggregate of 3,000,000 shares of Chardan common stock, which we refer to as the “PIPE Investment,” for a price of $10.00 per share for an aggregate commitment of $30,000,000.

All Chardan stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement / information statement and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Chardan’s units, common stock and public warrants are currently listed on the NYSE American stock exchange (the “NYSE”) under the symbols “CHAQ.U,” “CHAQ” and “CHAQ.WS,” respectively. Chardan will apply for listing, to be effective at the time of the Business Combination, of New Renovacor common stock and public warrants on the NYSE under the proposed symbols “RCOR” and “RCOR.WS,” respectively. It is a condition of the consummation of the Business Combination that Chardan receive confirmation from the NYSE that New Renovacor has been conditionally approved for listing on the NYSE, but there can be no assurance such listing condition will be met or that Chardan will obtain such confirmation from the NYSE. If such listing condition is not met or if such confirmation is not obtained, the Business Combination will not be consummated unless the NYSE condition set forth in the Merger Agreement is waived by the applicable parties.

Pursuant to Chardan’s current certificate of incorporation, a holder of public shares may demand that Chardan redeem such shares for cash if the Business Combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Chardan redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the business combination proposal by delivering their stock to Chardan’s transfer agent prior to the vote at the meeting. If the Business Combination is not completed, these shares will not be redeemed. The redemption rights include the requirement that a holder must identify himself, herself or itself in writing as a beneficial holder and provide his, her or its legal name, phone number and address to Chardan’s transfer agent in order to validly redeem his, her or its shares. If a holder of public shares properly demands redemption and votes for or against the business combination proposal, Chardan will redeem each public share for a full pro rata portion of the trust account (as defined in the accompanying proxy statement / information statement), calculated as of two business days prior to the consummation of the business combination.

All Chardan stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement / information statement and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Gbola Amusa Executive Chairman of the Board of Directors

            , 2021

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE CHARDAN REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO CHARDAN’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE ORIGINALLY SCHEDULED VOTE ON THE BUSINESS COMBINATION PROPOSAL AT THE SPECIAL MEETING. THE REDEMPTION RIGHTS INCLUDE THE REQUIREMENT THAT A HOLDER MUST IDENTIFY HIMSELF, HERSELF OR ITSELF IN WRITING AS A BENEFICIAL OWNER AND PROVIDE HIS, HER OR ITS LEGAL NAME, PHONE NUMBER AND ADDRESS TO CHARDAN’S TRANSFER AGENT IN ORDER TO VALIDLY REDEEM HIS, HER OR ITS SHARES. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO CHARDAN’S TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF CHARDAN STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

RENOVACOR, INC.

P.O. BOX 8142

GREENWICH, CT 06836

INFORMATION STATEMENT AND NOTICE OF

APPRAISAL RIGHTS

TO THE STOCKHOLDERS OF RENOVACOR, INC.

NOTICE IS HEREBY GIVEN that, pursuant to an Agreement and Plan of Merger, dated March 22, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Chardan Healthcare Acquisition 2 Corp., a Delaware corporation (“Chardan”), CHAQ2 Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Chardan (“Merger Sub”), and Renovacor, Inc., a Delaware corporation (“Renovacor”), Merger Sub will merge with and into Renovacor (the “Merger”), with Renovacor as the surviving company in the Merger and, after giving effect to the Merger, Renovacor will be a wholly-owned subsidiary of Chardan (the “Business Combination”).

The Renovacor board of directors has considered the Business Combination and the terms of the Merger Agreement and approved and declared advisable the Merger Agreement and the Business Combination, upon the terms and conditions set forth in the Merger Agreement, and determined that the Merger Agreement and the Business Combination are in the best interests of Renovacor and its stockholders.

Notice is hereby given pursuant to Section 228(e) of the General Corporation Law of the State of Delaware (“DGCL”) that, on March 22, 2021, (a) the holders of a majority of the issued and outstanding shares of Renovacor preferred stock and (b) at least 60% of the issued and outstanding shares of Renovacor common stock and Renovacor preferred stock (on an as-converted basis), voting together as a single class, approved the Business Combination and adopted the Merger Agreement by less than unanimous written consent.

The accompanying proxy statement / information statement describes the Merger Agreement, the Business Combination and the actions to be taken in connection with the Business Combination and provides additional information about the parties involved. Please give this information your careful attention. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement / information statement.

A summary of the appraisal that may be available to you is described in the section entitled “Appraisal Rights” beginning on page 273 of the accompanying proxy statement / information statement. Please note that if you wish to exercise appraisal rights you must not sign and return a written consent approving the adoption of the Merger Agreement and the Business Combination. However, so long as you do not return a written consent at all, it is not necessary to affirmatively vote against or disapprove the adoption of the Merger Agreement or the Business Combination. In addition, you must take all other steps necessary to perfect your appraisal rights. This proxy statement / information statement is delivered pursuant to Section 262(d)(2) of the DGCL. As a Renovacor stockholder, you are entitled to certain appraisal rights under Section 262 of the DGCL in connection with the Business Combination. A copy of the text of Section 262 of the DGCL is attached hereto as Annex I.

By Order of the Board of Directors

Thomas Needham Chairman of the Board of Directors

ANNEXES

i

ii

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement or the context otherwise requires, references to:

“Adjusted Fully Diluted Number” are to, with respect to the date of achievement (or deemed achievement pursuant to Section 3.09(j) of the Merger Agreement) of an applicable Earnout Milestone, the Fully Diluted Number (but (i) calculated to disregard (A) any shares of Renovacor common stock underlying an exchanged option that expires unexercised or is otherwise forfeited prior to such date and (B) any shares of Chardan common stock received as Common Per Share Merger Consideration pursuant to Section 3.01(c)(ii) of the Merger Agreement which is subject to a vesting condition, if any, and which is forfeited, due to failure to achieve the applicable vesting condition, prior to such date and (ii) as otherwise adjusted in accordance with Section 3.09(h) of the Merger Agreement). For purposes of clarity, except with respect to the second parenthetical noted above, the Fully Diluted Number will be calculated based on shares of Renovacor common stock, shares of Renovacor preferred stock and Renovacor options that are outstanding as of immediately prior to the Effective Time (and will not be calculated based on equity interests outstanding as of the date of achievement or deemed achievement);

“Aggregate Common Merger Consideration” are to a number of shares of Chardan common stock equal to (i) the Aggregate Merger Consideration; minus (ii) a number of shares of Chardan common stock (valued for purposes of this calculation at $10.00 per share) having an aggregate value equal to the Aggregate Preferred Amount; minus (iii) the aggregate number of shares of Acquiror Common Stock issuable pursuant to the Renovacor Investor Incentive Plan;

“Aggregate Merger Consideration” are to 6,500,000 shares of Chardan common stock;

“Aggregate Preferred Amount” are to the aggregate amount of all Preferred Amounts with respect to the shares of Renovacor preferred stock outstanding as of immediately prior to the Effective Time;

“Aggregate Transaction Proceeds” are to the aggregate funds in the trust account immediately prior to the Closing, together with the aggregate gross proceeds from the PIPE Investment, after deducting any amounts paid to Chardan stockholders that exercise their redemption rights in connection with the Business Combination;

“Business Combination” are to the Merger, together with the other transactions contemplated by the Merger Agreement (including the consummation of the PIPE Investment) and the related agreements;

“Change in Control” are to any transaction, or series of transactions (a) resulting in any one person, or more than one person that are affiliates or that are acting as a “group” (as such term is used in sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), acquiring ownership of (i) equity securities of Chardan which, together with the equity securities held by one or more such person, or such person and its affiliates or such group, constitutes more than 50% of the total voting power or economic rights of the equity securities of Chardan; or (ii) at least 50% of the consolidated assets of Chardan and its subsidiaries (including New Renovacor); or (b) that results in the stockholders of Chardan as of immediately prior to such transaction holding, in the aggregate, directly or indirectly, less than 50% of the total voting power or economic rights of the equity securities of Chardan immediately after the consummation of such transaction (in each case of clauses (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise); provided, that to the extent in any such transaction referred to in the foregoing clauses (a) or (b), the “price per share” paid or payable to the stockholders of Chardan for purposes of 3.09(a) — (c) of the Merger Agreement shall be the highest price per share of Chardan common stock (or value attributable thereto in respect of any transaction that does not involve the direct sale or transfer of shares of Chardan common stock) paid by such person(s) or such group in connection with all such transactions;

“Chardan” are to Chardan Healthcare Acquisition 2 Corp., a Delaware corporation;

“Chardan Capital Markets” are to Chardan Capital Markets, LLC, a Delaware limited liability company and representative of the underwriters of the Chardan IPO;

“Chardan common stock” are, prior to consummation of the Business Combination, to Chardan common stock, par value $0.0001 per share, and, following consummation of the Business Combination, to the common stock, par value $0.0001 per share, of New Renovacor;

“Chardan IPO” are to the initial public offering by Chardan, which closed on April 28, 2020;

“Chardan Stockholder Approval” are to, with respect to any Proposal, the affirmative vote of holders of a majority of the outstanding shares of Chardan common stock cast at the Chardan special meeting;

“Closing” are to the consummation of the Business Combination;

“Closing Chardan Cash” are to, without duplication, an amount equal to (a) the funds contained in the trust account as of immediately prior to the Effective Time; plus (b) all other cash and cash equivalents of Chardan as of immediately prior to the Effective Time; plus (c) the Aggregate Subscription Amount; minus (d) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Chardan common stock pursuant to the Offer (to the extent not already paid). For the avoidance of doubt, the Closing Chardan Cash shall not be deducted by any outstanding Renovacor expenses (even if paid by Chardan pursuant to the Merger Agreement); minus (d) the Bridge Loan Amount, to the extent provided by Chardan, the Sponsor or one of their affiliates;

“Closing Date” are to the date on which the Business Combination is consummated;

“Common Per Share Merger Consideration” are to a number of shares of Chardan common stock equal to the Aggregate Common Merger Consideration divided by the Fully Diluted Number;

“completion window” are to the period following the completion of the Chardan IPO at the end of which, if Chardan has not completed an initial business combination, it will redeem 100% of the public shares at a per share price, payable in cash, equal to (a) the aggregate amount then on deposit in the trust account, including interest earned and not previously released to us for Chardan’s working capital requirements as well as to pay Chardan’s taxes, divided by (b) the number of then-outstanding public shares, subject to applicable law and certain conditions. The completion window ends on April 28, 2022;

“current certificate of incorporation” are to Chardan’s amended and restated certificate of incorporation in effect as of the date of this proxy statement;

“DGCL” are to the General Corporation Law of the State of Delaware;

“Earnout Consideration” are to the additional 2,000,000 shares of Chardan common stock that may be issued as a portion of the Total Consideration;

“Earnout RSU Award” are to an award of restricted stock units granted under the Incentive Plan to a holder of Renovacor options in accordance with Section 3.04(d) of the Merger Agreement that (i) is subject to the same time-vesting schedule as the exchanged option held by the recipient of the Earnout RSU Award (“Earnout RSU Grantee”), provided that if an applicable Earnout Milestone is achieved (or deemed achieved in accordance with Section 3.09(j) of the Merger Agreement), an applicable portion of the Earnout RSU Awards shall become fully (100%) time-vested as of the date on which the applicable Earnout Milestone is achieved (or deemed achieved in accordance with Section 3.09(j) of the Merger Agreement) if the Earnout RSU Grantee remains continuously in service with the Surviving Company or any of its affiliates through such date; (ii) shall become performance-vested as of the date on which the applicable Earnout Milestone is achieved (or deemed achieved in accordance with Section 3.09(j) of the Merger Agreement); (iii) shall be canceled and forfeited to the extent the Earnout RSU Grantee’s exchanged option corresponding to such Earnout RSU Award is forfeited or expires unexercised prior to the last day of an Earnout Period; and (iv) to the extent time-vested as of the date on which the applicable Earnout Milestone is achieved (or deemed achieved in accordance with Section 3.09(j) of the Merger Agreement), shall entitle the Earnout RSU Grantee to the applicable Per Share Earnout Consideration for each share of Renovacor common stock underlying the Renovacor option, as of immediately prior to the Effective Time, that corresponds to such Earnout RSU Award;

“Effective Time” are to the consummation of the Merger Agreement upon filing of a certificate of Merger or at such later time as may be agreed by Chardan and Renovacor in writing and specified in a certificate of merger;

“founder shares” are to shares of Chardan common stock held by the Sponsor, Chardan’s directors, and affiliates of Chardan’s management team;

“Fully Diluted Number” are to means the sum of the (i) total number of shares of Renovacor common stock outstanding immediately prior to the Effective Time plus (ii) the number of shares of Renovacor preferred stock outstanding immediately prior to the Effective Time, plus (iii) the number of shares of Renovacor common stock issuable upon exercise of all Renovacor options that are outstanding, whether vested or unvested, immediately prior to the Effective Time;

“Incentive Plan” are to the Chardan Healthcare Acquisition 2 Corp. 2021 Equity Incentive Plan to be adopted by Chardan prior to the Closing;

“Insiders” are to Jonas Grossman, Isaac Manke, Michael Rice, Richard Giroux, Matthew Rossen, and R.A. Session II;

“Merger” are to the merger of Merger Sub with and into Renovacor with Renovacor being the surviving company in the merger;

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of March 22, 2021, by and among Chardan, Merger Sub and Renovacor;

“Merger Sub” are to CHAQ2 Merger Sub, Inc.;

“New Renovacor” are to Chardan after the Merger;

“our common stock” are, prior to consummation of the Business Combination, to Chardan common stock, and, following consummation of the Business Combination, to the common stock, par value $0.0001 per share, of New Renovacor;

“Per Share Earnout Consideration” are to a number of shares of Chardan common stock equal to: (a) the applicable Earnout Consideration divided by (b) the Adjusted Fully Diluted Number.

“PIPE Investment” are to the private placement pursuant to which Chardan entered into Subscription Agreements with certain investors whereby such investors have agreed to subscribe for shares of Chardan common stock at a purchase price of $10.00 per share for an aggregate amount of $30,000,000 (the “Aggregate Subscription Amount”);

“PIPE Investors” are to the investors who agreed to participate in the PIPE Investment and entered into the Subscription Agreements;

“Preferred Amount” are to, for each share of Renovacor common stock outstanding immediately prior to the Effective Time, (i) the Series A Original Issue Price (as defined in the Renovacor Charter) plus (ii) the aggregate amount of any unpaid Accruing Dividends (as defined in the Renovacor Charter) accrued with respect to such share of Renovacor preferred stock, whether or not declared, and any other dividends declared but unpaid thereon;

“Preferred Per Share Merger Consideration” are to, for each share of Renovacor preferred stock outstanding immediately prior to the Effective Time, a number of shares of Chardan common stock (valued for purposes of this calculation at $10.00 per share) equal to the sum of (i) the applicable Preferred Amount with respect to such share of Renovacor preferred stock plus (ii) the Common Per Share Merger Consideration;

“private placement warrants” are to Chardan’s warrants issued to the Sponsor in a private placement simultaneously with the closing of the Chardan IPO;

“proxy statement” are to this proxy statement / information statement;

“public shares” are to shares of Chardan common stock sold as part of the units in the Chardan IPO (whether they were purchased in the Chardan IPO or thereafter in the open market);

“public stockholders” are to the holders of Chardan’s public shares, including the Sponsor and Chardan’s officers and directors to the extent the Sponsor and Chardan’s officers or directors purchase public shares, provided that each of their status as a “public stockholder” shall only exist with respect to such public shares;

“public warrants” are to Chardan’s warrants sold as part of the units in the Chardan IPO (whether they were purchased in the Chardan IPO or thereafter in the open market);

“Registration Rights Agreement” are to the Registration Rights Agreement, to be dated the Closing Date, by and among New Renovacor and the investors named therein;

“Renovacor” are to Renovacor, Inc., a Delaware corporation;

“Renovacor Charter” are to Certificate of Incorporation of Renovacor, dated August 8, 2019, as amended on June 23, 2020;

“Renovacor common stock” are to a share of Renovacor’s common stock, par value $0.0001 per share;

“Renovacor Investor Incentive Plan” are to Renovacor’s 2021 Investor Incentive Plan;

“Renovacor option” are to an option to purchase Renovacor stock;

“Renovacor preferred stock” are to the Series A preferred stock of Renovacor, par value $0.0001 per share;

“Renovacor stock” are to, collectively, the Renovacor common stock and the Renovacor preferred stock;

“Sponsor” are to Chardan Investments 2, LLC (formerly known as Chardan Investments III, LLC), a Delaware limited liability company and an affiliate of Chardan Capital Markets;

“Sponsor Support Agreement” are to the Sponsor Support Agreement, dated as of March 22, 2021, by and among the Sponsor, Chardan, and Renovacor;

“Stockholder Support Agreements” are to the Stockholders Agreements dated March 22, 2021, by and among Chardan, Renovacor and the Chardan stockholders party thereto;

“Subscription Agreements” are to the common stock subscription agreements entered into by and among Chardan, on the one hand, and the PIPE Investors, on the other hand, in each case, dated as of March 22, 2021 and entered into in connection with the PIPE Investment;

“Total Consideration” are to the Aggregate Merger Consideration plus the Earnout Consideration, if any;

“Trading Day” are to any day on which shares of Chardan common stock are actually traded on the principal securities exchange or securities market on which shares of Chardan common stock are then traded;

“trust account” are to the trust account of Chardan that holds the proceeds from the Chardan IPO;

“VWAP” are to means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by Chardan;

“warrants” are to the public warrants and the private placement warrants; and

“Warrant Agreement” are to the Warrant Agreement, dated as of April 23, 2020, by and between Chardan and Continental Stock Transfer & Trust Company.

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

•

Chardan Healthcare Acquisition 2 Corp., a Delaware corporation, which we refer to as “Chardan,” “we,” “us” or “our,” is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

•

On April 28, 2020, Chardan consummated its initial public offering of 8,500,000 units, with each unit consisting of one share of Chardan common stock and one warrant to purchase one-half share of Chardan common stock. On June 5, 2020, the underwriters partially exercised their over-allotment option and Chardan sold an additional 122,644 units. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $86,226,440. Simultaneously with the consummation of the Chardan IPO, Chardan consummated the private placement of 3,500,000 warrants at a price of $0.40 per warrant, generating total proceeds of $1,400,000.

•

Following the consummation of the Chardan IPO, $86,226,440 was deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except as described in the prospectus for the Chardan IPO, these proceeds will not be released until the earlier of the completion of an initial business combination and Chardan’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window.

•

Renovacor, Inc., a Delaware corporation, which we refer to as “Renovacor,” is a preclinical-stage gene therapy company focused on developing a pipeline of innovative and proprietary gene therapies for diseases with high unmet medical need associated with mutations in the Bcl2-associated athanogene 3 (“BAG3”) gene. See the sections entitled “Information About Renovacor,” “Renovacor’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management of New Renovacor After the Business Combination.”

•

On March 22, 2021, Chardan entered into an Agreement and Plan of Merger with Renovacor and Merger Sub, which, among other things, provides for Merger Sub to be merged with and into Renovacor with Renovacor being the surviving company in the Merger.

•

Subject to the terms of the Merger Agreement, the aggregate consideration to be paid to equityholders of Renovacor (inclusive of shares of Chardan common stock to be issued pursuant to the Renovacor Investor Incentive Plan, as further described below) will be equal to the sum of (a) the Aggregate Merger Consideration plus (b) the Earnout Consideration, if any.

•

Pursuant to the PIPE Investment, Chardan has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to buy from Chardan, 3,000,000 shares of Chardan common stock at a purchase price of $10.00 per share for an aggregate commitment of $30,000,000.

•

It is anticipated that, upon completion of the Business Combination, the approximate pro forma ownership of Renovacor will be as follows: (i) 43.6% by Chardan’s public stockholders (excluding the impact of any ownership through participation in the PIPE Investment by select public stockholders of Chardan and any future ownership through public warrants); (ii) 41.7% by current Renovacor equityholders (consisting of 32.9% through issuance of the Aggregate Merger Consideration and 8.8% through participation in the PIPE Investment, excluding the impact of any future ownership through Earnout Consideration); (iii) 5.1% by the other PIPE Investors (including certain public stockholders of Chardan but excluding the Sponsor affiliate and any Renovacor equityholders ); and (iv) 9.6% by the

Sponsor and its affiliate and current Chardan directors (consisting of 8.4% based on existing ownership of shares of Chardan common stock by the Sponsor and current Chardan directors and 1.3% through participation in the PIPE Investment by an affiliate of the Sponsor, excluding the impact of any future ownership through Sponsor Earnout Consideration and the exercise of private warrants). These levels of ownership interest: (a) exclude the impact of the shares of Chardan common stock underlying warrants (other than any immediately exercisable pre-funded warrants issued to the PIPE Investors), (b) assume that no Chardan public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Chardan’s trust account and (c) assume that no shares are issued pursuant to the Incentive Plan.

•

Chardan management and the Chardan Board considered various factors in determining whether to approve the Merger Agreement and the Business Combination contemplated thereby, including the Merger. For more information about the reasons that the Chardan Board considered in determining its recommendation, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Chardan Board’s Reasons for the Approval of the Business Combination.” When you consider the Chardan Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Chardan stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Chardan Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Chardan stockholders that they vote “FOR” the proposals presented at the special meeting.

•	At the special meeting, Chardan’s stockholders will be asked to consider and vote on the following proposals:

•

a proposal to approve the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

•

a proposal to approve and adopt the second amended and restated certificate of incorporation of Chardan in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

•

a proposal to consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the Securities and Exchange Commission (“SEC”) requirements. Please see the section entitled “Proposal No. 3 — The Governance Proposal”;

•	a proposal to approve and adopt the Incentive Plan. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal”;

•

a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of Chardan’s issued and outstanding shares of common stock in connection with the Business Combination, including, without limitation, the PIPE Investment. Please see the section entitled “Proposal No. 5 — The NYSE Proposal”; and

•

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal or the NYSE proposal. Please see the section entitled “Proposal No. 6 — The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this proxy statement and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting, including with respect to the proposed business combination. The following questions and answers do not include all the information that is important to Chardan stockholders. Stockholders are urged to carefully read this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed business combination and the voting procedures for the special meeting.

Q.	Why am I receiving this proxy statement?

A.

Chardan and Renovacor have agreed to a business combination under the terms of the Merger Agreement that is described in this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A, and Chardan encourages its stockholders to read it in its entirety. Chardan’s stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, which, among other things, includes provisions for Merger Sub to be merged with and into Renovacor with Renovacor being the surviving company in the Merger as a wholly owned subsidiary of Chardan. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

This proxy statement and its Annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q.	When and where is the special meeting?

A.

The special meeting will be held on                 , 2021 at                 Eastern Time at the offices of Loeb & Loeb LLP located at 345 Park Avenue, New York, NY 10154. In the interest of public health, and due to the impact of coronavirus (COVID-19), the special meeting may also be held through a “virtual” or online method.

Q.	What are the proposals on which I am being asked to vote at the special meeting?

A.	The stockholders of Chardan will be asked to consider and vote on the following proposals at the special meeting:

1.

a proposal to approve the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

2.

a proposal to approve and adopt the second amended and restated certificate of incorporation of Chardan in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

3.

a proposal to consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the SEC requirements. Please see the section entitled “Proposal No. 3 — The Governance Proposal”;

4.	a proposal to approve and adopt the Incentive Plan. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal”;

5.

a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of Chardan’s issued and outstanding shares of common stock in connection with the Business Combination, including, without limitation, the PIPE Investment. Please see the section entitled “Proposal No. 5 — The NYSE Proposal”; and

6.

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal or the NYSE proposal. Please see the section entitled “Proposal No. 6 — The Adjournment Proposal.”

Chardan will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement contains important information about the proposed business combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the NYSE proposal. If any of those proposals are not approved, we will not consummate the Business Combination.

The vote of stockholders is important. Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement.

Q:	How will the COVID-19 pandemic impact in-person voting at the special meeting?

A:

We intend to hold the special meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website                , and we encourage you to check this website prior to the meeting if you plan to attend.

Q.	Why is Chardan proposing the Business Combination?

A.	Chardan was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities.

On April 28, 2020, Chardan completed its initial public offering of units, with each unit consisting of one share of its Chardan common stock and one warrant to purchase one-half of one share of Chardan common stock at a price of $11.50 per whole share. On June 5, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, Chardan sold an additional 122,644 units. The units were sold at an offering price of $10.00 per unit, raising total gross proceeds of approximately $86,226,440. Since the Chardan IPO, Chardan’s activity has been limited to the evaluation of business combination candidates.

Renovacor is a preclinical-stage gene therapy company focused on developing a pipeline of innovative and proprietary gene therapies for diseases with high unmet medical need associated with mutations in the BAG3 gene. See the sections entitled “Information About Renovacor,” “Renovacor’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management of New Renovacor After the Business Combination.”

The Chardan Board considered the results of the due diligence review of Chardan’s business, including its current prospects for growth in executing upon and achieving its business plan. As a result, Chardan believes that a business combination with Renovacor will provide Chardan’s stockholders with an opportunity to participate in the ownership of a company with significant growth potential. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Chardan Board’s Reasons for Approval of the Business Combination.”

Q.	Why is Chardan providing stockholders with the opportunity to vote on the Business Combination?

A.

Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the business combination proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the Closing.

Q.	Why is Chardan proposing the NYSE proposal?

A.

In connection with the Business Combination, Merger Agreement and PIPE Investment, we may issue up to an aggregate of 11,500,000 shares of Chardan common stock, representing up to 112 % of the shares of common stock outstanding on the date of this proxy statement. Section 312.03(c) of the NYSE Listed Company Manual requires stockholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. Because we may issue 20% or more of our outstanding voting power and outstanding common stock in connection with the Business Combination, we are required to obtain stockholder approval of such issuances pursuant to the NYSE Listed Company Manual. The Closing is conditioned on the approval of the business combination proposal, the charter proposal and the NYSE proposal at the special meeting.

Q.	What will happen in the Business Combination?

A.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, Chardan will acquire Renovacor in a transaction we refer to as the Business Combination. At the Closing, among other things, Merger Sub will merge with and into Renovacor with Renovacor being the surviving company in the Merger as a wholly owned subsidiary of Chardan. As a result of the Merger, at the Closing, Chardan will own 100% of the outstanding common stock of Renovacor and each share of common stock of Renovacor will have been cancelled and converted into the right to receive a portion of the Merger consideration.

Q.	Following the Business Combination, will Chardan’s securities continue to trade on a stock exchange?

A.

Yes. We intend to apply to continue the listing of Chardan common stock and public warrants on NYSE. In connection with the Business Combination, Chardan will change its name to Renovacor, Inc. and its common stock and warrants will begin trading on the NYSE under the symbols “RCOR” and “RCOR.WS”, respectively. As a result, our publicly traded units will separate into the component securities upon consummation of the Business Combination and will no longer trade as a separate security.

Q.	How will the holders of Chardan’s units be impacted by the Business Combination?

A.

As part of the Chardan IPO and the underwriters’ partial exercise of their over-allotment option, Chardan issued 8,622,644 units, each consisting of one share of common stock and one warrant to purchase one-half of one share of common stock, which currently trade on the NYSE under the symbol “CHAQ.U”. As of the consummation of the Business Combination, Chardan’s outstanding units will be mandatorily separated into their component parts — one share of common stock and one warrant to purchase one-half of one share of common stock — and the units will cease trading. As a result, following the Business Combination each unitholder’s account, in lieu of units, will reflect ownership of the number of shares of common stock and warrants underlying such holder’s units. If any unitholder would, upon such separation, be entitled to receive a fractional interest in a warrant, the number of warrants the holder will be entitled to receive will be rounded down to the nearest whole number of warrants.

Q.	How will the Business Combination impact the shares of Chardan outstanding after the Business Combination?

A.

As a result of the Business Combination and the consummation of the transactions contemplated by the Merger Agreement and the related agreements, including, without limitation, the PIPE Investment, the amount of common stock outstanding will increase to 19,778,305 shares of Chardan common stock (assuming that no shares of Chardan common stock are elected to be redeemed by Chardan stockholders and excluding the Company Earnout Shares (as defined herein) and Sponsor Earnout Shares (as defined herein)). Additional shares of Chardan common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including issuance of shares of Chardan common stock upon exercise of the warrants from time to time after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of Chardan common stock, even if its business is doing well. Pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, following the Closing and subject to the approval of the applicable award agreements by the board of directors of the post-combination entity, Chardan may grant a number of shares of Chardan common stock equal to the sum of (i) 77,162 shares with respect to the Earnout RSU Awards, plus (ii) a number equal to 11% of the outstanding shares of Chardan common stock determined on a fully diluted basis as of the Closing.

Q.	Will the management of Renovacor change in the Business Combination?

A.

Upon completion of the Business Combination, Dr. Magdalene Cook will continue to serve as the Chief Executive Officer of New Renovacor and New Renovacor’s board of directors will be composed of seven members. New Renovacor expects that six of its directors will meet the independence requirements under the NYSE Listed Company Manual. In accordance with the Merger Agreement, Dr. Gbola Amusa and Jonas Grossman were designated as directors by the Sponsor, and Dr. Magdalene Cook, Mr. Needham,                ,                 , and                  were designated as directors by Renovacor’s board of directors. Please see the section entitled “Management of New Renovacor After the Business Combination” for additional information.

Q.	What will be the approximate pro forma ownership of New Renovacor after the Closing?

A.

It is anticipated that, upon completion of the Business Combination, the approximate pro forma ownership of Renovacor will be as follows: (i) 43.6% by Chardan’s public stockholders (excluding the impact of any ownership through participation in the PIPE Investment by select public stockholders of Chardan and any future ownership through the exercise of public warrants); (ii) 41.7% by current Renovacor equityholders (consisting of 32.9% through issuance of the Aggregate Merger Consideration and 8.8% through participation in the PIPE Investment, excluding the impact of any future ownership through Earnout Consideration); (iii) 5.1% by the other PIPE Investors (including certain public stockholders of Chardan but excluding the Sponsor affiliate and any Renovacor equityholders); and (iii) 9.6% by the Sponsor and its affiliate and current Chardan directors (consisting of 8.4% based on existing ownership of shares of Chardan common stock and 1.3% through the Sponsor affiliate’s participation in the PIPE Investment, excluding the impact of any future ownership through Sponsor Earnout Consideration and the exercise of private warrants). These levels of ownership interest: (a) exclude the impact of the shares of Chardan common stock underlying warrants (other than any immediately exercisable pre-funded warrants issued to the PIPE Investors), (b) assume that no Chardan public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Chardan’s trust account and (c) assume that no shares are issued pursuant to the Incentive Plan.

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 4 — The Incentive Plan Proposal.”

Q.	Will Chardan obtain new financing in connection with the Business Combination?

A.

Yes. Chardan has entered into Subscription Agreements (containing commitments to funding that are subject only to conditions that are consistent in all material respects with the conditions set forth in the Merger Agreement) with the PIPE Investors, pursuant to which Chardan has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to buy from Chardan, 3,000,000 shares of Chardan common stock at a purchase price of $10.00 per share for an aggregate commitment of $30,000,000. Certain of the Renovacor stockholders or their affiliates and the Sponsor will also participate in the PIPE Investment. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Sources and Uses for the Business Combination” for additional information.

Q.	What conditions must be satisfied to complete the Business Combination?

A.

There are a number of closing conditions in the Merger Agreement, including the approval by the Chardan stockholders of the business combination proposal, the NYSE proposal, the charter proposal and the incentive plan proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Merger Agreement.”

Q.	What happens if I sell my shares of Chardan common stock before the special meeting?

A.

The record date for the special meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Chardan common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Chardan common stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Chardan common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q.	What constitutes a quorum at the special meeting?

A.

A majority of the voting power of all issued and outstanding shares of common stock entitled to vote as of the record date at the special meeting must be present in person, via the virtual meeting platform, or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions will be counted as present for the purpose of determining a quorum. As of the record date for the special meeting,                 shares of our common stock would be required to be present at the special meeting to achieve a quorum.

Q.	What vote is required to approve the proposals presented at the special meeting?

A.

The approval of each of the business combination proposal, the governance proposal (which is a non-binding advisory vote), the incentive plan proposal, the NYSE proposal and the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Chardan’s outstanding shares of common stock represented at the special meeting by attendance in person, via the virtual meeting website or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a Chardan stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the governance proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal will have no effect on such proposals.

The approval of the charter proposal requires the affirmative vote of holders of a majority of Chardan’s outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Chardan stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “AGAINST” such proposal.

Q.	How many votes do I have at the special meeting?

A.

Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of common stock held of record as of                , 2021, the record date for the special meeting. As of the close of business on the record date, there were                  outstanding shares of Chardan common stock.

Q.	Did the Chardan Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.

The Chardan Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination with Renovacor. The officers and directors of Chardan have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Chardan’s financial and other advisors enabled them to perform the necessary analyses and make determinations regarding the Business Combination. In addition, Chardan’s officers and directors and Chardan’s advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the Chardan Board in valuing Renovacor’s business, and assuming the risk that the Chardan Board may not have properly valued such business.

Q.	Do I have redemption rights?

A.

If you are a holder of public shares, you have the right to demand that Chardan redeem such shares for a pro rata portion of the cash held in Chardan’s trust account. We sometimes refer to these rights to demand redemption of the public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of public shares, together with any of its affiliates or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption with respect to more than 20% of the public shares. Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.

Under Chardan’s current certificate of incorporation, the Business Combination may be consummated only if Chardan has at least $5,000,001 of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their shares for cash.

Q.	How do I exercise my redemption rights?

A.

If you are a holder of public shares and wish to exercise your redemption rights, you must demand that Chardan redeem your shares in cash no later than the second business day preceding the vote on the business combination proposal by delivering your stock to Chardan’s transfer agent physically or electronically using the Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) system prior to the vote at the special meeting. Any holder of public shares will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the trust account (which, for illustrative purposes, was approximately $        , or $         per share, as of                 , 2021, the record date for meeting). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the Business Combination. However, under Delaware law, the proceeds held in the trust account could be subject to claims which could take priority over those of Chardan’s public stockholders exercising redemption rights, regardless of whether such holders vote for or against the business combination proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the business combination proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the special meeting. If you deliver your shares for redemption to Chardan’s transfer agent and later decide prior to the special meeting not to elect redemption, you may request that Chardan’s transfer agent return the shares (physically or electronically). You may make such request by contacting Chardan’s transfer agent at the address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by Chardan’s transfer agent prior to the vote taken on the business combination proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the vote at the special meeting.

If a holder of public shares properly demands their shares be redeemed as described above, then, if the Business Combination is consummated, Chardan will redeem these shares for a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your shares of Chardan common stock for cash.

Q.	Do I have appraisal rights if I object to the proposed business combination?

A.	Neither Chardan stockholders nor its unit or warrant holders, solely in their capacity as unit or warrant holders, have appraisal rights in connection with the Business Combination under the DGCL.

However, Renovacor stockholders who do not consent to the adoption of the Merger Agreement will be entitled to exercise appraisal rights under Section 262 of the DGCL, with respect to their shares of Renovacor stock, in connection with the Merger if they take certain actions and meet certain conditions set forth in Section 262 of the DGCL. Failure to comply with Section 262 of the DGCL may result in a Renovacor stockholder waiving, or being unable to exercise, appraisal rights. The full text of Section 262 of the DGCL is attached as Annex I to this proxy statement.

Please see the section entitled “Special Meeting of Chardan Stockholders — Appraisal Rights” for additional information.

Q.	What happens to the funds deposited in the trust account after consummation of the Business Combination?

A.

The net proceeds of the Chardan IPO and its related transactions (including the partial exercise of the underwriters’ overallotment option and the sale of private warrants to the Sponsor), a total of $86,226,440, were placed in the trust account immediately following the Chardan IPO and such related transactions. A portion of the funds in the trust account may be used to pay holders of the public shares who exercise redemption rights prior to the consummation of the Business Combination. After the consummation of the Business Combination, the funds in the trust account will be released to the Company and used to pay fees and expenses incurred in connection with the Business Combination and for working capital purposes of New Renovacor.

Please see the section entitled “Proposal No. 1 — The Business Combination — Sources and Uses for the Business Combination” for additional information.

Q.	What happens if a substantial number of public stockholders vote in favor of the business combination proposal and exercise their redemption rights?

A.

Chardan’s public stockholders may vote in favor of the business combination proposal and still exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders. Notwithstanding the foregoing, under Chardan’s current certificate of incorporation, the Business Combination may be consummated only if Chardan has at least $5,000,001 of net tangible assets after giving effect to all redemptions by holders of public shares that properly demand redemption of their shares for cash.

Q.	What happens if the Business Combination is not consummated?

A.

If Chardan does not complete the Business Combination with Renovacor for whatever reason, Chardan would search for another target business with which to complete an initial business combination. If Chardan does not complete a business combination with Renovacor or another target business by April 28, 2022, Chardan must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to (a) the aggregate amount then on deposit in the trust account, including interest earned and not previously released to us for Chardan’s working capital requirements as well as to pay Chardan’s taxes, divided by (b) the number of then-outstanding public shares, subject to applicable law and certain conditions. The Sponsor and the Insiders have no redemption rights in the event an initial business combination is not effected in the completion window and, accordingly, their founder shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to Chardan’s outstanding warrants. Accordingly, the warrants will be worthless.

Q.	How do the Sponsor and Insiders intend to vote on the proposals?

A.

The Sponsor and the Insiders collectively own of record and are entitled to vote an aggregate of approximately 20% of the outstanding shares of Chardan common stock as of the record date. The Sponsor and the Insiders have agreed to vote any founder shares and any public shares held by them as of the record date in favor of the Business Combination. The Sponsor and Insiders may have interests in the Business Combination that may conflict with your interests as a stockholder. See the sections entitled “Summary of the Proxy Statement — Interests of Certain Persons in the Business Combination” and “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

Q.	When do you expect the Business Combination to be completed?

A.

It is currently anticipated that the Business Combination will be consummated promptly following the special meeting which is set for                 , 2021, subject to the satisfaction of customary closing conditions; however, such meeting could be postponed or adjourned, as described above. For a description of the conditions to the completion of the Business Combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to the Closing of the Business Combination.”

Q.	What do I need to do now?

A.

Chardan urges you to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder, unit holder and/or warrant holder of Chardan. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card, or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or other nominee.

Q.	How do I vote?

A.	The special meeting will be held at Eastern Time, on , 2021, at the offices of Loeb & Loeb LLP located at 345 Park Avenue, New York, NY 10154.

If you are a holder of record of Chardan common stock on                  , 2021, the record date for the special meeting, you may vote at the special meeting in person or by submitting a proxy for the special meeting.

You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote, obtain a proxy from your broker, bank or nominee.

Q:	If I am not going to attend the special meeting virtually, should I submit my proxy card instead?

A:

Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.

No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q.	How will a broker non-vote impact the results of each proposal?

A.	Broker non-votes will count as a vote “AGAINST” the charter proposal but will not have any effect on the outcome of any other proposals.

Q.	May I change my vote after I have mailed my signed proxy card?

A.

Yes. Stockholders of record may send a later-dated, signed proxy card to Chardan’s transfer agent at the address set forth at the end of this section so that it is received prior to the vote at the special meeting or attend the special meeting and vote. Stockholders also may revoke their proxy by sending a notice of revocation to Chardan’s transfer agent, which must be received prior to the vote at the special meeting.

Q.	What happens if I fail to take any action with respect to the special meeting?

A.

If you fail to take any action with respect to the special meeting and the Business Combination is approved by stockholders, the Business Combination will be consummated in accordance with the terms of the Merger Agreement. If you fail to take any action with respect to the special meeting and the Business Combination is not approved, we will not consummate the Business Combination.

Q.	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q.	What should I do if I receive more than one set of voting materials?

A.

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Chardan common stock.

Q.	Who can help answer my questions?

A.	If you have questions about the Business Combination or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Chardan Healthcare Acquisition 2 Corp.

17 State Street, 21st Floor

New York, NY 10004

Tel: (646) 465-9001

You may also contact the proxy solicitor for Chardan at:

Call Toll Free

Banks and brokers call

Email:

To obtain timely delivery, our stockholders must request any additional materials no later than five business days prior to the special meeting. You may also obtain additional information about Chardan from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your stock (either physically or electronically) to Chardan’s transfer agent at the address below no later than the second business day prior to the originally scheduled date of the special meeting. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Redemption.”

If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention:

Email:

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The Chardan Board is soliciting your proxy to vote your shares of Chardan common stock on all matters scheduled to come before the special meeting. We will pay the cost of soliciting proxies for the special meeting. We have engaged                 to assist in the solicitation of proxies for the special meeting. We will pay                  a fee of $                . We will reimburse                  for reasonable out-of-pocket expenses and will indemnify                  and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Chardan common stock for their expenses in forwarding soliciting materials to beneficial owners of Chardan common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the business combination proposal, you should read this entire document carefully, including the Annexes and other documents referred to herein. The Merger Agreement is the legal document that governs the Business Combination. It is also described in detail in this proxy statement in the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Merger Agreement.”

Unless otherwise specified, all share calculations (a) exclude the impact of the shares of Chardan common stock underlying warrants (other than any immediately exercisable pre-funded warrants issued to the PIPE Investors), (b) assume that no Chardan public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Chardan’s trust account and (c) assume that no shares are issued pursuant to the Incentive Plan.

The Parties

Chardan

Chardan Healthcare Acquisition 2 Corp. is a blank check company formed under the laws of Delaware on December 19, 2018. Chardan was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On April 28, 2020, Chardan closed its initial public offering of 8,500,000 units, with each unit consisting of one share of its common stock and one warrant to purchase one-half of one share of its common stock at a purchase price of $11.50 per share, subject to adjustment as provided in Chardan’s final prospectus filed with the SEC on April 28, 2020 (File No. 333-236977). On June 5, 2020, the underwriters partially exercised their over-allotment option and purchased 122,644 additional units. The units from the Chardan IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $86,226,440.

Simultaneously with the consummation of the Chardan IPO, Chardan consummated the private sale of 3,500,000 warrants at $0.40 per warrant for an aggregate purchase price of $1,400,000. A total of $86,226,440 was deposited into the trust account and the remaining net proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The Chardan IPO was conducted pursuant to a registration statement on Form S-1 that became effective on April 23, 2020. As of                 , 2021, the record date for the meeting, there was approximately $         held in the trust account.

Chardan’s units, common stock and warrants are listed on the NYSE under the symbols “CHAQ.U,” “CHAQ” and “CHAQ.WS,” respectively.

The mailing address of Chardan’s principal executive office is 17 State Street, 21st Floor, New York, NY 10004. Its telephone number is (646) 465-9000. After the consummation of the Business Combination, its principal executive office will be that of Renovacor.

Merger Sub

Merger Sub is a wholly owned subsidiary of Chardan formed solely for the purpose of effectuating the Merger described herein (“Merger Sub”). Merger Sub was incorporated under the laws of Delaware as a corporation on August 31, 2020. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive office is 17 State Street, 21st Floor, New York, NY 10004. Its telephone number is (646) 465-9000. After the consummation of the Business Combination, Merger Sub will cease to exist as a separate legal entity.

Renovacor

Renovacor was formed under the laws of Delaware on June 7, 2013. Renovacor is a preclinical-stage gene therapy company focused on developing a pipeline of innovative and proprietary gene therapies for diseases with high unmet medical need associated with mutations in the Bc12-associated athanogene 3, or BAG3, gene. Renovacor’s initial focus is on the treatment of BAG3-associated dilated cardiomyopathy, or BAG3 DCM, a heritable rare disease that leads to early onset, rapidly progressing heart failure and significant mortality and morbidity. Renovacor’s lead product candidate, REN-001, is a recombinant AAV9-based gene therapy designed to deliver a fully functional BAG3 gene to augment BAG3 protein levels in cardiomyocytes and slow or halt progression of BAG3 DCM. Renovacor is leveraging the expertise of its founder, Dr. Arthur M. Feldman, MD, PhD, the Laura H. Carnell Professor of Medicine at the Lewis Katz School of Medicine at Temple University, a cardiovascular scientist and pre-eminent expert on BAG3 biology to advance the development of REN-001 and its other product candidates. See the sections entitled “Information About Renovacor,” “Renovacor’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management of New Renovacor After the Business Combination.”

Emerging Growth Company

Chardan is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Chardan’s securities less attractive as a result, there may be a less active trading market for Chardan’s securities and the prices of its securities may be more volatile or otherwise impacted.

New Renovacor could remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of the Chardan IPO. However, if (a) New Renovacor’s total annual gross revenue exceed $1.07 billion, (b) New Renovacor is deemed to be a large accelerated filer, which means the market value of New Renovacor common stock that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter, or (c) New Renovacor’s non-convertible debt issued within a three-year period exceeds $1.0 billion, New Renovacor would cease to be an emerging growth company as of the following fiscal year. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Business Combination Proposal

As discussed in this proxy statement, Chardan is asking its stockholders to approve the Merger Agreement, pursuant to which, among other things, on the Closing Date, Merger Sub will merge with and into Renovacor, with Renovacor as the surviving company in the Merger and, after giving effect to such Merger, Renovacor will be a wholly-owned subsidiary of Chardan. The Aggregate Merger Consideration to be received by equityholders of Renovacor as of immediately prior to the Closing (including pursuant to the Renovacor Investor Incentive Plan, as described below) will be 6,500,000 shares of Chardan common stock. Renovacor equityholders will also have the contingent right to receive up to 2,000,000 shares of Chardan common stock in the aggregate as Earnout Consideration. For further details, see “Business Combination Proposal — Consideration to Renovacor Holders in the Business Combination.”

In accordance with the terms and subject to the conditions of the Merger Agreement, the Total Consideration (as reduced by the number of shares of Chardan common stock to be issued pursuant to the Renovacor Investor Incentive Plan, as further described below) will be distributed among Renovacor equityholders as follows: (i) each share of Renovacor preferred stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of Chardan common stock equal to the Preferred Per Share Merger Consideration and, if applicable, the Per Share Earnout Consideration; (ii) each share of Renovacor common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of Chardan common stock equal to the Common Per Share Merger Consideration and, if applicable, the Per Share Earnout Consideration; and (iii) each Renovacor option will be converted into an option to purchase a number of shares of Chardan common stock (rounded down to the nearest whole number) equal to the product of (x) the number of shares of Renovacor stock subject to such Renovacor option immediately prior to the Effective Time and (y) the Common Per Share Merger Consideration (an “exchanged option”), and an Earnout RSU Award for the applicable Per Share Earnout Consideration, if any. Each exchanged option and each Earnout RSU Award shall be subject to the same vesting terms applicable to the Renovacor option as of immediately prior to the Closing and each exchanged option shall have an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Renovacor option divided by (B) the Common Per Share Merger Consideration.

In addition, pursuant to the terms of the Renovacor Investor Incentive Plan, a portion of the Total Consideration will be allocated among certain Renovacor equityholders or their affiliates who elect to participate in the PIPE Investment on a pro rata basis based on their respective investment amounts.

After consideration of the factors identified and discussed in the section entitled “Business Combination Proposal — The Chardan Board’s Reasons for the Business Combination,” the Chardan Board concluded (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Chardan and its stockholders and (ii) that it would recommend that its stockholders adopt the Merger Agreement and approve the Business Combination. For more information about the transactions contemplated by the Merger Agreement, see “Business Combination Proposal.”

The consummation of the Business Combination is conditioned upon, among other things, (i) the approval by our stockholders of the proposals being obtained; (ii) the Minimum Cash Condition (as hereinafter defined) being achieved; and (iii) the approval by NYSE of our initial listing application in connection with the Business Combination. Therefore, unless these conditions are waived by the applicable parties to the Merger Agreement, the Merger Agreement could terminate and the Business Combination may not be consummated. For further details, see “Business Combination Proposal — Conditions to Closing of the Business Combination.”

Matters Being Voted On

The stockholders of Chardan will be asked to consider and vote on the following proposals at the special meeting:

(1) a proposal to approve the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal” for additional information;

(2) a proposal to approve and adopt the second amended and restated certificate of incorporation of Chardan in the form attached hereto as Annex B. Please see the section entitled “Proposal No. 2 — The Charter Proposal” for additional information;

(3) a proposal to consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the SEC requirements. Please see the section entitled “Proposal No. 3 — The Governance Proposal” for additional information;

(4) a proposal to approve and adopt the Incentive Plan. Please see the section entitled “Proposal No. 4 — The Incentive Plan Proposal” for additional information;

(5) a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of Chardan’s issued and outstanding shares of common stock in connection with the Business Combination, including, without limitation, the PIPE Investment. Please see the section entitled “Proposal No. 5 — The NYSE Proposal” for additional information; and

(6) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal or the NYSE proposal. Please see the section entitled “Proposal No. 6 — The Adjournment Proposal” for additional information.

Date, Time and Place of Special Meeting of Chardan’s Stockholders

The special meeting of stockholders of Chardan will be held at                  Eastern Time, on                 , 2021, at the offices of Loeb & Loeb LLP located at 345 Park Avenue, New York, NY 10154, and via a virtual meeting.

We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website at                 , and we encourage you to check this website prior to the meeting if you plan to attend.

At the special meeting, stockholders will be asked to consider and vote upon the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the NYSE proposal and, if necessary, the adjournment proposal to permit further solicitation and vote of proxies if Chardan is not able to consummate the Business Combination.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of Chardan common stock at the close of business on                 , 2021, which is the record date for the special meeting. Stockholders will have one vote for each share of Chardan common owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Chardan warrants do not have voting rights. On the record date, there were                  shares of Chardan common stock outstanding, of which                  were public shares with the rest being held by the Sponsor and certain Insiders.

Quorum and Vote of Chardan Stockholders

A quorum of Chardan stockholders is necessary to hold a valid meeting. A quorum will be present at the Chardan special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Proxies that are marked “ABSTAIN” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

The Sponsor and certain Insiders own of record and are entitled to vote approximately 20% of the outstanding shares of Chardan common stock as of the record date. Such shares, as well as any shares of common stock acquired in the aftermarket by the Sponsor, will be voted in favor of the proposals presented at the special meeting.

The proposals presented at the special meeting will require the following votes:

•

the approval of each of the business combination proposal, the governance proposal (which is a non-binding advisory vote), the incentive plan proposal, the NYSE proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of Chardan’s outstanding shares of common stock represented at the special meeting by attendance in person, via the virtual meeting platform or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Chardan stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the governance proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal will have no effect on such proposals; and

•

the approval of the charter proposal requires the affirmative vote of holders of a majority of Chardan’s outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Chardan stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “AGAINST” such proposal.

Abstentions will have the same effect as a vote “AGAINST” the charter proposal, but will have no effect on the other proposals.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the NYSE proposal. If any of those proposals are not approved, we will not consummate the Business Combination.

Redemption Rights

Pursuant to Chardan’s current certificate of incorporation, a holder of public shares may demand that Chardan redeem such shares for cash if the Business Combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Chardan redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the business combination proposal by delivering their stock to Chardan’s transfer agent prior to the vote at the meeting. The redemption rights include the requirement that a holder must identify himself, herself or itself in writing as a beneficial holder and provide his, her or its legal name, phone number and address to the transfer agent in order to validly redeem his, her or its shares. If the Business Combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, Chardan will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination. As of                 , 2021, the record date for the meeting, this would amount to approximately $         per share. If a

holder of public shares exercises its redemption rights, then it will be exchanging its shares of Chardan common stock for cash and will no longer own the shares. Please see the section entitled “Special Meeting of Chardan Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any of its affiliates or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 20% of the public shares. Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or was a “group,” will not be redeemed for cash.

The Business Combination will not be consummated if Chardan has net tangible assets of less than $5,000,001 after taking into account holders of public shares that have properly demanded redemption of their shares for cash.

Holders of Chardan warrants will not have redemption rights with respect to such securities.

Appraisal Rights

Chardan stockholders, Chardan unitholders and Chardan warrant holders do not have appraisal rights in connection with the Business Combination under the DGCL.

However, Renovacor stockholders who do not consent to the adoption of the Merger Agreement will be entitled to exercise appraisal rights under Section 262 of the DGCL, with respect to their shares of Renovacor stock, in connection with the Merger if they take certain actions and meet certain conditions set forth in Section 262 of the DGCL. Failure to comply with Section 262 of the DGCL may result in a Renovacor stockholder waiving, or being unable to exercise, appraisal rights. Please see the section entitled “Special Meeting of Chardan Stockholders — Appraisal Rights” for additional information.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Chardan has engaged                  (“                ”) to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares during the meeting if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Chardan Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of the Chardan Board to vote in favor of approval of the business combination proposal and the other proposals, stockholders should keep in mind that the Sponsor and the Insiders have interests in such proposals that are different from, or in addition to, those of Chardan stockholders generally. In particular:

•

If the Business Combination or another business combination are not consummated by April 28, 2022, Chardan will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Chardan Board, dissolving and liquidating. In such event, the 1,655,661 initial shares, 500,000 Sponsor Earnout Shares and 3,500,000 private warrants held by the Sponsor and Insiders would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $         based upon the closing price of $         per share on the NYSE on                 , 2021, the record date for the special meeting.

•

The Sponsor purchased an aggregate of 3,500,000 private placement warrants from Chardan for an aggregate purchase price of $1,400,000 (or $0.40 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Chardan IPO. A portion of the proceeds Chardan received from these purchases were placed in the trust account. Such warrants had an aggregate market value of $         based upon the closing price of $         per warrant on the NYSE on                 , 2021, the record date for the special meeting. The private placement warrants will become worthless if Chardan does not consummate a business combination by April 28, 2022.

•

Jonas Grossman and Gbola Amusa, current directors of Chardan, will become directors of New Renovacor after the Closing. As such, in the future each may receive any cash fees, stock options or stock awards that the post-combination board of directors determines to pay to its executive and non-executive directors.

•

If Chardan is unable to complete an initial business combination within the completion window, the Sponsor will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Chardan for services rendered or contracted for or products sold to Chardan. If Chardan consummates an initial business combination, on the other hand, Chardan will be liable for all such claims.

•

Chardan’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Chardan’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Chardan fails to consummate an initial business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Chardan may not be able to reimburse these expenses if the Business Combination or another initial business combination, are not completed within the completion window.

•

In connection with the Business Combination, Renovacor and Dr. Magdalene Cook entered into an Amended and Restated Employment Agreement dated May 17, 2021 which becomes effective upon the Closing (subject to its prior approval by Renovacor’s stockholders). The Amended and Restated Employment Agreement entitles Dr. Cook to certain compensation and benefits, including an increase in base salary from $242,000 to $540,000, a transaction bonus in the amount of $225,000, and a “true-up” equity grant to be granted under the Incentive Plan designed to align Dr. Cook’s equity compensation opportunity with the 50th percentile of equity ownership holdings of CEOs in New Renovacor’s peer group. For additional information about Dr. Cook’s Amended and Restated Employment Agreement see the section entitled “Executive Compensation of Renovacor — New Renovacor Executive Officer and Director Compensation.”

•

Renovacor and Marc Semigran, M.D. entered into an Employment Agreement dated May 5, 2021, which became effective June 2, 2021. The Employment Agreement entitles Dr. Semigran to certain compensation and benefits, including a sign-on bonus in the amount of $200,000 that is generally payable within 60 days after the effective date of the Employment Agreement; provided, however, that if the Closing of the Business Combination does not occur within 60 days after the effective date of the Employment Agreement, the sign-on bonus will not be payable unless and until the Closing occurs, in which case payment will be made as soon as practicable (not more than 30 days) after the Closing. In addition, the Employment Agreement provides that Dr. Semigran will be eligible for a “true-up” stock option award under the Incentive Plan with respect to a number of shares of New Renovacor Stock equal to the difference between (A) 1.5% of the New Renovacor Stock outstanding immediately after the Closing determined on a fully-diluted basis and (B) the number of New Renovacor Stock underlying the initial option grant granted under Renovacor’s 2018 Stock Option and Grant Plan with respect to 100,000 Renovacor common shares (after adjustment for the Business Combination). For additional information about Dr. Semigran’s Employment Agreement see the section entitled “Executive Compensation of Renovacor — New Renovacor Executive Officer and Director Compensation.”

•	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

Stockholders should also keep in mind that certain officers and directors of Renovacor have interests in the Business Combination that are different from, or in addition to, those of Chardan stockholders generally. In particular, Dr. Cook has been granted certain equity awards by the Renovacor board of directors. Vesting of these awards accelerates in full in the case of the closing of a “Sale Event” as defined under the Renovacor, Inc. 2018 Stock Option and Grant Plan, which includes the closing of the transactions described in this proxy statement.

Board of Directors following the Business Combination

Upon completion of the Business Combination, New Renovacor’s board of directors will be composed of seven members. New Renovacor expects that six of its directors will meet the independence requirements under the NYSE Listed Company Manual. In accordance with the Merger Agreement, Dr. Amusa and Mr. Grossman were designated as directors by the Sponsor, and Dr. Cook, Mr. Needham,                ,                , and                  were designated as directors by Renovacor’s board of directors. Please see the section entitled “Management of New Renovacor After the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

PIPE Investment

Concurrently with the execution of the Merger Agreement, Chardan entered into Subscription Agreements, substantially in the form attached as Annex D to this proxy statement, with the PIPE Investors to consummate the PIPE Investment, pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and Chardan has agreed to issue and sell to the PIPE Investors, concurrently with the Closing, an aggregate of 3,000,000 shares of Chardan common stock at a price of $10.00 per share, for aggregate gross proceeds of $30,000,000. As part of the 3,000,000 shares of Chardan common stock to be issued pursuant to the Subscription Agreements, Chardan Healthcare Investments LLC, an affiliate of the Sponsor, has agreed to subscribe for and purchase 250,000 shares of Chardan common stock on the same terms and conditions of the other PIPE Investors at a price of $10.00 per share, for aggregate gross proceeds of $2,500,000 and certain existing Renovacor equityholders have agreed to subscribe for and purchase 1,750,000 shares of Chardan common stock on the same terms and conditions of the other PIPE Investors at a price of $10.00 per share, for aggregate gross proceeds of $17,500,000. The PIPE Investment is contingent upon, among other things, the substantially concurrent closing of the Business Combination. A portion of the shares of Chardan common stock to be issued and sold in the PIPE Investment may be issued to certain PIPE Investors in the form of pre-funded warrants to purchase shares of Chardan common stock, at an initial purchase price of $9.99 per share underlying the pre-funded warrants. The pre-funded warrants will be immediately exercisable at an exercise price of $0.01 (subject to a 9.99% beneficial ownership limitation) and will be exercisable indefinitely. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — PIPE Investment” for additional information.

Registration Rights Agreement

At the closing of the Business Combination, New Renovacor intends to enter into the Registration Rights Agreement with the Sponsor, the Insiders and Renovacor stockholders, substantially in the form attached as

Annex H to this proxy statement, which will provide certain demand and piggy-back registration rights to the holders of New Renovacor common stock. Subject to certain exceptions, the Company will bear all expenses associated with each registration statement. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Registration Rights Agreement” for additional information.

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement, in the form attached as Annex E, with Chardan and Renovacor, pursuant to which the Sponsor agreed, among other things, (i) not to redeem any of its shares of Chardan common stock held of record or thereafter acquired prior to the Closing, (ii) to vote at any meeting of the stockholders of Chardan all such shares of Chardan common stock in favor of the proposals set forth in this proxy statement, including the issuance of the Aggregate Merger Consideration and the Earnout Consideration pursuant to the Merger Agreement, (iii) to be bound by certain other covenants and agreements related to the Business Combination and (iv) to be bound by certain transfer restrictions with respect to such shares of Chardan common stock prior to the Closing, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

Pursuant to the Sponsor Support Agreement, the Sponsor agreed that 500,000 shares of the Chardan common stock beneficially owned by the Sponsor immediately following the Closing (collectively, the “Sponsor Earn-Out Shares”) will be subject to certain vesting ad forfeiture provisions, more fully described below. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Sponsor Support Agreement” for additional information.

Chardan Stockholder Support Agreement

Concurrently with the execution of the Merger Agreement, certain Chardan stockholders (other than the Sponsor), entered into Chardan Stockholder Support Agreements with Chardan and Renovacor, pursuant to which such Chardan stockholders agreed, among other things, (i) not to redeem any of their respective shares of Chardan common stock held of record or thereafter acquired prior to the Closing; (ii) to vote at any meeting of the stockholders of Chardan all of such shares of Chardan common stock in favor of the Proposals, including the issuance of the Aggregate Merger Consideration and the Earnout Consideration pursuant to the Merger Agreement, (iii) to appoint Jonas Grossman and Guy Barudin as their true and lawful proxies with respect to the voting of their shares of Chardan common stock in connection with the transactions, (iv) to be bound by certain other covenants and agreements related to the Business Combination and (v) to be bound by certain transfer restrictions with respect to such shares of Chardan common stock, prior to the Closing, in each case, on the terms and subject to the conditions set forth in the Chardan Stockholder Support Agreements. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Chardan Stockholder Support Agreement” for additional information.

Lock-Up Agreements

In connection with the Closing, certain key stockholders of Renovacor (the “Key Renovacor Stockholders”) will enter into agreements, substantially in the form attached as Annex G (“Lock-Up Agreements”), providing that they will not, subject to certain exceptions, sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber, any shares of New Renovacor common stock (together with any other equity securities of New Renovacor held of record or beneficially, as of the date of the Lock-Up Agreement, or acquired of record or beneficial ownership after the date thereof) or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing (each a “Transfer”) until six (6) months after the Closing Date (the “Lock-Up Provisions”). In addition, pursuant to the amended and restated bylaws of New Renovacor to be effective at the Closing, the Lock-Up

Provisions will apply to the shares of New Renovacor common stock issued as the Aggregate Merger Consideration. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Lock-Up Agreements” for additional information.

Recommendation to Stockholders

The Chardan Board believes that the business combination proposal and the other proposals to be presented at the special meeting are fair to and in the best interest of Chardan’s stockholders and unanimously recommends that its stockholders vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the NYSE proposal and “FOR” the adjournment proposal, if presented.

When you consider the Chardan Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Chardan stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Chardan Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Chardan stockholders that they vote “FOR” the proposals presented at the special meeting.

Conditions to the Closing

Conditions to Each Party’s Obligations

The respective obligations of each party to the Merger Agreement to consummate the transactions contemplated by the Business Combination are subject to the satisfaction or, if permitted by applicable law, written waiver by the party whose benefit such condition exists of the following conditions:

•

no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, judgment, decree, executive order or award which is then in effect and has the effect of making the transactions, including the Merger, illegal or otherwise prohibiting or enjoining consummation of the transactions, including the Merger;

•

the offer by Chardan to redeem shares of Chardan common stock pursuant to the redemption rights of Chardan public stockholders shall have been completed in accordance with the terms of the Merger Agreement and this proxy statement;

•	this proxy statement shall have received SEC clearance;

•

the Merger Agreement and, to the extent required, the transactions contemplated by the Merger Agreement (including the Merger) shall have been approved by the affirmative vote of the holders of the requisite number of shares of Chardan common stock being obtained in accordance with Chardan’s current certificate of incorporation and bylaws, applicable law, and the rules and regulations of NYSE. Chardan, as the sole stockholder of Merger Sub shall have approved and adopted the Merger Agreement and the Merger; and the Merger Agreement and, to the extent required, the transactions contemplated by the Merger Agreement (including the Merger) shall have been approved by the requisite number of stockholders of Renovacor in accordance with the DGCL, Renovacor’s governing documents and agreements between Renovacor and its stockholders (“Renovacor Stockholder Approval”). The Renovacor Stockholder Approval was obtained and delivered to Chardan immediately following the execution of the Merger Agreement.

Other Conditions to the Obligations of Chardan

The obligations of Chardan to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, if permitted by applicable law, written waiver by Chardan of the following further conditions:

•

the representations and warranties of Renovacor regarding the organization and qualification of Renovacor, and the representations and warranties of Renovacor regarding the authority and approvals of Renovacor to, among other things, execute and deliver the Merger Agreement, and each of the ancillary documents attached thereto to which it is or will be a party and to consummate the transactions contemplated thereby, the capitalization of Renovacor, the absence of certain changes or events and brokers fees shall be true and correct in all material respects as of the Closing Date as if made at and as of such date (or, if given as of an earlier date, as of such earlier date);

•

the other representations and warranties of Renovacor shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth in the Merger Agreement) as of the Closing Date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in Material Adverse Effect;

•

Renovacor shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement as of or prior to the Closing;

•	No Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•

Chardan shall have received a certificate signed by an officer of Renovacor, dated as of the Closing Date, confirming that the conditions set forth in the first four bullet points in this section have been satisfied; and

•	Chardan shall have received the executed counterparts to all of the Ancillary Agreements (as defined in the Merger Agreement) to which Renovacor, or any Renovacor Stockholder, is party.

Other Conditions to the Obligations of Renovacor

The obligations of Renovacor to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, if permitted by applicable law, written waiver by Renovacor of the following further conditions:

•

the representations and warranties of Chardan and Merger Sub regarding the organization and qualification, the authority to execute and deliver the Merger Agreement, and each of the ancillary documents thereto to which it is or will be a party and to consummate the transactions contemplated thereby, the absence of certain changes or events, the capitalization of Chardan and brokers fees shall be true and correct, in all material respects as of the Closing Date, as though made on and as of the Closing Date (or, if given as of an earlier date, as of such earlier date);

•

the other representations and warranties regarding Chardan and Merger Sub shall be true and correct (without giving effect to any limitation of “materiality” or “material adverse effect” or any similar limitation set forth in the Merger Agreement) as of the Closing Date, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in a material adverse effect on Chardan;

•	Chardan shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement;

•	Renovacor shall have received a certificate signed by an officer of Chardan confirming that the conditions set forth in the first three bullet points of this section have been satisfied;

•

the Chardan common stock to be issued in connection with the transactions shall have been approved for listing on NYSE, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders;

•

Renovacor shall have received the executed counterparts to all of the Ancillary Agreements (as defined in the Merger Agreement) to which Chardan or Sponsor is party, each of which shall be in full force and effect as of the Closing and shall not have been repudiated or rescinded in any respect;

•

certain directors and executive officers of Chardan shall have been removed from their respective positions or tendered their irrevocable resignations, in each case effective as of the Effective Time, and the Renovacor director designees, as set forth in the Merger Agreement, shall have been appointed to the Chardan Board effective as of the Closing; and

•

as of the Effective Time, after distribution of the trust account pursuant to the exercise of redemption rights of the public stockholders in accordance with Chardan’s current certificate of incorporation and bylaws and after taking into account the proceeds of the PIPE Investment, the Closing Chardan Cash shall be at least $85,000,000 (the “Minimum Cash Condition”).

Tax Consequences of the Business Combination and the Exercise of Redemption Rights

For a description of certain U.S. federal income tax consequences of the Business Combination and the exercise of redemption rights, please see the information set forth in “Proposal No. 1 — The Business Combination Proposal — Certain Material U.S. Federal Income Tax Consequences of the Business Combination and the Exercise of Redemption Rights to Chardan Stockholders.”

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Under this method of accounting, Chardan will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Renovacor issuing stock for the net assets of Chardan, accompanied by a recapitalization. The net assets of Chardan will be stated at historical cost, with no goodwill or other intangible assets recorded.

Renovacor has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•

The Chardan Board shall consistent of seven directors: (i) five directors will be designated by Renovacor, four of which will be independent directors in accordance with the rules of the NYSE and one of which will be Renovacor’s Chief Executive Officer and (ii) two directors will be designated by the Sponsor;

•	The executive officers of Renovacor will become the executive officers of New Renovacor;

•	Renovacor represents a significant majority of the assets (excluding cash held in the trust account) and operations of the combined company; and

•	The intended strategy of the combined company will continue to focus on Renovacor’s core product/service offerings related to gene therapy-based treatments for cardiovascular disease.

Business of Renovacor

Renovacor is a preclinical-stage gene therapy company focused on developing a pipeline of innovative and proprietary gene therapies for diseases with high unmet medical need associated with mutations in the Bcl2-associated athanogene 3, or BAG3, gene. Renovacor’s initial focus is on the treatment of BAG3-associated dilated cardiomyopathy, or BAG3 DCM, a heritable rare disease that leads to early onset, rapidly progressing heart failure and significant mortality and morbidity. Renovacor’s lead product candidate, REN-001, is a recombinant AAV9-based gene therapy designed to deliver a fully functional BAG3 gene to augment BAG3 protein levels in cardiomyocytes and slow or halt progression of BAG3 DCM. Renovacor is leveraging the expertise of its founder, Dr. Arthur M. Feldman, MD, PhD, the Laura H. Carnell Professor of Medicine at the Lewis Katz School of Medicine at Temple University, a cardiovascular scientist and pre-eminent expert on BAG3 biology to advance the development of REN-001 and its other product candidates.

Renovacor believes that development of a BAG3 gene replacement therapy for DCM patients who carry BAG3 mutations has the potential to prevent progression of DCM in this otherwise healthy patient population. Gene therapy has recently re-emerged as a potentially novel therapy for patients suffering from monogenic diseases. Recently approved therapies have utilized adeno-associated virus, or AAV, as a vehicle to deliver genes to patients suffering from these diseases. For example, in 2017, the U.S. Food and Drug Administration, or the FDA, approved Luxturna, an AAV2-based gene therapy developed by Spark Therapeutics, Inc., a subsidiary of Roche Holdings AG, for the treatment of patients with retinal dystrophy due to mutation of the RPE65 gene and in 2019, Zolgensma, an AAV9-based gene therapy developed by AveXis, Inc., a subsidiary of Novartis Pharmaceuticals Corporation, was approved for the treatment of patients with spinal muscular atrophy, or SMA, due to mutations in the SMN1 gene. There are additional ongoing clinical development programs utilizing AAV-based gene therapies to address monogenic diseases.

Renovacor believes it is the first company to apply AAV technology to patients with DCM due to mutations in the BAG3 gene. REN-001 utilizes an AAV9 vector intended to deliver a healthy version of the BAG3 gene to produce functional BAG3 protein in patients with genetic mutations that cause a lack of or insufficient levels of functional protein. This approach has shown promise in multiple preclinical models, demonstrating production of functional BAG3 protein and improvement in cardiac function.

Renovacor anticipates filing an Investigational New Drug, or IND, submission in connection with its lead product candidate, REN-001, in mid-2022.

Risk Factor Summary

In evaluating the proposals to be presented at the special meeting, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.” The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of Chardan and Renovacor to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of the company following consummation of the Business Combination. These risks include:

Risks Related to Renovacor’s Business and New Renovacor Following the Business Combination

•	Renovacor has incurred significant operating losses since its inception and expects to incur significant losses for the foreseeable future.

•

Even if the Business Combination is successful, Renovacor will require additional funding in order to finance operations. If Renovacor is unable to raise capital when needed, or on acceptable terms, it could be forced to delay, reduce, or eliminate its product development programs or commercialization efforts.

•

Raising additional capital may cause dilution to Renovacor’s stockholders, including purchasers of Chardan common stock in the PIPE Investment, restrict its operations or require it to relinquish rights to its technologies or product candidates.

•

Renovacor is very early in its research and development efforts. Its business is dependent on its ability to advance its current and future product candidates through preclinical studies and clinical trials, obtain marketing approval and ultimately commercialize them.

•	Renovacor’s business is highly dependent on the success of its lead product candidate, REN-001, and its other product candidates.

•

Preclinical and clinical development involve a lengthy and expensive process with an uncertain outcome. Renovacor may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of its current product candidates or any future product candidates.

•

There is no guarantee that the toxicology and biodistribution studies in healthy pigs and the efficacy studies in haploinsufficient mice will be successful, or that the FDA will not require further testing in these or other animal models.

•

As an organization, Renovacor has limited experience designing and no experience implementing clinical trials and Renovacor has never conducted pivotal clinical trials. Failure to adequately design a trial, or incorrect assumptions about the design of the trial, could adversely affect the ability to initiate the trial, enroll patients, complete the trial, or obtain regulatory approval on the basis of the trial results, as well as lead to increased or unexpected costs.

•

Renovacor may not be able to file its IND to commence clinical trials for its lead product candidate, REN-001 or its other product candidates on the timelines it expects, and even if Renovacor is able to, the FDA may not permit it to proceed.

•

REN-001 and Renovacor’s other product candidates may cause adverse events or undesirable side effects that could delay or prevent its regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

•

Changes in regulatory requirements, guidance from the FDA and other regulatory authorities or unanticipated events during its preclinical studies and clinical trials of REN-001 or its other product candidates may result in changes to preclinical studies or clinical trials or additional preclinical or clinical trial requirements, which could result in increased costs to Renovacor and could delay its development timeline.

•

If Renovacor is unable to successfully commercialize REN-001 or any of its other product candidates for which Renovacor receives regulatory approval, or experience significant delays in doing so, its business will be materially harmed.

•

Renovacor faces significant competition, and if its competitors develop product candidates more rapidly than Renovacor does or their product candidates are more effective, its ability to develop and successfully commercialize products may be adversely affected.

•

Renovacor relies on licenses of intellectual property from Temple and may license intellectual property from other third parties in the future, and such licenses may not provide adequate rights or may not be available in the future on commercially reasonable terms, if at all, and Renovacor’s licensors may be unable to obtain and maintain patent protection for the technology or products that it licenses to Renovacor.

•

If the scope of any patent protection Renovacor obtains is not sufficiently broad, or if it loses any of its patent protection, its ability to prevent its competitors from developing and commercializing similar or identical product candidates would be adversely affected.

•

The patent protection and patent prosecution for some of Renovacor product candidates may be dependent on third parties and the failure to appropriately prosecute and maintain patent protection for patents covering REN-001 and any of its other product candidates, may adversely impact Renovacor’s ability to develop and commercialize those product candidates.

Risks Related to the Business Combination and Chardan

•

Our private placement warrants are currently accounted for as liabilities, and we expect that the Sponsor Earnout Shares and Company Earnout Shares which will be outstanding upon the completion of the Business Combination will also be accounted for as liabilities and the changes in value of our warrants, Sponsor Earnout Shares and Company Earnout Shares could have a material effect on our financial results.

•

We identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

•	The Sponsor and the PIPE Investors will beneficially own a significant equity interest in Chardan and may take actions that conflict with your interests.

•

Insiders will continue to have substantial influence over New Renovacor after the Business Combination, which could limit your ability to affect the outcome of key transactions, including a change of control.

•

Because there are no current plans to pay cash dividends on the New Renovacor common stock for the foreseeable future, you may not receive any return on investment unless you sell your New Renovacor common stock at a price greater than what you paid for it.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF CHARDAN

The information presented below is derived from Chardan’s unaudited condensed interim financial statements and audited financial statements included elsewhere in this proxy statement for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 and the balance sheet data as of March 31, 2021 and December 31, 2020 and 2019. Chardan’s financial information included in this section as of and for the year ended December 31, 2020 have been revised for the correction of certain out-of-period errors. The revision is more fully described in Note 2 “Revision of Previously Issued Financial Statements” of the Unaudited Condensed Financial Statements included elsewhere in this proxy statement.

Chardan’s historical results are not necessarily indicative of the results that may be expected for any other period in the future. You should read the summary historical financial data set forth below together with Chardan’s financial statements and the accompanying notes included elsewhere in this proxy statement, the information in the section entitled “Chardan’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information contained elsewhere in this proxy statement.

Chardan is providing the following summary historical consolidated financial information to assist you in your analysis of the financial aspects of the Business Combination.

	As of March 31,	As of December 31,
	2021	2020	2019
		(As Revised)
Balance Sheet Data:
Cash	$595,821	$687,313	$22,705
Marketable securities held in trust account	$86,251,714	$86,247,631	$—
Total assets	$86,854,201	$86,965,161	$24,930
Total liabilities	$5,969,734	$4,884,438	$2,400
Total stockholders’ equity	$(5,367,247)	$5,000,003	$22,530

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019
			(As Revised)
Statement of Operations Data:
Loss from operations	$(885,339)	$(16,923)	$(801,961)	$(520)
Compensation expense on Private Placement	$—	$—	$(1,680,000)	$—
Transaction costs	$—	$—	$(9,357)	$—
Change in fair value of value warrant liability	$(315,000)	$—	$(945,000)	$—
Interest earned on marketable securities held in trust account	$4,083	$—	$21,191	$—
Net loss	$(1,196,256)	$(16,923)	$(3,415,127)	$(520)
Weighted average shares outstanding, basic and diluted (1)	3,077,233	4,681,250	3,498,861	4,681,250
Basic and diluted net loss per common share	$(0.39)	$—	$(0.98)	$—
Statement of Cash Flows Data:
Net cash (used in) provided by operating activities	$(91,492)	$1,599	$(472,915)	$(2,295)
Net cash used in investing activities	$—	$—	$(86,226,440)	$—
Net cash (used in) provided by financing activities	$—	$(20,300)	$87,363,963	$25,000

(1)

Excludes an aggregate of 8,622,644 and 7,708,072 shares subject to possible redemption at March 31, 2021 and December 31, 2020, as revised for the correction of certain out-of-period errors corrected during the three months ended March 31, 2021, respectively.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF RENOVACOR

The information presented below is derived from Renovacor’s unaudited condensed interim financial statements and audited financial statements included elsewhere in this proxy statement for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 and the balance sheet data as of March 31, 2021 and December 31, 2020 and 2019.

Renovacor’s historical results are not necessarily indicative of the results that may be expected for any other period in the future. You should read the selected historical financial data set forth below together with Renovacor’s financial statements and the accompanying notes included elsewhere in this proxy statement, the information in the section entitled “Renovacor’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information contained elsewhere in this proxy statement.

Renovacor is providing the following selected historical consolidated financial information to assist you in your analysis of the financial aspects of the Business Combination.

	As of March 31,	As of December 31,
	2021	2020	2019
Balance Sheet Data:
Cash and cash equivalents	$3,524,807	$5,383,877	$2,160,885
Total assets	$5,033,951	$5,491,721	$2,261,714
Total liabilities	$1,410,269	$193,704	$394,427
Total convertible preferred stock	$10,073,820	$10,073,820	$3,438,782
Total stockholders’ deficit	$(6,450,138)	$(4,775,803)	$(1,571,495)

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019
Statement of Operations Data:
Operating expenses:
Research and development	$1,154,811	$578,054	$2,424,567	$652,709
General and administrative	$526,479	$236,471	$805,276	$908,548
Loss from operations	$(1,681,290)	$(814,525)	$(3,229,843)	$(1,561,257)
Net loss	$(1,681,290)	$(814,525)	$(3,229,843)	$(1,561,257)
Cumulative preferred stock dividends	$(178,042)	$(65,253)	$(339,388)	$(101,112)
Net loss attributable to common stockholders	$(1,859,332)	$(879,778)	$(3,569,231)	(1,662,369)
Weighted average shares outstanding, basic and diluted	1,944,636	1,768,506	1,838,075	1,596,991
Basic and diluted net loss per common share	$(0.96)	$(0.50)	$(1.94)	$(1.04)
Statement of Cash Flows Data:
Net cash used in operating activities	$(1,779,291)	$(867,689)	$(3,412,046)	$(1,243,369)
Net cash (used in) provided by financing activities	$(79,779)	$—	$6,635,038	$3,336,658

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial data (the “Summary Pro Forma Information”) gives effect to the transactions contemplated by the Business Combination and related transactions. The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, although Chardan will acquire all of the outstanding equity interests of Renovacor in the Business Combination, Chardan will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be reflected as the equivalent of Renovacor issuing shares for the net assets of Chardan, followed by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Renovacor. The summary unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the Business Combination and related transactions as if they had occurred on March 31, 2021. The summary unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 gives effect to the Business Combination and related transactions as if they had occurred on January 1, 2020.

The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information included in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of Chardan and Renovacor for the applicable periods included in this proxy statement. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what Chardan’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of Chardan following the reverse recapitalization.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Chardan common stock:

•

Assuming Minimum Redemptions: This presentation assumes that no public stockholders of Chardan exercise redemption rights with respect to their public shares for a pro rata share of the funds in the trust account.

•

Assuming Maximum Redemptions: This presentation assumes that stockholders holding 2,928,635 of the public shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the trust account. This scenario gives effect to public share redemptions for aggregate redemption payments of $29,286,350 using a $10.00 per share redemption price. The Merger Agreement includes as a condition to the Closing that, at the Closing, the aggregate cash proceeds from Chardan’s trust account, together with the proceeds from the PIPE Investment, will equal no less than $85,000,000. Additionally, this presentation also contemplates that Chardan’s initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination. This scenario includes all adjustments contained in the “minimum redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

	Pro Forma Combined
	Assuming Minimum Redemptions	Assuming Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data As of March 31, 2021
Total assets	$118,603,192	$89,316,842
Total liabilities	$27,460,825	$27,460,825
Total stockholders’ equity	$91,142,367	$61,856,670
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data For the Three Months Ended March 31, 2021
Net loss	$(2,887,224)	$(2,887,224)
Net loss per share — basic and diluted	$(0.15)	$(0.17)
Weighted average shares outstanding of common stock — basic and diluted	19,778,305	16,849,670
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data For the Year Ended December 31, 2020
Net loss	$(8,119,717)	$(8,119,717)
Net loss per share — basic and diluted	$(0.41)	$(0.48)
Weighted average shares outstanding of common stock — basic and diluted	19,778,305	16,849,670

COMPARATIVE PER SHARE INFORMATION

The following table sets forth summary historical comparative share information for Chardan and Renovacor and unaudited pro forma condensed combined per share information of Chardan after giving effect to the Business Combination, presented under the two assumed redemption scenarios as follows:

•

Assuming Minimum Redemptions: This presentation assumes that no public stockholders of Chardan exercise redemption rights with respect to their public shares for a pro rata share of the funds in the trust account.

•

Assuming Maximum Redemptions: This presentation assumes that stockholders holding 2,928,635 of the public shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the trust account. This scenario gives effect to public share redemptions for aggregate redemption payments of $29,286,350 using a $10.00 per share redemption price. The Merger Agreement includes as a condition to the Closing that, at the Closing, the aggregate cash proceeds from Chardan’s trust account, together with the proceeds from the PIPE Investment, will equal no less than $85,000,000. Additionally, this presentation also contemplates that Chardan’s initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a Business Combination. This scenario includes all adjustments contained in the “minimum redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The selected unaudited pro forma condensed combined book value information as of March 31, 2021 gives pro forma effect to the Business Combination and the other events as if consummated on March 31, 2021. The selected unaudited pro forma condensed combined net loss per share and weighted average shares outstanding information for the three months ended March 31, 2021 and for the year ended December 31, 2020 gives pro forma effect to the Business Combination and the other events as if consummated on January 1, 2020, the beginning of the earliest period presented.

This information is only a summary and should be read in conjunction with the historical financial statements and accompanying notes of Chardan and Renovacor included elsewhere in this proxy statement. The unaudited pro forma condensed combined per share information of Chardan and Renovacor is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and accompanying notes included elsewhere in this proxy statement in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma condensed combined loss per share information below does not purport to represent the loss per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma condensed combined book value per share information below does not purport to represent what the value of Chardan and Renovacor would have been had the companies been combined during the periods presented.

Chardan is providing the following comparative per share information to assist you in your analysis of the financial aspects of the Business Combination.

			Pro Forma Combined
	CHAQ	Renovacor	Assuming Minimum Redemption	Assuming Maximum Redemption	Renovacor Equivalent Pro Forma Per Share Data (4)
As of and for the three months ended March 31, 2021
Book value per share (1)	$(1.74)	$(3.32)	$4.61	$3.67	$(3.64)
Net loss per share — basic and diluted (2)	$(0.39)	$(0.96)	$(0.15)	$(0.17)	$(1.05)
Weighted average shares outstanding — basic and diluted (2)	3,077,233	1,944,636	19,778,305	16,849,670	1,769,619

As of and for the year ended December 31, 2020 (3)
Book value per share (1)	$1.42	$(2.60)	N/A (5)	N/A (5)	$(2.86)
Net loss per share — basic and diluted	$(0.98)	$(1.94)	$(0.41)	$(0.48)	$(2.13)
Weighted average shares outstanding — basic and diluted	3,498,861	1,838,075	19,778,305	16,849,670	1,672,648

(1)	Book value per share means total stockholders’ equity (deficit) divided by weighted average common shares outstanding.
(2)	Amounts inclusive of redeemable and non-redeemable common stock.
(3)

Amounts as of and for the year ended December 31, 2020 based on historical as revised for the correction of certain out-of-period errors corrected during the three months ended March 31, 2021. Amounts as of and for the year ended December 31, 2020 based on historical as revised for the correction of certain out-of-period errors corrected during the three months ended March 31, 2021.

(4)

The equivalent pro forma basic and diluted per share data for Renovacor is calculated based on an expected exchange ratio of 0.91 under both the minimum and maximum redemption scenarios in accordance with the Merger Agreement.

(5)	Pro forma balance sheet for the year ended December 31, 2020 not required and as such, no such calculation included in this table.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes statements that express Chardan’s and Renovacor’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Business Combination and the benefits of the Business Combination, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Renovacor operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Chardan and Renovacor.

Factors that may impact such forward-looking statements include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the outcome of any legal proceedings that may be instituted against Chardan, Renovacor or others following announcement of the Business Combination and the transactions contemplated in the Merger Agreement;

•

the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Chardan or other conditions to closing in the Merger Agreement;

•	the ability to obtain or maintain the listing of New Renovacor common stock on the NYSE following the Business Combination;

•	the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of New Renovacor to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•	costs related to the proposed Business Combination;

•	changes in applicable laws or regulations;

•	New Renovacor’s ability to raise additional capital to fund its operations and continue the development of its current and future product candidates;

•

the preclinical nature of New Renovacor’s business and its ability to successfully advance current and future product candidates through development activities, preclinical studies, and clinical trials;

•	New Renovacor’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability;

•	the accuracy of New Renovacor’s projections and estimates regarding its expenses, capital requirements, cash utilization, and need for additional financing;

•	the expected uses of the net proceeds from the Business Combination;

•

the extent to which the COVID-19 pandemic and measures taken to contain its spread ultimately impact New Renovacor’s business, including development activities, preclinical studies, and future clinical trials;

•	New Renovacor’s dependence on the success of its product candidates, in particular REN-001;

•	the novelty of our approach to the treatment of DCM, utilizing AAV/BAG3-based gene therapies to target BAG3 mutations, and the challenges we will face due to the novel nature of such technology;

•	the success of competing therapies that are or become available;

•	the initiation, progress, success, cost, and timing of New Renovacor’s development activities, preclinical studies and future clinical trials;

•

the timing of New Renovacor’s future IND applications and the likelihood of, and New Renovacor’s ability to obtain and maintain, regulatory clearance of such IND applications for its product candidates;

•	the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of New Renovacor’s product candidates;

•

the performance of third parties in connection with the development of New Renovacor’s product candidates, including third parties conducting its future clinical trials as well as third-party suppliers and manufacturers;

•	New Renovacor’s ability to attract and retain strategic collaborators with development, regulatory, and commercialization expertise;

•	the public opinion and scrutiny of AAV/BAG3-based gene therapies for the treatment of heart failure and its potential impact on public perception of New Renovacor’s company and product candidates;

•	New Renovacor’s ability to successfully commercialize its product candidates and develop sales and marketing capabilities, if New Renovacor’s product candidates are approved;

•	the size and growth of the potential markets for New Renovacor’s product candidates and our ability to serve those markets;

•	regulatory developments and approval pathways in the United States and foreign countries for New Renovacor’s product candidates;

•	the potential scope and value of New Renovacor’s intellectual property and proprietary rights;

•

New Renovacor’s ability, and the ability of its licensors, to obtain, maintain, defend, and enforce intellectual property and proprietary rights protecting its product candidates, and New Renovacor’s ability to develop and commercialize its product candidates without infringing, misappropriating, or otherwise violating the intellectual property or proprietary rights of third parties;

•	New Renovacor’s ability to recruit and retain key members of management and other clinical and scientific personnel;

•	developments relating to New Renovacor’s competitors and its industry;

•	the possibility that the Company or Renovacor may be adversely impacted by other economic, business, and/or competitive factors; and

•

other risks and uncertainties indicated in this proxy statement / information statement, including those under the heading “Risk Factors” in this proxy statement / information statement, and other filings that have been made or will be made with the SEC by Chardan and New Renovacor, as applicable.

The forward-looking statements contained in this proxy statement are based on Chardan’s and Renovacor’s current expectations and beliefs concerning future developments and their potential effects on the Business Combination and Renovacor. There can be no assurance that future developments affecting Chardan and/or Renovacor will be those that Chardan or Renovacor has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Chardan’s and/or Renovacor’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Chardan and Renovacor will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a stockholder grants its proxy or instructs how its vote should be cast or votes on the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal, the NYSE proposal or the adjournment proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect Chardan and Renovacor.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. The following risk factors apply to the business and operations of Chardan, Renovacor and the business and operations of New Renovacor following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of Chardan, Renovacor and the post-combination company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Chardan, Renovacor and New Renovacor may also face additional risks and uncertainties that are not presently known to Chardan or Renovacor, or that Chardan or Renovacor currently deem immaterial, which may also impair our or Chardan’s, Renovacor’s and New Renovacor’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Renovacor’s Financial Position and Capital Requirements

Renovacor’s limited operating history may make it difficult for you to evaluate the success of its business to date and to assess its future viability.

Renovacor is a preclinical-stage gene therapy company with a limited operating history on which to base your investment decision. Its operations to date have been limited to organizing and staffing the company, in-licensing key intellectual property, business planning, raising capital, conducting discovery and research activities, filing and prosecuting patent applications, identifying potential product candidates and preparing to initiate and conduct clinical trials, undertaking preclinical studies, and establishing processes and arrangements with third parties for the manufacture of initial quantities of Renovacor’s lead product candidate and component materials necessary for the planned Phase I/II clinical trial. Renovacor’s lead product candidate is still in the preclinical development phase and other planned product candidates are in the discovery and research phase. Renovacor does not expect to submit an IND for any of its product candidates until mid-2022. Renovacor has not yet demonstrated its ability to successfully commence or complete a clinical trial, submit an IND, or submit a biologics license application (“BLA”) for a product candidate, obtain regulatory approval for any product candidate, manufacture a product at a commercial-scale or arrange for a third party to do so on its behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialization. Consequently, any assumptions you make about its future success or viability may not be as informed as they could be if Renovacor had a longer operating history.

Renovacor has incurred significant operating losses since its inception and expects to incur significant losses for the foreseeable future.

Renovacor has incurred significant operating losses since its inception. If its product candidates are not successfully developed and approved, Renovacor may never generate any revenue. Its net losses were $0.8 million and $1.7 million for the three months ended March 31, 2020 and March 31, 2021, respectively, and $1.6 million and $3.2 million for the years ended December 31, 2019 and December 31, 2020, respectively. Renovacor had an accumulated deficit of $6.5 million as of March 31, 2021. Substantially all of its losses have resulted from expenses incurred in connection with its research and development programs and from general and administrative costs associated with its operations. All of its product candidates will require the expenditure of substantial additional development time and resources before Renovacor would be able to apply for or receive regulatory approvals and begin realizing product sales. Renovacor expects to continue to incur losses for the foreseeable future, and it anticipates these losses will significantly increase as it continues its development of, seek regulatory approval for and potentially commercialize any of its product candidates and seek to identify, assess, acquire, in-license or develop additional product candidates. Its prior losses, combined with expected future losses, have had and will continue to have a negative effect on its stockholders’ deficit and working capital.

Renovacor expects that it will be several years, if ever, before it has a commercialized product. Renovacor anticipates that its expenses will increase substantially if, and as, it:

•	continues to advance its BAG3-based gene therapy products;

•	continues preclinical development of, and initiates clinical development of REN-001 and its other product candidates;

•	continues to advance the preclinical and clinical development of its earlier discovery stage programs;

•	seeks to discover and develop additional product candidates;

•

establishes manufacturing processes and arrangements with third parties for the manufacture of initial quantities of its product candidates and component materials and validate clinical- and commercial-scale current good manufacturing practices, or cGMP, facilities;

•	seeks regulatory approvals for any of its product candidates that successfully complete clinical trials;

•	maintains, expands and protects its intellectual property portfolio;

•	acquires or in-licenses other product candidates and technologies;

•	incurs additional legal, accounting or other expenses in operating its business, including the additional costs associated with operating as a public company; and

•	increases its employee headcount and related expenses to support these activities.

Renovacor may never succeed in any or all of these activities and, even if it does, it may never generate revenue.

Renovacor has never generated revenue from product sales and may never achieve or maintain profitability.

Renovacor has no product candidates in clinical development or approved for commercial sale and has not generated any revenue. To become and remain profitable, Renovacor must develop and eventually commercialize product candidates with significant market potential, which will require it to be successful in a range of challenging activities. These activities can include successfully completing preclinical studies and initiating and successfully completing clinical trials of its product candidates, obtaining marketing approval for these product candidates, manufacturing, marketing and selling those products that are approved and satisfying any post-marketing requirements. Renovacor may never succeed in any or all of these activities and, even if it does, it may never generate sufficient revenues to achieve profitability. Because of the numerous risks and uncertainties associated with biologics product development, Renovacor is unable to accurately predict the timing or amount of increased expenses or when, or if, it will be able to achieve profitability.

Even if Renovacor does achieve profitability, it may not be able to sustain or increase profitability. Its failure to become and remain profitable would decrease the value of the company and could impair its ability to raise capital, maintain its research and development efforts, expand its business or continue its operations.

Even if the Business Combination is successful, Renovacor will require additional funding in order to finance operations. If Renovacor is unable to raise capital when needed, or on acceptable terms, it could be forced to delay, reduce, or eliminate its product development programs or commercialization efforts.

Developing biopharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. Renovacor’s operations have consumed substantial amounts of cash since inception, and it expects its expenses to increase significantly in connection with its ongoing activities, particularly as it conducts additional preclinical studies and clinical trials of, and seeks regulatory and marketing approval for, its product candidates. Even if one or more of its product candidates is approved for commercial sale, Renovacor anticipates incurring significant costs associated with commercializing any approved product candidate. Renovacor has financed its operations primarily through private placements of its securities. It intends to use the additional capital made available to it through the Business Combination to, among other uses, fund research and development of its product candidates and development programs, including the preclinical and clinical development of its lead product candidate, REN-001, with an initial focus on patients with BAG3 DCM, as well as additional indications that may benefit from BAG3-based gene therapy. Its research and development expenses increased from $0.7 million for the year ended December 31, 2019 to $2.4 million for the year ended December 31, 2020. As of December 31, 2020, Renovacor had cash and cash equivalents of $5.4 million. Based on its current business plans, it believes that the net proceeds from the Business Combination, together with its existing cash and cash equivalents, will be sufficient for it to fund its operating expenses and capital expenditure requirements into 2023.

Attempting to secure additional financing will divert the company’s management team from its day-to-day activities, which may impair or delay its ability to develop its product candidates. In addition, demands on Renovacor’s cash resources may change as a result of many factors currently unknown to it including, but not limited to, any unforeseen costs it may incur as a result of preclinical study or clinical trial delays due to the COVID-19 pandemic or other causes, and it may need to seek additional funds sooner than planned. If Renovacor is unable to obtain funding on a timely basis or at all, it may be required to significantly curtail or stop one or more of its research or development programs.

Raising additional capital may cause dilution to Renovacor’s stockholders, including purchasers of Chardan common stock in the PIPE Investment, restrict its operations or require it to relinquish rights to its technologies or product candidates.

Until and unless Renovacor can generate substantial product revenue, it expects to finance its cash needs through the proceeds from this Business Combination, a combination of equity offerings and debt financings, and potentially through additional license and development agreements or strategic partnerships or collaborations with third parties. Financing may not be available in sufficient amounts or on reasonable terms. In addition, market volatility resulting from the COVID-19 pandemic or other factors could adversely impact its ability to access capital as and when needed. Renovacor has no commitments for any additional financing, and will likely be required to raise such financing through the sale of additional securities, which, in the case of equity securities, may occur at prices lower than the offering price of Chardan common stock prior to this Business Combination. If Renovacor sells equity or equity-linked securities, its current stockholders, including investors in the PIPE Investment, may be diluted, and the terms may include liquidation or other preferences that are senior to or otherwise adversely affect the rights of its stockholders. Moreover, if Renovacor issues debt, it may need to dedicate a substantial portion of its operating cash flow to paying principal and interest on such debt and it may need to comply with operating restrictions, such as limitations on incurring additional debt, which could impair its ability to acquire, sell or license intellectual property rights which could impede its ability to conduct its business. Furthermore, the issuance of additional securities, whether equity or debt, by Renovacor, or the possibility of such issuance, may cause the market price of its common stock to decline.

If Renovacor raises additional funds through licensing or collaboration arrangements with third parties, it may have to relinquish valuable rights to its product candidates, or grant licenses on terms that are not favorable. In addition, Renovacor may seek additional capital due to favorable market conditions or strategic considerations even if it believes it has sufficient funds for its current or future operating plans.

Renovacor’s ability to utilize its net operating loss carryforwards and certain other tax attributes may be limited.

For the fiscal year ended December 31, 2020, Renovacor had approximately $4.3 million of federal net operating loss carryforwards, and approximately $4.4 million of state net operating loss carryforwards. To the extent that Renovacor continues to generate taxable losses, unused losses will carryforward to offset future taxable income, if any, until such unused losses expire. Under Section 382 of the Internal Revenue Code of 1986, as amended (the “IRC”), if a corporation undergoes an ownership change (generally defined as a greater than 50 percentage points change (by value) in its equity ownership over a rolling three-year period), the corporation’s ability to use its pre-change net operating losses and other pre-change tax attributes to offset its post-change income may be limited. Renovacor may have experienced an ownership change in the past, which may affect its ability to utilize its net operating loss carryforwards. In addition, it may experience ownership changes in the future as a result of this Business Combination, or subsequent shifts in its stock ownership, some of which are outside its control. Similar limitations will apply to its ability to carry forward any unused tax credits to offset future taxable income.

The COVID-19 pandemic, or a similar pandemic, epidemic, or outbreak of an infectious disease, may materially and adversely affect Renovacor’s business and its financial results and could cause a disruption to the development of its product candidates.

Public health crises, such as pandemics or similar outbreaks, could adversely impact Renovacor’s business. A novel virus, severe acute respiratory syndrome coronavirus 2, or SARS-CoV-2 or coronavirus, which causes COVID-19 has spread to most countries across the world, including the United States. The coronavirus pandemic is evolving and has led to the implementation of various responses, including government-imposed quarantines, travel restrictions and other public health safety measures. The extent to which the coronavirus impacts Renovacor’s operations or those of its consultants and collaborators will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that will emerge concerning the severity of the coronavirus, new strains or mutations of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

As a result of the coronavirus pandemic, or similar pandemics, Renovacor may experience disruptions that could severely impact its business, manufacturing, preclinical development activities and preclinical studies, including, but not limited to:

•

delays or disruptions in preclinical experiments and IND-enabling studies due to restrictions of on-site staff, limited or no access to animal facilities, and unforeseen circumstances at contract research organizations (“CROs”), and vendors;

•

limitations on employee or other resources that would otherwise be focused on the conduct of its preclinical work and any clinical trials it subsequently commences, including because of sickness of employees or their families, the desire of employees to avoid travel or contact with large groups of people, an increased reliance on working from home, school closures, or mass transit disruptions;

•

delays in necessary interactions with regulators, ethics committees, and other important agencies and contractors due to limitations in employee resources or forced furlough of government or contractor personnel; and

•	limitations on maintaining its corporate culture that facilitates the transfer of institutional knowledge within its organization and fosters innovation, teamwork, and a focus on execution.

Renovacor has not yet commenced clinical trial activities for any of its product candidates. If it commences clinical trials for one or more of its product candidates, potential disruptions of those clinical activities as a result of the coronavirus pandemic or similar pandemics, include, but are not limited to:

•

interruption of key clinical trial activities, such as clinical trial site data monitoring and efficacy, safety and translational data collection, processing and analyses, due to limitations on travel imposed or recommended by federal, state, or local governments, employers and others or interruption of clinical trial subject visits, which may impact the collection and integrity of subject data and clinical study endpoints;

•	delays or difficulties in initiating or expanding clinical trials, including delays or difficulties with clinical site initiation and recruiting clinical site investigators and clinical site staff;

•	delays or difficulties in enrolling and retaining patients in its clinical trials;

•	increased rates of patients withdrawing from its clinical trials following enrollment as a result of contracting COVID-19 or other health conditions or being forced to quarantine;

•

interruption of, or delays in receiving, supplies of its product candidates from its contract manufacturing organizations (“CMOs”), due to staffing shortages, production slowdowns, or stoppages and disruptions in materials and reagents;

•

diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as its clinical trial sites and hospital staff supporting the conduct of its clinical trials;

•	interruption or delays in the operations of the FDA and comparable foreign regulatory agencies;

•

changes in regulations as part of a response to the coronavirus pandemic which may require it to change the ways in which its clinical trials are conducted, which may result in unexpected costs, or to discontinue any such clinical trials altogether;

•	delays in receiving approval from local regulatory authorities to initiate any planned clinical trials;

•

limitations on employee resources that would otherwise be focused on the conduct of its preclinical studies and clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people;

•	refusal of the FDA or comparable regulatory authorities to accept data from clinical trials in affected geographies; and

•

additional delays, difficulties or interruptions as a result of current or future shutdowns due to the coronavirus pandemic, or other pandemics, in countries where Renovacor or its third-party service providers operate.

The coronavirus pandemic continues to rapidly evolve. Although many countries, including the United States, have re-opened, rises in new cases have caused certain countries to re-initiate restrictions. The extent to which the outbreak may affect its preclinical studies, clinical trials, business, financial condition, and results of operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, and actions to contain the outbreak or treat its impact, such as social distancing and quarantines or lock-downs in the United States and other countries, business closures, or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. Additionally, Renovacor is unable to predict if a different pandemic could have similar or different impacts on its business, financial condition, or share price. Future developments in these and other areas present material uncertainty and risk with respect to its clinical trials, business, financial condition, and results of operations.

Unstable market and economic conditions may have serious adverse consequences on Renovacor’s business, financial condition and stock price.

Global financial markets have experienced, as a result of the coronavirus pandemic, and have in the past experienced, extreme volatility and disruptions, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Renovacor’s general business strategy and ability to raise capital may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on Renovacor’s growth strategy, financial performance and stock price and could require it to delay or abandon the development of preclinical studies and clinical trial plans. In addition, there is a risk that one or more of its current service providers, manufacturers and other partners may not survive these difficult economic times, which could directly affect its ability to attain its operating goals on schedule and on budget.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, including very recently in connection with the ongoing coronavirus pandemic, which has resulted in decreased stock prices for many companies notwithstanding the lack of a fundamental change in their underlying business models or prospects. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, including potentially worsening economic conditions and other adverse effects or developments relating to the ongoing coronavirus pandemic, political, regulatory and other market conditions, may negatively affect the market price of shares of its common stock, regardless of its actual operating performance.

Risks Related to Renovacor’s Product Development and Government Regulation

Renovacor is very early in its research and development efforts. Its business is dependent on its ability to advance its current and future product candidates through preclinical studies and clinical trials, obtain marketing approval and ultimately commercialize them.

Renovacor is very early in its research and development efforts and all of its product candidates are still at the preclinical stage of development. Renovacor expects to file the IND with respect to its lead product candidate REN-001 in mid-2022. Additionally, Renovacor has earlier stage programs that are in the discovery research phase and may never advance to clinical-stage development. Its ability to generate product revenue, which it does not expect will occur for many years, if ever, will depend heavily on the successful development and eventual commercialization of its product candidates, which may never occur. Renovacor currently generates no revenue from sales of any product and it may never be able to develop or commercialize a marketable product.

Each of its programs and product candidates will require additional preclinical and clinical development, regulatory approval in multiple jurisdictions, obtaining manufacturing supply, capacity and expertise, building a commercial organization or successfully outsourcing commercialization, substantial investment and significant marketing efforts before Renovacor generates any revenue from product sales. Renovacor’s product candidates must be authorized for marketing by the FDA, or certain other foreign regulatory agencies before it may commercialize its product candidates.

The clinical and commercial success of its product candidates will depend on several factors, including the following:

•	timely and successful completion of preclinical studies, including toxicology studies, biodistribution studies and minimally efficacious dose studies in animals, where applicable;

•	effective INDs or comparable foreign applications that allow commencement of its planned clinical trials or future clinical trials for its product candidates;

•	successful enrollment and completion of clinical trials, including under the FDA’s current Good Clinical Practices, or cGCPs, and current Good Laboratory Practices, or cGLPs;

•	positive results from its future clinical programs that support a finding of safety and effectiveness and an acceptable risk-benefit profile of its product candidates in the intended populations;

•	receipt of marketing approvals from applicable regulatory authorities;

•	establishment of arrangements with CMOs for clinical supply and, where applicable, commercial manufacturing capabilities;

•	establishment and maintenance of patent and trade secret protection and/or regulatory exclusivity for its product candidates;

•	commercial launch of its product candidates, if approved, whether alone or in collaboration with others;

•	acceptance of the benefits and use of its product candidates, including method of administration, if and when approved, by patients, the medical community and third-party payors;

•	effective competition with other therapies;

•	establishment and maintenance of healthcare coverage and adequate reimbursement and patients’ willingness to pay out-of-pocket in the absence of such coverage and adequate reimbursement;

•	enforcement and defense of intellectual property rights and claims; and

•	maintenance of a continued acceptable safety, tolerability and efficacy profile of its product candidates following approval.

If Renovacor does not succeed in one or more of these factors in a timely manner or at all, it could experience significant delays or an inability to successfully commercialize its product candidates, which would materially harm its business. If Renovacor is unable to advance its product candidates to clinical development, obtain regulatory approval and ultimately commercialize its product candidates, or experience significant delays in doing so, its business will be materially harmed.

Renovacor’s business is highly dependent on the success of its lead product candidate, REN-001, and its other product candidates.

Renovacor cannot guarantee that, based on its IND application for REN-001 or its other product candidates, the FDA, or any other comparable foreign regulatory authorities, will allow clinical trials to commence, or that REN-001 or its other product candidates will be approved for commercialization, on a timely basis or at all. Renovacor has not initiated and, therefore, has not previously completed any clinical trials or submitted an IND or a BLA to the FDA, or similar regulatory approval filings to comparable foreign authorities, for any product candidate, and it cannot be certain that REN-001 or its other product candidates will be successful in clinical trials or receive regulatory approval. The FDA and other comparable global regulatory authorities can delay, limit or deny approval of a product candidate for many reasons. Any delay in obtaining, or inability to obtain, applicable regulatory approval will delay or harm Renovacor’s ability to successfully initiate clinical trials and commercialize REN-001 or its other product candidates and materially adversely affect its business, financial condition, results of operations and growth prospects.

Furthermore, because REN-001 is its lead product candidate and Renovacor’s other product candidates could be based on similar technology, if clinical trials of REN-001 encounter safety, efficacy or manufacturing problems, development delays, regulatory issues or other problems, Renovacor’s development plans for REN-001 and its other product candidates in its pipeline based on similar technology would be significantly impaired, which could materially adversely affect its business, financial condition, results of operations and growth prospects.

Renovacor’s business depends upon the success of its BAG3-based platform.

Renovacor’s success depends on its ability to utilize the exclusive rights to its BAG3-based platform to identify potential product candidates, to obtain regulatory approval for product candidates derived from the platform, and then to commercialize its product candidates addressing one or more indications. Though gene therapy product candidates have been evaluated by others in clinical trials using similar AAV vectors, Renovacor’s product candidates have never been evaluated in human clinical trials, and may experience unexpected or adverse results in the future. Renovacor is exposed to a number of unforeseen risks and it is difficult to predict the types of challenges and risks that it may encounter during development of its product candidates. All of its product candidates developed from its BAG3-based platform will require significant non-clinical studies, clinical development, review and approval by the FDA or other regulatory authorities in one or more jurisdictions, substantial investment, access to sufficient commercial manufacturing capacity and significant marketing efforts before they can be successfully commercialized. If REN-001 or any of Renovacor’s other product candidates encounter safety or efficacy problems, developmental delays or regulatory issues or other problems, such problems could impact the development plans for its other product candidates because all of its product candidates are currently based on the same core BAG3-based technology.

Additionally, a key element of its strategy is to use and expand its BAG3-based platform to build a pipeline of product candidates and progress those product candidates through clinical development for the treatment of a variety of different types of indications in heart failure and central nervous system diseases. Although its research and development efforts to date have been focused on identifying a pipeline of product candidates, Renovacor may not be able to develop product candidates that are safe and effective. Even if it is successful in building its pipeline, the potential product candidates that it identifies may not be suitable for clinical development, including as a result of being shown to have harmful side effects or other characteristics that indicate that they are unlikely to be approvable or marketable products that will receive marketing approval/authorization and achieve market acceptance. If Renovacor does not successfully develop, get approval for and begin to commercialize any product candidates, it will face difficulty in obtaining product revenue in future periods, which would result in significant harm to its financial position and adversely affect its share price.

Utilizing AAV/BAG3-based gene therapies to target BAG3 mutations represents a novel approach to the treatment of DCM, and Renovacor must overcome significant challenges in order to develop, commercialize and manufacture its product candidates.

Renovacor has concentrated its research and development efforts on developing AAV/BAG3-based gene therapies to target BAG3 mutations for the treatment of DCM. It is aware of several companies developing gene therapies targeting heart failure but is not aware of any companies developing gene therapies targeting the BAG3 pathway for patients suffering from BAG3 DCM. The processes and requirements imposed by the FDA or other applicable regulatory authorities may cause delays and additional costs in obtaining approvals for REN-001 and Renovacor’s other product candidates. Because its AAV/BAG3-based gene therapy products are novel, and gene-based therapies are relatively new, regulatory agencies may lack experience in evaluating its product candidates utilizing AAV/BAG3-based gene therapies to target BAG3 mutations for patients suffering from BAG3 DCM. This novelty may lengthen the regulatory review process, including the time it takes for the FDA to review its IND applications, if and when submitted, increase its development costs and delay or prevent commercialization of its AAV/BAG3-based gene therapy products. Additionally, advancing novel gene therapies creates significant challenges for Renovacor, including:

•	developing a manufacturing process to produce its product candidates on a large scale and in a cost-effective manner;

•	educating medical personnel regarding the potential side-effect profile of its product candidates and, as the clinical program progresses, on any observed side effects with the therapy;

•	training a sufficient number of medical personnel on how to properly administer its product candidates;

•	developing a reliable and safe and an effective means of genetically modifying its AAV/BAG3-based gene therapies;

•	sourcing starting material suitable for clinical and commercial manufacturing; and

•	establishing sales and marketing capabilities, as well as developing a distribution network to support the commercialization of any approved products.

Renovacor must be able to overcome these challenges in order for it to develop, commercialize and manufacture its product candidates utilizing AAV/BAG3 gene therapies for its targeted indications.

The product candidates for which Renovacor intends to seek approval as biologic products may face competition sooner than anticipated.

The Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (the “ACA”) includes a subtitle called the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”), which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. Under the BPCIA, an application for a highly similar or “biosimilar” product may not be submitted to the FDA until 12 years following the date that the reference product was first approved by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first approved. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity, and potency of their product. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty. In addition, complexities associated with the larger, and often more complex, structures of biological products, such as the gene products Renovacor is developing, as well as the processes by which such products are manufactured, pose significant hurdles to implementation of the abbreviated approval pathway that are still being worked out by the FDA.

Renovacor believes that any of its product candidates approved as a biological product under a BLA should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider its product candidates to be reference products for competing products, potentially creating the opportunity for competition sooner than anticipated. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. Moreover, the extent to which a biosimilar product, once approved, will be substituted for any one of its reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing.

Jurisdictions in addition to the United States have established abbreviated pathways for regulatory approval of biological products that are biosimilar to earlier approved reference products. For example, the European Union has had an established regulatory pathway for biosimilars since 2004. However, biosimilars can only be authorized once the period of data exclusivity on the reference biological medicine has expired.

The increased likelihood of biosimilar competition has increased the risk of loss of innovators’ market exclusivity. Due to this risk, and uncertainties regarding patent protection, if its clinical candidates are approved for marketing, it is not possible to predict the length of market exclusivity for any particular product with certainty based solely on the expiration of the relevant patent(s) or the current forms of regulatory exclusivity. It is also not possible to predict changes in United States regulatory law that might reduce biological product regulatory exclusivity. The loss of market exclusivity for a product would likely materially and negatively affect revenues and Renovacor may not generate adequate or sufficient revenues from them or be able to reach or sustain profitability.

Preclinical and clinical development involve a lengthy and expensive process with an uncertain outcome. Renovacor may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of its current product candidates or any future product candidates.

REN-001 and all of Renovacor’s other product candidates are in the preclinical stage of development and their risk of failure is high. It is impossible to predict when or if REN-001 or any of its other product candidates will receive regulatory approval. To obtain the requisite regulatory approvals to commercialize any product candidate, Renovacor must demonstrate through extensive preclinical studies and lengthy, complex and expensive clinical trials that its product candidates are safe and effective in humans. Clinical testing can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process.

The results of preclinical studies and early clinical trials or early cohorts of clinical trials of product candidates may not be predictive of the results of later-stage clinical trials or later cohorts of clinical trials. Renovacor anticipates beginning its initial clinical trials with relatively small cohorts before expanding in size in subsequent cohorts. The initial cohorts of early stage clinical trials often involve enrollment of a small number of patients and may not be as predictive as trials with larger cohorts. Additionally, if safety issues arise in an early cohort, Renovacor may be delayed or prevented from subsequently expanding into larger trial cohorts. Renovacor may be unable to establish clinical endpoints that applicable regulatory authorities would consider clinically meaningful, and a clinical trial can fail at any stage of testing. Differences in trial design between early-stage clinical trials and later-stage clinical trials make it difficult to extrapolate the results of earlier clinical trials to later clinical trials.

Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in clinical trials have nonetheless failed to obtain marketing approval of their products. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or to unfavorable safety profiles, notwithstanding promising results in earlier trials. There is typically a high rate of failure of product candidates proceeding through clinical trials. Most product candidates that commence clinical trials are never approved as products and there can be no assurance that any of Renovacor’s future clinical trials will ultimately be successful or support clinical development of its current or any of its future product candidates.

Renovacor may experience delays in initiating or completing clinical trials. It also may experience numerous unforeseen events during, or as a result of, any future clinical trials that Renovacor could conduct that could delay or prevent its ability to receive marketing approval or commercialize its lead product candidate or any future product candidates, including:

•

regulators or institutional review boards (“IRBs”), the FDA or ethics committees may not authorize it or its investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

•

Renovacor may experience delays in reaching, or fail to reach, agreement on acceptable terms with prospective trial sites and prospective CROs, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	clinical trial sites deviating from trial protocol or dropping out of a trial;

•

clinical trials of any product candidates may fail to show safety or efficacy, produce negative or inconclusive results and Renovacor may decide, or regulators may require it, to conduct additional preclinical studies or clinical trials or it may decide to abandon product development programs;

•	novel therapies, such as gene therapies with less well-characterized safety profiles, may require slower or more staggered early clinical trial enrollment to adequately assess safety data;

•

the number of subjects required for clinical trials of any product candidates may be larger than it anticipates, enrollment in these clinical trials may be slower than it anticipates or subjects may drop out of these clinical trials or fail to return for post-treatment follow-up at a higher rate than it anticipates;

•

third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to Renovacor in a timely manner, or at all, or may deviate from the clinical trial protocol or drop out of the trial, which may require that Renovacor add new clinical trial sites or investigators;

•

Renovacor may elect to, or regulators, IRBs, or ethics committees may require that it or its investigators, suspend or terminate clinical research or trials for various reasons, including noncompliance with regulatory requirements or a finding that the participants in its trials are being exposed to unacceptable health risks;

•	the cost of clinical trials of any of its product candidates may be greater than Renovacor anticipates;

•	the quality of its product candidates or other materials necessary to conduct clinical trials of its product candidates may be inadequate to initiate or complete a given clinical trial;

•	its inability or the inability of third parties to manufacture sufficient quantities of its product candidates for use in clinical trials;

•	reports from clinical testing of other therapies may raise safety or efficacy concerns about its product candidates;

•

its failure to establish an appropriate safety profile for a product candidate based on clinical or preclinical data for such product candidate as well as data emerging from other studies or trials in the same class as its product candidate; and

•

the FDA or applicable foreign regulatory agencies may require it to submit additional data such as long-term toxicology studies, or impose other requirements before permitting it to initiate a clinical trial.

Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors including the size and nature of the patient population, the number and location of clinical sites Renovacor enrolls, the proximity of patients to clinical sites, the eligibility and exclusion criteria for the trial, the design of the clinical trial, the inability to obtain and maintain patient consents, the risk that enrolled participants will drop out before completion, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the product candidate being studied in relation to other available therapies, including any new drugs or therapeutic biologics that may be approved for the indications being investigated by it. Furthermore, Renovacor expects to rely on its collaborators, CROs and clinical trial sites to ensure the proper and timely conduct of its future clinical trials, including the patient enrollment process, and it has limited influence over their performance. Additionally, Renovacor could encounter delays if treating physicians encounter unresolved ethical issues associated with enrolling patients in future clinical trials of its product candidates in lieu of prescribing existing treatments that have established safety and efficacy profiles.

Renovacor could also encounter delays if a clinical trial is suspended or terminated by it, the IRBs of the institutions in which such trials are being conducted, or the FDA or other regulatory authorities, or if a clinical trial is recommended for suspension or termination by the Data Safety Monitoring Board for such trial. A suspension or termination may be imposed due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or its clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product or treatment, failure to establish or achieve clinically meaningful trial endpoints, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. Clinical studies may also be delayed or terminated as a result of ambiguous or negative interim results. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of its product candidates. Further, the FDA or other regulatory authorities may disagree with its clinical trial design and its interpretation of data from clinical trials, or may change the requirements for approval even after they have reviewed and commented on the design for its clinical trials.

Renovacor’s product development costs will increase if it experiences delays in clinical testing or marketing approvals. It does not know whether any of its clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant clinical trial delays also could shorten any periods during which Renovacor may have the exclusive right to commercialize its product candidates and may allow its competitors to bring products to market before it does, potentially impairing its ability to successfully commercialize its product candidates and harming its business and results of operations. Any delays in its clinical development programs may harm its business, financial condition and results of operations significantly.

There is no guarantee that the toxicology and biodistribution studies in healthy pigs and the efficacy studies in haploinsufficient mice will be successful, or that the FDA will not require further testing in these or other animal models.

Preclinical studies involve a lengthy and expensive process with an uncertain outcome. Some outcomes may demonstrate the need to conduct studies in different animal models or using different protocols. These outcomes may lead Renovacor to incur additional costs or experience delays in completing, or render it unable to complete, the development and commercialization of its current product candidates or any future product candidates.

Renovacor conducted a pilot study in infarcted pigs to assess the transduction efficiency and functional effect of REN-001. It later concluded that an infarcted pig model is untenable for further efficacy studies due to the variability of the infarcted phenotype and the development of neutralizing antibodies to AAV in the study animals during the study.

There is no guarantee that future toxicology and biodistribution studies in healthy pigs and the efficacy studies in haploinsufficient mice will be successful, or that the FDA will not require further testing in these or other animal models. There is also no guarantee that the FDA will not reverse its interpretation of the results from past studies, such as those mentioned above.

As an organization, Renovacor has limited experience designing and no experience implementing clinical trials and Renovacor has never conducted pivotal clinical trials. Failure to adequately design a trial, or incorrect assumptions about the design of the trial, could adversely affect the ability to initiate the trial, enroll patients, complete the trial, or obtain regulatory approval on the basis of the trial results, as well as lead to increased or unexpected costs.

The design and implementation of clinical trials is a complex process. While the employees who will implement its clinical trials may have experience in the field, Renovacor, as an organization, has limited experience designing and no experience implementing clinical trials, and it may not successfully or cost-effectively design and implement clinical trials that achieve its desired clinical endpoints efficiently, or at all. A clinical trial that is not well designed may delay or even prevent initiation of the trial, can lead to increased difficulty in enrolling patients, may make it more difficult to obtain regulatory approval for the product candidate on the basis of the study results, or, even if a product candidate is approved, could make it more difficult to commercialize the product successfully or obtain reimbursement from third-party payors. Additionally, a trial that is not well-designed could be inefficient or more expensive than it otherwise would have been, or Renovacor may incorrectly estimate the costs to implement the clinical trial, which could lead to a shortfall in funding. Renovacor also is required to register certain clinical trials and post the results of certain completed clinical trials on a government-sponsored database, www.clinicaltrials.gov, within specified timeframes. Failure to do so can result in enforcement actions and adverse publicity.

Interim, topline, or preliminary data from clinical trials that Renovacor announces or publishes from time to time may change as more patient data becomes available or as Renovacor make changes to its manufacturing processes and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, Renovacor may publicly disclose interim, topline, or preliminary data from its preclinical studies and clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. Renovacor also makes assumptions, estimations, calculations, and conclusions as part of its analyses of interim, topline or preliminary data, and therefore Renovacor may not have received or had the opportunity to fully and carefully evaluate all data. Further, modifications or improvements to its manufacturing processes for a therapy may result in changes to the characteristics or behavior of the product candidates that could cause its product candidates to perform differently and affect the results of its ongoing clinical trials. As a result, the topline results that Renovacor reports may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data Renovacor previously published. As a result, topline data should be viewed with caution until the final data are available.

Preliminary or interim data from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse differences between preliminary or interim data and final data could significantly harm its business prospects. Additionally, disclosure of preliminary or interim data by Renovacor or by its competitors could result in volatility in the price of its common stock.

Further, others, including regulatory agencies, may not accept or agree with its assumptions, estimates, calculations, conclusions, or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate, and its company in general. If the interim, topline, or preliminary data that Renovacor reports differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, its ability to obtain approval for, and commercialize, any of its potential product candidates may be harmed, which could harm its business, operating results, prospects, or financial condition.

Renovacor may not be able to file its IND to commence clinical trials for its lead product candidate, REN-001 or its other product candidates on the timelines it expects, and even if Renovacor is able to, the FDA may not permit it to proceed.

Renovacor anticipates filing an IND submission in connection with REN-001 in mid-2022, and expects its preclinical research pipeline to yield potential additional follow-on IND opportunities in cardiovascular and central nervous system (“CNS”) diseases beyond that of its lead indication for BAG3 DCM. It cannot be sure that submission of an IND will result in the FDA allowing testing and clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such clinical trials. The manufacturing of its product candidates remains an emerging and evolving field. Accordingly, Renovacor expects chemistry, manufacturing and control related topics, including product specifications, will be a focus of IND reviews, which may delay the clearance of INDs. Additionally, even if the FDA agrees with the design and implementation of the clinical trials set forth in an IND or clinical trial application, Renovacor cannot guarantee that the FDA will not change their requirements in the future.

Renovacor intends to study its product candidates in patient populations with significant comorbidities that may result in deaths or serious adverse events or unacceptable side effects and require it to abandon or limit its clinical development activities.

Patients Renovacor intends to treat with its product candidates may also receive angiotensin converting enzyme (ACE) inhibitors, angiotensin receptor blockers, beta-adrenergic receptor antagonists, aldosterone antagonists and/or diuretics or other medications or treatments in the course of treatment of their disease, and they may therefore experience side effects or adverse events, including death, that are unrelated to Renovacor’s product candidates. While these side effects or adverse events may be unrelated to Renovacor’s product candidates, they may still affect the success of its clinical studies. The inclusion of patients that could become critically ill during Renovacor’s clinical studies may result in deaths or other adverse medical events due to underlying disease or to other therapies or medications that these patients may receive. Any of these events could prevent Renovacor from advancing its product candidates through clinical development and from obtaining regulatory approval, which would impair its ability to commercialize its product candidates. Any inability to advance its existing product candidates or any other product candidate through clinical development would have a material adverse effect on its business.

Renovacor may experience difficulties identifying and enrolling patients in its clinical trials, which could delay or prevent clinical trials of its lead product candidate, REN-001, or its other product candidates.

Identifying and qualifying patients to participate in clinical trials of REN-001 is critical to Renovacor’s success. The timing of its clinical trials depends in part on the speed at which Renovacor can recruit patients to participate in testing REN-001, and it may experience delays in its clinical trials if it encounters difficulties in enrollment. The eligibility criteria of its clinical trials may limit the pool of available study participants as it will require patients to have specific characteristics that Renovacor can measure to assure their disease is either severe enough or not too advanced to include them in a clinical trial. The process of finding and diagnosing patients may prove costly. Renovacor also may not be able to identify, recruit, and enroll a sufficient number of appropriate patients to complete its clinical trials because of demographic criteria for prospective patients, the perceived risks and benefits of the product candidate under study, the proximity and availability of clinical trial sites for prospective patients, and the patient referral practices of physicians. The availability and efficacy of competing therapies and clinical trials can also adversely impact enrollment. If patients are unwilling to participate in its trials for any reason, the timeline for recruiting patients, conducting trials, and obtaining regulatory approval of potential products may be delayed, the commercial prospects of REN-001 or its other product candidates will be harmed, and its ability to generate product revenue from any of these product candidates could be delayed or prevented. Furthermore, Renovacor’s inability to enroll a sufficient number of patients for its clinical trials could result in significant delays or may require it to abandon one or more clinical trials altogether. Enrollment delays in its clinical trials may result in increased development costs and jeopardize its ability to achieve its clinical development timeline and goals, including the dates by which Renovacor will commence, complete and receive results from clinical trials. Enrollment delays in its clinical trials may also jeopardize its ability to commence sales of and generate revenues from REN-001 or its other product candidates. Any of these occurrences may harm its business, financial condition, and prospects significantly.

REN-001 and Renovacor’s other product candidates may cause adverse events or undesirable side effects that could delay or prevent its regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

While Renovacor believes its therapeutic BAG3 gene construct is non-immunogenic and does not expect the BAG3 gene or protein to elicit a significant immune response, gene therapy is still a relatively new approach to disease treatment and adverse side effects could develop. There also is the potential risk of delayed adverse events following exposure to gene therapy products due to persistent biologic activity of the genetic material or other components of products used to carry the genetic material including adverse side effects related to the AAV vector.

Renovacor is collecting data about REN-001 and its other product candidates in preclinical studies and will continue to do so in clinical trials, if and when they begin. To date, Renovacor has only evaluated its product candidate in preclinical animal models, and it, therefore, does not know the side effect profile of its product candidates in humans. Accordingly, it may experience unexpected side effects and/or higher levels of known side effects in clinical trials, including adverse events known in gene therapies. These include the potential for, among others, infusion reaction, vector/transgene-specific toxicities and disease-/host-specific idiosyncrasy and in rare cases certain cancers.

Any adverse events or undesirable side effects caused by, or other unexpected properties of, REN-001 or its other product candidates could cause Renovacor, any future collaborators, an IRB or ethics committee or regulatory authorities to interrupt, delay or halt clinical trials of its product candidate and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other regulatory authorities. It is possible that as Renovacor progresses REN-001 or its other product candidates through preclinical and clinical development, or as the use of REN-001 or its other product candidates become more widespread if it receives regulatory approval, illnesses, injuries, discomforts and other adverse events that were not observed in preclinical studies or clinical trials, as well as conditions that did not occur or went undetected, will be reported by patients. If such side effects become known later in development or after approval, such findings may harm its business, financial condition, and prospects significantly. Further, if a serious safety issue is identified in connection with the use of REN-001 or its other product candidates commercially or in third-party clinical trials elsewhere, such issues may adversely affect the development potential of REN-001 or Renovacor’s other product candidates or result in regulatory authorities restricting its ability to develop or commercialize REN-001 or its other product candidates.

Further, if REN-001 or any of its other product candidates were to receive regulatory approval and Renovacor or others identify undesirable side effects caused by the product (or any other product) after the approval, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may request that Renovacor recall or withdraw the product from the market or may limit the approval of the product through labeling or other means;

•	regulatory authorities may require the addition of labeling statements, such as a “black box” warning or a contraindication or a precaution;

•	it may be required to change the way the product is distributed or administered, conduct additional clinical trials, or change the labeling of the product;

•	it may decide to recall or remove the product from the marketplace;

•	it could be sued and/or held liable for injury caused to individuals exposed to or taking its product candidates;

•	damage to the public perception of the safety of REN-001 or its other product candidates; and

•	its reputation may suffer.

Any of these events could prevent Renovacor from achieving or maintaining market acceptance of the affected product candidate and could substantially increase the costs of commercializing its product candidates and significantly impact its ability to successfully commercialize its product candidates and generate revenues, all of which would materially adversely affect its business, financial condition, and results of operations.

Public opinion and scrutiny of gene-based therapies for the treatment of human disease may impact public perception of Renovacor and its product candidates, or impair its ability to conduct its business.

Renovacor’s lead product candidate, REN-001, is an AAV9 vector-based gene therapy designed to deliver a human BAG3 gene to express a fully functional human BAG3 protein in transduced cells for the treatment of BAG DCM. To date, there are no FDA-approved therapeutic interventions designed to address specific genetic mutations that result in heart failure. Public perception may be influenced by claims, such as claims that gene-based therapies are unsafe, unethical, or immoral. Accordingly, its approach may not gain the acceptance of the public or the medical community. Negative public reaction to gene-based therapy in general could result in greater government regulation and stricter labeling requirements of gene-based therapeutic products, including any of its product candidates, and could cause a decrease in the demand for any products Renovacor may develop. Adverse public attitudes may adversely impact its ability to enroll clinical trials. More restrictive government regulations or negative public opinion could have an adverse effect on its business or financial condition and may delay or impair the development and commercialization of its product candidates or demand for any products Renovacor may develop.

If Renovacor does not meet its projected development goals on the timelines it announces and expects to meet, the potential approval of its products may be delayed.

From time to time, Renovacor estimates the timing of the accomplishment of various scientific, clinical, regulatory, manufacturing and other product development goals, which it sometimes refers to as milestones. These milestones may include the commencement or completion of preclinical studies and clinical trials and the submission of regulatory filings, including IND submissions. From time to time, Renovacor may publicly announce the expected timing of some of these milestones. All of these milestones are, and will be, based on a variety of assumptions. The actual timing of these milestones can vary significantly compared to its estimates, in some cases for reasons beyond its control. Renovacor may experience numerous unforeseen events during, or as a result of, any future clinical trials that it conducts that could delay or prevent its ability to receive marketing approval or commercialize its product candidates.

Renovacor relies, and expects to continue to rely, on third parties to conduct, supervise, and monitor its preclinical studies, and Renovacor will rely on third parties to conduct, supervise, and monitor future clinical trials for its product candidates.

Renovacor relies on third-party CROs, study sites, and others to conduct, supervise, and monitor its preclinical studies for its product candidates and it expects to rely on third parties to similarly conduct, supervise, and monitor any future clinical trials for its product candidates. It expects to continue to rely on third parties, such as CROs, clinical data management organizations, medical institutions, and clinical investigators, to conduct its preclinical studies, and intend to rely on third parties in connection with the commencement of future clinical trials of its product candidates. Although Renovacor has and will continue to have agreements with these third parties governing their activities, it has limited influence over their actual performance and will control only certain aspects of their activities. The failure of these third parties to successfully carry out their contractual duties or meet expected deadlines, including as a result of the impact of the coronavirus pandemic, could substantially harm its business because Renovacor may be delayed in completing or unable to complete the studies required to support future approval of REN-001 and its other product candidates, or it may not obtain marketing approval for, or commercialize, REN-001 and its other product candidates in a timely manner or at all. Moreover, these agreements might terminate for a variety of reasons, including a failure to perform by the third parties. If Renovacor needs to enter into alternative arrangements its product development activities would be delayed and its business, financial condition, results of operations and prospects may be materially harmed.

Renovacor’s reliance on these third parties for development activities reduces its control over these activities. Nevertheless, Renovacor is responsible for ensuring that each of its studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards and its reliance on third parties does not relieve it of its regulatory responsibilities. For example, it will remain responsible for ensuring that each of its preclinical studies and future clinical trials is conducted in accordance with the general investigational plan and protocols for such trial. Renovacor must also ensure that its preclinical and future clinical trials are conducted in accordance with cGLP regulations, as appropriate. Moreover, the FDA and comparable foreign regulatory authorities require it to comply with cGCPs for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity, and confidentiality of trial participants are protected. Regulatory authorities enforce these requirements through periodic inspections of trial sponsors, clinical investigators, and trial sites. If it or any of its third parties fail to comply with applicable cGCPs or other regulatory requirements, Renovacor or such third parties may be subject to enforcement or other legal actions, the data generated in its preclinical studies and future clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require it to perform additional studies.

Renovacor cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of its clinical trials will comply with the applicable regulatory requirements. In addition, Renovacor’s clinical trials must be conducted with product candidates that were produced under cGMP regulations. Failure to comply with these regulations may require it to repeat clinical trials, which would delay the regulatory approval process.

If any of its relationships with these third parties terminate, Renovacor may not be able to enter into arrangements with alternative providers or to do so on commercially reasonable terms. Switching or adding additional third parties involves additional cost and requires management’s time and focus. In addition, there is a natural transition period when a new third party commences work. As a result, delays could occur, which could compromise its ability to meet its desired development timelines.

Renovacor may expend its limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because Renovacor has limited financial and managerial resources, it focuses on research programs, therapeutic platforms, and product candidates that it identifies for specific indications. As a result, it may forego or delay pursuit of opportunities with other therapeutic platforms or product candidates or for other indications that later prove to have greater commercial potential. Renovacor’s resource allocation decisions may cause it to fail to capitalize on viable commercial products or profitable market opportunities. Its spending on current and future research and development programs, therapeutic platforms, and product candidates for specific indications may not yield any commercially viable products. If Renovacor does not accurately evaluate the commercial potential or target market for a particular product candidate, it may relinquish valuable rights to that product candidate through collaboration, licensing, or other royalty arrangements in cases in which it would have been more advantageous for it to retain sole development and commercialization rights.

Changes in regulatory requirements, guidance from the FDA and other regulatory authorities or unanticipated events during its preclinical studies and clinical trials of REN-001 or its other product candidates may result in changes to preclinical studies or clinical trials or additional preclinical or clinical trial requirements, which could result in increased costs to Renovacor and could delay its development timeline.

Regulatory requirements governing biologic drug products, including gene therapy products, are still evolving and it is difficult to determine how long it will take or how much it will cost to obtain regulatory approvals for REN-001 or its other product candidates. Changes in regulatory requirements, FDA guidance or guidance from other regulatory agencies or unanticipated events during its preclinical studies or clinical trials may force Renovacor to terminate or adjust its development program.

In addition, the clinical trial requirements of the FDA and foreign regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of such product candidates. The regulatory approval process for novel product candidates such as Renovacor’s can be more expensive and take longer than for other, better known or more extensively studied product candidates. The FDA, or the applicable regulatory authorities, may impose additional preclinical or clinical trial requirements. Amendments to clinical trial protocols would require resubmission to the FDA, or the applicable regulatory authorities as well as IRBs and ethics committees for review and approval, which may adversely impact the cost, timing or successful completion of a clinical trial. If Renovacor experiences delays completing, or if it terminates, any of its clinical trials, or if it is required to conduct additional preclinical or clinical trials, the commercial prospects for REN-001 or its other product candidates may be harmed and its ability to generate product revenue will be delayed, and it would materially adversely affect its business, financial condition, and results of operations.

In order to market any product outside of the United States, Renovacor must comply with numerous and varying regulatory requirements of other countries regarding biologic development and commercialization. The approval process varies from country to country and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others.

Renovacor is subject to various foreign, federal, and state healthcare and privacy laws and regulations, and its failure to comply with these laws and regulations could harm its results of operations and financial condition.

Renovacor’s business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, and customers expose it to broadly applicable foreign, federal and state fraud and abuse and other healthcare and privacy laws and regulations. These laws may constrain the business or financial arrangements and relationships through which Renovacor conducts its operations, including how it researches, markets, sells and distributes any products for which it obtains marketing approval. Such laws include:

•

the federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving or providing any remuneration (including any kickback, bribe or certain rebates), directly or indirectly, overtly or covertly, in cash or in kind, in return for, either the referral of an individual or the purchase, lease, or order, or arranging for or recommending the purchase, lease, or order of any good, facility, item or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act;

•

the federal false claims and civil monetary penalties laws, including the civil False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, to the federal government, claims for payment or approval that are false or fraudulent, knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim, or from knowingly making or causing to be made a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•

the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement, in connection with the delivery of, or payment for, healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•

HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and their implementing regulations, also impose obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information without appropriate authorization by covered entities subject to the rule, such as health plans, healthcare clearinghouses and certain healthcare providers as well as their business associates that perform certain services for or on their behalf involving the use or disclosure of individually identifiable health information;

•

the federal Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the CMS information related to payments and other “transfers of value” made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members;

•

the Foreign Corrupt Practices Act (the “FCPA”), which prohibits companies and their intermediaries from making, or offering or promising to make improper payments to non-U.S. officials for the purpose of obtaining or retaining business or otherwise seeking favorable treatment; and

•

analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to its business practices, including but not limited to, research, distribution, sales and marketing arrangements and claims involving healthcare items or services reimbursed by non- governmental third-party payors, including private insurers, or by the patients themselves; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws and regulations that require drug and biologic manufacturers to file reports relating to pricing and marketing information or which require tracking gifts and other remuneration and items of value provided to physicians, other healthcare providers and entities; state and local laws that require the registration of pharmaceutical sales representatives; state and foreign laws governing the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA; state and foreign governments that have enacted or proposed requirements regarding the collection, distribution, use, security, and storage of personally identifiable information and other data relating to individuals (including the EU General Data Protection Regulation 2016/679 (the “GDPR”), and the California Consumer Protection Act (the “CCPA”)), and federal and state consumer protection laws are being applied to enforce regulations related to the online collection, use, and dissemination of data, thus complicating compliance efforts.

Ensuring that Renovacor’s internal operations and business arrangements with third-parties comply with applicable healthcare laws and regulations involve substantial costs. It is possible that governmental authorities will conclude that its business practices, including any consulting and advisory board arrangements with physicians and other healthcare providers, do not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If Renovacor’s operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that may apply, it may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, exclusion from U.S. government funded healthcare programs, such as Medicare and Medicaid, or similar programs in other countries or jurisdictions, disgorgement, individual imprisonment, contractual damages, reputational harm, additional reporting requirements and oversight if Renovacor becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, diminished profits and the curtailment or restructuring of its operations. Further, defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if Renovacor is successful in defending against any such actions that may be brought against it, its business may be impaired. If any of the physicians or other providers or entities with whom it expects to do business are found to not be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusion from government funded healthcare programs and imprisonment. If any of the above occur, it could adversely affect its ability to operate its business and its results of operations.

Healthcare legislation, including potentially unfavorable pricing regulations or other healthcare reform initiatives, may increase the difficulty and cost for Renovacor to obtain marketing approval of and commercialize its product candidates.

The commercial potential for its approved products, if any, could be affected by changes in healthcare spending and policy in the United States and abroad. Renovacor operates in a highly regulated industry. New laws, regulations or judicial decisions or new interpretations of existing laws, regulations or decisions, related to healthcare availability, the method of delivery or payment for healthcare products and services could adversely affect its business, operations and financial condition. The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system that may affect its ability to profitably sell its product and product candidates, if approved. The United States government, state legislatures and foreign governments also have shown significant interest in implementing cost-containment programs to limit the growth of government-paid healthcare costs, including price controls, restrictions on reimbursement and requirements for substitution of generic products for branded prescription drugs and biologics.

The ACA was intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. There have been significant ongoing administrative, executive and legislative efforts to modify or eliminate the ACA. For example, the Tax Act enacted on December 22, 2017, repealed the shared responsibility payment for individuals who fail to maintain minimum essential coverage under Section 5000A of the IRC, commonly referred to as the individual mandate. The Trump administration issued executive orders which sought to reduce burdens associated with the ACA and modified how it was implemented. Other legislative changes have been proposed and adopted since passage of the ACA. The ACA has also been subject to challenges in the courts. On December 14, 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. On December 18, 2019, the Fifth Circuit U.S. Court of Appeals held that the individual mandate is unconstitutional and remanded the case to the Texas District Court to reconsider its earlier invalidation of the entire ACA. An appeal was taken to the U.S. Supreme Court (the “Supreme Court”) which heard oral arguments in the case on November 10, 2020. A ruling is expected in 2021.

Further changes to and under the ACA remain possible, although the new Biden administration has signaled that it plans to build on the ACA and expand the number of people who are eligible for subsidies under it. President Biden indicated that he intends to use executive orders to undo changes to the ACA made by the Trump administration and would advocate for legislation to build on the ACA. It is unknown what form any such changes or any law proposed to replace the ACA would take, and how or whether it may affect its business in the future. Renovacor expects that changes to the ACA, the Medicare and Medicaid programs, changes allowing the federal government to directly negotiate drug and biologic prices and changes stemming from other healthcare reform measures, especially with regard to healthcare access, financing or other legislation in individual states, could have a material adverse effect on the healthcare industry.

The Budget Control Act of 2011 has resulted in reductions in spending on certain government programs, including aggregate reductions to Medicare payments to healthcare providers of up to 2.0% per fiscal year. These reductions have been extended until 2030 unless additional Congressional action is taken.

Any reduction in reimbursement from Medicare, Medicaid, or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent Renovacor from being able to generate revenue, attain and maintain profitability of its product and product candidates, if approved.

Renovacor cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If Renovacor or its collaborators are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if it or its collaborators are not able to maintain regulatory compliance, REN-001 or any future product candidates may lose any marketing approval that may have been obtained and it may not achieve or sustain profitability, which would materially adversely affect its business, financial condition and results of operations.

Risks Related to Manufacturing

The manufacture and distribution of Renovacor’s recombinant AAV-derived gene product candidates is complex and subject to a multitude of risks. These risks could substantially increase its costs, limit the clinical and commercial supply of its product candidates, and result in delays in our development or commercialization programs.

The manufacture and supply of REN-001 and Renovacor’s other product candidates based on the BAG3 gene and protein involve novel processes that are more complex than those required for most drugs and biologics and, accordingly, present significant challenges and are subject to multiple risks.

Renovacor’s product candidates require processing steps that are more complex than those required for most small molecule drugs. These are complex biological processes which include transfection of the gene of interest into a viral vector, production of viral vector in a host cell line, purification and characterization of the vector gene product. Moreover, unlike small molecules, the physical and chemical properties of a biologic such as Renovacor’s generally cannot be fully characterized. Accordingly, Renovacor will employ multiple analytical methods to control the manufacturing process to assure that the process works consistently and the product candidate is made strictly and consistently in compliance with current regulatory expectations. Problems with the manufacturing process, even minor deviations from the normal process, could result in product defects or manufacturing failures that result in lot failures, low lot yields, product recalls, product liability claims or insufficient inventory. As a result, Renovacor may encounter problems achieving adequate quantities and quality of clinical-grade materials that meet the FDA or other applicable standards or specifications with consistent and acceptable production yields and costs. Accordingly, Renovacor expects chemistry, manufacturing and control of related topics, including product release specifications, will be a focus of IND reviews, which may delay the clearance of INDs.

In addition, the FDA and other regulatory authorities may require Renovacor to submit samples of any lot of any approved product together with the protocols showing the results of applicable tests at any time. Under some circumstances, the FDA or other regulatory authorities may require that Renovacor not distribute a lot until the agency authorizes its release. Slight deviations in the manufacturing process, including those affecting quality attributes and stability, may result in unacceptable changes in the product that could result in lot failures, low lot yields or product recalls. Lot failures, low lot yields or product recalls could cause Renovacor to delay product launches or clinical trials, which could be costly to and otherwise harm its business, financial condition, results of operations and prospects.

As a result of the complexities in manufacturing biologics and distributing gene therapies, the cost to manufacture and distribute biologics and gene therapies in general, and Renovacor’s gene product candidates in particular, is generally higher than traditional small molecule chemical compounds. In addition, its cost of goods development is at an early stage. The actual cost to manufacture and process its product candidates could be greater than Renovacor expects and could materially and adversely affect the commercial viability of REN-001 and its other product candidates.

Renovacor currently relies on and expects to continue to rely on third parties for the manufacture of its product candidates for development and such reliance may adversely affect its future profit margins and its ability to commercialize any products that receive marketing approval on a timely and competitive basis.

Renovacor currently does not operate manufacturing facilities and relies, and will continue to rely, on CMOs for the manufacture of its product candidates and related raw materials for clinical and preclinical development and expects to rely on third parties for commercial manufacture if any of its product candidates receive marketing approval. Renovacor has partnered with Andelyn Biosciences and Aldevron LLC for the manufacture and supply of certain of its product candidates for future clinical development, but it may partner with other third party manufacturers for supplies in future clinical development. Renovacor has not yet secured manufacturing capabilities for commercial quantities of its product candidates. The competition for gene therapy contract development, manufacturing and testing is intense and Renovacor may be unable to negotiate binding agreements with the manufacturers to support its potential commercialization activities at commercially reasonable terms. Further, even with contractual agreements in place for the production and supply of its product candidates and related raw materials for its future clinical development, there can be no assurance the CMOs or the manufacturing facilities will meet its demands on schedule or at all.

The facilities that may in the future be used by Renovacor, third-party CMOs or any other manufacturers with which it may collaborate must be approved by the FDA pursuant to inspections that will be conducted after it submits a BLA to the FDA. For manufacturing facilities in which Renovacor does not operate, it does not control the manufacturing process of, and are completely dependent on, CMOs for compliance with cGMP requirements for manufacture of biologic products. If these CMOs cannot successfully manufacture material that conforms to its specifications and the strict regulatory requirements of the FDA or others, they will not be able to secure and/or maintain regulatory approval for their manufacturing facilities. In addition, Renovacor has no control over the ability of CMOs to maintain adequate quality control and quality assurance. The CMOs may also encounter problems hiring and retaining the experienced scientific, quality-control and manufacturing personnel needed to operate the required manufacturing processes, which could result in delays in production or difficulties in maintaining compliance with applicable regulatory requirements. If the FDA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of its product candidates or if it withdraws any such approval in the future, it may need to find alternative manufacturing facilities, which would significantly impact its ability to develop, obtain regulatory approval for or market its product candidates, if approved. Its failure, or the failure of its CMO, to comply with applicable regulations could result in sanctions being imposed on it, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of its product candidates.

Its CMO’s failure to execute on its manufacturing requirements, to do so on commercially reasonable terms and comply with cGMP could adversely affect Renovacor’s business in a number of ways, including:

•	an inability to initiate or continue clinical trials of REN-001 or its other product candidates under development;

•	delay in submitting regulatory applications, or receiving marketing approvals, for its product candidates;

•	subjecting third-party manufacturing facilities to additional inspections by regulatory authorities;

•	requirements to cease development or to recall batches of its product candidates; and

•	in the event of approval to market and commercialize REN-001 or its other product candidates, an inability to meet commercial demands for REN-001 or its other product candidates.

Any performance failure on the part of Renovacor or its existing or future CMOs could delay clinical development or marketing approval, and any related remedial measures may be costly or time consuming to implement. If Renovacor’s current CMOs cannot perform as agreed, it may be required to replace such manufacturers and it may be unable to replace them on a timely basis, with attractive terms or at all.

Its current and anticipated future dependence upon CMOs for the manufacture of its product candidates or products may adversely affect its future profit margins and its ability to commercialize any products that receive marketing approval on a timely and competitive basis.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates proceed through preclinical studies to late-stage clinical trials towards potential approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause Renovacor’s product candidates to perform differently and affect the results of planned preclinical studies or future clinical trials conducted with the materials manufactured using altered processes. Such changes may also require additional testing, FDA notification or FDA approval. This could delay completion of preclinical studies and clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase costs, delay approval of Renovacor’s product candidates and jeopardize its ability to commence sales and generate revenue.

CMOs and suppliers use biological materials and may use hazardous materials, and any claims relating to improper handling, storage or disposal of these materials could be time consuming or costly.

Renovacor’s CMOs and suppliers may use hazardous materials, including potent chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment. The operations of its CMOs and suppliers also produce hazardous waste products. Federal, state and local laws and regulations govern the use, generation, manufacture, storage, handling and disposal of these materials and wastes. Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair Renovacor’s product development efforts. In addition, Renovacor cannot entirely eliminate the risk of accidental injury or contamination from these materials or wastes. Renovacor does not carry specific biological or hazardous waste insurance coverage, and its property, casualty and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, Renovacor could be held liable for damages or be penalized with fines in an amount exceeding its resources, and its clinical trials or regulatory approvals could be suspended.

Any contamination in Renovacor’s CMO process, shortages of raw materials, labor or reagents or failure of any of its key suppliers to deliver necessary components of its platform could result in delays in its clinical development or marketing schedules.

Given the nature of biologics manufacturing, there is a risk of contamination. Any contamination could materially adversely affect Renovacor’s or its third-party vendor’s ability to produce its gene therapies on schedule and could therefore harm its results of operations and cause reputational damage.

The raw materials required in Renovacor’s third-party vendors manufacturing processes are derived from biological sources. Renovacor cannot be assured that its third-party vendors have, or will be able to obtain on commercially reasonable terms, or at all, sufficient rights to these materials derived from biological sources. Such raw materials are difficult to procure, may be difficult to substitute and may also be subject to contamination or recall. A material shortage, contamination, recall, or restriction on the use of biologically derived substances in the manufacture of its product candidates could adversely impact or disrupt the clinical trials and commercial manufacturing of its product candidates, which could materially and adversely affect Renovacor’s operating results and development timelines.

Renovacor relies and will continue to rely on third-party suppliers for the supply and manufacture of certain components of its technology. It currently relies on Andelyn Biosciences and Aldevron LLC as its suppliers of its clinical materials for REN-001 and its other product candidates. Even if it were able to source REN-001 or its other product candidates from alternative suppliers or produce them by itself, such alternatives may cost more, result in lower yields or not be as suitable for its purposes. Should Renovacor’s ability to procure these material components from its suppliers be compromised, its ability to continuously operate would be impaired until an alternative supplier is sourced, qualified and tested, which could limit Renovacor’s ability to produce a clinical and commercial supply of its product candidates and harm its business.

Risks Related to Commercialization of Renovacor’s Product Candidates

If Renovacor is unable to successfully commercialize REN-001 or any of its other product candidates for which Renovacor receives regulatory approval, or experience significant delays in doing so, its business will be materially harmed.

If Renovacor is successful in obtaining marketing approval from applicable regulatory authorities for REN-001 or any of its other product candidates, its ability to generate revenues from such product candidates will depend on its success in:

•	launching commercial sales of its product candidates, whether alone or in collaboration with others;

•

receiving an approved label with claims that are necessary or desirable for successful marketing, and that does not contain safety or other limitations that would impede its ability to market its product candidates;

•	creating market demand for its product candidates through marketing, sales and promotion activities;

•	hiring, training, and deploying a sales force or contracting with third parties to commercialize its product candidates;

•	manufacturing, either on its own or through third parties, product candidates in sufficient quantities and at acceptable quality and cost to meet commercial demand at launch and thereafter;

•	establishing and maintaining agreements with wholesalers, distributors, and group purchasing organizations on commercially reasonable terms;

•	creating partnerships with, or offering licenses to, third parties to promote and sell product candidates in foreign markets where Renovacor receives marketing approval;

•	maintaining patent and trade secret protection and regulatory exclusivity for its product candidates;

•	achieving market acceptance of its product candidates by patients, the medical community, and third-party payors;

•	achieving appropriate reimbursement for its product candidates;

•	effectively competing with other therapies; and

•	maintaining an acceptable tolerability profile of its product candidates following launch.

To the extent Renovacor is not able to do any of the foregoing, its business, financial condition, results of operations and prospects will be materially harmed.

Renovacor faces significant competition, and if its competitors develop product candidates more rapidly than Renovacor does or their product candidates are more effective, its ability to develop and successfully commercialize products may be adversely affected.

The biopharmaceutical and pharmaceutical industries are characterized by rapid innovation, intense and dynamic competition and a strong emphasis on proprietary and novel products and product candidates. While Renovacor believes that its technology, scientific knowledge and foundational understanding in the field of BAG3 mutations provide it with competitive advantages, it faces potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biopharmaceutical companies, academic institutions and governmental agencies and public and private research institutions, as well as standard-of-care treatments, new products undergoing development and combinations of existing and new therapies. Any product candidates that Renovacor successfully develops and commercialize will compete with existing therapies and new therapies, including combinations thereof, that may become available in the future. Renovacor competes with these organizations to recruit management, scientists and clinical development personnel, which could negatively affect its level of expertise and its ability to execute its business plan. It will also face competition in establishing clinical trial sites, enrolling subjects for clinical trials and in identifying and in-licensing new product candidates. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

Renovacor is developing a pipeline of BAG3-based therapies for diseases of high unmet medical need associated with BAG3 biology. While it believes its proposed therapeutic intervention for BAG3 DCM derived from its AAV/BAG3 gene therapy product is significantly differentiated, a number of companies are currently focused on drug development and other therapies for the treatment of heart failure. Its potential competitors include, but are not limited to, Rocket Pharmaceuticals, Inc. (LAMP2B), Asklepios Biopharmaceuticals, Inc. and its subsidiary NanoCor Therapeutics, Inc. (I1c gene), Bristol-Myers Squibb Company (bARKct), and Renova Therapeutics, Inc. (AC6); however, none of these genes act directly on the BAG3 pathway and are not expected to directly compete for patients suffering from BAG3 DCM. These companies may compete with Renovacor in recruiting human capital and securing licenses to complementary technologies that may be critical to the success of its business. They also compete with Renovacor for potential funding from the biotechnology and pharmaceutical industries. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. While it is not aware of any competitive programs in development for BAG3 DCM, there may be other companies pursuing therapeutic candidates from which it faces current or future competition.

Many of Renovacor’s competitors have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than it does. If Renovacor successfully obtains approval for any product candidate, it will face competition based on many different factors, including the safety and effectiveness of its products, the ease with which its products can be administered and the extent to which patients accept relatively new routes of administration, the timing and scope of regulatory approvals for these products, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Competing products could present superior treatment alternatives, including by being more effective, safer, more convenient, less expensive or marketed and sold more effectively than any products Renovacor may develop. Its competitors also may obtain FDA or other regulatory approval for their products more rapidly than it may obtain approval for its, which could result in its competitors establishing a strong market position before it is able to enter the market. Competitive products may make any products Renovacor develops obsolete or noncompetitive before it recovers the expense of developing and commercializing its product candidates. If it is unable to compete effectively, its opportunity to generate revenue from the sale of the products it may develop, if approved, could be adversely affected.

Renovacor expects to face uncertainty regarding the pricing of its existing product candidates and any other product candidates that it may develop.

Due to the novel nature of its product candidates, Renovacor faces significant uncertainty as to the pricing of any such products for which it may receive marketing approval. While Renovacor anticipates that pricing for any product candidates that it develops will be relatively high due to their anticipated use in the prevention or treatment of life-threatening diseases where therapeutic options are limited, the biopharmaceutical industry has recently experienced significant pricing pressures. In particular, drug pricing and other healthcare costs continue to be subject to intense political and societal pressures, which Renovacor anticipates will continue and escalate on a global basis. These pressures may result in harm to its business and reputation, cause its stock price to decline or experience periods of volatility and adversely affect results of operations and its ability to raise funds.

The insurance coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for new products could limit Renovacor’s product revenues.

Renovacor’s ability to commercialize its lead product candidate, REN-001, or any of its other product candidates successfully will depend in part on the extent to which reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers, and other organizations. In the United States, the principal decisions about reimbursement for new therapies are typically made by Centers for Medicare and Medicaid Services, an agency within the U.S. Department of Health and Human Services (“CMS”). CMS decides whether and to what extent a new therapy will be covered and reimbursed under Medicare, and private payors tend to follow CMS determinations to a substantial degree. The availability and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford expensive treatments, such as gene therapy. There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products by government and third-party payors. In particular, there is no body of established practices and precedents for reimbursement of gene therapy, and it is difficult to predict what the regulatory authority or private payor will decide with respect to reimbursement levels for novel products such as its. Its products may not qualify for coverage or direct reimbursement, or may be subject to limited reimbursement. If reimbursement or insurance coverage is not available, or is available only to limited levels, Renovacor may not be able to successfully commercialize its product candidates. Even if coverage is provided, the approved reimbursement amount may not be sufficient to allow it to establish or maintain pricing to generate income.

In addition, reimbursement agencies in foreign jurisdictions may be more conservative than those in the United States. Accordingly, in markets outside the United States, the reimbursement for its products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenues and profits. Moreover, increasing efforts by governmental and third-party payors, in the United States and abroad, to cap or reduce healthcare costs may cause such organizations to limit both coverage and level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for its product candidates. Failure to obtain or maintain adequate reimbursement for any products for which Renovacor receives marketing approval will adversely affect its ability to achieve commercial success, and could have a material adverse effect on its operating results, its ability to raise capital needed to commercialize products, and its overall financial condition.

Even if Renovacor obtains regulatory and marketing approval for a product candidate, its product candidates will remain subject to regulatory oversight and it may be subject to penalties and other penalties if it fails to comply with regulatory requirements or if it experiences unanticipated problems with its product candidates.

Even if Renovacor receives marketing and regulatory approval for REN-001 or any of its other product candidates, regulatory authorities may still impose significant restrictions on the indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies. REN-001 and its other product candidates will also be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping and submission of safety and other post-market information. The FDA has significant post-market authority, including, for example, the authority to require labeling changes based on new safety information and to require post-market studies or clinical trials to evaluate serious safety risks related to the use of a biologic. Any regulatory approvals that Renovacor receives for REN-001 or its other product candidates may also be subject to a risk evaluation and mitigation strategy (“REMS”), limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including post-approval clinical trials, and surveillance to monitor the quality, safety and efficacy of the product, all of which could lead to lower sales volume and revenue. For example, the holder of an approved BLA is obligated to monitor and report adverse events and any failure of a product to meet the specifications in the BLA. The holder of an approved BLA also must submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. Advertising and promotional materials must comply with FDA rules and are subject to FDA review, in addition to other potentially applicable federal and state laws.

In addition, product manufacturers and their facilities are subject to payment of user fees and continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP requirements and adherence to commitments made in the BLA or foreign marketing application. If Renovacor, or a regulatory authority, discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured or disagrees with the promotion, marketing or labeling of that product, a regulatory authority may impose restrictions relative to that product, the manufacturing facility or it, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.

If Renovacor or its contractors fail to comply with applicable regulatory requirements following approval of REN-001 or its other product candidates, a regulatory authority may:

•	issue a warning letter asserting that Renovacor is in violation of the law;

•	request voluntary product recalls;

•	seek an injunction or impose administrative, civil or criminal penalties or monetary fines;

•	suspend or withdraw regulatory approval;

•	suspend any ongoing clinical trials;

•	refuse to approve a pending BLA or comparable foreign marketing application (or any supplements thereto);

•	restrict the marketing or manufacturing of the product;

•	seize or detain the product or otherwise require the withdrawal of the product from the market;

•	refuse to permit the import or export of product candidates; or

•	refuse to allow it to enter into supply contracts, including government contracts.

Any government investigation of alleged violations of law could require Renovacor to expend significant time and resources in response and could generate negative publicity. The occurrence of any event or penalty described above may inhibit its ability to commercialize REN-001 or its other product candidates and adversely affect its business, financial condition, results of operations, and prospects.

Even if Renovacor receives marketing approval for REN-001 or its other product candidates, it may not achieve broad market acceptance.

The commercial success of Renovacor’s lead product candidate, REN-001, or its other product candidates, if developed and approved for marketing by the FDA or comparable foreign regulatory authority, will depend upon the awareness and acceptance of REN-001 or such other product candidate among the medical community, including physicians, patients, advocacy groups and healthcare payors. Market acceptance of its product candidates, if approved, will depend on a number of factors, including, among others:

•	the prevalence and severity of any adverse side effects associated with its product candidates;

•	limitations or warnings contained in the labeling approved for its product candidates by the FDA or comparable foreign regulatory authority, such as a “black box” warning;

•	availability of alternative treatments, including any competitive therapies in development that could be approved or commercially launched prior to approval of its product candidates;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	the strength of marketing and distribution support and timing of market introduction of competitive products;

•	pricing;

•	payor acceptance;

•	the impact of any future changes to the healthcare system in the United States;

•	the effectiveness of its sales and marketing strategies; and

•

the likelihood that the FDA may require development of a REMS, as a condition of approval or post-approval or may not agree with its proposed REMS or may impose additional requirements that limit the promotion, advertising, distribution or sales of its product candidates.

If REN-001 or any of its other product candidates are approved but do not achieve an adequate level of acceptance by patients, advocacy groups, physicians and payors, Renovacor may not generate sufficient revenue to become or remain profitable and its business, financial condition, and results of operations could be materially adversely affected. Its efforts to educate the medical community and third-party payors about the benefits of REN-001 and its other product candidates may require significant resources and may never be successful.

Even if Renovacor receives marketing approval for REN-001 or its other product candidates in the United States, it may never receive regulatory approval to market REN-001 or its other product candidates outside of the United States.

In order to market any product outside of the United States, Renovacor must establish and comply with the numerous and varying safety, efficacy and other regulatory requirements of other jurisdictions, including potential additional clinical trials and/or preclinical studies. Approval procedures vary among jurisdictions and can involve additional testing and additional administrative review periods. The time required to obtain approvals in other jurisdictions might differ from that required to obtain FDA approval. The marketing approval processes in other jurisdictions may implicate all of the risks detailed above regarding FDA approval in the United States as well as other risks. In particular, in many jurisdictions outside of the United States, products must receive pricing and reimbursement approval before the product can be commercialized. Obtaining this approval can result in substantial delays in bringing products to market in such jurisdictions. Marketing approval in one jurisdiction does not necessarily ensure marketing approval in another, but a failure or delay in obtaining marketing approval in one country may have a negative effect on the regulatory process or commercial activities in others. Failure to obtain marketing approval in other jurisdictions or any delay or other setback in obtaining such approval would impair its ability to market a product candidate in such foreign markets. Any such impairment would reduce the size of its potential market, which could have a material adverse impact on its business, financial condition, results of operations, and prospects.

Renovacor may be unable to establish effective marketing, sales and distribution capabilities or enter into agreements with third parties to market and sell REN-001 or its other product candidates, if approved.

Renovacor currently does not have a commercial infrastructure for the marketing, sale, and distribution of its lead product candidate, REN-001, or its other product candidates. If REN-001 or its other product candidates receive marketing approval, Renovacor intends to commercialize such product candidates in the United States and potentially in other geographies. In order to commercialize its products, it must build its marketing, sales, and distribution capabilities or make arrangements with third parties to perform these services. It may not be successful in doing so. Should Renovacor decide to move forward in developing its own marketing capabilities, it may incur expenses prior to product launch or even approval in order to recruit a sales force and develop a marketing and sales infrastructure. If a commercial launch is delayed as a result of the FDA’s or comparable foreign regulatory authority’s requirements or for other reasons, Renovacor would incur these expenses prior to being able to realize any revenue from sales of REN-001 and its other product candidates. Even if it is able to effectively hire a sales force and develop a marketing and sales infrastructure, its sales force and marketing teams may not be successful in commercializing REN-001 or its other product candidates. This may be costly, and its investment would be lost if Renovacor cannot retain or reposition its sales and marketing personnel.

Renovacor may also or alternatively decide to collaborate with third-party marketing and sales organizations to commercialize any approved product candidates in the United States, in which event, its ability to generate product revenues may be limited. To the extent it relies on third parties to commercialize any products for which it obtains regulatory approval, Renovacor may receive less revenues than if it commercialized these products itself, which could materially harm its prospects. In addition, Renovacor would have less control over the sales efforts of any other third parties involved in its commercialization efforts, and could be held liable if they failed to comply with applicable legal or regulatory requirements.

Renovacor has no prior experience in the marketing, sale, and distribution of biopharmaceutical products, and there are significant risks involved in building and managing a commercial infrastructure. The establishment and development of commercial capabilities, including compliance plans, to market any products Renovacor may develop will be expensive and time-consuming and could delay any product launch, and it may not be able to successfully develop this capability. It will have to compete with other biopharmaceutical and pharmaceutical companies to recruit, hire, train, manage, and retain marketing and sales personnel, which is expensive and time consuming and could delay any product launch. Developing its sales capabilities may also divert resources and management attention away from product development.

In the event Renovacor is unable to develop a marketing and sales infrastructure, it may not be able to commercialize REN-001 or its other product candidates in the United States or elsewhere, which could limit its ability to generate product revenues and materially harm its business, financial condition, results of operations and prospects.

If the market opportunities for Renovacor’s products are smaller than it believes they are, its revenue may be adversely affected, and its business may suffer.

The initial planned clinical trials for REN-001 are designed to evaluate its safety and tolerability in humans, as well as efficacy in the treatment of patients with BAG3 DCM. Renovacor does not know at this time whether REN-001 or any of its other product candidates will be safe for use in humans or produce efficacious results. Subsequently, Renovacor plans to conduct additional clinical trials in related indications, but there is no guarantee that product candidates it develops, even if approved for multiple related indications, would be approved for others, and, prior to any such approvals, the company may have to conduct additional clinical trials.

Renovacor focuses its research and product development on the use of AAV/BAG3-based gene therapy platforms for the treatment of a variety of different types of indications in heart failure and central nervous system diseases. Its projections of both the number of people who have BAG3 mutations, as well as the subset of people with these mutations who have the potential to benefit from treatment with its product candidates, are based on beliefs and estimates. These estimates have been derived from a variety of sources, including the scientific literature, surveys of clinics, patient foundations or market research, and may prove to be incorrect. Further, new trials may change the estimated incidence or prevalence of such mutations. The total addressable market across all of Renovacor’s product candidates will ultimately depend upon, among other things, the diagnosis criteria included in the final label for each of its product candidates approved for sale for these indications, the availability of alternative treatments and the safety, convenience, cost and efficacy of its product candidates relative to such alternative treatments, acceptance by the medical community and patient access, drug and biologic pricing and reimbursement. The number of patients in the United States and other major markets and elsewhere may turn out to be lower than expected, patients may not be otherwise amenable to treatment with its products or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect Renovacor’s results of operations and its business.

Risks Related to Renovacor’s Intellectual Property

If Renovacor is unable to protect its intellectual property and its proprietary technologies, it may not be able to compete effectively in the market.

Renovacor’s commercial success depends in part on its ability to obtain and maintain patent protection and trade secret protection for REN-001 and any of its other product candidates, proprietary technologies and their uses as well as its ability to operate without infringing upon the proprietary rights of others. If Renovacor is unable to protect its intellectual property rights or if its intellectual property rights are inadequate for its technology or its product candidates, Renovacor’s competitive position could be harmed, which could have a material adverse impact on its business, results of operations, financial conditions and prospects. Renovacor generally seeks to protect its proprietary position by filing patent applications in the United States and abroad related to REN-001 and any of its other product candidates, proprietary technologies and their uses that are important to Renovacor’s business. Renovacor’s patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless, and until, patents are issued from such applications, and then only to the extent the issued claims cover the technology. There can be no assurance that Renovacor’s patent applications will result in patents being issued or that issued patents will afford sufficient protection to prevent competitors from using identical or similar technology, nor can there be any assurance that the patents if issued will be sufficiently broad or will not be infringed, designed around or invalidated by third parties. Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for Renovacor’s proprietary rights is uncertain. Only limited protection may be available and may not adequately protect Renovacor’s rights or permit it to gain or keep any competitive advantage. These uncertainties and/or limitations in Renovacor’s ability to properly protect the intellectual property rights relating to REN-001 and any of its other product candidates could have a material adverse effect on its financial condition and results of operations.

Although Renovacor licenses an issued patent in Europe and licenses or jointly owns pending patent applications in the United States and foreign countries, it cannot be certain that the claims in these U.S. pending patent applications, corresponding international patent applications and patent applications in certain foreign countries will be considered patentable by the United States Patent and Trademark Office (the “USPTO”), courts in the United States or by the patent offices and courts in foreign countries, nor can it be certain that the claims in its issued patent will not be found invalid or unenforceable if challenged.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that Renovacor or any of its potential future collaborators will be successful in protecting REN-001 and any of its other product candidates by obtaining and defending patents. These risks and uncertainties include the following:

•

the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process, the noncompliance with which can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•	patent applications may not result in any patents being issued;

•	patents may be challenged, invalidated, modified, revoked, circumvented, found to be unenforceable or otherwise may not provide any competitive advantage;

•

Renovacor’s competitors, many of whom have substantially greater resources than it does and many of whom have made significant investments in competing technologies, may seek or may have already obtained patents that will limit, interfere with or block Renovacor’s ability to make, use and sell REN-001 and any of its other product candidates;

•

there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns; and

•

countries other than the United States may have patent laws less favorable to patentees than those upheld by U.S. courts, allowing foreign competitors a better opportunity to create, develop and market competing products.

The patent prosecution process is also expensive and time consuming, and Renovacor may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that Renovacor will fail to identify patentable aspects of its research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, Renovacor does not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, directed to technology that it licenses from third parties. Renovacor may also require the cooperation of its licensor in order to enforce the licensed patent rights, and such cooperation may not be provided. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of Renovacor’s business. Renovacor cannot be certain that patent prosecution and maintenance activities by its licensors have been or will be conducted in compliance with applicable laws and regulations, which may affect the validity and enforceability of such patents or any patents that may issue from such applications. If they fail to do so, this could cause it to lose rights in any applicable intellectual property that Renovacor in-licenses, and as a result its ability to develop and commercialize products or product candidates may be adversely affected and Renovacor may be unable to prevent competitors from making, using and selling competing products.

In addition, although Renovacor enters into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of its research and development output, such as its employees, outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors and other third parties, any of these parties may breach such agreements and disclose such output before a patent application is filed, thereby jeopardizing Renovacor’s ability to seek patent protection.

Renovacor relies on licenses of intellectual property from Temple and may license intellectual property from other third parties in the future, and such licenses may not provide adequate rights or may not be available in the future on commercially reasonable terms, if at all, and Renovacor’s licensors may be unable to obtain and maintain patent protection for the technology or products that it licenses to Renovacor.

Renovacor has acquired rights to the intellectual property underlying REN-001 through the License Agreement (the “License Agreement”), dated August 12, 2019, with Temple University of the Commonwealth System of Higher Education (“Temple”), and may in the future enter into other license agreements with third parties for other intellectual property rights or assets. Renovacor is heavily reliant on licenses to the patent rights and proprietary technology from Temple provided to it under the License Agreement, and these licenses are necessary to the development of Renovacor’s technology and products, including the technology related to REN-001. These and other licenses may not provide adequate rights to use such technology in all relevant fields of use. Licenses to additional third-party technology that may be required for Renovacor’s development programs may not be available in the future or may not be available on commercially reasonable terms, which could have a material adverse effect on its business.

In some circumstances, Renovacor may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that it licenses from Temple and other third parties in the future. In addition, some of Renovacor’s agreements with its licensors require obtaining consent from the licensor before it can enforce patent rights and the licensor may withhold such consent or may not provide it on a timely basis. Thus, Renovacor cannot be certain that these patents and applications will be prosecuted and enforced in a manner consistent with the best interests of its business. In addition, if third parties from whom Renovacor licenses patents fail to maintain such patents, or lose rights to those patents, the rights it has licensed may be reduced or eliminated.

If Renovacor fails to comply with its obligations in the License Agreement under which it licenses intellectual property and other rights from Temple or otherwise experiences disruptions to its business relationships with Temple, it could lose license rights that are important to its business.

Renovacor’s commercial success will depend in part on the maintenance of its license agreements. Renovacor has acquired rights to the intellectual property underlying REN-001 through the License Agreement with Temple, and may in the future enter into other license agreements with third parties for other intellectual property rights or assets. The License Agreement imposes, and future license agreements may impose, various diligence, milestone payment, royalty, and other obligations on Renovacor. If Renovacor fails to comply with its obligations under the License Agreement or any future license agreements with any party, or is subject to a bankruptcy, the licensor may have the right to terminate the license, in which event Renovacor would not be able to market products covered by the license. The License Agreement further provides Temple with a right to terminate the License Agreement for Renovacor’s material breach or default under the agreement, including the failure to make any required milestone or other payments. Should Temple exercise such a termination right, Renovacor would lose its right to the intellectual property under the License Agreement, and such loss may materially harm its business.

Renovacor may need to obtain licenses from third parties to advance its research or allow commercialization of REN-001 and any of its other product candidates, and it cannot provide any assurances that third-party patents do not exist which might be enforced against REN-001 and any of its other product candidates in the absence of such a license. For instance, Renovacor is aware of patents issued to REGENXBIO Inc. that claim AAV vectors that have an AAV9 capsid serotype. If Renovacor commercializes any of its product candidates prior to the expiry of those patents in 2026 without a license, it is possible that the patent owner could bring an action claiming infringement. Renovacor may fail to obtain any of these licenses on commercially reasonable terms, if at all, which could have a material adverse effect on its business and financial condition. Even if Renovacor is able to obtain a license, it may be non-exclusive, thereby giving its competitors access to the same technologies. In that event, Renovacor may be required to expend significant time and resources to develop or license replacement technology. If it is unable to do so, it may be unable to develop or commercialize the affected product candidates, which could materially harm its business and the third parties owning such intellectual property rights could seek either an injunction prohibiting Renovacor’s sales, or, with respect to its sales, an obligation on Renovacor’s part to pay royalties and/or other forms of compensation. Licensing of intellectual property is of critical importance to Renovacor’s business and involves complex legal, business and scientific issues. Disputes may arise between Renovacor and its licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	whether and the extent to which Renovacor’s technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	Renovacor’s right to sublicense patents and other rights to third parties;

•

Renovacor’s diligence obligations with respect to the use of the licensed technology in relation to its development and commercialization of REN-001 and any of its other product candidates, and what activities satisfy those diligence obligations;

•	Renovacor’s right to transfer or assign the license;

•	the inventorship or ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Renovacor and its licensors; and

•	the priority of invention of patented technology.

If disputes over intellectual property that Renovacor has licensed prevent or impair its ability to maintain its current licensing arrangements on acceptable terms, it may not be able to successfully develop and commercialize the affected product candidates, which would have a material adverse effect on its business.

In addition, certain of Renovacor’s agreements may limit or delay its ability to consummate certain transactions, may impact the value of those transactions, or may limit its ability to pursue certain activities. For example, if Renovacor chooses to sublicense or assign to any third parties its rights under its existing license agreements with respect to any licensed product, it may be required to pay a specified percentage of all revenue to be received in connection with such transaction.

If the scope of any patent protection Renovacor obtains is not sufficiently broad, or if it loses any of its patent protection, its ability to prevent its competitors from developing and commercializing similar or identical product candidates would be adversely affected.

The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability and commercial value of Renovacor’s patent rights are highly uncertain. Renovacor’s pending and future patent applications may not result in patents being issued which protect its product candidates or which effectively prevent others from commercializing competitive product candidates.

Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications Renovacor licenses or owns currently or in the future issue as patents, they may not issue in a form that will provide Renovacor with any meaningful protection, prevent competitors or other third parties from competing with it, or otherwise provide it with any competitive advantage. Any patents that Renovacor licenses or owns may be challenged or circumvented by third parties or may be narrowed or invalidated as a result of challenges by third parties. Consequently, Renovacor does not know whether REN-001 and any of its other product candidates will be protectable or remain protected by valid and enforceable patents. Renovacor’s competitors or other third parties may be able to circumvent its patents by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect Renovacor’s business, financial condition, results of operations and prospects.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and Renovacor’s patents may not cover REN-001 and any of its other product candidates or may be challenged in the courts or patent offices in the United States and abroad. Renovacor may be subject to a third party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant review, or PGR, and inter partes review, or IPR, or other similar proceedings in the USPTO or foreign patent offices challenging its patent rights. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, Renovacor cannot be certain that there is no invalidating prior art, of which it or its predecessors and the patent examiner were unaware during prosecution. There is no assurance that all potentially relevant prior art relating to Renovacor’s patents and patent applications or those of its licensors has been found. There is also no assurance that there is not prior art of which Renovacor, its predecessors or licensors are aware, but which Renovacor does not believe affects the validity or enforceability of a claim in its patents and patent applications or those of its licensors, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, Renovacor’s patent rights, allow third parties to commercialize REN-001 and any of its other product candidates and compete directly with Renovacor, without payment to it. Such loss of patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable could limit Renovacor’s ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of REN-001 and any of its other product candidates. Such proceedings also may result in substantial costs and require significant time from Renovacor’s scientists and management, even if the eventual outcome is favorable to it. In addition, if the breadth or strength of protection provided by Renovacor’s patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with it to license, develop or commercialize current or future product candidates.

The patent protection and patent prosecution for some of Renovacor product candidates may be dependent on third parties and the failure to appropriately prosecute and maintain patent protection for patents covering REN-001 and any of its other product candidates, may adversely impact Renovacor’s ability to develop and commercialize those product candidates.

Renovacor or its licensors may fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, it may miss potential opportunities to strengthen its patent position. It is possible that defects of form in the preparation or filing of Renovacor’s patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims, inventorship, claim scope, or requests for patent term adjustments. If Renovacor or its licensors, whether current or future, fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If Renovacor’s licensors are not fully cooperative or disagree with it as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. If there are material defects in the form, preparation, prosecution, or enforcement of Renovacor’s patents or patent applications, such patents may be invalid and/or unenforceable, and such applications may never result in valid, enforceable patents. Any of these outcomes could impair Renovacor’s ability to prevent competition from third parties, which may have an adverse impact on its business.

As a licensee of third parties, Renovacor relies on third parties to file and prosecute patent applications and maintain patents and otherwise protect the licensed intellectual property under some of its license agreements. Renovacor has not had and does not have primary control over these activities for certain of its patents or patent applications and other intellectual property rights. It cannot be certain that such activities by third parties have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents or other intellectual property rights. Pursuant to the terms of the license agreements with some of Renovacor’s licensors, the licensors may have the right to control enforcement of these licensed patents or defense of any claims asserting the invalidity of these patents. Even if Renovacor is permitted to pursue such enforcement or defense, it will require the cooperation of its licensors. Renovacor cannot be certain that its licensors will allocate sufficient resources or prioritize their or Renovacor’s enforcement of such patents or defense of such claims to protect its interests in the licensed patents. Even if it is not a party to these legal actions, an adverse outcome could harm Renovacor’s business because it might prevent it from continuing to license intellectual property that it may need to operate its business. If any of Renovacor’s licensors or any of its future licensors or future collaborators fail to appropriately prosecute and maintain patent protection for patents covering REN-001 and any of its other product candidates, Renovacor’s ability to develop and commercialize those product candidates may be adversely affected and it may not be able to prevent competitors from making, using and selling competing products.

In addition, even where Renovacor has the right to control patent prosecution of patents and patent applications it has acquired or licensed from third parties, Renovacor may still be adversely affected or prejudiced by actions or inactions of its predecessors or licensors and their counsel that took place prior to Renovacor assuming control over patent prosecution.

Renovacor’s technology acquired or licensed from various third parties may be subject to retained rights. Renovacor’s predecessors or licensors often retain certain rights under their agreements with Renovacor, including the right to use the underlying technology for noncommercial academic and research use, to publish general scientific findings from research related to the technology, and to make customary scientific and scholarly disclosures of information relating to the technology. It is difficult to monitor whether Renovacor’s predecessors or licensors limit their use of the technology to these uses, and Renovacor could incur substantial expenses to enforce its rights to its licensed technology in the event of misuse.

If Renovacor is limited in its ability to utilize acquired or licensed technologies, or if it loses its rights to critical in-licensed technology, it may be unable to successfully develop, out-license, market and sell its products, which could prevent or delay new product introductions. Renovacor’s business strategy depends on the successful development of licensed and acquired technologies into commercial products. Therefore, any limitations on its ability to utilize these technologies may impair its ability to develop, out-license or market and sell REN-001 and any of its other product candidates.

Intellectual property rights do not necessarily address all potential threats to Renovacor’s competitive advantage.

The degree of future protection afforded by Renovacor’s intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect Renovacor’s business or permit it to maintain its competitive advantage. For example:

•

others may be able to develop products that are similar to REN-001 and any of Renovacor’s other product candidates but that are not covered by the claims of any issued patents that it owns or licenses;

•	Renovacor or its licensors or predecessors might not have been the first to make the inventions covered by any issued patent or patent application that it owns or licenses;

•	Renovacor or its licensors or predecessors might not have been the first to file patent applications covering certain of its inventions;

•	others may independently develop similar or alternative technologies or duplicate any of Renovacor’s technologies without infringing its owned or licensed intellectual property rights;

•	it is possible that Renovacor’s pending patent applications will not lead to issued patents;

•	issued patents that Renovacor owns or licenses may be held invalid or unenforceable, including as a result of legal challenges by its competitors;

•

Renovacor’s competitors might conduct research and development activities in countries where it does not have patent rights and then use the information learned from such activities to develop competitive products for sale in Renovacor’s major commercial markets;

•	Renovacor may not develop additional proprietary technologies that are patentable;

•	the patents of others may have an adverse effect on Renovacor’s business; and

•	Renovacor may choose not to file a patent for certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, it could significantly harm Renovacor’s business, results of operations and prospects.

Renovacor’s success depends significantly on its ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that Renovacor infringes their proprietary rights may result in liability for damages or prevent or delay Renovacor’s development and commercialization efforts.

Renovacor’s success depends in part on avoiding infringement of the patents and proprietary rights of third parties. However, Renovacor’s research, development and commercialization activities may be subject to claims that it infringes or otherwise violates patents or other intellectual property rights owned or controlled by third parties. Other entities may have or obtain patents or proprietary rights that could limit or prevent Renovacor’s ability to make, use, sell, offer for sale or import REN-001 or any of its other product candidates that may be approved in the future, or impair its competitive position. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industry, including patent infringement lawsuits, oppositions, reexaminations, IPR proceedings and PGR proceedings before the USPTO and/or foreign patent offices. Numerous third-party U.S. and foreign issued patents and pending patent applications exist in the fields in which Renovacor is developing product candidates. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of REN-001 and any of Renovacor’s other product candidates.

As the biopharmaceutical industry expands and more patents are issued, the risk increases that REN-001 and any of Renovacor’s other product candidates may be subject to claims of infringement of the patent rights of third parties. Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published Renovacor may be unaware of third-party patents that may be infringed by commercialization of REN-001 and any of its other product candidates, and it cannot be certain that it was the first to file a patent application related to REN-001 and any of its other product candidates. Moreover, because patent applications can take many years to issue, there may be currently-pending patent applications that may later result in issued patents that REN-001 and any of Renovacor’s other product candidates may infringe. In addition, identification of third-party patent rights that may be relevant to Renovacor’s technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. Furthermore, third parties may obtain patents in the future and claim that use of Renovacor’s technologies infringes upon these patents. Any claims of patent infringement asserted by third parties would be time consuming and could:

•	result in costly litigation that may cause negative publicity;

•	divert the time and attention of Renovacor’s technical personnel and management;

•	cause development delays;

•	prevent Renovacor from commercializing REN-001 and any of its other product candidates until the asserted patent expires or is held finally invalid or not infringed in a court of law;

•	require Renovacor to develop non-infringing technology, which may not be possible on a cost-effective basis;

•	subject Renovacor to significant liability to third parties; or

•

require Renovacor to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all, or which might be non-exclusive, which could result in its competitors gaining access to the same technology.

Although no third party has asserted a claim of patent infringement against Renovacor as of the date of this proxy statement, others may hold proprietary rights that could prevent REN-001 and any of its other product candidates from being marketed. Any patent-related legal action against Renovacor claiming damages and seeking to enjoin activities relating to REN-001 and any of its other product candidates or processes could, if successful, subject Renovacor to liability for damages, including treble damages if it were determined to willfully infringe, and require Renovacor to obtain a license to manufacture or develop REN-001 and any of its other product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Renovacor’s business. Renovacor cannot predict whether it would prevail in any such actions or that any license required under any of these patents would be made available on commercially acceptable terms, if at all. Moreover, even if Renovacor or its future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in Renovacor’s competitors gaining access to the same intellectual property. In addition, Renovacor cannot be certain that it could redesign REN-001 and any of its other product candidates or processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent Renovacor from developing, manufacturing and commercializing REN-001 and any of its other product candidates, which could harm its business, financial condition and operating results.

Parties making claims against Renovacor may be able to sustain the costs of complex patent litigation more effectively than it can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of Renovacor’s confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on Renovacor’s ability to raise additional funds or otherwise have a material adverse effect on its business, results of operations, financial condition and prospects.

Renovacor may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, which could be expensive, time consuming and unsuccessful. Further, any of its issued patents could be found invalid or unenforceable if challenged in court.

Competitors may infringe Renovacor’s intellectual property rights or those of its licensors. To prevent infringement or unauthorized use, Renovacor and/or its licensors may be required to file infringement claims, which can be expensive and time consuming. In addition, in a patent infringement proceeding, a court may decide that a patent Renovacor owns or licenses is not valid, is unenforceable and/or is not infringed. If Renovacor or any of its licensors or potential future collaborators were to initiate legal proceedings against a third party to enforce a patent directed at REN-001 or any of its other product candidates, the defendant could counterclaim that its patent is invalid and/or unenforceable in whole or in part. In patent litigation, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description or non-enablement. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution.

If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, Renovacor would lose at least part, and perhaps all, of the patent protection on such product candidate. In addition, if the breadth or strength of protection provided by Renovacor’s patents and patent applications or those of its licensors is threatened, it could dissuade companies from collaborating with Renovacor to license, develop or commercialize current or future product candidates. Such a loss of patent protection would have a material adverse impact on Renovacor’s business.

Even if resolved in Renovacor’s favor, litigation or other legal proceedings relating to its intellectual property rights may cause it to incur significant expenses, and could distract its technical and management personnel from their normal responsibilities. Such litigation or proceedings could substantially increase Renovacor’s operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. Renovacor may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of its competitors may be able to sustain the costs of such litigation or proceedings more effectively than it can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise Renovacor’s ability to compete in the marketplace.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to Renovacor’s intellectual property rights, there is a risk that some of its confidential information could be compromised by disclosure during this type of litigation or other proceedings.

Intellectual property litigation may lead to unfavorable publicity that harms Renovacor’s reputation and causes the market price of its common shares to decline.

During the course of any intellectual property litigation, there could be public announcements of the initiation of the litigation as well as results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of Renovacor’s existing products, programs or intellectual property could be diminished. Accordingly, the market price of shares of its common stock may decline. Such announcements could also harm Renovacor’s reputation or the market for its future products, which could have a material adverse effect on its business.

Derivation or interference proceedings may be necessary to determine priority of inventions, and an unfavorable outcome may require Renovacor to cease using the related technology or to attempt to license rights from the prevailing party.

Derivation or interference proceedings provoked by third parties or brought by Renovacor or declared by the USPTO or similar proceedings in foreign patent offices may be necessary to determine the priority of inventions with respect to Renovacor’s patents or patent applications. An unfavorable outcome could require it to cease using the related technology or to attempt to license rights to it from the prevailing party. Renovacor’s business could be harmed if the prevailing party does not offer it a license on commercially reasonable terms. Renovacor’s defense of such proceedings may fail and, even if successful, may result in substantial costs and distract its management and other employees. In addition, the uncertainties associated with such proceedings could have a material adverse effect on Renovacor’s ability to raise the funds necessary to continue its clinical trials, continue its research programs, license necessary technology from third parties or enter into development or manufacturing partnerships that would help it bring REN-001 and any of its other product candidates to market.

Changes in U.S. patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing Renovacor’s ability to protect REN-001 and any of its other product candidates.

As is the case with other biopharmaceutical companies, Renovacor’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involve a high degree of technological and legal complexity. Therefore, obtaining and enforcing biopharmaceutical patents is costly, time consuming and inherently uncertain. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish the value of Renovacor’s intellectual property and may increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Renovacor cannot predict the breadth of claims that may be allowed or enforced in its patents or in third-party patents. In addition, the U.S. Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to Renovacor.

For example, the Supreme Court has ruled on several patent cases, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to Renovacor’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the U.S. federal courts, the USPTO, or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken Renovacor’s ability to obtain new patents or to enforce its existing patents and patents it might obtain in the future.

The patent positions of companies engaged in the development and commercialization of biopharmaceuticals are particularly uncertain. Two significant cases involving diagnostic method claims and “gene patents” were decided by the Supreme Court. On March 20, 2012, the Supreme Court issued a decision in Mayo Collaborative Services v. Prometheus Laboratories, Inc., or Prometheus, a case involving patent claims directed to a process of measuring a metabolic product in a patient to optimize a drug dosage for the patient. According to the Supreme Court, the addition of well-understood, routine or conventional activity such as “administering” or “determining” steps was not enough to transform an otherwise patent-ineligible natural phenomenon into patent-eligible subject matter. On June 13, 2013, the Supreme Court issued its decision in Association for Molecular Pathology v. Myriad Genetics, Inc., or Myriad, a case involving patent claims held by Myriad relating to the breast cancer susceptibility genes BRCA1 and BRCA2. Myriad held that an isolated segment of naturally occurring DNA, such as the DNA constituting the BRCA1 and BRCA2 genes, is not patent-eligible subject matter, but that complementary DNA, which is an artificial construct that may be created from RNA transcripts of genes, may be patent-eligible.

The USPTO has issued a number of guidance memorandum and updates to USPTO patent examiners on the ramifications of the Prometheus, Myriad and other court rulings in the application of the rulings to natural products and principles including all naturally occurring nucleic acids. USPTO guidance may be further updated in view of developments in the case law and in response to public feedback. Patents for certain of Renovacor’s product candidates contain claims related to specific DNA sequences that are naturally occurring and, therefore, could be the subject of future challenges made by third parties. In addition, USPTO guidance or changes in guidance or procedures issued by the USPTO could make it impossible for Renovacor to pursue similar patent claims in patent applications it may prosecute in the future.

Renovacor cannot assure that its efforts to seek patent protection for its technology and products will not be negatively impacted by the decisions described above, rulings in other cases or changes in guidance or procedures issued by the USPTO. Renovacor cannot fully predict what impact the Supreme Court’s decisions in Prometheus and Myriad may have on the ability of life science companies to obtain or enforce patents relating to their products and technologies in the future. These decisions, the guidance issued by the USPTO and rulings in other cases or changes in USPTO guidance or procedures could materially harm its existing patent portfolio and its ability to protect and enforce its intellectual property in the future.

Moreover, although the Supreme Court has held in Myriad that isolated segments of naturally occurring DNA are not patent-eligible subject matter, certain third parties could allege that activities that Renovacor may undertake infringe other gene-related patent claims, and Renovacor may determine it is necessary to defend itself against these claims by asserting noninfringement and/or invalidity positions, or paying to obtain a license to these patents. In any of the foregoing or in other situations involving third-party intellectual property rights, if Renovacor is unsuccessful in defending against claims of patent infringement, Renovacor could be forced to pay damages or be subjected to an injunction that would prevent it from utilizing the patented subject matter. Such outcomes could harm Renovacor’s business, financial condition, results of operations or prospects.

Renovacor may be subject to claims challenging the inventorship or ownership of its patents and other intellectual property which could result in substantial costs.

Renovacor may also be subject to claims that former employees or other third parties are inventors of, or have an ownership interest in, its patents or other intellectual property. For example, Renovacor is aware of a complaint filed against Temple by an individual alleging a claim to inventorship and ownership rights to U.S. application 15/115.807 and ex-U.S. equivalents. While Renovacor believes the claims are without merit, litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If Renovacor fails in defending any such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights. Such an outcome could have a material adverse effect on its business. Even if Renovacor is successful in defending against such claims, litigation could result in substantial costs and distraction to management and other employees.

Patent terms may be inadequate to protect Renovacor’s competitive position on REN-001 and any of its other product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the term of a patent, and the protection it affords, is limited. Even if patents covering REN-001 and any of Renovacor’s other product candidates are obtained, once the patent has expired, Renovacor may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting REN-001 and any of its other product candidates might expire before or shortly after such candidates are commercialized. As a result, Renovacor’s patent portfolio may not provide it with sufficient rights to exclude others from commercializing products similar or identical to its.

If Renovacor does not obtain patent term extension for REN-001 or any of its other product candidates, its business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of REN-001 and any of Renovacor’s other product candidates, one or more of its U.S. patents may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Act”). The Hatch-Waxman Act permits a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. A maximum of one patent may be extended per FDA approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension may also be available in certain foreign countries upon regulatory approval of Renovacor’s product candidates. However, Renovacor may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than Renovacor requests. In addition, Renovacor may be reliant on third party licensors and collaborators in applying for such patent term extensions and it may not be able to obtain their cooperation. If Renovacor is unable to obtain patent term extension or restoration or the term of any such extension is less than it requests, Renovacor’s competitors may obtain approval of competing products following its patent expiration, and its revenue could be reduced, possibly materially. Further, if this occurs, Renovacor’s competitors may take advantage of its investment in development and trials by referencing its clinical and preclinical data and launch their product earlier than might otherwise be the case.

Renovacor may not be able to protect its intellectual property rights throughout the world, which could diminish the value of the intellectual property and lead to impairment of Renovacor’s competitive position.

Although Renovacor has patents and pending patent applications in the United States and certain other countries, filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and its intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, Renovacor may not be able to prevent third parties from practicing its inventions in all countries outside the United States or from selling or importing products made using its inventions in the United States or other jurisdictions. Competitors may use Renovacor’s technologies in jurisdictions where it has not obtained patent protection to develop its own products and, further, may export otherwise infringing products to territories where it has patent protection, but enforcement is not as strong as that in the United States. These products may compete with Renovacor’s product candidates, and its patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many foreign countries, particularly in certain foreign countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology patents, which could make it difficult for Renovacor to stop the infringement of its patents or marketing of competing products in violation of its proprietary rights. Proceedings to enforce Renovacor’s patent rights in foreign jurisdictions could result in substantial costs and divert its efforts and attention from other aspects of its business, could put its patents at risk of being invalidated or interpreted narrowly and its patent applications at risk of not issuing and could provoke third parties to assert claims against it. Renovacor may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Renovacor’s efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that it develops or licenses.

Many foreign countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Renovacor is forced to grant a license to third parties with respect to any patents relevant to its business, its competitive position may be impaired, and its business, financial condition, results of operations and prospects may be adversely affected.

Obtaining and maintaining Renovacor’s patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by regulations and governmental patent agencies, and its patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the USPTO and various foreign patent offices at various points over the lifetime of Renovacor’s patents and/or applications. Renovacor relies on third parties to pay these fees when due. Additionally, the USPTO and various foreign patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. Renovacor employs reputable law firms and other professionals to help it comply and it is also dependent on its licensor to take the necessary action to comply with these requirements with respect to Renovacor’s licensed intellectual property. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in irreversible abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, potential competitors might be able to enter the market which could have a material adverse effect on Renovacor’s business.

If Renovacor is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.

In addition, Renovacor relies on the protection of its trade secrets, including unpatented know-how, technology and other proprietary information to maintain its competitive position. Although Renovacor has taken steps to protect its trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with employees, consultants and advisors, it cannot provide any assurances that such agreements were obtained in all circumstances or that all have been duly executed, and any of these parties may breach the agreements and disclose Renovacor’s proprietary information, including its trade secrets. Renovacor may not be able to obtain adequate remedies for such breaches, even if these agreements have been obtained.

Adequate remedies may not exist in the event of unauthorized use or disclosure of Renovacor’s confidential information, including a breach of its confidentiality agreements. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

Moreover, third parties may still obtain this technology or information or may come upon this or similar information independently, and Renovacor would have no right to prevent them from using that technology or information to compete with it. If any of these events occurs or if Renovacor otherwise loses protection for its trade secrets, the value of this information may be greatly reduced and its competitive position would be harmed. If Renovacor does not apply for patent protection prior to such publication or if it cannot otherwise maintain the confidentiality of its proprietary technology and other confidential information, then Renovacor’s ability to obtain patent protection or to protect its trade secret information may be jeopardized.

If Renovacor’s trademarks and trade names are not adequately protected, then it may not be able to build name recognition in its markets of interest and its business may be adversely affected.

Renovacor has two pending trademark applications with the USPTO for the mark “RENOVACOR” and the Renovacor logo, approval of which is not guaranteed. Once registered, its trademarks or trade names can be challenged, infringed, circumvented, declared generic or determined to be infringing on other marks. Renovacor may not be able to protect the rights to these trademarks and trade names, which it needs to build name recognition among potential partners or customers in its markets of interest. At times, competitors may adopt trade names or trademarks similar to Renovacor’s, thereby impeding its ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of Renovacor’s registered and unregistered trademarks or trade names. Over the long term, if Renovacor were unable to establish name recognition based on its trademarks and trade names, then it may not be able to compete effectively and its business may be adversely affected. Renovacor’s efforts to enforce or protect its proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources, which could adversely impact its financial condition.

Renovacor may be subject to claims that it has wrongfully hired an employee or consultant from a competitor or that it or its employees or consultants have wrongfully used or disclosed alleged confidential information or trade secrets of their former employers.

As is common in the biopharmaceutical industry, in addition to Renovacor’s employees, it engages the services of consultants to assist it in the development of REN-001 and any of its other product candidates. Some of these consultants or employees, may have been employed at, or may have previously provided or may be currently providing consulting services to, other biopharmaceutical companies including Renovacor’s competitors or potential competitors. Renovacor may become subject to claims that it, its employees or a consultant inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. Litigation may be necessary to defend against these claims. If Renovacor fails in defending any such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel, which could adversely affect its business. Even if it is successful in defending against these claims, litigation could result in substantial costs and be a distraction to its management team and other employees.

Risks Related to Employee Matters, Managing Growth and Other Risks Related to Renovacor’s Business

Renovacor is dependent on the services of its management and other clinical and scientific personnel, and if Renovacor is not able to retain these individuals or recruit additional management or clinical and scientific personnel, its business will suffer.

Renovacor’s success depends in part on its continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel, many of whom have been instrumental for it and have substantial experience with its BAG3-based platform, underlying technologies and related product candidates. Given the specialized nature of its BAG3-based platform and the fact that it is a novel field, there is an inherent scarcity of experienced personnel in this field. As Renovacor continues developing its product candidates in its pipeline, it will require personnel with medical, scientific, or technical qualifications specific to each program.

Renovacor is highly dependent upon Magdalene Cook, M.D., its President and Chief Executive Officer, as well as its senior scientists and advisors. The loss of services of any of these individuals could delay or prevent the successful development of its product pipeline, initiation or completion of its planned preclinical studies and clinical trials or the commercialization of REN-001 and its other product candidates. Renovacor has executed an employment agreement with Dr. Cook, which agreement is terminable at will with or without notice and, therefore, it may not be able to retain her services as expected. Renovacor does not currently maintain “key person” life insurance on the lives of its executives or any of its employees.

Its research and development programs, clinical operations and sales and marketing efforts depend on its ability to attract and retain highly skilled scientists, engineers and sales professionals. The competition for qualified personnel in the biotechnology and pharmaceutical industries is intense, and Renovacor has experienced, and it expects to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications on acceptable terms, or at all. Many of the companies with which Renovacor compete for experienced personnel have greater resources than it does, and any of its employees may terminate their employment with it at any time. If it hires employees from competitors or other companies, their former employers may attempt to assert that these employees or Renovacor have breached legal obligations, resulting in a diversion of its time and resources and, potentially, damages. In addition, job candidates and existing employees often consider the value of the stock awards they receive in connection with their employment. If the perceived benefits of its stock awards decline, it may harm its ability to recruit and retain highly skilled employees. If Renovacor fails to attract new personnel or fails to retain and motivate its current personnel, its business and future growth prospects would be harmed.

Renovacor will need to increase the size and capabilities of its organization, and Renovacor may experience difficulties in managing its growth.

As of June 2, 2021, Renovacor had three full-time employees and eight part-time consultants. As Renovacor’s development and commercialization plans and strategies develop, and as it transitions into operating as a public company, it must add a significant number of additional managerial, operational, financial and other personnel. Future growth will impose significant added responsibilities on members of management, including:

•	identifying, recruiting, integrating, maintaining, and motivating additional employees;

•

managing its internal development efforts effectively, including the clinical and FDA or other comparable authority review process for REN-001 and its other product candidates, while complying with its contractual obligations to contractors and other third parties; and

•	improving its operational, financial and management controls, reporting systems and procedures.

Renovacor’s future financial performance, its ability to advance REN-001 and its other product candidates will depend, in part, on its ability to effectively manage any future growth, and its management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities. In addition, Renovacor expects to incur additional costs in hiring, training and retaining such additional personnel.

If Renovacor is not able to effectively expand its organization by hiring new employees and expanding its groups of consultants and contractors, it may not be able to successfully implement the tasks necessary to further develop and commercialize REN-001 and its other product candidates and, accordingly, may not achieve its research, development and commercialization goals.

If Renovacor fails to maintain proper and effective internal controls over financial reporting, its ability to produce accurate and timely financial statements could be impaired.

Renovacor will be required to maintain internal controls over financial reporting. Commencing with its fiscal year ending the year after the Business Combination is completed, Renovacor must perform system and process design evaluation and testing of the effectiveness of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Annual Report on Form 10-K for that year, as required by Section 404 of the Sarbanes-Oxley Act. This will require that Renovacor incur substantial additional professional fees and internal costs to expand its accounting and finance functions and expend significant management efforts. Prior to the Business Combination, Renovacor has never been required to test its internal controls within a specified period and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner. In addition, if it identifies material weaknesses in its internal control over financial reporting in the future or otherwise fail to maintain an effective system of internal controls, Renovacor may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business.

If Renovacor is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, if its independent registered public accounting firm determines that it has a material weakness or a significant deficiency in its internal control over financial reporting, or it is unable to maintain proper and effective internal controls over financial reporting, it may not be able to produce timely and accurate financial statements. As a result, its investors could lose confidence in its reported financial information, the market price of its stock could decline and Renovacor could be subject to sanctions or investigations by the SEC or other regulatory authorities.

Renovacor believes that any internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Renovacor may discover weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. Its internal control over financial reporting will not prevent or detect all errors and all fraud. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, Renovacor’s directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing it to fail to make a required related party transaction disclosure. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in its control system, misstatements due to error or fraud may occur and may not be detected.

Renovacor’s reliance on third parties requires it to share its trade secrets, which increases the possibility that a competitor will discover them or that its trade secrets will be misappropriated or disclosed.

Because Renovacor currently relies on other third parties to manufacture its product candidates and to perform certain quality testing, it must, at times, share its proprietary technology and confidential information, including trade secrets, with them. Renovacor seeks to protect its proprietary technology, in part, by entering into confidentiality agreements, consulting agreements or other similar agreements with its advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose its confidential information. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by its competitors, are intentionally or inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements. Given that its proprietary position is based, in part, on its know-how and trade secrets and despite its efforts to protect its trade secrets, a competitor’s discovery of its proprietary technology and confidential information or other unauthorized use or disclosure would impair its competitive position and may have a material adverse effect on its business, financial condition, results of operations and prospects.

If product liability lawsuits are brought against it, Renovacor may incur substantial liabilities and may be required to limit commercialization of its products.

Renovacor is exposed to potential product liability and professional indemnity risks that are inherent in the research, development, manufacturing, marketing, and use of pharmaceutical products. While it currently has no product candidates that have commenced clinical trials or been approved for commercial sale, the future use of product candidates by it in clinical trials, and the sale of any approved products in the future, may expose it to liability claims. For example, Renovacor may be sued if REN-001 and its other product candidates allegedly cause injury or are found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product candidate, negligence, strict liability and a breach of warranties. Claims may be brought against Renovacor by clinical trial participants, patients or others using, administering or selling products that may be approved in the future. Claims could also be asserted under state consumer protection acts.

If Renovacor cannot successfully defend itself against product liability claims, it may incur substantial liabilities or be required to limit or cease the commercialization of its products. Even a successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for its products;

•	injury to its reputation and significant negative media attention;

•	withdrawal of clinical trial participants and inability to continue clinical trials;

•	initiation of investigations by regulators;

•	costs to defend the related litigation;

•	a diversion of management’s time and its resources;

•	substantial monetary awards to trial participants or patients;

•	product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	significant negative financial impact;

•	exhaustion of any available insurance and its capital resources;

•	the inability to commercialize REN-001 or its other product candidates; and

•	a decline in its stock price.

Renovacor currently holds approximately $4.0 million in general liability insurance coverage in the aggregate and holds a $1.0 million umbrella policy. Renovacor may need to increase its insurance coverage as it expands its clinical trials or if it commences commercialization of REN-001 or its other product candidates. Insurance coverage is increasingly expensive. Its inability to obtain and retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of REN-001 or its other product candidates. Although Renovacor maintains such insurance, any claim that may be brought against it could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by its insurance or that is in excess of the limits of its insurance coverage. Its insurance policies will also have various exclusions, and it may be subject to a product liability claim for which it has no coverage. Renovacor may have to pay any amounts awarded by a court or negotiated in a settlement that exceed its coverage limitations or that are not covered by its insurance, and it may not have, or be able to obtain, sufficient capital to pay such amounts.

Renovacor may be unable to adequately protect its information systems from cyberattacks, which could result in the disclosure of confidential or proprietary information, including personal data, damage its reputation, and subject it to significant financial and legal exposure.

Renovacor relies on information technology systems that it or its third-party providers operate to process, transmit and store electronic information in its day-to-day operations. In connection with its product discovery efforts, it may collect and use a variety of personal data, such as names, mailing addresses, email addresses, phone numbers and clinical trial information. Despite its implementation of security measures, its internal computer systems, and those of its CROs, CMOs, information technology suppliers and other contractors and consultants are vulnerable to damage from computer viruses, cyberattacks and other unauthorized access, natural disasters, terrorism, war, and telecommunication and electrical failures. A successful cyberattack could result in the theft or destruction of intellectual property, data, or other misappropriation of assets, or otherwise compromise its confidential or proprietary information and disrupt its operations. Cyberattacks are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. Cyberattacks could include wrongful conduct by hostile foreign governments, industrial espionage, wire fraud and other forms of cyber fraud, the deployment of harmful malware, denial-of-service, social engineering fraud or other means to threaten data security, confidentiality, integrity and availability. A successful cyberattack could cause serious negative consequences for Renovacor, including, without limitation, the disruption of operations, the misappropriation of confidential business information, including financial information, trade secrets, financial loss and the disclosure of corporate strategic plans. Although it devotes resources to protect its information systems, Renovacor realizes that cyberattacks are a threat, and there can be no assurance that its efforts will prevent information security breaches that would result in business, legal, financial or reputational harm to it, or would have a material adverse effect on its results of operations and financial condition. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of its clinical data or patients’ personal data could result in significant liability under state (e.g., state breach notification laws), federal (e.g., HIPAA, as amended by HITECH), and international law (e.g., the GDPR) and may cause a material adverse impact to its reputation, affect its ability to conduct new studies and potentially disrupt its business.

Renovacor relies on its third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. If Renovacor or its third-party providers fail to maintain or protect its information technology systems and data integrity effectively or fail to anticipate, plan for or manage significant disruptions to its information technology systems, it or its third-party providers could have difficulty preventing, detecting and controlling such cyberattacks and any such attacks could result in the losses described above as well as disputes with physicians, patients and its partners, regulatory sanctions or penalties, increases in operating expenses, expenses or lost revenues or other adverse consequences, any of which could have a material adverse effect on its business, results of operations, financial condition, prospects and cash flows. Any failure by such third parties to prevent or mitigate security breaches or improper access to or disclosure of such information could have similarly adverse consequences for Renovacor. If it is unable to prevent or mitigate the impact of such security or data privacy breaches, it could be exposed to litigation and governmental investigations, which could lead to a potential disruption to its business. By way of example, the CCPA, which went into effect on January 1, 2020, creates individual privacy rights for California consumers and increases the privacy and security obligations of entities handling certain personal data. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase its compliance costs and potential liability, and many similar laws have been proposed at the federal level and in other states. By way of example regarding foreign laws and regulations with respect to data privacy and security, the GDPR went into effect in the EU in May 2018 and introduced strict requirements for processing the personal data of EU data subjects. Companies that must comply with the GDPR face increased compliance obligations and risk, including more robust regulatory enforcement of data protection requirements and potential fines for noncompliance of up to €20 million or 4% of the annual global revenues of the noncompliant company, whichever is greater.

Renovacor’s employees and independent contractors, including principal investigators, CROs, consultants and vendors, may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements that could result in significant penalties to Renovacor.

Renovacor is exposed to the risk that its employees and independent contractors, including principal investigators, CROs, consultants and vendors may engage in misconduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to Renovacor that violate: the laws and regulations of the FDA and other similar regulatory requirements, including those laws that require the reporting of true, complete and accurate information to such authorities;

manufacturing standards, including cGMP requirements; federal and state data privacy, security, fraud and abuse and other healthcare laws and regulations in the United States and abroad; or laws that require the true, complete and accurate reporting of financial information or data. Activities subject to these laws also involve the improper use or misrepresentation of information obtained in the course of clinical trials, the creation of fraudulent data in its preclinical studies or clinical trials, or illegal misappropriation of drug or biologic product, which could result in regulatory sanctions and cause serious harm to its reputation. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions Renovacor takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting it from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In addition, it is subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against Renovacor, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business and financial results, including, without limitation, the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgements, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, individual imprisonment, contractual damages, reputational harm, diminished profits and future earnings, additional reporting requirements and oversight if Renovacor becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, and curtailment of its operations, any of which could adversely affect its ability to operate its business and its results of operations.

Risks Related to Ownership of Chardan Securities and the Business Combination

Except where noted or the context otherwise requires, as used in this subsection, the terms “we,” “us,” “our,” “our company,” “our business” and similar terms refer to Chardan.

The Sponsor and the Insiders have agreed to vote in favor of the Business Combination, regardless of how Chardan’s public stockholders vote.

The Sponsor and the Insiders have agreed to vote any shares of common stock owned by them in favor of the business combination proposal. As of the date of this proxy statement, the Sponsor and the Insiders own shares equal to approximately 20% of Chardan’s issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if the Sponsor and the Insiders agreed to vote any shares of common stock owned by them in accordance with the majority of the votes cast by the public stockholders.

The Sponsor, certain members of the Chardan Board and certain Chardan officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the business combination proposal and approval of the other proposals described in this proxy statement.

When considering the Chardan Board’s recommendation that our stockholders vote in favor of the approval of the business combination proposal and the other proposals described in this proxy statement, our stockholders should be aware that the Sponsor and certain directors and officers of Chardan have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders generally. These interests include:

•	the fact that the Sponsor and the Insiders have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the continued right of the Sponsor to hold Chardan common stock and the shares of Chardan common stock to be issued to the Sponsor upon exercise of its private placement warrants following the Business Combination, subject to certain lock-up periods;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that the Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated within the completion window;

•

the fact that the Sponsor and the Insiders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination within the completion window; and

•

the fact that the Sponsor paid an aggregate of approximately $1,400,000 for its 3,500,000 private placement warrants to purchase shares of Chardan common stock and that such private placement warrants will expire and be worthless if an initial business combination is not consummated within the completion window.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting Renovacor, completing an initial business combination with Renovacor and may influence their operation of the post-combination company following the Business Combination. This risk may become more acute as the deadline of April 28, 2022 for completing an initial business combination nears.

The Chardan Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Chardan stockholders that they vote “FOR” the proposals presented at the special meeting.

Our private placement warrants are currently accounted for as liabilities, and we expect that the Sponsor Earnout Shares and Company Earnout Shares which will be outstanding upon the completion of the Business Combination will also be accounted for as liabilities and the changes in value of our private placement warrants, Sponsor Earnout Shares and Company Earnout Shares could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing Chardan’s private placement warrants. As a result of the SEC Statement, Chardan reevaluated the accounting treatment of the private placement warrants and determined to classify the private placement warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. As a result, included on Chardan’s balance sheet as of March 31, 2021 are derivative liabilities related to embedded features contained within the private placement warrants. In addition, upon the completion of the Business Combination, Chardan expects that the Sponsor Earnout Shares and the Company Earnout Shares will also be accounted for as derivative liabilities, with changes in fair value each period reported in earnings. Accounting Standards Codification 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our private placement warrants, Sponsor Earnout Shares and Company Earnout Shares each reporting period and that the amount of such gains or losses could be material.

We identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management also evaluates the effectiveness of our internal controls and we will disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or surrounding interim financial statements will not be prevented or detected on a timely basis.

We have implemented a remediation plan, described under Item 4, Controls and Procedures of our March 31, 2021 Form 10-Q filed with the SEC on May 25, 2021, to remediate the material weakness relalted to our historical presentation of our private placement warrants but can give no assurance that the measures we have taken will prevent any future material weaknesses or deficiencies in internal control over financial reporting. Even though we have strengthened our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Chardan and, following the Business Combination, New Renovacor, may face litigation and other risks as a result of the material weakness in Chardan’s internal control over financial reporting.

Following the issuance of the SEC Statement, Chardan’s management and audit committee concluded that it was appropriate to revise its previously issued financial statements as of and for the year ended December 31, 2020, as well as certain interim periods within 2020, on Form 10-Q filed with the SEC on May 25, 2021. See above under the heading “ —Our private placement warrants are currently accounted for as liabilities, and we expect that the Sponsor Earnout Shares and Company Earnout Shares which will be outstanding upon the completion of the Business Combination will also be accounted for as liabilities and the changes in value of our private placement warrants, Sponsor Earnout Shares and Company Earnout Shares could have a material effect on our financial results.” As part of the restatement, Chardan identified a material weakness in its internal controls over financial reporting.

As a result of such material weakness, the restatement, the change in accounting for the warrants and other matters raised or that may in the future be raised by the SEC, Chardan and, following the Business Combination, New Renovacor, face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in Chardan’s internal control over financial reporting and the preparation of its financial statements. As of the date of this proxy statement/prospectus, Chardan has no knowledge of any such litigation or dispute. However, Chardan can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on Chardan’s business, results of operations and financial condition or its ability to complete the Business Combination and related transactions.

The NYSE may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock and public warrants are currently listed on the NYSE and will be listed on the NYSE upon consummation of the Business Combination. Our continued eligibility for listing may depend on, among other things, the number of public shares that are redeemed. There can be no assurance that Chardan will be able to comply with the continued listing standards of the NYSE following the Business Combination. If, after the Business Combination, the NYSE delists Chardan common stock from trading on its exchange for failure to meet the listing standards, Chardan’s stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for Chardan’s securities;

•	reduced liquidity for Chardan’s securities;

•

a determination that Chardan common stock is a “penny stock,” which would require brokers trading in such securities to adhere to more stringent rules, could adversely impact the value of Chardan’s securities and/or possibly result in a reduced level of trading activity in the secondary trading market for Chardan’s securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The Chardan Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination.

The Chardan Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Accordingly, investors will be relying solely on the judgment of the Chardan Board in valuing Renovacor’s business, and assuming the risk that the Chardan Board may not have properly valued such business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the business combination proposal or demand redemption of their shares for cash, which could potentially impact Chardan’s ability to consummate the Business Combination.

Future resales of our outstanding shares, including the registration of sales for resale under the Registration Rights Agreement, may cause the market price of our securities to drop significantly, even if our business is doing well.

Chardan will have 19,778,305 shares of common stock outstanding immediately following the consummation of the Business Combination (assuming that no shares of Chardan common stock are redeemed by Chardan stockholders) and excluding the Earnout Consideration, and there may be a large number of shares of Chardan common stock sold in the market following the consummation of the Business Combination, or shortly thereafter.

At the closing of the Business Combination, New Renovacor will enter into the Registration Rights Agreement with certain stockholders party thereto, pursuant to which, among other things, such stockholders will be entitled to customary registration rights following their respective lock-up periods. The sale or possibility of sale of these securities could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our common stock.

The Sponsor is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event an initial business combination is not consummated. It has also agreed to pay for any liquidation expenses if an initial business combination is not consummated. Such liability may have influenced the Sponsor’s decision to approve the Business Combination.

If the Business Combination or another initial business combination are not consummated by Chardan within the completion window, the Sponsor will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Chardan for services rendered or contracted for or products sold to Chardan. If Chardan consummates an initial business combination, including the Business Combination, on the other hand, Chardan will instead be liable for all such claims. Please see the section entitled “Other Information Related to Chardan — Liquidation if No Business Combination” for further information. If Chardan is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Sponsor has also agreed to pay the funds necessary to complete such liquidation and not to seek repayment for such expense. We currently do not anticipate that such funds will be insufficient.

These obligations of the Sponsor may have influenced the Sponsor’s decision to approve the Business Combination and to continue to pursue the Business Combination. In considering the recommendations of the Chardan Board to vote for the business combination proposal and the other proposals described in this proxy statement, Chardan’s stockholders should consider these interests.

The exercise of Chardan’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Chardan’s stockholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Merger Agreement, would require Chardan to agree to amend the Merger Agreement, to consent to certain actions to be taken by Renovacor or to waive rights that Chardan is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Renovacor’s business, a request by Renovacor to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Renovacor’s business and would entitle Chardan to terminate the Merger Agreement. In any such circumstances, it would be at Chardan’s discretion, acting through the Chardan Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what such directors believe is best for Chardan and what he or they may believe is best for themselves in determining whether or not to take the requested action. As of the date of this proxy statement, Chardan does not believe there will be any material changes or waivers that Chardan’s directors and officers would be likely to make after the mailing of this proxy statement. To the extent required by law, Chardan will circulate a new or amended proxy statement or supplement thereto in the event there are any changes to the terms of the Merger Agreement or the Business Combination that would have a material impact on its stockholders are required prior to the vote on the business combination proposal.

If Chardan is unable to complete the Business Combination or another initial business combination by April 28, 2022, Chardan will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Chardan Board, dissolving and liquidating. In such event, third parties may bring claims against Chardan and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of Chardan’s current certificate of incorporation, Chardan must complete an initial business combination before the end of the completion window, or Chardan must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Chardan Board, dissolving and liquidating. In such event, third parties may bring claims against Chardan. Although Chardan has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of Chardan’s public stockholders. If Chardan is unable to complete an initial business combination within the completion window, the Insiders have agreed they will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Chardan for services rendered or contracted for or products sold to Chardan. However, they may not be able to meet such obligation. Therefore, the per-share distribution amount from the trust account in such a situation may be less than $10.00 due to such claims.

Additionally, if Chardan is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if Chardan otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, Chardan may not be able to return to its public stockholders at least $10.00 per share.

Chardan’s stockholders may be held liable for claims by third parties against Chardan to the extent of distributions received by them.

If Chardan is unable to complete the Business Combination or another initial business combination within the completion window, Chardan will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of its remaining stockholders and the Chardan Board, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject (in the case of (ii) and (iii) above) to its obligations to provide for claims of creditors and the requirements of applicable law. Chardan cannot assure you that it will properly assess all claims that may be potentially brought against Chardan. As such, Chardan’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Chardan cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by Chardan.

If Chardan is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Chardan’s stockholders. Furthermore, because Chardan intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Chardan Board may be viewed as having breached their fiduciary duties to Chardan’s creditors and/or may have acted in bad faith, and thereby exposing itself and Chardan to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Chardan cannot assure you that claims will not be brought against it for these reasons.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed, and any persons who may become officers or directors prior to an initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (a) we have sufficient funds outside of the trust account or (b) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Chardan’s stockholders will experience immediate dilution as a consequence of, among other transactions, the issuance of Chardan common stock as consideration in the Business Combination and the PIPE Investment. Having a minority share position may reduce the influence that Chardan’s current stockholders have on the management of Chardan.

It is anticipated that, upon completion of the Business Combination, the concentration of ownership of Chardan immediately following the consummation of the Business Combination will be as follows:

	No Redemptions		Maximum Redemptions
	Number of Shares	% Ownership	Number of Shares	% Ownership
Ownership of Common Stock
Chardan existing public stockholders	8,622,644	43.6%	5,694,009	33.8%
Renovacor existing shareholders	6,500,000	32.9%	6,500,000	38.6%
PIPE shares — Non-affiliated holders	1,000,000	5.1%	1,000,000	5.9%
PIPE shares — New Renovacor stockholders or their affiliates (including Sponsor)	2,000,000	10.1%	2,000,000	11.0%
Founder shares — Sponsor and current Chardan directors	1,655,661	8.4%	1,655,661	9.8%

Total shares outstanding	19,778,305	100.0%	16,849,670	100.0%

Having a minority ownership interest in New Renovacor may reduce the influence that Chardan’s public stockholders have on the management of Chardan.

The Sponsor and the PIPE Investors will beneficially own a significant equity interest in Chardan and may take actions that conflict with your interests.

The interests of Sponsor and the PIPE Investors may not align with the interests of Chardan and its other stockholders. The Sponsor and certain of the PIPE Investors are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with Chardan. The Sponsor and certain PIPE Investors, and their respective affiliates, may also pursue acquisition opportunities that may be complementary to Chardan’s business and, as a result, those acquisition opportunities may not be available to us.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of Chardan common stock.

Our Sponsor, Insiders or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, Insiders or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination when it may not otherwise have been possible.

If such purchases are made, the public “float” of Chardan common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on the NYSE or another national securities exchange or reducing the liquidity of the trading market for Chardan common stock.

We may issue additional shares of Chardan common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of Chardan common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our Incentive Plan, without stockholder approval, in a number of circumstances.

Our issuance of such additional shares of Chardan common stock or other equity securities of equal or senior rank could have the following effects:

•	your proportionate ownership interest in Chardan will decrease;

•	the relative voting strength of each previously outstanding share of common stock may be diminished; or

•	the market price of our shares of Chardan common stock may decline.

The unaudited pro forma financial information included elsewhere in this proxy statement may not be indicative of what New Renovacor’s actual financial position or results of operations would have been.

Chardan and Renovacor currently operate as separate companies and have had no prior history as a combined entity, and Chardan’s and Renovacor’s operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of New Renovacor. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Chardan’s and Renovacor’s historical financial statements and certain adjustments and assumptions have been made regarding Renovacor after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement in respect of the estimated financial position and results of operations of Renovacor.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect Renovacor’s financial condition or results of operations following the Closing. Any potential decline in Renovacor’s financial condition or results of operations may cause significant variations in the stock price of New Renovacor.

Chardan and Renovacor have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Chardan if the Business Combination is not completed.

Chardan and Renovacor expect to incur significant costs associated with the Business Combination. Even if the Business Combination is not completed, Chardan expects to incur approximately $1,405,000 of expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Chardan if the Business Combination is not completed.

If Chardan is unable to complete an initial business combination, Chardan’s warrants may expire worthless.

If Chardan is unable to complete an initial business combination, Chardan’s warrants may expire worthless.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption; provided that the last reported sales price of Chardan common stock equals or exceeds $16.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any ten Trading Days within a 30 Trading Day period ending three business days prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption rights provided that there is an effective registration statement covering the issuance of the shares of New Renovacor common stock issuable upon exercise of the New Renovacor warrants. Redemption of the outstanding warrants could force the warrant holders to (i) exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” None of the private warrants will be redeemable by us so long as they are held by our Founders or their permitted transferees.

Even if Chardan consummates the Business Combination, there is no guarantee that the public warrants will ever be “in the money,” and they may expire worthless and the terms of Chardan’s warrants may be amended.

The exercise price for Chardan public warrants is $11.50 per share of Chardan common stock. Each warrant entitles the registered holder to purchase one-half of a share of Chardan common stock at a price of $11.50 per whole share. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then-outstanding warrants. As a result, the exercise price of our warrants could be increased, the exercise period could be shortened and the number of shares of Chardan common stock purchasable upon exercise of a warrant could be decreased without a warrant holder’s approval.

Our warrants were issued in registered form under the Warrant Agreement, between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or to cure, correct or supplement any defective provision or add or change any other provisions with respect to matters or questions arising under the Warrant Agreement as may be deemed necessary or desirable and shall not adversely affect the interest of the holders, but requires the approval by the holders of a majority of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of a majority of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of a majority of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Chardan common stock purchasable upon exercise of a warrant.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of certain key personnel, including the key personnel of Renovacor whom we expect to stay with the post-combination business following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

Our ability to successfully effect the Business Combination and to be successful thereafter is dependent upon the efforts of our key personnel, including the key personnel of Renovacor. Although some key personnel may remain with the post-combination business in senior management or advisory positions following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Renovacor’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of Renovacor’s officers, be it upon the closing of the Business Combination or at some point following the consummation of the Business Combination, could have a material adverse effect on Renovacor’s business, financial condition or operating results.

Chardan and Renovacor will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on Chardan and Renovacor. These uncertainties may impair our or Renovacor’s ability to retain and motivate key personnel and could cause third parties that deal with Renovacor or Chardan to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or Renovacor’s business could be harmed.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Subsequent to the completion of the Business Combination, Chardan may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Chardan’s financial condition, results of operations and Chardan’s stock price, which could cause you to lose some or all of your investment.

Although Chardan has conducted due diligence on the Renovacor business, Chardan cannot assure you that this diligence will surface all material issues that may be present in such business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Renovacor business and outside of Chardan’s and Renovacor’s control will not later arise. As a result of these factors, Chardan may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if Chardan’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Chardan’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Chardan’s liquidity, charges of this nature could contribute to negative market perceptions about Chardan or its securities. Accordingly, any of Chardan’s stockholders who choose to remain stockholders of Chardan following the Business Combination could suffer a reduction in the value of their shares.

Risks Related to the Redemption

You must tender your shares of Chardan common stock in order to validly seek redemption at the special meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your common stock certificates to Chardan’s transfer agent or to deliver your shares of Chardan common stock to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares of Chardan common stock, in each case, by two business days prior to the originally scheduled vote on the business combination proposal. The requirement for physical or electronic delivery by two business days prior to the originally scheduled vote on the business combination proposal ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is approved. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

Chardan does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Chardan to complete an initial business combination with which a substantial majority of Chardan’s stockholders do not agree.

Chardan’s existing charter does not provide a specified maximum redemption threshold, except that Chardan will not redeem public shares in an amount that would cause Chardan’s net tangible assets to be less than $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act). As a result, Chardan may be able to complete the Business Combination even though a substantial portion of public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by Chardan or the persons described above have been entered into with any such investor or holder. Chardan will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the business combination proposal or other proposals (as described in this proxy statement) at the special meeting.

In the event that the aggregate cash consideration that Chardan would be required to pay for all shares of Chardan common stock that are validly submitted for redemption, plus any amount required to satisfy the foregoing cash condition pursuant to the terms of the Merger Agreement, exceeds the aggregate amount of cash available to Chardan, Chardan may not complete the Business Combination or redeem any shares, all shares of Chardan common stock submitted for redemption will be returned to the holders thereof and Chardan may instead search for an alternate initial business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 20% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of Chardan common stock included in the units sold in the Chardan IPO unless such stockholder first obtains Chardan’s prior consent. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, Chardan will require each public stockholder seeking to exercise redemption rights to certify to Chardan whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to Chardan at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Chardan makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over Chardan’s ability to consummate the Business Combination and you could suffer a material loss on your investment in Chardan if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if Chardan consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 20% of the shares sold in the Chardan IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. Chardan cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of shares of Chardan common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge Chardan’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, Chardan’s stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of Chardan might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of Chardan who wish to redeem their shares of Chardan common stock for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of Chardan common stock for a pro rata portion of the funds held in the trust account.

Stockholders electing to redeem their shares of Chardan common stock will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting of Chardan Stockholders — Redemption Rights” of this proxy statement for additional information on how to exercise your redemption rights.

If, despite Chardan’s compliance with the proxy rules, a stockholder fails to receive Chardan proxy materials, such stockholder may not become aware of the opportunity to redeem its shares of Chardan common stock. In addition, the proxy materials that Chardan is furnishing to holders of public shares of Chardan common stock in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem public shares of Chardan common stock. In the event that a stockholder fails to comply with these procedures, its shares of Chardan common stock may not be redeemed.

Risks If the Adjournment Proposal Is Not Approved

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Chardan Board will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

The Chardan Board is seeking approval to adjourn the special meeting to a later date or dates if, at the special meeting, Chardan is unable to consummate the Business Combination. If the adjournment proposal is not approved, the Chardan Board will not have the ability to adjourn the special meeting to a later date and, therefore, the Business Combination would not be completed.

Risks Related to Ownership of New Renovacor’s Common Stock

If securities or industry analysts do not publish research or reports about New Renovacor, or publish negative reports, New Renovacor’s stock price and trading volume could decline.

The trading market for New Renovacor’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about New Renovacor. New Renovacor will not have any control over these analysts. If New Renovacor’s financial performance fails to meet analyst estimates or one or more of the analysts who cover New Renovacor downgrade its common stock or change their opinion, New Renovacor’s stock price would likely decline. If one or more of these analysts cease coverage of New Renovacor or fail to regularly publish reports on New Renovacor, it could lose visibility in the financial markets, which could cause New Renovacor’s stock price or trading volume to decline.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of New Renovacor’s securities may decline. Additionally, trading prices for New Renovacor’s securities could be highly volatile, and purchasers of New Renovacor securities could incur substantial losses.

If the benefits of the Business Combination do not meet the expectations of investors, stockholders or securities analysts, the market price of New Renovacor’s securities following the consummation of the Business Combination may decline. The market values of New Renovacor’s securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which Chardan’s stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of New Renovacor’s securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for stock relating to the Renovacor business and trading in shares of Chardan common stock has not been active. Accordingly, the valuation ascribed to the Renovacor business and Chardan common stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination.

The trading price of the New Renovacor common stock following the Business Combination may fluctuate substantially and may be lower than its current price. This may be especially true for companies like ours with a small public float. If an active market for New Renovacor’s securities develops and continues, the trading price of New Renovacor’s securities following the Business Combination could be volatile and subject to wide fluctuations. The trading price of the New Renovacor common stock following the Business Combination will depend on many factors, including those described in this “Risk Factors” section, many of which are beyond New Renovacor’s control and may not be related to New Renovacor’s operating performance. These fluctuations could cause you to lose all or part of your investment in the New Renovacor common stock since you might be unable to sell your shares at or above the price attributed to them in the Business Combination. Any of the factors listed below could have a material adverse effect on your investment in New Renovacor’s securities and New

Renovacor’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of New Renovacor’s securities may not recover and may experience a further decline.

Factors affecting the trading price of New Renovacor securities following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to ours;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	speculation in the press or investment community;

•	actual or anticipated developments in New Renovacor’s business, competitors’ businesses or the competitive landscape generally;

•

the commencement, enrollment, or results of New Renovacor’s current and future preclinical studies and clinical trials, and the results of trials of New Renovacor’s competitors or those of other companies in New Renovacor’s market sector;

•	regulatory approval of New Renovacor’s product candidates, or limitations to specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

•	the success or failure of New Renovacor’s efforts to acquire, license, or develop additional product candidates;

•	innovations or new products developed by New Renovacor or its competitors;

•	manufacturing, supply or distribution delays or shortages;

•	any changes to New Renovacor’s relationship with any manufacturers, suppliers, licensors, future collaborators, or other strategic partners;

•	the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning New Renovacor or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to ours;

•	changes in laws and regulations affecting New Renovacor’s business;

•	commencement of, or involvement in, litigation involving New Renovacor;

•	changes in New Renovacor’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of New Renovacor common stock available for public sale;

•	any major change in New Renovacor board of directors or management;

•	sales of substantial amounts of New Renovacor common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•	general economic and political conditions such as recessions, interest rates, “trade wars,” pandemics (such as COVID-19) and acts of war or terrorism; and

•	other risk factors and other matters described or referenced under the sections “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Broad market and industry factors may materially harm the market price of New Renovacor’s securities irrespective of New Renovacor’s operating performance. The stock market in general and the NYSE have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of New Renovacor’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to New Renovacor’s could depress New Renovacor’s stock price regardless of New Renovacor’s business, prospects, financial conditions or results of operations. Broad market and industry factors, including, most recently, the impact of the novel coronavirus, COVID-19, and any other global pandemics, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of the New Renovacor common stock, regardless of New Renovacor’s actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following the Business Combination. A decline in the market price of New Renovacor’s securities also could adversely affect New Renovacor’s ability to issue additional securities and New Renovacor’s ability to obtain additional financing in the future.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

New Renovacor’s operating results may fluctuate significantly following the Business Combination, which makes its future operating results difficult to predict and could cause its operating results to fall below expectations or any guidance it may provide.

New Renovacor’s quarterly and annual operating results may fluctuate significantly, which makes it difficult for it to predict its future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of its control, including, but not limited to:

•

the timing and cost of, and level of investment in, research, development, regulatory approval and commercialization activities relating to REN-001 and New Renovacor’s other product candidates, which may change from time to time;

•	coverage and reimbursement policies with respect to REN-001 and New Renovacor’s other product candidates, if approved, and potential future drugs or biologics that compete with its products;

•	the cost of manufacturing REN-001 and New Renovacor’s other product candidates, which may vary depending on the quantity of production and the terms of its agreements with CMOs;

•	the timing and amount of the milestone or other payments New Renovacor must make to the licensors and other third parties from whom it has in-licensed or acquired its product candidates;

•	the level of demand for any approved products, which may vary significantly;

•	future accounting pronouncements or changes in its accounting policies; and

•	macroeconomic conditions, both nationally and locally; and

•	any other change in the competitive landscape of its industry, including consolidation among New Renovacor’s competitors or partners.

The cumulative effects of these factors could result in large fluctuations and unpredictability in New Renovacor’s quarterly and annual operating results. As a result, comparing its operating results on a period-to-period basis may not be meaningful. Investors should not rely on its past results as an indication of its future performance.

This variability and unpredictability could also result in its failing to meet the expectations of industry or financial analysts or investors for any period. If New Renovacor’s revenue or operating results fall below the expectations of analysts or investors or below any forecasts New Renovacor may provide to the market, or if the forecasts it provides to the market are below the expectations of analysts or investors, the price of New Renovacor common stock could decline substantially. Such a stock price decline could occur even when it has met any previously publicly stated revenue or earnings guidance it may provide.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect New Renovacor’s business, investments and results of operations.

New Renovacor will be subject to laws, regulations and rules enacted by national, regional and local governments and the NYSE. In particular, New Renovacor will be required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on New Renovacor’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on New Renovacor’s business and results of operations.

The second amended and restated certificate of incorporation, as will be in effect following the completion of the Business Combination, will designate specific courts as the exclusive forum for substantially all stockholder litigation matters, which could limit the ability of New Renovacor’s stockholders to obtain a favorable forum for disputes with New Renovacor or its directors, officers or employees.

The second amended and restated certificate of incorporation, as will be in effect following the completion of the Business Combination, will require, to the fullest extent permitted by law, that derivative actions brought in New Renovacor’s name, actions against current or former directors, officers or other employees for breach of fiduciary duty, any action asserting a claim arising pursuant to any provision of the DGCL, the second amended and restated certificate of incorporation or the New Renovacor amended and restated bylaws, any action asserting a claim governed by internal affairs doctrine of the State of Delaware or any other action asserting an “internal corporate claim” (as defined in Section 115 of the DGCL), confers jurisdiction to the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), unless New Renovacor consents in writing to the selection of an alternative forum. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The second amended and restated certificate of incorporation also provides that, unless New Renovacor consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Renovacor and New Renovacor’s directors, officers or other employees and may have the effect of discouraging lawsuits against New Renovacor’s directors, officers and other employees. Furthermore, stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the second amended and restated certificate of incorporation is inapplicable or unenforceable. In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it. If a court were to find the exclusive forum provision contained in the second amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, New Renovacor may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, prospects, financial condition and operating results.

The second amended and restated certificate of incorporation, as will be in effect following the completion of the Business Combination, could discourage another company from acquiring New Renovacor and may prevent attempts by its stockholders to replace or remove its management.

Provisions in our second amended and restated certificate of incorporation and our amended and restated bylaws to be in effect immediately prior to the consummation of the Business Combination may discourage, delay or prevent, a merger, acquisition or other change in control of New Renovacor that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of New Renovacor common stock, thereby depressing the market price of its common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. As our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by New Renovacor stockholders to replace current members of our management team. These provisions provide, among other things, that:

•

the New Renovacor board of directors will be divided into three classes, with each class serving staggered three-year terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•

the New Renovacor board of directors has the exclusive right to expand the size of its board of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	New Renovacor stockholders may not act by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders;

•

a special meeting of stockholders may be called only by the chairperson of the New Renovacor board of directors, the New Renovacor chief executive officer, or a majority of the New Renovacor board of directors, which may delay the ability of New Renovacor stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the second amended and restated certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the New Renovacor board of directors may alter certain provisions of the New Renovacor amended and restated bylaws without obtaining stockholder approval;

•

the approval of the holders of at least two-thirds of the New Renovacor common shares entitled to vote at an election of the New Renovacor board of directors is required to adopt, amend, or repeal our amended and restated bylaws or repeal the provisions of the New Renovacor second amended and restated certificate of incorporation regarding the election and removal of directors;

•

stockholders must provide advance notice and additional disclosures to nominate individuals for election to the New Renovacor board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain voting control of the New Renovacor common stock; and

•

the New Renovacor board of directors is authorized to issue shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer.

Moreover, because New Renovacor is incorporated in Delaware, it will be governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns in excess of 15% of the New Renovacor outstanding voting stock from merging or combining with New Renovacor for a period of three years after the date of the transaction in which the person acquired in excess of 15% of the New Renovacor outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

New Renovacor will be an emerging growth company and any decision to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make New Renovacor’s common stock less attractive to investors.

Chardan currently is, and following the Business Combination, New Renovacor will be, an “emerging growth company,” as defined in the JOBS Act. For as long as it continues to be an emerging growth company, New Renovacor may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•	not being required to have an independent registered public accounting firm audit New Renovacor’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in New Renovacor’s periodic reports and annual report on Form 10-K; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

As a result, the stockholders may not have access to certain information that they may deem important. New Renovacor’s status as an emerging growth company will end as soon as any of the following takes place:

•	the last day of the fiscal year in which New Renovacor has at least $1.07 billion in annual revenue;

•	the date New Renovacor qualifies as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates;

•	the date on which New Renovacor has issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•	the last day of the fiscal year ending after the fifth anniversary of the Chardan IPO.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. New Renovacor may elect to take advantage of this extended transition period and as a result, its financial statements may not be comparable with similarly situated public companies.

New Renovacor cannot predict if investors will find New Renovacor’s common stock less attractive if it chooses to rely on any of the exemptions afforded emerging growth companies. If some investors find New Renovacor’s common stock less attractive because New Renovacor relies on any of these exemptions, there may be a less active trading market for New Renovacor’s common stock and the market price of New Renovacor’s common stock may be more volatile and may decline.

If New Renovacor fails to maintain an effective system of disclosure controls and internal control over financial reporting, New Renovacor’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which may adversely affect investor confidence in New Renovacor and, as a result, the market price of New Renovacor common stock.

As a public company, New Renovacor will be required to comply with the requirements of the Sarbanes-Oxley Act, including, among other things, that New Renovacor maintain effective disclosure controls and procedures and internal control over financial reporting. Renovacor is continuing to develop and refine its disclosure controls and other procedures that are designed to ensure that information required to be disclosed by New Renovacor in the reports that New Renovacor will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act, is accumulated and communicated to New Renovacor’s management, including New Renovacor’s principal executive and financial officers.

Renovacor must continue to improve its internal control over financial reporting. New Renovacor will be required to make a formal assessment of the effectiveness of its internal control over financial reporting and once New Renovacor ceases to be an emerging growth company, New Renovacor will be required to include an attestation report on internal control over financial reporting issued by New Renovacor’s independent registered public accounting firm. To achieve compliance with these requirements within the prescribed time period, New Renovacor will be engaging in a process to document and evaluate New Renovacor’s internal control over financial reporting, which is both costly and challenging. In this regard, New Renovacor will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of New Renovacor’s internal control over financial reporting, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. There is a risk that New Renovacor will not be able to conclude, within the prescribed time period or at all, that New Renovacor’s internal control over financial reporting is effective as required by Section 404 of the Sarbanes-Oxley Act. Moreover, New Renovacor’s testing, or the subsequent testing by New Renovacor’s independent registered public accounting firm, may reveal additional deficiencies in New Renovacor’s internal control over financial reporting that are deemed to be material weaknesses.

Any failure to implement and maintain effective disclosure controls and procedures and internal control over financial reporting, including the identification of one or more material weaknesses, could cause investors to lose confidence in the accuracy and completeness of New Renovacor’s financial statements and reports, which would likely adversely affect the market price of New Renovacor’s common stock. In addition, New Renovacor could be subject to sanctions or investigations by the stock exchange on which New Renovacor’s common stock is listed, the SEC and other regulatory authorities.

Insiders will continue to have substantial influence over New Renovacor after the Business Combination, which could limit your ability to affect the outcome of key transactions, including a change of control.

Upon the consummation of the Business Combination, assuming no redemptions, Sponsor will beneficially own approximately 8.1% of New Renovacor’s common stock outstanding, representing 8.1% of the vote, and New Renovacor’s executive officers, directors and their affiliates as a group will beneficially own approximately 10.4% of New Renovacor’s common stock representing 10.4% of the vote.

As a result, these stockholders, if they act together, will be able to influence New Renovacor’s management and affairs and all matters requiring stockholder approval, including the election of directors, amendments of New Renovacor’s organizational documents and approval of significant corporate transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of New Renovacor and might affect the market price of New Renovacor’s common stock. In addition, the Sponsor will have two director designees on the New Renovacor board of directors following the consummation of the Business Combination. This could have the effect of delaying or preventing a change of control of New Renovacor or changes in its management and will make the approval of certain transactions difficult or impossible without the support of these stockholders and of their votes.

The numbers of shares and percentage interests set forth above are based on a number of assumptions, including that: (1) none of the public stockholders exercise their redemption rights with respect to their public shares; (2) Chardan does not issue any additional equity securities prior to the Business Combination and that no other event occurs that would change the Merger Consideration from what it would have been as of the date of the initial signing of the Business Combination Agreement; and (3) no exercise of Chardan’s 8,622,644 outstanding warrants at an exercise price of $11.50 per share (which warrants are not exercisable until the later of 12 months from the closing of the Chardan IPO and 30 days after the completion of the Business Combination) (other than the immediately exercisable pre-funded warrants issued to the PIPE Investors). If the actual facts differ from these assumptions, the numbers of shares and percentage interests set forth above will be different.

Following the Closing, New Renovacor will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and operating results.

Following the consummation of the Business Combination, New Renovacor will face increased legal, accounting, administrative and other costs and expenses as a public company that Renovacor does not incur as a private company and these expenses may increase even more after New Renovacor is no longer an “emerging growth company.” The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges and the listing standards of the NYSE, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require New Renovacor to carry out activities Renovacor has not done previously. For example, New Renovacor will create new board committees, enter into new insurance policies and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if management or New Renovacor’s independent registered public accounting firm identifies additional material weaknesses in the internal control over financial reporting identify a material weakness in the internal control over financial reporting), New Renovacor could incur additional costs rectifying those issues, the existence of those issues could adversely affect New Renovacor’s reputation or investor perceptions of it and it may be more expensive to obtain director and officer liability insurance. Risks associated with New Renovacor’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the New Renovacor board of directors or as executive officers. In addition, as a public company, New Renovacor may be subject to stockholder activism, which can lead to substantial costs, distract management and impact the manner in which New Renovacor operates New Renovacor’s business in ways New Renovacor currently anticipate. As a result of disclosure of information in this proxy statement and in filings required of a public company, New Renovacor’s business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, New Renovacor’s business and results of operations could be materially adversely affected and even if the claims do not result in litigation or are resolved in New Renovacor’s favor, these claims and the time and resources necessary to resolve them, could divert the resources of New Renovacor’s management and adversely affect New Renovacor’s business and results of operations. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require New Renovacor to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Because there are no current plans to pay cash dividends on the New Renovacor common stock for the foreseeable future, you may not receive any return on investment unless you sell your New Renovacor common stock at a price greater than what you paid for it.

New Renovacor intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of New Renovacor common stock will be at the sole discretion of the New Renovacor board of directors. The New Renovacor board of directors may take into account general and economic conditions, New Renovacor’s financial condition and results of operations, New Renovacor’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by New Renovacor to its stockholders or by its subsidiaries to it and such other factors as the New Renovacor board of directors may deem relevant. As a result, you may not receive any return on an investment in New Renovacor common stock unless you sell your New Renovacor common stock for a price greater than that which you paid for it.

SPECIAL MEETING OF CHARDAN STOCKHOLDERS

General

Chardan is furnishing this proxy statement to Chardan’s stockholders as part of the solicitation of proxies by the Chardan Board for use at the special meeting of Chardan stockholders to be held on                 , 2021 and at any adjournment or postponement thereof. This proxy statement provides Chardan’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held at                  Eastern Time, on                 , 2021 at the offices of Loeb & Loeb LLP located at 345 Park Avenue, New York, NY 10154, and via a virtual meeting.

Purpose of the Chardan Special Meeting

At the special meeting, Chardan is asking holders of Chardan common stock to consider and vote upon:

•

a proposal to approve the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. See the section entitled “Proposal No. 1 — The Business Combination Proposal” for additional information;

•

a proposal to approve and adopt the second amended and restated certificate of incorporation of Chardan in the form attached hereto as Annex B. See the section entitled “Proposal No. 2 — The Charter Proposal” for additional information;

•

a proposal to consider and vote upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the second amended and restated certificate of incorporation presented separately in accordance with the SEC requirements. See the section entitled “Proposal No. 3 — The Governance Proposal” for additional information;

•	a proposal to approve and adopt the Incentive Plan. See the section entitled “Proposal No. 4 — The Incentive Plan Proposal” for additional information;

•

a proposal to approve, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, the issuance of more than 20% of Chardan’s issued and outstanding shares of common stock in connection with the Business Combination, including, without limitation, the PIPE Investment. See the section entitled “Proposal No. 5 — The NYSE Proposal” for additional information; and

•

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal or the NYSE proposal. See the section entitled “Proposal No. 6 — The Adjournment Proposal” for additional information.

Recommendation of the Chardan Board

The Chardan Board unanimously recommends that stockholders vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the NYSE proposal and “FOR” the adjournment proposal, if presented.

When you consider the Chardan Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Chardan stockholders generally. Please see the section entitled “Proposal No. 1 — The Business

Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Chardan Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Chardan stockholders that they vote “FOR” the proposals presented at the special meeting.

Record Date; Persons Entitled to Vote

Chardan has fixed the close of business on                 , 2021, as the record date for determining Chardan stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on the record date, there were                  shares of Chardan common stock outstanding and entitled to vote. Each share of Chardan common stock is entitled to one vote per share at the special meeting.

Quorum

The presence at the special meeting by attendance in person, virtually or by proxy, of a majority of the voting power of all the outstanding shares of Chardan common stock as of the record date entitled to vote constitutes a quorum at the special meeting. Proxies that are marked “ABSTAIN” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

Vote Required

The approval of each of the business combination proposal, the governance proposal (which is a non-binding advisory vote) the incentive plan proposal, the NYSE proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of outstanding shares of Chardan common stock represented at the special meeting by attendance in person, virtually or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a Chardan stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the governance proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal will have no effect on such proposals.

The approval of the charter proposal requires the affirmative vote of holders of a majority of Chardan’s outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a Chardan stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “AGAINST” such proposal.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the NYSE proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal and the NYSE proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

Effect of Abstentions and Broker Non-Votes

Abstentions will have no effect on the outcome of each of the business combination proposal, the governance proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal. However, abstentions will count as a vote “AGAINST” the charter proposal.

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Broker non-votes will count as a vote “AGAINST” the charter proposal but will not have any effect on the outcome of any other proposals.

Voting Your Shares

Each share of Chardan common stock that you own in your name entitles you to one vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of Chardan common stock at the special meeting:

•

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” the NYSE proposal and “FOR” the adjournment proposal, if presented. Votes received after a matter has been voted upon at the special meeting will not be counted.

•	You can attend the special meeting in person or virtually and vote during the meeting by following the instructions on your proxy card.

However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Chardan can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Chardan’s Secretary in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote at the special meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of Chardan common stock, you may call Chardan’s proxy solicitor, at                  or Chardan at (646) 465-9000.

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may seek to redeem their shares for cash, regardless of whether they vote “FOR” or “AGAINST” the business combination proposal. Any stockholder holding public shares as of the record date who votes “FOR” or “AGAINST” the business combination proposal may demand that Chardan redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $         per share as of                 , 2021, the record date for the meeting), calculated as of two business days prior to the anticipated consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, Chardan will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the Business Combination. The redemption rights include the requirement that a holder must identify himself, herself or itself in writing as a beneficial holder and provide his, her or its legal name, phone number and address to the transfer agent in order to validly redeem his, her or its shares.

Notwithstanding the foregoing, a holder of public shares, together with any of its affiliates or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 20% of the public shares. Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The Sponsor and the Insiders will not have redemption rights with respect to any shares of Chardan common stock owned by them, directly or indirectly in connection with the Business Combination.

Holders may demand redemption by delivering their stock, either physically or electronically using the Depository Trust Company’s DWAC System, to Chardan’s transfer agent prior to the vote at the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the Business Combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the business combination proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the Business Combination is not approved or completed for any reason, then Chardan’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, Chardan will promptly return any shares delivered by public holders. Additionally, if Chardan would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash, Chardan will not be able to consummate the Business Combination.

The closing price of Chardan common stock on                 , 2021, the record date for the special meeting, was $         per share. The cash held in the trust account on such date was approximately $         ($         per public share). Prior to exercising redemption rights, stockholders should verify the market price of Chardan common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Chardan cannot assure its stockholders that they will be able to sell their shares of Chardan common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Chardan common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the business combination proposal by delivering your stock certificate (either physically or electronically) to Chardan’s transfer agent prior to the vote at the special meeting, and the Business Combination is consummated.

Appraisal Rights

Neither stockholders, unitholders nor warrant holders of Chardan have appraisal rights in connection the Business Combination under the DGCL.

However, Renovacor stockholders who do not consent to the adoption of the Merger Agreement will be entitled to exercise appraisal rights under Section 262 of the DGCL, with respect to their shares of Renovacor stock, in connection with the Merger if they take certain actions and meet certain conditions set forth in Section 262 of the DGCL. Failure to comply with Section 262 of the DGCL may result in a Renovacor stockholder waiving, or being unable to exercise, appraisal rights. Please see the section entitled “Appraisal Rights” for additional information.

Proxy Solicitation Costs

Chardan is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail. Chardan and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Chardan will bear the cost of the solicitation.

Chardan has hired                  to assist in the proxy solicitation process. Chardan will pay that firm a fee of $         plus disbursements. Such payment will be made from non-trust account funds.

Chardan will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Chardan will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

Overview

Chardan’s stockholders are being asked to approve the Business Combination with Renovacor described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. The discussion in this proxy statement of the Business Combination and the principal terms of the Merger Agreement is subject to, and is qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this proxy statement.

You should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement. Please see the subsection entitled “— Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the votes cast by holders of our outstanding shares of common stock represented at the special meeting by attendance via in person, virtually or by proxy and entitled to vote at the special meeting.

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in part by the disclosure schedules (the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Merger Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about Chardan, Merger Sub, Renovacor or any other matter.

On March 22, 2021, Chardan, Merger Sub and Renovacor entered into the Merger Agreement, which provides for, among other things, the parties to the Merger Agreement will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware, pursuant to which Merger Sub will merge with and into Renovacor, with Renovacor as the surviving company in the Merger and, after giving effect to such merger, Renovacor will be a wholly-owned subsidiary of Chardan. The Total Merger Consideration to be received by equityholders of Renovacor as of immediately prior to the Closing (including pursuant to the Renovacor Investor Incentive Plan, as described below) will be 6,500,000 shares of Chardan common stock. Renovacor equityholders will also have the contingent right to receive up to 2,000,000 shares of Chardan common stock in the aggregate as Earnout Consideration.

In connection with the foregoing and contemporaneously with the execution of the Merger Agreement, Chardan entered into Subscription Agreements with each of the PIPE Investors, pursuant to which the PIPE

Investors have agreed to subscribe for and purchase, and Chardan has agreed to issue and sell to the PIPE Investors, an aggregate of 3,000,000 shares of Chardan common stock at a price of $10.00 per share, for aggregate gross proceeds of $30,000,000 (the “Aggregate Subscription Amount”), on the terms and subject to the conditions set forth in such Subscription Agreement and the Merger Agreement. The shares of Chardan common stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Chardan has granted the PIPE Investors certain registration rights in connection with the PIPE Investment. The PIPE Investment is contingent upon, among other things, the substantially concurrent closing of the Business Combination. A portion of the shares of Chardan common stock to be issued and sold in the PIPE Investment may be issued to certain PIPE Investors in the form of pre-funded warrants to purchase shares of Chardan common stock, at an initial purchase price of $9.99 per share underlying the pre-funded warrants. The pre-funded warrants will be immediately exercisable at an exercise price of $0.01 (subject to a 9.99% beneficial ownership limitation) and will be exercisable indefinitely.

In connection with the Business Combination, certain related agreements have been, or will be entered into on or prior to Closing, including the Subscription Agreements, the Sponsor Support Agreement, the Chardan Stockholder Support Agreements, the Lock-Up Agreements, and the Registration Rights Agreement (each as hereinafter defined). See “— Related Agreements” for more information.

Consideration to Renovacor Holders in the Business Combination

In accordance with the terms and subject to the conditions of the Merger Agreement, the Aggregate Merger Consideration and the Earnout Consideration (each as reduced by the number of shares of Chardan common stock to be issued pursuant to the Renovacor Investor Incentive Plan, as further described below) will be distributed among Renovacor equityholders as follows: (i) each share of Renovacor preferred stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of Chardan common stock equal to the Preferred Per Share Merger Consideration and, if applicable, the Per Share Earnout Consideration; (ii) each share of Renovacor common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of Chardan common stock equal to the Common Per Share Merger Consideration and, if applicable, the Per Share Earnout Consideration; and (iii) each Renovacor option will be converted into an exchanged option and an Earnout RSU Award, as further described below. Each exchanged option and Earnout RSU Award will be subject to the same vesting terms applicable to the Renovacor option as of immediately prior to the Closing and each exchanged option shall have an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Renovacor option divided by (B) the Common Per Share Merger Consideration.

Holders of Renovacor stock and Renovacor options will have the contingent right to receive up to 2,000,000 shares of Chardan common stock in the aggregate (“Earnout Consideration”), as follows:

•

Chardan shall issue 600,000 shares of Chardan common stock, in the aggregate, if at any time during the period beginning on the Closing Date and ending on December 31, 2023 (the “First Earnout Period”), the VWAP of the Chardan common stock over any 20 Trading Days (which may or may not be consecutive) within any 30 consecutive Trading Day period is greater than or equal to $17.50 per share of Chardan common stock (the “First Milestone”).

•

Chardan shall issue an additional 600,000 shares of Chardan common stock, in the aggregate, if at any time during the period beginning on the Closing Date and ending on December 31, 2025 (the “Second Earnout Period”), the VWAP of the Chardan common stock over any 20 Trading Days (which may or may not be consecutive) within any 30 consecutive Trading Day period is greater than or equal to $25.00 per share of Chardan common stock (the “Second Milestone”).

•	Chardan shall issue an additional 800,000 shares of Chardan common stock, in the aggregate, if at any time during the period beginning on the Closing Date and ending on December 31, 2027 (the “Third

Earnout Period” and together with the First Earnout Period and the Second Earnout Period, each, an “Earnout Period” and collectively, the “Earnout Periods”), the VWAP of the Chardan common stock over any 20 Trading Days (which may or may not be consecutive) within any 30 consecutive Trading Day period is greater than or equal to $35.00 per share of Chardan common stock (the “Third Milestone” and together with the First Milestone and the Second Milestone, the “Earnout Milestones”).

•

Upon the consummation of any Change in Control during any Earnout Period, any Earnout Milestone with respect to such Earnout Period that has not yet been achieved shall automatically be deemed to have been achieved regardless of the valuation of the Chardan common stock in such Change in Control transaction and Chardan will take all actions necessary to provide for the issuance of the shares of Chardan common stock comprising the applicable Earnout Consideration issuable in respect of such Earnout Milestone(s) prior to the consummation of such Change in Control.

In addition, at the Closing, holders of Renovacor options will be issued an Earnout RSU Award in respect of such holder’s Renovacor options, which will entitle such holder to an aggregate number of shares of Chardan common stock equal to the aggregate Per Share Earnout Consideration in respect of the shares of Renovacor stock underlying such Renovacor options, if any, subject to the satisfaction of the applicable vesting conditions with respect to the exchanged options issued in respect of such Renovacor options at the Closing. The settlement and payment of the Earnout RSU Awards will occur simultaneously with the issuance of the Per Share Earnout Consideration to former holders of Renovacor stock.

Aggregate New Renovacor Proceeds

The Aggregate Transaction Proceeds will be used for general corporate purposes after the Business Combination.

Closing and Effective Time of the Business Combination

The Closing of the transactions contemplated by the Merger Agreement is required to take place electronically by exchange of the closing deliverables via e-mail or facsimile on the third business day following the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions described below under the section entitled “— Conditions to the Closing of the Business Combination,” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date and/or time as Chardan and Renovacor may agree in writing.

Conditions to the Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of each party to the Merger Agreement to consummate the transactions contemplated by the Business Combination are subject to the satisfaction or, if permitted by applicable law, written waiver by the party whose benefit such condition exists of the following conditions:

•

no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, judgment, decree, executive order or award which is then in effect and has the effect of making the transactions, including the Merger, illegal or otherwise prohibiting or enjoining consummation of the transactions, including the Merger;

•

the offer by Chardan to redeem shares of Chardan common stock pursuant to the redemption rights of Chardan public stockholders shall have been completed in accordance with the terms of the Merger Agreement and this proxy statement;

•	this proxy statement shall have received SEC clearance;

•	the Merger Agreement and, to the extent required, the transactions contemplated by the Merger Agreement (including the Merger) shall have been approved by the affirmative vote of the holders of the requisite number of Chardan common stock being obtained in accordance with Chardan’s current certificate of incorporation and bylaws, applicable law, and the rules and regulations of NYSE. Chardan, as the sole stockholder of Merger Sub shall have approved and adopted the Merger Agreement and the Merger; and

•

the Merger Agreement and, to the extent required, the transactions contemplated by the Merger Agreement (including the Merger) shall have been approved by the requisite number of stockholders of Renovacor in accordance with the DGCL, Renovacor’s governing documents and agreements between Renovacor and its stockholders (“Renovacor Stockholder Approval”). The Renovacor Stockholder Approval was obtained and delivered to Chardan immediately following the execution of the Merger Agreement.

Other Conditions to the Obligations of Chardan

The obligations of Chardan to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, if permitted by applicable law, written waiver by Chardan of the following further conditions:

•

the representations and warranties of Renovacor regarding the organization and qualification of Renovacor, and the representations and warranties of Renovacor regarding the authority and approvals of Renovacor to, among other things, execute and deliver the Merger Agreement, and each of the ancillary documents attached thereto to which it is or will be a party and to consummate the transactions contemplated thereby, the capitalization of Renovacor, the absence of certain changes or events and brokers fees shall be true and correct in all material respects as of the Closing Date as if made at and as of such date (or, if given as of an earlier date, as of such earlier date);

•

the other representations and warranties of Renovacor shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth in the Merger Agreement) as of the Closing Date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in Material Adverse Effect;

•

Renovacor shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement as of or prior to the Closing;

•	No Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•

Chardan shall have received a certificate signed by an officer of Renovacor, dated as of the Closing Date, confirming that the conditions set forth in the first four bullet points in this section have been satisfied; and

•	Chardan shall have received the executed counterparts to all of the Ancillary Agreements (as defined in the Merger Agreement) to which Renovacor, or any Renovacor Stockholder, is party.

Other Conditions to the Obligations of Renovacor

The obligations of Renovacor to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, if permitted by applicable law, written waiver by Renovacor of the following further conditions:

•

the representations and warranties of Chardan and Merger Sub regarding the organization and qualification, the authority to execute and deliver the Merger Agreement, and each of the ancillary documents thereto to which it is or will be a party and to consummate the transactions contemplated thereby, the absence of certain changes or events, the capitalization of Chardan and brokers fees shall be true and correct, in all material respects as of the Closing Date, as though made on and as of the Closing Date (or, if given as of an earlier date, as of such earlier date);

•

the other representations and warranties regarding Chardan and Merger Sub shall be true and correct (without giving effect to any limitation of “materiality” or “material adverse effect” or any similar limitation set forth in the Merger Agreement) as of the Closing Date, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in a material adverse effect on Chardan;

•	Chardan shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement;

•	Renovacor shall have received a certificate signed by an officer of Chardan confirming that the conditions set forth in the first three bullet points of this section have been satisfied;

•

the Chardan common stock to be issued in connection with the transactions shall have been approved for listing on NYSE, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders;

•

Renovacor shall have received the executed counterparts to all of the Ancillary Agreements (as defined in the Merger Agreement) to which Chardan or Sponsor is party, each of which shall be in full force and effect as of the Closing and shall not have been repudiated or rescinded in any respect;

•

certain directors and executive officers of Chardan shall have been removed from their respective positions or tendered their irrevocable resignations, in each case effective as of the Effective Time, and the Renovacor director designees, as set forth in the Merger Agreement, shall have been appointed to the Chardan Board effective as of the Closing; and

•

as of the Effective Time, after distribution of the trust account pursuant to the exercise of redemption rights of the public stockholders in accordance with Chardan’s current certificate of incorporation and bylaws and after taking into account the proceeds of the PIPE Investment, the Closing Chardan Cash shall be at least $85,000,000 (the “Minimum Cash Condition”).

Representations and Warranties

Under the Merger Agreement, Renovacor made customary representations and warranties to Chardan and Merger Sub relating to, among other things: organization, standing and corporate power; corporate authority; non-contravention governmental approvals; capitalization; subsidiaries; financial statements; internal controls; compliance with laws; absence of certain changes or events; no undisclosed liabilities; information supplied; litigation; contracts; employment matters; taxes; intellectual property; data protection; information technology; real property; insurance; environmental matters; regulatory matters; brokers; affiliate agreements; and no other representations or warranties.

Under the Merger Agreement, Chardan and Merger Sub made customary representations and warranties to Renovacor relating to, among other things: organization, standing and corporate power; corporate authority; approval; non-contravention; litigation; compliance with laws; employee benefit plans; financial ability; trust account; taxes; brokers; Chardan SEC reports; financial statements; Sarbanes-Oxley Act; business activities; absence of changes; proxy statement; no outside reliance; capitalization; NYSE stock market quotation; contracts; no defaults; title to property; Investment Company Act; affiliate agreements; takeover statutes and charter provisions; Aggregate Subscription Amount; Subscription Agreements; and no other representations or warranties.

Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of Renovacor, Chardan and Merger Sub are qualified in whole or in part by materiality thresholds. In addition, certain representations and warranties of Renovacor are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Merger Agreement, a “Material Adverse Effect” means any event, change, circumstance or development that has a material adverse effect on (i) the assets, business, results of operations or financial condition of Renovacor or (ii) the ability of Renovacor to consummate the Business Combination; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” pursuant to clause (i) above: (a) any change or development in applicable Laws (as defined in the Merger Agreement) (including COVID-19 Measures) or GAAP or any official interpretation thereof, (b) any change or development in interest rates or economic, political, legislative, regulatory, business, financial, commodity, currency or market conditions generally affecting the economy or the industry in which Renovacor operates, (c) the announcement or the execution of the Merger Agreement, the pendency or consummation of the Business Combination or the performance of the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.02(b) of the Merger Agreement and, to the extent related thereto, the condition in Section 9.02(a) of the Merger Agreement), (d) any change generally affecting any of the industries or markets in which Renovacor operates or the economy as a whole, (e) the compliance with the terms of the Merger Agreement or the taking of any action, or failure to take action, required or contemplated by the Merger Agreement or with the prior written consent of Chardan (provided, that the exceptions in this clause (e) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.02(b) of the Merger Agreement and, to the extent related thereto, the condition in Section 9.02(a) of the Merger Agreement), (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including COVID-19 (or any mutation or variation thereof or related health condition)), weather condition, explosion fire, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, Renovacor operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, or (h) any failure of Renovacor to meet any projections, forecasts or budgets; provided, that clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (a), (b), (d), (f) and (g) to the extent that such change has a disproportionate impact on Renovacor, as compared to other industry participants.

Covenants of the Parties

Covenants of Renovacor

Renovacor made certain covenants under the Merger Agreement, including, among others, the following:

•

Subject to certain exceptions (including with respect to potential suspension of operations for COVID-19) or as consented to in writing by Chardan (such consent not to be unreasonably conditioned, withheld or delayed), prior to the Closing, Renovacor will conduct and operate its business in the ordinary course, consistent with past practice, in all material respects, use commercially reasonable efforts to preserve intact Renovacor’s current business organization and ongoing businesses, and maintain its existing relations and goodwill with its customers, suppliers, distributors and creditors, and use commercially reasonable efforts to retain the services of its present officers.

•

Subject to certain exceptions, prior to the Closing, Renovacor will not do any of the following without Chardan’s written consent (such consent not to be unreasonably conditioned, withheld or delayed):

•	change or amend the certificate of incorporation, bylaws or other organizational documents of Renovacor;

•	declare, make or pay any dividend or other distribution to Renovacor stockholders or repurchase or redeem any Renovacor stock;

•	create, allot, issue, redeem or repurchase any shares or other securities convertible into shares of Renovacor, except pursuant to the exercise of options;

•

enter into, or amend or modify any material term of, terminate, or waive or release any material right, claim or benefit under any material contract or lease to which Renovacor is a party or otherwise bound, other than in the ordinary course of business, consistent with past practice;

•

enter into, or amend or modify any material term of, terminate, or waive or release any material right, claim or benefit under any related-party contract, other than in the ordinary course of business consistent with past practice;

•

sell, transfer, lease, pledge or otherwise encumber or subject to any lien, abandon, cancel, let lapse or convey or dispose of any assets, properties or businesses of Renovacor (including its intellectual property);

•

materially increase or decrease the compensation or benefits payable to any current or former employee, executive officer, director or other individual service provider; adopt or materially amend any material benefit plan or any collective bargaining agreement; or waive or release any noncompetition, nonsolicitation, nondisclosure, nondisparagement or other restrictive covenant of current or former employees or independent contractors of Renovacor;

•	fail to maintain its existence or acquire any material portion of assets or equity of any business or adopt any plan of liquidation, dissolution, merger or other reorganization;

•	make any capital expenditures that in the aggregate exceed $500,000 outside of Renovacor’s annual capital expenditure budget in excess of specified thresholds;

•

make any loans, advances or capital contributions to, or investments in, any other person or materially change its existing borrowing and lending arrangements other than would be consistent with past practice in the ordinary course of business;

•	make, revoke or change any material tax election or change any material tax accounting method or period;

•	enter into any settlements in excess of a specified threshold, other than in the ordinary course of business consistent with past practice;

•

incur, issue, assume, guarantee or otherwise become liable for any indebtedness, or in any material respect, modify indebtedness, other than intercompany indebtedness or in connection with the Bridge Loan (as described below);

•	enter into any material new line of business outside of the business currently conducted by Renovacor;

•	make any material change in financial accounting methods, principles or practices, except insofar as may be required by a change in GAAP or applicable law; and

•	fail to maintain, cancel or materially change coverage under any insurance policy maintained with respect to Renovacor and its assets and properties.

•

Renovacor acknowledged that Chardan is a blank check company, waives any past, present or future claim of any kind against the trust account and agrees not to seek recourse against the trust account for any reason.

•

Prior to the Closing, Renovacor shall (a) use commercially reasonable efforts to solicit and obtain 280G Waivers (as defined in the Merger Agreement) and (b) deliver to Chardan evidence satisfactory that 280G Approval (as defined in the Merger Agreement) has or has not been obtained. If no payments and/or benefits could constitute “parachute payments” in connection with the transactions, then 280G Approval shall not be required to be obtained.

Prior to the Closing or termination of the Merger Agreement in accordance with its terms, Renovacor shall not, and shall cause its representatives not to: (i) intentionally initiate or solicit any inquiries that would be reasonably likely to lead to an offer or proposal regarding any transaction with any person (other than Chardan or its affiliates) that would result in a Change in Control (a “Renovacor Acquisition Proposal”); (ii) engage in, continue or otherwise participate in any negotiation or discussion concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to a Renovacor Acquisition Proposal; (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Renovacor Acquisition Proposal; (iv) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement or other similar agreement for or relating to any Renovacor Acquisition Proposal; or (v) resolve or agree to do any of the foregoing.

Covenants of Chardan

Chardan made certain covenants under the Merger Agreement, including, among others, the following:

•

Subject to certain exceptions, prior to the Closing, Chardan will, and will cause Merger Sub to, not do any of the following without Renovacor’s written consent (such consent not to be unreasonably conditioned, withheld or delayed):

•	change, modify or amend the Trust Agreement (as defined in the Merger Agreement) or the organizational documents of Chardan or Merger Sub;

•

declare, make or pay any dividend or other distribution in respect of any of its outstanding capital stock or other equity interests or otherwise adjust its capital structure, or repurchase or redeem any equity interests in Chardan;

•	make, revoke or change any material tax election or change any material tax accounting method or period;

•	enter into, renew or amend in any material respect any related-party contract;

•

enter into, or amend or modify any material term of (in a manner adverse to itself), terminate, or waive or release any material right, claim or benefit under any material contract to which Chardan or Merger Sub is a party or by which it is bound;

•	enter into any settlements, other than in the ordinary course of business consistent with past practice;

•	incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any of its capital stock, other equity interests or securities convertible into any such capital stock or equity interests, other than in connection with the exercise of outstanding warrants or the transactions, or amend, modify or waive any of the terms or rights set forth in outstanding warrants;

•

adopt or amend any benefit plan, or enter into any employment contract or collective bargaining agreement, hire any employee or any other individual to provide services following the Closing or enter into any agreement to compensate any of its officers or directors;

•	fail to maintain its existence or acquire, merge or consolidate with, or purchase a material portion of the assets or equity of another person;

•	make any capital expenditures;

•	make any loans, advances or capital contributions to, or investments in, any other person or make any change in its existing borrowing or lending arrangements (other than the Bridge Loan);

•	enter into any new line of business;

•	make any change in financial accounting methods, principles or practices, except insofar as may be required by a change in GAAP or applicable law;

•	fail to maintain, cancel or materially change coverage under any insurance policy maintained with respect to it and its assets and properties; or

•

enter into any agreement, understanding or arrangement with respect to the voting of Chardan common stock (other than any agreement with a Chardan stockholder consistent with the terms of the Sponsor Support Agreement or the Chardan Stockholder Support Agreements).

•	Chardan will use reasonable best efforts, as promptly as reasonably practicable following the filing of the proxy statement, to duly convene and hold the special meeting in accordance with the DGCL.

•

Subject to certain exceptions, Chardan shall use its reasonable best efforts to ensure that Chardan remains listed as a public company on NYSE and to cause the New Renovacor common stock to be issued in connection with the transactions to be approved for listing on NYSE.

•	Prior to the Closing, Chardan will purchase a “tail” policy providing liability insurance coverage for Renovacor’s directors and officers with respect to matters occurring on or prior to the Closing.

•

The Chardan Board will adopt the Incentive Plan with any modifications Renovacor proposes based on the recommendation of its compensation consultant and board of directors as Chardan may consider and approve (such approval not to be unreasonably withheld or delayed).

•

Prior to the Closing or termination of the Merger Agreement, Chardan shall, and shall use its reasonable best efforts to cause its representatives to, cease any solicitations, discussions or negotiations with any person conducted prior to entry into the Merger Agreement in connection with a business combination or any inquiry or request for information that could reasonably be expected to lead to, or result in, a business combination. Chardan will also provide prompt written notice to Renovacor of the receipt of any inquiry, proposal, offer or request for information received after the date of the Merger Agreement that constitutes, or could reasonably be expected to result in or lead to, any business combination and will keep Renovacor reasonably informed of any material developments with respect to any such proposal.

•	Chardan and Merger Sub will take all actions necessary to consummate the PIPE Investment.

•	Chardan will terminate certain affiliate agreements and repay all outstanding indebtedness owed by Chardan to the Sponsor.

•

If Renovacor reasonably determines that it requires additional financing to fund its ordinary course operations prior to the Closing, at Renovacor’s written request, Chardan and Renovacor will negotiate in good faith regarding the terms of a bridge financing to be provided to Renovacor in the form of a senior secured loan from Chardan, the Sponsor or one of their affiliates (the “Bridge Loan”). The Bridge Loan will be on reasonable and customary terms and conditions and will (i) be for a principal amount up to $2,500,000, but in no event higher than necessary for the Company to finance operations until the Closing Date, (ii) bear reasonable interest at a rate at least equal to the applicable federal rate at the time of the making of the Bridge Loan, (iii) have a maturity of the Closing Date, and (iv) have full creditor rights. The Bridge Loan, if any, will be repaid at the Closing using Closing Chardan Cash. If the Bridge Loan has not been funded within ten business days of Renovacor’s request for such financing, Renovacor may obtain bridge financing from any of its stockholders upon substantially the same terms as the Bridge Loan.

Mutual Covenants of the Parties

The parties made certain covenants under the Merger Agreement, including, among others, the following:

•	using commercially reasonable efforts to consummate the Business Combination;

•	making relevant public announcements and solicitation of Chardan Stockholder Approval;

•	keeping certain information confidential in accordance with the existing non-disclosure agreements;

•

intending that the Merger will constitute a transaction treated as a “reorganization” within the meaning of Section 368 of the IRC, and agreeing not to take any action that would reasonably be expected to cause the Merger to fail to qualify for such treatment; and

•	cooperating in connection with certain tax matters and filings.

In addition, Chardan and Renovacor agreed that Chardan and Renovacor will prepare and mutually agree upon and Chardan will file with the SEC, this proxy statement relating to the Business Combination.

Board of Directors

Following the Closing, the current management of Renovacor will become the management of New Renovacor, and the New Renovacor board of directors will consist of seven directors, which will be divided into three classes (Class I, II and III) with each consisting of three directors. Pursuant to the Merger Agreement, the New Renovacor board of directors will initially consist of (i) five individuals designated by Renovacor and (ii) two directors selected by the Sponsor.

Survival of Representations, Warranties and Covenants

The representations, warranties, covenants, obligations or other agreements in the Merger Agreement terminate at the Effective Time, except for those covenants and agreements that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, and those contained in Article XI of the Merger Agreement.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, the following:

•	by either Chardan or Renovacor if the Closing has not occurred on or prior to September 22, 2021 (the “Termination Date”);

•	by the mutual written consent of Chardan and Renovacor;

•

by Chardan, subject to certain exceptions, if any of the representations or warranties made by Renovacor are not true and correct or if Renovacor fails to perform any of its respective covenants or agreements under the Merger Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of Chardan, as described in the section entitled “ — Conditions to the Closing of the Business Combination” above could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof, and (ii) the Termination Date;

•

by Renovacor, subject to certain exceptions, if any of the representations or warranties made by Chardan are not true and correct or if Chardan fails to perform any of its covenants or agreements under the Merger Agreement (including an obligation to consummate the Closing) such that the condition to the obligations of Renovacor, as described in the section entitled “ — Conditions to the Closing of the Business Combination” above could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof, and (ii) the Termination Date;

•	by either Chardan or Renovacor if the Chardan Stockholder Approvals are not obtained at the special meeting (subject to any adjournment or recess of the meeting); and

•	by Renovacor, if a Triggering Event (as defined in the Merger Agreement) shall have occurred.

If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality obligations, except in the case of a Willful Breach (as defined in the Merger Agreement) of any covenant or agreement under the Merger Agreement.

Expenses

The fees and expenses incurred in connection with the Merger Agreement and the ancillary documents thereto, and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such fees or expenses; provided that, on the Closing Date, Chardan shall pay or cause to be paid all the outstanding transaction expenses incurred by or on behalf of Chardan, Merger Sub, the Sponsor, Renovacor and any equityholder of Renovacor that is a PIPE Investor.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the law of another jurisdiction.

Amendments

The Merger Agreement may be amended or modified only by a written agreement executed and delivered by Chardan and Renovacor.

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Merger Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The form of the Subscription Agreement, the Sponsor Support Agreement, the Chardan Stockholder Support Agreement, the Lock-Up Agreement and the Registration Rights Agreement are attached hereto as Annex D, Annex E, Annex F, Annex G and Annex H, respectively. You are urged to read such agreements in their entirety prior to voting on the proposals presented at the extraordinary general meeting.

PIPE Investment

Concurrently with the execution of the Merger Agreement, Chardan entered into Subscription Agreements, substantially in the form attached as Annex D to this proxy statement, with the PIPE Investors to consummate the PIPE Investment, pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and Chardan has agreed to issue and sell to the PIPE Investors, concurrently with the Closing, an aggregate of 3,000,000 shares of Chardan common stock at a price of $10.00 per share, for aggregate gross proceeds of $30,000,000. As part of the 3,000,000 shares of Chardan common stock to be issued pursuant to the Subscription Agreements, Chardan Healthcare Investments LLC, an affiliate of the Sponsor, has agreed to subscribe for and purchase 250,000 shares of Chardan common stock on the same terms and conditions of the other PIPE Investors at a price of $10.00 per share, for aggregate gross proceeds of $2,500,000 and certain existing Renovacor equityholders have agreed to subscribe for and purchase 1,750,000 shares of Chardan common stock on the same terms and conditions of the other PIPE Investors at a price of $10.00 per share, for aggregate gross proceeds of $17,500,000. The shares of Chardan common stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Chardan has granted the PIPE Investors certain registration rights in connection with the PIPE Investment. The PIPE Investment is contingent upon, among other things, the substantially concurrent closing of the Business Combination. A portion of the shares of Chardan common stock to be issued and sold in the PIPE Investment may be issued to certain PIPE Investors in the form of pre-funded warrants to purchase shares of Chardan common stock, at an initial purchase price of $9.99 per share underlying the pre-funded warrants. The pre-funded warrants will be immediately exercisable at an exercise price of $0.01 (subject to a 9.99% beneficial ownership limitation) and will be exercisable indefinitely.

Registration Rights Agreement

At the consummation of the Business Combination, New Renovacor intends to enter into the Registration Rights Agreement with the Sponsor, the Insiders and Renovacor stockholders, substantially in the form attached as Annex H to this proxy statement, pursuant to which, among other things, such stockholders thereto will be granted certain registration rights, on the terms and subject to the conditions therein.

In particular, the Registration Rights Agreement provides for the following registration rights:

•

Demand registration rights. At any time and from time to time when there is no valid registration statement in effect, New Renovacor will be required, upon the written demand of the stockholders holding a majority of the registrable securities outstanding, to file a registration statement and effect the registration of all or part of their registrable securities. New Renovacor will within 20 days of its receipt of the demand notify all holders of registrable securities of the demand, and each holder of registrable securities who wishes to include all or a portion of such stockholder’s registrable securities in the demand registration shall so notify New Renovacor within five days after the receipt by the stockholder of the notice from New Renovacor. New Renovacor must effect any demand registration as soon as reasonably practicable, but in no event later than 60 days after receipt of such demand registration. New Renovacor is not obligated to effect more than an aggregate of two demand registrations under the Registration Rights Agreement.

•

Shelf registration rights. Within 60 days after the Effective Time, New Renovacor will be required to file a shelf registration statement pursuant to Rule 415 of the Securities Act or, if Rule 415 is not available, by such other means of distribution as the stockholders may reasonably specify. The shelf registration statement must be on Form S-1 and include a “Plan of Merger” in substantially the form as is attached to the Registration Rights Agreement. No stockholder may be named as an underwriter in the shelf registration statement without the stockholder’s prior written consent. New Renovacor must use commercially reasonable best efforts to convert or replace the shelf registration statement with a registration statement on Form S-3 promptly following the confirmation that New Renovacor becomes eligible to use Form S-3 for registrable securities. New Renovacor must use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after the initial filing thereof. At any time New Renovacor has an effective shelf registration statement with respect to stockholders holding a majority of the registrable securities outstanding, such stockholder may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown, provided that such stockholder (a) reasonably expects the aggregate gross proceeds from the sale of the shares of stockholders holding a majority of the registrable securities outstanding to be in excess of $25,000,000 from such underwritten shelf takedown or (b) reasonably expects the offering to be in no event less than $10,000,000 in aggregate gross proceeds.

•

Piggyback registration rights. At any time after the Effective Time, if New Renovacor proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the owners of registrable securities in New Renovacor hold piggyback registration rights and are entitled to include their registrable securities in such registration statement.

•

Expenses and indemnification. All fees and expenses associated with each registration statement will be borne by New Renovacor and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Registration Rights Agreement contains customary cross-indemnification provisions, under which New Renovacor is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to New Renovacor, and holders of registrable securities are obligated to indemnify New Renovacor for material misstatements or omissions attributable to them.

•

Registrable securities. Securities of New Renovacor shall cease to be registrable securities when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement, such securities shall have been otherwise transferred, new certificates or book entry positions for such securities not bearing a legend restricting further transfer shall have been delivered by New Renovacor and subsequent public distribution of such securities shall not require registration under the Securities Act, such securities shall have ceased to be outstanding, such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, or with respect to a stockholder, when all such securities held by such stockholder could be sold without restriction on volume or manner of sale in any three-month period without registration under Rule 144.

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement, in the form attached as Annex E, with Chardan and Renovacor, pursuant to which the Sponsor agreed, among other things, (i) not to redeem any of its shares of Chardan common stock held of record (representing approximately 19.5% of the issued and outstanding shares of Chardan common stock as of the date of this proxy statement) or thereafter acquired prior to the Closing, (ii) to vote at any meeting of the stockholders of Chardan all such shares of Chardan common stock in favor of the proposals set forth in this proxy statement, including the issuance of the Aggregate Merger Consideration and the Earnout Consideration pursuant to the Merger Agreement, (iii) to be bound by certain other covenants and agreements related to the Business Combination and (iv) to be bound by certain transfer restrictions with respect to such shares of Chardan common stock prior to the Closing, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

Pursuant to the Sponsor Support Agreement, the Sponsor agreed that 500,000 shares of the Chardan common stock beneficially owned by the Sponsor immediately following the Closing (representing a portion of the shares of Chardan common stock that were placed into escrow by the Sponsor and certain other Chardan insiders in connection with the Chardan IPO, as further described in the prospectus for the Chardan IPO) (collectively, the “Sponsor Earn-Out Shares”) will be subject to the vesting and forfeiture provisions set forth below:

•

From and after the Closing until December 31, 2023 (the “Sponsor First Earnout Period”), 150,000 Sponsor Earnout Shares shall vest and be released to the Sponsor if over any 20 Trading Days within any 30 Trading Day period the VWAP of the Chardan common stock is greater than or equal to $17.50 (the “Sponsor First Milestone”).

•

From and after the Closing until December 31, 2025 (the “Sponsor Second Earnout Period”), 150,000 Sponsor Earnout Shares shall vest and be released to the Sponsor if over any 20 Trading Days within any 30 Trading Day period the VWAP of the Chardan common stock is greater than or equal to $25.00 (the “Sponsor Second Milestone”).

•

From and after the Closing until December 31, 2027 (the “Sponsor Third Earnout Period” and together with the First Earnout Period and the Second Earnout Period, the “Sponsor Earnout Periods”), 200,000 Sponsor Earnout Shares shall vest and be released to the Sponsor if over any 20 Trading Days within any 30 Trading Day period the VWAP of the Chardan common stock is greater than or equal to $35.00 (the “Sponsor Third Milestone” and together with the Sponsor First Milestone and the Sponsor Second Milestone, the “Sponsor Earnout Milestones”).

•

Upon consummation of any Change in Control during any Sponsor Earnout Period, any Sponsor Earnout Milestone with respect to such Sponsor Earnout Period that has not yet been achieved shall automatically be deemed to have been achieved regardless of the valuation of the Chardan common stock in such Change in Control transaction and the applicable Sponsor Earnout Consideration shall vest and be released to the Sponsor prior to the consummation of such Change in Control. If any Earnout Milestones are not achieved during the applicable Earnout Period (and a Change in Control does not take place during such Earnout Period), the applicable portion of the Sponsor Earnout Shares will be forfeited to Chardan for cancellation.

Chardan Stockholder Support Agreement

Concurrently with the execution of the Merger Agreement, Affinity Asset Advisors, Altium Capital Management, Ikarian Capital, RTW Investments, Sio Capital Management, South Ocean Capital Management and Surveyor (Citadel Advisors), representing approximately 14.2% of the issued and outstanding shares of Chardan common stock as of the date of this proxy statement, entered into Chardan Stockholder Support Agreements with Chardan and Renovacor, pursuant to which such Chardan stockholders agreed, among other things, (i) not to redeem any of their respective shares of Chardan common stock held of record or thereafter acquired prior to the Closing; (ii) to vote at any meeting of the stockholders of Chardan all of such shares of Chardan common stock in favor of the proposals, including the issuance of the Aggregate Merger Consideration and the Earnout Consideration pursuant to the Merger Agreement, (iii) to appoint Jonas Grossman and Guy Barudin as their true and lawful proxies with respect to the voting of their shares of Chardan common stock in connection with the transactions, (iv) to be bound by certain other covenants and agreements related to the Business Combination and (v) to be bound by certain transfer restrictions with respect to such shares of Chardan common stock, prior to the Closing, in each case, on the terms and subject to the conditions set forth in the Chardan Stockholder Support Agreements.

Lock-Up Agreements

In connection with the Closing, Key Renovacor Stockholders will enter into Lock-Up Agreements and be subject to the corresponding Lock-Up Provisions. In addition, pursuant to the amended and restated bylaws of New Renovacor to be entered into at the Closing, the Lock-Up Provisions will apply to the shares of Chardan common stock issued as the Aggregate Merger Consideration.

Interests of Certain Persons in the Business Combination

In considering the recommendation of the Chardan Board to vote in favor of approval of the business combination proposal and the other proposals, stockholders should keep in mind that the Sponsor and the Insiders have interests in such proposals that are different from, or in addition to, those of Chardan stockholders generally. In particular:

•	If the Business Combination or another business combination are not consummated by April 28, 2022, Chardan will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Chardan Board, dissolving and liquidating. In such event, the 1,655,661 initial shares held by the Sponsor and Insiders would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $         based upon the closing price of $         per share on the NYSE on                 , 2021, the record date for the special meeting.

•

The Sponsor purchased an aggregate of 3,500,000 private placement warrants from Chardan for an aggregate purchase price of $1,400,000 (or $0.40 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Chardan IPO. A portion of the proceeds Chardan received from these purchases were placed in the trust account. Such warrants had an aggregate market value of $         based upon the closing price of $         per warrant on the NYSE on                 , 2021, the record date for the special meeting. The private placement warrants will become worthless if Chardan does not consummate a business combination by April 28, 2022.

•

Jonas Grossman and Gbola Amusa, current directors of Chardan, will become directors of New Renovacor after the closing of the Business Combination. As such, in the future each may receive any cash fees, stock options or stock awards that the post-combination board of directors determines to pay to its executive and non-executive directors.

•

If Chardan is unable to complete an initial business combination within the completion window, the Sponsor will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Chardan for services rendered or contracted for or products sold to Chardan. If Chardan consummates an initial business combination, on the other hand, Chardan will be liable for all such claims.

•

Chardan’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Chardan’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Chardan fails to consummate an initial business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Chardan may not be able to reimburse these expenses if the Business Combination or another initial business combination, are not completed within the completion window.

•

In connection with the Business Combination, Renovacor and Dr. Magdalene Cook entered into an Amended and Restated Employment Agreement dated May 17, 2021 which becomes effective upon the Closing (subject to its prior approval by Renovacor’s stockholders). The Amended and Restated Employment Agreement entitles Dr. Cook to certain compensation and benefits, including an increase in base salary from $242,000 to $540,000, a transaction bonus in the amount of $225,000, and a “true-up” equity to be granted under the Incentive Plan designed to align Dr. Cook’s equity compensation opportunity with the 50th percentile of equity ownership holdings of CEOs in New Renovacor’s peer group. For additional information about Dr. Cook’s Amended and Restated Employment Agreement see the section entitled “Executive Compensation of Renovacor — New Renovacor Executive Officer and Director Compensation.”

•

Renovacor and Marc Semigran, M.D. entered into an Employment Agreement dated May 5, 2021, which became effective June 2, 2021. The Employment Agreement entitles Dr. Semigran to certain compensation and benefits, including a sign-on bonus in the amount of $200,000 that is generally payable within 60 days after the effective date of the Employment Agreement; provided, however, that if the Closing of the Business Combination does not occur within 60 days after the effective date of the Employment Agreement, the sign-on bonus will not be payable unless and until the Closing occurs, in which case payment will be made as soon as practicable (not more than 30 days) after the Closing. In addition, the Employment Agreement provides that Dr. Semigran will be eligible for a “true-up” stock option award under the Incentive Plan with respect to a number of shares of New Renovacor Stock equal to the difference between (A) 1.5% of the New Renovacor Stock outstanding immediately after the Closing determined on a fully-diluted basis and (B) the number of New Renovacor Stock underlying the initial option grant granted under Renovacor’s 2018 Stock Option and Grant Plan with respect to 100,000 Renovacor common shares (after adjustment for the Business Combination). For additional information about Dr. Semigran’s Employment Agreement see the section entitled “Executive Compensation of Renovacor — New Renovacor Executive Officer and Director Compensation.”

•	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

Stockholders should also keep in mind that certain officers and directors of Renovacor have interests in the Business Combination that are different from, or in addition to, those of Chardan stockholders generally. In particular, Dr. Cook has been granted certain equity awards by the Renovacor board of directors. Vesting of these awards accelerates in full in the case of the closing of a Sale Event, which includes the closing of the transactions described in this proxy statement.

Background of the Business Combination

Chardan is a blank check company incorporated in Delaware on December 19, 2018. Chardan was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction, which we refer to as a business combination, with one or more businesses or entities. Although Chardan is not limited to a particular industry or geographic region for purposes of consummating a business combination, Chardan has focused on businesses operating in North America in the healthcare industry.

On April 28, 2020, Chardan consummated the Chardan IPO of 8,500,000 units, at $10.00 per unit, generating gross proceeds of $85,000,000. On June 5, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, Chardan sold an additional 122,644 units, generating total gross proceeds of $86,226,440 in aggregate with prior proceeds. Simultaneously with the closing of the Chardan IPO, Chardan consummated the sale of 3,500,000 private placement warrants at a price of $0.40 per private placement warrant in a private placement to the Sponsor, generating gross proceeds of $1,400,000.

After deducting the underwriting discounts, offering expenses, and commissions from the Chardan IPO and the sale of the private placement warrants, a total of $86,226,440 was deposited into the trust account established for the benefit of Chardan’s public stockholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

Chardan’s current certificate of incorporation provides that it will continue in existence only until April 28, 2022. If Chardan has not completed a business combination by such date, Chardan will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account net of interest that may be used by Chardan to pay its franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Chardan’s remaining stockholders and the Chardan Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Chardan’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Immediately after the closing of the Chardan IPO on April 28, 2020, the officers and directors of Chardan began to contact potential candidates for a business combination. In addition, Chardan was contacted by a number of individuals and entities with respect to business combination opportunities.

Chardan believes its management team has a substantial expertise and background as investors in and advisors to life science companies as well as having a wide and active network of relationships with particular focus on the biotechnology and medical technology sectors. Because of this combination of strengths, Chardan was able to rapidly and efficiently evaluate a wide range of potential business combination candidates to determine which ones met its transaction criteria, and then to quickly submit proposals for a business combination to final candidates. Transaction criteria established by Chardan’s management team included the following:

•	Disruptive healthcare companies with high quality management and institutional investors;

•	Niche leadership and specialized business with high growth potential;

•	Benefits from being a U.S. public company and readiness for public listing; and

•	Possession of competitive advantages to create value post-business combination.

Between April 23, 2020, when the SEC declared the registration statement for the Chardan IPO effective, and January 10, 2021, Chardan reviewed and reached out to 203 potential business combination candidates, and held frequent discussions, both internally and with a wide range of management teams at various potential targets. Following a systematic process of scientific evaluation and due diligence, Chardan ultimately submitted twelve formal proposals to certain of these potential targets, including its initial proposal to Renovacor. The remaining 191 candidates did not receive a formal proposal from Chardan due to a combination of factors, including lack of sufficient novelty or development of pipeline products, inadequate preparedness to be a publicly traded company, or unresponsive management teams. No discussions regarding a potential business combination with any candidate were held prior to Chardan’s IPO.

With regard to those 11 targets with which Chardan did not pursue a business combination:

Candidate One: On April 24, 2020, Candidate One and Chardan initiated contact to discuss the potential mutual benefits of pursuing a business combination. On May 4, 2020, the companies held a conference call, followed by a series of emails and telephone calls, as part of the scientific and corporate diligence process of Chardan. Chardan and Candidate One had multiple discussions regarding a potential business combination until June 30, 2020, when Candidate One informed Chardan that the company would be pursuing a traditional initial public offering.

Candidate Two: On May 18, 2020, Chardan reached out to Candidate Two to arrange a call to discuss the potential mutual benefits of pursuing a business combination. Between May 18, 2020 and June 23, 2020, the parties held a series of calls and exchanged emails, as part of Chardan’s scientific and corporate diligence process. On July 8, 2020, Chardan submitted a transaction proposal regarding a potential business combination with Candidate Two. Chardan and Candidate Two had multiple discussions regarding the proposal while Chardan continued its due diligence through July and August 2020. The discussions between the two parties gradually diminished however, primarily as a result of Chardan’s concerns about Candidate Two’s then-incomplete status of certain licensing arrangements. On October 28, 2020, Chardan re-engaged Candidate Two to explore a different potential three-way transaction involving Renovacor, Candidate Two and Chardan, however this process was also discontinued without the parties coming to an agreement.

Candidate Three: On May 19, 2020, Chardan reached out to Candidate Three to explore a potential business combination. On May 22, 2020, Chardan had an introductory call with the management team of Candidate Three, which was followed by Chardan’s scientific and corporate diligence process. The discussions between the two parties discontinued, however, after Candidate Three’s board of directors held a meeting to evaluate its future strategy and decided to pursue a traditional initial public offering.

Candidate Four: On May 29, 2020, Chardan reached out to Candidate Four to explore a potential business combination. . On June 3, 2020, Chardan and Candidate Four held an introductory call, followed by Chardan’s scientific and corporate due diligence process. Conversations between the parties gradually diminished, however, and on July 6, 2020, Candidate Four reported to Chardan that it would be pursuing a traditional initial public offering.

Candidate Five: On June 26, 2020, Chardan reached out Candidate Five to explore a potential business combination. On June 30, 2020, Chardan and Candidate Five held an introductory call, followed by Chardan’s scientific and corporate due diligence process, which continued during the months of July and August 2020. After evaluating its due diligence findings of Candidate Five, Chardan decided to focus its efforts on pursuing a combination with another company in a different therapeutic area and modality, and the parties subsequently discontinued the discussions.

Candidate Six: Candidate Six was known to the principals of Chardan through earlier interactions with Candidate Six’s management. On May 1, 2020, Chardan reached out to Candidate Six to explore a potential business combination. On May 21, 2020, Chardan management had an introductory call with an investor of Candidate Six. The discussions between the two parties discontinued, however, after Candidate Six informed Chardan about its decision to pursue a traditional initial public offering on July 8, 2020.

Candidate Seven: Candidate Seven was known to the principals of Chardan through earlier interactions with management of Candidate Seven. On May 11, 2020, Candidate Seven entered into a formal advisory agreement with Chardan Capital Markets to advise Candidate Seven on a potential business combination with special purpose acquisition companies as well as acting as a placement agent for a private round of financing. Between May 2020 and July 2020, Chardan Capital Markets worked with Candidate Seven to reach out to various investors and discussed potential interest in investing in Candidate Seven. Concurrently, principals of Chardan and Candidate Seven corresponded regularly to explore a potential business combination. Following Chardan’s scientific and corporate due diligence process. Chardan submitted to Candidate Seven a transaction proposal regarding a potential business combination. On July 29, 2020, the parties signed a non-binding letter of intent to explore a potential merger under a fixed period of mutual exclusivity. Subsequently Candidate Seven terminated its formal engagement with Chardan Capital Markets and the parties engaged other financial and legal advisors to help execute a potential business combination and also act as placement agents to raise capital. While the parties worked together during August 2020 and September 2020, the negotiations were terminated on September 21, 2020, following the expiration of mutual exclusivity.

Candidate Eight: On September 23, 2020, Chardan reached out to Candidate Eight to explore a potential business combination. On September 24, 2020, the Parties had an introductory call, followed by a due diligence call on September 29, 2020. On October 2, 2020, Chardan submitted to Candidate Eight a transaction proposal regarding a potential business combination. On October 5, 2020, the parties held a follow up call to discuss the terms of the proposal. On October 10, 2020, Candidate Eight notified Chardan it was exploring other go-public strategies, bringing the discussions of a transaction with Chardan to a close.

Candidate Nine: On September 23, 2020, Chardan reached out to Candidate Nine to explore a potential business combination. On October 6, 2020, Chardan and Candidate Four held an introductory call, followed by Chardan’s scientific and corporate due diligence process. Between October 9, 2020 and November 2, 2020, the parties continued to correspond as part of Chardan’s diligence process. The discussions between the two parties discontinued, however, after Candidate Nine notified Chardan in mid-November that it was internally re-evaluating its go-public strategy, bringing the discussions of a transaction with Chardan to a close.

Candidate Ten: On September 25, 2020, Chardan reached out to Candidate Ten to explore a potential business combination. On October 1, 2020, the parties had an introductory call, followed by Chardan’s scientific and corporate due diligence process. The parties held a follow up call on November 18, 2020, after which Chardan submitted to Candidate Ten a transaction proposal regarding a potential business combination. Conversations between the parties came to an end, however, after Candidate Ten informed Chardan that it was exploring raising funds through a private round with the potential of going public through the traditional initial public offering route.

Candidate Eleven: On November 14, 2020, Chardan reached out to Candidate Eleven to explore a potential business combination. On November 20, 2020, the parties had an introductory call., followed by Chardan’s scientific and corporate due diligence between November 23, 2020 and December 11, 2020. On December 14, 2020, Chardan submitted to Candidate Eleven a transaction proposal regarding a potential business combination. The discussions between the two parties gradually diminished however, primarily as a result of Chardan’s preference to focus its efforts on pursuing a combination with another company in a different therapeutic area and modality.

On September 23, 2020, Mr. Grossman and Gbola Amusa, MD, the principals of Chardan, were introduced to Magdalene Cook, M.D., the CEO of Renovacor, by Isaac Manke, a member of the Chardan Board and a partner of Acorn Bioventures, an investor in Renovacor. Chardan and Renovacor had an introductory call on October 8, 2020. The initial discussion was centered on a potential three-way merger between Chardan, Renovacor and Candidate Two, which was re-approached by Chardan and indicated potential interest towards executing a three-way merger involving Candidate Two, Renovacor and Chardan.

On October 15, 2020, Chardan and Renovacor signed a non-disclosure agreement, which was followed by Chardan’s scientific and corporate due diligence process, including review of confidential materials in Renovacor’s virtual data room. On October 19, 2020, the parties had a follow up call to further discuss Renovacor’s confidential information. . On October 28, 2020, Chardan concurrently submitted to Renovacor and Candidate Two a transaction proposal regarding a potential three-way business combination between the parties.

On October 29, 2020, the Chardan team presented the potential three-way merger to Renovacor’s strategic committee of the board of directors, while still conducting additional due diligence on Renovacor. On November 12, 2020, the CEO of Candidate Two informed Mr. Grossman that the company decided to pursue a private fund raise instead, ending the discussions around a potential three-way merger. Mr. Grossman subsequently informed the CEO of Renovacor that the parties would not proceed with a potential three-way business combination transaction.

Following internal evaluations, Chardan decided to explore a potential business combination with Renovacor. On November 24, 2020, Mr. Grossman submitted to the CEO of Renovacor a transaction proposal regarding a potential business combination between the parties, as well as an initial letter of intent (“Initial LOI”). The Initial LOI provided for the acquisition of all of the outstanding Renovacor shares in exchange for 6,000,000 common shares of Chardan (valued at their cash-in-trust value) with an aggregate value equal to $60,000,000, plus an earnout structure providing Renovacor equityholders with the contingent right to receive up to 2,500,000 shares of Chardan common stock in the aggregate as earnout consideration during the six years post-closing (in three separate installments of 800,000, 800,000 and 900,000 shares upon achieving respective share prices of $17.50, $25.00 and $35.00 per share). The Initial LOI included a 60-day mutual exclusivity period, subject to a termination fee to be paid to Chardan in the event of Renovacor’s breach followed by an alternative transaction by Renovacor. In addition, the Initial LOI stipulated a 15% indemnity escrow and no survival of representations and warranties post-closing.

Between November 24, 2020 and January 11, 2021, the parties continued to negotiate the terms of the Initial LOI. On December 22, 2020, Chardan management held a call with Renovacor’s board of directors to present the outline of the structure and valuation of the proposed transaction. The parties also had an additional due diligence call on January 5, 2021.

On January 11, 2021, Chardan and Renovacor executed a final non-binding letter of intent (“Final LOI”) with the following material changes from the Initial LOI: aggregate value of $65,000,000, plus earnout consideration of 2,000,000 shares of Chardan common stock in the aggregate during the six years post-closing (in three separate installments of 600,000, 600,000 and 800,000 shares upon achieving respective share prices of $17.50, $25.00 and $35.00 per share). In addition, the Sponsor agreed to have 500,000 of its founder shares in Chardan placed into escrow and be subject to forfeiture, with the Sponsor’s right to earn back the shares upon meeting the same earnout milestones as the Company Earnout Shares. The Final LOI stipulated a minimum capital raise of $85,000,000 and also removed the 15% indemnification escrow.

On January 15, 2021, the Chardan and Renovacor teams held a kick-off organizational call involving a working group with multiple parties including Chardan Capital Markets (financial advisor to Chardan), Latham & Watkins LLP (“Latham”, legal counsel to Chardan), Marcum LLP (“Marcum”, auditor for Chardan), Troutman Pepper Hamilton Sanders LLP (“Troutman”, legal counsel to Renovacor), and Morgan Lewis & Bockius (“Morgan Lewis”, legal counsel to Renovacor), aligning the teams on deliverables and timelines towards executing a potential merger transaction agreement. After the organizational call, the working group continued to hold regular calls to update and establish materials needed to launch the Business Combination.

Between January 11, 2021 and March 22, 2021, the parties negotiated and finalized the Merger Agreement During this period, Chardan and Renovacor also executed an amendment to the Final LOI dated as of February 17, 2021, extending the exclusivity period until March 31, 2021.

On March 11, 2021, Chardan held a special meeting of the Chardan Board to review the potential transaction with Renovacor. At this meeting, the Chardan Board unanimously approved the transaction and authorized Chardan to enter into the definitive agreement with Renovacor to effect the business combination, subject to there being no material change in the business terms of the Merger Agreement between that date and the approval of the transaction by Renovacor’s board of directors.

On March 11, 2021, the board of directors of Renovacor approved the entry into the Merger Agreement and other ancillary agreements to effect the Business Combination between Chardan and Renovacor.

On March 22, 2021, the Merger Agreement was signed by Chardan, Renovacor and the other parties thereto.

On March 23, 2021, the parties announced the transaction and Chardan filed a Current Report on Form 8-K including a press release, a copy of the Merger Agreement and a presentation for investors.

The Chardan Board’s Reasons for the Approval of the Business Combination

The Chardan Board, in evaluating the transaction with Renovacor, consulted with its legal counsel, financial and accounting advisors. In reaching its conclusion (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Chardan and its stockholders and (ii) to recommend that the stockholders adopt the Merger Agreement and approve the Business Combination, the Chardan Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Chardan Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Chardan Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Chardan’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The members of Chardan’s management team and the Chardan Board are well qualified to evaluate the transaction with Renovacor. They have extensive transactional experience, particularly in the healthcare and life sciences industries. Chardan’s management team and the Chardan Board also include holders of advanced degrees (e.g., M.D., Ph.D.) in medicine and biological sciences, as well as individuals with experience in executive management of cardiovascular and/or genetic medicines companies, in drug development across various disease areas, and in investing in cardiovascular and/or genetic medicines companies.

The Chardan Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•

Developing REN-001, an AAV9 vector-based gene therapy designed to treat BAG3 associated dilated cardiomyopathy. Renovacor’s lead product candidate, REN-001, is an AAV9 vector-based gene therapy designed to treat BAG3 DCM, through delivery of a human BAG3 gene to express a fully functional human BAG3 protein in transduced cells. DCM is characterized by thinning of the walls of the heart, enlargement of the cavities of the heart, and a decrease in cardiac function, resulting in heart failure. AAV-based BAG3 gene therapy for patients with DCM resulting from dysfunctional BAG3 has the potential to prevent disease progression. The Chardan Board believes Renovacor’s approach to DCM with underlying genetic cause has a relatively high likelihood of success and could bring a much needed therapeutic to an area of high unmet medical need.

•

Founded based on years of work and solid understanding of the role of BAG3 in heart failure. Renovacor was founded by Dr. Arthur Feldman, MD, PhD, who is the Laura H. Carnell Professor of Medicine at the Center for Translational Medicine at Temple. Dr. Feldman’s research laboratory investigates the molecular and cellular pathways responsible for the development of heart failure. The biological mechanism and understanding of the role of BAG3 in heart failure, and particularly DCM, is based on over ten years of work from Dr. Feldman’s laboratory. The Chardan Board believes the work done by Dr. Feldman and colleagues implicates BAG3 in DCM.

•

Addressing an area of high unmet medical needs. There are an estimated ~70,000 patients (US + EU) with BAG3-associated DCM. Because this fits with the FDA’s definition of rare disease (i.e., a disease that affects fewer than 200,000 people), the program is potentially eligible for regulatory designations that are geared to increase interactions with the regulators and as such may enable an accelerated development. The Chardan Board believes REN-001 has the potential to get to the patients expeditiously if granted regulatory designations.

•

Potential for multiple follow-on product candidates. Because BAG3 mediates other biological pathways, development of an AAV9-based BAG3 gene replacement therapy could enable expansion of Renovacor’s pipeline to other therapeutic areas including other cardiovascular indications and additional central nervous system indications. The Chardan Board believes Renovacor will leverage BAG3 biology to expand its pipeline and continue finding therapies to address unmet medical needs.

•

Near-term catalysts. Renovacor received written responses from the FDA in a Type B Pre-IND meeting in the third quarter of 2020. Renovacor anticipates filing an IND for REN-001 in mid-2022, and plans to initiate a phase I/II clinical trial of REN-001 in patients with BAG3-associated DCM following IND submission. The Company is continuing to conduct additional preclinical IND-enabling studies in animal models of disease as well as completion of manufacturing-related developments in readiness for an anticipated IND filing in mid-2022. The Chardan Board believes these catalysts could serve as important value inflection points for the company.

•

IP position provides important barriers to entry. Renovacor has a vision to become the leading BAG3 biotechnology company and has five IP patent families filed to protect its science including for any route of delivery of BAG3; for BAG3 variants; and for BAG3 use in multiple disease areas. This IP position, along with internal expertise, provides high barrier to entry for competition. The Chardan Board believes the broad IP coverage provides a competitive advantage to Renovacor.

•

Backed by strong investor syndicate experienced in cardiovascular disease and gene therapy. Renovacor’s existing investors include, among others, Acorn Bioventures, Bioadvance, Broadview Ventures and Innogest Capital, who the Chardan Board believes provide additional validation to Renovacor’s clinical and business strategies. Certain of these investors have deep domain expertise along with a successful track record of early investments in cardiovascular directed therapies and AAV-based gene therapies. The Chardan Board believes this synergizes well with the Sponsor, whose partner (Chardan) has extensive experience in AAV-based gene therapy coverage and AAV-based gene therapy company formation.

•

Financial analysis conducted by Chardan. The financial analysis conducted by Chardan’s management team and reviewed by the Chardan Board supported the equity valuation of Renovacor. See “— Summary of Chardan Financial Analysis.”

The Chardan Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits not achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•

Liquidation of Chardan. The risks and costs to Chardan if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in Chardan being unable to effect a business combination by April 28, 2022 and forcing Chardan to liquidate.

•

Exclusivity. The fact that the Merger Agreement includes an exclusivity provision that prohibits Chardan from soliciting other business combination proposals and restricts Chardan’s ability to consider other potential business combinations so long as the Merger Agreement is in effect.

•	Stockholder Vote. The risk that Chardan’s stockholders may fail to provide the respective votes necessary to effect the Business Combination.

•

Post-Business Combination Corporate Governance. The Chardan Board considered the corporate governance provisions of the Merger Agreement and the proposed material provisions of the amendment to Chardan’s certificate of incorporation and the proposed amended bylaws and the effect of those provisions on the governance of the company post-Business Combination. See “— The Merger Agreement” and “Management of New Renovacor After the Business Combination” for detailed discussions of the terms and conditions of these documents.

•

Limitations of Review. The Chardan Board considered that it was not obtaining an opinion from any independent investment banking or accounting firm that the consideration to be received by Renovacor is fair to Chardan or its stockholders from a financial point of view. In addition, Chardan’s management reviewed only certain materials in connection with its due diligence review of Renovacor. Accordingly, the Chardan Board considered that Chardan may not have properly valued Renovacor.

•	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Chardan’s control.

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely delay consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

•	Other Risks. Various other risks associated with the Business Combination, the business of Chardan and the business of Renovacor described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the Chardan Board also considered that certain officers and directors of Chardan may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Chardan’s stockholders (see “ —Interests of Certain Persons in the Business Combination”). Chardan’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving, as members of the Chardan Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Chardan Board concluded that the potential benefits that it expected Chardan and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the

Business Combination. Accordingly, the Chardan Board determined that the Merger Agreement and the Business Combination were advisable, fair to, and in the best interests of, Chardan and its stockholders.

Summary of Chardan Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed by the representatives of Chardan in connection with the valuation of Renovacor. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by Chardan nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by the Chardan Board. Chardan may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Chardan’s view of the actual value of Renovacor. Some of the summaries of the financial analyses set forth below include information presented in tabular format. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Chardan’s financial analyses and the Chardan Board’s recommendation.

In performing analyses, the representatives of Chardan made numerous material assumptions with respect to, among other things, timing of clinical trials, patient enrollment, timing of receipt of regulatory approvals that may be needed, characterization of the product candidates, market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters, many of which are beyond the control of Chardan, Renovacor or any other parties to the Business Combination. None of Renovacor, Chardan, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Renovacor do not purport to be appraisals or reflect the prices at which Renovacor shares may actually be valued. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 19, 2021 and is not necessarily indicative of current market conditions.

Comparable Company Analysis

The Chardan management reviewed certain financial information of Renovacor and compared it to certain publicly traded companies selected based on the experience and the professional judgment of Chardan’s management team.

Chardan considered certain financial and operating data for (a) certain publicly-traded companies with pipelines driven by AAV or other vector-based gene therapy programs targeting rare diseases or novel organ systems (the “Companies with Rare Disease or Novel Organ-Targeted Vector-Based Gene Therapy Programs”) and (b) certain publicly-traded companies with vector-based gene therapy programs targeting cardiovascular indications (the “Companies with Cardiovascular Vector-Based Gene Therapy Programs”), in each case, that Chardan deemed relevant for analysis. The selected companies were:

Companies with Rare Disease or Novel Organ-Targeted Vector-Based Gene Therapy Programs:

•	Akouos

•	Homology Medicines

•	MeiraGTx

•	Passage Bio

•	Prevail Therapeutics

•	Voyager Therapeutics

Companies with Cardiovascular Vector-Based Gene Therapy Programs:

•	4D Molecular Therapeutics

•	Freeline Therapeutics

•	Rocket Pharma

None of the selected companies has characteristics identical to Renovacor, and they were selected because they have a combination of comparable stage of drug development, comparable drug mechanism of action, comparable target tissue for vector transfection, and/or comparable target indications. An analysis of selected publicly traded companies and precedent transactions is not purely quantitative; rather it involves complex consideration and judgements concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed. Chardan made qualitative judgments, based on the experience and professional judgment of its management team, concerning differences between the operational, business and/or financial characteristics of Renovacor and the selected companies to provide a context in which to consider the results of the quantitative analyses.

Chardan reviewed certain valuation metrics (including market capitalization and enterprise value) of companies, which Chardan deemed relevant based on its professional judgment and expertise, and compared the same to the pro forma enterprise value determined in accordance with Chardan’s internal valuation analysis:

Companies with Rare Disease or Novel Organ-Targeted Vector-Based Gene Therapy Programs (as of 1/19/2021)

Company	Stage of Lead Comparable Program	Market Cap ($MM)	Enterprise Value ($MM)
Akouos	Preclinical	$611	$304
Homology Medicines	Phase 1/2	$586	$424
MeiraGTx	Phase 3	$710	$550
Passage Bio	Preclinical	$1,286	$950
Prevail Therapeutics	Phase 1/2	$785	$704
Voyager Therapeutics	Phase 3	$318	$150
Mean		$716	$514
Median		$660	$487

Companies with Cardiovascular Vector-Based Gene Therapy Programs (as of 1/19/2021)

Company	Stage of Lead Comparable Program	Market Cap ($MM)	Enterprise Value ($MM)
4D Molecular Therapeutics	Phase 1	$1,216	$1,166
Freeline	Phase 1/2	$614	$508
Rocket	Phase 1	$3,294	$3,135
Mean		$1,708	$1,603
Median		$1,216	$1,166

Satisfaction of the 80% Test

After consideration of the factors identified and discussed in the section titled “The Business Combination Proposal – The Chardan Board’s Reasons for the Approval of the Business Combination”, the Chardan Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for Chardan’s Initial Public Offering, including that the business of Renovacor had a fair market value equal to at least 80% of the balance of funds in the trust account, less any taxes payable on interest earned, at the time of the execution of the Merger Agreement. In reaching this determination, the Chardan Board concluded that it was appropriate to base such valuation on Renovacor’s future outlook and operational plans, as well as valuations and trading of publicly traded companies in similar and adjacent sectors.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations and if there is a conflict of interest in determining to which entity a particular business opportunity should be presented, any pre-existing fiduciary obligation will be presented the opportunity before we are presented with it.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

The founder shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the trust account with respect to any of their founder shares if we do not complete a business combination. In addition, our officers and directors may loan funds to us and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

•

Isaac Manke, a member of the Chardan Board, is a partner of Acorn Bioventures. Acorn Bioventures is a 5% or greater stockholder of Renovacor and is expected to be a 5% or greater stockholder of New Renovacor following consummation of the Business Combination. Acorn Bioventures is not considered to be an affiliate of either Renovacor or, following the consummation of the Business Combination, New Renovacor.

•

Michael Rice, a member of the Chardan Board, is a partner of LifeSci Advisors, LLC. LifeSci Advisors, LLC has entered into a Master Services Agreement with Renovacor to provide consulting and investor relations services to Renovacor. The personal and financial interests of Mr. Rice in connection with his position at LifeSci Advisors, LLC may influence his motivation in completing the Business Combination. LifeSci Advisors, LLC is not considered to be an affiliate of either Chardan, Renovacor or, following the consummation of the Business Combination, New Renovacor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our current certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) April 28, 2022. This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual	Priority/Preference relative to Chardan Healthcare Acquisition 2 Corp.
Chardan Capital Markets, LLC BiomX Inc.	Gbola Amusa	Chardan Capital Markets, LLC will have priority over us
Chardan Capital Markets, LLC BiomX, Inc. Chardan NexTech Acquisition Corp Chardan NexTech Acquisition Corp 2 Ventoux CCM Acquisition Corp	Jonas Grossman	Chardan Capital Markets, LLC will have priority over us
Chardan Capital Markets, LLC	George Kaufman	Chardan Capital Markets, LLC will have priority over us
Prime Acquisition Corp.	George Kaufman	We do not believe that Prime Acquisition Corp. will result in a conflict because Prime focuses on the real estate industry in Europe
Chardan Capital Markets, LLC	Guy Barudin	Chardan Capital Markets will have priority over us
LifeSci Advisors, LLC LifeSci Acquisition II Corp.	Michael Rice	LifeSci Advisors, LLC and LifeSci Acquisition II Corp. will have priority over us
MeiraGTx	Richard Giroux	MeiraGTx will have priority over us
Jazz Pharmaceuticals QED Therapeutics	Matthew Rossen	Jazz Pharmaceuticals and QED Therapeutics will have priority over us
Acorn Bioventures Addex Therapeutics	Isaac Manke	Acorn Bioventures will have priority over us We do not believe that Addex Therapeutics will result in a conflict because of its different strategic focus

As noted above, some of our officers and directors are affiliated with Chardan Capital Markets, which is also our sponsor and served as underwriter in the Chardan IPO. Such officers and directors owe a pre-existing fiduciary duty to Chardan Capital Markets, meaning that they will present opportunities to Chardan Capital Markets prior to presenting them to us, if, for example, a potential target company is open to either raising funds in an offering or engaging in a transaction with a special purpose acquisition company. This may limit the number of potential targets they present to us for purposes of completing a business combination.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective founder shares in favor of any proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to the Chardan IPO.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or initial stockholders, unless we have obtained (i) an opinion from an independent investment banking firm that the Business Combination is fair to our unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our initial stockholders, officers, directors, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Certain Material U.S. Federal Income Tax Consequences of the Business Combination and the Exercise of Redemption Rights to Chardan Stockholders

The following is a discussion of certain material U.S. federal income tax consequences for holders of shares of Chardan common stock that elect to have their Chardan common stock redeemed for cash if the Business Combination is completed. This discussion applies only to Chardan common stock that is held as a capital asset for U.S. federal income tax purposes. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	individual retirement or other tax-deferred accounts;

•	persons that actually or constructively own 5% or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to Chardan common stock;

•	persons holding Chardan common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated transaction or similar transaction;

•	persons owning (actually or constructively) any Renovacor common stock;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities;

•	controlled foreign corporations;

•	a person required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement;

•	the Sponsor and persons related to the Sponsor;

•	passive foreign investment companies; and

•	tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities and such persons should consult their own tax advisors about the consequences of redeeming Chardan common stock.

This discussion is based on the IRC, and administrative pronouncements, judicial decisions and final, temporary and proposed regulations issued under the IRC (“Treasury Regulations”) as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of Chardan common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the IRC) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

In the event that a U.S. holder’s Chardan common stock is redeemed pursuant to the redemption provisions described in this proxy statement described above, the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of Chardan common stock under Section 302 of the IRC. If the redemption qualifies as a sale of Chardan common stock, the U.S. holder will be treated as described under “U.S. Holders — Taxation of Redemption Treated as a Sale of Chardan common stock” below. If the redemption does not qualify as a sale of Chardan common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below under “U.S. Holders — Taxation of Redemption Treated as a Distribution.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of Chardan common stock generally will be treated as a sale of Chardan common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Chardan common stock which could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Chardan common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock (including any stock constructively owned by the U.S. holder as a result of owning warrants). The redemption of Chardan common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” The application of these tests generally also takes into account related transactions that occur contemporaneously with the redemption, including any contemporaneous purchases of common stock by the relevant holder (or persons whose ownership is attributed to such holder) and issuances of common stock (including pursuant to the PIPE Investment). A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Redemption Treated as a Distribution” below. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Chardan common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its Chardan warrants (if any) or possibly in other stock constructively owned by it.

U.S. Holders — Taxation of Redemption Treated as a Sale of Chardan common stock

If the redemption of a U.S. holder’s shares of Chardan common stock is treated as a sale, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in Chardan common stock treated as sold. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for Chardan common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to Chardan common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. If the running of the holding period for Chardan common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a redemption of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the amount of cash received in the redemption and (ii) the U.S. holder’s adjusted tax basis in its Chardan common stock so redeemed. A U.S. holder’s adjusted tax basis in its Chardan common stock generally will equal the U.S. holder’s acquisition cost.

U.S. Holders — Taxation of Redemption Treated as a Distribution

If the redemption of a U.S. holder’s shares of Chardan common stock is treated as a distribution, such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in Chardan common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of Chardan common stock and will be treated as described under “U.S. Holders — Taxation of Redemption Treated as a Sale of Chardan common stock” above. Dividends received by a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to Chardan common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the proceeds of the redemption of Chardan common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of Chardan common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a corporation (or other entity taxable as a corporation) that is not organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition of Chardan common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of redeeming Chardan common stock.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Chardan common stock pursuant to the redemption provisions described in this proxy statement under the section “Special Meeting of Chardan Stockholders — Redemption Rights” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Chardan common stock, as described under “U.S. Holders” above, and the consequences of the redemption to the Non-U.S. holder will be as described below under “Non-U.S. Holders — Taxation of Redemption Treated as a Sale of Chardan common stock” and “Non-U.S. Holders — Taxation of Redemption Treated as a Distribution,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. holder’s Chardan common stock, the withholding agent might treat the redemption as a distribution subject to withholding tax, as discussed further below.

Non-U.S. Holders — Taxation of Redemption Treated as a Sale of Chardan common stock

If Chardan’s redemption of a Non-U.S. holder’s shares of Chardan common stock is treated as a sale, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held Chardan common stock, and, in the case where shares of Chardan common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of Chardan common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of Chardan common stock. There can be no assurance that Chardan common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower applicable treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder in connection with a redemption treated as a sale of Chardan common stock will be subject to tax at generally applicable U.S.

federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. We do not believe we currently are or have been at any time since our formation a U.S. real property holding corporation and we do not expect to be a U.S. real property holding corporation immediately after the Business Combination is completed. However, such determination is factual in nature, and no assurance can be provided that we will not be treated as a U.S. real property holding corporation in a future period.

Non-U.S. Holders — Taxation of Redemption Treated as a Distribution

If the redemption of a Non-U.S. holder’s shares of Chardan common stock is treated as a distribution, such a distribution, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, the gross amount of the dividend will be subject to withholding tax at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of Chardan common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of Chardan common stock, which will be treated as described under “Non-U.S. Holders — Taxation of Redemption Treated as a Sale of Chardan common stock” above.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale or a corporate distribution, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s Chardan common stock, unless (i) the applicable withholding agent has established special procedures allowing Non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above). However, there can be no assurance that any applicable withholding agent will establish such special certification procedures. If an applicable withholding agent withholds excess amounts from the amount payable to a Non-U.S. holder, such Non-U.S. holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with the proceeds from a redemption of Chardan common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes.

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on Chardan common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from sales or other disposition proceeds from Chardan common stock. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on the redemption of Chardan common stock.

Recommendation of the Chardan Board

THE CHARDAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHARDAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE CHARTER PROPOSAL

Overview

Chardan stockholders are also being asked to adopt the second amended and restated certificate of incorporation in the form attached hereto as Annex B, which, in the judgment of the Chardan Board, is necessary to adequately address the needs of Chardan following the consummation of the Business Combination.

The following is a summary of the key changes effected by the second amended and restated certificate of incorporation, but this summary is qualified in its entirety by reference to the full text of the second amended and restated certificate of incorporation, a copy of which is included as Annex B:

•	change the corporate name from “Chardan Healthcare Acquisition 2 Corp.” to “Renovacor, Inc.”;

•

increase the total number of shares of our capital stock from 31,000,000 shares to 101,000,000 shares, which would consist of (A) increasing the (i) Chardan common stock from 30,000,000 shares to 100,000,000 shares and (ii) the preferred stock remaining at 1,000,000 shares;

•

delete the provisions under Articles VI and X relating to our status as a blank check company, which no longer will apply upon consummation of the Business Combination, as we will cease to be a blank check company at such time; the default under the DGCL will make Renovacor, Inc.’s existence perpetual;

•

provide that the board of directors will be divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, a class of directors will be subject to re-election for a three-year term;

•

provide that any vote to amend or repeal Article V (Stockholder Action), Article VI (Directors), Article VII (Limitation of Liability), Article VIII (Amendment of Bylaws), Article IX (Exclusive Forum) and Article X (Amendment of Certificate of Incorporation) of the second amended and restated certificate of incorporation shall require a vote of not less than 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal;

•

provide that any stockholder amendment or repeal of the bylaws shall require a vote of at least 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, provided, however, that an amendment or repeal of the bylaws that is recommended by the board of directors shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal;

•

provide that the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act;

•

provide that special meetings of the stockholders may be called only by (i) the board of directors, (ii) the Chairperson of the board, or (iii) the chief executive officer, and special meetings of stockholders may not be called by any other person or persons;

•	provide that no action may be taken or effected by a written consent of stockholders in lieu of an annual or special meeting; and

•	provide that directors may only be removed for cause.

Reasons for the Amendments

Each of these amendments was negotiated as part of the Business Combination. The Chardan Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

•	Amending Article I to change the corporate name. This revision is desirable to reflect the Business Combination with Renovacor and to clearly identify Renovacor, Inc. as the publicly traded entity.

•

Amending Article V to increase our total number of authorized shares of capital stock. The amendment provides for the increase necessary to consummate the Business Combination including, without limitation, the PIPE Investment and also provides flexibility for future issuances of common stock if determined by the board of directors of New Renovacor from time to time to be in the best interests of New Renovacor without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

•

Deleting Articles VI and X. The amendment provides for the deletion of Articles VI and X to provide for perpetual existence of New Renovacor and eliminate provisions specific to Chardan’s status as a blank check company that will serve no purpose following the Business Combination.

•

Providing for a staggered board. The Chardan Board believes a staggered board will foster board stability and enhance the ability of the New Renovacor board of directors to lead the company with less risk of frequent director turnover. Additionally, a staggered board will discourage takeover attempts and encourage any person seeking control of New Renovacor to negotiate with the New Renovacor board of directors to reach terms that are appropriate for all stockholders.

•

Increasing the vote required to amend certain provisions of the second amended and restated certificate of incorporation. The Chardan Board believes that it is important to require a supermajority vote to amend certain key provisions of the second amended and restated certificate of incorporation to promote stability and encourage any person seeking control of New Renovacor to negotiate with the New Renovacor board of directors to reach terms that are appropriate for all stockholders.

•

Increasing vote required to amend the bylaws. The Chardan Board believes that the supermajority voting requirement to amend the bylaws is appropriate to protect all stockholders of New Renovacor. The Chardan Board is cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of shares of common stock following the Business Combination. The Chardan Board further believes that going forward, a supermajority voting requirement encourages any person seeking control of New Renovacor to negotiate with the New Renovacor board of directors to reach terms that are appropriate for all stockholders.

•

Providing that the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The Chardan Board believes that having the federal forum selection provision allows for (i) the consolidation of multi-jurisdiction litigation, (ii) avoidance of state court forum shopping and (iii) provides efficiencies in managing the procedural aspects of securities litigation.

•

Providing that special meetings of the stockholders may be called only by (i) the board of directors, (ii) the chairperson of the board, or (iii) the chief executive officer, and special meetings of stockholders may not be called by any other person or persons. Each of New Renovacor’s directors has a fiduciary duty to represent all stockholders when determining whether a matter is so pressing that it must be addressed at a special meeting. In contrast, stockholders do not have any fiduciary obligations to New Renovacor or other stockholders. Allowing stockholders to call a special meeting would permit a small group of stockholders who have a special interest to use the right to call a special meeting to serve their narrow self-interests that are not shared by the stockholders generally. Further, a special meeting of stockholders is a very expensive and time-consuming affair because of the legal costs in preparing required disclosure documents, printing and mailing costs, and the time commitment required of the board and members of senior management to prepare for and conduct the meeting.

•

Providing that no action may be taken or effected by a written consent of stockholders in lieu of an annual or special meeting. The Chardan Board believes that permitting action at a meeting (whether the annual meeting or a special meeting) is a fairer process than the action by written consent process as it provides all stockholders the opportunity to participate and vote. Meetings are held at a time, date and venue announced publicly in advance, and all stockholders receive prior notice of the meeting and are invited to attend the meeting and make their views known. Approval of proposals at a stockholder meeting ensures that proposals are widely disseminated to stockholders through the proxy statement and any additional soliciting materials, which must contain information about the proposed action as specified by the SEC. If a meeting is convened, the board is provided with an opportunity to present an analysis of such proposals and can present its recommendations to stockholders. The proxy statement and any additional soliciting materials must be distributed to all stockholders of record in advance of the meeting, providing stockholders with sufficient time and opportunity to consider the proposals and make a decision regarding how to vote or direct their proxies. Such procedural protections provide all stockholders the opportunity to fully consider, discuss and deliberate the merits of a proposed action prior to voting.

•

Providing that directors may only be removed for cause. The Chardan Board believes that providing for removal of directors only for cause reduces the possibility that a relatively small number of stockholders could seek to implement a sudden and opportunistic change in control of the New Renovacor board of directors without showing that such directors have acted in a manner amounting to a show of cause. These changes will enhance the likelihood of continuity and stability in the composition of the New Renovacor board of directors, avoid costly takeover battles, reduce the New Renovacor board of directors’ vulnerability to a hostile change of control and enhance the ability of the New Renovacor board of directors to maximize stockholder value in connection with any unsolicited offer to acquire New Renovacor.

Vote Required

If the business combination proposal is not approved, the charter proposal will not be presented at the special meeting.

The approval of the charter proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock on the record date. Accordingly, if a valid quorum is established, a Chardan stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “AGAINST” such proposal.

Abstentions and broker-non-votes will count as a vote “AGAINST” the charter proposal.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the NYSE proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal or the NYSE proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

Recommendation of the Chardan Board

THE CHARDAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHARDAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSAL NO. 3 — THE GOVERNANCE PROPOSAL

Overview

Chardan stockholders are also being asked to vote on the governance provisions referred to below, which are included in the second amended and restated certificate of incorporation. In accordance with SEC guidance, this proposal is being presented separately and will be voted upon on a non-binding advisory basis.

In the judgment of the Chardan Board, these provisions are necessary to adequately address the needs of Chardan and its stockholders following the consummation of the Business Combination. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Chardan intends that the second amended and restated certificate of incorporation in the form set forth on Annex B will take effect at consummation of the Business Combination, assuming adoption of the charter proposal.

Proposal No. 3A: Change in corporate name.

Description of Amendment

The amendment would change our corporate name from “Chardan Healthcare Acquisition 2 Corp.” to “Renovacor, Inc.”

Reasons for the Amendment

The amendment will reflect the Business Combination with Renovacor and to clearly identify Renovacor, Inc. as the publicly traded entity

Proposal No. 3B: Change in authorized shares.

Description of Amendment

The amendment would increase our total number of authorized shares of all classes of capital stock from 31,000,000 shares to 101,000,000 shares, which would consist of (i) increasing Chardan common stock from 30,000,000 shares to 100,000,000 shares and (ii) and Chardan’s preferred stock remaining at 1,000,000 shares.

Reasons for the Amendment

The amendment provides for the increase necessary to consummate the Business Combination including, without limitation, the PIPE Investment and also provides flexibility for future issuances of common stock if determined by the board of directors of New Renovacor from time to time to be in the best interests of New Renovacor without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Proposal No. 3C: Eliminate provisions specific to our status as a blank check company.

Description of Amendment

The amendment provides for the elimination of provisions specific to our status as a blank check company, including providing for perpetual existence, and to make conforming changes.

Reasons for Amendment

The amendment is intended to eliminate provisions in our current certificate of incorporation that will serve no purpose after the Business Combination.

Proposal No. 3D: Provide that the board of directors will be divided into three classes serving staggered three-year terms.

Description of Amendment

The amendment provides that the board of directors will be divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, a class of directors will be subject to re-election for a three-year term.

Reasons for Amendment

The Chardan Board believes a staggered board will foster board stability and enhance the ability of the New Renovacor board of directors to lead the company with less risk of frequent director turnover. Additionally, a staggered board will discourage takeover attempts and encourage any person seeking control of New Renovacor to negotiate with the New Renovacor board of directors to reach terms that are appropriate for all stockholders.

Proposal No. 3E: Provide that amendment or repeal of certain provisions of the second amended and restated certificate of incorporation shall require a vote of not less than 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal.

Description of Amendment

The amendment provides that any vote to amend or repeal Article V (Stockholder Action), Article VI (Directors), Article VII (Limitation of Liability), Article VIII (Amendment of Bylaws), Article IX (Exclusive Forum) and Article X (Amendment of Certificate of Incorporation) of the second amended and restated certificate of incorporation shall require a vote of not less than 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal.

Reasons for Amendment

The Chardan Board believes that it is important to require a supermajority vote to amend certain key provisions of the second amended and restated certificate of incorporation to promote stability and encourage any person seeking control of New Renovacor to negotiate with the New Renovacor board of directors to reach terms that are appropriate for all stockholders.

Proposal No. 3F: Provide that any amendment or repeal of the bylaws shall require a vote of at least 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal.

Description of Amendment

The amendment provides that any stockholder amendment or repeal of the bylaws shall require a vote of at least 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal.

Reasons for Amendment

The Chardan Board believes that the supermajority voting requirement to amend the bylaws is appropriate to protect all stockholders of New Renovacor. The Chardan Board is cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of shares of common stock following the Business Combination. The Chardan Board further believes that going forward, a supermajority voting requirement encourages any person seeking control of New Renovacor to negotiate with the New Renovacor board of directors to reach terms that are appropriate for all stockholders.

Proposal No. 3G: Provide that the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Description of Amendment

The amendment provides that the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Reasons for Amendment

The Chardan Board believes that having the federal forum selection provision allows for (i) the consolidation of multi-jurisdiction litigation, (ii) avoidance of state court forum shopping and (iii) provides efficiencies in managing the procedural aspects of securities litigation.

Proposal No. 3H: Provide that special meetings of the stockholders may not be called by stockholders.

Description of Amendment

The amendment provides that special meetings of the stockholders may be called only by (i) the board of directors, (ii) the chairperson of the board, or (iii) the chief executive officer, and special meetings of stockholders may not be called by any other person or persons.

Reasons for Amendment

Each of New Renovacor’s directors has a fiduciary duty to represent all stockholders when determining whether a matter is so pressing that it must be addressed at a special meeting. In contrast, stockholders do not have any fiduciary obligations to New Renovacor or other stockholders. Allowing stockholders to call a special meeting would permit a small group of stockholders who have a special interest to use the right to call a special meeting to serve their narrow self-interests that are not shared by the stockholders generally. Further, a special meeting of stockholders is a very expensive and time-consuming affair because of the legal costs in preparing required disclosure documents, printing and mailing costs, and the time commitment required of the board and members of senior management to prepare for and conduct the meeting.

Proposal No. 3I: Provide that no action may be taken or effected by a written consent of stockholders in lieu of an annual or special meeting.

Description of Amendment

The amendment provides that no action may not be taken or effected by a written consent of stockholders in lieu of an annual or special meeting.

Reasons for Amendment

The Chardan Board believes that permitting action at a meeting (whether the annual meeting or a special meeting) is a fairer process than the action by written consent process as it provides all stockholders the opportunity to participate and vote. Meetings are held at a time, date and venue announced publicly in advance, and all stockholders receive prior notice of the meeting and are invited to attend the meeting and make their views known. Approval of proposals at a stockholder meeting ensures that proposals are widely disseminated to stockholders through the proxy statement and any additional soliciting materials, which must contain information about the proposed action as specified by the SEC. If a meeting is convened, the board is provided with an opportunity to present an analysis of such proposals and can present its recommendations to stockholders. The proxy statement and any additional soliciting materials must be distributed to all stockholders of record in advance of the meeting, providing stockholders with sufficient time and opportunity to consider the proposals and make a decision regarding how to vote or direct their proxies. Such procedural protections provide all stockholders the opportunity to fully consider, discuss and deliberate the merits of a proposed action prior to voting.

Proposal No. 3J: Provide that directors may only be removed for cause.

Description of Amendment

The amendment provides that directors may only be removed for cause. Cause is defined as: (i) conduct by a director constituting an act of willful misconduct or gross negligence in connection with the performance of his/her duties as a director of the corporation; (ii) the commission or any conviction by a director of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty, harassment or fraud, or any conduct by the director that would reasonably be expected to result in material injury to the corporation or any of its subsidiaries or affiliates if he/she were retained in his/her position; (iii) continued non-performance by a director of his/her duties to the corporation (other than by reason of the director’s physical or mental illness, incapacity, or disability) which has continued for more than 30 days following written notice of such non-performance from the board of directors; or (iv) willful failure to cooperate with an investigation by regulatory or law enforcement authorities.

Reasons for Amendment

The Chardan Board believes that providing for removal of directors only for cause reduces the possibility that a relatively small number of stockholders could seek to implement a sudden and opportunistic change in control of the New Renovacor board of directors without showing that such directors have acted in a manner amounting to a show of cause. These changes will enhance the likelihood of continuity and stability in the composition of the New Renovacor board of directors, avoid costly takeover battles, reduce the New Renovacor board of directors’ vulnerability to a hostile change of control and enhance the ability of the New Renovacor board of directors to maximize stockholder value in connection with any unsolicited offer to acquire New Renovacor.

Vote Required

The approval of the governance proposal will require the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Accordingly, a Chardan stockholder’s failure to vote by proxy or to vote in person, as well as an abstention from voting and a broker non-vote with regard to the governance proposal will have no effect on the governance proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the governance proposal.

As discussed above, a vote to approve the governance proposal is an advisory vote, and therefore, is not binding on Chardan or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, Chardan intends that the proposed second amended and restated certificate of incorporation, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the Business Combination, assuming adoption of the charter proposal.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the NYSE proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal or the NYSE proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

Recommendation of the Chardan Board

THE CHARDAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHARDAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNANCE PROPOSAL.

PROPOSAL NO. 4 — THE INCENTIVE PLAN PROPOSAL

On March 11, 2021, the Chardan Board approved, subject to stockholder approval, the Incentive Plan. If the Incentive Plan is approved by Chardan’s stockholders, it will authorize the issuance of a number of shares of Chardan common stock for the grant of awards under the Incentive Plan equal to the sum of (i) 77,162 shares with respect to the Earnout RSU Awards, plus (ii) a number equal to 11% of the outstanding shares of common stock determined on a fully diluted basis as of the Closing. As described below, the Incentive Plan also includes an evergreen feature that authorizes additional shares to be added to the share pool on an annual basis over the ten-year term of the Incentive Plan.

New Renovacor will assume the Renovacor 2018 Stock Option and Grant Plan (the “Predecessor Plan”), but no new awards will be granted under the Predecessor Plan from and after the closing of the Business Combination. Any awards outstanding under the Predecessor Plan will be converted into awards with respect to shares of Chardan common stock but otherwise remain outstanding in accordance with their terms, all as described in Proposal No. 1 above. Any shares subject to outstanding awards under the Predecessor Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the Incentive Plan.

The Chardan Board recommends that Chardan’s stockholders approve the Incentive Plan. The purposes of the Incentive Plan include to:

•	Provide a source of shares to satisfy the Earnout RSU Awards to the extent they become earned and payable;

•	enhance New Renovacor’s ability to attract and retain highly qualified officers, non-employee directors, employees, consultants, and advisors; and

•

motivate those officers, non-employee directors, employees, consultants, and advisors to serve New Renovacor and to expend maximum effort to improve New Renovacor’s business results and earnings by providing an opportunity to acquire or increase a direct proprietary interest in New Renovacor’s operations and future success.

The Incentive Plan will allow New Renovacor to promote greater ownership by officers, non-employee directors, employees, consultants and advisors in order to align their interests more closely with the interests of New Renovacor’s stockholders. Stockholder approval of the Incentive Plan will also enable New Renovacor to grant incentive stock options that are designed to qualify for special tax treatment under Section 422 of the IRC.

Key Features

The following features of the Incentive Plan will protect the interests of Chardan’s stockholders:

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right (“SAR”) is ten years.

•

No repricing or grant of discounted stock options or SARs. The Incentive Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Incentive Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•

No single-trigger acceleration, “liberal” change in control definition, or excise tax gross-ups. Under the Incentive Plan, we do not automatically accelerate vesting of awards in connection with a change in control of New Renovacor. The Incentive Plan does not include a “liberal” change in control definition.

•	Dividends. New Renovacor will not pay dividends or dividend equivalents on stock options, SARs or on other unearned awards (both time-vesting and performance-vesting).

Summary of the Incentive Plan

The following principal feature summary of the Incentive Plan does not purport to be a complete description of all of the provisions of the Incentive Plan. It is qualified in its entirety by reference to the complete text of the Incentive Plan which is attached to this proxy statement as Annex C.

Eligibility

Awards may be granted under the Incentive Plan to officers, employees, consultants, and advisors of New Renovacor and of any other company or other trade or business that “controls,” is “controlled by” or is “under common control” with New Renovacor, including its subsidiaries, and to New Renovacor’s non-employee directors. Incentive stock options may be granted only to employees of New Renovacor or its subsidiaries. As of the closing of the Business Combination, there will be approximately three officers, one non-officer employee, eight consultants and six non-employee directors eligible for awards under the Incentive Plan.

Administration

The Incentive Plan will be administered by the Compensation Committee (the “Committee”) of the New Renovacor board of directors. The Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Committee may delegate certain of its award authority to the extent permitted by applicable law.

Number of Authorized Shares

The number of shares of Chardan common stock authorized for issuance under the Incentive Plan upon the Incentive Plan becoming effective is the sum of: (i) 77,162 shares with respect to the Earnout RSU Awards, plus (ii) a number equal to 11% of the outstanding shares of Chardan common stock determined on a fully diluted basis as of the Closing. These shares are intended to cover expected needs for awards during the first year following the Business Combination and the Earnout RSU Awards. The pool of available shares will be automatically increased on the first day of each calendar year, beginning January 1, 2022 and ending January 1, 2031, by an amount equal to the lesser of (i) 4% of the outstanding shares of Chardan common stock determined on a fully diluted basis as of the immediately preceding December 31 and (ii) such smaller number of shares as determined by the New Renovacor board of directors.

In addition, as of the date of the Closing, any awards then outstanding under the Predecessor Plan, after adjustment for the Business Combination, as described earlier in this proxy statement, will remain outstanding. If any of those awards subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares after the Closing, the shares of Chardan common stock underlying those awards will automatically become available for issuance under the Incentive Plan. No new awards may be made under the Predecessor Plan once the Incentive Plan becomes effective.

Up to 3,000,000 shares (or if less, 11% of the outstanding shares of Chardan common stock determined on a fully diluted basis as of the Closing) may be granted as incentive stock options under Section 422 of the IRC. This limit on incentive stock option awards will increase on January 1 of each year during a ten-year period, beginning January 1, 2022 and ending January 1, 2031, in an amount equal to the lesser of 1,000,000 shares or the number of shares added to the share pool as of such January 1 as described above.

The shares of Chardan common stock issuable under the Incentive Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award (other than Earnout RSU Awards) is canceled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the Incentive Plan and thereafter are forfeited, the shares subject to awards and the forfeited shares will again be available for grant under the Incentive Plan. In addition, the following items will not count against the aggregate number of shares of Chardan common stock available for grant under the Incentive Plan:

•	any award that is settled in cash rather than by issuance of shares of Chardan common stock;

•	shares of Chardan common stock withheld or tendered from previously acquires shares to cover the exercise price of an option or the tax withholding requirements for any award; and

•	awards granted in assumption of or in substitution for awards previously granted by an acquired company.

In the case of a stock-settled SAR, only the net number of shares issued upon exercise will be counted against the pool of available shares.

Adjustments

If certain changes in Chardan common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without our receipt of consideration, or if we effect any spin-off, split-up, extraordinary cash dividend or other distribution of assets, we must equitably adjust the number and kind of securities for which awards may be made under the Incentive Plan. In addition, if we effect any spin-off, split-up, extraordinary cash dividend or other distribution of assets, we must equitably adjust the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs.

Types of Awards

The Incentive Plan permits the granting of any or all of the following types of awards:

•

Stock Options. Stock options entitle the holder to purchase a specified number of shares of Chardan common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the IRC, or nonqualified stock options. The Committee sets the exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of Chardan common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of Chardan common stock. (The fair market value of a share of Chardan common stock as of June 1, 2021 was $10.00.) At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten (10) years), and other conditions on exercise.

•

Stock Appreciation Rights (SARs). The Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the Incentive Plan or as a freestanding award. Upon exercise, each SAR entitles the holder to receive payment in Chardan common stock or cash, or in a combination of Chardan common stock and cash, equal to the excess of the fair market value of a share of Chardan common stock on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Committee may grant awards of restricted stock, which are shares of Chardan common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of Chardan common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with our company or the attainment of specified performance goals, as determined by the Committee. Restricted stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee. The Committee may also grant other types of equity or equity-based awards subject to the terms of the Incentive Plan and any other terms and conditions determined by the Committee.

•

Performance Awards. The Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions.

No Repricing

Without stockholder approval, the Committee is not authorized to (1) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the Incentive Plan, such as stock splits, (2) take any other action that is treated as a repricing under generally accepted accounting principles, or (3) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units, or other equity award unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Clawback

All awards granted under the Incentive Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any company clawback or similar policy or any applicable law related to such actions, as may be in effect from time-to-time.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

Under the Incentive Plan, in the event of a change in control of New Renovacor, outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that stockholders receive in the change in control for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions, and performance criteria applicable to the awards before the change in control, unless otherwise determined by the Committee. In connection with a change in control, outstanding stock options and SARs may be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, minus the option or SARs exercise price.

Awards granted to non-employee directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other service providers, except as may otherwise be provided in the applicable award agreement, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity, provided that Earnout RSU Awards will vest upon a change in control only to the extent provided by the merger agreement.

•

For awards that are not assumed, converted or replaced, the awards will become fully exercisable (as applicable) and vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

•

For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will become exercisable (as applicable) and vest if the award recipient has a separation from service within two years after the change in control by us other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

“Change in Control” is defined under the Incentive Plan to require consummation of the triggering transaction. In case of a business combination in the form of a merger or similar corporate transaction, the definition requires a greater than 50% change in ownership.

Term, Termination and Amendment of the Incentive Plan

Unless earlier terminated by the New Renovacor board of directors, the Incentive Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by New Renovacor’s stockholders. The New Renovacor board of directors may amend, suspend, or terminate the Incentive Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension, or termination of the Incentive Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

A new plan benefits table for the Incentive Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Incentive Plan if the Incentive Plan was then in effect, as described in the federal proxy rules, is not provided because all awards made under the Incentive Plan will be made at the Committee’s discretion, subject to the terms of the Incentive Plan. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not determinable at this time. No awards have been made conditioned on stockholder approval of the Incentive Plan other than the Earnout RSUs provided in the Merger Agreement, as follows:

Incentive Plan New Plan Benefits Table

Name and Position	Number of Earnout RSUs
Magdalene Cook, M.D., President and Chief Executive Officer	0
Executive Group	39,556
Non-Executive Director Group	12,526
Non-Executive Officer Employee Group	25,080

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Incentive Plan generally applicable to New Renovacor and to participants in the Incentive Plan who are subject to U.S. federal taxes. The summary is based on the IRC, applicable Treasury Regulations and administrative and judicial interpretations, each as in effect on the date of this proxy statement, and is subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of Chardan common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (1) one year from the date the participant exercised the option, and (2) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of Chardan common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards and Restricted Stock Units. A participant generally will not have taxable income upon the grant of restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to New Renovacor. In the foregoing cases, New Renovacor generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the IRC.

Section 409A. We intend that awards granted under the Incentive Plan comply with, or otherwise be exempt from, Section 409A of the IRC, but make no representation or warranty to that effect.

Tax Withholding. New Renovacor is authorized to deduct or withhold from any award granted or payment due under the Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. New Renovacor is not required to issue any shares of Chardan common stock or otherwise settle an award under the Incentive Plan until all tax withholding obligations are satisfied.

Vote Required

If the business combination proposal is not approved, the incentive plan proposal will not be presented at the special meeting.

The approval of the incentive plan proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock on the record date. Accordingly, if a valid quorum is established, a Chardan stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the incentive plan proposal will have the same effect as a vote “AGAINST” such proposal.

Abstentions and broker-non-votes will count as a vote “AGAINST” the incentive plan proposal.

Consummation of the Business Combination is conditioned on the approval of each of the business combination proposal, the charter proposal, the incentive plan proposal and the NYSE proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal, the incentive plan proposal or the NYSE proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

THE CHARDAN BOARD UNANIMOUSLY RECOMMENDS THAT THE CHARDAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 5 — THE NYSE PROPOSAL

Overview

Assuming the business combination proposal, the charter proposal and the incentive plan proposal are approved, our stockholders also will be asked to approve the NYSE proposal.

The NYSE Proposal is a proposal to approve, assuming the business combination proposal, the charter proposal and the incentive plan proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the NYSE, the issuance of more than 20% of our issued and outstanding common stock (i) pursuant to the terms of the Merger Agreement and (ii) the issuance of common stock pursuant to the Subscription Agreements in connection with the Business Combination that, in each case, may result in Renovacor equityholders or the PIPE Investors acquiring shares pursuant to the Subscription Agreements owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under NYSE Listed Company Manual. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

If the NYSE proposal is adopted, (i) 3,000,000 shares of common stock are issuable pursuant to the Subscription Agreements and (ii) up to 8,500,000 shares of common stock will be issued to Renovacor equityholders (including 2,000,000 shares issuable as part of the Earnout Consideration) pursuant to the terms of the Merger Agreement, which will represent approximately 58% of the 19,778,305 shares of Chardan’s common stock outstanding following the Business Combination, assuming (a) none of Chardan’s public stockholders exercises redemption rights with respect to their public shares, (b) no exercise of Chardan’s 8,622,644 outstanding warrants at an exercise price of $11.50 per share (which warrants are not exercisable until the later of 12 months from the closing of the Chardan IPO and 30 days after the completion of the Business Combination) (other than any immediately exercisable pre-funded warrants issued to the PIPE Investors), and (c) that no shares are issued pursuant to the Incentive Plan. Please see the section entitled “Description of Securities.”

Reasons for the Approval of the NYSE Proposal

We are seeking stockholder approval in order to comply with NYSE Listed Company Manual 312.03(c) and (d).

First, pursuant to Section 312.03(c) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Upon the consummation of the Business Combination, (i) 3,000,000 shares of common stock are issuable pursuant to the Subscription Agreements, (ii) up to 8,500,000 shares of common stock will be issued to Renovacor equityholders pursuant to the terms of the Merger Agreement, which will represent approximately 58% of the 19,778,305 shares of our common stock outstanding following the Business Combination, assuming (a) none of Chardan’s public stockholders exercises redemption rights with respect to their public shares, (b) no exercise of Chardan’s 8,622,644 outstanding warrants at an exercise price of $11.50 per share (which warrants are not exercisable until the later of 12 months from the closing of the Chardan IPO and 30 days after the completion of the Business Combination) (other than any immediately exercisable pre-funded warrants issued to the PIPE Investors), and (c) that no shares are issued pursuant to the Incentive Plan. Accordingly, the aggregate number of shares of common stock that Chardan will issue in the Business Combination will exceed 20% of both the voting power and the shares of Chardan’s common stock outstanding before such issuance, and for this reason, Chardan is seeking the approval of its stockholders for the foregoing issuances.

Second, pursuant to Section 312.03(d) of the NYSE’s Listed Company Manual, stockholder approval is required prior to an issuance that will result in a change of control of Chardan. Each of the issuances of shares of common stock in the Business Combination or pursuant to the Subscription Agreements could potentially result in a change of control of Chardan. Accordingly, Chardan is seeking the approval of its stockholders for such issuances.

Effect of the Proposal on Current Stockholders

If the NYSE proposal is adopted, (i) 3,000,000 shares of common stock are issuable pursuant to the Subscription Agreements, (ii) up to 8,500,000 shares of common stock will be issued to Renovacor equityholders pursuant to the terms of the Merger Agreement, which will represent approximately 58% of the approximately 19,778,305 shares of our common stock outstanding following the Business Combination, assuming (a) none of Chardan’s public stockholders exercises redemption rights with respect to their public shares, (b) no exercise of Chardan’s 8,622,644 outstanding warrants at an exercise price of $11.50 per share (which warrants are not exercisable until the later of 12 months from the closing of the Chardan IPO and 30 days after the completion of the Business Combination) (other than any immediately exercisable pre-funded warrants issued to the PIPE Investors), and (c) that no shares are issued pursuant to the Incentive Plan.

In the event that this proposal is not approved by our stockholders, the Business Combination may not be consummated. In the event that this proposal is approved by our stockholders, but the Merger Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of common stock pursuant to the Merger Agreement, Chardan will not issue the shares of common stock.

Vote Required

The approval of the NYSE Proposal requires the affirmative vote of a majority of the votes cast by holders of common stock present in person or represented by proxy and entitled to vote at the special meeting, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) at the special meeting will have no effect on the outcome of the vote on the NYSE Proposal. However, for purposes of this proposal, the NYSE considers an abstention vote as a “vote cast”, and therefore, an abstention will have the same effect as a vote “AGAINST” this proposal.

The NYSE Proposal is conditioned on the approval of the business combination proposal, the charter proposal and the incentive plan proposal. Therefore, if the business combination proposal, the charter proposal and the incentive plan proposal are not approved, the NYSE Proposal will have no effect, even if approved by our public stockholders.

Recommendation of the Chardan Board

THE CHARDAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHARDAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NYSE PROPOSAL.

PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the Chardan Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposal, the incentive plan proposal or the NYSE proposal.

In no event will Chardan solicit proxies to adjourn the special meeting or consummate the Business Combination beyond the date by which it may properly do so under its current certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for the Sponsor, Chardan and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on such proposal and to meet the requirements that are necessary to consummate the Business Combination. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the Chardan Board is empowered under Delaware law to postpone the meeting at any time prior to the special meeting being called to order. In such event, Chardan will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If an adjournment proposal is presented at the special meeting and is not approved by the stockholders, the Chardan Board may not be able to adjourn the special meeting to a later date. In such event, the Business Combination would not be completed.

Vote Required

The approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast by holders of Chardan’s outstanding shares of common stock represented at the special meeting by attendance in person or by proxy and entitled to vote thereon.

Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals. Accordingly, if a valid quorum is established, a Chardan stockholder’s failure to vote by proxy or to vote at the special meeting, abstentions and broker non-votes with regard to the adjournment proposal will have no effect on such proposal. Abstentions and broker non-votes will have no effect on the outcome of the adjournment proposal.

Recommendation of the Chardan Board

THE CHARDAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHARDAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION REGARDING THE BUSINESS COMBINATION FOR RENOVACOR STOCKHOLDERS

Purpose of the Proxy Statement; Recommendation of the Renovacor’s Board of Directors

The Renovacor board of directors is providing this proxy statement to Renovacor stockholders. Renovacor stockholders have been asked to adopt and approve the Merger Agreement and the Business Combination (the “Renovacor Merger Proposal”) by executing and delivering the written consent previously furnished by the Renovacor board of directors.

After consideration, the Renovacor board of directors approved and declared advisable the Merger Agreement and the Business Combination, upon the terms and conditions set forth in the Merger Agreement, and determined that the Merger Agreement and the transaction are in the best interests of Renovacor and its stockholders. The Renovacor board of directors recommended that Renovacor stockholders approve the Renovacor Merger Proposal.

Renovacor Stockholders Entitled to Consent

As of the close of business on March 22, 2021, there were 1,987,368 shares of Renovacor common stock and 2,578,518 shares of Renovacor Series A preferred stock outstanding and entitled to execute and deliver written consents with respect to the Renovacor Merger Proposal. Each holder of Renovacor common stock is entitled to one vote for each share of Renovacor common stock held. Each holder of Renovacor Series A preferred stock is entitled to a number of votes equal to the number of shares of Renovacor common stock into which the shares of Renovacor Series A preferred stock held by such holder could be converted.

Written Consents; Required Written Consents

The approval of the Renovacor Merger Proposal requires the affirmative vote or consent of (a) the holders of a majority of the outstanding shares of Renovacor preferred stock and (b) at least 60% of the outstanding shares of Renovacor common stock and Renovacor preferred stock (on an as-converted basis), voting together as a single class (the “Requisite Holders”).

In connection with the execution of the Merger Agreement, on March 22, 2021, the Requisite Holders executed and delivered to Renovacor a written consent voting their shares of Renovacor common stock and Renovacor Series A preferred stock in favor of the adoption of the Merger Agreement, the approval of the Merger and the transactions contemplated thereby. The execution and delivery of written consents by the Requisite Holders constituted the Renovacor Stockholder Approval at the time of such delivery.

Executing Written Consents

You may execute a written consent to approve the Renovacor Merger Proposal (which is equivalent to a vote for such proposal), or disapprove, or abstain from consenting with respect to, the Renovacor Merger Proposal (which is equivalent to a vote against such proposal). If you do not return a written consent, it will have the same effect as a vote against the Renovacor Merger Proposal. If you are a record holder of shares of Renovacor stock and you return a signed written consent without indicating your decision on the Renovacor Merger Proposal, you will have given your consent to approve the Renovacor Merger Proposal. Written consents must be received by                , 2021 in order to be validly included in the vote.

Due to the delivery of the written consent by the Requisite Holders constituting the Renovacor Stockholder Approval, a failure of any other Renovacor stockholder to deliver a written consent is not expected to have any effect on the approval of the Renovacor Merger Proposal.

Solicitation of Written Consents; Expenses

The expense of preparing, printing and mailing these materials is being borne by Renovacor and Chardan. Officers and employees of Renovacor may solicit consents by telephone and personally, in addition to solicitation by mail. These persons will receive their regular compensation but no special compensation for soliciting consents.

OTHER INFORMATION RELATED TO CHARDAN

Introduction

Chardan was incorporated on December 19, 2018 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. Chardan’s efforts to identify a prospective target business were not limited to any particular industry or geographic region. Prior to executing the Merger Agreement, Chardan’s efforts were limited to organizational activities, completion of the Chardan IPO and the evaluation of possible initial business combinations.

Initial Public Offering and Simultaneous Private Placement

On April 28, 2020, Chardan consummated its initial public offering of 8,500,000 units, with each unit consisting of one share of Chardan common stock and one warrant to purchase one-half share of Chardan common stock. On June 5, 2020, the underwriters partially exercised their over-allotment option and Chardan sold an additional 122,644 units. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $86,226,440. Simultaneously with the consummation of the Chardan IPO, Chardan consummated the private placement of 3,500,000 warrants at a price of $0.40 per warrant, generating total proceeds of $1,400,000. Transaction costs amounted to approximately $762,477 consisting of $500,000 of underwriting fees and $262,477 of other offering costs.

Following the consummation of the Chardan IPO, $86,226,440 was deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except as described in the prospectus for the Chardan IPO, these proceeds will not be released until the earlier of the completion of an initial business combination and Chardan’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window.

Fair Market Value of Target Business

The target business or businesses that Chardan acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (net of taxes payable) at the time of the execution of a definitive agreement for its initial business combination, although Chardan may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. The Chardan Board determined that this test was met in connection with the proposed business combination with Renovacor as described in the section titled “Proposal No. 1 — The Business Combination Proposal — Background of the Business Combination” and “Proposal No. 1 — The Business Combination Proposal — Summary of Chardan Financial Analysis.”

Stockholder Approval of Business Combination

Under Chardan’s current certificate of incorporation, in connection with any proposed business combination, Chardan must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares for cash, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for Chardan’s Initial Public Offering. Accordingly, in connection with the Business Combination with Renovacor, the Chardan public stockholders may seek to redeem their public shares for cash in accordance with the procedures set forth in this proxy statement.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the business combination proposal, the Sponsor and the Insiders have agreed to vote the founder shares as well as any shares of common stock acquired in the market in favor of such proposed business combination.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Chardan or its securities, the Sponsor, Renovacor and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of Chardan common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the business combination be approved where it appears that such requirements would otherwise not be met. All shares repurchased by Chardan’s affiliates pursuant to such arrangements would be voted in favor of the proposed business combination.

Liquidation if No Business Combination

If we do not complete a business combination by April 28, 2022, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible after April 28, 2022, but not more than ten business days thereafter, and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. The holders of our founder shares have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share, except as to any claims by a third party who executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. Our board of directors has evaluated our Insiders’ financial net worth and believes they will be able to satisfy any indemnification obligations that may arise. However, our insiders may not be able to satisfy their indemnification obligations, as we have not required our Insiders to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Moreover, our Insiders will not be liable to our public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.00 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, (subject to our obligations under Delaware law to provide for claims of creditors as described below).

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than five business days to effectuate the redemption of our public shares. Our Insiders have waived their rights to participate in any redemption with respect to their founder shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our Insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption or conversion amount received by public stockholders may be less than $10.00.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Facilities

Chardan currently maintains its executive offices at 17 State Street, 21st Floor, New York, NY 10004. The Sponsor is making this space available to Chardan free of charge. Chardan considers its current office space adequate for its current operations.

Upon consummation of the Business Combination, the principal executive offices of Chardan will be those of Renovacor.

Employees

Chardan currently has four executive officers. These individuals are not obligated to devote any specific number of hours to Chardan’s matters but they intend to devote as much of their time as they deem necessary to its affairs until completion of the initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process Chardan is in. Chardan does not intend to have any full time employees prior to the consummation of its initial business combination.

Management, Directors and Executive Officers

Chardan’s current directors and executive officers are as follows:

Name	Position
Gbola Amusa	Executive Chairman of the Board, Chief Science Officer and Director
Jonas Grossman	President, Chief Executive Officer and Director
George Kaufman	Chief Financial Officer, Head of Strategy and Director
Guy Barudin	Chief Operating Officer
Isaac Manke	Director
Michael Rice	Director
Richard Giroux	Director
Matthew Rossen	Director
R.A. Session II	Director

Dr. Gbola Amusa, 47, has been a Director and our Executive Chairman since June 2018 and Chief Science Officer since March 2020. Dr. Amusa was the Executive Chairman of Chardan Healthcare Acquisition Corp. from March 2018 until its merger in October 2019 with BiomX Inc. (NYSE: PHGE). Dr. Amusa is currently a director of BiomX Inc. Dr. Amusa has served as Partner, Director of Research, and Head of Healthcare Equity Research at Chardan Capital Markets since December 2014. At Chardan, he has established the firm’s healthcare vision by focusing on disruptive healthcare segments, such as gene therapy/genetic medicines that have the highest potential for significant investment returns. Dr. Amusa was previously Managing Director, Head of

European Pharma Research, and Global Pharma & Biotech Coordinator at UBS (from 2007 to 2013), where he oversaw 25 analysts. Prior to UBS, Dr. Amusa was a Senior Research Analyst and Head of European Pharma research at Sanford Bernstein. He started his career in finance at Goldman Sachs as an Associate in the Healthcare Investment Banking Group, where he worked on large transactions including the Amgen/Immunex merger. Additionally, Dr. Amusa was previously a Healthcare Finance & Strategy Consultant working with governments, companies, leading foundations and think tanks. He holds an M.D. from Washington University Medical School, an M.B.A. with High Honors (GPA 4.0/4.0) from the University of Chicago Booth School of Business, and a B.S.E. with Honors from Duke University. We believe Mr. Amusa’s long-running healthcare finance experience as well as his previous company board positions make him well qualified to serve as a director for Chardan.

Jonas Grossman, 46, has been a Director and our Chief Executive Officer and President since June 2018. Mr. Grossman was the Chief Executive Officer and President of the special purpose acquisition company, Chardan Healthcare Acquisition Corp., from March 2018 until its merger in October 2019 with BiomX Inc. (NYSE: PHGE). Jonas is currently a director of BiomX Inc. and since March 2020 is also a director of LifeSci Acquisition Corp. Mr. Grossman has served as Partner and Head of Capital Markets for Chardan Capital Markets since December 2003. Mr. Grossman has served as President of Chardan Capital Markets since September 2015. Since 2003, Mr. Grossman has overseen the firm’s deal origination and syndication, execution, secondary market sales and trading and corporate access initiatives. He has extensive transactional experience having led or managed more than 400 transactions during his tenure at Chardan. Since December 2006, Mr. Grossman has served as a founding partner for Cornix Advisors, LLC, a New York based hedge fund. From 2001 until 2003, Mr. Grossman worked at Ramius Capital Group, LLC, a global multi-strategy hedge fund where he served as Vice President and Head Trader. Mr. Grossman served as a director for China Broadband (NASDAQ: IDEX) from January 2008 until November 2010. He holds a B.A. in Economics from Cornell University and an M.B.A. from NYU’s Stern School of Business. We believe Mr. Grossman’s long-running capital markets experience as well as his previous company board positions make him well qualified to serve as a director for Chardan.

George Kaufman, 45, has been a Director and our Chief Financial Officer and Head of Strategy since June 2018. Mr. Kaufman was the Chief Financial Officer, Head of Strategy and a director of Chardan Healthcare Acquisition Corp. from March 2018 until October 2019. Mr. Kaufman has served as Managing Director and Head of Investment Banking for Chardan Capital Markets since January 2006. Mr. Kaufman established the investment banking, brokerage and marketing protocols and standards at Chardan since joining the firm in 2004. Mr. Kaufman has extensive experience with special purpose acquisition companies, M&A transactions and financings especially in association with emerging growth companies. Mr. Kaufman founded Detroit Coffee Company, LLC, a national roaster, wholesaler and retail distributor of high-end specialty coffees in January 2002 and currently serves as its chief executive officer and has been a director of Prime Acquisition Corp. a European real estate company, since May 2014. Mr. Kaufman received a Bachelor of Arts degree in Economics from the University of Vermont. We believe Mr. Kaufman’s depth of experience in structuring and executing SPAC transactions as well as his previous company leadership and SPAC board positions make him well qualified to serve as a director for Chardan.

Guy Barudin, 60, has been our Chief Operating Officer since December 2019. Since February 2019, Mr. Barudin, has been a Director at Chardan Capital Markets, a New York headquartered broker/dealer and an affiliate of Chardan, where he supports general investment banking and was a member of the Chardan Healthcare Acquisition Corp. transaction team. Prior to joining Chardan, from 2007 to February 2019, Mr. Barudin was Managing Director at Terrapin Partners, LLC, a private equity investment firm. From June 2014 to December 2016, Mr. Barudin served as Chief Financial Officer and Chief Operating Officer of Terrapin 3 Acquisition Corp. until that special purpose acquisition company merged with Yatra Online, Inc. Prior to serving with Terrapin 3, Mr. Barudin was a member of the management team of Aldabra 2 Acquisition Corp. until that special purpose acquisition company merged with certain paper and packaging businesses of Boise Cascade. At Terrapin Partners, Mr. Barudin also managed a portfolio of alternative assets including real estate, energy, private equity, venture capital, hedge funds and fund of funds. Prior to Terrapin, from 2000 to 2007, Mr. Barudin was Senior Director at Medco Health Solutions, where he held various business development and finance positions and concentrated on strategic transactions related to healthcare information technology and pharmacy benefit strategy. Prior to Medco, Mr. Barudin was Vice President for Alliances and New Ventures at MasterCard International where he focused on payments and financial technology strategic transactions. Prior to Mastercard, he held positions in corporate finance at Merrill Lynch, PaineWebber Group Inc., and Dillon Read & Co., Inc. Mr. Barudin received an MS from Massachusetts Institute of Technology Sloan School of Management and a BSE from Princeton University.

Isaac Manke, 44, has been a Director since April 2020. Dr. Manke has more than 15 years of experience in the life science industry as an investor, research analyst, consultant and scientist. Since December of 2019, Dr. Manke has served as a Partner at Acorn Bioventures, a venture capital firm focused on investing in the biotechnology, speciality pharmaceutical and medical device spaces. From 2009 through 2017 Dr. Manke was an associate at New Leaf Venture Partners, or NLV, a venture capital firm investing in innovative healthcare companies, and was a General Partner at NLV from 2017 to 2019. Dr. Manke’s investment activities with NLV started with a focus on venture investments in the biopharmaceutical sector. Dr. Manke led the firm’s public investment activities initially with the public portfolio within NLV-II, and from 2014 through December 2019 had included day-to-day management and oversight responsibility for the NLV Biopharma Opportunities Funds. Dr. Manke has been a board member or observer for several companies, including the boards of True North Therapeutics (acquired by Bioverativ), Karos Pharmaceuticals (acquired by an undisclosed company) and Renovacor. Prior to joining NLV, Dr. Manke was an Associate in the Global Biotechnology Equity Research group at Sanford C. Bernstein. Previously, Dr. Manke worked as an Associate in the Biotechnology Equity Research group at Deutsche Bank and was a Senior Analyst at Health Advances, a biopharmaceutical and medical device strategy consulting firm. Dr. Manke received a B.A. in Biology and a B.A. in Chemistry at Minnesota State University (Moorhead), and a Ph.D. in Biophysical Chemistry and Molecular Structure at the Massachusetts Institute of Technology, or MIT. Dr. Manke’s discoveries led to several publications in top journals, including Science and Cell, and were selected by Science as one of the “2003: Signaling Breakthroughs of the Year.” These discoveries also resulted in four issued patents. We believe Mr. Manke’s long-running life science investment experience as well as his previous company board positions make him well qualified to serve as a director for Chardan.

Michael Rice, 55, has been a Director since April 2020. Mr. Rice has experience in portfolio management, corporate management, investment banking and capital markets. Mr. Rice has been the co-founder of LifeSci Advisors, a life sciences and biotechnology investor relations firm, as well as LifeSci Capital, a boutique investment bank focused on emerging life science and healthcare companies, since March 2010. From December 2018 until October 2019, Mr. Rice was a director of Chardan Healthcare Acquisition Corp. From March 2020 until December 2020, Mr. Rice was a director and the COO of LifeSci Acquisition Corp. From April 2007 to November 2008 Mr. Rice was the co-head of health care investment banking at Canaccord Adams, where he was involved in debt and equity financing. Mr. Rice was also was a Managing Director at Think Equity Partners from April 2005 to April 2007, where he was responsible for managing Healthcare Capital Markets. Prior to that, from August 2003 to March 2005 Mr. Rice served as a Managing Director at Bank of America serving large hedge funds and private equity healthcare funds. Previously, he was a Managing Director at JPMorgan/Hambrecht & Quist. Mr. Rice has been a Director of RDD Pharma Ltd. since January 2016 and Navidea Biopharmaceuticals Inc. since May 2016. Mr. Rice received his BA from the University of Maryland. We believe Mr. Rice’s long-running healthcare advisory experience as well as his previous company board positions make him well qualified to serve as a director for Chardan.

Richard Giroux, 48, has been a Director since April 2020. Mr. Giroux was a director of Chardan Healthcare Acquisition Corp. from December 2018 to October 2019. Mr. Giroux is a Founder and has been the Chief Operating Officer of MeiraGTx (NASDAQ:MGTX), a clinical-stage gene therapy company focused on developing potentially curative treatments for patients living with serious diseases, since the company’s formation in 2015. He brings more than 20 years of leadership and capital markets experience in finance and healthcare to his position. Prior to joining MeiraGTx, Rich was a partner at Sarissa Capital Management LP, an activist healthcare hedge fund, from 2014 to 2015. In 2010, Mr. Giroux helped launch and operate Meadowvale Partners, a multi-strategy hedge fund, where he was a founding partner and healthcare portfolio manager from 2009 to 2013. Prior to Meadowvale, he was a partner at Sivik Global Healthcare (formerly Argus Partners) from 2001 – 2008, a long/short global equity healthcare fund. From 1996 to 2001, he worked in the equity derivative divisions of Goldman Sachs and Salomon Smith Barney where he structured, marketed and traded derivative and cash products for domestic and international hedge funds and asset allocators. Mr. Giroux received his BA in Economics from Yale University. We believe Mr. Giroux is well qualified to serve as a director based on his biotechnology industry leadership and capital markets experience from founding through private capital raising and public offering.

Matthew Rossen, 44, has been a Director since April 2020. Mr. Rossen was a director of Chardan Healthcare Acquisition Corp. from December 2018 to October 2019. Mr. Rossen has 20 years’ experience in the pharmaceutical and biotechnology arena, working across multiple therapeutic categories including Anti-Infectives, Alzheimer’s, Cardiovascular, Hematology, Solid Tumor, and Sleep Science. Since April 2019, Mr. Rossen has been Vice President, Marketing at QED Therapeutics, a precision oncology-focused biotechnology company that is a subsidiary of BridgeBio, a biotechnology platform advancing innovative therapeutics across multiple subsidiaries. From January 2018 until March 2019, Mr. Rossen was a Senior Director of Business Development for Jazz Pharmaceuticals. Prior to working in business development, from 2012 to December 2017, Mr. Rossen had been leading the commercial efforts of the Hematology Oncology division at Jazz Pharmaceuticals. Prior thereto, from 2001 to 2010 Mr. Rossen worked at Pfizer Inc., where he spent ten years in positions of increasing responsibility across a number of functions including Operations and Manufacturing, US and WW Marketing and Commercial Development. He holds a B.S. in Kinesiology and Applied Human Physiology from the University of Colorado and received his MBA from NYU’s Stern School of Business. We believe Mr. Rossen is well qualified to serve as a director due to his deep understanding of and appreciation for the investments needed to ensure development and commercial success in the Biosciences sector.

R.A. Session II, 42, has been a Director since April 2020. Mr. Session has been Chief Business Officer of the gene therapy subsidiaries of BridgeBio, a biotechnology platform advancing innovative therapeutics across multiple subsidiaries, since January 2019. Previously, he was Senior Vice President of Corporate Strategy and Business Development from March 2017 at AveXis, a gene therapy company, until its $8.7 billion acquisition by Novartis in July 2018. He previously served as Chief Business Officer and Head of Corporate Strategy for 4D Molecular Therapeutics from August 2018 to December 2018. From June 2013 to March 2017, Mr. Session served in various roles for PTC Therapeutics, Inc., a biotechnology company developing therapies targeting rare diseases, most recently as the vice president of commercial development. He also served in various roles at Reata Pharmaceuticals, Inc., most recently as the senior director of strategic planning and finance. Prior to Reata Pharmaceuticals, Mr. Session worked at AstraZeneca Pharmaceuticals as senior manager of commercial portfolio and post deal analytics in the managed markets group. He began his career in the pharmaceutical division of Johnson & Johnson, where he served in several positions including senior financial analyst in the strategic business group. Mr. Session currently serves on the board of directors for Lung Therapeutics, ReCode Therapeutics, and Sandhill Therapeutics. Mr. Session is a member of the Kauffman Fellows Society. Mr. Session received a B.S/B.A. in finance from the University of North Carolina at Charlotte, a M.S.F. in finance from Texas A&M University-Commerce and an MBA from Texas A&M University-Commerce. We believe Mr. Session is well qualified to serve as a director due to his extensive experience in biotechnology business development, mergers and acquisitions.

Director Independence

The NYSE American stock exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our independent directors are Messrs. Rice, Giroux, Rossen, Manke, and Session. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms that our board believes are no less favorable to us than could be obtained from independent parties.

Mr. Rice served as the Chief Operating Office of LifeSci Acquisition Corp., a special purpose acquisition company which completed an initial business combination with Vincera Pharma, Inc. in December 2020 which is currently listed and trading on the Nasdaq Capital Market, for which Jonas Grossman serves as an independent director and member of the compensation committee. Under Section 803(2)(e) of the NYSE American Company Guide, a director who is employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers serve on the compensation committee of such other entity would not be considered independent. However, because Mr. Rice did not receive compensation from LifeSci Acquisition Corp., and is no longer employed by such entity, our board of directors has determined that he is independent pursuant to the NYSE American Company Guide.

Meetings of the Board of Directors

The Chardan Board met five times in the fiscal year ended December 31, 2020.

Audit Committee

The audit committee of the board of directors consists of Mr. Rossen, Mr. Giroux, and Mr. Rice, each of whom is an independent director under the NYSE American’s listing standards. Mr. Rice is the Chairperson of the audit committee. The audit committee met four times in the fiscal year ended December 31, 2020. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

Pursuant to NYSE American rules, the audit committee will at all times be composed exclusively of “independent directors” who are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NYSE American that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Rice qualifies as an “audit committee financial expert,” as defined under rules and regulations of the NYSE American and the SEC.

Nominating Committee

Our nominating committee of the board of directors consists of Mr. Rossen, Mr. Manke and Mr. Session, each of whom is an independent director under the NYSE American’s listing standards. Mr. Rossen is the Chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others. The nominating committee did not meet in the fiscal year ended December 31, 2020.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

Our compensation committee of the board of directors consists of Messrs. Rossen, Manke, and Session, each of whom is an independent director under the NYSE American’s listing standards. Mr. Rossen is the Chairperson of the compensation committee. The compensation committee did not meet in the fiscal year ended December 31, 2020. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of the Business Combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with the Business Combination.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Legal Proceedings

We may be subject to legal proceedings, investigations and claims incidental to the conduct of our business from time to time. We are not currently a party to any material litigation or other legal proceedings brought against us. We are also not aware of any legal proceeding, investigation or claim, or other legal exposure that has a more than remote possibility of having a material adverse effect on our business, financial condition or results of operations.

Periodic Reporting and Audited Financial Statements

We have registered our units, shares of common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report contained financial statements audited and reported on by our independent registered public accountants.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act beginning with the fiscal year ending December 31, 2021. Renovacor may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of Renovacor to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the closing of the initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

CHARDAN’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed under the laws of the State of Delaware on December 19, 2018, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. We intend to effectuate our initial business combination using cash from the proceeds of the Chardan IPO and the sale of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an initial business combination will be successful.

Financial information included in this section as of and for the year ended December 31, 2020 have been revised for the correction of certain out-of-period errors corrected in our March 31, 2021 Form 10-Q filed with the SEC on May 25, 2021.

Recent Developments

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant, which terms are similar to those contained in the warrant agreement governing the private placement warrants. As a result of the SEC Statement, Chardan reevaluated the accounting treatment of the 3,500,000 warrants that were issued to the Sponsor in a private placement that closed concurrently with the closing of the Chardan IPO . We previously accounted for the private placement warrants as components of equity.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815”), the Company concluded that a provision in the warrant agreement related to certain transfer provisions precludes the private placement warrants from being accounted for as components of equity. As the private placement warrants meet the definition of a derivative as contemplated in ASC 815, the private placement warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the Chardan IPO) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the statements of operations in the period of change.

In accordance with ASC Topic 340, Other Assets and Deferred Costs, as a result of the classification of the private placement warrants as derivative liabilities, we expensed a portion of the offering costs in connection with the private placement warrants originally recorded as a reduction in equity.

Our prior accounting for the private placement warrants as components of equity instead of as derivative liabilities did not have any effect on our previously reported cash flows or cash.

In consultation with our audit committee, we concluded that our previously issued financial statements of affected periods should be revised within a footnote of its Form 10-Q for the three months ended March 31, 2021 and that the Private Placement Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in our statement of operations each reporting period.

In connection with the revision, our management reassessed the effectiveness of its disclosure controls and procedures for the periods affected by the restatement. As a result of that reassessment, we determined that our disclosure controls and procedures for such periods were not effective with respect to the misclassification of our private placement warrants as components of equity instead of as derivative liabilities.

The revision is more fully described in Note 2 “Revision of Previously Issued Financial Statements” of the Unaudited Condensed Financial Statements included elsewhere in this proxy statement.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through March 31, 2021 were organizational activities and those necessary to prepare for the Chardan IPO. Following the Chardan IPO, we do not expect to generate any operating revenues until after the completion of our initial business combination. We expect to generate non-operating income in the form of interest income on marketable securities held after the Chardan IPO. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended March 31, 2021, we had a net loss of $1,196,256, which consists of operating costs of $871,096, franchise tax expense of $14,243, and change in fair value of warrant liability of $315,000, offset in part by interest income on marketable securities held in the trust account of $4,083.

For the year ended December 31, 2020, we had a net loss of $3,415,127, which consisted of operating and formation costs of $801,961, compensation expense of private placement warrants of $1,680,000, transaction costs incurred in connection with the Chardan IPO of $9,357, and change in fair value of warrant liability of $945,000, offset in part by interest income on marketable securities held in the trust account of $21,191.

Liquidity and Capital Resources

On April 28, 2020, we consummated the initial public offering of 8,500,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $85,000,000. Simultaneously with the closing of the Chardan IPO, we consummated the sale of 3,500,000 private placement warrants to the Sponsor at a price of $0.40 per private placement warrant generating gross proceeds of $1,400,000.

On June 5, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, we consummated the sale of an additional 122,644 Units, generating total gross proceeds of $1,226,440.

Following the Chardan IPO, the partial exercise of the over-allotment and the sale of the private placement warrants, a total of $86,226,440 was placed in the trust account. We incurred $762,477 in transaction costs, including $500,000 of underwriting fees and $262,477 of other offering costs.

For the three months ended March 31, 2021, net cash used in operating activities was $91,492, which was due to our net loss of $1,196,256 and interest earned on marketable securities held in the trust account $4,083, offset in part by the change in fair value of warrant liability of $315,000 and changes in operating assets and liabilities of $793,847.

For the year ended December 31, 2020, net cash used in operating activities was $472,915, which was due to our net loss of $3,415,127 and interest earned on marketable securities held in the trust account of $21,191, offset in part by transaction costs incurred in connection with the Chardan IPO of $9,357, compensation expense on private placement warrants of $1,680,000, change in fair value of warrant liabilities of $945,000, and changes in operating assets and liabilities of $329,046.

For the year ended December 31, 2020, net cash used in investing activities of $86,226,440 was the result of the amount of net proceeds from the Chardan IPO, the partial exercise of the over-allotment and the sale of the private placement warrants being deposited to the Trust Account.

Net cash provided by financing activities for the period from year ended December 31, 2020 of $87,363,963 was comprised of $85,726,440 in proceeds from the sale of Units in the Chardan IPO net of underwriting discounts paid, $1,400,000 in proceeds from the sale of private placement warrants, and proceeds from the issuance of a promissory note to our Sponsor of $530,000, offset in part by the payment of $262,477 for offering costs associated with the Chardan IPO and partial repayment of the the promissory note to our Sponsor of $30,000.

As of March 31, 2021, we had marketable securities held in the trust account of $86,251,714 (including approximately $25,274 of interest income) consisting of securities held in a money market fund that invests in U.S. Treasury Securities. with a maturity of 185 days or less. Interest income on the balance in the trust account may be used by us to pay taxes. Through March 31, 2021, we did not withdraw any interest earned on the trust account to pay our taxes.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less income taxes payable), to complete our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of March 31, 2021, we had cash of $595,821 outside the trust account. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the initial business combination. There is no assurance that the Company’s plans to consummate the business combination will be successful. In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, the Sponsor, an affiliate of the Sponsor, or our officers and directors may, but are not obligated to, loan us funds from time to time or at any time, as may be required. If we complete an initial business combination, we would repay such loaned amounts, without interest. In the event that an initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

If our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of March 31, 2021 and December 31, 2020. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay an affiliate of our Sponsor a monthly fee up to $10,000 for office space, utilities and secretarial support. We began incurring these fees on April 28, 2020 and will continue to incur these fees monthly until the earlier of the completion of the initial business combination and our liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liability

We account for the private placement warrants issued in connection with the Chardan IPO in accordance with ASC 815 under which the private placement warrants do not meet the criteria for equity classification and must be recorded as liabilities. As the private placement warrants meet the definition of a derivative as contemplated in ASC 815, the private placement warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the Statements of Operations in the period of change.

Redeemable Common Stock

We account for our common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our balance sheets.

Net Loss Per Share

We apply the two-class method in calculating earnings per share. Common stock subject to possible redemption which is not currently redeemable and is not redeemable at fair value, has been excluded from the calculation of basic net income per common share since such shares, if redeemed, only participate in their pro rata share of the trust account earnings. Our net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the trust account and not our income or losses.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

INFORMATION ABOUT RENOVACOR

Overview

Renovacor is a preclinical-stage gene therapy company focused on developing a pipeline of innovative and proprietary gene therapies for diseases with high unmet medical need associated with mutations in the Bcl2-associated athanogene 3, or BAG3, gene. Renovacor’s initial focus is on the treatment of BAG3-associated dilated cardiomyopathy, or BAG3 DCM, a heritable rare disease that leads to early onset, rapidly progressing heart failure and significant mortality and morbidity. Renovacor’s lead product candidate, REN-001, is a recombinant AAV9-based gene therapy designed to deliver a fully functional BAG3 gene to augment BAG3 protein levels in cardiomyocytes and slow or halt progression of BAG3 DCM. Renovacor is leveraging the expertise of its founder, Dr. Arthur M. Feldman, MD, PhD, the Laura H. Carnell Professor of Medicine at the Lewis Katz School of Medicine at Temple University, a cardiovascular scientist and pre-eminent expert on BAG3 biology, to advance the development of REN-001 and its other product candidates.

Renovacor believes that development of a BAG3 gene replacement therapy for DCM patients who carry BAG3 mutations has the potential to prevent progression of DCM in this otherwise healthy patient population. Gene therapy has recently re-emerged as a potentially novel therapy for patients suffering from monogenic diseases. Recently approved therapies have utilized adeno-associated virus, or AAV, as a vehicle to deliver genes to patients suffering from these diseases. For example, in 2017, the U.S. Food and Drug Administration, or the FDA, approved Luxturna, an AAV2-based gene therapy developed by Spark Therapeutics, Inc., a subsidiary of Roche Holdings AG, for the treatment of patients with retinal dystrophy due to mutation of the RPE65 gene and in 2019, Zolgensma, an AAV9-based gene therapy developed by AveXis, Inc., a subsidiary of Novartis Pharmaceuticals Corporation, was approved for the treatment of patients with spinal muscular atrophy, or SMA, due to mutations in the SMN1 gene. There are many additional ongoing clinical development programs utilizing AAV-based gene therapies to address monogenic diseases.

Renovacor believes it is the first company to apply AAV technology to patients with DCM due to mutations in the BAG3 gene. REN-001 utilizes an AAV9 vector intended to deliver a healthy version of the BAG3 gene to produce functional BAG3 protein in patients with genetic mutations that cause insufficient levels of functional BAG3 protein. This approach has shown promise in multiple preclinical models, demonstrating production of functional BAG3 protein and improvement in cardiac function.

Renovacor anticipates filing an Investigational New Drug, or IND, submission in connection with its lead product candidate, REN-001, in mid-2022.

Renovacor’s Strategy

Renovacor intends to build upon its expertise in BAG3-mediated disease to develop a pipeline of BAG3-based therapies for diseases in areas of high unmet medical need associated with mutations in the BAG3 gene. Key elements of Renovacor’s strategy include:

•

Advancing Renovacor’s lead product candidate, REN-001, through IND-enabling activities, clinical trials and regulatory approval. Renovacor intends to advance the clinical development of its lead product candidate, REN-001, and, if approved by the FDA, commercialize REN-001 for the rare disease indication BAG3-associated DCM. Renovacor anticipates submission of an IND for REN-001 in mid-2022 and the subsequent commencement of clinical trials. Renovacor plans to apply for regulatory designations such as Orphan Drug Designation and Fast Track Designation to facilitate the development of REN-001 to help bring REN-001 to patients in an expedited manner.

•

Leveraging Renovacor’s deep understanding of BAG3 biology. Renovacor’s vision is to develop gene therapies for BAG3-associated diseases with high unmet medical need. Renovacor’s initial focus is on the treatment of BAG3 DCM, a heritable rare disease that leads to early onset, rapidly progressing heart failure and significant mortality and morbidity. Renovacor’s lead product candidate, REN-001, is a recombinant AAV9-based gene therapy designed to deliver a fully functional BAG3 gene to augment BAG3 protein levels in cardiomyocytes and slow or halt progression of BAG3 DCM. Renovacor also intends to leverage its expertise in BAG3 biology to investigate the utility of BAG3 gene therapy for additional pipeline product opportunities across other potential cardiovascular and CNS indications. Renovacor’s founder, Dr. Arthur M. Feldman, MD, PhD, the Laura H. Carnell Professor of Medicine at the Lewis Katz School of Medicine at Temple, is a highly regarded cardiovascular scientist and pre-eminent expert on the role of BAG3 in human disease. Renovacor intends to leverage Dr. Feldman’s expertise to advance its lead product candidate, REN-001, as well as to develop a research pipeline of additional product candidates. Renovacor believes that through its licensed intellectual property, specifically patents for BAG3 gene therapy through multiple routes of administration and in multiple indications, it has developed substantial barriers to entry.

•

Overcoming challenges of existing gene therapy approaches. Renovacor intends to utilize leading AAV technology to overcome challenges present in current gene therapy approaches. Previously conducted third-party clinical trials utilizing gene therapy techniques to treat heart disease have failed to show long term beneficial effects in patients with heart failure. Renovacor believes these failures are due to a number of possibilities, including the use of a vector that is not cardiac tropic, or ineffective delivery of the vector to the target tissue. Renovacor’s therapeutic approach is designed to address these shortcomings, including through use of the AAV9, an AAV serotype with a unique ability to transduce cardiovascular cells. AAV9 has been widely characterized across numerous preclinical and clinical studies and has a well-characterized biodistribution, safety, tolerability and efficacy profile. In addition, Renovacor’s lead product candidate, REN-001, utilizes a local intracoronary vector delivery approach with the intended goal of improved cardiac uptake and methods to maximize dwell time in the cardiac circulation.

•

Utilizing what Renovacor believes is a superior local delivery approach with the potential to reduce total vector burden and manufacturing costs. Renovacor plans on utilizing intracoronary retrograde infusion, or ICr, to deliver its lead product candidate, REN-001 for BAG3-associated DCM. This method of local delivery has been shown to be effective at transducing cardiac tissue in preclinical pig models. Specifically, ICr showed improved transduction in the heart relative to other intracoronary delivery methods. ICr delivery is expected to allow for a lower total dose per patient relative to intravenous, or IV, delivery. Advantages of a lower total dose per patient include the potential for decreased risk of adverse events related to total vector exposure and the potential for reduced manufacturing cost.

•

Leverage and grow Renovacor’s leadership team. Renovacor is leveraging the experience of its leadership team, including its Chief Executive Officer Magdalene Cook, MD, and its leading scientific advisory board of relevant subject matter experts in cardiovascular disease and gene therapy, to develop its preclinical pipeline and advance its lead product candidate, REN-001 through development. As development of REN-001 and other product candidates progress, Renovacor intends to expand its senior management team and clinical, manufacturing, and research and development expertise to support its growth.

Renovacor’s Pipeline

In addition to its lead product candidate, REN-001, Renovacor is currently developing a pipeline of innovative and proprietary BAG3-based gene therapies for diseases with high unmet medical need associated with mutations in the BAG3 gene. Renovacor’s current pipeline is represented in the diagram below.

Definitions: ICr = intracoronary retrograde infusion; IV = intravenous

Ren-001: Renovacor’s lead product candidate

Renovacor’s lead product candidate, REN-001, is an AAV9 vector-based gene therapy designed to treat BAG-3 associated DCM through delivery of a human BAG3 gene to express a fully functional human BAG3 protein in transduced cells. Renovacor is currently exploring the delivery of REN-001 through ICr, and anticipates filing an IND for REN-001 in mid-2022.

Additional product candidates

Renovacor’s preclinical strategy includes plans to advance earlier stage research programs where it believes its BAG3 gene therapy technology has the potential to provide meaningful clinical benefit for diseases in areas of high unmet medical need. These research and discovery programs include BAG3-mediated diseases associated with the cardiovascular system and the central nervous system.

Renovacor’s History and Team

Renovacor was founded in 2013 by Dr. Arthur M. Feldman, MD, PhD based on extensive research on DCM.

Since its founding in 2013, Renovacor has developed and expanded upon significant research and intellectual property covering the BAG3 gene and protein, and signed a license agreement with Temple granting it exclusive access to develop and commercialize Temple’s patent rights covering the BAG3 gene and protein technologies developed by the Feldman laboratory. Dr. Feldman was joined by Magdalene Cook, MD in 2018 as Renovacor’s Chief Executive Officer, bringing both industry expertise and leadership experience to Renovacor. In addition, Renovacor has established a leading scientific advisory board which includes relevant subject matter experts in cardiovascular disease and gene therapy. Renovacor believes its cardiac disease and gene therapy expertise, combined with its intellectual property, has positioned it to be a leader in the field of cardiac gene therapy and treatment of BAG3-associated diseases.

Background and Biology of BAG3 DCM

Overview of heart failure

Heart failure affects over 15 million people in the United States and in the European Economic Area, or the EEA. Heart failure is a clinical condition in which the output of blood from the heart is insufficient to meet the metabolic demands of the body. Renovacor believes the number of people with heart failure in the United States and EEA is expected to increase in the next decade due to an aging population and increasing prevalence of risk factors for cardiovascular disease, including obesity and diabetes.

Heart failure is characterized by symptoms that include shortness of breath, edema, and overwhelming fatigue. During heart failure progression, the heart steadily loses its ability to respond to increased metabolic demand, such as during intense physical activity. Patients suffer from increased shortness of breath in a progressive manner, and mild exercise soon exceeds the capacity of the heart to react to the increase in metabolic demand. Towards the end-stage of the disease, the heart cannot pump enough blood to meet what the body needs even at rest. At this stage, fluids accumulate in the extremities or in the lungs, making the patient bedridden and unable to perform routine daily activities. In addition to constant shortness of breath, even minor deviation from a physical activity and diet restricted lifestyle can cause acute exacerbations, during which patients experience a drowning sensation and must be urgently hospitalized in intensive care or cardiac care units. These heart failure hospitalizations are expensive for the patient and the health care system. There are approximately one million primary heart failure-related hospitalizations annually in the United States. The long-term prognosis associated with heart failure is poor, with an approximately 50% mortality rate at five years following initial diagnosis.

Four cardiac diseases, called cardiomyopathies, result in the signs and symptoms of heart failure: DCM, hypertrophic cardiomyopathy, constrictive cardiomyopathy, and restrictive cardiomyopathy. Over half of the heart failure patients in the United States suffer from diminished cardiac function that is accompanied by enlargement of the major chambers of the heart, referred to as DCM. DCM was historically attributed to either ischemic disease (a prior myocardial infarction or chronic coronary artery disease) in 60-70% of patients or, alternatively, to idiopathic dilated cardiomyopathy in the remaining 30-40%.

Over the past decade, scientific studies have shown that approximately 50-60% of patients with idiopathic DCM have a genetic cause for their disease as evidenced by the finding of a mutation that segregated with affected family members or a history of a first degree relative with idiopathic DCM. Mutations in 42 different cardiac genes have been associated with the development of idiopathic DCM. Approximately 25% of patients with idiopathic DCM have a mutation in Titin, 7% have mutations in Lamin A/C, and between 4.3 and 7.5% have mutations in BAG3, as shown in Figure 1 below.

Figure 1

BAG3-associated dilated cardiomyopathy (BAG3 DCM)

Mutations in the BAG3 gene are one of the most common causes of genetic DCM. Over 85% of individuals with disease-causing genetic variants in the BAG3 gene develop DCM. These patients are typically younger and progress to end-stage heart failure and death sooner than patients with heart failure due to ischemic heart disease. As noted in the Figure 1 above, the prevalence of disease-causing mutations in the BAG3 gene in the United States and the EEA is estimated to be approximately 70,000 individuals, representing an orphan disease population. Currently DCM patients with a BAG3 mutation are treated with the standard of care for heart failure. Despite improvements in pharmacotherapy and clinical care, the five-year survival rate of a patient with DCM is only 50%.

A recent third-party study of a European cohort of BAG3-associated DCM patients indicate that these patients tend to be relatively young, with an average age of symptom onset of 38 years, and 80% of patients experiencing symptoms by age 40. Further, these patients were shown to face a more rapid worsening of the disease, with morbidity resulting from heart failure related primarily to DCM.

Renovacor believes the development of a gene therapy treatment for patients with BAG3-associated DCM could result in quality of life improvements, prevention of the progression of disease, prolonged survival, and lower costs of care.

BAG3 biology: A multifunctional protein involved in several critical processes

The biological importance of BAG3 is evidenced by the fact that it is highly conserved in nature with homologues found in plants, yeast, invertebrates, and vertebrates. First cloned and sequenced in 1999, BAG3 is present in all mammalian tissues but is expressed most prominently in the heart and the skeletal muscle.

BAG3 is a member of a family of proteins that share a common BAG region at the carboxy-terminal end of the protein. BAG3 is a 575 amino acid protein that is expressed predominantly in the heart, as well as in the skeletal muscle and the brain. A schematic of the BAG3 protein, its known binding domains, and their demonstrated functions is shown in the figure below. Renovacor aims to treat patients for which the BAG region in part or in whole is deleted or non-functional.

BAG3 has multiple functions in the cell due to the presence of multiple protein binding sites. While its roles have not been fully elucidated to date, published articles have explored some of the roles of BAG3 in the heart. It enhances excitation-contraction coupling by linking the beta-adrenergic receptor with the L-type calcium channel, facilitates autophagy by serving as a co-chaperone with the large and small heat shock proteins, self-regulates, inhibits apoptosis by binding Bcl2, and interacts with connexin-43 to tighten cell-cell junctions thereby potentially having anti-arrythmia properties.

Because BAG3 plays a role in multiple critical myocardial cell functions, Renovacor believes small molecule or biologic therapies functioning downstream of BAG3 are unlikely to fully account for the diminished BAG3 activity in patients with BAG3 mutations. Gene replacement therapy potentially offers the unique benefit of directly replacing the missing protein to restore proper cellular function.

While Renovacor’s initial focus is on heritable BAG3 mutations, studies suggest that BAG3 protein levels are diminished by approximately 50% in patients with non-genetic forms of idiopathic DCM, suggesting that a BAG3 gene therapy product could potentially serve the larger heart failure population.

BAG3 DCM: A rare disease with high unmet medical need

Current standard of care

Currently, individuals suffering from DCM due to a BAG3 mutation are treated with the standard of care for heart failure patients. This includes angiotensin converting enzyme inhibitors, angiotensin receptor blockers, beta-adrenergic receptor antagonists, or beta-blockers, aldosterone antagonists and/or diuretics along with lifestyle changes such as smoking cessation, dietary restrictions, and modest exercise. Patients who meet specific parameters may also undergo placement of an implantable cardioverter defibrillator, or ICD, a cardiac resynchronization device or a combination of the two.

The definitive therapy for both familial and non-familial DCM is a heart transplant. However, donor supply has limited the number of transplants in the United States to approximately 2,600 per year. While pharmacologic therapy can slow the progression of disease, patients may eventually require a left ventricular assist device, or

LVAD, as either a bridge to transplantation or as destination therapy. The present generation of LVADs provides only short-term relief because the devices may suffer from catastrophic failure, and their externalized lines are a nidus for life-threatening infections. The estimated cost of care for DCM patients is also significant at over $30 billion annually in the United States as of 2008. The estimated lifetime cost of therapy in a patient with DCM is over $100,000, excluding the cost of devices such as a resynchronization device with an ICD (approximately $600,000 to $100,000), an LVAD (approximately $150,000), or a transplant (approximately $400,000 to $1.4 million). Despite these interventions, the mortality rate for patients with DCM remains high and is generally estimated at 50% at 5 years after disease onset.

Challenges of prior gene therapy approaches

Previously conducted third-party clinical trials utilizing gene therapy techniques have failed to show long term beneficial effects in patients with heart failure. Renovacor believes these failures are due to a number of possibilities, including the use of a vector that is not cardiac tropic; the loss of DNA due to cell-mediated immunity directed against the AAV capsid; ineffective delivery of the vector to the target tissue; the selection of the wrong target gene; or the misinterpretation of preclinical studies or the failure of preclinical study findings to align with clinical study findings.

The design of Renovacor’s preclinical and clinical studies takes a different approach. First, the Renovacor studies will utilize the AAV9 vector which has a high degree of tropism for the heart. The cytomegalovirus, or CMV, promoter drives expression in cardiac tissue outside of cardiac signaling pathways that may be up or down regulated in various disease states. Preliminary studies in mice with this vector-promoter combination have shown the highest level of cardiac expression, while exhibiting minimal expression in the kidney, lung or the liver. Finally, the vector will be delivered through local ICr with well-proven adjuncts to improve cardiac uptake and methods to maximize dwell time in the cardiac circulation.

Renovacor’s Lead Product Candidate: REN-001

Overview

Renovacor’s lead product candidate, REN-001, is an AAV9 vector-based gene therapy designed to treat BAG3-associated DCM through delivery of a human BAG3 gene to express a fully functional human BAG3 protein in transduced cells. After transducing the cardiomyocyte, the vector translocates into the nucleus, where the capsid proteins dissociate, allowing the cell’s native expression machinery to initiate transcription of the BAG3 gene. Unlike wild-type AAVs, REN-001 lacks an S1 domain, which significantly limits the potential for the vector genome to integrate into the host chromosome. Instead, the gene has the potential to remain in the nucleus as episomal DNA.

Third-party studies have demonstrated that recombinant AAV-delivered episomal DNA persists in the nucleus of transfected non-proliferating cells for up to several years. This suggests that a single dose of REN-001 could provide prolonged BAG3 gene replacement in haploinsufficient cells transduced by the vector. Following transcription and translation of the BAG3 gene, the function of the BAG3 protein is expected to be restored, and disease progression has the potential to be halted or significantly slowed.

Renovacor believes that REN-001 is well-positioned for successful preclinical and clinical development because:

•

Renovacor is targeting a monogenic disease with a known genetic cause. BAG3 mutations are a well-documented driver of DCM and increasing BAG3 levels has been shown to improve cardiac function in multiple preclinical models of heart failure.

•

Renovacor believes its therapeutic payload is non-immunogenic and is intended for single-dose treatment. Patients with BAG3-associated DCM continue to produce native BAG3 protein, but their level of production is too low, resulting in the disease phenotype. Renovacor intends to deliver the human BAG3 gene to produce more of the same protein that these patients are naturally producing themselves. Because the protein is not foreign, Renovacor believes the increase in protein production resulting from delivery of the BAG3 gene will not elicit an immune response to the transgene.

•

Renovacor is utilizing a proven AAV9 capsid. AAV9 has been studied extensively in human clinical trials and is the capsid used in Zolgensma, the only systemically delivered FDA-approved gene therapy product to date. The AAV9 capsid has been shown to transduce cells efficiently, leading to robust expression of the encapsulated gene product. AAV9 has also demonstrated cardiac tropism across multiple species. Recently published results from a third-party phase 1 clinical trial indicates successful transduction of cardiomyocytes with IV dosing of an AAV9-based gene therapy.

•

Renovacor is utilizing intracoronary retrograde infusion, which is intended to reduce total vector burden per patient and potentially lead to a reduction in manufacturing costs. Renovacor plans on utilizing ICr to deliver its lead product candidate, REN-001 for BAG3-associated DCM. This method of local delivery has been shown to be effective at transducing cardiac tissue in preclinical pig models. Specifically, ICr has showed improved transduction in the heart relative to other intracoronary delivery methods. ICr delivery is expected to allow for a lower total dose per patient relative to IV delivery. Advantages of a lower total dose per patient include the potential for decreased risk of adverse events related to total vector exposure and the potential for reduced manufacturing cost.

Renovacor believes the features of REN-001 described above provide significant advantages over existing treatment options for BAG3-associated DCM.

The AAV9-BAG3 gene vector

The AAV9-BAG3 gene vector utilized in REN-001 is comprised of the four exons of the human BAG3 gene, two AAV2 inverted terminal repeat, or ITR, segments, a CMV promoter, and the three AAV9 cap proteins VP1, VP2, and VP3 (Figure 2).

Figure 2:

The entire AAV9-BAG3 vector genome is approximately 6,048 bases in length. Each ITR — derived from the AAV2 genome — is 143 bases, and the CMV and BAG3 genes are 584 and 1,728 bases in length, respectively. The capsid is comprised of VP1, VP2, and VP3 cap proteins from the AAV9 genome.

The AAV9-BAG3 gene vector utilized in REN-001 is designed to be administered to patients through ICr infusion. AAV9-BAG3 is not cleared after a first pass via the mononuclear phagocyte system but rather circulates for up to multiple days, albeit at a much lower concentration relative to the concentration in the coronary circulation at the time of dosing. After transducing the cardiomyocyte, AAV9-BAG3 will translocate into the nucleus, where the capsid proteins will dissociate, allowing the cell’s native expression machinery to initiate transcription of the BAG3 gene.

Following transcription and translation of the BAG3 gene, Renovacor believes the function of the BAG3 protein will be restored, (including the maintenance of the sarcomeres, normalization of protein quality control, inhibition of programmed cell death, and improved responsiveness to adrenergic signals) and disease progression is expected to be halted or significantly slowed.

AAV9 serotype selection

Third-party preclinical studies have demonstrated that the recombinant AAV9 capsid viral vector exhibited tropism for the heart beyond that shown by AAV1 and AAV8. As illustrated in the below expression biodistribution analysis, AAV9 demonstrated significantly greater expression in the heart than AAV8 (Figure 3).

Figure 3:

(Left) Biodistribution across muscle tissues in comparison to myocardium. Heart (Ht), diaphragm (Di), quadriceps (Qu), soleus (So), extensor digitorum longus (ED) and tibialis anterior (TA). (Right) Expression biodistribution in non-skeletal muscle. Brain, lung, small intestine (Sm Intest), kidney (Kid) and spleen (Spl).

In a separate study assessing the expression of green fluorescent protein, or GFP, across various AAV vectors, AAV9 produced approximately 1,000-fold greater expression level when compared to AAV1 in the heart, when delivered systemically. In both these studies, the amount of protein expressed in off-target tissues was very small in comparison with the level of expression in the heart. Various other studies have confirmed the cardiac specificity of AAV9 across a range of species, including mice, canines, and non-human primates.

Safety considerations of AAV9-BAG3 administration

Prior gene therapy programs in and outside the cardiac space have raised safety concerns. Some BAG3-haploinsufficient patients will have already developed serum immunoglobulin G, or IgG, and neutralizing factors to the VP1, VP2, and/or VP3 cap proteins of the AAV9 serotype and will not be eligible for an AAV-related gene therapy.

It is of critical importance that safety be the primary concern of any study of gene therapy. Because pre-existing antibodies remain a significant problem in the use of gene therapy, Renovacor will screen and exclude BAG3-haploinsufficient patients from its clinical development studies and post-approval use in whom the titer of IgG antibodies exceeds an acceptable level. Furthermore, during the course of its preclinical studies, Renovacor will work with national experts to design standard protocols for treating patients who develop signs of inflammation after dosing.

Gene therapy also carries a risk of transduction into off-target tissues. One of the key benefits of adeno-associated viral vectors is their tropism for specific tissues. AAV9 was selected for REN-001 because of its tropism for cardiac tissue. Studies in mice and a pilot study in pigs demonstrate that Renovacor’s AAV9-BAG3 results in robust expression in the heart with little expression in the kidney, lung or liver.

A safety concern with all AAV-based gene therapy is that AAV administration could lead to the integration of the gene into the target cell’s genome. AAV vectors lacking an S1 domain transduce their genes into episomal DNA, rather than integrating into the chromosome. Because episomal DNA is not replicated during mitosis, the daughter cells will not contain the transduced genetic sequences. This is important in the context of BAG3 gene therapy. BAG3 is not oncogenic, as there is no evidence to date that shows it can cause a non-malignant cell to transform into a malignant cell. However, BAG3 has been shown to enhance migration, adhesion and insensitivity to chemotherapy when over-expressed in cancer cells. Therefore, there is a theoretical risk that a tumor will have increased metastasis if it over-expresses BAG3. Renovacor believes REN-001 mitigates this possibility by utilizing an AAV vector that lacks the S1 domain.

Across all gene therapy programs, regardless of the specificity of the vector and the promoter selected, there is at least a 0.01%-1% risk of integration as a percentage of vectors that successfully transduce and translocate into the nucleus. Due to random integration, it is unlikely that the gene will transcribe. If, however, the placement of the BAG3 gene is next to a universal enhancer, there is a chance of expression. It is also a possibility that the BAG3 gene could disrupt an otherwise healthy gene, potentially resulting in a loss-of-function mutation or other phenotypic abnormalities. Because this integration is restricted to each individual transfected cell, there is no test to identify that the event has occurred, and all patients who undergo gene therapy will require careful long-term follow-up.

Preclinical research and development

Renovacor is currently conducting preclinical studies exploring the ability of a BAG3 gene therapy to improve the clinical care of patients suffering from DCM caused by BAG3 haploinsufficiency. In conducting preclinical research in this field to generate data validating this novel therapeutic approach, Renovacor has completed proof-of-principle animal studies in conventional heart failure disease models, including studies involving mice subjected to trans-aortic constriction, mice suffering from left ventricular dysfunction following a myocardial infarction, or MI, mice with left ventricular dysfunction post-ischemia and reperfusion, and large animal studies in pigs suffering from left ventricular dysfunction following an MI.

Figure 4:	BAG3 protein levels in cardiac tissue from failing hearts is decreased to 50% of normal levels.

BAG3 protein levels in all heart failure models studied by Renovacor, as well as other research groups, show that in failing hearts there is a decrease in BAG3 protein by approximately 50% (Figure 4). Administration of REN-001 to post-MI mice led to an increase in BAG3 cardiac protein levels bringing them up to ~70% of levels seen in non-failing hearts. This increase in BAG3 protein levels resulted in a significant functional increase as measured by ejection fraction.

Additionally, Renovacor has studied the efficacy of AAV9-BAG3 treatment in a BAG3-haploinsufficient mouse model of DCM, as well as a pilot study in a pig MI model. To further characterize BAG3 biology, Renovacor has conducted numerous studies evaluating the mechanism of action of the BAG3 protein in the cardiomyocyte.

Completed preclinical studies of REN-001

REN-001 has been studied in multiple animal models of heart failure. These studies have demonstrated the ability of REN-001 to induce increased expression of BAG3 protein and to improve cardiac function.

BAG3 haploinsufficient mouse model

To test the impact of AAV9-BAG3 on left ventricle, or LV, function, mice with haploinsufficiency of BAG3 were injected with either AAV9-BAG3 or with AAV9-GFP (control). The mice were then observed for six weeks, after which biomarkers and proteins that may impact the pathophysiology of BAG3 depletion were measured. AAV9-BAG3 was able to restore normal LV function in BAG3 haploinsufficient mice, as illustrated below (Figure 5).

Figure 5:

Ejection fraction, or EF, measurements of wild-type BAG3 and GFP transduction into haploinsufficient and control mice (* p=0.04, 0.01, and 0.003 respectively at 2, 4 and 6 weeks for +/-GFP vs. +/-WtBAG3).

In addition, the haploinsufficiency mouse model study also evaluated the pathogenicity of the p63/380 genetic variant in BAG3 by injecting AAV9-p63/380BAG3 into haploinsufficient and control mice, which were then observed for six weeks. The addition of the p63/380 BAG3 variant caused a marked decrease in LV function when compared with BAG3+/- mice that received AAV9- GFP, as illustrated below (Figure 6). This decrease is likely due to the tight feedback loop that reduces expression of endogenous BAG3, irrespective of haploinsufficiency status, in the presence of exogenous BAG3 delivery. As BAG3 is delivered to the mouse, only the endogenous BAG3 is down-regulated, resulting in significant relative overexpression of pathogenic BAG3 which drives left ventricular functional decline.

Figure 6:

EF as measured by echocardiography in wild-type and BAG3-haploinsufficient mice injected with AAV9-GFP or AAV9-63/380BAG3 (* p=0.0006 between healthy control mice injected with AAV9-GFP and BAG3-haploinsufficient mice injected with AAV9-GFP, # p=0.0001 between healthy control mice injected with AAV9-GFP and BAG3-haploinsufficient mice injected with AAV9-63/380BAG3).

Post-myocardial infarction (MI) mouse model

To test the effects of retro-orbital injection of AAV9-BAG3, eight-week old male c57BL/6 mice were randomly assigned to undergo either an induction of an MI by left coronary artery ligation that led to a significant reduction in LV function or a sham procedure. Mice in each group were randomized to receive either gene therapy with BAG3 or with GFP (MI-AAV9-BAG3, n=13, MI-AAV9-GFP, n=12, Sham-AAV9-BAG3, n=12, Sham- AAV9-GFP, n=14) 1 week after surgery. Left ventricular function across study groups was assessed using echocardiography. As illustrated below, AAV9-BAG3 significantly improved LV performance when compared with the AAV9-GFP control. Furthermore, AAV9-BAG3 had no effect on LV performance in mice in the sham arm, demonstrating that BAG3 levels are precisely regulated under normal conditions (Figure 7).

Figure 7:

(Left) Left ventrical ejection fraction, or LVEF, effects of a retro-orbital injection occurring at week 8 post-MI of AAV9-BAG3 to 6-8-week-old mice. (A) infarction, (B) week one echocardiography, (C) week eight AAV9 injection, (D) week 11 sacrifice. (Right) LVEF measurements for individual mice at the time of sacrifice (* p <0.0001, † p < 0.0001)

Trans-aortic constriction (TAC) mouse model

To test the effects of AAV9-BAG3 on LV function in mice with TAC, a ligature was tied over the ascending aorta of mice, with surgical consistency being assessed by constricting the aorta over a needle and then evaluating the subsequent obstruction to forward flow setting limits for the variation in trans-constriction pressures. Trans-aortic pressures were measured in all animals to ensure that there was little variation from animal to animal. The experimental paradigm included wild-type mice receiving AAV9-BAG3 or AAV9-GFP, and post-TAC mice receiving AAV9-BAG3 or AAV9-GFP. Dosing occurred at week 9 with a dose of 1x1012 vectors. Functional parameters were measured bi-weekly via echocardiography. As illustrated below, this TAC procedure resulted in lower relative levels of BAG3 expression compared to controls, and treatment with AAV9-BAG3 at 9 weeks following TAC resulted in significant improvements in functional measures of the LV (Figure 8).

Figure 8:

(Left) BAG3 protein levels, normalized to Glyceraldehyde 3-phosphate dehydrogenase 7 weeks after a sham procedure or TAC (prior to AAV9 dosing). (Right) Fractional shortening percentage measurements over the course of sham or TAC surgical procedure and AAV9-BAG3 or AAV9-GFP administration. Note: y-axis does not extend to 0% (p=0.001).

Post-myocardial infarction (MI) pig model

Renovacor evaluated the MI pig model in a pilot study to evaluate the reproducibility of the infarcted phenotype in this model, the method of retrograde delivery of REN-001, and the transduction efficiency and efficacy of REN-001 in a large animal model. In order to be included in the study, pigs were required to be free of AAV neutralizing antibodies throughout the study and demonstrate a reduced LVEF post-infarction. Six infarcted Yucatan pigs were treated with a single dose of REN-001, and four were treated with vehicle, through retrograde infusion at two weeks post-MI. The pigs were then followed for an additional six weeks before being sacrificed and assessed for BAG3 protein levels in cardiac tissue. Cardiac function was also assessed pre-MI, and at two and six weeks post-MI.

At the time of injection (two weeks post-MI), four of the six animals in the treatment group and four of the four animals in the vehicle control group had developed neutralizing antibodies. Additionally, of the two animals in the treatment group that did not develop neutralizing antibodies, one did not have a sufficient decline in LVEF post-MI to meet the study inclusion criteria. Thus, only one of the six animals in the treatment group met the study inclusion criteria. For this animal, REN-001 treatment resulted in diffuse BAG3 transgene expression in the cardiac tissue and improvement in LVEF. In the vehicle control group, one pig did not have a sufficient decline in EF to meet the study inclusion criteria, two pigs had an LVEF that continued to decline and one pig had improved LVEFat the conclusion of the study. Due to the challenges with neutralizing antibodies and the variability of the infarct procedure in these animals, Renovacor concluded that the MI pig model is not a reliable, reproducible animal model for further assessment of transduction efficiency and efficacy studies. The MI pig model is no longer being used for REN-001 efficacy studies. All further large animal studies are being conducted in normal Yucatan pigs to optimize intracoronary dosing and assess biodistribution. These conclusions do not impact the ongoing preclinical development plan for REN-001 which includes expression and efficacy studies in the BAG3 haploinsufficient mouse model coupled with a GLP toxicology and biodistribution study in normal Yucatan pigs as presented to the FDA in the Pre-IND briefing package.

AAV9-GFP delivery and transduction efficiency in normal Yucatan pigs

To compare antegrade vs. retrograde delivery of AAV9-GFP and to assess AAV transduction efficacy in cardiac tissue, eight non-infarcted Yucatan pigs were given an infusion of a single low dose AAV9-GFP (1 x 1013 vg, n=4), high dose AAV9-GFP (5 x 1013 vg, n=2) or vehicle (n=2). Within each treatment group, half of the pigs received antegrade infusion of AAV9-GFP while the other half received retrograde infusion of AAV9-GFP. All of the pigs were assessed for AAV transduction in cardiac tissue via GFP reporter gene four weeks post-infusion.

Retrograde delivery of AAV9-GFP was more effective in transducing cardiac tissue than antegrade delivery. The 5 x 1013 vg dose of AAV9-GFP through retrograde infusion resulted in clear expression of AAV9-GFP in cardiac tissue four weeks post treatment. Antegrade delivery of AAV9-GFP at the 5 x 1013 vg dose did not yield a similar level of expression. No expression was observed in animals treated with 1 x 1013 vg dose of AAV9-GFP through either delivery method four weeks post treatment.

Ongoing preclinical studies of REN-001

Renovacor has several IND-enabling preclinical studies of REN-001 currently planned or in progress to further evaluate AAV9 transduction efficiency, safety or efficacy in mouse and pig models. These studies include a dose-ranging efficacy study in BAG3 haploinsufficient mice, which is currently in progress and expected to report data in the first half of 2022; a survival and durability study in BAG3 haploinsufficient mice, which is currently in progress and expected to report data in the first half of 2022; and studies in normal Yucatan pigs evaluating the transduction efficiency of multiple doses of REN-001. The data from these studies will inform additional preclinical studies, including a GPL toxicology and biodistribution study in Yucatan pigs.

Future preclinical studies

Additional exploratory studies for REN-001 are planned and such studies may provide further insights into optimal dosing, optimal immune modulation regimen, long-term durability, toxicology and efficacy of REN-001. Renovacor expects to conclude its preclinical studies related to REN-001 in the first half of 2022.

Clinical Development Plan for REN-001

Renovacor completed a Type B Pre-IND meeting with the FDA on June 16, 2020 to obtain FDA feedback on REN-001. Renovacor anticipates filing an IND for REN-001 in mid-2022, and plans to initiate a phase I/II clinical trial of REN-001 in patients with BAG3-associated DCM following IND submission. Renovacor expects the phase I/II clinical trial will enroll an initial cohort of six patients who will be evaluated by an independent data and safety monitoring board. Renovacor anticipates a second cohort of four to six patients will subsequently be enrolled, with potential for adjustments to dosing dependent on the response in the initial cohort. This will be an open label study with the goal of evaluating the safety and efficacy of REN-001. Safety and tolerability will be evaluated based on assessment of frequency and severity measures of adverse events and series of adverse events. Efficacy will be evaluated based on improvement in EF, with additional secondary endpoints capturing anatomical, biomarker, functional, and quality of life changes.

Renovacor will consult with the FDA following completion of the phase I/II clinical trial to determine the need for and optimal design of future clinical trials.

Additional product candidates

Renovacor’s preclinical strategy includes plans to advance earlier stage research and discovery programs where it believes its BAG3 gene therapy technology has the potential to provide meaningful clinical benefit for diseases in areas of high unmet medical need. These research and discovery programs include diseases associated with the cardiovascular system and the central nervous system. Renovacor is also exploring the safety and efficacy of different methods of therapeutic delivery for its product candidates, including IV delivery, the results of which may inform its selection of future product candidates and target indications.

Intellectual Property

Renovacor strives to protect its product candidates and BAG3 technology through a variety of methods, including seeking and maintaining patent rights intended to cover its BAG3 technology, its compositions, the methods of use and processes for their manufacture, and any other inventions that may be commercially important to the development of its business. Renovacor may also rely on know-how, continuing technological innovation and in-licensing opportunities to develop and maintain its proprietary position. In addition, Renovacor may rely on trade secrets and know-how that may be important to the development of its business.

Renovacor is actively building its intellectual property portfolio around its product candidates and discovery programs, primarily based on its licensed intellectual property. As of April 1, 2021, Renovacor exclusively licenses a total of 37 pending patent applications and one granted European patent from Temple. Of the 37 pending in-licensed patent applications, there are five U.S. utility applications and 32 pending ex-U.S. patent applications. In addition, Renovacor jointly owns three pending U.S. provisional applications with Temple. Collectively, these patent rights relate to various aspects of Renovacor’s BAG3 product candidates and technology. Renovacor expects to file additional patent applications in support of current and future product candidates.

The term of individual patents depends upon the laws of the countries in which they are obtained. In most countries in which Renovacor files, the patent term is 20 years from the earliest date of filing of a non-provisional patent application. However, the term of United States patents may be extended for delays incurred due to compliance with the FDA requirements or by delays encountered during prosecution that are caused by the U.S. Patent and Trademark Office, or USPTO. For example, for drugs that are regulated by the FDA under the Hatch-Waxman Act, it is permitted to extend the term of a patent that covers such drug for up to five years beyond the normal expiration date of the patent. In the future, if and when Renovacor’s product candidates receive FDA approval, it expects to apply for patent term extensions on patents covering those product candidates. Renovacor intends to seek patent term extensions to any of its issued patents in any jurisdiction where these are available; however, there is no guarantee that the applicable authorities, including the USPTO and FDA, will agree with Renovacor’s assessment of whether such extensions should be granted, and even if granted, the length of such extensions. The actual protection afforded by a patent varies on a product-by-product basis, from country-to-country, and depends upon many factors, including the type of patent, the scope of its coverage, the availability of regulatory-related extensions, the availability of legal remedies in a particular country and the validity and enforceability of the patent. For this and more comprehensive risks related to Renovacor’s intellectual property, please see “Risk Factors — Risks Related to Renovacor’s Intellectual Property.”

Patents and pending patent applications

Of the 37 pending patent applications, there are seven families. One application family licensed from Temple relates to the treatment of heart failure in patients with reduced BAG3 expression and reduced EF. The term of any patent that issues from these applications will expire in 2035, excluding any additional term for patent term adjustment or patent term extension, if applicable.

Three application families licensed from Temple relate to the use of BAG3 for increasing cardiac contractility in patients with heart failure due to reduced EF, the treatment of ischemia/reperfusion injury, and the treatment of subpopulations of individuals with BAG3 genetic variants that cause worsening outcomes in dilated cardiomyopathy. The term of any patent that issues from applications within these families will expire in 2036, 2037 and 2039 respectively, excluding any additional term for patent term adjustment or patent term extension, if applicable.

Three other application families either co-owned with or licensed from Temple relate to treatment of traumatic brain injury and neurodegenerative diseases, treatment of inflammation, and treatment of cardiac amyloidosis. The term of any patent that issues from applications in these families will expire in 2041, excluding any additional term for patent term adjustment or patent term extension, if applicable.

Trademark applications

Renovacor intends to file applications for trademark registrations in connection with its approved products in jurisdictions relevant to its business plans. Renovacor owns two U.S. trademark applications based on use that are directed to its name and logo covering services provided in connection with gene therapy.

Trade secrets

Renovacor may rely on trade secret protection for its confidential and proprietary information. Renovacor takes steps to protect its confidential and proprietary information as trade secrets, including through contractual means with its employees, consultants, outside scientific collaborators, sponsored researchers and other advisors. It is Renovacor’s policy to require its employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements under the commencement of employment or consulting relationships with it. These agreements provide that all confidential information concerning Renovacor’s business or financial affairs developed or made known to the individual during the individual’s relationship with it is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all inventions conceived by the individual, and which are related to its current or planned business or research and development or made during normal working hours, on Renovacor’s premises or using Renovacor’s equipment or proprietary information, are its exclusive property. In many cases Renovacor’s confidentiality and other agreements with consultants, outside scientific collaborators, sponsored researchers and other advisors require them to assign or grant Renovacor licenses to inventions they invent as a result of the work or services they render under such agreements or grant Renovacor an option to negotiate a license to use such inventions.

License agreement with Temple

In August 2019, Renovacor entered into a license agreement with Temple, or the Temple License Agreement, under which it obtained an exclusive, royalty-bearing, sublicensable, worldwide license to certain patent rights in certain inventions, or the Temple Patent Rights, and a non-exclusive, sublicensable right to certain technical information, or the Temple Technical Information (together with the Temple Patent Rights, the Temple License Rights), related to the use of BAG3 for diagnosis, prevention or treatment of diseases in humans, including certain patents related to REN-001.

Under the Temple License Agreement, Renovacor is permitted to make, have made, use, sell, offer for sale and import certain licensed products or processes utilizing the Temple License Rights and to sublicense such rights. Temple retains the right to practice and use the Temple Patent Rights for noncommercial educational and research purposes, and also to license other nonprofit academic and research institutions to practice the Temple Patent Rights solely for noncommercial educational and research purposes.

In consideration for the rights granted to Renovacor under the Temple License Agreement, Renovacor issued an aggregate of 107,009 shares of its common stock to Temple. Renovacor also reimbursed Temple for the patent prosecution and maintenance costs incurred by Temple for the licensed patent rights prior to Renovacor entering into the license agreement, and Renovacor is responsible for all ongoing costs relating to the prosecution and maintenance of the licensed Temple Patent Rights going forward. Renovacor also agreed to pay Temple a minimum annual administrative fee of $20,000 per year beginning with the effective date of the License Agreement and continuing each annual anniversary thereafter.

Under the Temple License Agreement, Renovacor is also required to pay up to an aggregate of approximately $1.25 million upon the achievement of certain developmental, regulatory and commercial milestones for the first licensed product that achieves said milestones regardless of the number of licensed products that achieve them. In addition, Renovacor is required to pay Temple a low single-digit royalty on net sales of any product utilizing the Temple Patent Rights, up to 50% of which may be reduced by payments Renovacor makes to third parties for freedom to operate.

In addition, Renovacor must also pay a percentage of all consideration based on a percentage of sublicense consideration received by it, which percentage ranges from the mid-teens to mid-twenties depending on the stage of development at the time of the sublicense agreement.

The Temple License Agreement requires that Renovacor use commercially reasonable efforts to bring to market at least one licensed product during the term of the Temple License Agreement, effect its commercialization as soon as practicable and keep the licensed product reasonably available to the public.

The Temple License Agreement will remain effective until (i) the expiration date of the last-to-expire patents covered under the Temple License Agreement (currently expected to occur in 2041), (ii) the termination by Temple upon (a) an uncured breach by Renovacor, with a 60-day notification period, (b) Renovacor’s filing of a voluntary petition in bankruptcy or related proceeding, provided such petition is not dismissed within 90 days after the filing thereof, (c) a failure by Renovacor to meet certain milestones set forth in the Temple License Agreement, or (d) non-payment of undisputed monies due to Temple, with a 30-day notification period. Additionally, Renovacor may terminate the entire agreement or with respect to an individual patent or patent application, if desired, subject to a 90-day notification period.

Manufacturing

Gene therapy manufacturing is a critical factor in the successful development and commercialization of novel gene medicines. Renovacor does not own or operate, and currently has no plans to establish, any manufacturing facilities. Renovacor currently depends on third-party contract manufacturing organizations, or CMOs, for all of its requirements of raw materials, drug substance and drug product for its preclinical research of REN-001. Renovacor has not currently entered into long-term agreements with its current CMOs. Renovacor intends to continue to rely on CMOs for clinical development and commercialization of REN-001, as well as the development and commercialization of any other product candidates that it may identify. Although Renovacor relies on CMOs, it has third-party consultants with extensive manufacturing experience to oversee the relationships with its contract manufacturers.

Aldevron, LLC

Renovacor is party to a service agreement, or the Aldevron Agreement, with Aldevron, LLC, or Aldevron, dated as of October 6, 2020, pursuant to which Aldevron provides nucleic acid and protein products to Renovacor under various statements of work executed by the parties from time to time. Aldervon is Renovacor’s sole supplier of the products subject to the Aldevron Agreement. The Aldevron Agreement remains effective for three years and may be extended automatically each year unless terminated earlier by either 90 days’ written notice to Aldevron or a failure to cure a breach of the Aldevron Agreement by either party within 30 days’ notice of such breach.

Andelyn Biosciences

Renovacor has also entered into an agreement, or the Andelyn Agreement, with Andelyn Biosciences, or Andelyn, dated as of December 17, 2020, pursuant to which Andelyn produces various drugs, chemicals or organic specimens for use by Renovacor in gene therapy research and development. Andelyn is Renovacor’s sole supplier of the products subject to the Andelyn Agreement. The Andelyn Agreement remains effective for four years, subject to the completion of any active statements of work under the Andelyn Agreement, and may be renewed for four-year terms by written agreement between the parties unless terminated earlier either immediately for cause as set forth in the Andelyn Agreement or upon failure to cure a breach of the Andelyn Agreement by either party within 60 days’ notice of such breach. The Andelyn Agreement may also be terminated immediately if there are no active statements of work.

Competition

Renovacor’s products, if approved, will compete with novel therapies developed by biopharmaceutical companies, academic research institutions, governmental agencies and public and private research institutions, in addition to standard of care treatments. Renovacor’s competitors compete with Renovacor on the level of the technologies employed, or on the level of development of product candidates. In addition, many small biotechnology companies have formed collaborations with large, established companies to obtain support for their research, development and commercialization of products or combine several treatment approaches to develop longer lasting or more efficacious treatments that may potentially directly compete with Renovacor’s current or future product candidates. Renovacor anticipates that it will continue to face increasing competition as new therapies and combinations thereof, technologies, and data emerge within the field of gene therapy and, furthermore, within the treatment of heart failure.

Many of Renovacor’s competitors, either alone or with their strategic partners, have substantially greater financial, technical, and human resources than it does and significantly greater experience in the discovery and development of product candidates, obtaining FDA and other regulatory approvals of treatments, and the commercialization of those treatments. Accordingly, Renovacor’s competitors may be more successful than it in obtaining approval for treatments and achieving widespread market acceptance.

In the field of heart failure drug development, Renovacor’s principal competitors include Amgen Inc., Bayer AG, Bristol-Myers Squibb Company, C.H. Boehringer Sohn AG & Co. KG, Novartis AG, Pfizer Inc., Servier SAS, and Takeda Pharmaceutical Company Limited. Renovacor is also aware of several companies developing gene therapies targeting heart failure, including Bristol-Myers Squibb Company (bARKct), Asklepios Biopharmaceuticals, Inc. and its subsidiary NanoCor Therapeutics, Inc. (I1c gene), Rocket Pharmaceuticals, Inc. (LAMP2B), Renova Therapeutics, Inc. (AC6) and Precigen, Inc. and its subsidiary Triple Gen (multigenic); however, none of these competitors utilize gene therapy intended to act directly on the BAG3 pathway and are not currently expected to directly compete for patients suffering from BAG3-associated DCM. These companies may compete with Renovacor in recruiting human capital and securing licenses to complementary technologies that may be critical to the success of Renovacor’s business. They also compete with Renovacor for potential funding from the biotechnology and pharmaceutical industries. Renovacor is not aware of any competitive programs in development for BAG3-associated DCM. There may be other companies pursuing therapeutic candidates from which Renovacor may face current or future competition.

Renovacor’s commercial potential could be reduced or eliminated if its competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than products that Renovacor may develop. Renovacor’s competitors also may obtain FDA or other regulatory approval for their products more rapidly than Renovacor may obtain approval for its products, which could result in its competitors establishing a strong market position before it is able to enter the market or make its development more complicated. The key competitive factors affecting the success of all of Renovacor’s programs are likely to be efficacy, safety, and convenience.

These competitors may also vie for a similar pool of qualified scientific and management talent, sites and patient populations for clinical trials, as well as for technologies complementary to, or necessary for, Renovacor’s products.

Government Regulation

In the United States, drug and biologic products are licensed by FDA for marketing under the Public Health Service Act, or the PHS Act, and regulated under the Federal Food, Drug, and Cosmetic Act, or the FDCA. Both the FDCA and the PHS Act and their corresponding regulations govern, among other things, the testing, manufacturing, safety, purity, potency, efficacy, labeling, packaging, storage, record keeping, distribution, marketing, sales, import, export, reporting, advertising and other promotional practices involving drug and biological products. FDA clearance must be obtained before clinical testing of drug and biologic products. FDA licensure also must be obtained before marketing of drug and biological products. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. Development Process

The process required by the FDA before a drug or biologic product may be marketed in the United States generally involves the following:

•	completion of nonclinical laboratory tests and animal studies according to GLPs, and applicable requirements for the humane use of laboratory animals or other applicable regulations;

•	preparation of clinical trial material in accordance with GMPs;

•	submission to the FDA of an application for an IND application, which must become effective before human clinical trials may begin;

•	approval by an institutional review board, or IRB, reviewing each clinical site before each clinical trial may be initiated;

•

performance of adequate and well-controlled human clinical trials according to Good Clinical Practices, or GCPs, and any additional requirements for the protection of human research subjects and their health information, to establish the safety, purity, potency, and efficacy, of the proposed drug or biological product for its intended use;

•

submission to the FDA of a New Drug Application, or NDA, or Biologics License Application, or BLA, for marketing approval that includes substantive evidence of safety, purity, potency, and efficacy from results of nonclinical testing and clinical trials;

•

satisfactory completion of an FDA inspection prior to NDA or BLA approval of the manufacturing facility or facilities where the drug or biological product is produced to assess compliance with GMPs, to assure that the facilities, methods and controls are adequate to preserve the biological product’s identity, strength, quality and purity;

•	potential FDA audit of the nonclinical and clinical study sites that generated the data in support of the NDA or BLA;

•	potential FDA Advisory Committee meeting to elicit expert input on critical issues and including a vote by external committee members;

•	FDA review and approval, or licensure, of the NDA or BLA, and payment of associated user fees, when applicable; and

•

compliance with any post approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategies, or a REMS, and the potential requirement to conduct post approval studies.

Before testing any drug or biological product candidate in humans, the product candidate enters the preclinical testing stage. Nonclinical tests include laboratory evaluations of product chemistry, pharmacology, toxicity and formulation, as well as animal studies to assess the potential safety and activity of the product candidate. The conduct of the nonclinical tests must comply with federal regulations and requirements including GLPs.

The clinical study sponsor must submit the results of the nonclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND. Some nonclinical testing typically continues after the IND is submitted. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA requests certain changes to a protocol before the trial can begin, or the FDA places the clinical trial on a clinical hold within that 30-day time period. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may also impose clinical holds on a drug or biological product candidate at any time before or during clinical trials due to safety concerns or non-compliance. If the FDA imposes a clinical hold, trials may not recommence without FDA authorization and then only under terms authorized by the FDA.

Clinical trials involving some products for certain diseases, including some rare diseases may begin with testing in patients with the disease. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria, and the parameters to be used to monitor subject safety, including stopping rules that assure a clinical trial will be stopped if certain adverse events should occur. Clinical trials must be conducted and monitored in accordance with the FDA’s regulations comprising the GCP requirements, including the requirement that all research subjects or their legal representatives provide informed consent. Further, each clinical trial must be reviewed and approved by an independent IRB, at or servicing each institution at which the clinical trial will be conducted. An IRB is charged with protecting the welfare and rights of study participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the form and content of the informed consent that must be signed by each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. Additionally, some trials are overseen by an independent group of qualified experts organized by the trial sponsor, known as a data safety monitoring board or committee.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

•

Phase 1. The drug or biological product is initially introduced into healthy human subjects and tested for safety. In the case of some products for rare diseases, the initial human testing is often conducted in patients.

•

Phase 2. The drug or biological product is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance, optimal dosage and dosing schedule.

•

Phase 3. Clinical trials are undertaken to further evaluate dosage, clinical efficacy, potency and safety in an expanded patient population at geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the product and provide an adequate basis for product labeling. In drugs and biologics for rare diseases where patient populations are small and there is an urgent need for treatment, Phase 3 trials might not be required if an adequate risk/benefit can be demonstrated from the Phase 2 trial.

Post-approval clinical trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These clinical trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication, particularly for long-term safety follow-up.

During all phases of clinical development, regulatory agencies require extensive monitoring and auditing of all clinical activities, clinical data, and clinical trial investigators. Annual progress reports detailing the results of the clinical trials must be submitted to the FDA. Written IND safety reports must be promptly submitted to the FDA and the investigators for serious and unexpected adverse events, any findings from other studies, tests in laboratory animals or in vitro testing that suggest a significant risk for human subjects, or any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the physical characteristics of the drug or biological product as well as finalize a process for manufacturing the product in commercial quantities in accordance with GMP requirements. To help reduce the risk of the introduction of adventitious agents with use of biological products, the PHS Act emphasizes the importance of manufacturing control for products whose attributes cannot be precisely defined. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the sponsor must develop methods for testing the identity, strength, quality, potency and purity of the final biological product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the drug or biological product candidate does not undergo unacceptable deterioration over its shelf life.

Information about certain clinical trials must be submitted within specific timeframes to the NIH for public dissemination on its clinicaltrials.gov website. Sponsors or distributors of investigational products for the diagnosis, monitoring, or treatment of one or more serious diseases or conditions must also have a publicly available policy on evaluating and responding to requests for expanded access requests.

U.S. Review and Approval Processes

After the completion of clinical trials of a drug or biological product, FDA approval of an NDA or BLA must be obtained before commercial marketing of the product. The NDA or BLA must include results of product development, laboratory and animal studies, human studies, information on the manufacture and composition of the product, proposed labeling and other relevant information. The testing and approval processes require substantial time and effort and there can be no assurance that the FDA will accept the NDA or BLA for filing and, even if filed, that any approval will be granted on a timely basis, if at all.

Within 60 days following submission of the application, the FDA reviews an NDA or BLA submitted to determine if it is substantially complete before the agency accepts it for filing. The FDA may refuse to file any NDA or BLA that it deems incomplete or not properly reviewable at the time of submission and may request additional information. Once the submission is accepted for filing, the FDA begins an in-depth substantive review of the NDA or BLA. The FDA reviews the NDA or BLA to determine, among other things, whether the proposed product is safe, potent, and effective, for its intended use, and has an acceptable purity profile, and whether the product is being manufactured in accordance with GMPs to assure and preserve the product’s identity, safety, strength, quality, potency and purity. The FDA may refer applications for novel products or products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. During the drug or biological product approval process, the FDA also will determine whether a REMS is necessary to assure the safe use of the drug or biological product. If the FDA concludes a REMS is needed, the sponsor of the NDA or BLA must submit a proposed REMS; the FDA will not approve the NDA or BLA without a REMS, if required.

Before approving an NDA or BLA, the FDA may inspect the facilities at which the product is manufactured. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with GMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA or BLA, the FDA will typically inspect one or more clinical trial sites to assure that the clinical trials were conducted in compliance with IND study requirements and

GCP requirements. To assure GMP and GCP compliance, an applicant must incur significant expenditure of time, money and effort in the areas of training, record keeping, production, and quality control.

Notwithstanding the submission of relevant data and information, the FDA may ultimately decide that the NDA or BLA does not satisfy its regulatory criteria for approval and deny approval. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than the sponsor interprets the same data. If the agency decides not to approve the NDA or BLA in its present form, the FDA will issue a complete response letter that usually describes all of the specific deficiencies in the NDA or BLA identified by the FDA. The deficiencies identified may be minor, for example, requiring labeling changes, or major, for example, requiring additional clinical trials. Additionally, the complete response letter may include recommended actions that the applicant might take to place the application in a condition for approval. If a complete response letter is issued, the applicant may either resubmit the NDA or BLA, addressing all of the deficiencies identified in the letter, or withdraw the application.

If a product receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling. The FDA may impose restrictions and conditions on product distribution, prescribing, or dispensing in the form of a risk management plan, or otherwise limit the scope of any approval. In addition, the FDA may require post marketing clinical trials, sometimes referred to as Phase 4 clinical trials, designed to further assess a drug or biological product’s safety and effectiveness, and testing and surveillance programs to monitor the safety of approved products that have been commercialized. As a condition for approval, the FDA may also require additional nonclinical testing as a Phase 4 commitment.

One of the performance goals agreed to by the FDA under the PDUFA is to review standard NDAs or BLAs in ten months from filing and priority NDAs or BLAs in six months from filing, whereupon a review decision is to be made. The FDA does not always meet its PDUFA goal dates for standard and priority NDAs or BLAs and its review goals are subject to change from time to time. The review process and the PDUFA goal date may be extended by three months if the FDA requests or the NDA or BLA sponsor otherwise provides additional information or clarification regarding information already provided in the submission within the last three months before the PDUFA goal date.

Post-Approval Requirements

Maintaining substantial compliance with applicable federal, state, and local statutes and regulations requires the expenditure of substantial time and financial resources. Rigorous and extensive FDA regulation of drug and biological products continues after approval, particularly with respect to GMP. Renovacor will rely, and expects to continue to rely, on third parties for the production of clinical and commercial quantities of any products that we may commercialize. Manufacturers of Renovacor’s products are required to comply with applicable requirements in the GMP regulations, including quality control and quality assurance and maintenance of records and documentation.

Following approval, the manufacturing facilities are subject to biennial inspections by the FDA, and such inspections may result in an issuance of FDA Form 483 deficiency observations, untitled letter, or a warning letter, which can lead to plant shutdown and other more serious penalties and fines. Prior to the institution of any manufacturing changes, a determination needs to be made whether FDA approval is required in advance. If not done in accordance with FDA expectations, the FDA may restrict supply and may take further action. Annual product reports are required to be submitted annually. Other post-approval requirements applicable to drug and biological products include reporting of GMP deviations that may affect the identity, potency, purity and overall safety of a distributed product, record-keeping requirements, reporting of adverse events, reporting updated safety and efficacy information, and complying with electronic record and signature requirements.

Renovacor also must comply with the FDA’s advertising and promotion requirements, such as those related to direct-to-consumer advertising, the prohibition on promoting products for uses or in patient populations that are not described in the product’s approved labeling (known as “off-label use”), industry-sponsored scientific and educational activities, and promotional activities involving the internet. Discovery of previously unknown problems or the failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions.

Drug and biological product manufacturers and other entities involved in the manufacture and distribution of approved drug and biological products are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with GMPs and other laws. Accordingly, manufacturers must continue to expend time, money, and effort in the areas of production and quality control to maintain GMP compliance. Discovery of problems with a product after approval may result in restrictions on a product, manufacturer, or holder of an approved NDA or BLA, including withdrawal of the product from the market. In addition, changes to the manufacturing process or facility generally require prior FDA approval before being implemented and other types of changes to the approved product, such as adding new indications and additional labeling claims, are also subject to further FDA review and approval.

Orphan Drug Designation

Under the Orphan Drug Act, the FDA may grant Orphan Drug Designation ( “ODD”) to a drug or biological product intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making a drug or biological product available in the United States for this type of disease or condition will be recovered from sales of the product. ODD must be requested before submitting a BLA. After the FDA grants ODD, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. ODD does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product that has ODD receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market the same biological product for the same indication for seven years, except in limited circumstances, such as not being able to supply the product for patients or showing clinical superiority to the product with orphan exclusivity.

Competitors, however, may receive approval of different products for the indication for which the orphan product has exclusivity or obtain approval for the same product but for a different indication for which the orphan product has exclusivity. Orphan product exclusivity also could block the approval of one of Renovacor’s products for seven years if a competitor obtains approval of the same drug or biological product as defined by the FDA or if Renovacor’s product candidate is determined to be contained within the competitor’s product for the same indication or disease. If a drug or biological product designated as an orphan product receives marketing approval for an indication broader than what is designated, it may not be entitled to orphan product exclusivity.

Expedited Review and Approval Programs

The FDA has various programs, including fast track designation, priority review, accelerated approval, and breakthrough therapy designation, that are intended to expedite or simplify the process for the development and FDA review of drug and biological products that are intended for the treatment of serious or life-threatening diseases or conditions and demonstrate the potential to address unmet medical needs. The purpose of these programs is to provide important new drug and biological products to patients earlier than under standard FDA review procedures. To be eligible for a fast track designation, the FDA must determine, based on the request of a sponsor, that a drug or biological product is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need. The FDA will determine that a product will fill an unmet medical need if it will provide a therapy where none exists or provide a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. In addition to other benefits, such as the ability to have greater interactions with the FDA, the FDA may initiate review of sections of a Fast Track NDA or BLA before the application is complete, a process known as rolling review.

The FDA may give a priority review designation, such as a rare pediatric disease designation, to drug or biological products that treat a serious condition and, if approved, would provide a significant improvement in safety or effectiveness. A priority review means that the goal for the FDA to review an application is six months, rather than the standard review of ten months under current PDUFA guidelines. Most products that are eligible for fast track designation may also be considered appropriate to receive a priority review. In addition, drug and biological products studied for their safety and effectiveness in treating serious or life-threatening illnesses and that provide meaningful therapeutic benefit over existing treatments may receive accelerated approval and may be approved on the basis of adequate and well-controlled clinical trials establishing that the drug or biological product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require a sponsor of a drug or biological product receiving accelerated approval to perform post-marketing studies to verify and describe the predicted effect on irreversible morbidity or mortality or other clinical endpoint, and the drug or biological product may be subject to accelerated withdrawal procedures.

Moreover, under the Food and Drug Administration Safety and Innovation Act enacted in 2012, a sponsor can request designation of a product candidate as a “breakthrough therapy.” A breakthrough therapy is defined as a drug or biological product that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or biological product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drug and biological products designated as breakthrough therapies are also eligible for accelerated approval. The FDA must take certain actions, such as holding timely meetings and providing advice, intended to expedite the development and review of an application for approval of a breakthrough therapy.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decides that the time period for FDA review or approval will not be shortened. Furthermore, fast-track designation, priority review, accelerated approval and breakthrough therapy designation, do not change the standards for approval and may not ultimately expedite the development or approval process.

Biologics Price Competition and Innovation Act

The Biologics Price Competition and Innovation Act of 2009, or the BPCIA, which was enacted as part of the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, or the PPACA, created an abbreviated approval pathway for biological products that are demonstrated to be “biosimilar” or “interchangeable” with an FDA-licensed reference biological product via an approved BLA. Biosimilarity to an approved reference product requires that there be no differences in conditions of use, route of administration, dosage form, and strength, and no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency. Biosimilarity is demonstrated in steps beginning with rigorous analytical studies or “fingerprinting”, in vitro studies, in vivo animal studies, and generally at least one clinical study, absent a waiver from the Secretary of Health and Human Services. The biosimilarity exercise tests the hypothesis that the investigational product and the reference product are the same. If at any point in the stepwise biosimilarity process a significant difference is observed, then the products are not biosimilar, and the development of a stand-alone NDA or BLA is necessary. In order to meet the higher hurdle of interchangeability, a sponsor must demonstrate that the biosimilar product can be expected to produce the same clinical result as the reference product, and for a product that is administered more than once, that the risk of switching between the reference product and biosimilar product is not greater than the risk of maintaining the patient on the reference product. Complexities associated with the larger, and often more complex, structures of biological products, as well as the process by which such products are manufactured, pose significant hurdles to implementation that are still being evaluated by the FDA. Under the BPCIA, a reference biologic is granted 12 years of exclusivity from the time of first licensure of the reference product.

Regulation Outside of the United States

In addition to regulations in the United States, Renovacor is subject to a variety of regulations in other jurisdictions governing clinical studies, commercial sales, and distribution of Renovacor’s products. Most countries outside of the United States require that clinical trial applications be submitted to and approved by the local regulatory authority for each clinical study. In addition, whether or not Renovacor obtains FDA approval for a product, it must obtain approval of a product by the comparable regulatory authorities of countries outside the U.S. before it can commence clinical studies or marketing of the product in those countries. The approval process and requirements vary from country to country, so the number and type of nonclinical, clinical, and manufacturing studies needed may differ, and the time may be longer or shorter than that required for FDA approval.

To obtain regulatory approval of an orphan drug under the EU regulatory system, Renovacor is mandated to submit a Marketing Authorization Application, or the MAA, to be assessed in the Centralized Procedure. The centralized procedure, which came into operation in 1995, allows applicants to obtain a marketing authorization that is valid throughout the EU. It is compulsory for medicinal products manufactured using biotechnological processes, for orphan medicinal products and for human products containing a new active substance which was not authorized in the Community before 20 May 2004 (date of entry into force of Regulation (EC) No 726/2004) and which are intended for the treatment of AIDS, cancer, neurodegenerative disorder or diabetes. The centralized procedure is optional for any other products containing new active substances not authorized in the Community before 20 May 2004 or for products which constitute a significant therapeutic, scientific or technical innovation or for which a Community authorization is in the interests of patients at Community level. When a company wishes to place on the market a medicinal product that is eligible for the centralized procedure, it sends an application directly to the European Medicines Agency, or the EMA, to be assessed by the Committee for Medicinal Products for Human Use, or the CHMP. The CHMP is responsible for conducting the assessment of whether a medicine meets the required quality, safety and efficacy requirements, and whether the product has a positive risk/benefit/risk profile. The procedure results in a Commission decision, which is valid in all EU Member States. Centrally-authorized products may be marketed in all Member States.

Centralized Procedure: Full copies of the MAA are sent to a rapporteur and a co-rapporteur designated by the competent EMA scientific committee. They coordinate the EMA’s scientific assessment of the medicinal product and prepare draft reports. Once the draft reports are prepared (other experts might be called upon for this purpose), they are sent to the CHMP, whose comments or objections are communicated to the applicant. The rapporteur is therefore the privileged interlocutor of the applicant and continues to play this role, even after the MA has been granted.

The rapporteur and co-rapporteur then assess the applicant’s replies, submit them for discussion to the CHMP and, taking into account the conclusions of this debate, prepare a final assessment report. Once the evaluation is completed, the CHMP gives a favorable or unfavorable opinion as to whether to grant the authorization. When the opinion is favorable, it shall include the draft summary of the product’s characteristics, the package leaflet and the texts proposed for the various packaging materials. The time limit for the evaluation procedure is 210 days. The EMA then has fifteen days to forward its opinion to the Commission. This is the start of the second phase of the procedure: the decision-making process. The Agency sends to the Commission its opinion and assessment report, together with annexes containing: the SmPC, or Annex 1; the particulars of the MAH responsible for batch release, the particulars of the manufacturer of the active substance and the conditions of the marketing authorization, or Annex 2; and the labelling and the package leaflet, or Annex 3. The annexes are translated into the 22 other official languages of the EU. During the decision-making process, the Commission services verify that the marketing authorization complies with Union law. The Commission has fifteen days to prepare a draft decision. The medicinal product is assigned a Community registration number, which will be placed on its packaging if the marketing authorization is granted. During this period, various Commission directorates-general are consulted on the draft marketing authorization decision.

The draft decision is then sent to the Standing Committee on Medicinal Products for Human Use (Member States have one representative each in both of these committees) for their opinions. The Centralized Procedure provides for the grant of a single marketing authorization that is valid for all EU member states.

Applications from persons or companies seeking “orphan medicinal product designation” for products they intend to develop for the diagnosis, prevention, or treatment of life-threatening or very serious conditions that affect not more than five in 10,000 persons in the EU are reviewed by the Committee for Orphan Medicinal Products, or COMP. In addition, orphan drug designation can be granted if the drug is intended for a life threatening, seriously debilitating, or serious and chronic condition in the EU and that without incentives it is unlikely that sales of the drug in the EU would be sufficient to justify developing the drug. Orphan drug designation is only available if there is no other satisfactory method approved in the EU of diagnosing, preventing, or treating the condition, or if such a method exists, the proposed orphan drug will be of significant benefit to patients.

Orphan drug designation provides opportunities for fee reductions, protocol assistance and access to the centralized procedure before and during the first year after marketing approval. Fee reductions are not limited to the first year after marketing approval for small and medium enterprises. In addition, if a product which has an orphan drug designation subsequently receives EMA marketing approval for the indication for which it has such designation, the product is entitled to orphan market exclusivity, which means the EMA may not approve any other application to market a similar drug for the same indication for a period of ten years. The exclusivity period may be reduced to six years if the designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity. Competitors may receive marketing approval of different drugs or biologics for the indications for which the orphan product has exclusivity. In order to do so, however, they must demonstrate that the new drugs or biologics are clinically superior over the existing orphan product. This demonstration of clinical superiority may be done at the time of initial approval or in post-approval studies, depending on the type of marketing authorization granted.

In March 2016, the EMA launched an initiative, The Priority Medicines, or PRIME, scheme, to facilitate development of product candidates in indications, often rare, for which few or no therapies currently exist. The PRIME scheme is intended to encourage drug development in areas of unmet medical need and provides accelerated assessment of products representing substantial innovation reviewed under the centralized procedure. Many benefits accrue to sponsors of product candidates with PRIME designation, including but not limited to, early and proactive regulatory dialogue with the EMA, frequent discussions on clinical trial designs and other development program elements, and accelerated MAA assessment once a dossier has been submitted. Importantly, a dedicated contact and rapporteur from the CHMP is appointed early in the PRIME scheme facilitating increased understanding of the product at EMA’s committee level. An initial meeting initiates these relationships and includes a team of multidisciplinary experts at the EMA to provide guidance on the overall development and regulatory strategies.

The U.K. left the EU on January 31, 2020 following which, existing EU medicinal product legislation continued to apply in the U.K. during the transition period under the terms of the EU-UK Withdrawal Agreement. A transition period, which ended on December 31, 2020, maintained access to the EU single market and to the global trade deals negotiated by the EU on behalf of its members. The transition period provided time for the U.K. and EU to negotiate a framework for partnership for the future, which was then crystallized in the Trade and Cooperation Agreement, or the TCA, and became effective on January 1, 2021.

From January 1, 2021, the Medicines and Healthcare products Regulatory Agency, or the MHRA, will be the U.K.’s standalone medicines and medical devices regulator. As a result of the Northern Ireland protocol, different rules will apply in Northern Ireland than in England, Wales and Scotland (together Great Britain, or GB); broadly, Northern Ireland will continue to follow the EU regulatory regime, but its national competent authority will remain the MHRA. The MHRA has published a draft guidance on how various aspects of the U.K. regulatory regime for medicines will operate in GB and in Northern Ireland following the expiry of the Brexit transition period on December 31, 2020. The guidance includes clinical trials, marketing authorizations, importing, exporting and pharmacovigilance and is relevant to any business involved in the research, development or commercialization of medicines in the U.K. The new guidance will be given effect via the Human Medicines Regulations (Amendment etc.) (EU Exit) Regulations 2019, or the Exit Regulations. The U.K. regulatory regime largely mirrors that of the EU.

The MHRA has introduced changes to national licensing procedures, including procedures to prioritize access to new medicines that will benefit patients, an accelerated assessment procedure and new routes of evaluation for novel products and biotechnological products. All existing E.U. MAs for centrally authorized products will automatically be converted (grandfathered) into U.K. MAs free-of-charge on January 1, 2021.

There will be no pre-marketing authorization orphan designation. Instead, the MHRA will review applications for orphan designation in parallel to the corresponding MA application. The criteria are essentially the same, but have been tailored for the GB market, i.e. the prevalence of the condition in GB (rather than the EU) must not be more than 5 in 10,000. Should an orphan designation be granted, the period for market exclusivity will be set from the date of first approval of the product in GB or EU/European Economic Area, wherever is earliest.

Healthcare Laws and Regulations

Sales of Renovacor’s product candidate, if approved, or any other future product candidate will be subject to healthcare regulation and enforcement by the federal government and the states and foreign governments in which Renovacor might conduct its business. The healthcare laws and regulations that may affect Renovacor’s ability to operate include the following:

•

The federal Anti-Kickback Statute makes it illegal for any person or entity to knowingly and willfully, directly or indirectly, solicit, receive, offer, or pay any remuneration that is in exchange for or to induce the referral of business, including the purchase, order, lease of any good, facility, item or service for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. The term “remuneration” has been broadly interpreted to include anything of value;

•

Federal false claims and false statement laws, including the federal civil False Claims Act, prohibits, among other things, any person or entity from knowingly presenting, or causing to be presented, for payment to, or approval by, federal programs, including Medicare and Medicaid, claims for items or services, including drugs, that are false or fraudulent;

•

HIPAA created additional federal criminal statutes that prohibit among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors or making any false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

•

HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 and their implementing regulations, impose obligations on certain types of individuals and entities regarding the electronic exchange of information in common healthcare transactions, as well as standards relating to the privacy and security of individually identifiable health information;

•

The federal Physician Payments Sunshine Act requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to CMS information related to payments or other transfers of value made to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members; and

•

The Foreign Corrupt Practices Act, or the FCPA, prohibits U.S. businesses and their representatives from offering to pay, paying, promising to pay or authorizing the payment of money or anything of value to a foreign official in order to influence any act or decision of the foreign official in his or her official capacity or to secure any other improper advantage in order to obtain or retain business.

Many states have similar laws and regulations, such as anti-kickback and false claims laws that may be broader in scope and may apply regardless of payor, in addition to items and services reimbursed under Medicaid and other state programs. Additionally, Renovacor may be subject to state laws that require pharmaceutical companies to comply with the federal government’s and/or pharmaceutical industry’s voluntary compliance guidelines, state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, as well as state and foreign laws governing the privacy and security of health information, many of which differ from each other in significant ways and often are not preempted by HIPAA. Additionally, to the extent that its product are sold in a foreign country, Renovacor may be subject to similar foreign laws.

Healthcare Reform

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system. The United States government, state legislatures and foreign governments also have shown significant interest in implementing cost-containment programs to limit the growth of government-paid healthcare costs, including price controls, restrictions on reimbursement and requirements for substitution of generic products for branded prescription drugs. In recent years, Congress has considered reductions in Medicare reimbursement levels for drugs administered by physicians. CMS, the agency that administers the Medicare and Medicaid programs, also has authority to revise reimbursement rates and to implement coverage restrictions for some drugs. Cost reduction initiatives and changes in coverage implemented through legislation or regulation could decrease utilization of and reimbursement for any approved products. While Medicare regulations apply only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from federal legislation or regulation may result in a similar reduction in payments from private payors.

There have been significant ongoing efforts to modify or eliminate the Affordable Care Act, or the ACA. On January 20, 2017, President Trump signed an executive order directing federal agencies to exercise existing authorities to reduce burdens associated with the ACA pending further action by Congress. In October 2017, he signed an Executive Order which directed federal agencies to modify how the ACA is implemented. The Tax Act, enacted on December 22, 2017, repealed the shared responsibility payment for individuals who fail to maintain minimum essential coverage under Section 5000A of the Internal Revenue Code of 1986, as amended, or the IRC commonly referred to as the individual mandate.

Other legislative changes have been proposed and adopted since passage of the ACA. The Budget Control Act of 2011, among other things, created the Joint Select Committee on Deficit Reduction to recommend proposals in spending reductions to Congress. The Joint Select Committee did not achieve its targeted deficit reduction of an amount greater than $1.2 trillion for the fiscal years 2012 through 2021, triggering the legislation’s automatic reductions to several government programs. These reductions included aggregate reductions to Medicare payments to healthcare providers of up to 2.0% per fiscal year, which went into effect in April 2013. Subsequent litigation extended the 2% reduction, on average, to 2030 unless additional

Congressional action is taken. However, pursuant to the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act, the 2% Medicare sequester reductions have been suspended from May 1, 2020 through March 31, 2021 due to the COVID-19 pandemic.

Further legislative and regulatory changes under the ACA remain possible, although the new Administration under President Biden has signaled that it plans to build on the ACA and expand the number of people who are eligible for subsidies under it. President Biden indicated that he intends to use executive orders to undo changes to the ACA made by the former administration and would advocate for legislation to build on the ACA. It is unknown what form any such changes or any law would take, and how or whether it may affect Renovacor’s business in the future. Renovacor expects that changes or additions to the ACA, the Medicare and Medicaid programs, changes allowing the federal government to directly negotiate drug prices and changes stemming from other healthcare reform measures, especially with regard to healthcare access, financing or other legislation in individual states, could have a material adverse effect on the healthcare industry.

The ACA has been subject to challenges in the courts. On December 14, 2018, a Texas U.S. District Court judge ruled that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. On December 18, 2019, the U.S. Court of Appeals for the Fifth Circuit held that the individual mandate is unconstitutional and remanded the case to the Texas District Court to reconsider its earlier invalidation of the entire ACA. An appeal was taken to the Supreme Court, which heard oral arguments in the case on November 10, 2020. A ruling is expected in 2021.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

Renovacor expects that additional federal, state and foreign healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in limited coverage and reimbursement and reduced demand for Renovacor’s products, once approved, or additional pricing pressures.

Employees and Human Capital Resources

Since inception, Renovacor has operated with a lean team of scientists, entrepreneurs and consultants who are passionate about its mission to develop transformative gene therapy-based treatments for cardiovascular disease. Renovacor’s team is supported by expert consultants and CMOs in drug development, gene therapy manufacturing, and cardiovascular medicine.

As of June 2, 2021, Renovacor had three full-time employees, its CEO, Magdalene Cook, M.D., its CMO, Marc Semigran, M.D., and one employee in research and development, and eight part-time consultants. Of Renovacor’s employees and consultants, six have Ph.D. or M.D. degrees and nine are engaged in research and development activities. None of Renovacor’s employees are represented by labor unions or covered by collective bargaining agreements, and it considers its relationship with employees to be good.

Renovacor’s human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating its existing and additional employees. The principal purposes of Renovacor’s equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

Renovacor anticipates hiring two to four corporate level executives by the end of 2021, and anticipates hiring additional employees that could result in a total of up to 17 full-time employees by the end of 2021 and 40 full-time employees by the end of 2022, across R&D and G&A operations.

Facilities

Renovacor does not currently own or lease any facilities. All preclinical lab operations are currently conducted at the Feldman lab pursuant to Renovacor’s Sponsored Research Agreement, or the SRA, dated August 12, 2019, with Temple. Renovacor plans to establish principal executive offices and lab operations in Philadelphia, Pennsylvania.

Legal Proceedings

Renovacor is not a party to any material legal proceedings at this time. From time to time, Renovacor may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities. Although the results of litigation and claims cannot be predicted with certainty, as of the date of this proxy statement/information statement, Renovacor does not believe it is party to any claim or litigation the outcome of which, if determined adversely to it, would individually or in the aggregate be reasonably expected to have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on Renovacor because of defense and settlement costs, diversion of management resources, negative publicity and reputational harm and other factors.

MANAGEMENT OF RENOVACOR

Executive Officers and Directors

The following table provides information regarding Renovacor’s executive officers and directors as of June 2, 2021:

Name	Age	Position
Executive officers:
Magdalene Cook, M.D.	47	President, Chief Executive Officer and Director
Wendy DiCicco	53	Interim Chief Financial Officer
Marc Semigran, M.D.	64	Chief Medical Officer

Non-employee directors:
Edward J. Benz, Jr., M.D.	74	Director
Arthur Feldman, M.D., Ph.D.	71	Director
Thomas Needham	57	Director

In connection with the initial closing of the Series A preferred stock financing, Renovacor entered into management rights letter agreements (the “Management Rights Letters”) with its 5% or greater stockholders. The Management Rights Letters provide these stockholders with, among other things, certain information and board observation rights. Pursuant to Management Rights Letter Agreements, Renovacor currently has seven board observers. The board observers are permitted to attend meetings of the Renovacor board of directors and its committees in a non-voting, observer capacity only. The Management Rights Letters and the rights of the board observers will terminate automatically in accordance with their respective terms upon the consummation of the Business Combination.

Executive Officers

Magdalene Cook, M.D., has served as Renovacor’s President and Chief Executive Officer and a director of Renovacor since August 2018. Dr. Cook has over 15 years of experience as a consultant and investor in the healthcare and life sciences industries. Prior to joining Renovacor, Dr. Cook worked as a consultant until December 2017 at Northern Red Consulting, LLC, a healthcare and life sciences investment company that she founded in January 2007. While at Northern Red Consulting, LLC, Dr. Cook served on the board of directors of private companies in the life sciences and diagnostics industry, assisted clients with due diligence for new investment opportunities, and conducted new product assessments for portfolio companies. From 2001 through 2006, Dr. Cook worked as a Principal at Aisling Capital, a mid-stage venture capital fund based in New York City focused on the biotechnology industry. While at Aisling Capital, Dr. Cook led investments in several drug development companies in a variety of clinical indications, including cardiovascular disease while working closely with portfolio company senior management on strategy, operations and M&A opportunities. Dr. Cook also served on the board of directors of Cardiokine, which was founded by Dr. Feldman, where the two worked together for three years. Previously, Dr. Cook worked as a research associate in Dr. Donald Hunt’s mass spectrometry and proteomics laboratory at the University of Virginia. Dr. Cook received a M.D. from Columbia University College of Physicians & Surgeons and a B.A. in Interdisciplinary Studies from the University of Virginia, where she was an Echols Scholar.

Renovacor believes that Dr. Cook’s experience with healthcare and life sciences industries and her executive leadership, managerial and business experience qualify her to serve on Renovacor’s board of directors.

Wendy DiCicco has served as Renovacor’s Interim Chief Financial Officer since September 2019 under an agreement between Renovacor and Danforth Advisors LLC, or Danforth, which provides finance support and strategic consulting for life science companies and the healthcare technology industry. Pursuant to such agreement, Danforth provides Renovacor with financial officers, back-office accounting support, accounting policy and financial reporting services, including the services of Ms. DiCicco. Renovacor does not have information, nor any influence over Ms. DiCicco’s direct compensation from Danforth. Ms. DiCicco is an independent financial and board advisor to companies in the life sciences industry, often serving in the role of interim Chief Financial Officer. In addition to her financial consulting role with Danforth, she currently serves as an executive board advisory consultant for Board Advantage, LLC, a provider of advisory services to senior executive teams and boards of directors. Prior to starting Board Advantage in November 2018, she was the Chief Operating and Financial Officer of Centinel Spine from August 2017 to October 2018, a privately held company focused on spinal reconstruction. She previously served as President and Chief Operating Officer of Camber Spine Technologies, a privately held developer and distributor of spinal implants, from November 2014 to July 2017, and has held Chief Financial Officer roles at Nuron Biotech, Quench USA, Globus Medical and Kensey Nash Corporation. Ms. DiCicco has served on the boards of directors of Imvax, Inc. since July 2020, ExpressCells since March 2020, EyePoint Pharmaceuticals since July 2019 (NASDAQ: EYPT) and Carmell Therapeutics since December 2018. She previously served on the boards of directors of II-VI, Inc. (NASDAQ: II-VI) from 2006 until August 2017, CannaPharma Rx (OTC: CPMD) from March 2015 until July 2016 as well as the board of Syncardia Systems. Her career started in public accounting at Deloitte & Touche in 1990. Ms. DiCicco received a B.S. in accounting from Philadelphia College of Textiles and Science and is a licensed CPA. She is also an appointed Board Leadership Fellow and Corporate Governance Fellow of the National Association of Corporate Directors (NACD).

Marc Semigran, M.D., has served as Renovacor’s Chief Medical Officer since June 2021. Prior to joining Renovacor, Dr. Semigran served as the Chief Medical Officer of Myokardia, Inc., a clinical stage biopharmaceutical company focused on therapies for rare cardiovascular diseases, from December 2016 through June 2019 and as Senior Vice President, Medical Sciences from May 2019 until May 2021, including after its acquisition by Bristo Myers Squibb in November 2020. Dr. Semigran was Medical Director of the Massachusetts General Hospital Heart Failure and Cardiac Transplant Program, a position he held from April 2004 through November 2016, where he was responsible for the overall direction of the care of heart failure patients, including those that needed or had undergone cardiac transplantation. Dr. Semigran has also served as an Associate Professor of Medicine at Harvard Medical School from January 2010 to present. He is a graduate of the Harvard/MIT Health Sciences and Technology Program and completed Internal Medicine Residency and Cardiology Fellowship Training at Massachusetts General Hospital. Dr. Semigran holds an M.D. from Harvard Medical School, and holds an AB and AM in Chemistry from Harvard University.

Non-Employee Directors

Edward J Benz, Jr., M.D., Dr. Benz has served as a member of Renovacor’s board of directors since July 2017. Since October 2016, Dr. Benz has served as the President and Chief Executive Officer Emeritus of the Dana Farber Cancer Institute, a comprehensive cancer treatment and research institution, Richard and Susan Smith Distinguished Professor of Medicine, professor of Pediatrics, professor of Genetics, and faculty dean for Oncology Emeritus at Harvard Medical School. From November 2000 until October 2016, Dr. Benz served as President and Chief Executive Officer of the Dana-Farber Cancer Institute, Chief Executive Officer of Dana-Farber/Partners CancerCare, a director of Dana-Farber/Harvard Cancer Center and a trustee of Dana-Farber/Children’s Hospital Cancer Care. Prior to joining Dana-Farber, Dr. Benz was Chairperson of the Department of Medicine and Physician-in-Chief at the Johns Hopkins University School of Medicine and the Sir William Osler Professor of Medicine. Dr. Benz is also a past president of the American Society of Hematology, the American Society of Clinical Investigation, the American Clinical and Climatological Association, the Friends of the National Institute of Nursing and the Association of American Cancer Institutes and an associate editor of the New England Journal of Medicine. Dr. Benz currently serves on the boards of directors of Knowledge to Practice, Inc. since September 2015, Deciphers Pharmaceuticals since July 2019, Candel Therapeutics (formerly known as Advantagene) since August 2018 and F-Star Therapeutics since December 2019. He has also served on the board of directors of Xenetic Biosciences, Inc., a publicly traded biopharmaceutical company, as well as non-profit organizations, including the Rockefeller University and MDI Biological Laboratory. Dr. Benz is the

author of over 300 books, chapters, reviews and abstracts. Dr. Benz holds an M.D. degree magna cum laude from Harvard Medical School, a M.A. Privatim degree from Yale University and an A.B. degree cum laude from Princeton University.

Renovacor believes that Dr. Benz’s scientific and medical background and experience in clinical oncology qualifies him to serve on its board of directors.

Arthur Feldman, M.D., Ph.D., has served as a member of Renovacor’s board of directors since 2014. After founding Renovacor in 2013, he served as Chief Executive Officer and President until July 2018 and as Chairman until August 2019. Since January 2016, he has been the Laura H. Carnell Professor of Medicine at Temple. Dr. Feldman’s research, supported through grants from the National Institutes of Health (the “NIH”), has focused on the molecular biology of dilated cardiomyopathy and heart failure. He was initially recruited to Temple as the Executive Dean of the School of Medicine and Chief Academic Officer of the Temple Health System, a position he held from August 2011 through December 2015. Prior to joining the Temple faculty, Dr. Feldman worked as the Magee Professor and Chair of the Department of Medicine at the Jefferson Medical College of Thomas Jefferson University, a position he held from February 2002 until January 2011. Dr. Feldman received numerous awards and honors for his work including election to the American Society for Clinical Investigation, the Association of University Cardiologists, the Association of American Physicians, the American Clinical and Climatologic Association and the Johns Hopkins University Society of Scholars.

Dr. Feldman served as a director of Cardiokine, a specialty pharmaceutical company developing drugs for cardiovascular diseases, from 2002 to 2012. He also served as the President of the Heart Failure Society of America, as the President of the Association of the Professors of Cardiology, was the founding Editor-in-Chief of Clinical and Translational Science (CTS) and the Journal of Clinical and Translational Science and he presently is a member of the council of the ACCA. He was the recipient of the Rolex Achievement Award from the USILA, the Distinguished Alumnus Award from Gettysburg College, the Lifetime Achievement Award from the Heart Failure Society of America, the Barry Coller Award from the Association for Clinical and Translational Science and the Distinguished Scientist Award from the American College of Cardiology. He has been listed in “Best Doctors in America®, Cardiovascular Disease” each year since 2007. Dr. Feldman received his B.A. in biology from Gettysburg College and an M.S. in Zoology and a Ph.D. in physiology from the University of Maryland, College Park. After completing a post-doctoral fellowship in the laboratory of Dr. Saul Brusilow in the Department of Pediatrics at the Johns Hopkins University School of Medicine, he received a M.D. from at the Louisiana State University School of Medicine, Shreveport, where he was elected to Alpha Omega Alpha. He then returned to Baltimore where he completed his residency in internal medicine and fellowship in cardiovascular disease at the Johns Hopkins Hospital.

Renovacor believes that Dr. Feldman’s scientific and medical background and expertise in molecular biology of dilated cardiomyopathy and heart failure qualifies him to serve on its board of directors.

Thomas Needham, MBA, has served a member of Renovacor’s board of directors since August 2019 and as its Chairman since January 2020. Mr. Needham has more than 25 years of experience in venture capital, business development, corporate strategy, and executive management responsibilities in public and private life science companies. Since March 2018, Mr. Needham has served as Director and Head of the Biopharmaceutical practice at Broadview Ventures, Inc., a venture capital company, with a focus on healthcare venture capital. Mr. Needham shares responsibility for all aspects of Broadview’s investment activity, from identification and screening of new opportunities, through due diligence, negotiation of deal structure, and portfolio company board involvement. Prior to joining Broadview Ventures, he was most recently Chief Business Officer at Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a pharmaceutical company specializing in the development of drugs for the treatment of cancer, from July 2017 through March 2018 and Senior Vice President, Business Development at C4 Therapeutics, Inc., a biotechnology company, from February 2016 through June 2017. Prior to his role at C4 Therapeutics, Inc., Mr. Needham spent 13 years as a venture capital investor, most recently as a Managing Director at Synthesis Capital from July 2007 until February 2016, where he was involved in the management of two healthcare venture funds focused on investments in biotechnology, pharmaceuticals and medical technology. Prior to his role at Synthesis Capital, from October 2002 until July 2007 he was a Principal at Advent International, a global private equity firm, as a member of the healthcare venture capital deal team in Boston. Mr. Needham holds a B.A. from Bowdoin College and an M.B.A. from Babson College’s F.W. Olin Graduate School of Business.

Renovacor believes Mr. Needham’s experience in venture capital, business development, corporate strategy, and executive management responsibilities in public and private life science companies qualifies him to serve on its board of directors.

MANAGEMENT OF NEW RENOVACOR AFTER THE BUSINESS COMBINATION

References in this section to “we,” “our,” “us” and the “Company” generally refer to Renovacor prior to the Business Combination and to the Post-Combination Company and its consolidated subsidiaries after giving effect to the Business Combination.

Executive Officers and Directors

Upon the consummation of the Business Combination, the business and affairs of New Renovacor will be managed by or under the direction of the New Renovacor board of directors. Renovacor is currently evaluating potential director nominees and executive officer appointments, but expects that the directors and executive officers of New Renovacor upon consummation of the proposed Business Combination will include the following:

Name (1)	Age	Position
Executive officers:
Magdalene Cook, M.D.	47	President, Chief Executive Officer and Director
Wendy DiCicco	53	Interim Chief Financial Officer
Marc Semigran, M.D.	64	Chief Medical Officer

Non-employee directors:
Gbola Amusa	47	Director
Jonas Grossman	47	Director
Thomas Needham	57	Director

(1)

Renovacor has the right to appoint three additional directors to the New Renovacor board of diectors who have not yet been identified. For biographical information concerning Magdalene Cook, M.D. and Thomas Needham, see “Management of Renovacor — Executive Officers and Directors.” For biographical information concerning Gbola Amusa and Jonas Grossman, see “Other Information Related to Chardan — Management, Directors and Executive Officers.”

Proposed Executive Officers

Magdalene Cook, M.D., will serve as New Renovacor’s Chief Executive Officer and as a member of the New Renovacor board of directors upon the consummation of the Business Combination. Dr. Cook has served as Renovacor’s President and Chief Executive Officer and a director of Renovacor since August 2018. See “Management of Renovacor — Executive Officers and Directors” for biographical information concerning Dr. Cook.

Renovacor believes that Dr. Cook’s experience with healthcare and life sciences industries and her executive leadership, managerial and business experience qualify her to serve on New Renovacor’s board of directors.

Wendy DiCicco will serve as New Renovacor’s interim chief financial officer upon the consummation of the Business Combination. Ms. DiCicco has served as Renovacor’s Interim Chief Financial Officer under an agreement between Renovacor and Danforth since September 2019. See “Management of Renovacor — Executive Officers and Directors” for biographical information concerning Ms. DiCicco.

Marc Semigran, M.D., will serve as New Renovacor’s Chief Medical Officer upon the consummation of the Business Combination. Dr. Semigran has served as Renovacor’s Chief Medical Officer since June 2, 2021. See “Management of Renovacor — Executive Officers and Directors” for biographical information concerning Dr. Semigran.

Board Composition and Election of Directors

Upon the consummation of the Business Combination, New Renovacor’s board of directors will be composed of seven members. New Renovacor expects that six of its directors will meet the independence requirements under the NYSE Listed Company Manual. In accordance with the Merger Agreement, Dr. Amusa and Mr. Grossman were designated as directors by the Sponsor, and Dr. Cook, Mr. Needham,                 ,                 , and                were designated as directors by Renovacor’s board of directors.

Proposed Non-Employee Directors

Gbola Amusa will serve as a member of the New Renovacor board of directors upon the consummation of the Business Combination. Mr. Amusa has not previously served as a member of the Renovacor board of directors. See “Other Information Related to Chardan — Management, Directors and Executive Officers” for biographical information concerning Mr. Amusa.

Renovacor believes that Mr. Amusa’s experience with BiomX Inc. as a director qualifies him to serve on New Renovacor’s board of directors.

Jonas Grossman will serve as a member of the New Renovacor board of directors upon the consummation of the Business Combination. Mr. Grossman has not previously served as a member of the Renovacor board of directors. See “Other Information Related to Chardan — Management, Directors and Executive Officers” for biographical information concerning Mr. Grossman.

Renovacor believes that Mr. Grossman’s experience with BiomX Inc. as a director qualifies him to serve on New Renovacor’s board of directors.

Thomas Needham, MBA, will serve as a member of the New Renovacor board of directors upon the consummation of the Business Combination. Mr. Needham joined the Renovacor Board in August 2019 and began serving as Chairman in January 2020.

Renovacor believes Mr. Needham’s experience in venture capital, business development, corporate strategy, and executive management responsibilities in public and private life science companies qualifies him to serve on its board of directors.

Classified Board of Directors

The second amended and restated certificate of incorporation will provide that New Renovacor’s board of directors will be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of New Renovacor’s stockholders, with the other classes continuing for the remainder of their respective three-year terms. New Renovacor’s directors will be divided among the three classes as follows:

•

the Class I directors will be                ,                , and                , and their terms will expire at the first annual meeting of stockholders to be held after the filing of the second amended and restated certificate of incorporation;

•

the Class II directors will be                 and                , and their terms will expire at the second annual meeting of stockholders to be held after the filing of the second amended and restated certificate of incorporation; and

•

the Class III directors will be                 and                , and their terms will expire at the third annual meeting of stockholders to be held after the filing of the second amended and restated certificate of incorporation.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of the New Renovacor board of directors with staggered three-year terms may have the effect of delaying or preventing changes in control of New Renovacor. See the section titled “Description of Securities — Anti Takeover Effects of Provisions of the Second Amended and Restated Certificate of Incorporation, the Proposed Bylaws and Delaware Law.”

Director Independence

Upon the consummation of the Business Combination, the New Renovacor board of directors is expected to undertake a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the New Renovacor board of directors is expected to determine that                ,                , and                , representing                 of New Renovacor’s                  directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the NYSE Listed Company Manual. In making these determinations, the New Renovacor board of directors will consider the current and prior relationships that each non-employee director has with New Renovacor and all other facts and circumstances that the New Renovacor board of directors deems relevant in determining their independence, including the beneficial ownership of New Renovacor capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Persons Transactions.”

Board Committees

Upon the consummation of the Business Combination, the New Renovacor board of directors will have an audit committee, a compensation committee, and a nominating and corporate governance committee. New Renovacor’s board of directors may establish other committees to facilitate the management of its business. The composition and functions of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board. Each committee intends to adopt a written charter that satisfies the applicable rules and regulations of the SEC and NYSE Listed Company Manual, which New Renovacor will post on its website upon adoption by the board of directors upon consummation of the Business Combination.

Audit Committee

Upon the consummation of the Business Combination, the members of New Renovacor’s audit committee will be                ,                , and                , with                serving as the chairperson. The New Renovacor board of directors will determine that each of the members of the audit committee will meet the requirements for independence under the rules and regulations of the SEC and the listing standards of NYSE applicable to audit committee members and that each member of the audit committee can read and understanding fundamental consolidated financial statements under the listing standards of NYSE. In addition, the New Renovacor board of directors will determine that                is an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Act. Following the consummation of the Business Combination, New Renovacor’s audit committee will, among other things:

•	select, retain, compensate, evaluate, oversee and, where appropriate, terminate New Renovacor’s independent registered public accounting firm;

•	review and approve the scope and plans for the audits and the audit fees and approve all non-audit and tax services to be performed by the independent auditor;

•	evaluate the independence and qualifications of New Renovacor’s independent registered public accounting firm;

•	review New Renovacor’s financial statements, and discuss with management and New Renovacor’s independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•

review and discuss with management and New Renovacor’s independent registered public accounting firm the quality and adequacy of New Renovacor’s internal controls and New Renovacor’s disclosure controls and procedures;

•	discuss with management New Renovacor’s procedures regarding the presentation of New Renovacor’s financial information, and review earnings press releases and guidance;

•	oversee the design, implementation and performance of New Renovacor’s internal audit function, if any;

•	set hiring policies with regard to the hiring of employees and former employees of New Renovacor’s independent registered public accounting firm and oversee compliance with such policies;

•	review, approve and monitor and review conflicts of interest of New Renovacor’s Board members and officers and related party transactions;

•

adopt and oversee procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by New Renovacor’s employees of concerns regarding questionable accounting or auditing matters;

•

review and discuss with management and New Renovacor’s independent registered public accounting firm the adequacy and effectiveness of New Renovacor’s legal, regulatory and ethical compliance programs; and

•	review and discuss with management and New Renovacor’s independent registered public accounting firm New Renovacor’s guidelines and policies to identify, monitor and address enterprise risks.

New Renovacor’s audit committee will operate under a written charter, to be effective upon the consummation of the Business Combination, that satisfies the applicable listing standards of NYSE.

Compensation Committee

Upon the consummation of the Business Combination, the members of New Renovacor’s compensation committee will be                ,                , and                , with                serving as the chairperson. The New Renovacor board of directors will determine that each member of the compensation committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of NYSE applicable to compensation committee members, and that each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Following the consummation of the Business Combination, New Renovacor’s compensation committee will, among other things:

•	review and approve the compensation for New Renovacor’s executive officers, including New Renovacor’s chief executive officer;

•	review, approve and administer New Renovacor’s employee benefit and equity incentive plans;

•	establish and review the compensation plans and programs of New Renovacor’s employees, and ensure that they are consistent with New Renovacor’s general compensation strategy;

•	monitor compliance with any stock ownership guidelines; and

•	determine non-employee director compensation.

New Renovacor’s compensation committee will operate under a written charter, to be effective upon the consummation of the proposed Business Consummation, that satisfies the applicable listing standards of NYSE.

Nominating and Corporate Governance Committee

Upon the consummation of the Business Combination, the members of New Renovacor’s nominating and corporate governance committee will be                ,                , and                , with                serving as the chairperson. The New Renovacor board of directors will determine that each member of New Renovacor’s nominating and corporate governance committee meets the requirements for independence under the listing standards of NYSE applicable to nominating and corporate governance committee members. Following the consummation of the Business Combination, New Renovacor’s nominating and corporate governance committee will, among other things:

•	review and assess and make recommendations to New Renovacor’s board of directors regarding desired qualifications, expertise and characteristics sought of board members;

•	identify, evaluate, select or make recommendations to New Renovacor’s board of directors regarding nominees for election to New Renovacor’s board of directors;

•	develop policies and procedures for considering stockholder nominees for election to New Renovacor’s board of directors;

•	review New Renovacor’s succession planning process for New Renovacor’s chief executive officer and any other members of New Renovacor’s executive management team;

•	review and make recommendations to New Renovacor’s board of directors regarding the composition, organization and governance of New Renovacor’s board of directors and its committees;

•	review and make recommendations to New Renovacor’s Board regarding New Renovacor’s corporate governance guidelines and corporate governance framework;

•	oversee director orientation for new directors and continuing education for New Renovacor’s directors;

•	oversee the evaluation of the performance of New Renovacor’s board of directors;

•	review and monitor compliance with New Renovacor’s code of business conduct and ethics; and

•	administer policies and procedures for communications with the non-management members of New Renovacor’s board of directors.

New Renovacor’s nominating and corporate governance committee will operate under a written charter, to be effective upon consummation of the Business Combination, that satisfies the applicable listing standards of NYSE.

Compensation Committee Interlocks and Insider Participation

The members of New Renovacor’s compensation committee will be                  ,                  and                 . None of the members of New Renovacor’s compensation committee are or have been officers or employees of Renovacor or New Renovacor. None of New Renovacor’s executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers that will serve on New Renovacor’s board of directors or compensation committee.

Code of Business Conduct and Ethics

The New Renovacor board of directors will adopt a code of business conduct and ethics that applies to all of New Renovacor’s directors, officers and employees, including New Renovacor’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, as well as New Renovacor’s contractors, consultants and agents. Following the consummation of the Business

Combination, the full text of New Renovacor’s code of business conduct and ethics will be posted on the investor relations page on New Renovacor’s website at renovacorinc.com. New Renovacor will disclose any amendments to New Renovacor’s code of business conduct and ethics, or waivers of its requirements, applicable to New Renovacor’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on New Renovacor’s website identified above, or in filings under the Exchange Act.

Director Compensation

Following the closing of the transactions, New Renovacor expects that its board of directors will implement an annual compensation program for its non-employee directors. The material terms of this program are not yet known.

Limitation of Liability and Indemnification of Officers and Directors

The second amended and restated certificate of incorporation, which will be effective upon the consummation of the Business Combination, will contain provisions that limit the liability of New Renovacor’s directors for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of New Renovacor’s directors will be further limited to the greatest extent permitted by the DGCL.

In addition, New Renovacor’s amended and restated bylaws, which will become effective upon the consummation of the Business Combination, will provide that New Renovacor will indemnify New Renovacor’s directors and officers, and may indemnify New Renovacor’s employees, agents and any other persons, to the fullest extent permitted by the DGCL. New Renovacor’s amended and restated bylaws will also provide that New Renovacor’s must advance expenses incurred by or on behalf of a New Renovacor director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, New Renovacor will enter into indemnification agreements with each of New Renovacor’s directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements will require New Renovacor, among other things, to indemnify New Renovacor’s directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require New Renovacor to advance all expenses reasonably and actually incurred by New Renovacor’s directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

New Renovacor will also maintain insurance policies under which New Renovacor’s directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been New Renovacor’s directors or officers. The coverage provided by these policies may apply whether or not New Renovacor would have the power to indemnify such person against such liability under the provisions of the DGCL. At present, we are not aware of any pending litigation or proceeding involving any person who will be one of New Renovacor’s directors or officers or is or was one of Renovacor’s directors or officers, or is or was one of Renovacor’s directors or officers serving at Renovacor’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Board Leadership Structure

                will serve as the chairman of the New Renovacor board of directors and will preside over regularly scheduled meetings, will serve as liaison between the non-independent members of the board of directors and the independent directors, will approve meeting agendas and schedules for the board of directors and will perform such additional duties as the board of directors may determine and delegate. We believe that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of board meetings, and are able to provide objective and thoughtful oversight of management.

While certain members of New Renovacor board of directors may participate on the boards of directors of other public companies, New Renovacor will monitor such participation to ensure it is not excessive and does not interfere with their duties as members of New Renovacor board of directors.

Restrictions on Hedging and Pledging

The New Renovacor board of directors will adopt an Insider Trading Policy, which will apply to all officers, all directors and all employees of New Renovacor and any of New Renovacor’s subsidiaries, or the Covered Individuals. The Covered Individuals are prohibited from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any equity security of New Renovacor or any such subsidiary. Covered Individuals are also prohibited from selling “short” any securities of those companies.

EXECUTIVE COMPENSATION OF RENOVACOR

As an emerging growth company, New Renovacor will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis. As an emerging growth company, New Renovacor will be permitted to limit reporting of compensation disclosure to its principal executive officer and its two other most highly compensated executive officers with annual compensation in excess of $100,000, which Renovacor refers to as its “named executive officers” or “NEOs.”

Overview

Renovacor’s NEOs for the year ended December 31, 2020, are limited to Magdalene Cook, M.D., our Chief Executive Officer.

As we transition from a private company to a publicly-traded company, Renovacor will evaluate its compensation programs as circumstances require. The following discussion may contain forward-looking statements that are based on Renovacor’s current plans, considerations, expectations and determinations regarding future compensation programs as New Renovacor. The compensation reported in this discussion is not necessarily indicative of how New Renovacor’s NEOs will be compensated in the future.

Compensation of Directors and Executive Officers of Renovacor

2020 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to Dr. Magdalene Cook, Renovacor’s Chief Executive Officer and sole named executive officer that is compensated by Renovacor, for services rendered to Renovacor in all capacities for the years indicated. Wendy DiCicco has served as Renovacor’s Interim Chief Financial Officer since September 2019 as part of the services provided by Danforth under a Consulting Agreement with Renovacor dated September 27, 2019, as amended. Ms. DiCicco received no compensation from Renovacor during 2019 or 2020 in connection with those services.

Name and Principal Position	Year	Salary ($) (1)	Nonequity incentive plan compensation ($) (2)	Total ($)
Magdalene Cook, M.D., President and Chief Executive Officer	2020	217,923	110,000	327,923
	2019	76,923	4,090	80,383

(1)

Represents salary earned for the year indicated. As discussed below, Dr. Cook commenced receiving salary for her services as Renovacor’s Chief Executive Officer effective August 2019 when she first entered into an Employment Agreement with Renovacor. Prior to that date, she served as Renovacor’s Chief Executive Officer in a non-employee capacity and received no cash or other compensation for such service during 2019.

(2)

Represents the amount of the annual bonus awarded for performance during the year indicated in accordance with Dr. Cook’s Employment Agreement, as discussed further below under “CEO Employment Agreement and 2020 Compensation Decisions.” For each year, at the time the award was determined (in January following the performance year), Dr. Cook elected to forego the cash award and instead accept an award of shares of restricted stock of equivalent value granted under the Renovacor 2018 Stock Option and Grant Plan. For performance in 2020, Dr. Cook received an award of 34,268 shares of restricted stock in March 2021. Each restricted stock award includes the vesting terms as described below under “Outstanding Equity Awards at Fiscal Year End.”

CEO Employment Agreement and 2020 Compensation Decisions

Renovacor and Dr. Cook entered into an Employment Agreement dated and effective August 12, 2019 under which Dr. Cook agreed to serve as Renovacor’s Chief Executive Officer as an employee. The Employment Agreement provides Dr. Cook with the following compensation for her services:

•

Salary: Dr. Cook receives salary at the annual rate of not less than $200,000, to be periodically reviewed by the Renovacor Board. In January 2020, the Renovacor Board increased her annual rate of salary by 10%, to $220,000. In January 2021, the Renovacor Board further increased Dr. Cook’s salary by 10%, to $242,000 per year.

•

Bonus Compensation: Dr. Cook is eligible for an annual bonus award with a target value equal to 50% of salary. The actual amount of any annual bonus is determined by the Renovacor board of directors in its sole discretion, based on Renovacor’s and Dr. Cook’s achievement of performance goals established by the board. For 2020, the board determined to award Dr. Cook a bonus at target in the amount of $110,000. Performance for 2020 was assessed by the board based on goals related to (i) the initiation and completion of certain preclinical studies, (ii) the initiation and completion of certain manufacturing goals, (iii) goals related to progression on regulatory approvals, (iv) goals related to recruiting efforts, and (v) operational, finance and administrative goals. The board determined that those goals had been 80% achieved during 2020, but based on Dr. Cook’s superior individual performance and efforts, that her 2020 bonus should be awarded at 100% of target. See footnote (2) under “Summary Compensation Table” above for additional information about this award.

•

Equity Compensation: Dr. Cook is eligible for additional equity awards under the Renovacor 2018 Stock Option and Grant Plan at the discretion of the Renovacor Board. No such awards were made in 2019 or 2020.

•

Vacation; Benefit Plans; Expense Reimbursements: Dr. Cook is eligible for four weeks of vacation each year and participation in any employee benefit plans sponsored by Renovacor in which she is eligible. Renovacor does not currently sponsor any employee benefit plans. She is also eligible to be reimbursed for any reasonable business expenses that she incurs, subject to applicable company policies.

Employment under the Employment Agreement is “at will” and can be terminated by either party at any time for any reason. If, however, employment is terminated by Renovacor for any reason other than “Cause,” or if Dr. Cook terminates her employment with “Good Reason,” Dr. Cook will receive severance equal to six months of salary plus any earned but unpaid annual bonus for any prior year (in addition to any accrued but unpaid salary or accrued but unused vacation). Payment of severance is conditioned on Dr. Cook providing Renovacor with a release of claims. The Employment Agreement defines “Cause” to include (i) Dr. Cook’s material failure to perform (other than due to disability), or her substantial negligence in the performance of, her duties; (ii) her material breach of the Employment Agreement; (iii) her commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or (iv) other conduct that could reasonably be expected to be materially harmful to Renovacor’s business interests or reputation (subject to certain notice requirements and an opportunity to cure). The Employment Agreement defines “Good Reason” as (i) a material adverse change in Dr. Cook’s functions, duties or responsibilities, (ii) a material relocation of her principal work location, (iii) a material diminution in Dr. Cook’s compensation or benefits, other than an across-the-board reduction that applies to all senior executives generally, or (iv) Renovacor’s material breach of the Employment Agreement, all subject to certain notice and cure opportunities.

The Employment Agreement also includes certain employment-related covenants, including a covenant related to protection of confidential information and restrictions on competition and solicitation of employees and customers during employment and for one year after termination of employment.

In connection with the Business Combination, Renovacor and Dr. Cook entered into an Amended and Restated Employment Agreement dated May 17, 2021 which becomes effective upon the Closing (subject to its prior approval by Renovacor’s stockholders), which amends and restates Dr. Cook’s Employment Agreement, in its entirety. For additional information about Dr. Cook’s Amended and Restated Employment Agreement see the section entitled “Executive Compensation of Renovacor — New Renovacor Executive Officer and Director Compensation.”

Consulting Agreement with Danforth

On September 27, 2019, Renovacor entered into a full service consulting agreement with Danforth to provide advisory accounting services to Renovacor. Under the terms of the agreement, Renovacor pays Danforth to perform back office accounting functions and accounting analysis and financial reporting prior to the Business Combination. Either party can terminate the agreement for cause upon 30-days written notice and without cause upon 60-days written notice. In addition to these services, Ms. DiCicco, an executive board advisory consultant with Danforth, serves as Renovacor’s Interim Chief Financial Officer. For the years ended December 31, 2020 and December 31, 2019, Renovacor recognized approximately $84,000 and $68,000, respectively, in general and administrative expenses on the Statements of Operations, related to this agreement.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of Renovacor common stock underlying outstanding equity incentive plan awards for Renovacor’s NEOs as of December 31, 2020.

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)
Magdalene Cook, M.D., President and Chief Executive Officer	10,250	32,903

(1)	Based on an estimated value as of December 31, 2020 of $3.21 per share.

The award in the table above vests 25% on the first anniversary of the January 29, 2020 grant date, and in equal monthly installments thereafter through the fourth anniversary of the grant date, subject generally to continued employment. Vesting accelerates in full upon termination of employment due to death or by action of Renovacor without Cause or in case of the closing of a Sale Event, which includes the closing of the Business Combination.

Director Compensation

Renovacor’s directors play a critical role in guiding the company’s strategic direction and overseeing the company’s management. The many responsibilities and risks and the substantial time commitment of being a director require that the company provide adequate compensation commensurate with the directors’ workload and opportunity costs. Independent directors receive a combination of annual cash retainers and annual grants of stock options under the Renovacor 2018 Stock Option and Grant Plan. For 2020, members of the Renovacor board of directors who were designated to serve on the Renovacor board of directors by one of the company’s significant investors received no compensation. Independent directors each received a $30,000 annual cash payment for their service on the Renovacor board of directors during 2020. On January 29, 2020, independent directors were also granted initial stock option awards under the Renovacor 2018 Stock Option and Grant Plan. The stock options have a ten-year term, an exercise price equal to $0.40 per share (based on an independent third party valuation of Renovacor’s shares at the time of grant), and vest and become exercisable in equal annual installments over four years. Renovacor reimburses non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings. Dr. Feldman receives no compensation as a member of the board but does receive compensation for services under a

Consulting Agreement with Renovacor dated August 12, 2019 in monthly cash payments at the annual rate of $100,000. The services contemplated by the Consulting Agreement include (i) oversight of sponsored research activities, (ii) assisting with preparations for Board meetings, (iii) organizing Scientific Advisory Board meetings, and (iii) general consulting services on R&D strategy and other matters as requested by the Chief Executive Officer.    Dr. Cook serves on the board but does not receive additional compensation for such service.

The following table presents information regarding the total compensation awarded to, earned by, and paid to Renovacor’s non-employee directors for service during the year ended December 31, 2020:

Name	Fees earned or paid in cash ($) (1)	Option awards ($) (2)	All other compensation ($) (3)	Total ($)
Edward J Benz, Jr., M.D.	30,000	2,342	—	32,342
Arthur Feldman, M.D., Ph.D.	—	—	100,000	100,000
Campbell Murray (4)	—	—	—	—
Thomas E. Needham, Jr. (5)	—	—	—	—
Anne Prener, M.D. Ph.D.(6)	30,000	3,011	5,000	38,011
Nandita Shangari (7)	—	—	—	—

(1)	Represents cash fees earned for service as a non-employee director for 2020.
(2)

Represents the grant date fair value of stock options granted under the Renovacor 2018 Stock Option and Grant Plan on January 29, 2020 with respect to the following number of underlying shares of Renovacor’s common stock: Dr. Benz, 10,181 shares; and Dr. Prener, 13,090 shares. The grant date fair value was based on a Black-Scholes value using the following assumptions: (i) expected volatility, 69.4%; (ii) risk-free interest rate, 1.46%; (iii) expected dividend yield, N/A; and (iv) expected term (in years), 6.08. All such stock options were outstanding as of December 31, 2020.

(3)

For Dr. Feldman, represents the fees earned for 2020 under the Consulting Agreement described above. For. Dr. Prener, represents a cash fee earned for service on Renovacor’s Scientific Advisory Board during 2020.

(4)

Mr. Murray was designated to serve on the Renovacor board of directors by the company’s significant investors and he received no compensation for such service. Mr. Murray resigned from the board on September 16, 2020.

(5)	Mr. Needham was designated to serve on the Renovacor board of directors by the company’s significant investors and he received no compensation for such service.
(6)	Ms. Prener resigned from the Renovacor board of directors on June 1, 2021.
(7)

Ms. Shangari was designated to serve on the Renovacor board of directors by the company’s significant investors and she received no compensation for such service. Ms. Shangari resigned from the board on March 2, 2021.

New Renovacor Executive Officer and Director Compensation

Executive Compensation

Following the closing of the Business Combination, New Renovacor intends to develop an executive compensation program that is consistent with public biotechnology company compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of stockholder value, while enabling New Renovacor to attract, motivate and retain individuals who contribute to our long-term success.

Decisions on the executive compensation program will be made by the compensation committee of the New Renovacor board of directors, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program, although the actual executive compensation program will depend on the judgment of the members of the compensation committee and may differ from what is described in the following discussion.

Renovacor anticipates that compensation for its executive officers will continue to have two primary components, consisting of base salary and long-term incentive-based compensation in the form of stock-based awards.

Base Salary

It is expected that New Renovacor’s board of directors will engage outside consultants to establish appropriate base salaries for its NEOs on a going-forward basis.

Stock-Based Awards

New Renovacor intends to use stock-based awards to reward long-term performance of the NEOs of New Renovacor. Renovacor believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of the NEOs of New Renovacor with the interests of the New Renovacor stockholders and serve to motivate and retain the individual executives. Stock-based awards will be awarded under the 2021 Incentive Plan, which is being submitted to Chardan’s stockholders for approval as described in this proxy statement. For a description of the Incentive Plan, please see the section of this proxy statement/information statement under the heading “Proposal No. 4 — The Incentive Plan Proposal.”

Other Compensation

Renovacor expects to establish various employee benefit plans, including medical and 401(k) plans, in which the NEOs will participate.

Amended and Restated Employment Agreement for CEO

In connection with the Business Combination, Renovacor and Dr. Cook entered into an Amended and Restated Employment Agreement dated May 17, 2021 (the “New Employment Agreement”), which becomes effective upon the Closing (subject to its prior approval by Renovacor’s stockholders described below). Under the New Employment Agreement, Dr. Cook agrees to serve as President and Chief Executive Officer of New Renovacor. The effectiveness of the New Employment is expressly conditioned on approval by Renovacor’s stockholders prior to the Closing in a manner that satisfies the shareholder approval requirements under Section 280G of the Code. The New Employment Agreement amends and restates Dr. Cook’s prior Employment Agreement, dated August 12, 2019, in its entirety. However, if the New Employment Agreement is not approved by Renovacor’s stockholders before the Closing in a manner that complies with Section 280G of the Code, then Dr. Cook’s current Employment Agreement will remain in effect. For additional information about Dr. Cook’s current Employment Agreement see the section entitled “CEO Employment Agreement and 2020 Compensation Decisions” above.

The New Employment Agreement, if approved, provides Dr. Cook with the following compensation for her services after the Closing:

•	Salary: Dr. Cook will receive salary at the annual rate of $540,000, subject to increase from time to time by the New Renovacor board of directors, in its sole discretion.

•

Bonus Compensation: Dr. Cook will be eligible for an annual bonus award with a target value equal to 50% of her salary. The actual amount of any annual bonus will be determined by New Renovacor’s board of directors, in its sole discretion, based on the achievement of performance goals established by the board, which may include company and/or individual financial, strategic, and other goals and milestones.

•

Transaction Bonus: Dr. Cook will be entitled to receive a one-time cash transaction bonus in connection with the consummation of the Business Combination in the amount of $225,000, provided that the closing occurs prior to September 22, 2021.

•

True-Up Equity Award: Provided that the Closing occurs prior to September 22, 2021, Dr. Cook will be entitled to receive a one-time grant under the Incentive Plan, designed to align Dr. Cook with the 50th percentile of CEO equity ownership holdings in New Renovacor’s peer group. The New Renovacor compensation committee will determine all of the relevant terms and conditions of the award, including number of shares, form (e.g., restricted stock, restricted stock units, stock options, etc.), vesting conditions (e.g., time-vesting, performance-vesting, etc.), and treatment on termination of employment, all subject to the terms and conditions of the Incentive Plan.

•

Vacation; Benefit Plans; Expense Reimbursements: Dr. Cook is eligible for four weeks of vacation each year and participation in any employee benefit plans sponsored by Renovacor in which she is eligible. Renovacor does not currently sponsor any employee benefit plans. She is also eligible to be reimbursed for any reasonable business expenses that she incurs, subject to applicable company policies.

Employment under the New Employment Agreement is “at will” and can be terminated by either party at any time for any reason. If, however, employment is terminated by New Renovacor for any reason other than for “Cause,” or if Dr. Cook terminates her employment with “Good Reason,” in either case other than during the period beginning on the date of a change in control and ending on the second anniversary of that date, Dr. Cook will receive severance in the following amounts: (i) base salary for a period of 12 months following the date of termination, (ii) a cash bonus for the year of termination equal to the target bonus for the year, prorated based on the number of days in the year through the termination date, and (iii) 12 times the amount of one month of COBRA premiums based on the terms of New Renovacor’s group health plan and her coverage under such plan as of the termination date.

In the event Dr. Cook’s employment is terminated by New Renovacor other than for “Cause” or by her for “Good Reason” during the period beginning on the date of a change in control and ending on the second anniversary of that date, New Renovacor will pay her (i) 18 months of base salary, which will be payable in a lump sum, (ii) a cash bonus for the year of termination equal to the target bonus for the year, prorated based on the number of days in the year through the termination date, and (ii) 18 times the amount of one month of COBRA premiums based on the terms of New Renovacor’s group health plan and the Executive’s coverage under such plan as of the termination date.

Payment of severance is conditioned on Dr. Cook providing New Renovacor with a release of claims. The New Employment Agreement defines “Cause” to include (i) Dr. Cook’s material failure to perform (other than due to disability), or her substantial negligence in the performance of, her duties; (ii) her material breach of the New Employment Agreement; (iii) her commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or (iv) other conduct that could reasonably be expected to be materially harmful to New Renovacor’s business interests or reputation (subject to certain notice requirements and an opportunity to cure), with (i), (ii) and (iv) subject to notice and cure opportunities. The New Employment Agreement defines “Good Reason” as (i) a material adverse change in Dr. Cook’s functions, duties or responsibilities, (ii) a material relocation of her principal work location, (iii) a material diminution in Dr. Cook’s compensation or benefits, other than an across-the-board reduction that applies to all senior executives generally, or (iv) New Renovacor’s material breach of the New Employment Agreement, all subject to certain notice and cure opportunities.

The New Employment Agreement also includes certain employment-related covenants substantially similar to the covenants under her current Employment Agreement, including a covenant related to protection of confidential information and restrictions on competition and solicitation of employees and customers during employment and for one year after termination of employment.

Employment Agreement for CMO

Renovacor and Marc Semigran, M.D. entered into an Employment Agreement dated May 5, 2021, which became effective June 2, 2021. Under the Employment Agreement, Dr. Semigran agrees to serve as Chief Medical Officer of Renovacor.

The Employment Agreement, provides Dr. Semigran with the following compensation and benefits:

•	Salary: Dr. Semigran will receive salary at the annual rate of $450,000, subject to increase from time to time by the Renovacor board of directors, in its sole discretion.

•

Bonus Compensation: Dr. Semigran will be eligible for an annual bonus award with a target value equal to 40% of salary. The actual amount of any annual bonus will be determined by Renovacor’s board of directors, in its sole discretion, based on achievement of performance goals established by the board, which may include company and/or individual financial, strategic, and other goals and milestones.

•

Sign-On Bonus: Dr. Semigran will be entitled to receive a one-time cash sign-on bonus in the amount of $200,000. Payment will be made in a single lump sum within 60 days after the effective date of the Employment Agreement; provided, however, that if the Closing of the Business Combination does not occur within 60 days after the effective date of the Employment Agreement, the sign-on bonus will not be payable unless and until the Closing occurs, in which case payment will be made as soon as practicable (not more than 30 days) after the Closing.

•

Initial Option Grant: Dr. Semigran will be entitled to receive a one-time grant of stock options under Renovacor’s 2018 Stock Option and Grant Plan with the grant date of June 2, 2021, covering 100,000 shares of Renovacor’s Stock (“initial option grant”). The initial option grant will become vested and exercisable on the six-month anniversary of the grant date based on Dr. Semigran’s completion of certain performance milestones.

•

True-Up Equity Award: If the initial option grant, after adjustment for the Business Combination, represents less than 1.5% of the New Renovacor Stock outstanding (determined on a fully-diluted basis immediately after the Closing), subject to the approval by the Committee, Dr. Semigran will be granted an additional stock option award under the Incentive Plan with respect to a number of shares of New Renovacor Stock equal to the difference between (A) 1.5% of the New Renovacor Stock outstanding immediately after the Closing (determined on a fully-diluted basis) and (B) the number of New Renovacor Stock underlying the initial option grant after adjustment for the Business Combination. If granted, the true-up equity award will vest as to 25% of the shares underlying the options on June 2, 2022, with the remaining 75% vesting in thirty-six equal monthly installments thereafter.

•

Vacation; Benefit Plans; Expense Reimbursements: Dr. Semigran is eligible for four weeks of vacation each year and participation in any employee benefit plans sponsored by Renovacor in which he is eligible. Renovacor does not currently sponsor any employee benefit plans. He is also eligible to be reimbursed for any reasonable business expenses that he incurs, subject to applicable company policies.

Employment under the Employment Agreement is “at will” and can be terminated by either party at any time for any reason. If, however, employment is terminated by Renovacor or New Renovacor, as applicable, for any reason other than for “Cause,” or if Dr. Semigran terminates his employment with “Good Reason,” in either case other than during the period beginning on the date of a change in control and ending on the second anniversary of that date, Dr. Semigran will receive severance in the following amounts: (i) base salary for a period of 12 months following the date of termination, (ii) a cash bonus for the year of termination equal to the target bonus for the year, prorated based on the number of days in the year through the termination date, and (iii) 12 times the amount of one month of COBRA premiums based on the terms of New Renovacor’s group health plan and his coverage under such plan as of the termination date. In addition, Dr. Semigran will vest in the portion of the initial option grant and any true-up option grant that would have otherwise vested during the 12-month period following the termination of employment, subject to achievement of the performance milestones described above with respect to the initial option grant.

In the event Dr. Semigran’s employment is terminated by Renovacor or New Renovacor, as applicable, other than for “Cause” or by him for “Good Reason” during the period beginning on the date of a change in control and ending on the second anniversary of that date, Renovacor will pay him the severance benefits listed above in single cash payment. In addition, Dr. Semigran will fully vest in any unvested portion of the initial option grant and any true-up option grant.

Payment of severance is conditioned on Dr. Semigran providing Renovacor or New Renovacor, as applicable, with a release of claims. The Employment Agreement defines “Cause” to include (i) Dr. Semigran’s material failure to perform (other than due to disability), or his substantial negligence in the performance of, his duties; (ii) his material breach of the Employment Agreement; (iii) his commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or (iv) other conduct that could reasonably be expected to be materially harmful to New Renovacor’s business interests or reputation (subject to certain notice requirements and an opportunity to cure). The Employment Agreement defines “Good Reason” as (i) a material adverse change in Dr. Semigran’s functions, duties or responsibilities, (ii) a material relocation of his principal work location, (iii) a material diminution in Dr. Semigran’s compensation or benefits, other than an across-the-board reduction that applies to all senior executives generally, or (iv) a material breach of the Employment Agreement by Renovacor or New Renovacor, as applicable, all subject to certain notice and cure opportunities.

The Employment Agreement also includes certain employment-related covenants, including a covenant related to protection of confidential information and restrictions on competition and solicitation of employees and customers during employment and for one year after termination of employment.

Director Compensation

Following the closing of the transactions, New Renovacor expects that its board of directors will implement an annual compensation program for its non-employee directors. The material terms of this program are not yet known.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Chardan is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Chardan and Renovacor adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

The historical financial information of Chardan was derived from the unaudited financial statements of Chardan as of and for the three months ended March 31, 2021 and the audited financial statements for the year ended December 31, 2020, as revised for the correction of certain out-of-period errors corrected in the Unaudited Condensed Financial Statements included elsewhere in this proxy statement. The revision is more fully described in Note 2 “Revision of Previously Issued Financial Statements” of the Unaudited Condensed Financial Statements included elsewhere in this proxy statement. The historical financial information of Renovacor was derived from the unaudited financial statements of Renovacor as of and for the three months ended March 31, 2021 and the audited financial statements for the year ended December 31, 2020, included elsewhere in this proxy statement. This information should be read together with Chardan’s and Renovacor’s audited financial statements and related notes, the sections titled “Chardan’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Renovacor’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Chardan will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Renovacor issuing stock for the net assets of Chardan, accompanied by a recapitalization. The net assets of Chardan will be stated at historical cost, with no goodwill or other intangible assets recorded.

Renovacor has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•

Renovacor will be appointing a voting majority of directors to Chardan’s board of directors. Subsequent to the Business Combination, the Chardan Board shall consistent of seven directors: (i) five directors will be designated by Renovacor, four of which will be independent directors in accordance with the rules of the New York Stock Exchange (“NYSE”) and one of which will be Renovacor’s Chief Executive Officer and (ii) two directors will be designated by the Sponsor;

•	The executive officers of Renovacor will become the executive officers of New Renovacor;

•	Renovacor represents a significant majority of the assets (excluding cash held in the trust account) and operations of the combined company; and

•	The intended strategy of the combined company will continue to focus on Renovacor’s core product/service offerings related to gene therapy-based treatments for cardiovascular disease.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination and related transactions occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 gives pro forma effect to the Business Combination and related transactions as if they had occurred as of the beginning of the period presented. Chardan and Renovacor have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The Business Combination and Related Transactions

On March 22, 2021, Chardan entered into the Merger Agreement, by and among Chardan, Merger Sub, and Renovacor.

At the Closing, an aggregate of 6,500,000 shares of Chardan common stock, par value $0.0001 per share will be issued to equityholders of Renovacor as of immediately prior to the Closing, including pursuant to the Renovacor Investor Incentive Plan, as described below (the “Aggregate Merger Consideration”). Out of the Aggregate Merger Consideration, each holder of preferred stock of Renovacor, par value $0.0001 per share (the “Renovacor Preferred Stock”), will be entitled to receive a number of shares of Chardan common stock equal to the Preferred Per Share Merger Consideration (as defined in the Merger Agreement) with respect to such holder’s shares of Renovacor Preferred Stock. Each holder of common stock of Renovacor, par value $0.0001 per share (the “Renovacor common stock”, and together with the Renovacor preferred stock, the “Renovacor capital stock”) will be entitled to receive a number of shares of Chardan common stock equal to the Common Per Share Merger Consideration (as defined in the Merger Agreement) with respect to such holder’s shares of Renovacor common stock. In addition, pursuant to the Renovacor Investor Incentive Plan, a portion of the Aggregate Merger Consideration will be allocated among certain Renovacor equityholders or their affiliates who elect to participate in the PIPE Investment on a pro rata basis based on their respective investment amounts.

Each Renovacor option outstanding as of immediately prior to the Closing will be converted into an option to purchase a number of shares of Chardan common stock (rounded down to the nearest whole number) equal to the product of the number of shares of Renovacor Common Stock subject to such Renovacor option and the Common Per Share Merger Consideration (an “Exchanged option”), which Exchanged option shall be subject to the same vesting terms applicable to the Renovacor option as of immediately prior to the Closing.

The aggregate consideration for the Business Combination is estimated to be $65,000,000 and will be payable in the form of shares of the Chardan common stock as noted above.

Shares transferred at closing (1)	6,500,000
Value per share (2)	$10.00

Total share consideration (1)	$65,000,000

(1)

Amount excludes the issuance of up to 2,000,000 earn-out shares (the “Company Earnout Shares”) to certain stockholders of Renovacor as a result of the combined company satisfying the performance conditions subsequent to closing of the Business Combination.

(2)	Share consideration is calculated using a $10.00 reference price. Actual total share consideration will be dependent on the value of Chardan common stock at the Closing.

Holders of Renovacor capital stock and Renovacor options will also have the contingent right to receive up to 2,000,000 shares of Chardan common stock in the aggregate (the“Earnout Consideration”) as follows:

•

Chardan will issue 600,000 shares of the Earnout Consideration, in the aggregate, if at any time during the period beginning on the date of the Closing and ending on December 31, 2023 (the “First Earnout Period”), the VWAP (as defined in the Merger Agreement) of the Chardan common stock over any

20 Trading Days (as defined in the Merger Agreement) (which may or may not be consecutive) within any 30 consecutive Trading Day period is greater than or equal to $17.50 per share of Chardan common stock (the “First Milestone”).

•

Chardan will issue an additional 600,000 shares of the Earnout Consideration, in the aggregate, if at any time during the period beginning on the date of the Closing and ending on December 31, 2025 (the “Second Earnout Period”), the VWAP of the Chardan common stock over any 20 Trading Days (which may or may not be consecutive) within any 30 consecutive Trading Day period is greater than or equal to $25.00 per share of Chardan common stock (the “Second Milestone”).

•

Chardan shall issue an additional 800,000 shares of the Earnout Consideration, in the aggregate, if at any time during the period beginning on the date of the Closing and ending on December 31, 2027 (the “Third Earnout Period” and together with the First Earnout Period and the Second Earnout Period, each, an “Earnout Period” and collectively, the “Earnout Periods”), the VWAP of the Chardan common stock over any 20 Trading Days (which may or may not be consecutive) within any 30 consecutive Trading Day period is greater than or equal to $35.00 per share of Chardan common stock (the “Third Milestone” and together with the First Milestone and the Second Milestone, the “Earnout Milestones”).

•

Upon the consummation of any Change in Control (as defined in the Merger Agreement) during any Earnout Period, any Earnout Milestone with respect to such Earnout Period that has not yet been achieved shall automatically be deemed to have been achieved regardless of the valuation of the Chardan common stock in such Change in Control transaction and Chardan will take all actions necessary to provide for the issuance of the shares of Chardan common stock comprising the applicable Earnout Consideration issuable in respect of such Earnout Milestone(s) prior to the consummation of such Change in Control.

Each holder of Renovacor capital stock will be entitled to such holder’s aggregate Per Share Earnout Consideration (as defined in the Merger Agreement) in respect of such shares of Renovacor capital stock. In addition, at the Closing, holders of Renovacor options will be issued an Earnout RSU Award (as defined in the Merger Agreement) in respect of such holder’s Renovacor options, which will entitle such holder to an aggregate number of shares of Chardan common stock equal to the aggregate Per Share Earnout Consideration in respect of the shares of Renovacor capital stock underlying such Renovacor options, if any, subject to the satisfaction of the applicable vesting conditions with respect to the Exchanged options issued in respect of such Renovacor options at the Closing. The settlement and payment of the Earnout RSU Awards will occur simultaneously with the issuance of the Per Share Earnout Consideration to holders of Renovacor capital stock. In addition, pursuant to the Renovacor Investor Incentive Plan, a portion of the Earnout Consideration will be allocated among certain Renovacor equityholders or their affiliates who elect to participate in the PIPE Investment on a pro rata basis based on their respective investment amounts.

The Earnout Consideration is summarized, as set forth in the table below:

Expiration	Target Price	Earnout Shares Issued
December 31, 2023	$17.50	600,000
December 31, 2025	$25.00	600,000
December 31, 2027	$35.00	800,000

		2,000,000

Each Earnout Milestone will be evaluated on a stand-alone basis without reference to any other Earnout Milestone.

Renovacor continues to review the accounting and financial impact as a result of the Business Combination including the estimation of the fair value of the Earnout Consideration discussed above, an initial estimate of which is currently included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021. It is expected the Earnout Consideration will be classified outside of permanent equity as a liability on the balance sheet with subsequent changes in the fair value of such Earnout Consideration recognized as a gain or loss at each reporting period during the earnout period, pursuant to the provisions of Accounting Standards Codification 815, Derivatives and Hedging (ASC 815). A change in the assumptions utilized to estimate the fair value of the Earnout Consideration may have a material effect on the unaudited the pro forma condensed combined balance sheet.

Under the terms of the Transaction (as provided for in the Sponsor Support Agreement), certain Founder Shares (totaling 500,000), shall be placed into escrow and subject to forfeiture. Such Founder Shares will be released from escrow if the weighted average sale price of Chardan’s common stock equals or exceeds the Target Price for any 20 trading days within a 30-day trading period from the Closing until the applicable end date (the “Sponsor Earnout Consideration”). Upon consummation of any change in control during the earnout period, any Earnout Milestone with respect to such earnout period that has not yet been achieved shall automatically be deemed to have been achieved regardless of the valuation of the per share common stock price in such change in control transaction. Any Sponsor Earnout Shares that remain unvested as of the expiration of the applicable earnout period shall be forfeited and canceled.

The Sponsor Earnout Consideration is summarized, as set forth in the table below:

Expiration	Target Price	Earnout Shares Issued
December 31, 2023	$17.50	150,000
December 31, 2025	$25.00	150,000
December 31, 2027	$35.00	200,000

		500,000

It is expected the Sponsor Earnout Consideration will be classified outside of permanent equity as a liability on the balance sheet with subsequent changes in the fair value of such Sponsor Earnout Consideration recognized as a gain or loss at each reporting period during the earnout period, pursuant to the provisions of ASC 815. A change in the assumptions utilized to estimate the fair value of the Sponsor Earnout Consideration may have a material effect on the unaudited the pro forma condensed combined balance sheet.

Concurrently with the execution of the Merger Agreement, Chardan entered into the Subscription Agreements with the PIPE Investors, including the Sponsor, certain holders of Renovacor capital stock and other third parties. Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Chardan agreed to issue and sell to such investors, immediately following the Closing, an aggregate of 3,000,000 shares of Chardan common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $30,000,000 (the “PIPE Investment”). A portion of the shares of Chardan common stock to be issued and sold in the PIPE Investment may be issued to certain PIPE Investors in the form of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Chardan common stock, at an initial purchase price of $9.99 per share underlying the Pre-Funded Warrants. The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.01 (subject to a 9.99% beneficial ownership limitation) and will be exercisable indefinitely.

The closing of the PIPE Investment is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that Chardan will grant the investors in the PIPE Investment certain customary registration rights, including a covenant by Chardan to file a registration statement on Form S-1 registering for resale the shares of Chardan common stock issued pursuant to the Subscription Agreements.

The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined financial statements:

•	The consummation of the Business Combination and reclassification of cash held in Chardan’s trust account to cash and cash equivalents, net of redemptions (see below);

•	The consummation of the PIPE Investment;

•	The accounting for deferred offering costs and transaction costs incurred by both Chardan and Renovacor; and

•	The accounting for the Earnout Consideration and Sponsor Earnout Consideration.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of common stock:

•

Assuming Minimum Redemptions: This presentation assumes that no public stockholders of Chardan exercise redemption rights with respect to their public shares for a pro rata share of the funds in the trust account.

•

Assuming Maximum Redemptions: This presentation assumes that stockholders holding 2,928,635 of the public shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the trust account. This scenario gives effect to public share redemptions for aggregate redemption payments of $29,286,350 using a $10.00 per share redemption price. The Merger Agreement includes as a condition to closing the Business Combination that, at the closing, the aggregate cash proceeds from Chardan’s trust account, together with the proceeds from the PIPE Investment, will equal no less than $85,000,000. Additionally, this presentation also contemplates that Chardan’s initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a Business Combination. This scenario includes all adjustments contained in the “minimum redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The following summarizes the pro forma Chardan common stock outstanding under the two redemption scenarios:

	Assuming Minimum Redemptions (Shares)%		Assuming Maximum Redemptions (Shares)%
Renovacor Stockholders	6,500,000	32.9%	6,500,000	38.6%
Renovacor PIPE Investment	1,750,000	8.8%	1,750,000	10.4%

Total Renovacor Merger shares	8,250,000	41.7%	8,250,000	49.0%

Chardan public shares	8,622,644	43.6%	5,694,009	33.8%
Chardan founder shares	1,655,661	8.4%	1,655,661	9.8%
Chardan Sponsor PIPE Investment	250,000	1.3%	250,000	1.5%
Chardan Sponsor stockholder PIPE Investment	1,000,000	5.0%	1,000,000	5.9%

Total Chardan shares	11,528,305	58.3%	8,599,670	51.0%

Pro forma Chardan common stock at December 31, 2020	19,778,305	100.0%	16,849,670	100.0%

The two redemption scenarios exclude Renovacor’s outstanding unvested restricted stock awards (“Unvested RSA”) and option awards. Pursuant to the Merger Agreement, 42,158 Unvested RSAs and 119,046

options will be canceled and such agreement terminated pursuant to the issuance of replacement awards by Chardan. Replacement awards will be subject to the same vesting schedule and forfeiture restrictions as the Renovacor awards. Further, the two redemption scenarios also exclude the Earnout and Sponsor Earnout Consideration as defined above.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 are based on the historical financial statements of Chardan and Renovacor. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

	CHAQ (Historical)	Renovacor (Historical)	Transaction Accounting Adjustments (Assuming Minimum Redemption)		Pro Forma Combined (Assuming Minimum Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
ASSETS
Current assets:
Cash and cash equivalents	$595,821	$3,524,807	$86,251,714	A	$117,811,164	$(29,286,350)	J	$88,524,814
			30,000,000	B
			(2,061,178)	C
			(500,000)	D
Prepaid expenses and other current assets	6,666	785,024	—		791,690	—		791,690

Total current assets	602,487	4,309,831	113,690,536		118,602,854	(29,286,350)		89,316,504
Marketable securities held in Trust Account	86,251,714	—	(86,251,714)	A	—	—		—
Property and equipment, net		338	—		338	—		338
Deferred merger costs	—	723,782	(723,782)	C	—	—		—

Total assets	$86,854,201	$5,033,951	$26,715,040		$118,603,192	$(29,286,350)		$89,316,842

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,129,734	$1,410,269	$(1,341,178)	C	$1,198,825	$—		1,198,825
Promissory note — related party	500,000	—	(500,000)	D	—	—		—
Warrant liabilities	4,340,000	—	—		4,340,000	—		4,340,000
Share earn-out liability	—	—	21,922,000	I	21,922,000	—		21,922,000

Total liabilities	5,969,734	1,410,269	20,080,822		27,460,825	—		27,460,825

Temporary Equity:
Common stock subject to possible redemption	86,251,714	—	(86,251,714)	E	—	—		—
Convertible preferred stock	—	10,073,820	(10,073,820)	F	—	—		—

Total temporary equity	86,251,714	10,073,820	(96,325,534)		—	—		—

Stockholders’ Equity:
Common stock	215	198	300	B	1,978	(293)	J	1,685
			863	E
			(198)	F
			650	F
			(50)	G
Additional paid-in capital	24,785	127,699	29,999,700	B	98,438,424	(29,286,057)	J	69,152,367
			(723,782)	C
			86,250,851	E
			10,074,018	F
			(650)	F
			50	G
			(5,392,247)	H
			(21,922,000)	I
Accumulated deficit	(5,392,247)	(6,578,035)	(720,000)	C	(7,298,035)	—		(7,298,035)
			5,392,247	H

Total stockholders’ equity (deficit)	(5,367,247)	(6,450,138)	102,959,752		91,142,367	(29,286,350)		61,856,017

Total liabilities, temporary equity and stockholders’ equity (deficit)	$86,854,201	$5,033,951	$26,715,040		$118,603,192	$(29,286,350)		$89,316,842

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

	CHAQ (Historical)	Renovacor (Historical)	Transaction Accounting Adjustments (Assuming Minimum Redemption)		Pro Forma Combined (Assuming Minimum Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Operating expenses:
Operating and formation costs	$871,096	$—	$—		$871,096	$—	$871,096
Research and development	—	1,154,811	(4,204)	AA	1,160,406	—	1,160,406
			9,799	AA
General and administrative	14,243	526,479	—		540,722	—	540,722

Loss from operations	(885,339)	(1,681,290)	(5,595)		(2,572,224)	—	(2,572,224)
Other income (expense):
Interest earned on marketable securities held in Trust Account	4,083	—	(4,083)	CC	—	—	—
Change in fair value of warrant liability	(315,000)	—	—		(315,000)	—	(315,000)

Net loss	$(1,196,256)	$(1,681,290)	$(9,678)		$(2,887,224)	$—	$(2,887,224)

Net Loss per Share (Note 4):
Weighted average shares outstanding, basic and diluted	3,077,233	1,944,636			19,778,305		16,849,670
Basic and diluted net loss per common share	$(0.39)	$(0.96)			$(0.15)		$(0.17)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	CHAQ (Historical as Revised)	Renovacor (Historical)	Transaction Accounting Adjustments (Assuming Minimum Redemption)		Pro Forma Combined (Assuming Minimum Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Operating expenses:
Operating and formation costs	$801,961	$—	$—		$801,961	$—	$801,961
Research and development	—	2,424,567	(2,813)	AA	2,460,948	—	2,460,948
			39,194	AA
General and administrative	—	805,276	1,417,175	BB	2,222,451	—	2,222,451

Loss from operations	(801,961)	(3,229,843)	(1,453,556)		(5,485,360)	—	(5,485,360)
Other income (expense):
Interest earned on marketable securities held in Trust Account	21,191	—	(21,191)	CC	—	—	—
Transaction costs	(9,357)	—	—		(9,357)	—	(9,357)
Compensation expense on Private Placement warrants	(1,680,000)	—	—		(1,680,000)	—	(1,680,000)
Change in fair value of warrant liability	(945,000)	—	—		(945,000)	—	(945,000)

Net loss	$(3,415,127)	$(3,229,843)	$(1,474,747)		$(8,119,717)	$—	$(8,119,717)

Net Loss per Share (Note 4):
Weighted average shares outstanding of common stock	3,498,861	1,838,075			19,778,305		16,849,670
Basic and diluted net loss per share	$(0.98)	$(1.94)			$(0.41)		$(0.48)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Chardan will be treated as the “accounting acquiree” and Renovacor as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Renovacor issuing shares for the net assets of Chardan, followed by a recapitalization. The net assets of Renovacor will be stated at historical cost. Operations prior to the Business Combination will be those of Renovacor.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Renovacor as the accounting acquirer.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that Chardan believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Chardan believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Chardan and Renovacor.

Note 2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the combined company will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the combined company’s shares outstanding, assuming the Business Combination occurred as of the beginning of the period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

A.	Reflects the reclassification of marketable securities held in the trust account to cash and cash equivalents.

B.

Represents cash proceeds of $30,000,000 from the private placement of 3,000,000 shares of Chardan common stock at $10.00 per share pursuant to the concurrent PIPE Investment. This adjustment is based on the combined company having no less than $85,000,000 of cash after distribution of the trust account in order to close the Business Combination.

C.

Represents preliminary estimated transaction costs of $2,140,957 inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are capitalized into additional paid-in capital. As of March 31, 2021, $1,341,178 was accrued and $723,782 was capitalized on the balance sheet of Renovacor. Equity issuance costs of $723,782 are offset to additional paid-in capital and the remaining balance is expensed through accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 as discussed below.

D.	Represents repayment of outstanding notes payable.

E.	Reflects the reclassification of approximately $86,251,714 of common stock subject to possible redemption to permanent equity.

F.	Represents recapitalization of Renovacor’s outstanding equity and the issuance of 6,500,000 shares of Chardan common stock to Renovacor stockholders as consideration for the reverse recapitalization.

G.

Reflects adjustment for the Sponsor Earnout Shares totaling 500,000 shares that are in escrow and subject to forfeiture. Chardan has preliminarily determined that the Sponsor Earnout Shares are not indexed to Chardan’s own stock and are therefore accounted for as a liability that will be remeasured to fair value at subsequent reporting dates. The estimated fair value as of March 31, 2021 is included in adjustment (I).

H.	Reflects the reclassification of Chardan’s historical accumulated deficit.

I.

Represents the estimated fair value of the Earnout Consideration and Sponsor Earnout Shares. Chardan has preliminarily determined that the Earnout Consideration and Sponsor Earnout Shares are not indexed to Chardan’s own stock and therefore each is accounted for as a liability which will be remeasured to fair value at subsequent reporting dates. Significant assumptions utilized in estimating the fair value of the Earnout Consideration and Sponsor Earnout Shares include the following: (1) Chardan common stock price; (2) the volatility of Chardan’s common stock; (3) expected probability of and term to a change in control; and (4) expected probability of a change in control post-commercialization. Estimates are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.

J.

Reflects the maximum redemption of 2,928,635 Chardan public shares for aggregate redemption payments of $29,286,350 allocated to common stock and additional paid-in capital using par value $0.0001 per share and a redemption price of $10.00 per share. This adjustment is recorded after consideration of the $85,000,000 minimum cash requirement for Chardan.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are as follows:

AA.

Reflects elimination of historical stock-based compensation expense related to canceled Renovacor option awards and the recognition of post-combination expense related to replacement option awards issued.

BB.

Reflects the accrual of additional transaction costs incurred subsequent to March 31, 2021. These costs are in addition to transaction costs incurred by Chardan and Renovacor previously recognized in the respective historical statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020. Additional transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations.

CC.	Reflects elimination of investment income on the trust account.

Note 4. Net Loss per Share

The net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of common stock:

	For the Three Months Ended March 31, 2021		For the Year Ended December 31, 2020
	Assuming Minimum Redemptions	Assuming Maximum Redemptions	Assuming Minimum Redemptions	Assuming Maximum Redemptions
Pro forma net loss	$(2,887,224)	$(2,887,224)	$(8,119,717)	$(8,119,717)
Weighted average shares outstanding of common stock	19,778,305	16,849,670	19,778,305	16,849,670
Net loss per share (basic and diluted) (1)	$(0.15)	$(0.17)	$(0.41)	$(0.48)

(1)

As the combined company had a net loss on a pro forma combined basis, contingent earnout shares, warrants, and outstanding RSAs and stock options had no impact to diluted net loss per share as they are considered anti-dilutive.

CHARDAN’S SELECTED HISTORICAL FINANCIAL INFORMATION

The information presented below is derived from Chardan’s unaudited condensed interim financial statements and audited financial statements included elsewhere in this proxy statement for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 and the balance sheet data as of March 31, 2021 and December 31, 2020 and 2019. Chardan’s financial information included in this section as of and for the year ended December 31, 2020 have been revised for the correction of certain out-of-period errors. The revision is more fully described in Note 2 “Revision of Previously Issued Financial Statements” of the Unaudited Condensed Financial Statements included elsewhere in this proxy statement.

Chardan’s historical results are not necessarily indicative of the results that may be expected for any other period in the future. You should read the selected historical financial data set forth below together with Chardan’s financial statements and the accompanying notes included elsewhere in this proxy statement, the information in the section entitled “Chardan’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information contained elsewhere in this proxy statement.

Chardan is providing the following selected historical consolidated financial information to assist you in your analysis of the financial aspects of the Business Combination.

	As of March 31,	As of December 31,
	2021	2020	2019
		(As Revised)
Balance Sheet Data:
Cash	$595,821	$687,313	$22,705
Marketable securities held in trust account	$86,251,714	$86,247,631	$—
Total assets	$86,854,201	$86,965,161	$24,930
Total liabilities	$5,969,734	$4,884,438	$2,400
Total stockholders’ equity	$(5,367,247)	$5,000,003	$22,530

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019
			(As Revised)
Statement of Operations Data:
Loss from operations	$(885,339)	$(16,923)	$(801,961)	$(520)
Compensation expense on Private Placement	$—	$—	$(1,680,000)	$—
Transaction Costs	$—	$—	$(9,375)	$—
Change in fair value of warrant liability	$(315,000)	$—	$(945,000)	$—
Interest earned on marketable securities held in trust account	$4,083	$—	$21,191	$—
Net loss	$(1,196,256)	$(16,923)	$(3,415,127)	$(520)
Weighted average shares outstanding, basic and diluted (1)	3,077,233	4,681,250	3,498,861	4,681,250
Basic and diluted net loss per common share	$(0.39)	$—	$(0.98)	$—
Statement of Cash Flows Data:
Net cash (used in) provided by operating activities	$(91,492)	$1,599	$(472,915)	$(2,295)
Net cash used in investing activities	$—	$—	$(86,226,440)	$—
Net cash (used in) provided by financing activities	$—	$(20,300)	$87,363,963	$25,000

(1)

Excludes an aggregate of 8,622,644 and 7,708,072 shares subject to possible redemption at March 31, 2021 and December 31, 2020, as revised for the correction of certain out-of-period errors corrected during the three months ended March 31, 2021, respectively.

RENOVACOR’S SELECTED HISTORICAL FINANCIAL INFORMATION

The information presented below is derived from Renovacor’s unaudited condensed interim financial statements and audited financial statements included elsewhere in this proxy statement for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 and the balance sheet data as of March 31, 2021 and December 31, 2020 and 2019.

Renovacor’s historical results are not necessarily indicative of the results that may be expected for any other period in the future. You should read the selected historical financial data set forth below together with Renovacor’s financial statements and the accompanying notes included elsewhere in this proxy statement, the information in the section entitled “Renovacor’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information contained elsewhere in this proxy statement.

Renovacor is providing the following selected historical consolidated financial information to assist you in your analysis of the financial aspects of the Business Combination.

	As of March 31,	As of December 31,
	2021	2020	2019
Balance Sheet Data:
Cash and cash equivalents	$3,524,807	$5,383,877	$2,160,885
Total assets	$5,033,951	$5,491,721	$2,261,714
Total liabilities	$1,410,269	$193,704	$394,427
Total convertible preferred stock	$10,073,820	$10,073,820	$3,438,782
Total stockholders’ deficit	$(6,450,138)	$(4,775,803)	$(1,571,495)

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019
Statement of Operations Data:
Operating expenses:
Research and development	$1,154,811	$578,054	$2,424,567	$652,709
General and administrative	$526,479	$236,471	$805,276	$908,548
Loss from operations	$(1,681,290)	$(814,525)	$(3,229,843)	$(1,561,257)
Net loss	$(1,681,290)	$(814,525)	$(3,229,843)	$(1,561,257)
Cumulative preferred stock dividends	$(178,042)	$(65,253)	$(339,388)	$(101,112)
Net loss attributable to common stockholders	$(1,859,332)	$(879,778)	$(3,569,231)	$(1,662,369)
Weighted average shares outstanding, basic and diluted	1,944,636	1,768,506	1,838,075	1,596,991
Basic and diluted net loss per common share	$(0.96)	$(0.50)	$(1.94)	$(1.04)
Statement of Cash Flows Data:
Net cash used in operating activities	$(1,779,291)	$(867,689)	$(3,412,046)	$(1,243,369)
Net cash (used in) provided by financing activities	$(79,779)	$—	$6,635,038	$3,336,658

RENOVACOR’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the “Renovacor’s Selected Historical Financial Information” section of this proxy statement and our financial statements and related notes appearing elsewhere in this proxy statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to Renovacor’s plans and strategy for its business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this proxy statement, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Renovacor is a preclinical-stage gene therapy company focused on developing a pipeline of innovative and proprietary gene therapies for diseases with high unmet medical need associated with mutations in the BAG3 gene. Renovacor’s initial focus is on the treatment of BAG3 DCM, a heritable rare disease that leads to early onset, rapidly progressing heart failure and significant mortality and morbidity. Renovacor’s lead product candidate, REN-001, is a recombinant AAV9-based gene therapy designed to deliver a fully functional BAG3 gene to augment BAG3 protein levels in cardiomyocytes and slow or halt progression of BAG3 DCM. Renovacor is leveraging the expertise of its founder, Dr. Arthur M. Feldman, MD, PhD, the Laura H. Carnell Professor of Medicine at the Lewis Katz School of Medicine at Temple, a cardiovascular scientist and pre-eminent expert on BAG3 biology to advance the development of REN-001 and its other product candidates.

Renovacor believes that development of a BAG3 gene replacement therapy for DCM patients who carry BAG3 mutations has the potential to prevent progression of DCM in this otherwise healthy patient population. Gene therapy has recently re-emerged as a potentially novel therapy for patients suffering from monogenic diseases. Recently approved therapies have utilized AAV as a vehicle to deliver genes to patients suffering from these diseases. For example, in 2017, the FDA, approved Luxturna, an AAV2-based gene therapy developed by Spark Therapeutics, Inc., a subsidiary of Roche Holdings AG, for the treatment of patients with retinal dystrophy due to mutation of the RPE65 gene and in 2019, Zolgensma, an AAV9-based gene therapy developed by AveXis, Inc., a subsidiary of Novartis Pharmaceuticals Corporation, was approved for the treatment of patients with SMA, due to mutations in the SMN1 gene. There are many additional ongoing clinical development programs utilizing AAV-based gene therapies to address monogenic diseases.

Renovacor believes it is the first company to apply AAV technology to patients with DCM due to mutations in the BAG3 gene. REN-001 utilizes an AAV9 vector intended to deliver a healthy version of the BAG3 gene to produce functional BAG3 protein in patients with genetic mutations that cause a lack of or insufficient levels of functional protein. This approach has shown promise in multiple preclinical models, demonstrating production of functional BAG3 protein and improvement in cardiac function.

Since its inception, Renovacor has focused substantially all of its resources on organizing and staffing the company, in-licensing key intellectual property, business planning, raising capital, conducting research and development activities, filing and prosecuting patent applications, and engaging in other preclinical activities. Renovacor does not have any products approved for sale and has not generated any revenue from product sales or from any other sources. To date, Renovacor has funded its operations with proceeds from sales of convertible preferred stock. Through March 31, 2021, Renovacor received gross proceeds of $10.5 million from sales of its convertible preferred stock. Since its inception, Renovacor has incurred significant operating losses. Renovacor’s ability to generate any product revenue, and in particular to generate product revenue sufficient to achieve profitability, will depend on the successful development and eventual commercialization of one or more of its product candidates.

Renovacor reported net losses of $0.8 million and $1.7 million for the three months ended March 31, 2020 and 2021, respectively, and $1.6 million and $3.2 million for the years ended December 31, 2019 and 2020, respectively. As of March 31, 2021, Renovacor had an accumulated deficit of $6.6 million. Renovacor expects to continue to incur significant expenses and operating losses for the foreseeable future. Renovacor expects that its expenses and capital expenditures will increase substantially in connection with its ongoing activities, particularly if and as it:

•	initiates IND-enabling studies for its REN-001 AAV-based gene therapy program;

•	continues its current research programs and preclinical development of product candidates from its current research programs;

•	advances additional product candidates into preclinical and clinical development;

•	advances its clinical-stage product candidate into later stage clinical trials;

•	seeks to discover, validate, and develop additional product candidates, including carrying out activities related to its discovery stage programs;

•	seeks regulatory approvals for any product candidates that successfully complete clinical trials;

•

scales up its manufacturing processes and capabilities, or arranges for a third party to do so on its behalf, to support its clinical trials of its product candidates and potential commercialization of any of its product candidates for which it may obtain marketing approval;

•	establishes a sales, marketing, and distribution infrastructure or channel to commercialize any product candidate for which it may obtain regulatory approval;

•	acquires or in-license products, product candidates, or technologies;

•	maintains, expands, enforces, defends, and protects its intellectual property portfolio;

•	hires additional clinical, quality control, and scientific personnel; and

•

adds operational, financial, and management information systems and personnel, including personnel to support its product development, planned future commercialization efforts, and its operations as a public company.

Renovacor will not generate revenue from product sales unless and until it successfully completes clinical development and obtains regulatory approval for one or more of its product candidates. If Renovacor obtains regulatory approval for any of its product candidates, it expects to incur significant expenses related to developing its commercialization capability to support product sales, marketing, and distribution. Further, following the completion of the Business Combination, Renovacor expects to incur additional costs associated with operating as a public company.

As a result, Renovacor will need substantial additional funding to support its continuing operations and pursue its growth strategy. Until such time as Renovacor can generate significant revenue from product sales, if ever, it expects to finance its operations through a combination of equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. Renovacor may be unable to raise additional funds or enter into such other agreements or arrangements when needed on favorable terms, or at all. If Renovacor fails to raise capital or enter into such agreements or arrangements as, and when, needed, it may have to significantly delay, scale back or discontinue the development and commercialization of one or more of its product candidates.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, Renovacor is unable to accurately predict the timing or amount of increased expenses or when, or if, it will be able to achieve or maintain profitability. Even if Renovacor is able to generate product sales, it may not become profitable. If Renovacor fails to become profitable or is unable to sustain profitability on a continuing basis, then it may be unable to continue its operations at planned levels and may be forced to reduce or terminate its operations.

Renovacor is monitoring the potential impact of the COVID-19 pandemic on its business and financial statements. To date, Renovacor has not experienced material business disruptions. Renovacor is following, and will continue to follow, recommendations from the U.S. Centers for Disease Control and Prevention as well as federal, state, and local governments regarding working-from-home practices for non-essential employees. For example, the COVID-19 outbreak in Pennsylvania resulted in a temporary reduction in workforce presence at the Temple research facility located in Philadelphia, at which Renovacor operates. While Renovacor increased workforce presence at the Temple research facility in the second quarter of 2020, not all employees have returned to the facility and it cannot be certain that the facility will not be closed in the future as a result of the COVID-19 outbreak. Renovacor cannot be certain what the overall impact of the COVID-19 pandemic will be on its business, and it has the potential to adversely affect its business.

Components of Renovacor’s Results of Operations

Revenue

To date, Renovacor has not generated any revenue from any sources, including product sales, and does not expect to generate any revenue from the sale of products for the foreseeable future. If its development efforts for its product candidates are successful and result in regulatory approval or collaboration or license agreements with third parties, Renovacor may generate revenue in the future from product sales, payments from collaboration or license agreements that it may enter into with third parties, or any combination thereof.

Operating Expenses

Research and Development Expenses

Research and development expenses consist of costs incurred for Renovacor’s research activities, including its discovery efforts, and the development of its programs. These expenses include:

•	employee-related expenses, including salaries, payroll taxes, related benefits and stock-based compensation expense for employees engaged in research and development functions;

•

expenses incurred in connection with the preclinical development of its product candidates and the development of research programs, including under agreements with third parties, such as consultants, contractors, preclinical laboratories, licensors, CMOs, and CROs; and

•	laboratory supplies and research materials.

Renovacor expenses research and development costs as incurred. Non-refundable advance payments that it makes for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the related goods are delivered or the services are performed, or when it is no longer expected that the goods will be delivered or the services rendered.

Renovacor’s direct external research and development expenses consist of costs that include fees, reimbursed materials, and other costs paid to consultants, contractors, CMOs and other research organizations in connection with its preclinical activities. Renovacor does not allocate employee costs, costs associated with its discovery efforts, laboratory supplies, facilities expenses, including depreciation or other indirect costs, to specific product development programs because these costs are deployed across multiple programs and, as such, are not separately classified.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and personnel-related costs, including stock-based compensation, for personnel in executive, finance and accounting, and other administrative functions. General and administrative expenses also include legal fees relating to patent and corporate matters; professional fees paid for accounting, auditing, consulting, and tax services; insurance costs and travel expenses.

Results of Operations

Comparison of the Three Months Ended March 31, 2020 and 2021

The following table summarizes Renovacor’s results of operations for the three months ended March 31, 2020 and 2021:

	Three Months Ended March 31,
	2020	2021	Change
Operating expenses:
Research and development	$578,054	$1,154,811	$576,757
General and administrative	236,471	526,479	290,008

Loss from operations	(814,525)	(1,681,290)	(866,765)

Net loss	$(814,525)	$(1,681,290)	$(866,765)

Research and Development Expenses

Total research and development expenses were $0.6 million for the three months ended March 31, 2020, compared to $1.2 million for the same period ended 2021. The increase of $0.6 million in research and development activity expenses for the three months ended March 31, 2021 was primarily due to an increase in drug supply costs associated with our preclinical activities and product supply costs as we prepare for our forthcoming clinical activities.

General and Administrative Expenses

General and administrative expenses for the three months ended March 31, 2020 were $0.2 million, compared to $0.5 million for the same period ended 2021. The increase of $0.3 million was primarily attributable to increases in patent-related legal costs of $0.2 million and other professional expenses of $0.1 million as we continue to increase our spending in this area in preparation of becoming a publicly traded company.

Results of Operations

Comparison of the Years Ended December 31, 2019 and 2020

The following table summarizes Renovacor’s results of operations for the years ended December 31, 2019 and 2020:

	Year Ended December 31,
	2019	2020	Change
Operating expenses:
Research and development	$652,709	$2,424,567	$1,771,858
General and administrative	908,548	805,276	(103,272)

Loss from operations	(1,561,257)	(3,229,843)	(1,668,586)

Net loss	$(1,561,257)	$(3,229,843)	$(1,668,586)

Research and Development Expenses

Total research and development expenses were $0.7 million for the year ended December 31, 2019, compared to $2.4 million for the year ended December 31, 2020. The increase of $1.7 million in research and development activity expenses for the year ended December 31, 2020 was primarily due to an increase in preclinical activities, sponsored research costs, and scientific advisory and consulting fees. The increase in preclinical expenses of $1.0 million and the increase of $0.2 million in sponsored research costs for the year ended December 31, 2020, as compared to the same period ended 2019, was primarily due to commencement of validation, toxicity, and dose study activities, and related preclinical drug supply costs. The increase of $0.3 million in scientific advisory and consulting fees for the year ended December 31, 2020 reflects the external consultant personnel costs required to effectively advance our preclinical activities, as compared to the same period ended 2019.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2019 were $0.9 million, compared to $0.8 million for the year ended December 31, 2020. The decrease of $0.1 million was primarily attributable to decreases in patent-related legal costs of $0.3 million and general legal expenses of $0.1 million, partially offset by increases in board-related and consulting costs of $0.3 million.

Liquidity and Capital Resources

Since inception, Renovacor has incurred significant operating losses. Renovacor expects to incur significant expenses and operating losses for the foreseeable future as it advances the preclinical and clinical development of its programs. To date, Renovacor has funded our operations primarily with proceeds from sales of convertible preferred stock. Through March 31, 2021, Renovacor has received gross proceeds of $10.5 million from sales of our convertible preferred stock. As of March 31, 2021, Renovacor had cash and cash equivalents of $3.5 million. Its cash and cash equivalents currently on hand are not sufficient to fund its operations for the next twelve months from the date of this proxy statement without the proceeds that are expected to be received from the Business Combination. These factors raise substantial doubt about Renovacor’s ability to continue as a going concern. Renovacor believes that the net proceeds from the Business Combination and PIPE Investment, together with its available resources and existing cash and cash equivalents, will enable it to fund its planned operations into 2023. However, Renovacor has based this estimate on assumptions that may prove to be wrong, and its operating plan may change as a result of many factors currently unknown to us. In addition, Renovacor could utilize its available capital resources sooner than expected.

Cash Flows for the three months ended March 31, 2020 and 2021

The following table provides information regarding Renovacor’s cash flows for the periods presented:

	Three Months Ended March 31,
	2020	2021
Net cash used in operating activities	$(867,689)	$(1,779,291)
Net cash used in financing activities	—	(79,779)

Net decrease in cash and cash equivalents	$(867,689)	$(1,859,070)

Operating Activities

During the three months ended March 31, 2020, operating activities used $0.9 million of cash, primarily resulting from our net loss of $0.8 million and net cash used by changes in our operating assets and liabilities of $0.1 million.

During the three months ended March 31, 2021, operating activities used $1.8 million of cash, primarily resulting from our net operating loss of $1.7 million, and net cash used by changes in our operating assets and liabilities of $0.1 million.

Financing Activities

During the three months ended March 31, 2021 cash used in financing activities was $79,779 related to the deferred merger costs related to the proposed business combination with CHAQ.

Cash Flows for the years ended December 31, 2019 and 2020

The following table provides information regarding Renovacor’s cash flows for the periods presented:

	Year Ended December 31,
	2019	2020
Net cash used in operating activities	$(1,243,369)	$(3,412,046)
Net cash provided by financing activities	3,336,658	6,635,038

Net increase in cash and cash equivalents	$2,093,289	$3,222,992

Operating Activities

During the year ended December 31, 2019, operating activities used $1.2 million of cash, primarily resulting from Renovacor’s net loss of $1.6 million, partially offset by net cash provided by changes in its operating assets and liabilities of $0.3 million. Net cash provided by changes in Renovacor’s operating assets and liabilities for the year ended December 31, 2019 was attributable mainly to an increase in accounts payable of $0.4 million partially offset by increases in prepaid expenses of $0.1 million.

During the year ended December 31, 2020, operating activities used $3.4 million of cash, primarily resulting from Renovacor’s net loss of $3.2 million and net cash used in changes in its operating assets and liabilities of $0.2 million. Net cash used in changes in its operating assets and liabilities for the year ended December 31, 2020 was primarily attributable to a decrease in accounts payable of $0.2 million.

Financing Activities

During the years ended December 31, 2019 and 2020, net cash provided by financing activities was $3.3 million and $6.6 million, respectively, consisting primarily of net proceeds from the sale of our Series A preferred stock.

Funding Requirements

Renovacor expects its expenses and capital expenditures to increase substantially in connection with its ongoing activities, particularly as it advances the preclinical activities and clinical trials for its product candidates in development. The timing and amount of its funding requirements will depend on many factors, including:

•	the scope, progress, costs, and results of preclinical and clinical development for its other product candidates and development programs;

•	the number of and development requirements for other product candidates that it pursues;

•	the costs, timing and outcome of regulatory review of its product candidates;

•	the cost and timing of completion of commercial-scale manufacturing activities;

•	its ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such arrangements;

•	the payment or receipt of milestones and receipt of other collaboration-based revenues, if any;

•

its efforts to enhance operational systems and hire additional personnel to satisfy its obligations as a public company upon the closing of the Business Combination, including enhanced internal controls over financial reporting;

•

the costs and timing of future commercialization activities, including product manufacturing, sales, marketing and distribution, for any of its product candidates for which it receives marketing approval;

•	the amount and timing of revenue, if any, received from commercial sales of its product candidates for which it receives marketing approval;

•

the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing its intellectual property and proprietary rights and defending any intellectual property-related claims; and

•	the extent to which it acquires or in-licenses other products, product candidates or technologies.

Contractual Obligations and Commitments

In August 2019, Renovacor entered into both the exclusive License Agreement and the SRA with Temple. Upon execution of the License Agreement, Renovacor issued to Temple 97,879 shares of common stock and agreed to issue Temple an additional 9,130 shares of common stock upon the closing date of the second tranche of the Series A preferred stock. Renovacor also reimbursed Temple for the prosecution and maintenance costs incurred by Temple for the licensed patent rights prior to Renovacor entering into the License Agreement, and Renovacor is responsible for all the ongoing costs relating to the prosecution and maintenance of the licensed Temple Patent Rights going forward. Renovacor also agreed to pay Temple a minimum annual administrative fee of $20,000 per year beginning with the effective date of the License Agreement and continuing each annual anniversary thereafter.

The License Agreement requires Renovacor to pay up to an aggregate of $1.25 million to Temple upon the achievement of certain developmental, regulatory and commercial milestones for the first licensed product that achieves said milestones regardless of the number of licensed products that achieve them. In addition, Renovacor is required to pay Temple a low single-digit royalty on net sales of any product utilizing the Temple Patent Rights, up to 50% of which may be reduced by payments Renovacor makes to third parties for freedom to operate. In addition, Renovacor must also pay a percentage of all consideration based on a percentage of sublicense consideration received by it, which percentage ranges from the mid-teens to mid-twenties depending on the stage of development at the time of the sublicense agreement.

The License Agreement will remain effective until (i) the expiration date of the last-to-expire patents covered under the License Agreement (currently expected to occur in 2041), (ii) the termination by Temple upon (a) an uncured breach by Renovacor, with a 60-day notification period, (b) Renovacor’s filing of a voluntary petition in bankruptcy or related proceeding, provided such petition is not dismissed within 90 days after the filing thereof, (c) a failure by Renovacor to meet certain milestones set forth in the License Agreement, or (d) non-payment of undisputed monies due to Temple, with a 30-day notification period. Additionally, Renovacor may terminate the entire agreement or with respect to an individual patent or patent application, if desired, subject to a 90-day notification period.

As it related to the SRA, Temple will conduct such preclinical activities for a three-year period, unless terminated sooner or extended by mutual written consent, for which Renovacor is obligated to fund approximately $0.9 million over the three-year initial term of the SRA.

Renovacor enters into contracts in the normal course of business with CMOs, CROs, and other third parties for preclinical study activities. These contracts do not contain minimum purchase commitments and are cancelable by us upon prior written notice. Payments due upon cancellation consist only of payments for services provided or expenses incurred, including non-cancelable obligations of our service providers, up to the date of cancellation.

Critical Accounting Policies and Significant Judgments and Estimates

Renovacor’s financial statements are prepared in accordance with GAAP. The preparation of Renovacor’s financial statements and related disclosures requires it to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in its financial statements. Renovacor bases its estimates on historical experience, known trends and events, and various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Renovacor evaluates its estimates and assumptions on an ongoing basis. Its actual results may differ from these estimates under different assumptions or conditions.

While Renovacor’s significant accounting policies are described in more detail in Note 2 to its financial statements appearing elsewhere in this proxy statement, it believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of its financial statements.

Research and Development Expenses

Renovacor expenses research and development expenses as incurred. Renovacor’s research and development expenses consist primarily of costs incurred in performing research and development activities, including personnel-related expenses such as salaries, stock-based compensation, and benefits, and external costs of outside vendors engaged to conduct preclinical development activities. Renovacor accrues for expenses related to development activities performed by third parties based on an evaluation of services received and efforts expended pursuant to the terms of the contractual arrangements. There may be instances in which payments made to Renovacor’s vendors will exceed the level of services provided and result in a prepayment of expenses. In accruing service fees, Renovacor estimates the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from the estimate, Renovacor will adjust the accrual or prepaid expense accordingly.

Stock-Based Compensation

Renovacor measures all stock-based awards granted based on the fair value on the date of the grant and recognizes compensation expense with respect to those awards over the requisite service period, which is generally the vesting period of the respective award. Generally, Renovacor issues awards with only service-based vesting conditions and records the expense for these awards using the straight-line method. Renovacor recognizes forfeitures related to stock-based compensation awards as they occur and reverses any previously recognized compensation cost associated with forfeited awards in the period the forfeiture occurs.

Renovacor classifies stock-based compensation expense in the statement of operations in the same manner in which the award recipients’ payroll costs are classified or in which the award recipients’ service payments are classified.

The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model (“Black-Scholes”). The following summarizes the inputs used:

Expected Volatility — Renovacor lacks company-specific historical and implied volatility information. Therefore, Renovacor estimates the expected stock volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until Renovacor has adequate historical data regarding the volatility of Renovacor’s traded stock price.

Expected Term — Renovacor uses the simplified method described in the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment (“SAB 107”), to determine the expected life of the option grants.

Risk-Free Interest Rate — The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award.

Dividends — Expected dividend yield is zero because Renovacor has not paid cash dividends on shares of common stock and does not expect to pay any cash dividends in the foreseeable future.

Forfeitures — Renovacor accounts for forfeitures as they occur.

Grant Date Fair Value — The grant date fair value utilized in Black-Scholes is determined by the Renovacor board of directors with the assistance of management. The grant date fair value of the shares of Renovacor common stock is determined using valuation methodologies which utilize certain assumptions including probability weighting of events, volatility, time to liquidation, a risk-free interest rate, and an assumption for a discount for lack of marketability. In determining the fair value of the shares of Renovacor common stock, the methodologies used to estimate the enterprise value were performed using methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

Off-Balance Sheet Arrangements

Renovacor did not have, during the periods presented, and does not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact Renovacor’s financial position and results of operations is disclosed in Note 2 to its financial statements appearing elsewhere in this proxy statement.

Quantitative and Qualitative Disclosures about Market Risks

Renovacor’s primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because its cash equivalents consist primarily of short-term money market funds. As of March 31, 2021, Renovacor had cash and cash equivalents of $3.5 million. Interest income is sensitive to changes in the general level of interest rates; however, due to the nature of these investments, an immediate 10% change in market interest rates would not have a material effect on the fair market value of its investment portfolio.

Renovacor is not currently exposed to significant market risk related to changes in foreign currency exchange rates. Renovacor’s operations may be subject to fluctuations in foreign currency exchange rates in the future.

Inflation could affect Renovacor by increasing its cost of labor and clinical trial costs. Renovacor does not believe that inflation has had a material effect on its business, financial condition, or results of operations during the three months ended March 31, 2020 and 2021.

DESCRIPTION OF SECURITIES

The following summary of the material terms of Chardan’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the second amended and restated certificate of incorporation referenced herein is attached as Annex B to this proxy statement. We urge you to read such documents in their entirety for a complete description of the rights and preferences of Chardan’s securities following the Business Combination.

General

The second amended and restated certificate of incorporation authorizes 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The second amended and restated certificate of incorporation authorizes a total of 100,000,000 shares of Chardan common stock.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of Chardan common stock are entitled to receive proportionately any dividends as may be declared by the Chardan Board, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of Chardan common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Chardan common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Chardan common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

The second amended and restated certificate of incorporation authorizes a total of 1,000,000 shares of preferred stock.

Under the terms of the second amended and restated certificate of incorporation, the Chardan Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. The Chardan Board has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing the Chardan Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance after the Business Combination without stockholder approval, subject to any limitations imposed by the listing standards of NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Chardan common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Units

Each unit has an offering price of $10.00 and consists of one whole share of our common stock and one warrant. Each whole warrant entitles the holder thereof to purchase one-half of one share of our common stock at a price of $11.50 per whole share, subject to adjustment as described in the registration statement on Form S-1 (No. 333-236977). A warrant holder may exercise its warrants only for a whole number of shares of Chardan common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued and only whole warrants will trade.

The Chardan common stock and warrants began separate trading on April 23, 2020. Holders of the units have the option to continue to hold units or separate their units into the component securities. Holders need to have their brokers contact our transfer agent in order to separate the units into shares of Chardan common stock and warrants.

Effective upon the Closing, all units will automatically separate into common stock and warrants, in accordance with their terms.

Warrants

Public Warrants

No fractional shares will be issued upon exercise of the public warrants. Therefore, the public warrants must be exercised in multiples of two public warrants. Each multiple of two public warrants entitles the holder thereof to purchase one share of Chardan common stock at a price of $11.50 per whole share, subject to adjustment. The public warrants will become exercisable on the consummation of the Business Combination; provided in that Chardan has an effective and current registration statement covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to such shares of common stock. Chardan has agreed that as soon as practicable, Chardan will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the public warrants. Chardan will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the public warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 120 days from the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when Chardan shall have failed to maintain an effective registration statement, exercise public warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their public warrants on a cashless basis. The public warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Chardan may redeem the public warrants:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last sale price of Chardan’s common stock equals or exceeds $16.00 per share for any ten trading days within a 30-trading day period ending on the third business day prior to the date on which Chardan sends the notice of redemption to the warrant holders; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such public warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If Chardan calls the public warrants for redemption, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, if (x) Chardan issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by Chardan’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of Chardan’s shares of common stock during the 20 trading day period starting on the trading day prior to the day on which Chardan consummates a business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 160% of the higher of the Market Value and the Newly Issued Price.

The exercise price and number of shares of common stock issuable upon exercise of the public warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will Chardan be required to net cash settle the public warrants. If Chardan is unable to complete the Business Combination or another business combination within the combination period and Chardan liquidates the funds held in the trust account, holders of public warrants will not receive any of such funds with respect to their public warrants, nor will they receive any distribution from Chardan’s assets held outside of the trust account with the respect to such public warrants. Accordingly, the public warrants may expire worthless.

Private Placement Warrants

The private placement warrants are identical to the public warrants underlying the units sold in the Chardan IPO except that the private placement warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be non-redeemable by Chardan, in each case, so long as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by Chardan and exercisable by such holders on the same basis as the public warrants. The private placement warrants purchased by the Sponsor will not be exercisable more than five years from the effective date of the Chardan IPO, in accordance with FINRA Rule 5110(f)(2)(G)(i), as long as Chardan Capital Markets or any of its related persons beneficially own these private placement warrants. Each multiple of two private place warrants entitles the holder thereof to purchase one share of Chardan common stock at a price of $11.50 per whole share, subject to adjustment, exercisable upon the consummation of the Business Combination, and will expire five years after the completion of the Business Combination, or earlier upon redemption.

Exclusive Venue

The second amended and restated certificate of incorporation and the proposed bylaws provide that, unless New Renovacor consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of New Renovacor, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of New Renovacor to New Renovacor or to New Renovacor’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the proposed bylaws or the second amended and restated certificate of incorporation (as it may be amended and/or restated from time to time), (iv) any action, suit or proceeding asserting a claim against New Renovacor governed by the internal affairs doctrine, or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL. Subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. In addition, the foregoing provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against our directors and officers.

Limitations on Liability and Indemnification of Officers and Directors

The second amended and restated certificate of incorporation will limit the liability of New Renovacor directors to the fullest extent permitted by the DGCL, and the proposed bylaws provide that New Renovacor will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Chardan Board and, after the consummation of the Business Combination, the New Renovacor board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of us or any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Anti-Takeover Effects of Provisions of the Second Amended and Restated Certificate of Incorporation, the Proposed Bylaws and Delaware Law

Certain provisions of Delaware law and the second amended and restated certificate of incorporation and the proposed bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the New Renovacor board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the New Renovacor board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

The second amended and restated certificate of incorporation provides that the New Renovacor board of directors is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, the second amended and restated certificate of incorporation provides that, directors may only be removed from the New Renovacor board of directors with cause. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The second amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by (i) the New Renovacor board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the chairperson of the New Renovacor board of directors, or (iii) the chief executive officer of New Renovacor, and special meetings of stockholders may not be called by any other person or persons. The second amended and restated certificate of incorporation and proposed bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in the proposed bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the second amended and restated certificate of incorporation provides otherwise. The second amended and restated certificate of incorporation precludes stockholder action by written consent.

Approval for Amendment of Certificate of Incorporation and Bylaws

The second amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend certain provisions of our second amended and restated certificate of incorporation, including provisions relating to the size of the board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend or repeal our proposed bylaws, although our proposed bylaws may be amended by a simple majority vote of the New Renovacor board of directors.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our common stock and warrant agent is Continental Stock Transfer & Trust Company.

Stock Exchange

Our units, Chardan common stock and warrants currently trade on the NYSE under the symbols “CHAQ.U,” “CHAQ” and “CHAQ.WS,” respectively. We intend to apply to list our common stock and our warrants on the NYSE after the Business Combination under the symbols “ROCR” and “ROCR.WS”, respectively.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Price Range of Chardan’s Securities

Chardan’s units, each of which consists of one share of Chardan common stock, par value $0.0001 per share, and one public warrant, each whole warrant entitling the holder thereof to purchase one-half of one share of Chardan common stock, began trading on the NYSE under the symbol “CHAQ.U” on April 24, 2020. On June 18, 2020 the Chardan common stock and public warrants began trading on the NYSE under the symbols “CHAQ” and “CHAQ.WS,” respectively. Each warrant entitles the holder to purchase one-half of one share of Chardan common stock at a price of $11.50 per share, subject to adjustments as described in the prospectus for the Chardan IPO dated April 23, 2020, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Chardan common stock and will become exercisable 30 days after the completion of the Business Combination. The warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation as described in the prospectus for the Chardan IPO.

The following table sets forth, for the calendar quarter indicated, the high and low intra-day sales prices per unit, Chardan common stock and warrants as reported on the NYSE for the periods presented.

	Common Stock (2)		Warrants (2)		Units (1)
Period	High	Low	High	Low	High	Low
2020:
Fourth Quarter	$10.62	$9.72	$1.55	$0.55	$11.00	$10.08
Third Quarter	$11.37	$9.76	$1.09	$0.58	$10.75	$10.15
Second Quarter (1)(2)	$10.78	$9.58	$0.75	$0.57	$10.50	$9.15
2021:
Second Quarter (3)	$10.20	$9.95	$0.95	$0.55	$10.85	$10.27
First Quarter	$11.12	$9.95	$1.75	$0.60	$13.83	$10.24

(1)	Chardan’s units began trading on the NYSE on April 24, 2020.
(2)	Chardan common stock and warrants began trading separately on the NYSE on June 18, 2020.
(3)	Through June 1, 2021.

On March 22, 2021, the last Trading Day before the public announcement of the Business Combination, Chardan’s units, Chardan common stock and public warrants closed at $10.60, $10.02 and $0.91, respectively.

Dividend Policy

Chardan has not paid any cash dividends on Chardan common stock to date and New Renovacor does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future is dependent upon New Renovacor’s revenues and earnings, if any, capital requirements, the terms of any indebtedness or preferred securities and general financial condition subsequent to the Closing. The payment of any cash dividends subsequent to the Closing will be within the discretion of New Renovacor’s board of directors at such time. In addition, Chardan’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information known to Chardan regarding (i) the actual beneficial ownership of Chardan’s common stock as of the record date and (ii) the expected beneficial ownership of Chardan’s common stock post-Business Combination, assuming that no public shares of Chardan are redeemed, and alternatively the maximum number of shares of Chardan are redeemed, by:

•	each person known by Chardan to be, or who is expected to be, the beneficial owner of more than 5% of the outstanding Chardan common stock on such dates;

•	each current executive officer of Chardan and each member of Chardan’s board of directors, and all executive officers and directors of Chardan as a group;

•	each person who will become an executive officer or director of New Renovacor upon consummation of the Business Combination and all of such executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Accordingly, we have included all shares of Chardan common stock issuable to such person upon the exercise of public warrants, private placement warrants or options currently exercisable or exercisable within 60 days of the record date or the date of the consummation of the Business Combination, as applicable. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to the shares of Chardan common stock owned by such stockholders.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Chardan common stock and other equity securities.

The beneficial ownership of our common stock pre-Business Combination is based on 10,778,305 shares of Chardan common stock issued and outstanding as of the record date. If the actual facts are different than these assumptions, the numbers in the below table will be different.

Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to the shares of common stock owned by such stockholders.

	Prior to the Transactions (2)		Assuming No Redemption (3)		Assuming Maximum Redemption (4)
Name and Address of Beneficial Owners (1)	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage
Officers and Directors Prior to the Business Combination:
Gbola Amusa	—	—%	—	—%	—	—%
Jonas Grossman (5)	2,105,661	19.5%	1,605,661	8.1%	1,605,661	9.5%
George Kaufman	—	—%	—	—%	—	—%
Michael Rice	10,000	*	10,000	*	10,000	*
Richard Giroux	10,000	*	10,000	*	10,000	*
Matthew Rossen	10,000	*	10,000	*	10,000	*
Guy Barudin	—	—%	—	—%	—	—%
Isaac Manke	10,000	*	10,000	*	10,000	*
R.A. Session II	10,000	*	10,000	*	10,000	*
Officers and Directors as a group (9 people)	2,155,661	20.0%	1,655,661	8.4%	1,655,661	9.8%
Officers and Directors After the Business Combination**:
Gbola Amusa (5)	—	—%	—	—%	—	—%
Magdalene Cook (6)	—	—%	453,977	2.3%	453,977	2.7%
Jonas Grossman (7)	2,105,661	19.5%	1,605,661	8.1%	1,605,661	9.5%
Thomas Needham (8)	—	—%	—	—%	—	—%
Officers and Directors as a group (4 people)	2,105,661	19.5%	2,059,638	10.4%	2,059,638	12.1%
Greater than 5% Holders:
Acorn Bioventures, L.P. (9)	—	—%	2,395,730	12.1%	2,395,730	14.2%
Arthur Feldman (10)	—	—%	1,041,545	5.3%	1,041,545	6.2%
Broadview Ventures I LLC (11)	—	—%	980,998	5.0%	980,998	5.8%
Chardan Investments 2, LLC (12)	2,105,661	19.5%	1,605,661	8.1%	1,605,661	9.5%
Innogest Capital (13)	—	—%	990,982	5.0%	990,982	5.9%
K2 & Associates Investment Management, Inc. (14)	864,030	8.0%	864,030	4.4%	—	—%
Periscope Capital, Inc. (15)	600,300	5.6%	600,300	3.0%	—	—%
RTW Investments, LP (16)	—	—%	1,150,000	5.8%	1,150,000	6.8%
South Ocean Capital Management LLC (17)	900,000	8.4%	900,000	4.6%	—	—%

*	Less than 1.0%.
**	Table does not include yet to be identified director nominees. See “Management of New Renovacor after the Busines Combination” for additional information.
(1)	Unless otherwise indicated, the business address of each of the individual is c/o Renovacor, Inc., P.O. Box 8142, Greenwich, CT 06836.
(2)

The pre-business combination percentage of beneficial ownership in the table above is calculated based on 10,778,305 shares of Chardan common stock outstanding as of the record date. The amount of beneficial ownership does not reflect the shares of New Renovcaor common stock issuable as a result of Warrants as such securities may not be exercisable within 60 days.

(3)

The post-business combination percentage of beneficial ownership is calculated based on 19,778,305 shares of New Renovacor common stock outstanding immediately after the consummation of the Business Combination. The number of shares of New Renovcaor common stock (i) assumes that no public stockholders properly elect to convert their shares into cash, (ii) assumes issuance of 3,000,000 shares through a PIPE transaction, and (iii) excludes 500,000 Founder Shares which will be placed into escrow and subject to forfeiture.
(4)

The post-business combination percentage of beneficial ownership is calculated based on 16,849,670 shares of New Renovcaor common stock outstanding immediately after the consummation of the Business Combination. The number of shares of New Renovcaor common stock (i) assumes that 2,928,635 public shares are converted into cash, (ii) assumes issuance of 3,000,000 shares through a PIPE transaction, and (iii) excludes 500,000 Founder Shares which will be placed into escrow and subject to forfeiture.

(5)	The address for the reporting persons is c/o Chardan Healthcare Acquisition 2 Corp., 17 State Street, 21st Floor, New York, NY 10004.
(6)

Includes 403,977 shares of New Renovacor common stock issued as Merger Consideration (including shares of New Renovacor common stock underlying vested exchanged options) and 50,000 shares of New Renovacor common stock acquired in the PIPE Investment.

(7)

The address for the reporting persons is c/o Chardan Healthcare Acquisition 2 Corp., 17 State Street, 21st Floor, New York, NY 10004. Consists of shares of commons stock owned by Chardan Investments 2, LLC for which Jonas Grossman is the managing member.

(8)	The address for the reporting persons is c/o Broadview Ventures, Inc., 265 Franklin Street, Suite 1902, Boston, MA 02110.
(9)

The address for the reporting persons is 420 Lexington Avenue, Suite 2626, New York, New York 10170. Includes 1,324,500 shares of New Renovacor common stock issued as Merger Consideration and 1,071,230 shares of New Renovacor common stock acquired in the PIPE Investment, inclusive of shares underlying pre-funded warrants immediately exercisable following closing subject to 9.99% beneficial ownership limitation. Isaac Manke, a director of the Chardan Board prior to the Business Combination, is a member of the General Partner of the Limited Partnership that directly holds shares by Acorn Bioventures, and as such, may be deemed to share voting and investment power with respect to such shares. Mr. Manke disclaims beneficial ownership with regard to such shares, except to the extent of his proportionate pecuniary interest therein.

(10)

Includes 1,031,545 shares of New Renovacor common stock issued as Merger Consideration (shares of New Renovacor common stock underlying vested exchanged options) and 10,000 shares of New Renovacor common stock acquired in the PIPE Investment.

(11)

The address for the reporting persons is Goodman’s Bay Corporate Center, West Bay Street, P.O. Box N-3933, Nassau, Bahamas. Includes 655,229 shares of New Renovacor common stock issued as Merger Consideration to Braodview Ventures I LLC and 325,770 shares acquired in the PIPE Investment to be made through Longview Healthcare Ventures, LLC, an affiliate of Broadview Ventures I LLC.

(12)

The address for the reporting persons is c/o Chardan Healthcare Acquisition 2 Corp., 17 State Street, 21st Floor, New York, NY 10004. Consists of shares of commons stock owned by Chardan Investments 2, LLC for which Jonas Grossman is the managing member.

(13)

The address for the reporting persons is c/o Renovaholding S.r.l., Via Locatelli 2, 20124 Milan, Italy. Includes shares of New Renovacor common stock held by the following affiliates of Innogest Capital: (i) 441,290 shares of New Renovacor common stock issued as Merger Consideration and 194,953 shares of New Renovacor common stock acquired in the PIPE Investment to Renovaholding S.r.l.; (ii) 222,880 shares of New Renovacor common stock issued as Merger Consideration and 85,147 shares of New Renovacor common stock acquired in the PIPE Investment to Elysia Capital; and (iii) 33,812 shares of New Renovacor common stock issued as Merger Consideration and 12,900 shares of New Renovacor common stock acquired in the PIPE Investment to Francisco Loredan.

(14)

Information is based on publicly reported holdings as of the date of the most recently filed Schedule 13G, as filed with the SEC on February 1, 2021 by K2 & Associates Investment Management, Inc. The address for the reporting persons is c/o K2 & Associates Investment Management, Inc., 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2.

(15)

Information is based on publicly reported holdings as of the date of the most recently filed Schedule 13G, as filed with the SEC on February 16, 2021 by Periscope Capital Inc. The address for the reporting persons is c/o Periscope Capital Inc., 333 Bay Street, Suite 1240, Toronto, Ontario, Canada M5H 2R2.

(16)

The address for the reporting persons is RTW Investments, 40 10th Avenue, Floor 7, New York, NY 10014. Includes (i) 473,797 shares of New Renovacor common stock acquired in the PIPE Investment by RTW Master Fund, Ltd.; (ii) 211,514 shares of New Renovacor common stock acquired in the PIPE Investment by RTW Innovation Master Fund, Ltd.; and (iii) 114,689 shares of New Renovacor common stock acquired in the PIPE Investment by RTW Venture Fund Limited.

(17)

Information is based on publicly reported holdings as of the date of the most recently filed Schedule 13G, as filed with the SEC on May 5, 2020 by South Ocean Capital Management, LLC. The address for the reporting persons is c/o South Ocean Capital Management, LLC, 255 Via Palacio, Palm Beach Gardens, FL 33418.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Chardan Related Party Transactions

In December 2018, the Sponsor purchased 5,000,000 shares for an aggregate purchase price of $25,000 and, in April 2020, canceled 2,556,250 of its shares, resulting, in 2,443,750 remaining shares owned by the Sponsor. Such shares are referred to herein as “founder shares” or “insider shares.” In June 2020, an additional 288,089 shares were canceled.

The Sponsor also purchased from us an aggregate of 3,500,000 private warrants at $0.40 per private warrant (for a total purchase price of $1,400,000), with each warrant exercisable for one share of common stock at an exercise price of $11.50 per share. If we do not complete our initial business combination by April 28, 2022, the proceeds from the sale of the private warrants will be included in the liquidating distribution to the holders of our public shares. The private warrants are identical to the warrants sold as part of the public units except that (i) each private warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The private warrants purchased by the Sponsor will not be exercisable more than five years from the effective date of the registration statement filed in connection with our initial public offering, in accordance with FINRA Rule 5110(f)(2)(G)(i), as long as Chardan Capital Markets or any of its related persons beneficially own these private warrants.

In order to meet our working capital needs, our initial stockholders, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would be repaid upon consummation of our initial business combination, without interest. Loans made by Chardan Capital Markets or any of its related persons will not be convertible into any of our securities and Chardan Capital Markets and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities.

The holders of our insider shares issued and outstanding on the date of the prospectus for the Chardan IPO, as well as the holders of the private warrants (and all underlying securities), are entitled to registration rights pursuant to a registration rights agreement. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Chardan Capital Markets and its related persons may not, with respect to the private warrants purchased by our sponsor, (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement for the Chardan IPO, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement for the Chardan IPO, as long as Chardan Capital Markets or any of its related persons are beneficial owners of private placement warrants.

Our sponsor will pay the $500,000 in underwriting fees and qualified independent underwriter fees and receive a non-interest bearing promissory note in exchange for the payment of such amount. The promissory note will be payable at the closing of a business combination.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

We pay an affiliate of the Sponsor a monthly fee of $10,000 for general and administrative services including office space, utilities and secretarial support. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination and will become due and payable upon the consummation of the Business Combination. We believe that the fee charged by the affiliate of Sponsor is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of the Business Combination.

No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, officers or directors who owned our shares of common stock prior to our initial public offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

PIPE Investment

Concurrently with the execution of the Merger Agreement, Chardan entered into Subscription Agreements, substantially in the form attached as Annex D to this proxy statement, with the PIPE Investors to consummate the PIPE Investment, pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and Chardan has agreed to issue and sell to the PIPE Investors, concurrently with the Closing, an aggregate of 3,000,000 shares of Chardan common stock at a price of $10.00 per share, for aggregate gross proceeds of $30,000,000.

As part of the 3,000,000 shares of Chardan common stock to be issued pursuant to the Subscription Agreements, Chardan Healthcare Investments LLC, an affiliate of the Sponsor, has agreed to subscribe for and purchase 250,000 shares of Chardan common stock on the same terms and conditions of the other PIPE Investors at a price of $10.00 per share, for aggregate gross proceeds of $2,500,000 and certain existing Renovacor equityholders have agreed to subscribe for and purchase 1,750,000 shares of Chardan common stock on the same terms and conditions of the other PIPE Investors at a price of $10.00 per share, for aggregate gross proceeds of $17,500,000.

The shares of Chardan common stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities

Act. Chardan has granted the PIPE Investors certain registration rights in connection with the PIPE Investment. The PIPE Investment is contingent upon, among other things, the substantially concurrent closing of the Business Combination. A portion of the shares of Chardan common stock to be issued and sold in the PIPE Investment may be issued to certain PIPE Investors in the form of pre-funded warrants to purchase shares of Chardan common stock, at an initial purchase price of $9.99 per share underlying the pre-funded warrants. The pre-funded warrants will be immediately exercisable at an exercise price of $0.01 (subject to a 9.99% beneficial ownership limitation) and will be exercisable indefinitely.

Registration Rights Agreement

At the consummation of the Business Combination, New Renovacor intends to enter into the Registration Rights Agreement with the Sponsor, the Insiders and each of the Renovacor stockholders (including Acorn Bioventures, Bioadvance, Broadview Ventures, entities affiliated with Innogest Capital, Novartis Bioventures, New Leaf Biopharma Opportunities, Magdalene Cook and Arthur Feldman), substantially in the form attached as Annex H to this proxy statement, pursuant to which, among other things, such stockholders thereto will be granted certain registration rights, on the terms and subject to the conditions therein.

In particular, the Registration Rights Agreement provides for the following registration rights:

•

Demand registration rights. At any time and from time to time when there is no valid registration statement in effect, New Renovacor will be required, upon the written demand of the stockholders holding a majority of the registrable securities outstanding, to file a registration statement and effect the registration of all or part of their registrable securities. New Renovacor will within 20 days of its receipt of the demand notify all holders of registrable securities of the demand, and each holder of registrable securities who wishes to include all or a portion of such stockholder’s registrable securities in the demand registration shall so notify New Renovacor within five days after the receipt by the stockholder of the notice from New Renovacor. New Renovacor must effect any demand registration as soon as reasonably practicable, but in no event later than 60 days after receipt of such demand registration. New Renovacor is not obligated to effect more than an aggregate of two demand registrations under the Registration Rights Agreement.

•

Shelf registration rights. Within 60 days after the Effective Date, New Renovacor will be required to file a shelf registration statement pursuant to Rule 415 of the Securities Act or, if Rule 415 is not available, by such other means of distribution as the stockholders may reasonably specify. The shelf registration statement must be on Form S-1 and include a “Plan of Merger” in substantially the form as is attached to the Registration Rights Agreement. No stockholder may be named as an underwriter in the shelf registration statement without the stockholder’s prior written consent. New Renovacor must use commercially reasonable best efforts to convert or replace the shelf registration statement with a registration statement on Form S-3 promptly following the confirmation that New Renovacor becomes eligible to use Form S-3 for registrable securities. New Renovacor must use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after the initial filing thereof. At any time New Renovacor has an effective shelf registration statement with respect to stockholders holding a majority of the registrable securities outstanding, such stockholder may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown, provided that such stockholder (a) reasonably expects the aggregate gross proceeds from the sale of the shares of stockholders holding a majority of the registrable securities outstanding to be in excess of $25,000,000 from such underwritten shelf takedown or (b) reasonably expects the offering to be in no event less than $10,000,000 in aggregate gross proceeds.

•

Piggyback registration rights. At any time after the Effective Date, if New Renovacor proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the owners of registrable securities in New Renovacor hold piggyback registration rights and are entitled to include their registrable securities in such registration statement.

•

Expenses and indemnification. All fees and expenses associated with each registration statement will be borne by New Renovacor and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Registration Rights Agreement contains customary cross-indemnification provisions, under which New Renovacor is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to New Renovacor, and holders of registrable securities are obligated to indemnify New Renovacor for material misstatements or omissions attributable to them.

•

Registrable securities. Securities of New Renovacor shall cease to be registrable securities when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement, such securities shall have been otherwise transferred, new certificates or book entry positions for such securities not bearing a legend restricting further transfer shall have been delivered by New Renovacor and subsequent public distribution of such securities shall not require registration under the Securities Act, such securities shall have ceased to be outstanding, such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, or with respect to a stockholder, when all such securities held by such stockholder could be sold without restriction on volume or manner of sale in any three-month period without registration under Rule 144.

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement, in the form attached as Annex E, with Chardan and Renovacor, pursuant to which the Sponsor agreed, among other things, (i) not to redeem any of its shares of Chardan common stock held of record (representing approximately 19.5% of the issued and outstanding shares of Chardan common stock as of the date of this proxy statement) or thereafter acquired prior to the Closing, (ii) to vote at any meeting of the stockholders of Chardan all such shares of Chardan common stock in favor of the proposals set forth in this proxy statement, including the issuance of the Aggregate Merger Consideration and the Earnout Consideration pursuant to the Merger Agreement, (iii) to be bound by certain other covenants and agreements related to the Business Combination and (iv) to be bound by certain transfer restrictions with respect to such shares of Chardan common stock prior to the Closing, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

Pursuant to the Sponsor Support Agreement, the Sponsor agreed that 500,000 shares of the Chardan common stock beneficially owned by the Sponsor immediately following the Closing (representing a portion of the shares of Chardan common stock that were placed into escrow by the Sponsor and certain other Chardan insiders in connection with the Chardan IPO, as further described in the prospectus for the Chardan IPO) (collectively, the “Sponsor Earn-Out Shares”) will be subject to the vesting and forfeiture provisions set forth below:

•

From and after the Closing until December 31, 2023 (the “Sponsor First Earnout Period”), 150,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor if over any 20 Trading Days within any 30 Trading Day period the VWAP of the Chardan common stock is greater than or equal to $17.50 (the “Sponsor First Milestone”).

•

From and after the Closing until December 31, 2025 (the “Sponsor Second Earnout Period”), 150,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor if over any 20 Trading Days within any 30 Trading Day period the VWAP of the Chardan common stock is greater than or equal to $25.00 (the “Sponsor Second Milestone”).

•

From and after the Closing until December 31, 2027 (the “Sponsor Third Earnout Period” and together with the First Earnout Period and the Second Earnout Period, the “Sponsor Earnout Periods”), 200,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor if over any 20 Trading Days within any 30 Trading Day period the VWAP of the Chardan common stock is greater than or equal to $35.00 (the “Sponsor Third Milestone” and together with the Sponsor First Milestone and the Sponsor Second Milestone, the “Sponsor Earnout Milestones”).

•

Upon consummation of any Change in Control during any Sponsor Earnout Period, any Sponsor Earnout Milestone with respect to such Sponsor Earnout Period that has not yet been achieved shall automatically be deemed to have been achieved regardless of the valuation of the Chardan common stock in such Change in Control transaction and the applicable Sponsor Earnout Consideration shall vest and be released to the Sponsor prior to the consummation of such Change in Control.

•

If any Earnout Milestones are not achieved during the applicable Earnout Period (and a Change in Control does not take place during such Earnout Period), the applicable portion of the Sponsor Earn-Out Shares will be forfeited to Chardan for cancellation.

Chardan Stockholder Support Agreement

Concurrently with the execution of the Merger Agreement, Affinity Asset Advisors, Altium Capital Management, Ikarian Capital, RTW Investments, Sio Capital Management, South Ocean Capital Management and Surveyor (Citadel Advisors), representing approximately 14.2% of the issued and outstanding shares of Chardan common stock as of the date of this proxy statement, entered into Chardan Stockholder Support Agreements with Chardan and Renovacor, pursuant to which such Chardan stockholders agreed, among other things, (i) not to redeem any of their respective shares of Chardan common stock held of record or thereafter acquired prior to the Closing; (ii) to vote at any meeting of the stockholders of Chardan all of such shares of Chardan common stock in favor of the Proposals, including the issuance of the Aggregate Merger Consideration and the Earnout Consideration pursuant to the Merger Agreement, (iii) to appoint Jonas Grossman and Guy Barudin as their true and lawful proxies with respect to the voting of their shares of Chardan common stock in connection with the transactions, (iv) to be bound by certain other covenants and agreements related to the Business Combination and (v) to be bound by certain transfer restrictions with respect to such shares of Chardan common stock, prior to the Closing, in each case, on the terms and subject to the conditions set forth in the Chardan Stockholder Support Agreements.

Lock-Up Agreements

In connection with the Closing, Key Renovacor Stockholders will enter into Lock-Up Agreements and be subject to the corresponding Lock-Up Provisions. In addition, pursuant to the amended and restated bylaws of New Renovacor to be entered into at the Closing, the Lock-Up Provisions will apply to the shares of Chardan common stock issued as the Aggregate Merger Consideration.

Renovacor Related Party Transactions

The following is a summary of transactions since August 1, 2019 to which Renovacor has been a participant, in which:

•	the amount involved exceeded or will exceed $120,000; and

•

any of its directors, executive officers, or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation of Renovacor” or that were approved by Renovacor’s compensation committee.

Renovacor believes the terms obtained or consideration that it paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.

Agreements with Chardan

Certain of Renovacor’s 5% or greater stockholders, including Acorn Bioventures, Broadview Ventures, entities affiliated with Innogest Capital, BioAdvance, and executive officers or directors, including Magdalene Cook and Arthur Feldman, entered into certain agreements with Chardan in connection with the execution of the Merger Agreement, including the Subscription Agreements and the Lock-Up Agreements, and will become party to the Registration Rights Agreement on the Closing Date. Please refer to “Chardan Related Party Transactions — PIPE Investment”, “— Registration Rights Agreement” and “— Lock Up Agreements” for additional information.

In addition, Isaac Manke, a member of the Chardan Board, is a partner of Acorn Bioventures. Acorn Bioventures is a 5% or greater stockholder of Renovacor and is expected to be a 5% or greater stockholder of New Renovacor following consummation of the Business Combination. Acorn Bioventures is not considered to be an affiliate of either Renovacor or, following the consummation of the Business Combination, New Renovacor.

Temple License Agreement

In August 2019, Renovacor entered into the License Agreement with Temple, a 5% or greater stockholder of Renovacor, pursuant to which Renovacor was granted an exclusive, sublicensable, worldwide license under certain Temple patent rights, and a non-exclusive, sublicensable, worldwide license under certain technical information and know-how, to develop, manufacture and commercialize certain products, which currently constitute the entirety of Renovacor’s asset portfolio, subject to the terms and conditions of the License Agreement.

As partial consideration for the licensed assets, Renovacor issued to Temple 107,009 shares of its common stock, which at the time of issuance represented 3% of Renovacor’s outstanding capital stock on a fully diluted basis. Renovacor is also required to make certain payments to Temple upon achievement of certain developmental, regulatory and commercial milestones, as further described under the section entitled “Information About Renovacor — License Agreement with Temple”.

Concurrently with the execution of the License Agreement, Temple and Renovacor entered into a SRA pursuant to which Renovacor agreed to reimburse Temple approximately $0.9 million for expenses incurred by Temple in connection with certain research and development activities to be performed by Temple on behalf of Renovacor.

Agreements with Dr. Arthur Feldman

In August 2019, Renovacor entered into a consulting agreement (the “Feldman Consulting Agreement”) with its founder and 5% or greater stockholder, Dr. Arthur Feldman, pursuant to which Dr. Feldman agreed to perform certain consulting services for Renovacor in exchange for a consulting fee of $8,333.33 per calendar month. The Feldman Consulting Agreement has a term of three years, subject to automatic renewal for successive one-year terms unless earlier terminated. Renovacor paid Dr. Feldman an aggregate of $41,668 for calendar year 2019 and $100,000 for calendar year 2020.

In addition, in August 2019, Renovacor repaid in full the aggregate outstanding balance and accrued interest on an unsecured stockholder loan in the amount of $102,124 made by Dr. Feldman to Renovacor (the “Stockholder Loan”) plus interest accruing at a rate of 2% per annum. The aggregate proceeds of the Stockholder Loan were used to fund certain expenses incurred by Renovacor at its inception. The aggregate amount paid by Renovacor to Dr. Feldman in settlement of the note was $52,124 in cash and the issuance of 12,300 shares of Renovacor’s Series A preferred stock.

Series A Preferred Financing

Series A Preferred Stock Purchase Agreement

In August 2019, Renovacor entered into a Series A preferred stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with certain investors, pursuant to which Renovacor issued an aggregate of 2,578,518 shares of its Series A preferred stock, at a purchase price of approximately $4.06 per share, for an aggregate purchase price of approximately $10.5 million. The Series A Preferrred Stock was issued in three successive closings: (i) 934,803 shares issued in August 2019 for an aggregate purchase price of approximately $3.8 million; (ii) 209,658 shares issued in June 2020 for an aggregate purchase price of approximately $850,000 and (iii) 1,434,057 shares issued in November 2020 for an aggregate purchase price of approximately $5.8 million. The following table summarizes purchases of Renovacor’s Series A preferred stock by related persons in these transactions:

≥5% Stockholder	Series A Preferred Stock	Total Purchase Price
Novartis Bioventures Ltd.	522,748	$2,125,003.55
New Leaf Biopharma Opportunities II, L.P.	522,748	$2,125,003.55
Acorn Bioventures	475,225	$1,931,819.56
Entities affiliated with Innogest Capital (1)	380,181	$1,545,459.72
Broadview Ventures I LLC	332,658	$1,352,275.73
BioAdvance	285,135	$1,159,091.74
Magdalene Cook	47,523	$193,183.99
Arthur Feldman	12,300	$50,000.28

(1)

Includes 235,711 shares held by Renovaholding M S.r.l, an affiliate of Innogest Capital formed for purposes of making an investment in Renovacor, 19,010 shares held by Francisco Loredan and 125,460 shares initially purchased by Stefan Buono and subsequently transferred to an affiliated investment fund, Elysia Capital.

Investors Rights Agreement

In connection with the initial closing of the Series A preferred stock financing, Renovacor entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with each of Renovacor’s 5% or greater stockholders (as set forth in the table above) and certain other stockholders of Renovacor. Pursuant to the Investor Agreement, the investors were granted certain demand and registration rights as well as certain information rights. The Investor Rights Agreement will terminate automatically in accordance with its terms upon the consummation of the Business Combination.

Voting Agreement

In connection with the initial closing of the Series A preferred stock financing, Renovacor entered into a Voting Agreement (the “Voting Agreement”) with each of Renovacor’s 5% or greater stockholders (as set forth in the table above) and certain other stockholders of Renovacor. Pursuant to the Investors Agreement, certain investors were given the right to designate certain members of Renovacor’s board of directors. The Voting Agreement will terminate automatically in accordance with its terms upon the consummation of the Business Combination.

Right of First Refusal and Co-Sale Agreement

In connection with the initial closing of the Series A preferred stock financing, Renovacor entered into a Right Of First Refusal And Co-Sale Agreement (the “ROFR and Co-Sale Agreement”), with each of Renovacor’s 5% or greater stockholders (as set forth in the table above) and certain other stockholders of Renovacor. The ROFR and Co-Sale Agreement provides for, among other things, certain right of first refusal and co-sale rights with respect to capital stock of Renovacor. The ROFR and Co-Sale Agreement will terminate automatically in accordance with its terms upon the consummation of the Business Combination.

Management Rights Letter Agreements

In connection with the initial closing of the Series A preferred stock financing, Renovacor entered into Management Rights Letters with Novartis Bioventures, New Leaf Biopharma, Acorn Bioventures, entities affiliated with Innogest Capital, Broadview Ventures and BioAdvance. The Management Rights Letters provide such investors with, among other things, certain information and board observation rights and rights to consult with Renovacor management concerning the business and operations of Renovacor. The Management Rights Letters will terminate automatically in accordance with their respective terms upon the consummation of the Business Combination.

Policies and Procedures for Related Party Transactions

While Renovacor does not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the Renovacor board of directors reviews and considers the interests of its directors, executive officers and principal stockholders in its review and consideration of transactions and obtains the approval of non-interested directors when it determines that such approval is appropriate under the circumstances. Upon consummation of the Business Combination, New Renovacor will adopt a written related person transaction policy. This written policy regarding related person transactions will provide that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which New Renovacor is a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. New Renovacor ’s policy will also provide that a related person means any of New Renovacor ’s executive officers and directors (including director nominees), in each case at any time since the beginning of New Renovacor ’s last fiscal year, or holders of more than 5% of any class of New Renovacor ’s voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons. New Renovacor ’s audit committee will have the primary responsibility for reviewing and approving or disapproving related person transactions. In addition to New Renovacor ’s policy, New Renovacor ’s audit committee charter that will be in effect upon the consummation of the Business Combination will provide that New Renovacor ’s audit committee shall review and approve or disapprove any related person transactions.

All related person transactions described in this section occurred prior to adoption of the formal, written policy described above, and therefore these transactions were not subject to the approval and review procedures set forth in the policy.

SECURITIES ACT RESTRICTIONS ON RESALE OF CHARDAN’S SECURITIES

In general, Rule 144 of the Securities Act (“Rule 144”) permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to be one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are deemed to be our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of the date of this proxy statement, Chardan had 10,778,305 shares of common stock outstanding. Of these shares, 8,622,644 shares sold in the Chardan IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the shares of Chardan common stock owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of Chardan common stock we issue to the PIPE Investors pursuant to the Subscription Agreements will be restricted securities for purposes of Rule 144. Pursuant to the terms of the Subscription Agreements, we will be obligated to file no later than 45 business days after the Closing of the Business Combination a registration statement covering the resale of the PIPE Shares (other than such shares as are covered by the Registration Rights Agreement entered between us, the Sponsor, and the other parties named therein). We will be obligated to cause such registration statement to become effective and maintain the effectiveness of such registration statement for a period of up to two years after the Closing.

As of the date of this proxy statement, there are 12,122,644 warrants of Chardan outstanding, consisting of 8,622,644 public warrants originally sold as part of the units issued in the Chardan IPO and 3,500,000 private placement warrants that were sold by Chardan to the Sponsor in a private sale prior to the Chardan IPO. Each warrant is exercisable for one-half share of Chardan common stock, in accordance with the terms of the Warrant Agreement governing the warrants. The public warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we will be obligated to file no later than 60 days after the Closing a registration statement under the Securities Act covering the 3,500,000 shares of Chardan common stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.

APPRAISAL RIGHTS

Chardan

Neither Chardan stockholders nor Chardan unit or warrant holders have appraisal rights under the DGCL in connection with the Business Combination.

Renovacor

The Renovacor stockholders are entitled to appraisal rights in connection with the Business Combination under Delaware law. Under the DGCL, if a Renovacor stockholder does not wish to accept the Common Per Share Merger Consideration or Preferred Per Share Merger Consideration, as applicable, provided for in the Merger Agreement and does not consent to the adoption of the Merger Agreement and the Business Combination is consummated, such stockholder has the right to seek appraisal of his, her or its shares of Renovacor stock and to receive payment in cash for the fair value of his, her or its shares of Renovacor stock exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value of such shares of Renovacor stock. These rights are known as appraisal rights. The “fair value” of such shares of Renovacor stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Common Per Share Merger Consideration or Preferred Per Share Merger Consideration, as applicable, that a stockholder of record is otherwise entitled to receive for the same number of shares of Renovacor stock under the terms of the Merger Agreement. Holders of Renovacor stock who elect to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL to perfect their rights. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Holders of Renovacor stock who wish to exercise appraisal rights, or preserve the ability to do so, must not deliver a signed written consent adopting the Merger Agreement, as doing so will constitute a waiver of appraisal rights. Failure to vote against the merger in and of itself will not constitute a waiver of appraisal rights.

This section is intended only as a brief summary of the material provisions of applicable requirements and the statutory procedures under the DGCL that a Renovacor stockholder must follow in order to seek and perfect appraisal rights and may not include all of the information that is important to you. This summary is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is attached as Annex I to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that holders of Renovacor stock exercise their appraisal rights under Section 262 of the DGCL. Unless otherwise noted, all references in this summary to “stockholders” or “you” are to the record holders of shares of Renovacor stock immediately prior to the effective time of the Business Combination as to which appraisal rights are asserted. A person having a beneficial interest in shares of Renovacor stock held of record in the name of another person must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. This proxy statement is delivered pursuant to Section 262(d)(2) of the DGCL. As a Renovacor stockholder, you are entitled to certain appraisal rights under Section 262 of the DGCL in connection with the Business Combination.

Section 262 of the DGCL requires that where a merger agreement is adopted by a written consent of stockholders in lieu of a meeting of stockholders, stockholders entitled to appraisal rights must be given notice that appraisal rights are available. A copy of Section 262 of the DGCL must be included with such notice. The notice must be provided either before the effective date of the merger or within ten days thereafter. Only those Renovacor stockholders who did not submit a written consent adopting the Merger Agreement and who have otherwise complied with Section 262 of the DGCL are entitled to receive such notice. If given at or after the effective date of the merger, the notice must also specify the effective date of the merger; otherwise, a supplementary notice will provide this information in accordance with Section 262 of the DGCL.

In order to preserve your right to receive notice and to demand appraisal rights, you must not deliver a written consent adopting the Merger Agreement. As described below, you must also continue to hold your shares of Renovacor stock through the effective date of the Business Combination.

If you elect to demand appraisal of your shares of Renovacor stock, you must, within 20 days after the date of mailing of this notice, make a written demand for the appraisal of your shares of Renovacor stock to Renovacor, at the following address: c/o Renovacor, Inc., P.O. Box 8142, Greenwich, CT 06836.

A Renovacor stockholder wishing to exercise appraisal rights must hold of record the shares of Renovacor stock that are the subject of such rights on the date the written demand for appraisal is made. In addition, a holder must continue to hold of record such shares of Renovacor stock through the effective date of the Business Combination. Appraisal rights will be lost if your shares of Renovacor stock are transferred prior to the effective time. If you are not the stockholder of record, you will need to follow special procedures as discussed further below.

If you and/or the record holder of your shares of Renovacor stock fail to comply with all of the conditions required by Section 262 of the DGCL to perfect your appraisal rights, and the Business Combination is completed, your shares of Renovacor stock (assuming that you hold them through the effective time of the Business Combination) will be converted into the right to receive the Common Per Share Merger Consideration or Preferred Per Share Merger Consideration, as applicable, in respect thereof, as provided for in the Merger Agreement, but without interest, and you will have no appraisal rights with respect to such shares.

As noted above, a Renovacor stockholder wishing to exercise his, her or its appraisal rights must, within 20 days after the date of mailing of this notice of appraisal rights, make a written demand for the appraisal of his, her or its shares of Renovacor stock. The demand must reasonably inform Renovacor of the identity of the stockholder of record and his, her or its intent to demand appraisal of the fair value of the shares held by such holder. Only a holder of record of shares of Renovacor stock issued and outstanding immediately prior to the effective date will be entitled to assert appraisal rights for the shares of Renovacor stock registered in that holder’s name. The demand for appraisal should be executed by or on behalf of the holder of record of the shares of Renovacor stock, fully and correctly, as the stockholder’s name appears on the Renovacor stock certificate(s) or electronic certificate(s), as applicable, should specify the stockholder’s name and mailing address and the number of shares registered in the stockholder’s name, and must state that the person intends thereby to demand appraisal of the stockholder’s shares of Renovacor stock in connection with the Business Combination. The demand cannot be made by the beneficial owner of shares of Renovacor stock if such beneficial owner does not also hold of record such shares. A beneficial owner of shares of Renovacor stock held in “street name” who desires appraisal should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of such shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co. Any beneficial holder desiring appraisal who holds shares through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder. The beneficial holder of such shares should instruct such firm, bank or institution that the demand for appraisal be made by the record holder of the shares, which may be the nominee of a central security depository if the shares have been so deposited. As required by Section 262, a demand for appraisal must reasonably inform Renovacor of the identity of the holder(s) of record (which may be a nominee as described above) and of such holder’s intention to seek appraisal of such shares. If shares of Renovacor stock are owned of record in a fiduciary capacity (such as by a trustee, guardian or custodian) execution of the demand for appraisal should be made in that capacity. If shares of Renovacor stock are held of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record holder or holders and expressly disclose the fact that, in executing the demand, he, she or it is acting as agent for the record holder or holders. A record holder who holds shares of Renovacor stock as a nominee for others, may exercise appraisal rights with respect to such shares held for one or more beneficial owners, while not exercising such rights with respect to shares held for other beneficial owners. In that case, the written demand should state the number of shares of Renovacor stock as to which appraisal is sought. Where no number of shares of Renovacor stock is expressly mentioned, the demand for appraisal will be presumed to cover all shares of Renovacor stock held in the name of the record holder. Stockholders who hold their shares of Renovacor stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

At any time within 60 days after the effective date of the Business Combination, but not thereafter, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand for appraisal and accept the Common Per Share Merger Consideration or Preferred Per Share Merger Consideration, as applicable, for his, her or its shares of Renovacor stock by delivering to New Renovacor a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Business Combination will require written approval of New Renovacor. Unless the demand for appraisal is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the effective date of the Business Combination, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any Renovacor stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the court deems just. If New Renovacor does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Common Per Share Merger Consideration or Preferred Per Share Merger Consideration, as applicable, for his, her or its shares of Renovacor stock.

Within 120 days after the effective date of the Business Combination, either New Renovacor or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Renovacor stock held by all stockholders entitled to appraisal. Upon the filing of such a petition by a stockholder, service of a copy of such petition shall be made upon New Renovacor. Chardan has no present intent to cause New Renovacor to file such a petition and has no obligation to cause such a petition to be filed, and stockholders should not assume that New Renovacor will file a petition. Accordingly, it is the obligation of the holders of Renovacor stock to initiate all necessary action to perfect their appraisal rights in respect of such shares of Renovacor stock within the time prescribed in Section 262 of the DGCL, as the failure of a stockholder to file such a petition within the period specified could nullify his, her or its previous written demand for appraisal. In addition, within 120 days after the effective date of the Business Combination, any stockholder who has properly complied with the requirements for the exercise of appraisal rights, upon written request, will be entitled to receive from New Renovacor a statement setting forth the aggregate number of shares of Renovacor stock for which a written consent adopting the Merger Agreement was not submitted and with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. The statement must be mailed within ten days after such written request has been received by New Renovacor or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of

Renovacor stock may, in such person’s own name, file a petition for appraisal or request from New Renovacor such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is served upon New Renovacor, then New Renovacor will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Renovacor stock and with whom agreements as to the value of their shares of Renovacor stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights provided thereunder. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Renovacor stock that are represented by stock certificates to submit such stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of Renovacor stock, the Delaware Court of Chancery will appraise such shares of Renovacor stock, determining their fair value as of the effective date of the Business Combination after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the Renovacor stock certificates or electronic certificates, as applicable, representing their shares of Renovacor stock. Holders of Renovacor stock considering seeking appraisal should be aware that the fair value of their shares of Renovacor stock as determined under Section 262 of the DGCL could be more or less than or the same as the consideration they would receive pursuant to the Business Combination if they did not seek appraisal of their shares of Renovacor stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262 of the DGCL. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Business Combination through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Business Combination and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, New Renovacor may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided above only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. The costs of the appraisal action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to an appraisal.

No representation is made as to the outcome of the appraisal of fair value as determined by the court and stockholders should recognize that such an appraisal could result in a determination of a value lower than, or the same as, the Common Per Share Merger Consideration or Preferred Per Share Merger Consideration, as applicable. Moreover, neither of Chardan nor Renovacor anticipates offering more than the merger consideration to any stockholder exercising appraisal rights and Chardan and Renovacor reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Renovacor stock is less than the Common Per Share Merger Consideration or Preferred Per Share Merger Consideration, as applicable.

FAILING TO FOLLOW PROPER STATUTORY PROCEDURES MAY RESULT IN LOSS OF YOUR APPRAISAL RIGHTS. In view of the complexity of Section 262 of the DGCL, holders of shares of Renovacor stock who may wish to pursue appraisal rights should consult their legal and financial advisors.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Chardan Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

If the Business Combination is completed, you will be entitled to attend and participate in New Renovacor’s annual meetings of stockholders. For any proposal to be considered for inclusion in New Renovacor’s proxy statement and form of proxy for submission to the stockholders at its 2022 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the amended and restated bylaws. Such proposals must be received by New Renovacor at its executive offices a reasonable time before New Renovacor begins to print and mail its 2022 annual meeting proxy materials in order to be considered for inclusion in New Renovacor’s proxy materials for the 2022 annual meeting.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Chardan Board, any committee chairperson or the non-management directors as a group by writing to the Chardan Board or committee chairperson in care of Chardan Healthcare Acquisition 2 Corp., 17 State Street, 21st Floor, New York, New York 10004.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Chardan and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Chardan’s annual report to stockholders and Chardan’s proxy statement. Upon written or oral request, Chardan will deliver a separate copy of the annual report and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that Chardan deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that Chardan deliver single copies of such documents in the future. Stockholders may notify Chardan of their requests by calling or writing Chardan at its principal executive offices at 17 State Street, 21st Floor, New York, New York 10004.

WHERE YOU CAN FIND MORE INFORMATION

Chardan files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Chardan at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to Chardan has been supplied by Chardan, and all such information relating to Renovacor has been supplied by Renovacor. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:

Chardan Healthcare Acquisition 2 Corp.

17 State Street, 21st Floor,

New York, NY 10004

Tel.: (646) 465-9001

or

Call Toll Free:

Banks and brokers call:

Email:

If you are a stockholder of Chardan and would like to request documents, please do so by                 , 2021, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement of Chardan for the special meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, Renovacor or Chardan that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Chardan Healthcare Acquisition 2 Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Chardan Healthcare Acquisition 2 Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

Houston, TX

March 4, 2021

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current assets
Cash	$687,313	$22,705
Prepaid expenses and other current asset	30,217	2,225

Total Current Assets	717,530	24,930
Marketable securities held in trust account	86,247,631	—

TOTAL ASSETS	$86,965,161	$24,930

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities — accounts payable and accrued expenses	$359,438	$2,400
Promissory note — related party	500,000	—

TOTAL LIABILITIES	859,438	2,400

Commitments
Common stock subject to possible redemption 8,110,572 and no shares at redemption value at December 31, 2020 and 2019, respectively	81,105,720	—
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 30,000,000 shares authorized; 2,667,733 and 5,000,000 issued and outstanding (excluding 8,110,572 and no shares subject to possible redemption) at December 31, 2020 and 2019 (1), respectively	266	500
Additional paid-in capital	5,782,977	24,500
Accumulated deficit	(783,240)	(2,470)

Total Stockholders’ Equity	5,000,003	22,530

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$86,965,161	$24,930

(1)

Common stock balance at December 31, 2019, included 2,556,250 shares which were cancelled in April of 2020 and 318,750 shares that were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full (Note 5).

The accompanying notes are an integral part of the financial statements.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019
Operating and formation costs	$801,961	$520

Loss from operations	(801,961)	(520)
Other income:
Interest earned on marketable securities held in trust account	21,191	—

Net (loss) income	$(780,770)	$(520)

Weighted average shares outstanding, basic and diluted (1)	3,291,003	4,681,250

Basic and diluted net loss per common share	$(0.24)	$(0.00)

(1)	Excludes an aggregate of 8,110,572 shares subject to possible redemption at December 31, 2020.

The accompanying notes are an integral part of the financial statements.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance — January 1, 2019	5,000,000	$500	$24,500	$(1,950)	$23,050
Net loss	—	—	—	(520)	(520)

Balance — December 31, 2019	5,000,000	500	24,500	(2,470)	22,530
Cancellation of Founder Shares	(2,556,250)	(256)	256	—	—
Forfeiture of Founder Shares	(288,089)	(29)	29	—	—
Sales of 8,622,644 Units, net of underwriter discounts and fees	8,622,644	862	85,463,101	—	85,463,963
Sale of 3,500,000 Private Placement Warrants	—	—	1,400,000	—	1,400,000
Common stock subject to redemption	(8,110,572)	(811)	(81,104,909)	—	(81,105,720)
Net income	—	—	—	(780,770)	(780,770)

Balance — December 31, 2020	2,667,733	$266	$5,782,977	$(783,240)	$5,000,003

The accompanying notes are an integral part of the financial statements.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(780,770)	$(520)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in trust account	(21,191)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(27,992)	(2,225)
Accounts payable and accrued expenses	357,038	450

Net cash used in operating activities	(472,915)	(2,295)

Cash Flows from Investing Activities:
Investment of cash in trust account	(86,226,440)	—

Net cash used in investing activities	(86,226,440)	—

Cash Flows from Financing Activities:
Proceeds from collection of stock subscription receivable from Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	85,726,440	—
Proceeds from sale of Private Placement Warrants	1,400,000	—
Proceeds from promissory note — related party	530,000	—
Repayment of promissory note — related party	(30,000)	—
Payment of offering costs	(262,477)	—

Net cash provided by financing activities	87,363,963	25,000

Net Change in Cash	664,608	22,705
Cash — Beginning of period	22,705	—

Cash — End of period	$687,313	$22,705

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$81,869,560	$—

Change in value of common stock subject to possible redemption	$(763,840)	$—

The accompanying notes are an integral part of the financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Chardan Healthcare Acquisition 2 Corp. (formerly known as Chardan Healthcare Acquisition III Corp.) (the “Company”) is a blank check company incorporated in Delaware on December 19, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities that the Company has not yet identified (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses operating in North America in the healthcare industry. On March 3, 2020, the Company changed its name to Chardan Healthcare Acquisition 2 Corp.

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

Initial Public Offering

The registration statement for the Company’s Initial Public Offering was declared effective on April 23, 2020. On April 28, 2020, the Company consummated the Initial Public Offering of 8,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $85,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,500,000 warrants (the “Private Placement Warrants”) at a price of $0.40 per Private Placement Warrant in a private placement to Chardan Investments 2, LLC (the “Sponsor”), generating gross proceeds of $1,400,000, which is described in Note 4.

Following the closing of the Initial Public Offering on April 28, 2020, an amount of $85,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account, as described below.

On June 5, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company consummated the sale of an additional 122,644 Units at $10.00 per Unit, generating total gross proceeds of $1,226,440. A total of $1,226,440 of net proceeds ($10.00 per Unit) were deposited in the Trust Account, bringing the aggregate proceeds held in the Trust Account to $86,226,440.

Transaction costs amounted to $762,477, consisting of $500,000 of underwriting fees and $262,477 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The

Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and other initial stockholders (collectively, the “Initial Stockholders”) have agreed to (a) vote their Founder Shares (as defined in Note 5) and any Public Shares held by them in favor of a Business Combination and (b) not to convert any shares (including Founder Shares) in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming their shares with respect to more than an aggregate of 20% of the Public Shares.

The Company will have until April 28, 2022 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The proceeds deposited in the Trust Account could, however, become subject to claims of creditors. Therefore, the actual per-share redemption amount could be less than $10.00.

The Initial Stockholders have agreed to (i) waive their redemption rights with respect to Founder Shares and any Public Shares they may acquire during or after the Initial Public Offering in connection with the consummation of a Business Combination, (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to consummate a Business Combination within the Combination Period and (iii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the

Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.

Marketable Securities Held in Trust Account

At December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds which invest in U.S. Treasury securities.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income Taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2020 and 2019, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL”) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statement of operations.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Shares of common stock subject to possible redemption at December 31, 2020, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 7,811,322, shares of common stock in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per common share is the same as basic net loss per common share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 8,622,644 Units, at a purchase price of $10.00 per Unit, inclusive of 122,644 Units sold to the underwriters on June 5, 2020 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one share of common stock and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one-half of one share of common stock at an exercise price of $11.50 per share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 3,500,000 Private Placement Warrants at a price of $0.40 per Private Placement Warrant, for an aggregate purchase price of $1,400,000. Each Private Placement Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In December 2018, the Company issued an aggregate of 5,000,000 shares of common stock to the Sponsor for an aggregate purchase price of $25,000. On April 28, 2020, the Sponsor cancelled 2,556,250 of its shares, resulting in 2,443,750 remaining shares owned by the Sponsor (“Founder Shares”). The Founder Shares included an aggregate of up to 318,750 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to partially exercise their over-allotment option, 288,089 Founder Shares were forfeited and 30,661 Founder Shares are no longer subject to forfeiture, resulting in there being 2,155,661 Founder Shares outstanding.

The Initial Stockholders have agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) six months after the date of the consummation of a Business Combination or (ii) the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 10 trading days within any 30-trading day period commencing after a Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On January 14, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000. As of April 28, 2020, there was $30,000 outstanding under the Promissory Note. The Promissory Note was repaid on April 29, 2020.

On April 28, 2020, the Company issued a $500,000 promissory note to the Sponsor (the “Sponsor Promissory Note”) in exchange for $500,000 in cash that was used to pay the underwriting discount at the consummation of the Initial Public Offering. The Sponsor Promissory Note is non-interest bearing, unsecured and due upon the consummation of a Business Combination.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would be paid upon consummation of a Business Combination, without interest.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on April 28, 2020, the Company will pay an affiliate of the Sponsor up to $10,000 per month for general and administrative services including office space, utilities and secretarial support. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2020, the Company incurred $90,000, in fees for these services, of which $20,000 is included in accounts payable and accrued expensed in the accompanying balance sheet.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on April 23, 2020, the holders of the Founder Shares, Private Placement Warrants (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities will be entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Placement Warrants (and their underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Chardan Capital Markets, LLC and its related persons may not, with respect to the Private Placement Warrants purchased by the Sponsor, (i) have more than one demand registration right at the Company’s expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the Initial Public Offering, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the Initial Public Offering, as long as Chardan Capital Markets, LLC or any of its related persons are beneficial owners of Private Placement Warrants.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — On April 23, 2020, the Company amended its Certificate of Incorporation such that the Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

Common Stock — On April 23, 2020, the Company amended its Certificate of Incorporation such that the Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share.

Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 2,667,733 and 5,000,000 shares of common stock issued and outstanding, excluding 8,110,572 and no shares of common stock subject to possible redemption, respectively.

Warrants — No fractional shares will be issued upon exercise of the Public Warrants. Therefore, Public Warrants must be exercised in multiples of two warrants. The Public Warrants will become exercisable on the consummation of a Business Combination; provided in that the Company has an effective and current registration statement covering the shares of common stock issuable upon the exercise of the Public Warrants and a current prospectus relating to such shares of common stock. The Company has agreed that as soon as practicable, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days from the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption

•

if, and only if, the last sale price of the Company’s common stock equals or exceeds $16.00 per share for any 10 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s shares of common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business

Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $16.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 160% of the higher of the Market Value and the Newly Issued Price.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering except that the Private Placement Warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be non-redeemable by the Company, in each case, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. The Private Placement Warrants purchased by the Sponsor will not be exercisable more than five years from the effective date of the Initial Public Offering, in accordance with FINRA Rule 5110(f)(2)(G)(i), as long as Chardan Capital Markets, LLC or any of its related persons beneficially own these Private Placement Warrants.

NOTE 8. INCOME TAX

The Company’s net deferred tax assets are as follows:

	December 31, 2020	December 31, 2019
Deferred tax assets
Net operating loss carryforward	$164,481	$519

Total deferred tax assets	164,481	519
Valuation Allowance	(164,481)	(519)

Deferred tax assets, net of allowance	$—	$—

The provision for income taxes consists of the following:

	December 31, 2020	December 31, 2019
Federal
Current	$—	$—
Deferred	(164,481)	(109)
State and Local
Current	—	—
Deferred	—	—
Change in valuation allowance	164,481	109

Income tax provision	$—	$—

As of December 31, 2020 and 2019, the Company had approximately $781,000 and $2,500, respectively, in U.S. federal net operating loss carryovers available to offset future taxable income, which do not expire.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020, the change in the valuation allowance was $163,962.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	December 31, 2020	December 31, 2019
Statutory federal income tax rate	21.0%	21.0%
Valuation allowance	(21.0)%	(21.0)%

Income tax provision	0.0%	0.0%

The Company files income tax returns in the U.S. federal and New York jurisdictions. The Company’s tax returns since inception remain open and subject to examination by the taxing authorities. The Company considers New York to be a significant state tax jurisdiction.

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the IRC for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company’s full valuation allowance position and capitalization of all costs, the CARES Act did not have an impact on the financial statements.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$86,247,631

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 17, 2021, the Sponsor committed to provide an aggregate of $250,000 in loans to the Company on an as needed basis. Such loans will be evidenced by a promissory note when issued.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

CONDENSED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(Unaudited)	(As Revised)
ASSETS
Current assets:
Cash	$595,821	$687,313
Prepaid expenses	6,666	30,217

Total Current Assets	602,487	717,530
Investments held in Trust Account	86,251,714	86,247,631

TOTAL ASSETS	$86,854,201	$86,965,161

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities — accounts payable and accrued expenses	$1,129,734	$359,438
Promissory note — related party	500,000	500,000
Warrant liability	4,340,000	4,025,000

TOTAL LIABILITIES	5,969,734	4,884,438

Commitments
Common Stock, $0.0001 par value, subject to possible redemption; 8,622,644 and 7,708,072 shares at redemption value at March 31, 2021 and December 31, 2020, respectively	86,251,714	77,080,720
Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common Stock, $0.0001 par value; 30,000,000 shares authorized; 2,115,661 and 3,070,233 shares issued and outstanding (excluding 8,622,644 and 7,708,072 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	215	307
Additional paid-in capital	24,785	8,417,293
Accumulated deficit	(5,392,247)	(3,417,597)

Total Stockholders’ Equity (Deficit)	(5,367,247)	5,000,003

Total Liabilities and Stockholders’ Equity (Deficit)	$86,854,201	$86,965,161

The accompanying notes are an integral part of these financial statements.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Operating costs	$871,096	$16,923
Franchise tax expense	14,243	—

Loss from operations	(885,339)	(16,923)
Change in fair value of warrant liability	(315,000)	—
Interest earned on marketable securities held in Trust Account	4,083

Net loss	$(1,196,256)	$(16,923)

Weighted average shares outstanding, basic and diluted (1)	3,077,233	4,681,250

Basic and diluted net loss per common share	$(0.39)	$(0.00)

(1)	Excludes an aggregate of 8,622,644 shares subject to possible redemption at March 31, 2021.

The accompanying notes are an integral part of these financial statements.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balances, December 31, 2020 (Revised)	3,070,233	$307	$8,417,293	$(3,417,597)	$5,000,003

Measurement adjustment on redeemable Common Stock	(914,572)	(92)	(8,392,508)	(778,394)	(9,170,994)
Net loss	—	—	—	(1,196,256)	(1,196,256)

Balances, March 31, 2021(Unaudited)	2,155,661	$215	$24,785	$(5,392,247)	$(5,367,247)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balances, December 31, 2019 (Audited)	5,000,000	$500	$24,500	$(2,470)	$22,530

Net loss	—	—	—	(16,923)	(16,923)

Balances, March 31, 2020 (Unaudited)	5,000,000	$500	$24,500	$(19,393)	$5,607

The accompanying notes are an integral part of these financial statements.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(1,196,256)	$(16,923)
Adjustments to reconcile net loss to net cash used in operations:
Change in fair value of warrant liability	315,000
Interest earned on marketable securities held in Trust Account	(4,083)
Changes in operating assets and liabilities:
Prepaid expenses	23,551	2,225
Accrued expenses	770,296	16,297

Net cash (used in) provided by operating activities	(91,492)	1,599

Cash Flows from Financing Activities:
Proceeds from promissory note — related party	—	30,000
Payment of offering costs	—	(50,300)

Net cash used in financing activities	—	(20,300)

Net change in cash	(91,492)	(18,701)
Cash at beginning of period	687,313	22,705

Cash at end of period	$595,821	$4,004

Supplemental disclosure of noncash investing and financing activities:
Change in value of Common Stock subject to possible redemption	$9,170,994	$—

The accompanying notes are an integral part of these financial statements.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Chardan Healthcare Acquisition 2 Corp. (the “Company”) is a blank check company incorporated in Delaware on December 19, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities that the Company has not yet identified (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses operating in North America in the healthcare industry.

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

Initial Public Offering

The registration statement for the Company’s Initial Public Offering was declared effective on April 23, 2020. On April 28, 2020, the Company consummated the Initial Public Offering of 8,500,000 units (the “Units” and, with respect to the shares of Common Stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $85,000,000, which is discussed in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,500,000 warrants (the “Private Placement Warrants”) at a price of $0.40 per Private Placement Warrant in a private placement to Chardan Investments 2, LLC (the “Sponsor”), generating gross proceeds of $1,400,000, which is described in Note 4.

Following the closing of the Initial Public Offering on April 28, 2020, an amount of $85,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants (as defined in Note 4) was placed in a trust account (the “Trust Account”), invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account, as described below.

On June 5, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company consummated the sale of an additional 122,644 Units at $10.00 per Unit, generating total gross proceeds of $1,226,440. A total of $1,226,440 of net proceeds ($10.00 per Unit) were deposited in the Trust Account.

Transaction costs related to the issuances described above amounted to $762,477, consisting of $500,000 of underwriting fees and $262,477 of other costs. In addition, at March 31, 2021, $595,821 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and other initial stockholders (collectively, the “Initial Stockholders”) have agreed to (a) vote their Founder Shares (as defined in Note 5) and any Public Shares held by them in favor of a Business Combination and (b) not to convert any shares (including Founder Shares) in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming their shares with respect to more than an aggregate of 20% of the Public Shares.

The Company will have until April 28, 2022 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The proceeds deposited in the Trust Account could, however, become subject to claims of creditors. Therefore, the actual per-share redemption amount could be less than $10.00.

The Initial Stockholders have agreed to (i) waive their redemption rights with respect to Founder Shares and any Public Shares they may acquire during or after the Initial Public Offering in connection with the consummation of a Business Combination, (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to consummate a Business Combination within the Combination Period and (iii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Business Combination Agreement

On March 22, 2021, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, CHAQ2 Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of the Company (“Merger Sub”), and Renovacor, Inc., a Delaware corporation (“Renovacor”).

The Merger Agreement provides for, among other things, the following transactions at the closing: (i) Merger Sub will merge with and into Renovacor, with Renovacor as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of the Company (the “Merger”) and, in connection with the Merger, (ii) the Company’s name will be changed to Renovacor, Inc. The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination”.

At the closing of the Business Combination (the “Closing”), an aggregate of 6,500,000 shares of CHAQ Common Stock, par value $0.0001 per share (“CHAQ Common Stock”), will be issued to equityholders of Renovacor as of immediately prior to the Closing in respect of all of the equity interests of Renovacor (the “Aggregate Merger Consideration”). Out of the Aggregate Merger Consideration, each holder of preferred stock of Renovacor, par value $0.0001 per share (the “Renovacor Preferred Stock”), will be entitled to receive a number of shares of CHAQ Common Stock equal to the Preferred Per Share Merger Consideration (as defined in the Merger Agreement) with respect to such holder’s shares of Renovacor Preferred Stock. Each holder of Common Stock of Renovacor, par value $0.0001 per share (the “Renovacor Common Stock”, and together with the Renovacor Preferred Stock, the “Renovacor Capital Stock”) will be entitled to receive a number of shares of the Company’s Common Stock equal to the Common Per Share Merger Consideration (as defined in the Merger Agreement) with respect to such holder’s shares of Renovacor Common Stock.

In addition, each option to purchase shares of Renovacor Common Stock (each, a “Renovacor Option”) outstanding as of immediately prior to the Closing will be converted into an option to purchase a number of shares of the Company Common Stock (rounded down to the nearest whole number) equal to the product of the number of shares of Renovacor Common Stock subject to such Renovacor Option and the Common Per Share Merger Consideration (an “Exchanged Option”), which Exchanged Option shall be subject to the same vesting terms applicable to the Renovacor Option as of immediately prior to the Closing.

Holders of Renovacor Capital Stock and Renovacor Options will also have the contingent right to receive up to 2,000,000 shares of CHAQ Common Stock in the aggregate (“Earnout Consideration”).

PIPE Financing (Private Placement)

Concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), including the Sponsor, certain holders of Renovacor Capital Stock and other third parties. Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such investors, immediately following the Closing, an aggregate of 3,000,000 shares of the Company Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $30,000,000 (the “PIPE Financing”). A portion of the shares of Company Common Stock to be issued and sold in the PIPE Financing may be issued to certain PIPE Investors in the form of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Company Common Stock, at an initial purchase price of $9.99 per share underlying the Pre-Funded Warrants. The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.01 (subject to a 9.99% beneficial ownership limitation) and will be exercisable indefinitely.

The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that the Company will grant the investors in the PIPE Financing certain customary registration rights, including a covenant by the Company to file a registration statement on Form S-1 registering for resale the shares of the Company Common Stock issued pursuant to the Subscription Agreements.

Going Concern Consideration

As of March 31, 2021, the Company had $595,821 in cash held outside of the Trust Account and a working capital deficit of $513,004. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Business Combination as discussed above. There is no assurance that the Company’s plans to consummate the Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant, which terms are similar to those contained in the warrant agreement governing the Company’s warrants. As a result of the SEC Statement, the Company reevaluated the accounting treatment of the 3,500,000 warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the Initial Public Offering (the “Private Placement Warrants”). The Company previously accounted for the Private Placement Warrants as components of equity.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815”), the Company concluded that a provision in the warrant agreement related to certain transfer provisions precludes the Private Placement Warrants from being accounted for as components of equity. As the Private Placement Warrants meet the definition of a derivative as contemplated in ASC 815, the Private Placement Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statements of Operations in the period of change.

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred transaction amounting to $762,477 as a result of the Initial Public Offering (consisting of a $500,000 underwriting discount and $262,477 of other offering costs). The Company recorded $253,120 of offering costs as a reduction of equity in connection with the shares of common stock included in the Units. The Company immediately expensed $9,357 of offering costs in connection with the Private Placement Warrants that were classified as liabilities.

The following tables summarize the effect of the revision on each financial statement line item as of the dates, and for the period, indicated:

	As Previously Reported	Adjustment	As Revised
Balance Sheet as of April 28, 2020 (audited)
Warrant liability	$—	$3,080,000	$3,080,000
Total liabilities	581,747	3,080,000	3,661,747
Common Stock subject to possible redemption	80,643,120	(3,080,000)	77,563,120
Common Stock	288	31	319
Additional paid-in capital	5,019,115	1,689,326	6,708,441
Accumulated deficit	(19,393)	(1,689,357)	(1,708,750)
Balance Sheet as of June 30, 2020 (unaudited)
Warrant liability	$—	$3,115,000	$3,115,000
Total liabilities	553,322	3,115,000	3,668,322
Common Stock subject to possible redemption	81,798,769	(3,115,000)	78,683,769
Common Stock	260	31	291
Additional paid-in capital	5,089,934	1,654,388	6,744,322
Accumulated deficit	(90,185)	(1,724,357)	(1,814,542)

	As Previously Reported	Adjustment	As Revised
Balance Sheet as of September 30, 2020 (unaudited)
Warrant liability	$—	$3,010,000	$3,010,000
Total liabilities	792,523	3,010,000	3,802,523
Common Stock subject to possible redemption	81,313,960	(3,010,000)	78,303,960
Common Stock	265	30	295
Additional paid-in capital	5,574,738	1,619,327	7,194,065
Accumulated deficit	(574,999)	(1,619,357)	(2,194,356)
Balance Sheet as of December 31, 2020 (audited)
Warrant liability	$—	$4,025,000	$4,025,000
Total liabilities	859,438	4,025,000	4,884,438
Common Stock subject to possible redemption	81,105,720	(4,025,000)	77,080,720
Common Stock	266	41	307
Additional paid-in capital	5,782,977	2,634,316	8,417,293
Retained earnings (accumulated deficit)	(783,240)	(2,634,357)	(3,417,597)
Statement of Operations for the Three Months Ended June 30, 2020 (unaudited)
Loss from operations	(82,342)	—	(82,342)
Change in fair value of warrant liability	—	(35,000)	(35,000)
Compensation expense on Private Placement warrants		(1,680,000)	(1,680,000)
Transaction costs		(9,357)	(9,357)
Net loss	(70,792)	(1,724,357)	(1,795,149)
Weighted average shares outstanding, basic and diluted	3,255,285	658,030	3,913,315
Basic and diluted net loss per common share	(0.02)	(0.44)	(0.46)
Statement of Operations for the Three Months Ended September 30, 2020 (unaudited)
Loss from operations	(492,799)	—	(492,799)
Change in fair value of warrant liability	—	105,000	105,000
Net loss	(484,814)	105,000	(379,814)
Weighted average shares outstanding, basic and diluted	2,595,290	308,000	2,903,290
Basic and diluted net loss per common share	(0.19)	0.06	(0.13)
Statement of Operations for the Year Ended December 31, 2020 (audited)
Loss from operations	(801,961)	—	(801,961)
Compensation expense on Private Placement warrants	—	(1,680,000)	(1,680,000)
Transaction costs	—	(9,357)	(9,357)
Change in fair value of warrant liability	—	(945,000)	(945,000)
Net loss	(780,770)	(2,634,357)	(3,415,127)
Weighted average shares outstanding, basic and diluted	3,291,003	207,858	3,498,861
Basic and diluted net loss per common share	(0.24)	(0.74)	(0.98)
Statement of Cash Flows for the Six Months Ended June 30, 2020 (unaudited)
Cash flow from operating activities:
Net loss	$(87,715)	$(1,724,357)	$(1,812,072)
Adjustments to reconcile net loss to net cash and used in operating activities:
Transaction costs incurred in connection with IPO		9,357	9,357
Compensation expense on Private Placement warrants		1,680,000	1,680,000
Change in fair value of warrant liability	—	(35,000)	(35,000)
Supplemental disclosure of non-cash investing and financing activities:
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	—	3,080,000	3,080,000

	As Previously Reported	Adjustment	As Revised
Statement of Cash Flows for the Nine Months Ended September 30, 2020 (unaudited)
Cash flow from operating activities:
Net loss	$(572,529)	$(1,619,357)	$(2,191,886)
Adjustments to reconcile net loss to net cash and used in operating activities:
Transaction costs incurred in connection with IPO		9,357	9,357
Compensation expense on Private Placement warrants		1,680,000	1,680,000
Change in fair value of warrant liability	—	70,000	70,000
Supplemental disclosure of non-cash investing and financing activities:
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	—	3,080,000	3,080,000
Statement of Cash Flows for the Year Ended December 31, 2020 (audited)
Cash flow from operating activities:
Net loss	$(780,770)	$(2,634,357)	$(3,415,127)
Adjustments to reconcile net loss to net cash and used in operating activities:
Transaction costs incurred in connection with IPO		9,357	9,357
Compensation expense on Private Placement warrants		1,680,000	1,680,000
Change in fair value of warrant liability	—	945,000	945,000
Supplemental disclosure of non-cash investing and financing activities:
Initial classification of Common Stock subject to possible redemption	81,869,560	(4,306,440)	77,563,120
Change in value of Common Stock subject to possible redemption	(763,840)	281,440	(482,400)
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	—	3,080,000	3,080,000

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.

Investments Held in Trust Account

At March 31, 2021, the assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.

Common Stock Subject to Possible Redemption

The Company accounts for its Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity. Common Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Common Stock (including Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. The Company’s Common Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Common Stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Common Stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a modified Black-Scholes model (see Note 10).

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 — Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period, excluding shares of Common Stock subject to forfeiture. Shares of Common Stock subject to possible redemption at March 31, 2021, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 7,811,322, shares of Common Stock in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and would be anti-dilutive. As a result, diluted net loss per common share is the same as basic net loss per common share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of

$250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company applies ASC 820, Fair Value Measurement (“ASC 820”), which establishes framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels within the valuation hierarchy are described below:

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 10 for additional information on assets and liabilities measured at fair value.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 8,622,644 Units, at a purchase price of $10.00 per Unit, inclusive of 122,644 Units sold to the underwriters on June 5, 2020 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one share of Common Stock and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one-half of one share of Common Stock at an exercise price of $11.50 per share (see Note 8).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 3,500,000 Private Placement Warrants at a price of $0.40 per Private Placement Warrant, for an aggregate purchase price of $1,400,000. Each Private Placement Warrant is exercisable to purchase one share of Common

Stock at an exercise price of $11.50. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering except that the Private Placement Warrants will be exercisable for cash (even if a registration statement covering the shares of Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be non-redeemable by the Company, in each case, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. The Private Placement Warrants purchased by the Sponsor will not be exercisable more than five years from the effective date of the Initial Public Offering, in accordance with FINRA Rule 5110(f)(2)(G)(i), as long as Chardan Capital Markets, LLC or any of its related persons beneficially own these Private Placement Warrants.

As of March 31, 2021, there were 3,500,000 Private Placement Warrants outstanding. The Company classifies the outstanding Private Placement Warrants as warrant liability on the balance sheet in accordance with the guidance contained in ASC 815-40.

The warrant liability is initially measured at fair value upon the closing of the Initial Public Offering and subsequently re-measured at each reporting period using a modified Black-Scholes model.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

In December 2018, the Company issued an aggregate of 5,000,000 shares of Common Stock to the Sponsor for an aggregate purchase price of $25,000. On April 28, 2020, the Sponsor cancelled 2,556,250 of its shares, resulting in 2,443,750 remaining shares owned by the Sponsor (“Founder Shares”). The Founder Shares included an aggregate of up to 318,750 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to partially exercise their over-allotment option, 288,089 Founder Shares were forfeited and 30,661 Founder Shares are no longer subject to forfeiture, resulting in there being 2,155,661 Founder Shares outstanding.

The Initial Stockholders have agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) six months after the date of the consummation of a Business Combination or (ii) the date on which the closing price of the Company’s shares of Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 10 trading days within any 30-trading day period commencing after a Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Promissory Note — Related Party

On January 14, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000.

On April 28, 2020, the Company issued a $500,000 promissory note to the Sponsor (the “Sponsor Promissory Note”) in exchange for $500,000 in cash that was used to pay the underwriting discount at the consummation of the Initial Public Offering. The Sponsor Promissory Note is non-interest bearing, unsecured and due upon the consummation of a Business Combination.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on April 28, 2020, the Company will pay an affiliate of the Sponsor up to $10,000 per month for general and administrative services including office space, utilities and secretarial support. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2021, the Company incurred $30,000 in fees for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would be paid upon consummation of a Business Combination, without interest.

NOTE 7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on April 23, 2020, the holders of the Founder Shares, Private Placement Warrants (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities will be entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Common Stock are to be released from escrow. The holders of a majority of the Private Placement Warrants (and their underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Chardan Capital Markets, LLC and its related persons may not, with respect to the Private Placement Warrants purchased by the Sponsor, (i) have more than one demand registration right at the Company’s expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the Initial Public Offering, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the Initial Public Offering, as long as Chardan Capital Markets, LLC or any of its related persons are beneficial owners of Private Placement Warrants.

NOTE 8. WARRANTS

A Warrant may be exercised only during the period (“Exercise Period”) commencing on the later to occur of (i) the completion of the Company’s initial business combination and (ii) 12 months following the closing of the Public Offering, and terminating at 5:00 p.m., New York City time, on the earlier to occur of (i) (A) five years following the completion of the Company’s initial business combination with respect to the Public Warrants, and (B) five years from the effective date of the Registration Statement with respect to the Private Warrants, and (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Warrant Agreement (“Expiration Date”). Except with respect to the right to receive the Redemption Price, each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date. The

Company may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide written notice of not less than 20 days to Registered Holders of such extension and that such extension shall be identical in duration among all of the then outstanding Warrants.

The Private Warrants (i) will be exercisable either for cash or on a cashless basis at the holders option, and (ii) will not be redeemable by the Company, in either case as long as the Private Warrants are held by the initial purchasers or any of their permitted transferees. The Private Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of, the Private Warrants (or any securities underlying the Private Warrants) for a period of three hundred sixty (360) days following the effective date of the Registration Statement to anyone other than any member participating in the Public Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period.

Notwithstanding any provision to the contrary contained in the Company’s Warrant Agreement, the Company shall not be required to issue any fraction of a Warrant Share in connection with the exercise of Warrants, and in any case where the Registered Holder would be entitled under the terms of the Warrants to receive a fraction of a Warrant Share upon the exercise of such Registered Holder’s Warrants, issue or cause to be issued only the largest whole number of Warrant Shares issuable on such exercise (and such fraction of a Warrant Share will be disregarded); provided, that if more than one Warrant certificate is presented for exercise at the same time by the same Registered Holder, the number of whole Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of all such Warrants.

All (and not less than all) of the outstanding Warrants may be redeemed, in whole and not in part, at the option of the Company, at any time from and after the Warrants become exercisable, and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $.01 per Warrant (“Redemption Price”); provided that the last sales price of the Common Stock has been equal to or greater than $16.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) (the “Redemption Trigger Price”), for any ten (10) trading days within a thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given and provided further that there is a current registration statement in effect with respect to the shares of Common Stock underlying the Warrants for each day in the aforementioned 30-day trading period and continuing each day thereafter until the Redemption Date. For avoidance of doubt, if and when the warrants become redeemable by the Company under this Section, the Company may exercise its redemption right, even if it is unable to register or qualify the Warrant Shares for sale under all applicable state securities laws.

As of March 31, 2021, there were 8,622,644 Public Warrants and 3,500,000 Private Placement Warrants outstanding. The Company classifies the outstanding Private Placement Warrants as warrant liability on the Balance Sheet in accordance with the guidance contained in ASC 815-40.

NOTE 9. STOCKHOLDERS’ EQUITY

Preferred stock — On April 23, 2020, the Company amended its Certificate of Incorporation such that the Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31 2020, there were no shares of preferred stock issued or outstanding.

Common Stock — On April 23, 2020, the Company amended its Certificate of Incorporation such that the Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At March 31, 2021 and

December 31, 2020, there were 2,155,661 and 3,070,233 shares of common stock issued and outstanding, excluding 8,622,644 and 7,708,072 shares of common stock subject to possible redemption, respectively.

The Company determined the common stock subject to redemption to be equal to the redemption value of approximately $10 per share of common stock while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. In conjunction with the PIPE Financing and associated Subscription Agreements that will close substantially concurrent with an initial business combination, which would result in an additional $30,000,000 in net tangible assets. Upon considering the impact of the PIPE Financing and associated Subscription Agreements, it was concluded that the redemption value would include all shares of common stock resulting in the common stock subject to possible redemption being equal to $86,251,714. This resulted in a measurement adjustment to the initial carrying value of the common stock subject to redemption with the offset recorded to additional paid-in capital and accumulated deficit.

NOTE 10. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
March 31, 2021
Assets
Investments held in Trust Account:
Money Market investments	$86,251,714	$86,251,714	$—	$—
Liabilities
Warrant liability — Private Placement Warrants	$4,340,000	$—	$—	$4,340,000
December 31, 2020
Assets
Investments held in Trust Account:
Money Market investments	$86,247,631	$86,247,631	$—	$—
Liabilities
Warrant liability — Private Placement Warrants	$4,025,000	$—	$—	$4,025,000

The Company utilizes a modified Black-Scholes model to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the Statements of Operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its Common Stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The significant unobservable inputs used in the modified Black-Scholes model to measure the warrant liability that is categorized within Level 3 of the fair value hierarchy are as follows:

	As of March 31, 2021	As of December 31, 2021
Stock price	$10.05	$10.20
Strike price	$11.50	$11.50
Probability of completing a Business Combination	95.0%	88.0%
Dividend yield	—%	—%
Term (in years)	4.1	4.3
Volatility	21.5%	20.6%
Risk-free rate	0.65%	0.29%
Fair value of warrants	$1.24	$1.15

The following table provides a summary of the changes in fair value of the Company’s Level 3 financial instruments that are measured at fair value on a recurring basis:

Warrant liability
Fair value as of December 31, 2020	$4,025,000
Change in valuation inputs or other assumptions	315,000

Fair value as of March 31, 2021	$4,340,000

There were no transfers between Levels 1, 2 or 3 during the period ended March 31, 2021 and the year ended December 31, 2020.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Renovacor, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Renovacor, Inc. (the Company) as of December 31, 2020 and 2019, the related statements of operations, convertible preferred stock and stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2021.

Philadelphia, Pennsylvania

June 3, 2021

RENOVACOR, INC.

Balance Sheets

	December 31,
	2019	2020
Assets
Current assets:
Cash and cash equivalents	$2,160,885	$5,383,877
Prepaids and other current assets	99,444	107,296

Total current assets	2,260,329	5,491,173
Property and equipment, net	1,385	548

Total assets	$2,261,714	$5,491,721

Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$355,342	$136,829
Accrued expenses	39,085	56,875

Total current liabilities	394,427	193,704

Total liabilities	394,427	193,704

Commitments and contingencies (Note 6)
Convertible preferred stock, $0.0001 par value per share; 2,718,286 and 3,333,283 shares authorized, 934,803 and 2,578,518 issued and outstanding as of December 31, 2019 and 2020, respectively. Liquidation value of $10,922,339 as of December 31, 2020	3,438,782	10,073,820

Stockholders’ deficit:
Common stock, $0.0001 par value per share; 5,500,000 and 6,000,000 shares authorized; 1,933,988 and 1,953,368 shares issued and outstanding at December 31, 2019 and 2020, respectively	194	195
Additional paid-in capital	95,213	120,747
Accumulated deficit	(1,666,902)	(4,896,745)

Total stockholders’ deficit	(1,571,495)	(4,775,803)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$2,261,714	$5,491,721

The accompanying notes are an integral part of these financial statements.

RENOVACOR, INC.

Statements of Operations

	December 31,
	2019	2020
Operating expenses:
Research and development	$652,709	$2,424,567
General and administrative	908,548	805,276

Loss from operations	(1,561,257)	(3,229,843)

Net loss	(1,561,257)	(3,229,843)
Cumulative preferred stock dividends	(101,112)	(339,388)

Net loss attributable to common stockholders	$(1,662,369)	$(3,569,231)

Net loss per share — basic and diluted	$(1.04)	$(1.94)

Weighted average common shares outstanding — basic and diluted	1,596,991	1,838,075

The accompanying notes are an integral part of these financial statements.

RENOVACOR, INC.

Statements of Convertible Preferred Stock and Stockholders’ Deficit

	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount		Deficit
Balance, December 31, 2018	—	$—	1,836,109	$184	$37,375	$(105,645)	$(68,086)

Stock-based compensation	—	—	—	—	571	—	571
Vesting of restricted common stock	—	—	—	—	18,125	—	18,125
Issuance of Series A convertible preferred stock, net of issuance costs of $361,201	934,803	3,438,782	—	—	—	—	—
Issuance of common stock in exchange for license rights	—	—	97,879	10	39,142	—	39,152
Net loss	—	—	—	—	—	(1,561,257)	(1,561,257)

Balance, December 31, 2019	934,803	3,438,782	1,933,988	194	95,213	(1,666,902)	(1,571,495)

Stock-based compensation	—	—	—	—	3,759	—	3,759
Vesting of restricted common stock	—	—	—	—	18,125	—	18,125
Issuance of Series A convertible preferred stock, net of issuance costs of $46,766	1,643,715	6,635,038	—	—	—	—	—
Issuance of common stock in exchange for license rights			9,130	1	3,650	—	3,651
Issuance of restricted common stock	—	—	10,250	—	—	—	—
Net loss	—	—	—	—	—	(3,229,843)	(3,229,843)

Balance, December 31, 2020	2,578,518	$10,073,820	1,953,368	$195	$120,747	$(4,896,745)	$(4,775,803)

The accompanying notes are an integral part of these financial statements.

RENOVACOR, INC.

Statements of Cash Flows

	Year Ended December 31,
	2019	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,561,257)	$(3,228,843)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	571	3,759
Shares issued in connection with license agreement	39,152	3,651
Depreciation expense	837	837
Other	—	—
Change in assets and liabilities:
Prepaid expenses and other current assets	(95,440)	(7,852)
Accounts payable	351,808	(218,513)
Accrued expenses	20,960	35,915

Net cash used in operating activities	(1,243,369)	(3,412,046)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series A convertible preferred stock, net of issuance costs	3,388,782	6,635,038
Repayments of long-term debt	(52,124)	—

Net cash provided by financing activities	3,336,658	6,635,038

NET INCREASE IN CASH	2,093,289	3,222,992
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	67,596	2,160,885

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,160,885	$5,383,877

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
Conversion of note payable into Series A preferred stock	$50,000	$—

Vesting of restricted common stock	$18,066	$18,234

The accompanying notes are an integral part of these financial statements.

RENOVACOR, INC.

Notes to Financial Statements

1.	Nature of Business and Basis of Presentation

Nature of Business

Renovacor, Inc. (the “Company”, or “Renovacor”), a Delaware corporation, was founded on June 7, 2013. The Company is a preclinical stage gene-therapy company with a focus on developing a pipeline of innovative and proprietary gene therapies for diseases in areas of high unmet medical need associated with mutations in the Bcl2-associated athanogene 3, or BAG3, gene.

The Company is subject to risks common to companies in the biopharmaceutical industry, including, but not limited to, risks related to the successful development and commercialization of product candidates, fluctuations in operating results and financial risks, the ability to successfully raise additional funds when needed, protection of proprietary rights and patent risks, patent litigation, compliance with government regulations, dependence on key personnel and prospective collaborative partners, and competition from competing products in the marketplace.

Liquidity Considerations

The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date the financial statements are issued. As of December 31, 2020, the Company had an accumulated deficit of $4.9 million. The Company has incurred losses and negative cash flows from operations since inception, including net losses of $1.6 million and $3.2 million for the years ended December 31, 2019 and 2020, respectively. The Company expects that its operating losses and negative cash flows will continue for the foreseeable future as the Company continues to expand its research and development programs and develop its product candidates. The Company currently expects that its cash and cash equivalents of $5.4 million as of December 31, 2020 will not be sufficient to fund its operating expenses and capital requirement for more than 12 months from the date these financial statements are issued, and therefore substantial doubt exists about the Company’s ability to continue as a going concern. Additional funding will be necessary to fund future preclinical and clinical activities.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern for a period within one year from the issuance of these financial statements and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

On March 22, 2021, the Company entered into a merger agreement (“Merger”) with Chardan Healthcare Acquisition 2 Corp. (“Chardan”). See Note 14, Subsequent Events, for further information on the merger agreement. One of the various closing conditions is that Chardan have at least aggregate gross proceeds from Chardan’s trust account, together with the proceeds from the PIPE Investment (as defined in Note 14), equaling not less than $85 million. There can be no assurance that the Company will be successful in completing the merger.

In the event the Company does not complete the Merger, the Company will seek additional funding through private equity financings, debt financings, collaborations, strategic alliances and marketing, distribution, or licensing arrangements. Although the Company has been successful in raising capital in the past, there is no assurance that the Company will be successful in obtaining such additional financing on terms acceptable to the

Company, if at all, and the Company may not be able to enter into collaborations or other arrangements. If the Company is unable to obtain funding, the Company could be forced to delay, reduce, or eliminate its research and development programs, which could adversely affect its business prospects and its ability to continue operations.

Basis of Presentation

The accompanying financial statements are prepared in conformity with U.S. GAAP. Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, expense, and related disclosures. The Company bases estimates and assumptions on historical experience when available and on various factors that it believes to be reasonable under the circumstances. The Company evaluates its estimates and assumptions on an ongoing basis. Estimates relied upon in preparing these financial statements relate to, but are not limited to, the fair value of common stock, stock-based compensation assumptions and accrued expenses (including accrued and prepaid clinical costs). Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Concentration of Credit Risks

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company’s cash and cash equivalents are held at an accredited financial institution and the Company has not experienced any losses in such accounts. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company believes it is not exposed to any significant risk in cash and cash equivalents.

Fair Value of Financial Instruments

Fair value is defined as the price received to sell an investment in a timely transaction or pay to transfer a liability in a timely transaction with an independent buyer in the principal market, or in the absence of a principal market, the most advantageous market for the investment or liability. A framework is used for measuring fair value utilizing a three-tier hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not considered to be active or financial instrument valuations for which all significant inputs are observable, either directly or indirectly; and

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Financial instruments are categorized in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and considers factors specific to the investment. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3.

There were no assets or liabilities measured at fair value on a nonrecurring basis during the years ended December 31, 2019 and 2020, respectively.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the estimated useful lives of the related assets as follows:

Estimated Useful Life (Years)
Laboratory equipment	5
Furniture and fixtures and office equipment	5
Computer equipment and software	3

Depreciation expense is included in research and development and general and administrative expenses. Major additions and upgrades are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income (loss) from operations.

Impairment of Long-Lived Assets

Long-lived assets to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. In the event that such cash flows are not expected to be sufficient to recover the carrying amount of the assets, the assets are written down to their fair values. The Company recognized no asset impairment losses in the years ended December 31, 2019 and 2020, respectively.

Research and Development Expenses

The Company expenses research and development expenses as incurred. The Company’s research and development expenses consist primarily of costs incurred in performing research and development activities, including personnel-related expenses such as salaries, stock-based compensation, and benefits, and external costs of outside vendors engaged to conduct preclinical development activities. The Company accrues for expenses related to development activities performed by third parties based on an evaluation of services received and efforts expended pursuant to the terms of the contractual arrangements. There may be instances in which payments made to the Company’s vendors will exceed the level of services provided and result in a prepayment of expenses. In accruing service fees, the Company estimates the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from the estimate, the Company will adjust the accrual or prepaid expense accordingly.

Convertible Preferred Stock

The Company classifies convertible preferred stock outside of stockholders’ deficit on its balance sheets as the requirements of triggering a deemed liquidation event are not within the Company’s control. In the event of a deemed liquidation event, the proceeds from the event are distributed in accordance with liquidation preferences (see Note 8). The Company adjusts the carrying value of the convertible preferred stock to their redemption values when it becomes probable a redemption event will occur.

Stock-Based Compensation

The Company measures all stock-based awards granted based on the fair value on the date of the grant and recognizes compensation expense with respect to those awards over the requisite service period, which is generally the vesting period of the respective award. Generally, the Company issues awards with only service-based vesting conditions and records the expense for these awards using the straight-line method. The Company recognizes forfeitures related to stock-based compensation awards as they occur and reverses any previously recognized compensation cost associated with forfeited awards in the period the forfeiture occurs.

The Company classifies stock-based compensation expense in the statement of operations in the same manner in which the award recipients’ payroll costs are classified or in which the award recipients’ service payments are classified.

The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model (“Black-Scholes”). The following summarizes the inputs used:

Expected Volatility — The Company lacks company-specific historical and implied volatility information. Therefore, the Company estimates the expected stock volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until the Company has adequate historical data regarding the volatility of the Company’s traded stock price.

Expected Term — The Company uses the simplified method described in the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment (“SAB 107”), to determine the expected life of the option grants.

Risk-Free Interest Rate — The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award.

Dividends — Expected dividend yield is zero because the Company has not paid cash dividends on shares of common stock and does not expect to pay any cash dividends in the foreseeable future.

Forfeitures — The Company accounts for forfeitures as they occur.

Grant Date Fair Value — The grant date fair value utilized in Black-Scholes is determined by the board of directors with the assistance of management. The grant date fair value of the shares of common stock is determined using valuation methodologies which utilize certain assumptions including probability weighting of events, volatility, time to liquidation, a risk-free interest rate, and an assumption for a discount for lack of marketability. In determining the fair value of the shares of common stock, the methodologies used to estimate the enterprise value were performed using methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the use of the asset and liability method of accounting for income taxes. The current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities and expected future tax consequences of events that have been included in the financial statements or tax returns using enacted tax rates in effect for the year in which the differences are expected to reverse. Under this method, a valuation allowance is used to offset deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. Management annually evaluates the recoverability of deferred taxes and the adequacy of the valuation allowance (see Note 11).

The Company follows the provisions of ASC 740 relative to accounting for uncertain tax positions. These provisions provide guidance on the recognition, de-recognition and measurement of potential tax benefits associated with tax positions.

Net Loss per Share

Basic net loss per share of common stock is computed by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during each period. Diluted net loss per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred stock and stock options, which would result in the issuance of incremental shares of common stock. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the calculation as the impact is anti-dilutive. Shares of common stock subject to repurchase are excluded from the weighted-average shares until the period in which such repurchase rights lapse. The Company’s convertible preferred stock entitles the holder to participate in dividends and earnings of the Company, and, in periods in which net income is reported, the two-class method to calculate earnings per share would be applicable. The two-class method is not applicable during periods with a net loss, as the holders of the convertible preferred stock have no obligation to fund losses.

Segments

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the chief operating decision maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its chief executive officer. The Company has determined it operates in one segment.

Emerging Growth Company Status

Upon completion of the Merger with Chardan (see Note 14), the Company expects to qualify as an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company expects to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date, that it (i) is no longer an emerging growth company, or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recently Adopted Accounting Pronouncements

In August 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, to address how certain cash receipts and cash payments are presented and classified in the statement of cash flows in an effort to reduce existing diversity in practice. The standard includes eight specific cash flow issues and provides guidance on the appropriate cash flow presentation for each. The new standard was effective for the Company on January 1, 2020 using a retrospective transition method. The adoption of this standard did not have a material impact on the Company’s financial position or results of operations for the years ended December 31, 2019 and 2020.

In June 2019, the FASB issued ASU No. 2019-07, Improvements to Nonemployee Share-Based Payment Accounting. The new standard simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. On January 1, 2020, the Company early adopted this standard, which did not have a material impact on the Company’s financial position or results of operations.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases. Subsequently, the FASB issued ASU 2019-10 and then ASU 2020-05, both of which adjusted the effective date of ASU 2016-02 for non-public entities. The accounting standard is effective for non-public entities for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. A modified retrospective transition approach is required at the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU simplifies the accounting for certain convertible instruments. ASU 2020-06 will be effective for fiscal years beginning after December 15, 2021, with early adoption permitted for interim and annual reporting periods beginning after December 15, 2020. The Company is currently evaluating the impact of the pending adoption of the new standard on the Company’s consolidated financial statements.

3.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31,
	2019	2020
Research and development costs	$87,932	$90,570
Insurance	11,512	15,226
Other	—	1,500

Total prepaid expenses and other current assets	$99,444	$107,296

4.	Property and Equipment, Net

Property and equipment, net, consisted of the following:

	December 31,
	2019	2020
Laboratory equipment	$2,500	$2,500
Less: accumulated depreciation	(1,115)	(1,952)

	$1,385	$548

Depreciation expense for the years ended December 31, 2019 and 2020 was $837, respectively.

5.	Accrued Expenses

Accrued expenses consisted of the following:

	December 31,
	2019	2020
Accrued employee compensation and benefits	$8,246	$35,375
Accrued external research and development expenses	5,000	21,500
Shares of restricted common stock subject to repurchase	18,125	—
Accrued professional fees	7,714	—

Total accrued expenses	$39,085	$56,875

6.	Commitments and Contingencies

Legal Proceedings

The Company is not currently subject to any material legal proceedings.

Sponsored Research Agreements (“SRA”)

The Company is committed to funding the SRA it entered with Temple University as further described in Note 7.

7.	License and Sponsored Research Agreements

Temple University

In August 2019, the Company entered into an exclusive license agreement (“License Agreement”) and a sponsored research agreement (“SRA”), each with Temple University (“Temple”). Pursuant to the License Agreement, Temple granted the Company an exclusive, royalty-bearing, sublicensable, worldwide license to certain patent rights in certain inventions related to the use of BAG3 technology for diagnosis, prevention or treatment of diseases in humans, and a non-exclusive license to use specified know-how and materials with a provision that Temple will retain the rights to practice the patent rights for non-commercial educational research purposes only and shall be free to sublicense these rights to other non-profit educational and research institutions solely for noncommercial research and educational purposes. Under the SRA, Temple is primarily responsible for preclinical development activities with respect to licensed technology and know-how through the pursuit of specific investigational questions which, in the aggregate, are intended to provide important supporting data for a future IND-enabling studies and for potential future marketing efforts. The Company is responsible for all subsequent clinical development and commercialization activities with respect to the licensed technology and know-how.

Upon execution of the License Agreement in 2019, the Company issued to Temple 97,879 shares of common stock on the effective date of the transaction and agreed to issue Temple an additional 9,130 shares of common stock upon the closing date of the second tranche of the Series A Convertible Preferred Stock (see Note 8). The Company also reimbursed Temple for the prosecution and maintenance costs incurred by Temple for the licensed patent rights prior to the Company entering into the License Agreement, and the Company is responsible for all the ongoing costs relating to the prosecution and maintenance of the Temple patent rights licensed to the Company going forward. The Company also agreed to pay Temple a minimum annual administrative fee of $20,000 per year beginning with the effective date of the License Agreement and continuing each annual anniversary thereafter.

In connection with the License Agreement, the Company recorded charges totaling $39,152 and $3,652 to research and development expense for the years ended December 31, 2019 and 2020, respectively, for the estimated fair value of the common shares issued to Temple. The Company also recorded charges of $225,168 to general and administrative expense in 2019 for the one-time reimbursement of the previously incurred patent costs by Temple, and for the first annual administrative fee. In 2020, the Company recorded $20,000 to general and administrative expense for the second annual administrative fee.

The License Agreement requires the Company to pay up to an aggregate of $1.25 million to Temple upon the achievement of certain developmental, regulatory and commercial milestones for the first licensed product that achieves said milestones regardless of the number of licensed products that achieve them. In addition, the Company is required to pay Temple a low single-digit royalty on net sales of any product utilizing the patent rights under the License Agreement, up to 50% of which may be reduced by payments Renovacor makes to third parties for freedom to operate. In addition, the Company must also pay a percentage of all consideration based on a percentage of sublicense consideration received by it, which percentage ranges from the mid-teens to mid-twenties depending on the stage of development at the time of the sublicense agreement.

The License Agreement will remain effective until (i) the expiration date of the last-to-expire patents covered under the License Agreement (currently expected to occur in 2041); (ii) the termination by Temple upon (a) an uncured breach by the Company, with a 60-day notification period, (b) the Company’s filing of a voluntary petition in bankruptcy or related proceeding, providing such petition is not dismissed within 90 days after the filing thereof, (c) a failure by the Company to meet certain milestones set forth in the Licensed Agreement, or (d) non-payment of undisputed monies due to Temple, with a 30-day notification period. Additionally, the Company may terminate the entire agreement or with respect to an individual patent or patent application, if desired, subject a 90-day notification period.

As it relates to the SRA, Temple will conduct such preclinical activities for a three-year period, unless terminated sooner or extended by mutual written consent, for which the Company is obligated to fund approximately $0.9 million over the three-year initial term of the SRA. The Company recorded research and development expenses of $0.3 million during each of 2020 and 2019 related to the SRA.

8.	Convertible Preferred Stock

Convertible preferred stock consisted of the following as of December 31, 2020 (in thousands, except share and per share amounts):

	Issuance Dates	Shares Issued and Outstanding	Common Stock Issuable Upon Conversion
Series A	August 2019	934,803	934,803
Series A	June 2020	209,658	209,658
Series A	November 2020	1,434,057	1,434,057

Series A Convertible Preferred Stock

In August 2019, the Company entered into a securities purchase agreement (“Series A Agreement”) with certain investors to sell 2,718,286 shares of Series A convertible preferred stock (“Series A”) at $4.065063 per share for total gross cash proceeds of $11.1 million and the redemption of a $50,000 note payable. The Series A Agreement calls for three separate closing events, or tranches, beginning with the first tranche which closed in August 2019. The second and third tranches will close 20 days following the day the Company delivers to all participating investors a written certification by a majority of the Board of Directors, including at least one Series A Director, that certain milestones, as outlined in the agreement, have been met. The milestones include certain operational and preclinical activities the completion of which must occur within 36 months from the initial closing.

In August 2019, the Company closed the first tranche and issued 934,803 shares of Series A to investors at $4.065063 per share for gross cash proceeds of $3.8 million, less issuance costs of $0.4 million, resulting in net proceeds of $3.4 million.

In June 2020, the Company entered into an amended securities purchase agreement (“Amended Series A Agreement”) permitting the sale of an additional 614,997 shares of Series A convertible preferred stock at $4.065063 per share for gross cash proceeds of $2.5 million to an additional investor. In June 2020, the Company issued 209,658 shares of Series A to the investor at $4.065063 per share for cash proceeds of $0.9 million, net of immaterial issuance costs.

In November 2020, in accordance with the terms of the Amended Series A Agreement, the Company closed the second tranche and issued 1,434,057 shares of Series A convertible preferred stock to investors at $4.065063 per share for cash proceeds of $5.8 million, net of immaterial issuance costs.

The third tranche was outstanding as of December 31, 2020.

The tranche right feature associated with the second closing and the third closing described above was evaluated in accordance with ASC 815, Derivatives and Hedging (“ASC 815”). The Company determined that the tranche right feature did not meet the definition of a freestanding financial instrument as the feature was not legally detachable. The Company also evaluated the feature as an embedded derivative and the Company determined that the tranche right feature did not meet the definition of a derivative financial instrument for which bifurcation would be required.

Rights, Preferences, Privileges and Restrictions

Voting — Each preferred stockholder is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock held by such holder are convertible at the time of such vote. All preferred stockholders are entitled to vote on all matters upon which holders of common stock have the right to vote, other than matters that must by law be voted by class or series vote. Series A stockholders, exclusively, and as a separate class, are entitled to elect two (2) directors of the Company.

Dividends — The holders of preferred stock are entitled to receive dividends, when and if declared by the board of directors of the Company, prior and in preference to any dividend on the common stock of the Company, in an amount equal to $0.28 per share of Series A per annum, subject to adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization. The dividends are cumulative and not compounding, and no such dividends have been declared to date. After payment of dividends on the Series A, any additional dividends shall be distributed among all holders of common stock and preferred stock based on the number of shares of common stock that would be held by each such holder if all shares of preferred stock were converted to common stock.

Liquidation Preference — In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, or a deemed liquidation event of the Company (which includes certain mergers and asset transfers), the holders of preferred stock shall be entitled to receive on a pari passu basis, out of the assets or consideration available for distribution in connection with such event and before any payment will be made to the holders of common stock, an amount per share equal to the original issuance price of the preferred stock ($4.065063) per share for the Series A, plus cumulative accrued dividends to date on such shares. The treatment of an event as a deemed liquidation event may be waived by the vote or written consent of the holders of at least a majority of the Series A Preferred Stock.

After payment of the Series A liquidation amounts in full, all of the remaining assets of the Company available for distribution to the stockholders shall be distributed among the holders of the preferred stock and common stock, pro rata, based on the number of shares held by each such holder on an as converted to common stock basis.

Conversion — Shares of preferred stock are convertible into common stock at the option of the holder at any time and without payment of any additional consideration. Each share of Series A is convertible into a number of fully paid shares of common stock as is determined by dividing the Series A original issuance price ($4.065063) by the Series A conversion price (initially equal to $4.065063). Further, the conversion rate of preferred stock is subject to adjustment based upon the occurrence of certain future events as defined in the Company’s certificate of incorporation.

Shares of preferred stock are automatically converted into shares of common stock upon either (a) the closing of an underwritten public offering at a price of at least $12.20 per share resulting in at least $60 million of gross proceeds to the Company, prior to deductions for underwriting discounts, commission, and expenses, or (b) the date and time, or occurrence of an event, specified by a vote of at least a majority of the holders of the preferred stock then outstanding.

Redemption — The Convertible Preferred Stock is subject to redemption under certain deemed liquidation events not solely within the control of the Company, as defined, and as such is considered contingently redeemable for accounting purposes and is classified as temporary equity in the Company’s balance sheets.

9.	Common Stock

The Company is authorized to issue up to 5,500,000 and 6,000,000 shares of common stock, of which 1,933,988 and 1,953,368 were issued and outstanding at December 31, 2019 and 2020, respectively.

On August 31, 2018, in accordance with the terms of the Company’s 2018 Stock Option and Grant Plan, a member of management and a director entered into restricted stock purchase agreements (“Agreement” or “Agreements”) whereby the Company issued and sold a total of 725,000 shares of restricted stock at a purchase price of $0.10 per share for a total of $72,500. A total of 422,901 of these shares (“Unvested Shares”) are subject to repurchase rights upon the occurrence of certain repurchase events, as defined in the agreements, for the director or member of management, and these repurchase rights lapse monthly, in equal amounts, over the following 28 months.

The Unvested Shares are held in escrow and subject to optional repurchase by the Company upon the occurrence of a repurchase event causing the stockholder to forfeit his or her right to such Restricted Stock at a repurchase price equal to the lesser of (x) the amount paid for such Shares, or (y) the estimated fair market value per share, as defined in the agreement, on the date the Company exercises its repurchase right. These repurchase terms are considered to be a forfeiture provision and the cash received for the Unvested Shares is treated as a liability in the Company’s balance sheet until the repurchase rights lapsed. The unvested stock liability related to these awards was $18,125 and $0 at December 31, 2019 and 2020, respectively.

Repurchase rights related to 10,250 Unvested Shares remain in force at December 31, 2020. The Company also has the right to repurchase vested shares upon the occurrence of a Repurchase Event, as defined in the Company’s 2018 Stock Option and Grant Plan, at fair market value.

The voting, dividend and liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers, and preferences of the holders of the preferred stock.

Voting — Each holder of outstanding shares of common stock shall be entitled to one vote in respect of each share. The holders of outstanding shares of common stock, voting together as a single class, shall be entitled to elect two (2) directors. The number of authorized shares of common stock may be increased or decreased by the affirmative vote of a majority of the outstanding shares of common stock and preferred stock voting together as a single class.

Dividends — Subject to the payment in full of all preferential dividends to which the holders of the preferred stock are entitled, the holders of common stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the board of directors may determine in its sole discretion, with holders of preferred stock and common stock sharing pari passu in such dividends.

Liquidation Rights — After payment in full of all preferential amounts to which the holders of preferred stock are entitled upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or deemed liquidation event of the Company, all of the remaining assets of the Company available for distribution to the stockholders shall be distributed among the holders of the preferred stock and common stock, pro rata based on the number of shares held by each such holder on an as converted to common stock basis.

Reserved Shares — As of December 31, 2020, the Company reserved the following shares of common stock for issuance upon conversion of the outstanding convertible preferred stock and exercise of stock options:

Conversion of Series A preferred stock	2,578,518
Series A preferred stock reserved for 3rd tranche (see Note 8)	754,765
Stock options available for issuance	301,440
Stock options outstanding	82,179

Total	3,716,902

10.	Stock-Based Compensation

In 2018, the Company established the 2018 Stock Option and Grant Plan (the “2018 Plan”), under which the Company may grant options and restricted stock to its employees and certain non-employees. The maximum number of shares of common stock reserved for issuance under the 2018 Plan at the time of adoption was 850,000 shares. The number of authorized shares reserved for issuance under the 2018 Plan was increased by 268,869 shares effective as of August 12, 2019. There were 301,440 shares of common stock remaining and available for issuance under the 2018 Plan at December 31, 2020.

The Company may grant options to purchase authorized but unissued shares of the Company’s common stock. Options granted under the 2018 Plan include incentive stock options that can be granted only to the Company’s employees and non-statutory stock options that can be granted to the Company’s employees, consultants, advisors, and directors. The 2018 Plan also permits the Company to issue restricted stock awards.

The exercise prices, vesting and other restrictions of the awards to be granted under the 2018 Plan are determined by the board of directors, except that no stock option may be issued with an exercise price less than the fair market value of the common stock at the date of the grant or have a term in excess of ten years. Options granted under the 2018 Plan are exercisable in whole or in part at any time subsequent to vesting.

Stock Options

The following table provides the assumptions used in determining the fair value of option awards for the years ended December 31, 2019 and 2020:

Year Ended December 31, 2020
Expected volatility	69.4%
Risk-free interest rate	1.46%
Expected dividend yield	—
Expected term (in years)	6.08

There were no options granted for the year ended December 31, 2019. The weighted average fair value of the options granted was $0.23 per share for the year ended December 31, 2020.

The following table summarizes stock option activity for the year ended December 31, 2020:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding — December 31, 2019	40,000	$0.10		$
Granted	42,179	0.40
Exercised	—	—
Forfeited	—	—

Outstanding — December 31, 2020	82,179	$0.25	8.4		$12,000

Options exercisable — December 31, 2020	39,166	$0.10	7.6		$11,750

The Company has recorded stock-based compensation expense related to stock options of $571 and $2,813 for the years ended December 31, 2019 and 2020, respectively. The Company has an aggregate $7,441 of gross unrecognized stock-based compensation expense as of December 31, 2020 remaining to be amortized over a weighted average period of 3.0 years.

Restricted Stock Awards

The following table summarizes restricted stock activity for the years ended December 31, 2019 and 2020:

Number of Shares
Unvested — January 1, 2019	362,500
Issued	—
Vested	(181,250)
Cancelled	—

Unvested — December 31, 2019	181,250
Issued	10,250
Vested	(181,250)
Cancelled	—

Unvested — December 31, 2020	10,250

The Company did not record stock-based compensation expense related to vesting of restricted stock for the year ended December 31, 2019 as the awards had been paid for at fair value by the holders at the date of grant. The Company recorded $946 of stock-based compensation expense related to vesting of restricted stock for the year ended December 31, 2020 as the awards granted in 2020 were purchased by the holder for less than fair value at the date of grant. The Company has aggregate gross unrecognized stock-based compensation expense of $3,141 related to restricted stock awards as of December 31, 2020 remaining to be amortized over a weighted average period of 3.0 years.

Stock-based compensation expense recorded in the accompanying statements of operations is as follows:

	Year Ended December 31,
	2019	2020
Research and development	$571	$2,813
General and administrative	—	946

Total stock-based compensation expense	$571	$3,759

11.	Income Taxes

During the years ended December 31, 2019 and 2020, the Company recorded no current or deferred income tax expenses or benefits as the Company has incurred losses since inception and has provided a full valuation allowance against its deferred tax assets.

A reconciliation of the expected income tax benefit computed using the federal statutory income tax rate to the Company’s effective income tax rate is as follows for the years ended December 31, 2019 and 2020:

	Year Ended December 31,
	2019	2020
Income tax computed at federal statutory rate	21.0%	21.0%
State tax, net of federal benefit	8.0	8.0
Other	1.9	0.0
Change in valuation allowance	(30.9)	(29.0)

Effective income tax rate	—%	—%

The Company’s deferred tax assets at December 31, 2019 and 2020, consisted of the following (in thousands):

	Year Ended December 31,
	2019	2020
Deferred tax assets
Federal and state net operating losses	$369,570	$1,251,012
Capitalized patent costs	112,732	167,330
Stock-based compensation	497	1,588

Gross deferred tax assets	482,799	1,419,930
Less: valuation allowance	(482,506)	(1,419,814)

Total deferred tax assets	$293	$116

Deferred tax liabilities
Fixed assets	$(293)	$(116)

Total deferred tax liabilities	$(293)	$(116)

Net deferred tax assets	$—	$—

The Company evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets as of December 31, 2019 and 2020. Management considered the Company’s cumulative net losses and concluded as of December 31, 2019 and 2020, that it was more likely than not that the Company would not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance was established against the net deferred tax assets as of December 31, 2019 and 2020.

As of December 31, 2019 and 2020, the Company had federal net operating loss (“NOL”) carryforwards of $4,311,540 available to reduce future federal taxable income. The federal NOL carryforwards generated prior to 2018, totaling approximately $0.1 million, expire at various dates beginning in 2034, and the remaining federal NOL carryforwards generated in 2018, 2019, and 2020 do not expire. The Tax Cuts and Jobs Act, enacted on December 22, 2017, limits a taxpayer’s ability to utilize NOL deduction in a year to 80% taxable income for federal NOLs arising in tax years beginning after December 31, 2017. The Coronavirus Aid, Relief, and Economic Security Act, enacted on March 27, 2020, retroactively and temporarily (for taxable years beginning before January 1, 2021) suspended application of the 80%-of-income limitation on the use of NOLs. As of December 31, 2020, the Company had state apportioned NOL carryforwards of $4,424,133 available to reduce future state taxable income, which expire at various dates beginning in 2034.

Utilization of the Company’s NOL carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of carryforwards that can be utilized annually to offset future taxable income. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50% over a three-year period. The Company has not conducted a study to assess whether a change of control has occurred or whether there have been multiple changes of control since inception due to the significant complexity and cost associated with such a study. If the Company has experienced a change of control, as defined by Section 382, at any time since inception, utilization of the NOL carryforwards would be subject to an annual limitation under Section 382, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the net operating loss carryforwards before utilization. Further, until a study is completed and any limitation is known, no amounts are being presented as an uncertain tax position.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from inception to the present.

12.	Net Loss per Share

Net Loss per Share

The following outstanding potentially dilutive securities have been excluded from the calculation of diluted net loss per share, as their effect is anti-dilutive:

	For the Years Ended December 31,
	2019	2020
Convertible Preferred Stock	934,803	2,578,518
Stock options to purchase common stock	40,000	82,179
Restricted shares of common stock subject to repurchase	181,250	10,250

13.	Related Parties

In August 2019, the Company paid-off the $102,124 note payable it owed to Dr. Arthur Feldman, the founder and a current director of the Company, for $52,124 in cash and 12,300 shares of Series A Convertible Preferred shares. In addition, the Company paid consulting fees of approximately $41,000 to Dr. Feldman in 2019 and $100,000 in 2020.

14.	Subsequent Events

Merger Agreement

In March 2021 the Company entered a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Chardan Healthcare Acquisition 2 Corp. (“Chardan”), a publicly traded special purpose acquisition company (“SPAC”), by and among Chardan, CHAQ2 Merger Sub, Inc., a wholly owned direct subsidiary of Chardan (“Merger Sub” or “CHAQ2”), and Renovacor.

Transaction Details

The following will occur at the effective time of the transaction: (i) Merger Sub will merge with and into Renovacor, with Renovacor as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of Chardan (the “Merger”), and (ii) Chardan’s name will be changed to Renovacor, Inc. The transaction is expected to close in the second quarter of 2021, following the receipt of the required approval by Chardan’s stockholders and the fulfilment of other customary closing conditions.

Under the terms of the proposed transaction, Chardan will issue 6.5 million common shares to current securityholders of Renovacor. Current Renovacor stockholders may also receive up to 2.0 million earn-out shares (“Company Earnout Shares”), as follows: 0.6 million shares if the share price exceeds $17.50 over any twenty trading days within any thirty consecutive trading day period by the end of calendar year 2023, 0.6 million shares if the share price exceeds $25.00 over any twenty trading days within any thirty consecutive trading day period by the end of calendar year 2025, and 0.8 million shares if the share price exceeds $35.00 over any twenty trading days within any thirty consecutive trading day period by the end of calendar year 2027. Furthermore, Chardan ‘s sponsor agreed to shift 0.5 million of its founder shares to earnout shares, subject to the same terms as Company Earnout Shares. Both the Company Earnout Shares and the Sponsor Earnout Shares will also become issuable upon the occurrence of a change in control. In addition, each option to purchase shares of Renovacor Common Stock (each, a “Renovacor Option”) outstanding immediately prior to the Closing will be converted into an option to purchase a number of shares of Chardan Common Stock, rounded down to the nearest whole number, equal to the product of the number of shares of Renovacor Common Stock subject to such Renovacor Option and the Common Per Share Merger Consideration (an “Exchanged Option”), which Exchanged Option shall be subject to the same vesting terms applicable to the Renovacor Option immediately prior to the Closing.

Concurrently with the execution of the Merger Agreement, Chardan entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), including the sponsor of Chardan, certain holders of Renovacor capital stock and other third parties. Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Chardan agreed to issue and sell to such investors, immediately following the Closing, an aggregate of 3,000,000 shares of Chardan Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $30,000,000 (the “PIPE Investment”). A portion of the shares of Chardan Common Stock to be issued and sold in the PIPE Investment may be issued to certain PIPE Investors in the form of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Chardan Common Stock, at an initial purchase price of $9.99 per share underlying the Pre-Funded Warrants. The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.01 (subject to a 9.99% beneficial ownership limitation) and will be exercisable indefinitely.

The closing of the PIPE Investment is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that Chardan will grant the investors in the PIPE Investment certain customary registration rights, including a covenant by Chardan to file a registration statement on Form S-1 registering for resale the shares of Chardan Common Stock issued pursuant to the Subscription Agreements.

The obligation of Chardan and Renovacor to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (i) the approval of Chardan’s stockholders, (ii) the approval of Renovacor’s stockholders and (iii) the preliminary proxy statement to solicit the approval of Chardan’s stockholders (the “Proxy Statement”) receiving clearance from the SEC.

In addition, the obligation of Chardan to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of Renovacor being true and correct to the standards applicable to such representations and warranties and each of the covenants of Renovacor having been performed or complied with in all material respect and (ii) no Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to Renovacor.

The obligation of Renovacor to consummate the Business Combination is also subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of Chardan and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of Chardan having been performed or complied with in all material respects, (ii) the aggregate cash proceeds from Chardan’s trust account, together with the proceeds from the PIPE Investment (as defined below), will equal no less than $85,000,000 (after deducting any amounts paid to Chardan stockholders that exercise their redemption rights in connection with the Business Combination) (the “Minimum Cash Condition”) and (iii) the approval by the NYSE of Chardan’s listing application in connection with the Business Combination.

The Company has evaluated subsequent events through June 3, 2021, which represents the date these financial statements were issued.

RENOVACOR, INC.

Condensed Balance Sheets

(Unaudited)

	December 31, 2020	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$5,383,877	$3,524,807
Prepaids and other current assets	107,296	785,024

Total current assets	5,491,173	4,309,831
Property and equipment, net	548	338
Deferred merger costs	—	723,782

Total assets	$5,491,721	$5,033,951

Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$136,829	$1,156,079
Accrued expenses	56,875	254,190

Total current liabilities	193,704	1,410,269

Total liabilities	193,704	1,410,269

Commitments and contingencies (Note 6)
Convertible preferred stock, $0.0001 par value per share; 3,333,283 shares authorized, 2,578,518 issued and outstanding as of December 31, 2020 and March 31, 2021, liquidation value of $11,165,633 as of March 31, 2021	10,073,820	10,073,820

Stockholders’ deficit:
Common stock, $0.0001 par value per share; 6,000,000 shares authorized; 1,953,368 and 1,987,636 shares issued and outstanding as of December 31, 2020 and March 31, 2021, respectively	195	198
Additional paid-in capital	120,747	127,699
Accumulated deficit	(4,896,745)	(6,578,035)

Total stockholders’ deficit	(4,775,803)	(6,450,138)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$5,491,721	$5,033,951

The accompanying notes are an integral part of these condensed financial statements.

RENOVACOR, INC.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2020	2021
Operating expenses:
Research and development	$578,054	$1,154,811
General and administrative	236,471	526,479

Loss from operations	(814,525)	(1,681,290)

Net loss	(814,525)	(1,681,290)
Cumulative preferred stock dividends	(65,253)	(178,042)

Net loss attributable to common stockholders	(879,778)	(1,859,332)

Net loss per share — basic and diluted	$(0.50)	$(0.96)

Weighted average common shares outstanding — basic and diluted	1,768,506	1,944,636

The accompanying notes are an integral part of these condensed financial statements.

RENOVACOR, INC.

Condensed Statements of Convertible Preferred Stock and Stockholders’ Deficit

(Unaudited)

	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2019	934,803	$3,438,782	1,933,988	$194	$95,213	$(1,666,902)	$(1,571,495)
Series A Preferred Stock issuance costs	—	(308)	—	—	—	—	—
Stock-based compensation	—	—	—	—	580	—	580
Vesting of restricted common stock	—	—	—	—	4,530	—	4,530
Issuance of restricted common stock	—	—	10,250	—	—	—	—
Net loss	—	—	—	—	—	(814,525)	(814,525)

Balance, March 31, 2020	934,803	$3,438,474	1,944,238	$194	$100,323	$(2,481,427)	$(2,380,910)

	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2020	2,578,518	$10,073,820	1,953,368	$195	$120,747	$(4,896,745)	$(4,775,803)

Stock-based compensation	—	—	—	—	6,955	—	6,955
Issuance of restricted common stock	—	—	34,268	3	(3)	—	—
Net loss	—	—	—	—	—	(1,681,290)	(1,681,290)

Balance, March 31, 2021	2,578,518	$10,073,820	1,987,636	$198	$127,699	$(6,578,035)	$(6,450,138)

The accompanying notes are an integral part of these condensed financial statements.

RENOVACOR, INC.

Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2020	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(814,525)	$(1,681,290)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	580	6,955
Depreciation expense	209	210
Change in assets and liabilities:
Prepaid expenses and other current assets	27,508	(677,728)
Accounts payable	(144,568)	375,247
Accrued expenses	63,107	197,315

Net cash used in operating activities	(867,689)	(1,779,291)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred merger costs	—	(79,779)

Net cash used in financing activities	—	(79,779)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(867,689)	(1,859,070)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,160,885	5,383,877

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,293,196	$3,524,807

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
Deferred merger costs included in accounts payable	$—	$644,003

The accompanying notes are an integral part of these condensed financial statements.

RENOVACOR, INC.

Notes to Condensed Financial Statements

(Unaudited)

1.	Nature of Business and Basis of Presentation

Nature of Business

Renovacor, Inc. (the “Company”, or “Renovacor”), a Delaware corporation, was founded on June 7, 2013. The Company is a preclinical stage gene-therapy company with a focus on developing a pipeline of innovative and proprietary gene therapies for diseases in areas of high unmet medical need associated with mutations in the Bcl2-associated athanogene 3, or BAG3, gene.

The Company is subject to risks common to companies in the biopharmaceutical industry, including, but not limited to, risks related to the successful development and commercialization of product candidates, fluctuations in operating results and financial risks, the ability to successfully raise additional funds when needed, protection of proprietary rights and patent risks, patent litigation, compliance with government regulations, dependence on key personnel and prospective collaborative partners, and competition from competing products in the marketplace.

Liquidity Considerations

The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date the financial statements are issued. As of March 31, 2021, the Company had an accumulated deficit of $6.6 million. The Company has incurred losses and negative cash flows from operations since inception, including net losses of $1.7 million for the three months ended March 31, 2021. The Company expects that its operating losses and negative cash flows will continue for the foreseeable future as the Company continues to expand its research and development programs and develop its product candidates. The Company currently expects that its cash and cash equivalents of $3.5 million as of March 31, 2021 will not be sufficient to fund its operating expenses and capital requirement for more than 12 months from the date these financial statements are issued, and therefore substantial doubt exists about the Company’s ability to continue as a going concern. Additional funding will be necessary to fund future preclinical and clinical activities.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern for a period within one year from the issuance of these financial statements and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

On March 22, 2021, the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Chardan Healthcare Acquisition 2 Corp. (“CHAQ”) as discussed below. One of the various closing conditions is that CHAQ have at least $85 million in cash at closing. However, there can be no assurance that the Company will be successful in completing the merger.

In the event the Company does not complete the merger contemplated by the Merger Agreement, the Company will seek additional funding through private equity financings, debt financings, collaborations, strategic alliances and marketing, distribution, or licensing arrangements. Although the Company has been successful in raising capital in the past, there is no assurance that the Company will be successful in obtaining such additional financing on terms acceptable to the Company, if at all, and the Company may not be able to enter into collaborations or other arrangements. If the Company is unable to obtain funding, the Company could be forced to delay, reduce, or eliminate its research and development programs, which could adversely affect its business prospects and its ability to continue operations.

Merger Agreement

In March 2021 the Company entered into the Merger Agreement with CHAQ, a publicly traded special purpose acquisition company (“SPAC”), by and among CHAQ, CHAQ2 Merger Sub, Inc., a wholly owned direct subsidiary of CHAQ (“Merger Sub” or “CHAQ2”), and Renovacor.

The following will occur at the effective time of the transaction: (i) Merger Sub will merge with and into Renovacor, with Renovacor as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of CHAQ (the “Merger”), and (ii) CHAQ’s name will be changed to Renovacor, Inc. The transaction is expected to close in the second or third quarter of 2021, following the receipt of the required approval by CHAQ’s stockholders and the fulfilment of other customary closing conditions.

Under the terms of the proposed transaction, CHAQ will issue 6.5 million common shares to current securityholders of Renovacor. Current Renovacor stockholders may also receive up to 2.0 million earn-out shares (“Company Earnout Shares”), as follows: 0.6 million shares if the share price exceeds $17.50 by the end of calendar year 2023, 0.6 million shares if the share price exceeds $25.00 by the end of calendar year 2025, and 0.8 million shares if the share price exceeds $35.00 by the end of calendar year 2027. Furthermore, CHAQ’s sponsor agreed to shift 0.5 million of its founder shares to earnout shares, subject to same terms as Company Earnout Shares. In addition, each option to purchase shares of Renovacor Common Stock (each, a “Renovacor Option”) outstanding immediately prior to the Closing will be converted into an option to purchase a number of shares of CHAQ Common Stock, rounded down to the nearest whole number, equal to the product of the number of shares of Renovacor Common Stock subject to such Renovacor Option and the Common Per Share Merger Consideration (an “Exchanged Option”), which Exchanged Option shall be subject to the same vesting terms applicable to the Renovacor Option immediately prior to the Closing.

Concurrently with the execution of the Merger Agreement, CHAQ entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), including the sponsor of CHAQ, certain holders of Renovacor Capital Stock and other third parties. Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and CHAQ agreed to issue and sell to such investors, immediately following the Closing, an aggregate of 3,000,000 shares of CHAQ Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $30,000,000 (the “PIPE Financing”). A portion of the shares of CHAQ Common Stock to be issued and sold in the PIPE Financing may be issued to certain PIPE Investors in the form of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of CHAQ Common Stock, at an initial purchase price of $9.99 per share underlying the Pre-Funded Warrants. The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.01 (subject to a 9.99% beneficial ownership limitation) and will be exercisable indefinitely.

The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that CHAQ will grant the investors in the PIPE Financing certain customary registration rights, including a covenant by CHAQ to file a registration statement on Form S-1 registering for resale the shares of CHAQ Common Stock issued pursuant to the Subscription Agreements.

The obligation of CHAQ and Renovacor to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (i) the approval of CHAQ’s stockholders, (ii) the approval of Renovacor’s stockholders and (iii) the preliminary proxy statement to solicit the approval of CHAQ’s stockholders (the “Proxy Statement”) receiving clearance from the SEC.

In addition, the obligation of CHAQ to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of Renovacor being true and correct to the standards applicable to such representations and warranties and each of the covenants of Renovacor having been performed or complied with in all material respect and (ii) no Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to Renovacor.

The obligation of Renovacor to consummate the Business Combination is also subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of CHAQ and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of CHAQ having been performed or complied with in all material respects, (ii) the aggregate cash proceeds from CHAQ’s trust account, together with the proceeds from the PIPE Financing (as defined below), equaling no less than $85,000,000 (after deducting any amounts paid to CHAQ stockholders that exercise their redemption rights in connection with the Business Combination) (the “Minimum Cash Condition”) and (iii) the approval by the NYSE of CHAQ’s listing application in connection with the Business Combination.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed financial statements have been prepared pursuant to the rules and regulation of the United States Securities and Exchange Commission (“SEC”) for interim financial reporting. These condensed statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to fairly present the results of the interim periods. The condensed balance sheet at December 31, 2020, has been derived from the audited financial statements at that date. Operating results and cash flows for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2021 or any other future period. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in U.S. GAAP have been omitted in accordance with the rules and regulations for interim reporting of the SEC. These interim condensed financial statements should be read in conjunction with the financial statements and notes thereto included in our report for the year ended December 31, 2020 (included elsewhere in this document).

Significant Accounting Policies

The significant accounting policies used in preparation of these condensed financial statements are disclosed in our annual financial statements for the year ended December 31, 2020. There have been no changes to the Company’s significant accounting policies during the three months ended March 31, 2021.

Deferred Merger Costs

The Company capitalizes specific incremental legal, accounting, and other fees and costs directly attributable to the proposed business combination with CHAQ as deferred merger costs. As of March 31, 2021, there were $723,782 of such costs capitalized on the balance sheet.

Emerging Growth Company Status

Upon completion of the Merger with CHAQ, the Company expects to qualify as an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company expects to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date, that it (i) is no longer an emerging growth company, or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Accounting Pronouncements Recently Adopted

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU simplifies the accounting for certain convertible instruments. ASU 2020-06 will be effective for fiscal years beginning after December 15, 2021, with early adoption permitted for interim and annual reporting periods beginning after December 15, 2020. The Company adopted this standard effective January 1, 2021, and there was no material impact on the Company’s financial statements.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases. Subsequently, the FASB issued ASU 2019-10 and then ASU 2020-05, both of which adjusted the effective date of ASU 2016-02 for non-public entities. The accounting standard is effective for non-public entities for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. A modified retrospective transition approach is required at the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on the Company’s financial statements.

3.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31, 2020	March 31, 2021
Research and development costs	$90,570	$722,619
Insurance and other	16,726	62,405

Total prepaid expenses and other current assets	$107,296	$785,024

4.	Property and Equipment, Net

Property and equipment, net, consisted of the following:

	December 31, 2020	March 31, 2021
Laboratory equipment	$2,500	$2,500
Less: accumulated depreciation	(1,952)	(2,162)

	$548	$338

Depreciation expense for the three months ended March 31, 2020 and 2021 was $209 and $210, respectively.

5.	Accrued Expenses

Accrued expenses consisted of the following:

	December 31, 2020	March 31, 2021
Accrued employee compensation and benefits	$35,375	$51,952
Accrued external research and development expenses	21,500	202,238

Total accrued expenses	$56,875	$254,190

6.	Commitments and Contingencies

Legal Proceedings

The Company is not currently subject to any material legal proceedings.

Sponsored Research Agreements (“SRA”)

The Company is committed to funding the SRA it entered with Temple University as further described in Note 7.

7.	License and Sponsored Research Agreements

Temple University

In August 2019, the Company entered into an exclusive license agreement (“License Agreement”) and a sponsored research agreement (“SRA”), each with Temple University (“Temple”). Pursuant to the License Agreement, Temple granted the Company an exclusive, royalty-bearing, sublicensable, worldwide license to certain patent rights in certain inventions related to the use of BAG3 technology for the diagnosis, prevention or treatment of diseases in humans, and a non-exclusive license to use specified know-how and materials with a provision that Temple will retain the rights to practice the patent rights for non-commercial educational research purposes only and shall be free to sublicense these rights to other non-profit educational and research institutions solely for noncommercial research and educational purposes. Under the SRA, Temple is primarily responsible for preclinical development activities with respect to licensed technology and know-how through the pursuit of specific investigational questions which, in the aggregate, are intended to provide important supporting data for a future IND-enabling studies and for potential future marketing efforts. The Company is responsible for all subsequent clinical development and commercialization activities with respect to the licensed technology and know-how.

Upon execution of the License Agreement in 2019, the Company issued to Temple 97,879 shares of common stock on the effective date of the transaction and agreed to issue Temple an additional 9,130 shares of common stock upon the closing date of the second tranche of the Series A Convertible Preferred Stock (Note 8). The Company also reimbursed Temple for the prosecution and maintenance costs incurred by Temple for the licensed patent rights prior to the Company entering into the License Agreement, and the Company is responsible for all the ongoing costs relating to the prosecution and maintenance of the Temple patent rights licensed to the Company going forward. The Company also agreed to pay Temple a minimum annual administrative fee of $20,000 per year beginning with the effective date of the License Agreement and continuing each annual anniversary thereafter.

The License Agreement requires the Company to pay up to an aggregate of $1.25 million to Temple upon the achievement of certain developmental, regulatory and commercial milestones for the first licensed product that achieves said milestones regardless of the number of licensed products that achieve them. In addition, the

Company is required to pay Temple a low single-digit royalty on net sales of any product utilizing the patent rights under the License Agreement, up to 50% of which may be reduced by payments Renovacor makes to third parties for freedom to operate. In addition, the Company must also pay a percentage of all consideration based on a percentage of sublicense consideration received by it, which percentage ranges from the mid-teens to mid-twenties depending on the stage of development at the time of the sublicense agreement.

The License Agreement will remain effective until (i) the expiration date of the last-to-expire patents covered under the License Agreement (currently expected to occur in 2041); (ii) the termination by Temple upon (a) an uncured breach by the Company, with a 60-day notification period, (b) the Company’s filing of a voluntary petition in bankruptcy or related proceeding, providing such petition is not dismissed within 90 days after the filing thereof, (c) a failure by the Company to meet certain milestones set forth in the Licensed Agreement, or (d) non-payment of undisputed monies due to Temple, with a 30-day notification period. Additionally, the Company may terminate the entire agreement or with respect to an individual patent or patent application, if desired, subject a 90-day notification period.

As it relates to the SRA, Temple will conduct such preclinical activities for a three-year period, unless terminated sooner or extended by mutual written consent, for which the Company is obligated to fund approximately $0.9 million over the three-year initial term of the SRA. The Company recorded research and development expenses of $0.1 million during each of the three months ended March 31, 2020 and 2021 related to the SRA.

8.	Convertible Preferred Stock

Convertible preferred stock consisted of the following as of March 31, 2021:

	Issuance Dates	Shares Issued and Outstanding	Common Stock Issuable Upon Conversion
Series A	August 2019	934,803	934,803
Series A	June 2020	209,658	209,658
Series A	November 2020	1,434,057	1,434,057

Series A Convertible Preferred Stock

In August 2019, the Company entered into a securities purchase agreement (“Series A Agreement”) with certain investors to sell 2,718,286 shares of Series A convertible preferred stock (“Series A”) at $4.065063 per share for total gross cash proceeds of $11.1 million and the redemption of a $50,000 note payable. The Series A Agreement calls for three separate closing events, or tranches, beginning with the first tranche which closed in August 2019. The second and third tranches will close 20 days following the day the Company delivers to all participating investors a written certification by a majority of the Board of Directors, including at least one Series A Director, that certain milestones, as outlined in the agreement, have been met. The milestones include certain operational and preclinical activities the completion of which must occur within 36 months from the initial closing. The third tranche was outstanding as of March 31, 2021.

In August 2019, the Company closed the first tranche and issued 934,803 shares of Series A to investors at $4.065063 per share for gross cash proceeds of $3.8 million, less issuance costs of $0.4 million, resulting in net proceeds of $3.4 million.

In June 2020, the Company entered into an amended securities purchase agreement (“Amended Series A Agreement”) permitting the sale of an additional 614,997 shares of Series A convertible preferred stock at $4.065063 per share for gross cash proceeds of $2.5 million to an additional investor. In June 2020, the Company issued 209,658 shares of Series A to the investor at $4.065063 per share for cash proceeds of $0.9 million, net of immaterial issuance costs.

In November 2020, in accordance with the terms of the Amended Series A Agreement, the Company closed the second tranche and issued 1,434,057 shares of Series A convertible preferred stock to investors at $4.065063 per share for cash proceeds of $5.8 million, net of immaterial issuance costs.

The tranche right feature associated with the second closing and the third closing described above was evaluated in accordance with ASC 815, Derivatives and Hedging (“ASC 815”). The Company determined that the tranche right feature did not meet the definition of a freestanding financial instrument as the feature was not legally detachable. The Company also evaluated the feature as an embedded derivative and the Company determined that the tranche right feature did not meet the definition of a derivative financial instrument for which bifurcation would be required.

Rights, Preferences, Privileges and Restrictions

Voting — Each preferred stockholder is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock held by such holder are convertible at the time of such vote. All preferred stockholders are entitled to vote on all matters upon which holders of common stock have the right to vote, other than matters that must by law be voted by class or series vote. Series A stockholders, exclusively, and as a separate class, are entitled to elect two (2) directors of the Company.

Dividends — The holders of preferred stock are entitled to receive dividends, when and if declared by the board of directors of the Company, prior and in preference to any dividend on the common stock of the Company, in an amount equal to $0.28 per share of Series A per annum, subject to adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization. The dividends are cumulative and not compounding, and no such dividends have been declared to date. After payment of dividends on the Series A, any additional dividends shall be distributed among all holders of common stock and preferred stock based on the number of shares of common stock that would be held by each such holder if all shares of preferred stock were converted to common stock.

Liquidation Preference — In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, or a deemed liquidation event of the Company (which includes certain mergers and asset transfers), the holders of preferred stock shall be entitled to receive on a pari passu basis, out of the assets or consideration available for distribution in connection with such event and before any payment will be made to the holders of common stock, an amount per share equal to the original issuance price of the preferred stock ($4.065063) per share for the Series A, plus cumulative accrued dividends to date on such shares. The treatment of an event as a deemed liquidation event may be waived by the vote or written consent of the holders of at least a majority of the Series A Preferred Stock.

After payment of the Series A liquidation amounts in full, all of the remaining assets of the Company available for distribution to the stockholders shall be distributed among the holders of the preferred stock and common stock, pro rata, based on the number of shares held by each such holder on an as converted to common stock basis.

Conversion — Shares of preferred stock are convertible into common stock at the option of the holder at any time and without payment of any additional consideration. Each share of Series A is convertible into a number of fully paid shares of common stock as is determined by dividing the Series A original issuance price ($4.065063) by the Series A conversion price (initially equal to $4.065063). Further, the conversion rate of preferred stock is subject to adjustment based upon the occurrence of certain future events as defined in the Company’s certificate of incorporation.

Shares of preferred stock are automatically converted into shares of common stock upon either (a) the closing of an underwritten public offering at a price of at least $12.20 per share resulting in at least $60 million of gross proceeds to the Company, prior to deductions for underwriting discounts, commission, and expenses, or

(b) the date and time, or occurrence of an event, specified by a vote of at least a majority of the holders of the preferred stock then outstanding.

Redemption — The Convertible Preferred Stock is subject to redemption under certain deemed liquidation events not solely within the control of the Company, as defined, and as such is considered contingently redeemable for accounting purposes and is classified as temporary equity in the Company’s balance sheets.

9.	Common Stock

The Company is authorized to issue up to 6,000,000 shares of common stock, of which 1,987,636 were issued and outstanding at March 31, 2021 and December 31, 2020.

On August 31, 2018, in accordance with the terms of the Company’s 2018 Stock Option and Grant Plan, a member of management and a director entered into restricted stock purchase agreements (“2018 Agreement” or “2018 Agreements”) whereby the Company issued and sold a total of 725,000 shares of restricted stock at a purchase price of $0.10 per share for a total of $72,500. A total of 422,901 of these shares (“Unvested Shares”) are subject to repurchase rights upon the occurrence of certain repurchase events, as defined in the agreements, for the director or member of management, and these repurchase rights lapse monthly, in equal amounts, over the following 28 months.

In addition, the Company issued a total 10,250 and 34,268 shares of restricted stock in the first quarter of 2020 and 2021, respectively, which are also subject to the same repurchase rights upon the occurrence of certain repurchase events as defined in the agreements, that lapse on a monthly basis.

The Unvested Shares are held in escrow and subject to optional repurchase by the Company upon the occurrence of a repurchase event causing the stockholder to forfeit his or her right to such Restricted Stock at a repurchase price equal to the lesser of (x) the amount paid for such Shares, or (y) the estimated fair market value per share, as defined in the agreement, on the date the Company exercises its repurchase right. These repurchase terms are considered to be a forfeiture provision and the cash received for the Unvested Shares is treated as a liability in the Company’s balance sheet until the repurchase rights lapsed. All awards related to the 2018 Agreements were fully vested at December 31, 2020 and March 31, 2021.

Repurchase rights related to 41,528 Unvested Shares remain in force at March 31, 2021. The Company also has the right to repurchase vested shares upon the occurrence of a Repurchase Event, as defined in the Company’s 2018 Stock Option and Grant Plan, at fair market value.

The voting, dividend and liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers, and preferences of the holders of the preferred stock.

Voting — Each holder of outstanding shares of common stock shall be entitled to one vote in respect of each share. The holders of outstanding shares of common stock, voting together as a single class, shall be entitled to elect two (2) directors. The number of authorized shares of common stock may be increased or decreased by the affirmative vote of a majority of the outstanding shares of common stock and preferred stock voting together as a single class.

Dividends — Subject to the payment in full of all preferential dividends to which the holders of the preferred stock are entitled, the holders of common stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the board of directors may determine in its sole discretion, with holders of preferred stock and common stock sharing pari passu in such dividends.

Liquidation Rights — After payment in full of all preferential amounts to which the holders of preferred stock are entitled upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or deemed liquidation event of the Company, all of the remaining assets of the Company available for distribution to the stockholders shall be distributed among the holders of the preferred stock and common stock, pro rata based on the number of shares held by each such holder on an as converted to common stock basis.

Reserved Shares — As of March 31, 2021, the Company reserved the following shares of common stock for issuance upon conversion of the outstanding convertible preferred stock and exercise of stock options:

Conversion of Series A preferred stock	2,578,518
Series A preferred stock reserved for 3rd tranche (Note 8)	754,765
Stock options available for issuance	230,305
Stock options outstanding	119,046

Total	3,682,634

10.	Stock-Based Compensation

In 2018, the Company established the 2018 Stock Option and Grant Plan (the “2018 Plan”), under which the Company may grant options and restricted stock to its employees and certain non-employees. The maximum number of shares of common stock reserved for issuance under the 2018 Plan at the time of adoption was 850,000 shares. The number of authorized shares reserved for issuance under the 2018 Plan was increased by 268,869 shares effective as of August 12, 2019. There were 230,305 shares of common stock remaining and available for issuance under the 2018 Plan at March 31, 2021.

The Company may grant options to purchase authorized but unissued shares of the Company’s common stock. Options granted under the 2018 Plan include incentive stock options that can be granted only to the Company’s employees and non-statutory stock options that can be granted to the Company’s employees, consultants, advisors, and directors. The 2018 Plan also permits the Company to issue restricted stock awards.

The exercise prices, vesting and other restrictions of the awards to be granted under the 2018 Plan are determined by the board of directors, except that no stock option may be issued with an exercise price less than the fair market value of the common stock at the date of the grant or have a term in excess of ten years. Options granted under the 2018 Plan are exercisable in whole or in part at any time subsequent to vesting.

Stock Options

The following table provides the assumptions used in determining the fair value of option awards for the three months ended March 31, 2021:

Three Months Ended March 31, 2021
Expected volatility	73.6%
Risk-free interest rate	0.59%
Expected dividend yield	—
Expected term (in years)	6.08

The weighted average fair value of the options granted was $2.06 per share for the three months ended March 31, 2021.

The following table summarizes stock option activity for the three months ended March 31, 2021:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding — December 31, 2020	82,179	$0.25		$
Granted	36,867	3.21
Exercised	—	—
Forfeited	—	—

Outstanding — March 31, 2021	119,046	$1.17	8.6		$242,923

Options exercisable — March 31, 2021	43,965	$0.18	7.8		$133,041

The Company has recorded stock-based compensation expense related to stock options of $408 and $4,204 for the three months ended March 31, 2020 and 2021, respectively. The Company has an aggregate $80,534 of gross unrecognized stock-based compensation expense as of March 31, 2021 remaining to be amortized over a weighted average period of 3.1 years.

Restricted Stock Awards

The following table summarizes restricted stock activity for the three months ended March 31, 2021:

Number of Shares
Unvested — December 31, 2020	10,250
Issued	34,268
Vested	(2,990)
Cancelled	—

Unvested — March 31, 2021	41,528

The Company recorded $172 and $2,751 of stock-based compensation expense related to vesting of restricted stock for the three months ended March 31, 2020 and 2021, respectively. The Company has aggregate gross unrecognized stock-based compensation expense of $110,395 related to restricted stock awards as of March 31, 2021 remaining to be amortized over a weighted average period of 3.6 years.

Stock-based compensation expense recorded in the accompanying statements of operations is as follows:

	Three Months Ended March 31,
	2020	2021
Research and development	$172	$3,879
General and administrative	408	3,076

Total stock-based compensation expense	$580	$6,955

11.	Related Parties

The Company paid consulting fees to Dr. Arthur Feldman, the founder and a current director of the Company, of approximately $25,000 for each of the three months ended March 31, 2020 and 2021.

12.	Net Loss per Share

The following outstanding potentially dilutive securities have been excluded from the calculation of diluted net loss per share, as their effect is anti-dilutive:

	Three Months Ended March 31,
	2020	2021
Convertible Preferred Stock	934,803	2,578,518
Stock options to purchase common stock	82,179	119,046
Restricted shares of common stock subject to repurchase	146,188	41,528

13.	Subsequent Events

The Company has evaluated subsequent events through June 3, 2021, which represents the date these financial statements were issued.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of

March 22, 2021

by and among

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

CHAQ2 MERGER SUB, INC.

and

RENOVACOR, INC.

A-i

ARTICLE V REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB		A-36

5.01	Organization, Standing and Corporate Power	A-36
5.02	Corporate Authority; Approval; Non-Contravention	A-36
5.03	Litigation	A-37
5.04	Compliance with Laws	A-38
5.05	Employee Benefit Plans	A-38
5.06	Financial Ability; Trust Account	A-38
5.07	Taxes	A-39
5.08	Brokers	A-40
5.09	Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act	A-40
5.10	Business Activities; Absence of Changes	A-41
5.11	Proxy Statement	A-42
5.12	No Outside Reliance	A-42
5.13	Capitalization	A-42
5.14	NYSE Stock Market Quotation	A-43
5.15	Contracts; No Defaults	A-43
5.16	Title to Property	A-44
5.17	Investment Company Act	A-44
5.18	Affiliate Agreements	A-44
5.19	Takeover Statutes and Charter Provisions	A-44
5.20	Aggregate Subscription Amount; Subscription Agreements	A-44
5.21	No Other Representations or Warranties	A-45

ARTICLE VI COVENANTS OF THE COMPANY		A-45

6.01	Conduct of Business	A-45
6.02	Inspection	A-48
6.03	No Claim Against the Trust Account	A-48
6.04	Proxy Solicitation; Other Actions	A-49
6.05	Non-Solicitation; Acquisition Proposals	A-49
6.06	Section 280G	A-50

ARTICLE VII COVENANTS OF ACQUIROR		A-51

7.01	Indemnification and Insurance	A-51
7.02	Conduct of Acquiror During the Interim Period	A-51
7.03	Trust Account	A-53
7.04	Inspection	A-53
7.05	Acquiror NYSE Listing	A-54
7.06	Acquiror Public Filings	A-54
7.07	Additional Insurance Matters	A-54
7.08	Section 16 Matters	A-54
7.09	Director and Officer Appointments	A-54
7.10	Exclusivity	A-55
7.11	Management Incentive Package	A-55
7.12	Financing	A-55
7.13	Termination of Acquiror Affiliate Agreements	A-56
7.14	Named Executive Agreement	A-56

ARTICLE VIII JOINT COVENANTS		A-56

8.01	Support of Transaction	A-56
8.02	Preparation of Proxy Statement; Special Meeting; Solicitation of Company Stockholder Approvals	A-56

A-ii

8.03	Tax Matters	A-58
8.04	Confidentiality; Publicity	A-58
8.05	Post-Closing Cooperation; Further Assurances	A-59
8.06	Bridge Loan	A-59

ARTICLE IX CONDITIONS TO OBLIGATIONS		A-59

9.01	Conditions to Obligations of All Parties	A-59
9.02	Additional Conditions to Obligations of Acquiror	A-60
9.03	Additional Conditions to the Obligations of the Company	A-60

ARTICLE X TERMINATION/EFFECTIVENESS		A-61

10.01	Termination	A-61
10.02	Effect of Termination	A-62

ARTICLE XI MISCELLANEOUS		A-62

11.01	Waiver	A-62
11.02	Notices	A-62
11.03	Assignment	A-63
11.04	Rights of Third Parties	A-63
11.05	Expenses	A-63
11.06	Governing Law	A-64
11.07	Captions; Counterparts	A-64
11.08	Schedules and Exhibits	A-64
11.09	Entire Agreement	A-64
11.10	Amendments	A-64
11.11	Severability	A-64
11.12	Jurisdiction; WAIVER OF TRIAL BY JURY	A-64
11.13	Enforcement	A-65
11.14	Non-Recourse	A-65
11.15	Non-survival of Representations, Warranties and Covenants	A-65
11.16	Acknowledgements	A-65

Exhibits

Exhibit A – Form of Company Stockholder Approval

Exhibit B – Form of Sponsor Support Agreement

Exhibit C – Form of Acquiror Stockholder Support Agreement

Exhibit D – Form of Lock-Up Agreement

Exhibit E – Form of Registration Rights Agreement

Exhibit F – Form of Certificate of Incorporation of Acquiror

Exhibit G – Form of Bylaws of Acquiror

Exhibit H – Form of Acquiror Equity Incentive Plan

Exhibit I – Form of Amended and Restated Certificate of Incorporation of the Company

Exhibit J – Form of Letter of Transmittal

A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of March 22, 2021, is entered into by and among Chardan Healthcare Acquisition 2 Corp., a Delaware corporation (“Acquiror”), CHAQ2 Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Renovacor, Inc., a Delaware corporation (the “Company”). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of this Agreement.

RECITALS

WHEREAS, Acquiror is a blank check company incorporated to acquire one or more operating businesses through a Business Combination;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of Acquiror, and was formed for the sole purpose of the Merger;

WHEREAS, subject to the terms and conditions hereof, at the Closing, Merger Sub will merge with and into the Company pursuant to the Merger, with the Company surviving as the Surviving Company;

WHEREAS, the respective boards of directors of each of Acquiror, Merger Sub and the Company have each approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the laws of its jurisdiction and Acquiror, as the sole stockholder of Merger Sub, has approved and adopted this Agreement, the Merger and the Transactions;

WHEREAS, immediately following with the execution and delivery of this Agreement, in connection with the Transactions, the Requisite Company Stockholders will deliver a written consent, in the form set forth on Exhibit A (the “Company Stockholder Approval”), approving and adopting this Agreement, the Merger and the Transactions, in accordance with the Company Organizational Documents and the DGCL;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, the Sponsor has entered into a Support Agreement, dated as of the date hereof (the “Sponsor Support Agreement”), with the Company and Acquiror, in the form set forth on Exhibit B, pursuant to which, among other things, the Sponsor has agreed to vote in favor of this Agreement, the Merger and the Transactions;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, certain other Acquiror Stockholders (other than the Sponsor) have entered into Support Agreements, dated as of the date hereof (collectively with the Sponsor Support Agreement, the “Acquiror Support Agreements”), with the Company and Acquiror, in the form set forth on Exhibit C, pursuant to which, among other things, such Acquiror Stockholders have agreed to vote in favor of this Agreement, the Merger and the Transactions;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain Company Stockholders are entering into those certain lock-up agreements, dated as of the date hereof (collectively, the “Lock-Up Agreements”), with Acquiror, in the form set forth on Exhibit D;

WHEREAS, contemporaneously with or prior to the execution and delivery of this Agreement, Acquiror is entering into subscription agreements (the “Subscription Agreements”) with certain investors (the “Private Placement Investors”), pursuant to which the Private Placement Investors, upon the terms and subject to the conditions set forth therein, have agreed to purchase shares of Acquiror Common Stock at $10.00 per share in a private placement or placements (the “Private Placement”) for an aggregate subscription amount of $30,000,000 (the “Aggregate Subscription Amount”), to be consummated prior to or substantially concurrently with the Closing;

WHEREAS, contemporaneously with the Closing, in connection with the Transactions, Acquiror, the Company, certain Acquiror Stockholders, the Private Placement Investors and the Company Stockholders who receive Acquiror Common Stock pursuant to Article III will enter into that certain Registration Rights Agreement (the “Registration Rights Agreement”), in the form set forth on Exhibit E, to be effective upon the Closing;

WHEREAS, pursuant to the Acquiror Organizational Documents, Acquiror shall provide an opportunity to the Acquiror Stockholders (other than the Sponsor or any other party to an Acquiror Support Agreement) to have their shares of Acquiror Common Stock redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement, the Acquiror Organizational Documents and the Trust Agreement in conjunction with, inter alia, obtaining approval from the Acquiror Stockholders for the Business Combination (the “Offer”);

WHEREAS, prior to the consummation of the Transactions, Acquiror shall, subject to obtaining the Acquiror Stockholder Approval, adopt the certificate of incorporation (the “Acquiror Charter”) in the form set forth on Exhibit F, which shall be the certificate of incorporation of Acquiror, until thereafter supplemented or amended in accordance with its terms and the DGCL;

WHEREAS, prior to the consummation of the Transactions, Acquiror shall adopt the bylaws in the form set forth on Exhibit G, which shall be the bylaws of Acquiror, until thereafter supplemented or amended in accordance with its terms and the DGCL;

WHEREAS, prior to the consummation of the Transactions, Acquiror shall, subject to obtaining the Acquiror Stockholder Approvals, adopt the 2021 Equity Incentive Plan (the “Acquiror Equity Incentive Plan”), in the form set forth on Exhibit H;

WHEREAS, Acquiror and the Company intend that the Merger be treated as a reorganization under Section 368(a) of the Code; and

WHEREAS, in connection with the Closing, Acquiror shall be renamed “Renovacor, Inc.” and shall trade publicly on the NYSE under a new ticker symbol selected by the Company.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Acquiror, Merger Sub and the Company agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.01 Definitions. As used herein, the following terms shall have the following meanings:

“280G Approval” has the meaning specified in Section 6.06.

“280G Waiver” has the meaning specified in Section 6.06.

“Acquiror” has the meaning specified in the preamble hereto.

“Acquiror Affiliate Agreement” has the meaning specified in Section 5.18.

“Acquiror and Merger Sub Representations” means the representations and warranties of each of Acquiror and Merger Sub expressly and specifically set forth in Article V of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Acquiror and Merger Sub Representations are solely made by Acquiror and Merger Sub and not any other Person.

“Acquiror Board” means the board of directors of Acquiror.

“Acquiror Board Recommendation” has the meaning specified in Section 8.02(d).

“Acquiror Change in Recommendation” has the meaning specified in Section 8.02(d).

“Acquiror Charter” has the meaning specified in the Recitals hereto.

“Acquiror Common Stock” means a share of the Acquiror’s common stock, par value $0.0001 per share.

“Acquiror Cure Period” has the meaning specified in Section 10.01(c).

“Acquiror Equity Incentive Plan” has the meaning specified in the Recitals hereto.

“Acquiror Equity Plan Proposal” has the meaning specified in Section 8.02(c).

“Acquiror Material Contracts” has the meaning specified in Section 5.15.

“Acquiror Organizational Documents” means the Amended and Restated Certificate of Incorporation of Acquiror, dated April 23, 2020 (the “Existing Acquiror Charter”), and the Amended and Restated Bylaws of Acquiror, dated April 16, 2020, in each case as may be amended from time to time in accordance with the terms of this Agreement.

“Acquiror Private Warrant” means each whole warrant exercisable for one share of Acquiror Common Stock outstanding as of the date hereof and issued pursuant to a private placement to the Sponsor simultaneously with the closing of Acquiror’s initial public offering.

“Acquiror Public Warrant” means each whole warrant exercisable for one-half (1/2) of a share of Acquiror Common Stock outstanding as of the date hereof and issued pursuant to the Warrant Agreement.

“Acquiror SEC Reports” has the meaning specified in Section 5.09(a).

“Acquiror Stockholder” means a holder of Acquiror Common Stock.

“Acquiror Stockholder Approval” means, with respect to any Proposal, the affirmative vote of holders of a majority of the outstanding shares of Acquiror Common Stock cast at the Special Meeting.

“Acquiror Support Agreement” has the meaning specified in the Recitals hereto.

“Acquiror Warrants” means Acquiror Public Warrants and Acquiror Private Warrants.

“Acquisition Proposal” has the meaning specified in Section 6.05(a)(i).

“Action” means any action, suit, assessment, audit, investigation, examination, arbitration or proceeding, in each case that is by or before any Governmental Authority.

“Additional Proposal” has the meaning specified in Section 8.02(c).

“Adjusted Fully Diluted Number” means, with respect to the date of achievement (or deemed achievement pursuant to Section 3.09(j)) of an applicable Earnout Milestone), the Fully Diluted Number (but (i) calculated to disregard (A) any shares of Company Common Stock underlying an Exchanged Company Option that expires unexercised or is otherwise forfeited prior to such date and (B) any shares of Acquiror Common Stock received as Common Per Share Merger Consideration pursuant to Section 3.01(c)(ii) which is subject to a vesting condition, if any, and which is forfeited, due to failure to achieve the applicable vesting condition, prior to such date and (ii) as otherwise adjusted in accordance with Section 3.09(h)). For purposes of clarity, except with respect to the second parenthetical noted above, the Fully Diluted Number will be calculated based on shares of Company Common Stock, shares of Company Preferred Stock and Company Options that are outstanding as of immediately prior to the Effective Time (and will not be calculated based on equity interests outstanding as of the date of achievement or deemed achievement).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

“Aggregate Common Merger Consideration” means a number of shares of Acquiror Common Stock equal to (i) the Aggregate Merger Consideration minus (ii) a number of shares of Acquiror Common Stock (valued for purposes of this calculation at $10.00 per share) having an aggregate value equal to the Aggregate Preferred Amount minus (iii) the aggregate number of shares of Acquiror Common Stock issuable pursuant to Section 2(b)(i) and Section 2(b)(ii) of the Company Investor Incentive Plan in respect of all Participation Incentive Awards granted thereunder.

“Aggregate Merger Consideration” means 6,500,000 shares of Acquiror Common Stock.

“Aggregate Preferred Amount” means the aggregate amount of all Preferred Amounts with respect to the shares of Company Preferred Stock outstanding as of immediately prior to the Effective Time.

“Aggregate Subscription Amount” has the meaning specified in the recitals.

“Agreement” has the meaning specified in the preamble hereto.

“Amendment Proposal” has the meaning specified in Section 8.02(c).

“Ancillary Agreements” means the Acquiror Support Agreements, the Registration Rights Agreement, the Trust Agreement, the Named Executive Agreement, the Subscription Agreements, the Lock-Up Agreements and any other agreement entered into in connection with the Transactions.

“Balance Sheet Date” means December 31, 2020.

“Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), “voluntary employees’ beneficiary associations,” under Section 501(c)(9) of the Code, employment, individual consulting, retirement, severance, termination pay, change in control, transaction or retention arrangements, deferred compensation, equity or equity-based compensation, incentive compensation, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, vacation, fringe or other benefits or remuneration plan, program, policy, agreement or arrangement of any kind.

“Bridge Loan” has the meaning specified in Section 8.06.

“Bridge Loan Amount” means the amount of the Bridge Loan as agreed, if at all, pursuant to Section 8.06.

“Bridge Loan Request” has the meaning specified in Section 8.06.

“Business Combination” has the meaning ascribed to such term in the Existing Acquiror Charter.

“Business Combination Proposal” has the meaning specified in Section 7.09.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cancelled Shares” has the meaning specified in Section 3.01(b).

“Cash and Cash Equivalents” shall mean the cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts.

“CBA” has the meaning specified in Section 4.12(a)

“Certificate of Merger” has the meaning specified in Section 2.01.

“Change in Control” means any transaction, or series of transactions (a) resulting in any one Person, or more than one Person that are Affiliates or that are acting as a “group” (as such term is used in sections 13(d) or 14(d) of the Exchange Act), acquiring ownership of (i) equity securities of Acquiror which, together with the equity securities held by one or more such Person, or such Person and its Affiliates or such group, constitutes more than 50% of the total voting power or economic rights of the equity securities of Acquiror; or (ii) at least 50% of the consolidated assets of Acquiror and its Subsidiaries (including the Surviving Company); or (b) that results in the stockholders of Acquiror as of immediately prior to such transaction holding, in the aggregate, directly or indirectly, less than 50% of the total voting power or economic rights of the equity securities of Acquiror immediately after the consummation of such transaction (in each case of clauses (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise); provided, that to the extent in any such transaction referred to in the foregoing clauses (a) or (b), the “price per share” paid or payable to the stockholders of Acquiror for purposes of 3.09(a) - (c) shall be the highest price per share of Acquiror Common Stock (or value attributable thereto in respect of any transaction that does not involve the direct sale or transfer of shares of Acquiror Common Stock) paid by such Person(s) or such group in connection with all such transactions.

“Closing” has the meaning specified in Section 2.03.

“Closing Acquiror Cash” means, without duplication, an amount equal to (a) the funds contained in the Trust Account as of immediately prior to the Effective Time; plus (b) all other Cash and Cash Equivalents of Acquiror as of immediately prior to the Effective Time; plus (c) the Aggregate Subscription Amount; minus (d) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Acquiror Common Stock pursuant to the Offer (to the extent not already paid); minus (e) the Bridge Loan Amount, to the extent provided by Acquiror, Sponsor or one of their Affiliates. For the avoidance of doubt, the Closing Acquiror Cash shall not be deducted by any Outstanding Company Expenses (even if paid by Acquiror pursuant to Section 3.07.).

“Closing Date” has the meaning specified in Section 2.03.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Per Share Merger Consideration” means a number of shares of Acquiror Common Stock equal to the Aggregate Common Merger Consideration divided by the Fully Diluted Number.

“Company” has the meaning specified in the preamble hereto.

“Company Benefit Plan” means any Benefit Plan which is sponsored or maintained by, contributed to or required to be contributed to by, or with respect to which any current or potential liability is borne by the Company or any of its Affiliates.

“Company Board” means the board of directors of the Company.

“Company Certificate” has the meaning specified in Section 3.03(a).

“Company Charter” means the Certificate of Incorporation of the Company, dated August 8, 2019, as amended on June 23, 2020.

“Company Common Stock” means a share of the Company’s common stock, par value $0.0001 per share.

“Company Cure Period” has the meaning specified in Section 10.01(b).

“Company Intellectual Property” means all Owned Intellectual Property and all Licensed Intellectual Property.

“Company Investor Incentive Plan” means the Company’s 2021 Investor Incentive Plan.

“Company Option” has the meaning specified in Section 3.04(a).

“Company Optionholder” means the holder of a Company Option that is outstanding immediately prior to the Closing Date.

“Company Organizational Documents” means (i) the Company Charter and (ii) the Bylaws of the Company, dated June 7, 2013, in each case as may be amended from time to time in accordance with the terms of this Agreement.

“Company Permits” has the meaning specified in Section 4.07(d).

“Company Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.0001 per share.

“Company Properties” has the meaning specified in Section 4.18(a).

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in Article IV of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Company Representations are solely made by the Company and not any other Person.

“Company Software” means all Software used in the business of the Company, as currently conducted.

“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.

“Company Stock Plan” means the Company’s 2018 Stock Option and Grant Plan.

“Company Stockholder” means the holder of either a share of Company Common Stock or a share of Company Preferred Stock.

“Company Stockholder Approval” has the meaning specified in the Recitals.

“Confidentiality Agreement” means that certain Confidentiality and Non-Disclosure Agreement, dated as of October 8, 2020, between Acquiror and the Company.

“Contracts” means any legally binding contracts, agreements, subcontracts and leases (other than Company Benefit Plans).

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 or any mutation of the same, including any resulting epidemics, pandemics, disease outbreaks or public health emergencies.

“COVID-19 Measures” means any quarantine, isolation, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Authority or industry group in connection with or in response to COVID-19, including, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” has the meaning specified in Section 3.08.

“Earnout RSU Award” means an award of restricted stock units granted under the Acquiror Equity Incentive Plan to a Company Optionholder in accordance with Section 3.04(d) that (i) is subject to the same time-vesting schedule as the Exchanged Company Option held by the Earnout RSU Grantee, provided that if an applicable Earnout Milestone is achieved (or deemed achieved in accordance with Section 3.09(j)), an applicable portion of the Earnout RSU Awards shall become fully (100%) time-vested as of the date on which the applicable Earnout Milestone is achieved (or deemed achieved in accordance with Section 3.09(j)) if the Earnout RSU Grantee remains continuously in service with the Surviving Company or any of its Affiliates through such date; (ii) shall become performance-vested as of the date on which the applicable Earnout Milestone is achieved (or deemed achieved in accordance with Section 3.09(j)); (iii) shall be canceled and forfeited to the extent the Earnout RSU Grantee’s Exchanged Company Option corresponding to such Earnout RSU Award is forfeited or expires unexercised prior to the last day of an Earnout Period; and (iv) to the extent time-vested as of the date on which the applicable Earnout Milestone is achieved (or deemed achieved in accordance with Section 3.09(j)), shall entitle the Earnout RSU Grantee to the applicable Per Share Earnout Consideration for each share of Company Common Stock underlying the Company Option, as of immediately prior to the Effective Time, that corresponds to such Earnout RSU Award.

“Earnout RSU Grantee” means an individual who receives an Earnout RSU Award.

“Effective Time” has the meaning specified in Section 2.01.

“Enforceability Exceptions” has the meaning specified in Section 4.02(a).

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment (including natural resources), worker health and safety (to the extent relating to exposure to Hazardous Materials), or the use, generation, storage, emission, transportation, disposal or release of or exposure to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any other Person that, together with such Person, is, or within the past six (6) years was, required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchanged Company Option” has the meaning specified in Section 3.04(a).

“FDA” has the meaning specified in Section 4.21(a).

“Financial Derivative/Hedging Arrangement” means any transaction (including any Contract with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any combination of these transactions.

“Financial Statements” has the meaning specified in Section 4.06(b).

“Fully Diluted Number” means the sum of the (i) total number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (ii) the number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time, plus (iii) the number of shares of Company Common Stock issuable upon exercise of all Company Options that are outstanding, whether vested or unvested, immediately prior to the Effective Time.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, per- and pol-fluoroalkyl substances, flammable or explosive substances, toxic mold or pesticides.

“Healthcare Laws” means all applicable health care Laws, including, (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the Public Health Service Act (42 U.S.C. §§ 201 et seq.); (ii) applicable federal, state, local and foreign health care related fraud and abuse laws, including, the federal health care Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), criminal false claims provisions including 42 U.S.C. § 1320a-7b(a)), 18 U.S.C. §§ 286, 287, 1347 and 1349 the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the exclusion law (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), and the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); (iii) the Medicare and Medicaid statutes (Titles XVIII and Title XIX of the Social Security Act); (iv) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 1320d et seq., 42 U.S.C. §§ 17921 et seq.); (v) the regulations promulgated pursuant to all such laws; and (vi) other similar local, state, federal, or foreign laws and regulations.

“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (e) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) obligations under capitalized leases, (g) obligations under any Financial Derivative/Hedging Arrangement, (h) any other indebtedness or obligation reflected or required to be reflected as indebtedness in a consolidated balance sheet, in accordance with GAAP, (i) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (h) above and (j) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations (including unreimbursed expenses or indemnification obligations for which a claim has been made); provided, however, that Indebtedness shall not include accounts payable to trade creditors that are not past due and accrued expenses arising in the ordinary course of business consistent with past practice. For the avoidance of doubt, Indebtedness of Acquiror shall include any and all promissory notes between Acquiror and the Sponsor, including any promissory notes issued in order to finance transaction costs or other working capital purposes of Acquiror.

“Insurance Policies” has the meaning specified in Section 4.19(a).

“Intellectual Property” means any and all intellectual property rights, as they exist anywhere in the world and all goodwill associated therewith, whether registered or unregistered, including all: (i) patents and patent applications, invention disclosures, statutory invention registrations, provisions and non-provisionals and all related divisions, continuations, continuations-in-part, reissues, substitutions, reexaminations and interferences thereof; (ii) trademarks, service marks, trade dress, trade names, brand names, slogans, designs, symbols, logos, corporate names, pending applications therefor, and other distinctive identification and indicia of source of origin, together with the goodwill symbolized by or associated with any of the foregoing; (iii) copyrights and applications therefore, mask works and designs, and other works of authorship and copyrightable subject matter; (iv) internet domain names, social media usernames, handles, hashtags and account names; (v) trade secrets and other intellectual property rights in know-how, inventions, processes, procedures, database rights, confidential business information and other proprietary information and rights; and (vi) intellectual property rights in Software.

“Interim Period” has the meaning specified in Section 6.01.

“IRS” has the meaning specified in Section 4.13(b).

“IT Systems” means all computer hardware (including hardware, firmware, peripherals, communication equipment and links, storage media, networking equipment, power supplies and any other components used in conjunction with such), data processing systems, Software, and all other information technology equipment owned or controlled by the Company and used in the operation of its business.

“Knowledge” shall mean the actual knowledge of (i) in the case of the Company, its Chief Executive Officer and Chief Financial Officer as of the date hereof, and (ii) in the case of Acquiror, Jonas Grossman.

“Law” means any statute, law (including common law), act, code, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Lease Documents” has the meaning specified in Section 4.18(c).

“Letter of Transmittal” has the meaning specified in Section 3.03(b)(i).

“Licensed Intellectual Property” means Intellectual Property that the Company is licensed by a third party to use.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest, title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for (a) any restrictions arising under any applicable Securities Laws, and (b) immaterial easements, rights of way, covenants, encumbrances or restrictions that do not materially detract the value of the underlying asset or the use of the asset.

“Lock-Up Agreements” has the meaning specified in the recitals.

“Material Adverse Effect” means any event, change, circumstance or development that has a material adverse effect on (i) the assets, business, results of operations or financial condition of the Company or (ii) the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” pursuant to clause (i) above: (a) any change or development in applicable Laws (including COVID-19 Measures) or GAAP or any official interpretation thereof, (b) any change or development in interest rates or economic, political, legislative, regulatory, business, financial, commodity, currency or market conditions generally affecting the economy or the industry in which the Company operates, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.02(b) and, to the extent related thereto, the condition in Section 9.02(a)), (d) any change generally affecting any of the industries or markets in which the Company operates or the economy as a whole, (e) the compliance with the terms of this Agreement or the taking of any action, or failure to take action, required or contemplated by this Agreement or with the prior written consent of Acquiror (provided, that the exceptions in this clause (e) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.02(b) and, to the extent related thereto, the condition in Section 9.02(a)), (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including COVID-19 (or any mutation or variation thereof or related health condition)), weather condition, explosion fire, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, or (h) any failure of the Company to meet any projections, forecasts or budgets; provided, that clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (a), (b), (d), (f) and (g) to the extent that such change has a disproportionate impact on the Company, as compared to other industry participants.

“Material Contracts” has the meaning specified in Section 4.12(a).

“Merger” has the meaning specified in Section 2.01.

“Merger Sub” has the meaning specified in the preamble hereto.

“Minimum Cash Condition” has the meaning specified in Section 9.03(g).

“Named Executive” has the meaning specified in Section 7.14.

“Named Executive Agreement” has the meaning specified in Section 7.14.

“NYSE” means NYSE American.

“NYSE Proposal” has the meaning specified in Section 8.02(c).

“Offer” has the meaning specified in the Recitals hereto.

“Open Source Software” means any Software that is distributed as “free software,” “open source software,” “shareware” or under a similar licensing or distribution model, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license for Software that meets the “Open Source Definition” promulgated by the Open Source Initiative.

“Outstanding Acquiror Expenses” has the meaning specified in Section 3.07(b).

“Outstanding Company Expenses” has the meaning specified in Section 3.07(a).

“Owned Company Software” means all Software owned by the Company.

“Owned Intellectual Property” means all Intellectual Property owned by the Company.

“Participation Incentive Award” means each award granted pursuant to the Company Investor Incentive Plan.

“Per Share Earnout Consideration” means a number of shares of Acquiror Common Stock equal to: (a) the applicable Earnout Consideration (provided, that such Earnout Consideration shall be reduced by the aggregate number of shares of Acquiror Common Stock issuable pursuant to Section 2(b)(iii) of the Company Investor Incentive Plan in respect of each Participation Incentive Award granted thereunder), divided by (b) the Adjusted Fully Diluted Number.

“Per Share Merger Consideration” means, with respect to shares of Company Preferred Stock, the Preferred Per Share Merger Consideration and, with respect to shares of Company Common Stock, the Common Per Share Merger Consideration, as applicable.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens (A) that arise in the ordinary course of business, (B) relate to amounts not yet delinquent or (C) that are being contested in good faith through appropriate Actions and either are not material or appropriate reserves for the amount being contested have been established in accordance with GAAP on the Financial Statements, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions, and for which appropriate reserves have been established in accordance with GAAP on the Financial Statements, (iv) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not, individually or in the aggregate, materially interfere with the present uses of such real property, (v) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (vi) Liens that secure obligations that are reflected as liabilities on the balance sheet included in the Financial Statements (which such Liens are referenced or the existence of which such Liens is referred to in the notes to the balance sheet included in the Financial Statements), (vii) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities, which do not materially interfere with the current use or occupancy of any real property leased by the Company, and (viii) Liens described on Schedule 1.01(a).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Personal Information” means any “personal information,” “personal data,” “personally identifiable data” or equivalent terms as defined by applicable Privacy Laws.

“Preferred Amount” means, for each share of Company Preferred Stock outstanding immediately prior to the Effective Time, (i) the Series A Original Issue Price (as defined in the Company Charter) plus (ii) the aggregate amount of any unpaid Accruing Dividends (as defined in the Company Charter) accrued with respect to such share of Company Preferred Stock, whether or not declared, and any other dividends declared but unpaid thereon.

“Preferred Per Share Merger Consideration” means, for each share of Company Preferred Stock outstanding immediately prior to the Effective Time, a number of shares of Acquiror Common Stock (valued for purposes of this calculation at $10.00 per share) equal to the sum of (i) the applicable Preferred Amount with respect to such share of Preferred Stock plus (ii) the Common Per Share Merger Consideration.

“Privacy Laws” means any and all Laws applicable to the Company relating to the collection, use, storage, processing, safeguarding and security (both technical and physical) of Personal Information as well as applicable Laws related to cyber security and e-commerce.

“Private Placement” has the meaning specified in the Recitals hereto.

“Private Placement Investors” has the meaning specified in the Recitals hereto.

“Proposals” has the meaning specified in Section 8.02(c).

“Proxy Statement” has the meaning specified in Section 8.02(a).

“Redeeming Stockholder” means an Acquiror Stockholder who demands that Acquiror redeem its Acquiror Common Stock for cash in connection with the Transactions and in accordance with the Acquiror Organizational Documents.

“Registered IP” has the meaning specified in Section 4.15(a).

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Related Party” means, with respect to any party hereto, any Subsidiary or Affiliate thereof, or any business, entity or Person that any of the foregoing controls, is controlled by or is under common control with.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, lenders, debt financing sources and consultants of such Person.

“Requisite Company Stockholders” means Company Stockholders holding (i) at least a majority of the then outstanding shares of Company Preferred Stock and (ii) at least 60% of the then outstanding shares of Company Common Stock and Company Preferred Stock (on an as-converted basis) voting together as a single class.

“Schedules” means the disclosure schedules of the Company or Acquiror, as applicable.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form,

(b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Special Meeting” means a meeting of the holders of Acquiror Common Stock to be held for the purpose of approving the Proposals.

“Sponsor” means Chardan Investments 2, LLC.

“Sponsor Support Agreement” has the meaning specified in the Recitals hereto.

“Subscription Agreements” has the meaning specified in the Recitals hereto.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Surviving Company” has the meaning specified in Section 2.01.

“Surviving Provisions” has the meaning specified in Section 10.02.

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, unemployment, compensation, utility, social security (or similar), withholding, payroll, ad valorem, transfer, windfall profits, branch profits, franchise, license, branch, excise, severance, production, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, capital gains, goods and services, estimated, alternative minimum, sales, use, or other tax, escheat or unclaimed property obligation, governmental fee or other like assessment, together with any interest, penalty, fine, levy, impost, duty, charge, addition to tax or additional amount imposed with respect thereto, and including any obligation to assume or succeed to or pay the Tax liability of another person by law, contract or otherwise.

“Tax Authority” means any Governmental Authority with jurisdiction or authority to impose, administer, levy, assess or collect Tax.

“Tax Return” means any return, report, statement, refund, claim, election, disclosure, declaration, information report or return, statement, estimate or other document filed or required to be filed with a Tax Authority with respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Terminating Acquiror Breach” has the meaning specified in Section 10.01(c).

“Terminating Company Breach” has the meaning specified in Section 10.01(b).

“Termination Date” has the meaning specified in Section 10.01(b).

“Trading Day” means any day on which shares of Acquiror Common Stock are actually traded on the principal securities exchange or securities market on which shares of Acquiror Common Stock are then traded.

“Transaction Proposal” has the meaning specified in Section 8.02(c).

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Merger.

“Treasury Regulations” means the regulations promulgated under the Code.

“Triggering Event” means any of the following: (A) any Acquiror Change in Recommendation, (B) any failure by Acquiror to convene or hold the Special Meeting in accordance with Section 8.02, (C) the Acquiror Board’s failure to reaffirm the Acquiror Board Recommendation within three (3) Business Days after the Company requests in writing that such recommendation be reaffirmed in response to a Business Combination Proposal or material modification to a Business Combination Proposal that has been publicly announced or otherwise becomes publicly known, (D) any tender or exchange offer relating to securities of Acquiror having been commenced by a Person unaffiliated with the Company, following which Acquiror fails to send to its stockholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that Acquiror unconditionally recommends rejection of such tender or exchange offer (the “Rejection Recommendation”) and reaffirms the Acquiror Board Recommendation or fails to reaffirm the Rejection Recommendation in any press release published by Acquiror (or by any of its Affiliates or Representatives) or in any Schedule 14D-9 filed by Acquiror with the SEC, in each case relating to such tender offer or exchange offer, at any time after the foregoing ten (10) Business Day period or (E) any determination by Acquiror that the Minimum Cash Condition is not reasonably likely to be satisfied due to the number of shares of Acquiror Common Stock required to be redeemed by Acquiror pursuant to the Offer in accordance with the terms of the Trust Agreement.

“Trust Account” has the meaning specified in Section 5.06(a).

“Trust Agreement” has the meaning specified in Section 5.06(a).

“Trustee” has the meaning specified in Section 5.06(a).

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by Acquiror.

“Waived 280G Benefit” has the meaning specified in Section 6.06.

“Warrant Agreement” means that certain Warrant Agreement, dated as of April 23, 2020, between Acquiror and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation”, (vi) the word “or” shall be disjunctive but not exclusive and (vii) any reference to a Law shall mean such Law as amended.

(b) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(f) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(g) The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than one (1) Business Day prior to the date of this Agreement to the party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such party or its legal counsel via electronic mail or hard copy form.

ARTICLE II

THE MERGER; CLOSING

2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the Effective Time as the “Surviving Company”) following the Merger and the separate corporate existence of Merger Sub shall cease. The Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger (the “Certificate of Merger”), such Merger to be consummated upon filing of the Certificate of Merger or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

2.02 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing and subject thereto, by virtue of the Merger and without further act or deed, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

2.03 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place electronically through the exchange of documents via e-mail or facsimile on the date which is three (3) Business Days after the date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Subject to the satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, on the Closing Date, the Company shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Sections 251 and 103 of the DGCL. Acquiror shall be renamed “Renovacor, Inc.” and shall trade publicly on the NYSE under a new ticker symbol selected by the Company.

2.04 Organizational Documents of the Company and Acquiror.

(a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth on Exhibit I attached hereto, and as so amended, shall be the certificate of incorporation of the Surviving Company, until thereafter supplemented or amended in accordance with its terms and the DGCL.

(b) At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company, until thereafter supplemented or amended in accordance with its terms, the Surviving Company’s certificate of incorporation and the DGCL.

2.05 Directors and Officers of the Company and Acquiror.

(a) The Company shall take all necessary action prior to the Effective Time such that (i) each director of the Company in office immediately prior to the Effective Time shall cease to be a director immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as a director, effective as of the Effective Time) and (ii) each person set forth on Schedule 2.05(a) shall be appointed to the Board of Directors of the Surviving Company, effective as of immediately following the Effective Time, and, as of such time, shall be the only directors of the Surviving Company (including by causing the Company Board to adopt resolutions prior to the Effective Time that expand or decrease the size of the Company Board, as necessary, and appoint such persons to the vacancies resulting from the incumbent directors’ respective resignations or, if applicable, the newly created directorships upon any expansion of the size of the Company Board). Each person appointed as a director of the Surviving Company pursuant to the preceding sentence shall remain in office as a director of the Surviving Company until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

(b) Persons constituting the officers of the Company prior to the Effective Time shall continue to be the officers of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly appointed.

(c) Except as otherwise agreed in writing by the Company and Acquiror prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and NYSE listing requirements, Acquiror shall take all necessary action prior to the Effective Time such that (i) each director of Acquiror in office immediately prior to the Effective Time shall cease to be a director immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as a director, effective as of the Effective Time), (ii) five (5) individuals designated by the Company (the “Company Director Designees”), four (4) of whom shall qualify as “independent directors” under the applicable listing and corporate governance rules and regulations of NYSE and one (1) of whom shall be the Chief Executive Officer of the Company in office at the Effective Time, pursuant to this Section 2.05(c) shall be appointed to the Acquiror Board, effective as of immediately following the Effective Time, (iii) two (2) individuals designated by the Sponsor (the “Sponsor Director Designees”), each of whom shall qualify as an “independent director” under the applicable listing and corporate governance rules and regulations of NYSE, shall be appointed to the Acquiror Board, effective as of immediately following the Effective Time, and (iv) as of immediately following the Effective Time, the Company Director Designees and the Sponsor Director Designees shall be the only directors of Acquiror, and there shall be no vacancies or unfilled newly created directorships. If necessary to effect the foregoing, the Acquiror Board shall adopt resolutions prior to the Effective Time that expand or decrease the size of the Acquiror Board and appoint such persons to the vacancies resulting from the incumbent directors’ respective resignations or, if applicable, the newly created directorships upon any expansion of the size of the Acquiror Board. Each person appointed as a director of Acquiror pursuant to this Section 2.05(c) shall remain in office as a director of Acquiror until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If any of the directors designated by the parties shall be unable or unwilling to serve at the Closing, the Company or Acquiror, respectively, shall promptly designate a replacement director and provide any relevant information about such appointee as the other party may reasonably request.

(d) Acquiror shall take all necessary action prior to the Effective Time such that (i) each officer of Acquiror in office immediately prior to the Effective Time shall cease to be an officer immediately following the Effective Time and (ii) the persons constituting the officers of the Company prior to the Effective Time shall, as of immediately following the Effective Time, be appointed the officers of Acquiror in identical positions until the earlier of their death, resignation or removal or until their respective successors are duly appointed.

ARTICLE III

EFFECTS OF THE MERGER

3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, Merger Sub or the holder of any Company Stock:

(a) Conversion of Merger Sub Common Stock. Each share of common stock of Merger Sub, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Company, par value $0.0001 per share.

(b) Cancellation of Certain Company Stock. Each share of Company Stock issued and outstanding immediately prior to the Effective Time that is held by the Company in treasury or owned by Acquiror or by Merger Sub shall no longer be outstanding and shall be automatically canceled and shall cease to exist (the “Cancelled Shares”), and no consideration shall be delivered in exchange therefor.

(c) Conversion of All Other Company Stock.

(i) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any Cancelled Shares or Dissenting Shares, shall be converted into the right to receive a fraction of a share of duly authorized, validly issued, fully paid and nonassessable Acquiror Common Stock (deemed to have a value of ten dollars ($10) per share) equal to the Preferred Per Share Merger Consideration and, if any Earnout Milestone is achieved pursuant to Section 3.09, the applicable Per Share Earnout Consideration.

(ii) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any Cancelled Shares and Dissenting Shares, shall be converted into the right to receive a fraction of a share of duly authorized, validly issued, fully paid and nonassessable Acquiror Common Stock (deemed to have a value of ten dollars ($10) per share) equal to the Common Per Share Merger Consideration and, if any Earnout Milestone is achieved pursuant to Section 3.09, the applicable Per Share Earnout Consideration; provided, however, that if any such Company Common Stock was subject to a vesting condition as an award of restricted stock under the Company Stock Plan immediately before the Effective Time, the Common Per Share Merger Consideration received for such Company Common Stock and the right to receive any related Per Share Earnout Consideration shall remain subject to the same vesting conditions as applied immediately prior to the Effective Time in accordance with the terms of the Company Stock Plan and applicable restricted stock award agreement.

3.02 Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock, Company Preferred Stock or shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class or series, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, change, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Common Stock, Company Preferred Stock or shares of Acquiror Common Stock (including the Aggregate Merger Consideration or the Aggregate Common Merger Consideration) will be appropriately adjusted to provide to the holders of Company Common Stock, Company Preferred Stock and the holders of Acquiror Common Stock the same economic effect as contemplated by this Agreement and the Company Charter; provided, however, that this Section 3.02 shall not be construed to permit Acquiror, the Company or Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

3.03 Exchange of Company Certificates and Company Book-Entry Shares.

(a) Exchange Agent. As promptly as practicable following the date hereof, but in any event no later than ten (10) Business Days prior to the Closing Date, the Company and Acquiror shall appoint a bank or trust company to act as exchange agent (the “Exchange Agent”) for the payment and delivery of the Aggregate Merger Consideration in accordance with this Section 3.03. At or prior to the Effective Time, Acquiror shall deposit (or cause to be deposited) with the Exchange Agent the number of shares of Acquiror Common Stock comprising the Aggregate Merger Consideration in respect of (i) certificates that immediately prior to the Effective Time represented shares of Company Stock, including, for the avoidance of doubt, certificates representing Company Stock as a result of the conversion of Company Preferred Stock (“Company Certificates”) and (ii) non-certificated outstanding shares of Company Stock represented by book entry (“Company Book-Entry Shares”), in each case other than Cancelled Shares and Dissenting Shares, for exchange in accordance with this Section 3.03 through the Exchange Agent (the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Aggregate Merger Consideration contemplated to be issued pursuant to Section 3.01(c) out of the Exchange Fund in the manner directed by the Company in accordance with the terms of this Agreement and the Company Organizational Documents. The Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures.

(i) Promptly following the Effective Time, Acquiror shall send, or shall cause the Exchange Agent to send, to each record holder of a Company Certificate, which shares were converted into the right to receive the applicable Per Share Merger Consideration in respect thereof at the Effective Time pursuant to this Agreement: (i) a letter of transmittal substantially in the form of Exhibit J hereto, with such changes as may be required by the Exchange Agent and reasonably acceptable to the Company (the “Letter of Transmittal”) which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent, and shall otherwise be in such form and have such other provisions as the Company, Acquiror and the Exchange Agent may reasonably specify and (ii) instructions for effecting the surrender of the Company Certificates (or affidavits in lieu thereof in accordance with Section 3.03(e)) in exchange for the applicable Per Share Merger Consideration in respect thereof and, if any Earnout Milestone is achieved pursuant to Section 3.09, the applicable Per Share Earnout Consideration. Upon surrender of Company Certificates (or affidavits in lieu thereof in accordance with Section 3.03(e)) for cancellation to the Exchange Agent and upon delivery of a Letter of Transmittal by the applicable holder of

Company Certificates, duly executed and in proper form with all required enclosures and attachments, with respect to such Company Certificates, the holder of such Company Certificates shall be entitled to receive the applicable Per Share Merger Consideration (and, if any Earnout Milestone is achieved pursuant to Section 3.09, the applicable Per Share Earnout Consideration) for each share of Company Stock formerly represented by such Company Certificates. Any Company Certificates so surrendered shall forthwith be cancelled. If payment of any Per Share Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Company Certificate is registered, it shall be a condition precedent to payment that the Company Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the delivery of the applicable Per Share Merger Consideration in respect thereof, as applicable, to a Person other than the registered holder of the Company Certificate so surrendered and shall have established to the satisfaction of Acquiror that such Taxes either have been paid or are not required to be paid. Until surrendered as contemplated hereby, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Per Share Merger Consideration in respect thereof and, if any Earnout Milestone is achieved pursuant to Section 3.09, the applicable Per Share Earnout Consideration.

(ii) Promptly following the Effective Time, Acquiror shall issue, or shall cause the Exchange Agent to issue, to each holder of Company Book-Entry Shares, the applicable Per Share Merger Consideration for each share of Company Stock formerly represented by such Company Book-Entry Shares and each Company Book-Entry Shares shall thereafter forthwith be cancelled. Delivery of the applicable Per Share Merger Consideration with respect to Company Book-Entry Shares shall only be made to the Person in whose name such Company Book-Entry Shares are registered. Each Company Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Per Share Merger Consideration in respect thereof (and, if any Earnout Milestone is achieved pursuant to Section 3.09, the applicable Per Share Earnout Consideration).

(c) Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Stock outstanding immediately prior to the Effective Time on the records of the Company. From and after the Effective Time, the holders of Company Certificates and Company Book-Entry Shares representing Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Company Certificates representing Company Stock are presented to Acquiror for any reason, they shall be cancelled and exchanged for the applicable Per Share Merger Consideration (and, if any Earnout Milestone is achieved pursuant to Section 3.09, the applicable Per Share Earnout Consideration) in respect thereof as provided in this Agreement.

(d) Termination of Exchange Fund; Abandoned Property. At any time following the date that is one (1) year after the Closing Date, Acquiror shall be entitled to require the Exchange Agent to deliver to it any shares of Acquiror Common Stock remaining in the Exchange Fund made available to the Exchange Agent and not delivered to holders of Company Certificates or Company Book-Entry Shares, and thereafter such holders shall be entitled to look only to Acquiror (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Per Share Merger Consideration payable upon due surrender of their Company Certificates or Company Book-Entry Shares and compliance with the procedures in this Section 3.03. Notwithstanding the foregoing, neither Acquiror, the Surviving Company nor the Exchange Agent shall be liable to any holder of a Company Certificate or Company Book-Entry Shares for any Per Share Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Per Share Merger Consideration payable in respect thereof pursuant to Section 3.01(c); provided, however, that Acquiror or the

Exchange Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Merger Consideration, require the owners of such lost, stolen or destroyed Company Certificates to deliver a customary indemnity against any claim that may be made against Acquiror, the Surviving Company or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

(f) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to the Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate or Company Book-Entry Share with respect to the Acquiror Common Stock issuable in respect thereof unless and until the holder of such Company Certificate or Company Book-Entry Share shall surrender such Company Certificate or Company Book-Entry Share. Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Company Certificate or Company Book-Entry Share, there shall be paid by Acquiror to the holder of whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

(g) Maximum Issued Shares. Except for the Earnout Shares issued in accordance with Section 3.09, in no event shall the shares of Acquiror Common Stock issued pursuant to this Agreement (including as required to be issued under this Agreement by virtue of the Company Investor Incentive Plan) exceed 6,500,000 shares. Schedule 3.03(g) sets forth the Participation Amount and Participation Percentage (as such terms are defined in the Company Investor Incentive Plan) as determined under the Company Investor Incentive Plan and after taking into effect the Subscription Agreements signed concurrently with this Agreement by certain Company Stockholders.

3.04 Treatment of Company Options.

(a) Treatment of Company Options. At the Effective Time, each Company Option (as defined below) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, cease to represent an option to purchase Company Stock (a “Company Option”) and shall be converted into an option to purchase a number of shares of Acquiror Common Stock (such option, an “Exchanged Company Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Stock subject to such Company Option immediately prior to the Effective Time and (y) the Common Per Share Merger Consideration, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Stock of such Company Option immediately prior to the Effective Time divided by (B) the Common Per Share Merger Consideration; provided, however, that the exercise price and the number of shares of Acquiror Common Stock purchasable pursuant to the Exchanged Company Options shall be determined in a manner consistent with the requirements of Section 409A of the Code. Except as specifically provided above, following the Effective Time, each Exchanged Company Option and each Earnout RSU Award shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time.

(b) Company Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall (i) adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options pursuant to Section 3.04(a) and (ii) take all actions necessary to ensure that from and after the Effective Time Acquiror will not be required to deliver shares of Company Stock or other shares of capital stock of the Company to any Person pursuant to or in settlement of Company Options.

(c) Acquiror Actions. Acquiror shall take all actions that are necessary for the assumption and conversion of the Company Options pursuant to this Section 3.04, including the reservation, issuance and listing of underlying shares of Acquiror Common Stock as necessary to effect the transactions contemplated by this Section 3.04. Acquiror shall file with the SEC, as promptly as practicable after the date that is sixty (60) days after the Form 8-K announcing the Closing is filed (or any such earlier date permitted by applicable Law), a registration statement on Form S-8 with respect to such Exchanged Company Options or shares of Acquiror Common Stock, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as the applicable Exchanged Company Options remain outstanding and such registration of the shares of Acquiror Common Stock issuable thereunder continues to be required. Upon effectiveness of the Form S-8 with respect to the Acquiror Common Stock issuable under the Acquiror Equity Incentive Plan, Acquiror shall grant an Earnout RSU Award to each Company Optionholder who remains in service with the Company, the Surviving Company or any of their respective Affiliates through such effectiveness.

(d) Assumption of Stock Plan. Prior to the Effective Time, the Company shall take all appropriate actions to terminate the Company Stock Plan as of the Effective Time and, at the Effective Time, the Acquiror shall assume the Company Stock Plan, except that the Company Stock Plan (and any option agreement thereunder) shall be amended at the Effective Time to conform with the requirements of Section 3.04(a) and to include additional amendments required to comply with any Law applicable to Acquiror.

3.05 Withholding. Each of Acquiror, Merger Sub, the Company, the Surviving Company and their respective Affiliates and agents shall be entitled to deduct and withhold from any amounts otherwise deliverable or payable in connection with this Agreement such amounts that any such Persons are required to deduct and withhold with respect to any of the deliveries and payments contemplated by this Agreement under the Code or any other applicable Law. To the extent that Acquiror, Merger Sub, the Company, the Surviving Company or their respective Affiliates or agents withholds or deducts such amounts with respect to any Person and properly remits such withheld or deducted amounts to the applicable Governmental Authority when due, such withheld or deducted amounts shall be treated as having been paid to or on behalf of such Person in respect of which such withholding or deduction was made for all purposes. In the case of any such payment payable to employees of the Company or its Affiliates in connection with the Merger treated as compensation, the parties shall cooperate to pay such amounts through the Company’s or an Affiliate’s payroll to facilitate applicable withholding.

3.06 Cash in Lieu of Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the conversion of Company Stock pursuant to Section 3.01, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of Acquiror Common Stock. In lieu of the issuance of any such fractional share, Acquiror shall pay to each former Company Stockholder who otherwise would be entitled to receive such fractional share an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Acquiror Common Stock to which such holder otherwise would have been entitled (but for this Section 3.06) multiplied by (ii) an amount equal to the VWAP of shares of Acquiror Common Stock for the 20 Trading Days prior to the date that is three (3) Business Days prior to the Closing.

3.07 Payment of Expenses.

(a) On the Closing Date, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds all documented out-of-pocket fees and disbursements of outside counsel incurred by the Company or any Company Stockholder that is a Private Placement Investor in connection with the Transactions and fees and expenses of the Company for any other agents, advisors, consultants, experts and financial advisors engaged by or on behalf of the Company and incurred in connection with the Transactions (collectively, the “Outstanding Company Expenses”).

(b) On the Closing Date following the Closing, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds all reasonable, documented out-of-pocket fees and disbursements of Acquiror,

Merger Sub or the Sponsor for outside counsel and fees and expenses of Acquiror, Merger Sub or the Sponsor or for any other agents, advisors, consultants, experts and financial advisors engaged by or on behalf of Acquiror, Merger Sub or the Sponsor and incurred in connection with the Transactions (collectively, the “Outstanding Acquiror Expenses”).

3.08 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Stock outstanding immediately prior to the Effective Time and held by a Company Stockholder who has not voted in favor of the Merger or consented thereto in writing or by electronic transmissions and has properly demanded appraisal for such shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, “Dissenting Shares”), shall not be converted into the right to receive the applicable Per Share Merger Consideration or Per Share Earnout Consideration and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL. At the Effective Time, (i) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (ii) the holders of Dissenting Shares shall be entitled to only such rights as may be granted to him, her or it under the DGCL. If any such Company Stockholder fails to perfect or otherwise waives, withdraws or loses such Company Stockholder’s right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such Dissenting Shares under Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall only represent the right to receive the applicable Per Share Merger Consideration and, if, as and when payable pursuant to Section 3.09, the Per Share Earnout Consideration, upon the surrender of such shares in accordance with this Article III. The Company shall give Acquiror reasonably prompt notice of any demands received by the Company for appraisal of shares of Company Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Acquiror shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Acquiror (such consent not to be unreasonably withheld, conditioned or delayed), make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL, or agree or commit to do any of the foregoing.

3.09 Earnout. Following the Closing, in addition to the consideration to be received pursuant to 3.01 and 3.04, the Company Stockholders and Earnout RSU Grantees shall be issued additional shares of Acquiror Common Stock, as follows:

(a) Acquiror shall issue 600,000 shares of Acquiror Common Stock, in the aggregate, if at any time during the period beginning on the Closing Date and ending on December 31, 2023 (the “First Earnout Period”), the VWAP of the Acquiror Common Stock over any twenty (20) Trading Days (which may or may not be consecutive) within any thirty (30) consecutive Trading Day period is greater than or equal to $17.50 per share of Acquiror Common Stock (the “First Milestone”) (such 600,000 shares of Acquiror Common Stock, the “First Milestone Earnout”). Acquiror shall not be obligated to issue the First Milestone Earnout if the First Milestone is not achieved during the First Earnout Period.

(b) Acquiror shall issue an additional 600,000 shares of Acquiror Common Stock, in the aggregate, if at any time during the period beginning on the Closing Date and ending on December 31, 2025 (the “Second Earnout Period”), the VWAP of the Acquiror Common Stock over any twenty (20) Trading Days (which may or may not be consecutive) within any thirty (30) consecutive Trading Day period is greater than or equal to $25.00 per share of Acquiror Common Stock (the “Second Milestone”) (such 600,000 shares of Acquiror Common Stock, the “Second Milestone Earnout”). Acquiror shall not be obligated to issue the Second Milestone Earnout if the Second Milestone is not achieved during the Second Earnout Period.

(c) Acquiror shall issue an additional 800,000 shares of Acquiror Common Stock, in the aggregate, if at any time during the period beginning on the Closing Date and ending on December 31, 2027 (the “Third Earnout

Period” and together with the First Earnout Period and the Second Earnout Period, each, an “Earnout Period” and collectively, the “Earnout Periods”), the VWAP of the Acquiror Common Stock over any twenty (20) Trading Days (which may or may not be consecutive) within any thirty (30) consecutive Trading Day period is greater than or equal to $35.00 per share of Acquiror Common Stock (the “Third Milestone” and together with the First Milestone and the Second Milestone, the “Earnout Milestones”) (such 800,000 shares of Acquiror Common Stock, the “Third Milestone Earnout” and together with the First Milestone Earnout and the Second Milestone Earnout, the “Earnout Consideration”). Acquiror shall not be obligated to issue the Third Milestone Earnout if the Third Milestone is not achieved during the Third Earnout Period. For the avoidance of doubt, the Earnout Consideration in respect of each Earnout Milestone will be issued and earned only once and the Earnout Consideration shall in no event exceed 2,000,000 shares of Acquiror Common Stock, in the aggregate.

(d) If any of the Earnout Milestones set forth in this Section 3.09 shall have been achieved, within three (3) Business Day following the achievement of the applicable Earnout Milestone, Acquiror shall issue the applicable Per Share Earnout Consideration to each Company Stockholder and to each Earnout RSU Grantee who holds a vested Earnout RSU Award (which issuance shall result in the settlement and payment of such Earnout RSU Award). For purposes of clarity, any shares of Acquiror Common Stock with respect to an Earnout RSU Award shall be issued under the Acquiror Equity Incentive Plan.

(e) If any of the Earnout Milestones set forth in this Section 3.09 shall not have been achieved on or prior to the end of its applicable Earnout Period, the Company Stockholders and Earnout RSU Grantees shall have no further right to receive the applicable Earnout Consideration.

(f) At all times during the Earnout Periods, Acquiror shall keep available for issuance a sufficient number of shares of unissued Acquiror Common Stock to permit Acquiror to satisfy in full its issuance obligations set forth in this Section 3.09 and shall take all actions reasonably required (including by convening any stockholder meeting) to increase the authorized number of Acquiror Common Stock if at any time there shall be insufficient unissued Acquiror Common Stock to permit such reservation.

(g) Acquiror shall take such actions as are reasonably requested by Company Stockholders to evidence the issuances pursuant to this Section 3.09, including through the provision of an updated stock ledger showing such issuances (as certified by an officer of Acquiror responsible for maintaining such ledger or the applicable registrar or transfer agent of Acquiror).

(h) In the event Acquiror shall at any time during the applicable Earnout Period pay any dividend on Acquiror Common Stock by the issuance of additional Acquiror Common Stock, or effect a subdivision or combination or consolidation of the outstanding Acquiror Common Stock (by reclassification or otherwise) into a greater or lesser number of Acquiror Common Stock, then in each such case, (i) the number of shares of Acquiror Common Stock comprising the applicable portion of the Earnout Consideration shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Acquiror Common Stock (including any other shares so reclassified as Acquiror Common Stock) outstanding immediately after such event and the denominator of which is the number of shares of Acquiror Common Stock that were outstanding immediately prior to such event and (ii) the dollar values set forth in Sections 3.09(a) through (c) above shall be appropriately adjusted to provide to such Company Stockholders and Earnout RSU Grantees the same economic effect as contemplated by this Agreement prior to such event.

(i) During the Earnout Periods, Acquiror shall use reasonable best efforts for (i) Acquiror to remain listed as a public company on, and for the Acquiror Common Stock (including, when issued, the Earnout Consideration) to be tradable over, the NYSE and (ii) the Earnout Consideration, when issued, to be approved for listing on the NYSE; provided, however, that subject to Section 3.09(j), the foregoing shall not limit Acquiror from consummating a Change in Control or entering into a Contract that contemplates a Change in Control.

(j) Upon the consummation of any Change in Control during any Earnout Period, any Earnout Milestone with respect to such Earnout Period that has not yet been achieved shall automatically be deemed to have been achieved regardless of the valuation of the Acquiror Common Stock in such Change in Control transaction and Acquiror shall take all actions necessary to provide for the issuance of the shares of Acquiror Common Stock comprising the applicable Earnout Consideration payable in connection with this Section 3.09(j) prior to the consummation of such Change in Control.

(k) Maximum Issued Earnout Shares. In no event shall the shares of Acquiror Common Stock issued as part of the Per Share Earnout Consideration (including as required to be issued under this Agreement by virtue of the Company Investor Incentive Plan) exceed 2,000,000 shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), the Company hereby represents and warrants to Acquiror and Merger Sub, as of the date hereof and as of the Closing Date, as follows:

4.01 Organization, Standing and Corporate Power. The Company is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite legal entity power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions or have a Material Adverse Effect. The Company Organizational Documents that have been made available to Acquiror are true, correct and complete and are in effect as of the date of the Agreement and the Company is not in default under or in violation of any provision thereunder.

4.02 Corporate Authority; Approval; Non-Contravention.

(a) The Company has all requisite corporate or other legal entity power and authority, and has taken all corporate or other legal entity action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to satisfaction of the conditions to Closing contemplated hereby, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by it of the Transactions, have been duly and validly authorized by all necessary corporate consent and authorizations on the part of the Company, and no other corporate actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the Ancillary Agreements to which it is a party and the consummation by it of the Transactions, in each case, subject to receipt of the Company Stockholder Approvals. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect and by general principles of equity (the “Enforceability Exceptions”)).

(b) The execution, delivery and, subject to receipt of the Company Stockholder Approvals, performance of this Agreement and the Ancillary Agreements to which the Company is a party, and the consummation of the Transactions, do not, and will not, constitute or result in (i) a breach or violation of, or a default under, the Company Organizational Documents or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default or change of control under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Company or any of its Affiliates pursuant to, any Material Contract or Lease Document to which the Company or any of its Affiliates is a party or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 4.02(a), under any Law to which the Company or any of its Affiliates is subject (except Laws that are applicable due to the Company’s business, or the Contracts or licenses of the Company), except (in the case of clause (ii) above) for such violations, breaches, defaults or changes of control which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.03 Governmental Approvals. No consent of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Transactions, except for (i) such consents, registrations, declarations, notices and filings which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

4.04 Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 6,000,000 shares of Company Common Stock, of which 1,953,368 shares of Company Common Stock were outstanding as of the close of business on March 11 2021, (ii) 3,333,283 shares of the Series A Preferred Stock, of which 2,578,518 shares were outstanding as of the close of business on March 11, 2021. All of the issued Company Stock has been duly authorized and are validly issued, fully paid and nonassessable. 137,546 shares of Company Common Stock were reserved for issuance under Company Benefit Plans as of the date of this Agreement. Set forth on Schedule 4.04 is a true, correct and complete list of each holder of issued and outstanding capital stock or other equity securities (including notes and other securities convertible into equity securities) of the Company (other than Company Options) and the number of shares or other equity interests held by each such holder as of the date hereof. Each of the outstanding shares of capital stock of the Company (i) is duly authorized, validly issued, fully paid and nonassessable, (ii) was issued in compliance in all material respects with applicable Laws, (iii) was not issued in breach or violation of any preemptive rights or Contract to which the Company is a party, and (iv) is owned free and clear of any Lien.

(b) Schedule 4.04(b) sets forth a schedule of all holders of Company Options on an individual-by-individual and grant-by-grant basis, and provides the number of Company Options originally granted, the number of Company Options currently outstanding, the grant date and exercise price associated with each Company Option, the vesting schedule and termination or expiration date of each Company Option, whether the Company Option is a nonqualified stock option or an incentive stock option and whether such Company Options are currently vested or unvested. Except as set forth in Schedule 4.04(b), there are no preemptive or other outstanding rights, options, warrants, phantom interests, conversion rights, equity appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or to sell any shares of its capital stock or other equity securities of the Company, or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to or giving any Person a right to subscribe for or acquire, any equity securities of the Company or to vote with the shareholders of the Company on any matter, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as set forth in Schedule 4.04(b), the Company is not party to any stockholders agreement, voting agreement or registration rights agreement relating to its equity interests.

4.05 Subsidiaries.

The Company does not currently own or control, directly or indirectly, any equity interests in any other Person and is not a participant in any joint venture, partnership or similar arrangement.

4.06 Financial Statements; Internal Controls.

(a) Prior to the date hereof the Company has made available to Acquiror true, complete and correct copies of the unaudited consolidated balance sheets of the Company as of December 31, 2020 and December 31,

2019 and related unaudited consolidated statements of income, shareholders’ equity and cash flows of the Company for each twelve (12) month period then ended (collectively, the “Financial Statements”). Subject to the absence of footnotes and normal year-end audit adjustments that are not material in amount or effect, the Financial Statements were prepared in accordance with GAAP and fairly present, in all material respects, the assets, liabilities, financial position, results of operations and cash flows of the Company as of and at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b) The Financial Statements were derived from the books and records of the Company and prepared in accordance with GAAP, using in all material respects the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, inclusions, exclusions and valuation and estimation methodologies) used and applied in the preparation of the consolidated financial statements of the Company in the last three (3) years. Since the Balance Sheet Date, the Company has not made any material change in the accounting practices or policies applied in the preparation of the Financial Statements, except as required by applicable Law or GAAP.

(c) The Company maintains a system of accounting and internal controls designed to provide reasonable assurances regarding the reliability of the financial reporting and the preparation of the financial statements of the Company in accordance in all material respects with GAAP. The Company (including the Company’s personnel and independent accountants who participated in the preparation or review of financial statements or the internal accounting controls employed by the Company) has not identified nor been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves management of the Company or any personnel involved in financial reporting or (iii) any written claim or allegation regarding any of the foregoing.

4.07 Compliance with Laws.

(a) The Company is conducting and, since December 31, 2017, has conducted its business in compliance in all material respects with all Laws applicable to it and the Company’s business, properties or other assets.

(b) There is, and since December 31, 2017 there has been, no Action by or against the Company pending or, to the Knowledge of the Company, threatened in writing, nor has any Governmental Authority indicated in writing to the Company an intention to conduct the same, except as would not reasonably be expected to result in a Material Adverse Effect.

(c) Since December 31, 2017, the Company has not received any written notice from any Governmental Authority (i) with respect to an alleged, actual or potential violation and/or failure to comply, in any material respect, with any such applicable Law or (ii) requiring the Company to take or omit any action to ensure compliance with any such applicable Law.

(d) The Company possesses all material governmental permits, approvals, clearances, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, or issued by, any Governmental Authority necessary for the ownership and use of the assets of the Company and the operation of the Company’s business as currently conducted (the “Company Permits”), except where the failure to possess the same has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such Company Permits are valid and in full force and effect, and there are no lawsuits or other proceedings pending or, to the Knowledge of the Company, threatened before any Governmental Authority that seek the revocation, cancellation, suspension or adverse material modification thereof. Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is not in default, and, to the Knowledge of the Company, no condition exists that with notice or lapse of time or both would constitute a default, under the Company Permits.

4.08 Absence of Certain Changes or Events. Since the Balance Sheet Date and except as expressly required or permitted by this Agreement, (a) the Company has conducted its business in all material respects in the ordinary course of business, (b) the Company has not entered into any material transactions outside of the ordinary course of business, (c) no action has been taken by the Company that would require consent under Section 6.01 if such action were taken after signing of this Agreement and prior to the Closing (other than for any such actions for which such consent has been received in accordance with Section 6.01) and (d) there has not been any change, effect, event, circumstance, occurrence or state of facts that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.09 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the Financial Statements, (b) for liabilities incurred in the ordinary course of business since the Balance Sheet Date, (c) as expressly permitted or contemplated by this Agreement or otherwise incurred in connection with the Transactions, (d) as disclosed on Schedule 4.09, (e) contingent liabilities under executory contracts, (f) liabilities that would not have a Material Adverse Effect and (g) for liabilities that have been discharged or paid in full in the ordinary course of business, as of the date hereof, the Company does not have any liabilities of any nature, whether accrued, contingent or otherwise, of the type that would be required to be reflected on a balance sheet in accordance with GAAP.

4.10 Information Supplied. The information supplied in writing by the Company for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the Acquiror Stockholders and at the time of any meeting of the Acquiror Stockholders to be held in connection with the Transactions, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty or covenant with respect to: (a) statements made or incorporated by reference therein in the Proxy Statement based on information supplied by Acquiror for inclusion therein or (b) any projections or forecasts or forward looking statements included in the Proxy Statement.

4.11 Litigation.

(a) Neither the Company nor, to the Knowledge of the Company, any of its officers, directors, agents or employees, in their capacities as such, is the subject of or engaged in any material Action or other dispute resolution process before a third party unrelated to the dispute, whether as claimant, defendant or otherwise, and no such Action or dispute resolution process is pending or, to the Knowledge of the Company, threatened in writing on the date hereof, in each case, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company is not, nor to the Knowledge of the Company is any of its officers, directors, agents or employees, in their capacities as such, subject to any settlement agreements or arrangements, whether written or oral, or is in discussions for a settlement or arrangement, regarding any material Actions pursuant to which the Company has any material outstanding obligations or which provides for any injunctive relief.

(b) The Company is not a party to or subject to the provisions of any outstanding Governmental Order (except if generally applicable without the Company being named therein) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.12 Contracts.

(a) Schedule 4.12(a) sets forth a true and complete list as of the date hereof, of the following Contracts that are effective as of the date hereof and to which the Company is a party or is bound (all such Contracts set forth on Schedule 4.12(a), or which are required to be so disclosed, the “Material Contracts”):

(i) all such Contracts with a supplier of the Company with a total annual payment or financial commitment exceeding $500,000 on an annual basis;

(ii) all such Contracts with third party manufacturers and suppliers for the manufacture and supply of products providing for minimum order quantities, minimum purchase requirements or exclusive supply, manufacturing or purchase requirements with a total annual payment or financial commitment exceeding $500,000 on an annual basis;

(iii) all such Contracts with (or with obligations of the Company to) a Related Party;

(iv) all such Contracts that contain any covenant materially limiting or prohibiting the right of the Company (A) to engage in any line of business or conduct business in any geographic area, (B) to distribute or offer any products or services, (C) to compete with any other person in any line of business or in any geographic area or levying a fine, charge or other payment for doing any of the foregoing or (D) to employ, hire or enter into a consultancy agreement with any person or entity, in each case other than provisions of non-solicitation in the ordinary course in agreements with suppliers and customers;

(v) all such Contracts in which the aggregate outstanding expenditure or payment obligations of the Company exceeds $500,000, excluding obligations that are contingent liabilities in respect of a breach or indemnification obligation or similar contingent obligation as a result of a breach or default;

(vi) any partnership, joint venture or other similar agreement or arrangement providing for the formation, creation, operation, management or control of any partnership or joint venture with a third party to which the Company is a party, other than bona fide customer-supplier relationships or a trade association;

(vii) all such Contracts providing for the acquisition or disposition of any business, equity interests or material assets (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which the Company has any ongoing obligation (including for deferred purchase price obligations, earn-out obligations, indemnification obligations and other contingent liabilities (including payment obligations in respect of the future utilization of any net operating losses));

(viii) all such Contracts that obligate the Company to make any loans, advances or capital contributions to, or investments in, any Person (other than advances to employees for business expenses in the ordinary course of business consistent with past practice);

(ix) any note, mortgage, indenture or other obligation or agreement or other instrument for or relating to indebtedness for borrowed money in excess of $500,000, or any guarantee of third party obligations in excess of $500,000, or any letters of credit, performance bonds or other credit support for the Company;

(x) any collective bargaining agreement or other Contract with any labor union, works council, or other labor organization (each a “CBA”);

(xi) all such Contracts with any employee, officer, director or other individual service provider that (A) provide for annual compensation in excess of $250,000 or (B) are not terminable by the Company on no more than thirty (30) days’ notice and without liability or financial obligation to the Company; and

(xii) all such material Contracts pursuant to which the Company grants or is granted a license to, or other rights under, any Intellectual Property, excluding any (A) “shrink-wrap”, “click-through” and “off-the-shelf” agreements involving an annual or payment of less than $50,000, (B) open source licenses and (C) agreements with customers/clients entered into in the ordinary course of business.

(b) The Company (i) is not, nor has it received written notice that any other party to any Material Contract is, in material violation or material breach of or material default (immediately or upon notice or lapse of time) under or (ii) has not waived or failed to enforce any material rights or material benefits under any Material Contract to which it is a party or any of its properties or other assets is subject. No Material Contract is the subject of a notice to terminate, except for any expiration of the term of a Material Contract following the date of this Agreement in accordance with its terms. Each Material Contract is in full force and effect and, subject to the Enforceability Exceptions, is legal, valid and binding on the Company, and, to the Knowledge of the Company, each other party thereto, except as would not result in a Material Adverse Effect. There is no default under any such Material Contracts by the Company, or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company, or, to the Knowledge of the Company, any other party thereto, in each case, except as would not result in a Material Adverse Effect.

4.13 Employment Matters.

(a) Schedule 4.13(a) sets forth an accurate and complete list of each material Company Benefit Plan (other than offer letters or agreements that are terminable without notice or cost and are substantially in the form provided to Acquiror). With respect to each material Company Benefit Plan, the Company has made available, to the extent applicable, accurate and complete copies of (i) the plan document, including any amendments thereto, (ii) a written description of such Company Benefit Plan if it is not set forth in a written document, (iii) the most recently prepared actuarial report, (iv) the most recent summary plan description together with any summaries of all material modifications thereto, (v) the most recent IRS determination or opinion letter, and (vi) the most recent IRS Form 5500 annual report (and all schedules thereto).

(b) Each Company Benefit Plan has been established, maintained, funded and administered in accordance with its terms and is in compliance with applicable Laws, except for any failures to so administer or be in compliance that would not result in a Material Adverse Effect. As of the date hereof, there is no pending or, to the Knowledge of the Company, threatened material litigation relating to any Company Benefit Plans. All contributions, premiums and other payments that the Company is required to make with respect to any Company Benefit Plan have been fully and timely paid when due, and any such amounts not yet due have been paid or properly accrued, except as would not result in a Material Adverse Effect. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the “IRS”) to be qualified under Section 401(a) of the Code, and to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or tax exemption of any such Company Benefit Plan.

(c) No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates has any current or contingent liability or obligation under or with respect to: (i) any “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject thereto) or that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; or (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA). No Company Benefit Plan provides, and the Company has not promised to provide, any post-termination, post-ownership or retiree health or welfare benefits to any Person, other than as required under Section 4980B of the Code or similar applicable Law for which the covered Person pays the full cost of coverage. The Company does not have any material current or contingent liability by reason of at any time within the past six (6) years being treated as a single employer with any other Person under Section 414 of the Code.

(d) Except as set forth on Schedule 4.15(d), (i) the Company is not a party to or bound by any CBA (including agreements with works councils and trade unions and side letters), and no employees of the Company are represented by any labor union, works council, or other labor organization with respect to their employment; (ii) in the past three (3) years, no labor union, works council, other labor organization, or group of employees of the Company has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) to the Knowledge of the Company, in the past three (3) years, there have been no actual or threatened organizing activities with respect to any employees of the Company, and no such activities are currently pending or, to the Knowledge of the Company, threatened; and (iv) in the past three (3) years, there has been no actual or, to the Knowledge of the Company, threatened strike, lockout, work stoppage, slowdown, picketing, hand billing, unfair labor practice charge, material labor grievance, material labor arbitration or other material labor dispute against or affecting the Company, and no such dispute is currently pending or to the Knowledge of the Company, threatened.

(e) Neither the execution of this Agreement nor the consummation of the Transactions, either alone or in combination with the occurrence of any other event, would be reasonably likely to result in (i) any material payment or benefit becoming due to, or a material increase in, or acceleration of the timing of payment, funding or vesting of, the compensation or benefits of, any current or former employee, officer, director or other individual service provider of the Company; or (ii) the receipt (whether in cash, property or the vesting of property) by any “disqualified individual” of any “parachute payment” (as such terms are defined in Section 280G of the Code).

(f) Except as would not result in material liability for the Company: the Company has fully and timely paid all (i) wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that has come due and payable to its current or former employees and independent contractors under applicable Laws, Contract or Company policy, and (ii) fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation.

(g) Except as would not be materially adverse to the Company, each Company Option (i) was granted in material compliance with all applicable Laws and all of the terms and conditions of the Company Stock Plan to which it was issued, (ii) has a grant date identical to the date on which the Company Board (or compensation committee thereof) actually awarded such Company Option, (iii) was granted with an exercise price no less than the fair market value of the underlying shares of Company Common Stock as of the grant date and (iv) was granted pursuant to terms of the relevant option agreement, as set forth in Schedule 4.13(g) and which the Company has made available true and complete copies to Acquiror.

4.14 Taxes.

(a) The Company has timely filed with the appropriate Tax Authority, or has caused to be timely filed on its behalf (taking into account any valid extension of time within which to file), all material Tax Returns required to be filed by or on behalf of it, and all such Tax Returns were and are true, correct and complete in all material respects. The Company has timely paid all material amounts of Taxes due and payable (whether or not shown on any Tax Return).

(b) The Company has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder or any other party, and (ii) timely remitted such amounts required to have been remitted to the appropriate Tax Authority.

(c) The Company is not subject to any material Tax liability arising on or before the Balance Sheet Date that has not been paid or fully reserved for in the Financial Statements for the period ending on the Balance Sheet Date in accordance with GAAP. The Company has not incurred any material liability for Taxes outside the ordinary course of business since the Balance Sheet Date (other than any liabilities incurred in connection with the transactions contemplated by this Agreement).

(d) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax for which the Company is liable has been asserted or assessed by any Tax Authority that remains unresolved or unpaid except for claims, assessments, deficiencies or proposed adjustments being contested in good faith and for which adequate reserves have been established in accordance with GAAP. There is no material Tax audit or other examination or proceeding with respect to Taxes of the Company presently in progress, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes or Tax Returns of the Company.

(e) The Company is not and has not been (i) a party to any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes), (ii) a member of an affiliated, consolidated, combined, unitary or similar Tax group, or (iii) a party to any “listed transaction” under Treasury Regulations Section 1.6011-4(b)(2) (or any similar or corresponding provision of state, local or foreign Law).

(f) The Company does not have any material liability for Taxes of any other Person as a result of Treasury Regulations Section 1.1502-6, as a transferee or successor, by contract or by operation of Law (other than liabilities pursuant to customary commercial contracts entered into in the ordinary course of business and not primarily related to Taxes).

(g) The Company will not be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount or deferred revenue received or accrued on or prior to the Closing Date outside of the ordinary course of business. The Company does not have any liability in connection with Section 965 of the Code.

(h) The Company has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) There are no material Liens for Taxes upon any property or asset of the Company except for Liens for Taxes not yet due and payable.

(j) The Company has never owned any equity interest in any person organized in a jurisdiction other than the United States.

(k) The Company has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

4.15 Intellectual Property.

(a) Schedule 4.15(a) contains a complete and accurate list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, and (iii) copyright registrations, in each case that are licensed or owned by the Company (collectively, “Registered IP”), indicating for each item, as applicable, the registration or application number, the applicable filing jurisdiction and the date of filing or issuance. To the Knowledge of the Company, the Registered IP is subsisting and, excluding any Registered IP which is the subject of an application for registration or issuance, is valid and enforceable.

(b) The Company licenses or owns all Registered IP, free and clear of all Liens (other than Permitted Liens), and has a valid right and license to use all Company Intellectual Property, in each case except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 4.15(b) identifies all Registered IP which is licensed to the Company, the contract pursuant to which such Registered IP is licensed to the Company, and whether the license granted to the Company is exclusive or non-exclusive.

(c) To the Knowledge of the Company, the Company Intellectual Property constitutes all Intellectual Property reasonably necessary for the conduct of the business of the Company as currently conducted.

(d) To the Knowledge of the Company, (i) the operation of the business of the Company as currently conducted does not infringe, misappropriate, dilute or otherwise violate, and in the three (3) years prior to the date of this Agreement, has not infringed, misappropriated, diluted or otherwise violated, any third-party Intellectual Property and (ii) no third party infringes, misappropriates, dilutes or otherwise violates on the date of this Agreement, and no third party has infringed, misappropriated, diluted or otherwise violated in the three (3) years prior to the date of this Agreement, any Intellectual Property owned by the Company, in each case, except as would not result in a Material Adverse Effect.

(e) As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened (including “cease and desist” letters or invitations to take a license) against the Company (i) challenging the ownership, validity, registrability, patentability, or enforceability of the Owned Intellectual Property (excluding office actions, similar ex-parte proceedings, inter partes proceedings and opposition proceedings in connection with the prosecution of applications for the registration or issuance of any Intellectual Property) or (ii) asserting that the Company has infringed, misappropriated, diluted or otherwise violated any third-party Intellectual Property in the three (3) years prior to the date of this Agreement, in each case, except as would not result in a Material Adverse Effect.

(f) All former and current officers, directors, employees, personnel, consultants, advisors, agents, and independent contractors of the Company, who have contributed to or participated in the conception and development of material Intellectual Property for the Company have entered into valid and binding proprietary rights agreements vesting ownership of such material Intellectual Property in the Company.

(g) The Company has taken commercially reasonable measures to protect the proprietary nature of all trade secrets and proprietary information of the Company or of a third party held for use by the Company, except as would not result in a Material Adverse Effect.

(h) The Company has not (i) incorporated any Open Source Software into, or combined Open Source Software with, any Owned Company Software, or (ii) distributed Open Source Software in conjunction with any Owned Company Software, in each case, in a manner which requires, as a condition of such incorporation, combination or distribution, that the Owned Company Software be (x) disclosed or distributed in source code, object code or binary form, (y) licensed for the purpose of making derivative works, or (z) redistributable at no charge.

4.16 Data Protection.

(a) The Company (i) is in compliance in all material respects with all Privacy Laws and (ii) has not been subject to any regulatory audits or investigations by any Governmental Authority relating to Privacy Laws. The Company has taken commercially reasonable steps to ensure that all Personal Information is protected in all material respects against loss and against unauthorized access, use, modification, disclosure or other use or misuse. To the Knowledge of the Company, in the three (3) years prior to the date of this Agreement, there has been no loss, theft or unauthorized access to or misuse of any Personal Information, in each case, that has resulted in, or is reasonably likely to result in, a Material Adverse Effect.

(b) There is no pending Action against the Company alleging that any processing of Personal Information by the Company is in violation of any applicable Privacy Laws.

(c) The Company has not received any written requests, complaints or objections to its collection or use of Personal Information from any data protection authority or third party (including data subjects) that remains unresolved. To the Knowledge of the Company, no individual has been awarded compensation from the Company under any Privacy Laws, and no written claim for such compensation is outstanding.

(d) The execution, delivery and performance of this Agreement and the Transactions comply, and will comply, in all material respects, with all Privacy Laws and other contractual commitments related to the privacy and security of Personal Information to which the Company is bound and will not violate any of the Company’s privacy policies.

4.17 Information Technology.

(a) The IT Systems: (i) are reasonably sufficient in all material respects for the current operations of the Company, (ii) operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company for the operation of its business as currently conducted and (iii) are free from bugs and other defects, in each case, except as would not be material and adverse to the Company.

(b) The Company has implemented and maintained with respect to its IT Systems (i) commercially reasonable backup, security and disaster recovery technology consistent with generally accepted industry practices and (ii) industry standard administrative, physical and technical security controls and procedures that are reasonably designed to safeguard such IT Systems against the risk of business disruption.

(c) To the Knowledge of the Company, in the three (3) years prior to the date of this Agreement, there has been no security breach or unauthorized access to the IT Systems, which resulted in the unauthorized processing, use, misappropriation, modification, encryption, corruption, disclosure, or transfer of any information or data contained therein, in each case, that has resulted in, or is reasonably likely to result in, material liability to the Company.

4.18 Real Property.

(a) The Company does not own any real property.

(b) Schedule 4.18(b) contains a complete and accurate list by property, city, state and country, of all real property leasehold or subleasehold estates and other rights to use or occupy any interest in real property held by the Company as of the date of this Agreement (the “Company Properties”). The Company Properties are the only properties used by the Company in, or otherwise related to, the Company’s business as of the date of this Agreement, and subject to any permitted action pursuant to Section 6.01, as of the Closing Date. The Company is the sole legal and beneficial owner of a leasehold interest in the Company Properties.

(c) Schedule 4.18(c) contains a complete and accurate list of all leases, subleases, licenses, concessions, and other contracts, agreements and leasehold arrangements and all related supplemental documents (collectively, the “Lease Documents”) pursuant to which the Company leases, licenses, subleases or otherwise occupies any Company Property on the date hereof. The Company has delivered to Acquiror a true and complete copy of each such Lease Document. Neither the Company nor, to the Knowledge of the Company, any other party to any Lease Document is in material breach or material default under such Lease Document, except as would not reasonably be likely to result in a Material Adverse Effect.

(d) Each Lease Document is a written agreement in full force and effect, and, subject to the Enforceability Exceptions, is valid, binding and enforceable, subject to proper authorization and execution of each Lease Document by the other parties thereto and except to the extent that enforcement may be limited by Enforceability Exceptions. The Company has paid the rent and all other sums that are due and payable under such Lease Documents and there are no significant arrears.

(e) To the Knowledge of the Company, there exist no restrictions, covenants or encumbrances which prevent any of the Company Properties from being used now or in the future for their current use or would prevent or require consent from a third party as a result of the Transactions, except as would not reasonably be expected to result in a Material Adverse Effect.

(f) (i) The Company has not at any time given any covenant or entered into any agreement in respect of any freehold or leasehold property other than the Company Properties in respect of which any material contingent liability remains as of the date of this Agreement with the Company as set forth on Schedule 4.18(f)(i) and (ii) the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy any Company Property or any portion thereof, and the Company has not collaterally assigned or granted any other security interest in any Lease Document or any interest therein, except as set forth on Schedule 4.18(f)(ii).

(g) As of the date hereof, there are no material outstanding disputes, actions, claims, demands or complaints to which the Company is a party in respect of any of the Company Properties.

4.19 Insurance.

(a) Schedule 4.19(a) sets forth a true and complete list of the material current insurance policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance and other material policies or binders maintained by the Company (the “Insurance Policies”). To the Company’s Knowledge, there are no events, circumstances or other liabilities that give rise to a material claim under the Insurance Policies.

(b) Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Insurance Policies are in full force and effect as of the date of this Agreement with respect to the Company, and the limits thereunder have not been impaired, exhausted or materially diminished.

(c) As of the date hereof, the Company has not received any written notice of cancellation of, or a material premium increase (relative to others in the industry in which the Company operates) with respect to, or a material alteration of coverage under, any material Insurance Policy. Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the Insurance Policies (i) are valid and binding in accordance with their terms, subject to Enforceability Exceptions and (ii) have not been subject to any lapse in coverage. There are no material claims related to the Company or the assets, business, operations, employees, officers and directors of the Company pending under any such Insurance Policies as to which coverage has been denied or disputed or in respect of which there is an outstanding reservation of rights.

4.20 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) the Company is, and since December 31, 2017 has been, in compliance in all material respects with all Environmental Laws and, without limiting the foregoing, all Company Permits required under Environmental Laws in connection with the operation of the Company’s business or ownership or operation of the Company Properties, which Company Permits have been obtained by the Company and are current and valid;

(b) there are no Actions pending, or to the Knowledge of the Company, threatened, against the Company, nor has the Company received any written notification of, nor, to the Knowledge of the Company, is the Company otherwise responsible for any material violation of or material liability under, Environmental Laws, including for the contamination of or manufacture, generation, storage, disposal, release or threatened release at any location by, or exposure of any Person to, any Hazardous Material; and

(c) there have been no known releases of any Hazardous Material at the current or former Company Properties in quantities that could trigger the need for investigation and/or remediation costs pursuant to Environmental Laws.

4.21 Regulatory Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) the Company is, and since December 31, 2017 has been, in compliance in with all Healthcare Laws, and the Company holds and is operating in compliance with all Company Permits required under the Healthcare Laws in connection with the operation of the Company’s business or ownership or operation of the Company Properties, and all Company Permits are current and in full force and effect. No proceeding is pending or, to the Knowledge of the Company, threatened regarding the revocation of any Company Permits. The Company has not received any written communication from any Governmental Authority threatening to withdraw or suspend any

Company Permit. The Company is not subject to any pending, or to the Company’s Knowledge, threatened enforcement, regulatory or administrative proceedings by any Governmental Authority against or affecting the Company relating to or arising under the Healthcare Laws, including any shutdown, import or export prohibition, FDA Form 483 or other Governmental Authority notice of inspectional observations or adverse findings, “warning letters,” “untitled letters” or similar correspondence or notice from the United States Food and Drug Administration (the “FDA”) or other Governmental Authority alleging or asserting noncompliance with the Healthcare Laws, and no such enforcement, regulatory or administrative proceeding has been threatened;

(b) the Company’s product candidates are, and since December 31, 2017 have been, developed, tested, manufactured, processed, labeled, packaged, handled, stored, and distributed, as applicable, in compliance with the Healthcare Laws and the Company Permits. All nonclinical and preclinical studies and other studies and tests conducted by or on behalf of the Company, or, to the Company’s Knowledge, involving the Company’s product candidates, have been, and if still pending are being, conducted in compliance with all applicable research protocols and all Healthcare Laws. The Company has not received any written, or to the Knowledge of the Company, oral, notices or other written correspondence from the FDA or any other Governmental Authority with respect to any nonclinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests or otherwise alleging noncompliance with Healthcare Laws and to the Company’s Knowledge, there is no reason to believe that FDA or any other Governmental Authority is considering such action;

(c) the Company is not the subject of any pending or, to the Knowledge of the Company, threatened investigation regarding the Company or any of its product candidates, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46,191 (September 10, 1991) and any amendments thereto (“FDA Fraud Policy”), or otherwise. Neither the Company nor, to the Knowledge of the Company, any officer, employee, agent or distributor of the Company has made an untrue statement of material fact to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke the FDA Fraud Policy or any similar policy or otherwise take actions against the Company, or its respective officers or employees. None of the Company or any of its officers, employees, or, to the Knowledge of the Company, agents or distributors of the Company, has been convicted of any crime for which such Person could be excluded from participating in any federal health care programs under Section 1128 of the Social Security Act of 1935, as amended, or any similar Healthcare Law. No claims, actions, proceedings or investigation that would reasonably be expected result in a material debarment or exclusion are pending or, to the Knowledge of the Company, threatened, against the Company or, to the Knowledge of the Company, any of its directors, officers, employees or agents; and

(d) the Company is not a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Authority.

4.22 Brokers. No broker, investment banker, financial advisor or other Person, other than those set out in Schedule 4.22, the fees and expenses of which will be paid by the Company pursuant to an engagement letter entered into therewith, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.

4.23 Affiliate Agreements. Except as set forth on Schedule 4.23, the Company is not a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of the Company, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of the Company or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing.

4.24 No Other Representations or Warranties. The representations and warranties made by the Company in this Article IV are the exclusive representations and warranties made by the Company. Except for the representations and warranties contained in this Article IV, neither the Company nor any of its Affiliates, Representatives or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, to the accuracy or completeness of any information regarding the Company available to the other parties or their respective Representatives and expressly disclaims any such other representations or warranties. For the avoidance of doubt, the Company, its Affiliates and each of their respective Representative has not made and does not make any express or implied representation or warranty, either written or oral, with respect to the Company. In particular, without limiting the foregoing, neither the Company nor any other Person makes or has made any representation or warranty to the other parties hereto, and shall have no liability in respect of, (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or (b) any oral or, except for the representations and warranties expressly made by the Company in this Article IV, written information made available to the other parties hereto in the course of their evaluation of the Company and the negotiation of this Agreement or in the course of the Transactions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF ACQUIROR AND MERGER SUB

Except as set forth in the Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the Acquiror SEC Reports filed or furnished by Acquiror on or after December 31, 2020 (excluding (x) any disclosures in such Acquiror SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto), each of Acquiror and Merger Sub represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

5.01 Organization, Standing and Corporate Power.

(a) Acquiror is an entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite legal entity power and authority to carry on its business as now being conducted. Acquiror is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Acquiror to consummate the Transactions or be material and adverse to Acquiror.

(b) Merger Sub is an entity duly organized, validly existing and in good standing under the Laws of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Other than Merger Sub, Acquiror has no other Subsidiaries or any equity or other interests in any other Person.

5.02 Corporate Authority; Approval; Non-Contravention.

(a) Each of Acquiror and Merger Sub has all requisite corporate or other legal entity power and authority, and has taken all corporate or other legal entity action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to satisfaction of the conditions to Closing contemplated hereby, to consummate the Transactions. The execution, delivery and performance by Acquiror and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by it of the Transactions, have been duly and validly authorized by all necessary corporate consent and authorizations on the part of Acquiror and Merger Sub, and no other corporate or other actions on the part of Acquiror or Merger Sub are necessary to authorize the execution and delivery by Acquiror or Merger Sub of this Agreement, the Ancillary Agreements to which it is a party and the consummation by it of the Transactions, in each case, subject to receipt of the Acquiror Stockholder Approvals. This Agreement and each other Ancillary Agreement to which it is a party has been duly executed and delivered by Acquiror and Merger Sub and, assuming due authorization, execution and delivery hereof and thereof by the other parties, is a legal, valid and binding obligation of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms (subject to the Enforceability Exceptions).

(b) The execution, delivery, and performance of this Agreement and the Ancillary Agreements to which Acquiror and/or Merger Sub is a party, and the consummation of the Transactions, and (in the case of Acquiror) subject to receipt of the Acquiror Stockholder Approvals, do not, and will not, constitute or result in (i) a breach or violation of, or a default under, the Acquiror Organizational Documents or any organizational documents of Merger Sub or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of Acquiror, Merger Sub or any of their Affiliates pursuant to, any Contract to which Acquiror, Merger Sub or any of their Affiliates is a party or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.02(a), under any Law to which Acquiror, Merger Sub or any of their Affiliates is subject, except (in the case of clause (ii) above) for such violations, breaches or defaults which has not had or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions.

(c) Each Acquiror Support Agreement executed and delivered contemporaneously with the execution and delivery of this Agreement has been duly executed and delivered by Acquiror and Sponsor and, assuming due authorization, execution and delivery thereof by the other parties to any Acquiror Support Agreement, is a legal, valid and binding obligation of Acquiror, Sponsor and, to the Knowledge of Acquiror, the other parties thereto, enforceable against Acquiror, Sponsor and the other parties to any Acquiror Support Agreement in accordance with its terms (subject to the Enforceability Exceptions).

5.03 Litigation.

(a) Neither Acquiror nor, to the Knowledge of Acquiror, any of its officers, in their capacities as such, is the subject of or engaged in any material Action before a Governmental Authority, arbitration or other dispute resolution process before a third party unrelated to the dispute, whether as claimant, defendant or otherwise, and no such litigation, arbitration or dispute resolution process is pending or, to the Knowledge of the Company, threatened in writing on the date hereof, in each case, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions. As of the date hereof, Acquiror is not, nor to the Knowledge of Acquiror is any of its officers, in their capacities as such, subject to any settlement agreements or arrangements, whether written or oral, or is in discussions for a settlement or arrangement, regarding any material disputes or material claims pursuant to which Acquiror has any material outstanding obligations or which provides for any injunctive relief.

(b) As of the date of this Agreement, neither Acquiror nor Merger Sub is a party to or subject to the provisions of any outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority (except if generally applicable without Acquiror or Merger Sub being named therein) that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions.

5.04 Compliance with Laws. Acquiror and Merger Sub are, and since their respective dates of incorporation, have been, operating in all material respects in a manner that is customary for businesses similar to Acquiror and Merger Sub, and each of Acquiror and Merger Sub is conducting and, since their respective dates of incorporation, has conducted its business in compliance in all material respects with all Laws applicable to it.

5.05 Employee Benefit Plans. Except as may be contemplated by the Acquiror Equity Plan Proposal, neither Acquiror nor Merger Sub maintains, contributes to or has any obligation or liability, or could reasonably be expected to have any obligation or liability, under, any Benefit Plan with respect to which Acquiror, Merger Sub or any of their respective Affiliates have any remaining obligations or liabilities and neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in combination with another event) will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director, officer, employee or contractor of Acquiror or Merger Sub, or (ii) result in the acceleration, vesting or creation of any rights of any stockholder, director, officer or employee of Acquiror or Merger Sub to payments or benefits or increases in any existing payments or benefits or any loan forgiveness.

5.06 Financial Ability; Trust Account.

(a) As of December 31, 2020, there was at least eighty-six million two hundred and forty-seven thousand six hundred and thirty one dollars ($86,247,631) invested in a trust account at JPMorgan Chase Bank, N.A. (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated April 23, 2020, by and between Acquiror and the Trustee (the “Trust Agreement”) and at least six hundred eighty seven thousand three hundred and thirteen dollars ($687,313) held by Acquiror outside of the Trust Account. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the Knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the Knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. To the Knowledge of Acquiror, there are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate or (ii) entitle any Person (other than any Acquiror Stockholder who is a Redeeming Stockholder and who is not party to any Acquiror Support Agreement) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Acquiror Organizational Documents and Acquiror’s final prospectus dated April 23, 2020, as amended. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending or, to the Knowledge of Acquiror, threatened with respect to the Trust Account. Since December 31, 2020, Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the Transactions. Following the Effective Time, no Acquiror Stockholder shall be entitled to receive any amount from the Trust Account.

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date.

(c) Except as set forth on Schedule 5.06(c), Acquiror does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

5.07 Taxes.

(a) Each of Acquiror and Merger Sub has timely filed with the appropriate Tax Authority, or has caused to be timely filed on its behalf (taking into account any valid extension of time within which to file), all material Tax Returns required to be filed by or on behalf of it, and all such Tax Returns were and are true, correct and complete in all material respects. Each of Acquiror and Merger Sub has timely paid all material amounts of Taxes due and payable (whether or not shown on any Tax Return).

(b) Each of Acquiror and Merger Sub, as applicable, has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder or any other party, and (ii) timely remitted such amounts required to have been remitted to the appropriate Tax Authority.

(c) Neither Acquiror nor Merger Sub is subject to any material Tax liability that has not been paid or fully reserved for in the audited financial statements (including, in each case, the notes and schedules thereto) included in the Acquiror SEC Reports in accordance with GAAP.

(d) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax for which Acquiror or Merger Sub is liable has been asserted or assessed by any Tax Authority that remains unresolved or unpaid except for claims, assessments, deficiencies or proposed adjustments being contested in good faith and for which adequate reserves have been established in accordance with GAAP. There is no material Tax audit or other examination or proceeding with respect to Taxes of Acquiror or Merger Sub presently in progress, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes or Tax Returns of Acquiror or Merger Sub.

(e) Neither Acquiror nor Merger Sub is or has been (i) a party to any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes), (ii) a member of an affiliated, consolidated, combined, unitary or similar Tax group (other than any such Tax group the common parent of which was Acquiror, as applicable), or (iii) a party to any “listed transaction” under Treasury Regulations Section 1.6011-4(b)(2) (or any similar or corresponding provision of state, local or foreign Law).

(f) Neither Acquiror nor Merger Sub has any material liability for Taxes of any other Person as a result of Treasury Regulations Section 1.1502-6, as a transferee or successor, by contract or by operation of Law (other than liabilities pursuant to customary commercial contracts entered into in the ordinary course of business and not primarily related to Taxes).

(g) Neither Acquiror nor Merger Sub will be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount or deferred revenue received or accrued on or prior to the Closing Date outside of the ordinary course of business. Acquiror does not have any liability in connection with Section 965 of the Code.

(h) Neither Acquiror nor Merger Sub has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) There are no material Liens for Taxes upon any property or asset of Acquiror or Merger Sub except for Liens for Taxes not yet due and payable.

5.08 Brokers. No broker, investment banker, financial advisor or other Person, other than those set out in Schedule 5.08, the fees and expenses of which will be paid by Acquiror or Merger Sub pursuant to an engagement letter entered into therewith, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror, Merger Sub or any of their Affiliates.

5.09 Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act.

(a) Acquiror has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since April 23, 2020 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Acquiror SEC Reports”) in accordance with applicable Law and NYSE requirements. None of the Acquiror SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Acquiror SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b) Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror and other material information required to be disclosed by Acquiror in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Acquiror’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.

(c) Acquiror has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.

(d) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

(f) There are no outstanding SEC comments from the SEC with respect to the Acquiror SEC Reports and none of the Acquiror SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation.

5.10 Business Activities; Absence of Changes.

(a) Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment or Governmental Order binding upon Acquiror or to which Acquiror is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions.

(b) Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) Except for (i) this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.02), (ii) as set forth on Schedule 5.10(c) and (iii) with respect to fees and expenses of Acquiror’s legal, financial and other advisors, Acquiror is not party to any Contract with any other Person (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.02) and Contracts set forth on Schedule 5.10(c)).

(d) There is no Indebtedness or other liability or obligation, contingent or otherwise, against Acquiror or Merger Sub, except for liabilities and obligations (i) reflected or reserved for on Acquiror’s consolidated balance sheet for the quarterly period ended September 30, 2020 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Acquiror and Merger Sub, taken as a whole), (ii) that have arisen since the date of Acquiror’s consolidated balance sheet for the quarterly period ended December 31, 2020 in the ordinary course of the operation of business of Acquiror and Merger Sub (other than any such liabilities as are not and would not be, in the aggregate, material to Acquiror and Merger Sub, taken as a whole) or (iii) disclosed in Schedule 5.10(d).

(e) Since its organization, Merger Sub has not conducted any business activities other than activities directed toward the accomplishment of the Merger. Except as set forth in Merger Sub’s organizational documents, there is no agreement, commitment, or Governmental Order binding upon Merger Sub or to which Merger Sub is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Merger Sub or any acquisition of property by Merger Sub or the conduct of business by Merger Sub as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Merger Sub to enter into and perform its obligations under this Agreement.

(f) Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(g) Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger and has no, and at all times prior to the Effective Time except as contemplated by this Agreement or the Ancillary Agreements, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

(h) (i) Since the date of Acquiror’s incorporation, there has not been any change, development, condition, occurrence, event or effect relating to Acquiror or Merger Sub that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions and (ii) from July 28, 2020 through the date of this Agreement, Acquiror and Merger Sub have not taken any action that would require the consent of the Company pursuant to Section 7.02 if such action had been taken after the date hereof.

5.11 Proxy Statement. As of the time the definitive Proxy Statement is filed with the SEC, the Proxy Statement (together with any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Proxy Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Company specifically for inclusion in the Proxy Statement.

5.12 No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, Acquiror and its Affiliates and any of its and their respective directors, officers, employees, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates or any of their respective directors, officers, employees, partners, members, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article IV or any certificate delivered in accordance with Section 9.02(b), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company, and each of Acquiror and Merger Sub, on its own behalf and on behalf of their Affiliates and its and their directors, officers, employees, partnership, members or representatives, disclaim reliance on any representations and warranties, express or implied, other than those expressly given by the Company in Article IV or any certificate delivered in accordance with Section 9.02(b). Without limiting the generality of the foregoing, it is understood that any cost or other estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement or any certificate delivered in accordance with Section 9.02(b). Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV or any certificate delivered in accordance with Section 9.02(b), with all faults and without any other representation or warranty of any nature whatsoever.

5.13 Capitalization.

(a) The authorized capital stock of Acquiror consists of (i) 30,000,000 shares of Acquiror Common Stock, of which (A) 10,778,305 shares of Acquiror Common Stock are issued and outstanding as of the date of this Agreement and (B) 8,622,644 Acquiror Public Warrants and 3,500,000 Acquiror Private Warrants are issued and outstanding as of the date of this Agreement and (ii) 1,000,000 shares of Preferred Stock of Acquiror, par value $0.0001 (“Acquiror Preferred Stock”), of which no shares are issued and outstanding. All of the issued and outstanding shares of Acquiror Common Stock and Acquiror Warrants (w) have been duly authorized and validly issued and are fully paid and nonassessable, (x) were issued in compliance in all material respects with applicable Law, (y) were not issued in breach or violation of any preemptive rights or Contract and (z) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83, except as disclosed in the Acquiror SEC Reports with respect to certain Acquiror Common Stock held by the Sponsor.

(b) Except for this Agreement, the Acquiror Warrants and the Subscription Agreements, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Acquiror Common Stock or the equity interests of Acquiror, or any other Contracts to which Acquiror is a party or by which Acquiror is bound obligating Acquiror to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Acquiror, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Acquiror. Except as disclosed in the Acquiror SEC Reports or the Acquiror Organizational Documents, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any securities or equity interests of Acquiror. There are no outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror Stockholders may vote. Except as disclosed in the Acquiror SEC Reports, there are no registration rights, and Acquiror is not a party to any stockholders agreement, voting agreement or registration rights agreement, rights plan, anti-takeover plan or similar agreements relating to Acquiror Common Stock or any other equity interests of Acquiror. Other than Merger Sub, Acquiror does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

(c) As of the date hereof, the authorized share capital of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, of which one share is issued and outstanding and beneficially held (and held of record) by Acquiror as of the date of this Agreement.

(d) Subject to approval of the Proposals, the shares of Acquiror Common Stock to be issued by Acquiror in connection with the Transactions and the Private Placement, upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights of any other stockholder of Acquiror and will be capable of effectively vesting in the Company Stockholders title to all such shares of Acquiror Common Stock, free and clear of all Liens (other than Liens arising pursuant to applicable Securities Laws).

5.14 NYSE Stock Market Quotation. The issued and outstanding shares of Acquiror Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE under the symbol “CHAQ”. Acquiror is in compliance in all material respects with the rules of NYSE and there is no Action pending or, to the Knowledge of Acquiror, threatened against Acquiror by NYSE, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Acquiror Common Stock or terminate the listing of Acquiror Common Stock on NYSE. None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement.

5.15 Contracts; No Defaults.

(a) The Acquiror SEC Reports disclose every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, Acquiror or Merger Sub is a party or by which any of their respective assets are bound (together with the Contracts identified in Schedule 5.10(c), the “Acquiror Material Contracts”).

(b) Neither Acquiror nor Merger Sub is, nor has it received written notice that any other party to any such Acquiror Material Contract is, in material violation or material breach of or material default (immediately or upon notice or lapse of time) under any such Acquiror Material Contract to which it is a party or any of its properties or other assets is subject. No such Acquiror Material Contract is the subject of a notice to terminate, except for any expiration of the term of such Contract following the date of this Agreement in accordance with its terms. Each Acquiror Material Contract is in full force and effect and, subject to the Enforceability Exceptions, is legal, valid and binding on Acquiror or Merger Sub, as applicable, and, to the Knowledge of Acquiror, each other party thereto, except as would not be material and adverse to Acquiror and Merger Sub, taken as a whole. There is no default under any such Acquiror Material Contract by Acquiror or Merger Sub, or, to the Knowledge of Acquiror, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Acquiror or Merger Sub, or, to the Knowledge of Acquiror, any other party thereto, in each case, except as would not be material and adverse to Acquiror and Merger Sub, taken as a whole.

5.16 Title to Property. Except as set forth on Schedule 5.16, neither the Acquiror nor Merger Sub (a) owns or leases any real or personal property or (b) is a party to any agreement or option to purchase any real property, personal property or other material interest therein.

5.17 Investment Company Act. Neither the Acquiror nor Merger Sub is an “investment company” within the meaning of the Investment Company Act of 1940.

5.18 Affiliate Agreements. Except as set forth on Schedule 5.18, neither of the Acquiror nor Merger Sub is a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of either of the Acquiror or Merger Sub, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of Acquiror or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, an “Acquiror Affiliate Agreement”).

5.19 Takeover Statutes and Charter Provisions. The Acquiror Board represents that it has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the DGCL) contained in Section 203 of the DGCL or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the Transactions, including the Merger and the issuance of the Aggregate Merger Consideration and the Earnout Consideration. As of the date of this Agreement and through the Effective Time, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar domestic or foreign Law applies with respect to Acquiror or Merger Sub in connection with this Agreement, the Merger, the issuance of the Aggregate Merger Consideration and the Earnout Consideration or any of the other Transactions. As of the date of this Agreement and through the Effective Time, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which Acquiror or Merger Sub is subject, party or otherwise bound.

5.20 Aggregate Subscription Amount; Subscription Agreements. Acquiror has delivered to the Company true, correct and complete copies of each of the fully executed Subscription Agreements, pursuant to which the Subscribers have committed, subject to the terms and conditions therein, to purchase 3,000,000 shares of Acquiror Common Stock in the aggregate for an aggregate amount equal to the Aggregate Subscription Amount. Each of the Subscription Agreements is in full force and effect and is legal, valid and binding upon Acquiror and, to the Knowledge of Acquiror, the Subscribers, enforceable in accordance with its terms. None of the Subscription Agreements has been withdrawn, terminated, amended or modified since the date of delivery hereunder and prior to the execution of this Agreement, and, to the Knowledge of Acquiror, as of the date of this Agreement no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement the commitments contained in the Subscription Agreements have not been withdrawn, terminated or rescinded by the Subscriber in any respect. As of the date hereof, there are no side letters or Contracts to which

Acquiror or Merger Sub is a party related to the provision or funding, as applicable, of the purchases contemplated by the Subscription Agreements or the transactions contemplated hereby other than as expressly set forth in this Agreement, the Subscription Agreements or any other agreement entered into (or to be entered into) in connection with the Transactions delivered to the Company. Acquiror has fully paid any and all commitment fees or other fees required in connection with the Subscription Agreements that are payable on or prior to the date hereof and will pay any and all such fees when and as the same become due and payable after the date hereof pursuant to the Subscription Agreements. Acquiror has, and to the Knowledge of Acquiror, the Subscriber has, complied with all of its obligations under the Subscription Agreements. There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in the Subscription Agreements, other than as expressly set forth in the Subscription Agreements. To the Knowledge of Acquiror, as of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Acquiror or the Subscribers, (ii) assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied, constitute a failure to satisfy a condition on the part of Acquiror or the Subscriber or (iii) assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied result in any portion of the amounts to be paid by the Subscribers in accordance with the Subscription Agreements being unavailable on the Closing Date. As of the date hereof, assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied, Acquiror has no reason to believe that any of the conditions to the consummation of the purchases under the Subscription Agreements will not be satisfied, and, as of the date hereof, Acquiror is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.

5.21 No Other Representations or Warranties. The representations and warranties made by Acquiror and Merger Sub in this Article V are the exclusive representations and warranties made by Acquiror and Merger Sub. Except for the representations and warranties contained in this Article V, neither Acquiror nor Merger Sub, nor any of their Affiliates or their respective Representatives or any other Person, has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Acquiror or Merger Sub, to the accuracy or completeness of any information regarding Acquiror or Merger Sub available to the other parties or their respective Representatives and expressly disclaims any such other representations or warranties. Without limiting the foregoing, neither Acquiror nor Merger Sub, nor any other Person, makes or has made any representation or warranty to the other parties hereto with respect to, and shall have no liability in respect of, (a) any financial projection, forecast, estimate, budget or prospect information relating to Acquiror or Merger Sub or (b) any oral or, except for the representations and warranties expressly made by Acquiror or Merger Sub in this Article V, written information made available to the other parties hereto in the course of their evaluation of Acquiror and Merger Sub and the negotiation of this Agreement or in the course of the Transactions.

ARTICLE VI

COVENANTS OF THE COMPANY

6.01 Conduct of Business. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law (including COVID-19 Measures), (i) use its commercially reasonable efforts to conduct and operate its business in the ordinary course consistent with past practice in all material respects, (ii) use commercially reasonable efforts to preserve intact the current business organization and ongoing businesses of the Company, and maintain the existing relations and goodwill of the Company with customers, suppliers, distributors and creditors of the Company and (iii) use commercially reasonable efforts to keep available the services of its present officers; provided, that, in the case of each of the preceding clauses (i)-(iii), during any period of full or partial suspension of operations related to COVID-19, the Company may, in connection with COVID-19, take such actions in good faith as are reasonably necessary (A) to protect the health and safety of the Company’s employees and other individuals having business dealings with the Company or (B) to respond to third-party supply or service disruptions caused by COVID-19, including, but not limited to COVID-19 Measures, and any such actions taken (or not taken) as a result of, in response to, or otherwise related to COVID-19 shall be deemed to be taken in the “ordinary course of business” for all purposes of this Section 6.01 and not be considered a breach of this Section 6.01; provided, further, that following any such suspension, to the extent that the Company took any actions pursuant to the immediately preceding proviso that caused deviations from its business being conducted in the ordinary course of business consistent with past practice, to resume conducting its business in the ordinary course of business consistent with past practice in all material respects as soon as reasonably practicable. Without limiting the generality of the foregoing, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, the Company shall not during the Interim Period:

(a) change or amend the certificate of incorporation, bylaws or other organizational documents of the Company;

(b) declare, make or pay any dividend or other distribution (whether in cash, equity or property but, for the avoidance of doubt, excluding any unpaid accruing dividends) to stockholders of the Company or repurchase or redeem any Company Stock;

(c) create, allot, issue, redeem or repurchase or agree to create, allot, issue, redeem or repurchase any shares or other securities of whatsoever nature convertible into shares (or any option to subscribe for the same) of the Company, except pursuant to the exercise of Company Options outstanding as of the date hereof;

(d) enter into, or amend or modify any material term of, terminate, or waive or release any material rights, claim or benefits under any Material Contract or Lease Document (or any Contract, that if existing on the date hereof, would be a Material Contract or Lease Document), to which the Company is a party or by which it is bound, other than entry into, amendments of, modifications of, terminations of, or waivers or releases under, such Contracts in the ordinary course of business consistent with past practice;

(e) enter into, or amend or modify any material term of, terminate, or waive or release any material rights, claim or benefits under any Contract or other arrangement to which the Company, on one hand, and a Company Stockholder or its Affiliate, on the other hand, are parties or by which they are bound or which is for the benefit of a Company Stockholder or its Affiliates, other than entry into, amendments of, modifications of, terminations of, or waivers or releases under, such Contracts or arrangements in the ordinary course of business consistent with past practice;

(f) sell, transfer, lease, pledge or otherwise encumber or subject to any Lien, abandon, cancel, let lapse or convey or dispose of any assets, properties or business of the Company (including Company Intellectual Property and Company Software), except for (i) dispositions of obsolete or worthless assets, (ii) sales of inventory in the ordinary course of business consistent with past practice and (iii) sales, abandonment, lapses of assets or items or materials (other than Owned Intellectual Property and Owned Company Software) in an amount not in excess of $500,000 in the aggregate, other than (A) as set forth on Schedule 6.01(e), (B) where the Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew any Registered IP, (C) Permitted Liens or (D) pledges, non-exclusive licenses and encumbrances on property and assets in the ordinary course of business consistent with past practice (including performance and warranty bonds for the benefit of customers) and that would not, individually or in the aggregate, reasonably be expected to be material to the Company;

(g) except as set forth on Schedule 6.01(g) or as otherwise required pursuant to Company Benefit Plans in effect on the date of this Agreement or applicable Law, (i) grant any material increase or decrease in compensation, benefits or severance to any current or former employee, executive officer, director of the Company or other individual service provider, except in connection with a promotion based on job performance or workplace requirements, (ii) except for immaterial changes to welfare benefit plans (other than severance arrangements) in connection with annual renewals in the ordinary course of business, adopt, enter into, amend, modify, or terminate any material Company Benefit Plan or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company is a party or by which it is bound, (iii) grant, provide or promise to grant or provide any severance or termination payments, deferred compensation, equity or equity-based compensation or transaction, retention or change in control payments or benefits to any current or former director, employee, officer or other individual service provider of the Company, except in connection with the promotion, hiring or firing (in each case, to the extent permitted by clause (iv)) of any employee in the ordinary course of business and consistent with past practice, (iv) hire, engage, terminate (without cause), furlough, or temporarily layoff any employee or independent contractor of the Company with annual base compensation in excess of $250,000 (excluding any COVID-19 Measures), (v) recognize or certify any labor union, works council, other labor organization or group of employees as the bargaining representative for any employees of the Company, or negotiate, extend, amend or enter into any CBA, (vi) implement or announce any employee layoffs, plant closings, reductions-in-force, furloughs, temporary layoffs, reduction in terms and conditions of employment, or other actions that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (excluding any COVID-19 Measures), or (vii) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor;

(h) (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof, other than such acquisitions and purchases that would not require financial statements of the acquired business to be included in the Proxy Statement pursuant to Rule 3-05 of Regulation S-X under the Securities Act; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Transactions);

(i) make any capital expenditures (or commitment to make any capital expenditures) that in the aggregate exceed $500,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditure budget for periods following the date hereof, made available to Acquiror prior to the date hereof;

(j) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person, except advances to employees or officers of the Company in the ordinary course of business consistent with past practice and extended payment terms for customers in the ordinary course of business;

(k) make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any material Tax Return in a manner inconsistent with past practices in any material respect, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, incur any liability for Taxes outside the ordinary course of business, or enter into any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes);

(l) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, other than in the ordinary course of business consistent with past practice or where such waiver, release, compromise, settlement or satisfaction involves monetary damages not to exceed $500,000 in the aggregate;

(m) incur, issue, assume, guarantee or otherwise become liable for any Indebtedness, or in any material respect, modify any Indebtedness, other than intercompany Indebtedness or the Bridge Loan;

(n) enter into any material new line of business outside of the business currently conducted by the Company as of the date of this Agreement;

(o) make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(p) voluntarily fail to maintain, cancel or materially change coverage under, in a manner detrimental to the Company, any insurance policy maintained with respect to the Company and their assets and properties; and

(q) enter into any agreement or undertaking to do any action prohibited under this Section 6.01.

6.02 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company by third parties that may be in the Company’s possession from time to time, and except for any information which (a) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement and the Transactions or (b) in the judgment of legal counsel (including in-house counsel) of the Company would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which the Company is bound, the Company shall afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company, to all of its properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of the Company, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company and that are in the possession of the Company as such Representatives may reasonably request; provided, that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Acquiror and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

6.03 No Claim Against the Trust Account. The Company acknowledges that Acquiror is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company has read Acquiror’s final prospectus, dated April 23, 2020 and other Acquiror SEC Reports, the Acquiror Organizational Documents, and the Trust Agreement and understands that Acquiror has established the Trust Account described therein for the benefit of Acquiror’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that Acquiror’s sole assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. The Company further acknowledges that, if the Transactions or, in the event of termination of this Agreement, another Business Combination, are or is not consummated by April 23, 2022 or such later date as approved by the stockholders of Acquiror to complete a Business Combination, Acquiror will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and Acquiror to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including, without limitation, for any Willful Breach of this Agreement. This Section 6.03 shall survive the termination of this Agreement for any reason.

6.04 Proxy Solicitation; Other Actions.

(a) The Company agrees to use reasonable best efforts to provide Acquiror, as soon as reasonably practicable after the date hereof audited financial statements, including consolidated balance sheets, statements of operations, statements of cash flows, and statements of stockholders equity of the Company as of and for the years ended December 31, 2019 and December 31, 2020, in each case, prepared in accordance with GAAP and Regulation S-X and audited in accordance with the standards of the Public Company Accounting Oversight Board. The Company shall use reasonable best efforts to make its officers and employees reasonably available to, in each case, during normal business hours and upon reasonable advanced notice, Acquiror and its counsel in connection with (i) the drafting of the Proxy Statement and (ii) responding in a timely manner to comments on the Proxy Statement from the SEC. Without limiting the generality of the foregoing, the Company shall reasonably cooperate with Acquiror in connection with Acquiror’s preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required by Form S-4.

(b) From and after the date on which the Proxy Statement becomes effective under the Securities Act until the Closing Date, the Company will give Acquiror prompt written notice of any action taken or not taken by the Company or of any development regarding the Company, in any such case which is known by the Company, that would cause the Proxy Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Acquiror and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement, such that the Proxy Statement no longer contains an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Acquiror pursuant to this Section 6.04 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to statements made in the Proxy Statement based on any information supplied by or on behalf of Acquiror or its Affiliates for inclusion therein.

6.05 Non-Solicitation; Acquisition Proposals.

(a) From the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 10.01, the Company shall not, and shall cause its Representatives not to, directly or indirectly:

(i) intentionally initiate or solicit any inquiries that would be reasonably likely to lead to an offer or proposal regarding any transaction with any Person (other than Acquiror or its Affiliates) that would result in a Change in Control (an “Acquisition Proposal”);

(ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any Acquisition Proposal;

(iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal;

(iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal; or

(v) resolve or agree to do any of the foregoing.

The Company also agrees that immediately following the execution of this Agreement it shall, and shall cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal. The Company also agrees that within three (3) Business Days of the execution of this Agreement, the Company shall request each Person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company (and with whom the Company has had contact in twelve (12) months prior to the date of this Agreement regarding the acquisition of the Company) to return or destroy all confidential information furnished to such Person by or on behalf of it prior to the date hereof and within 24 hours of execution and delivery of this Agreement terminate access to any physical or electronic data room maintained by or on behalf of the Company. The Company shall promptly (and in any event within two (2) Business Days) notify, in writing, Acquiror of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or would reasonably be expected to result in or lead to, any Acquisition Proposal, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and an unredacted copy of any Acquisition Proposal or inquiry, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer. The Company shall promptly (and in any event within two (2) Business Days) keep Acquiror informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Acquisition Proposal (including any material changes thereto and copies of any additional written materials received by the Company or its Representatives). Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.05 by any of the Company’s Representatives acting on the Company’s behalf, shall be deemed to be a breach of this Section 6.05 by the Company.

6.06 Section 280G. Prior to the Closing Date, the Company shall (a) use commercially reasonable efforts to solicit and obtain from each “disqualified individual” (as defined in Section 280G of the Code) who may receive any payments and/or benefits that may, in connection with the transactions contemplated by this Agreement, separately or in the aggregate, constitute “parachute payments” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) a waiver of such disqualified individual’s rights to some or all of such payments or benefits to the extent that any such payment or benefit would constitute an excess “parachute payment” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) (the “Waived 280G Benefits”, and each such waiver, a “280G Waiver”) and (b) submit to its stockholders for approval (in a manner reasonably satisfactory to Acquiror), by such number of stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code, of the rights of any such disqualified individual who has duly executed a 280G Waiver to receive the Waived 280G Benefits, such that such Waived 280G Benefits shall not be deemed “parachute payments” under Section 280G of the Code, and prior to the Closing Date, the Company shall deliver to Acquiror evidence satisfactory to Acquiror that (i) a stockholder vote was held in conformance with Section 280G and the regulations promulgated thereunder with respect to each individual who provides a duly executed 280G Waiver and the requisite stockholder approval was obtained with respect to the Waived 280G Benefits that were subject to the stockholder vote (the “280G Approval”) or (ii) that the 280G Approval was not obtained and as a consequence, that such Waived 280G Benefits shall not be made or provided, pursuant to the applicable 280G Waivers. If no payments and/or benefits could constitute “parachute payments” in connection with the transactions contemplated by this Agreement, then the 280G Approval shall not be required to be obtained.

ARTICLE VII

COVENANTS OF ACQUIROR

7.01 Indemnification and Insurance.

(a) From and after the Effective Time, Acquiror and the Surviving Company agree that they shall indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law and the Company Organizational Documents and indemnification agreements in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause the Surviving Company to, (i) maintain for a period of not less than six (6) years from the Effective Time provisions in its certificate of incorporation, bylaws, and any such indemnification agreements, to the extent applicable, concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of the Company Organizational Documents and indemnification agreements, to the extent applicable, as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, and shall cause the Surviving Company and their respective Subsidiaries to honor, each of the covenants in this Section 7.01.

(b) For a period of six (6) years from the Effective Time, Acquiror shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6)-year “tail” policy containing terms not less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six (6)-year period, any insurance required to be maintained under this Section 7.01 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 7.01 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on Acquiror and the Surviving Company and all successors and assigns of Acquiror and the Surviving Company. In the event that Acquiror, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror and the Surviving Company shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 7.01. The obligations of Acquiror and the Surviving Company under this Section 7.01 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director and officer of the Company without the consent of the affected Person.

7.02 Conduct of Acquiror During the Interim Period.

(a) During the Interim Period, Acquiror and Merger Sub shall, subject to Section 7.10, carry on their business in the ordinary course of business and in accordance with applicable Law. During the Interim Period, except as set forth on Schedule 7.02 or as expressly contemplated by this Agreement or as consented to by the

Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, Acquiror shall not and each shall not permit Merger Sub to:

(i) change, modify or amend the Trust Agreement, the Acquiror Organizational Documents or the organizational documents of Merger Sub;

(ii) (A) make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of any of its outstanding capital stock or other equity interests; (B) split, combine, reclassify or otherwise change any of its capital stock or other equity interests; or (C) other than the redemption of any shares of Acquiror Common Stock required by the Offer or as otherwise required by Acquiror’s Organizational Documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Acquiror;

(iii) make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any material Tax Return in a manner inconsistent with past practices in any material respect, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, incur any liability for taxes outside the ordinary course of business, or enter into any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes);

(iv) other than as set forth on Schedule 7.03(a)(iv), enter into, renew or amend in any material respect, any Acquiror Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constitute an Acquiror Affiliate Agreement);

(v) enter into, or amend or modify any material term of, terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Schedule 5.15(a) (or any Contract, that if existing on the date hereof, would have been required to be listed on Schedule 5.15(a)) or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which Acquiror or Merger Sub is a party or by which it is bound;

(vi) waive, release, compromise, settle or satisfy any pending or threatened claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any material liability, other than in the ordinary course of business consistent with past practice;

(vii) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or other liabilities (other than liabilities that would constitute Outstanding Acquiror Expenses);

(viii) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Acquiror or Merger Sub or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (i) in connection with the exercise of any Acquiror Warrants outstanding on the date hereof or (ii) the Transactions or (B) amend, modify or waive any of the terms or rights set forth in, any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(ix) (A) adopt or amend any Benefit Plan, or enter into any employment contract or collective bargaining agreement other than the Acquiror Equity Incentive Plan or as otherwise contemplated by this

Agreement, (B) hire any employee or any other individual to provide services to Acquiror or its Subsidiaries following Closing or (C) enter into any agreement to pay compensation to any of its officers or directors;

(x) (A) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof, or otherwise acquire any material assets; or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Acquiror or Merger Sub (other than the Transactions);

(xi) make any capital expenditures;

(xii) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(xiii) enter into any new line of business outside of the business currently conducted by Acquiror and Merger Sub as of the date of this Agreement;

(xiv) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(xv) voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Acquiror and Merger Sub and their assets and properties;

(xvi) enter into any agreement, understanding or arrangement with respect to the voting of Acquiror Common Stock (other than any agreement with an Acquiror Stockholder consistent with the terms of the Acquiror Support Agreements); or

(xvii) enter into any agreement or undertaking to do any action prohibited under this Section 7.02.

(b) During the Interim Period, Acquiror shall, and shall cause Merger Sub to comply with, and continue performing under, as applicable, the Acquiror Organizational Documents, the Trust Agreement and all other Contracts to which Acquiror or Merger Sub may be a party in accordance with their terms and shall not agree to any amendment or waiver of any rights or remedies of Acquiror under any such Contracts.

7.03 Trust Account. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article IX), Acquiror shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the payment of: (a) the redemption of any shares of Acquiror Common Stock validly redeemed by any Acquiror Stockholder in connection with the Offer upon acceptance by the Acquiror of such shares of Acquiror Common Stock; (b) the payment of the Outstanding Company Expenses and Outstanding Acquiror Expenses pursuant to Section 3.07 and the payment of the cash in lieu of the issuance of any fractional shares pursuant to Section 3.06; and (c) the balance of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (b), to be disbursed to Acquiror.

7.04 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror or Merger Sub by third parties that may be in Acquiror’s or Merger Sub’s possession from time to time, and except for any information which in the opinion of legal counsel (including in-house counsel) of Acquiror would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which Acquiror or Merger Sub is bound, Acquiror shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of Acquiror, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of Acquiror that are in the possession of Acquiror as such Representatives may reasonably request. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

7.05 Acquiror NYSE Listing.

(a) From the date hereof through the Closing, Acquiror shall use reasonable best efforts to ensure Acquiror remains listed as a public company on, and for shares of Acquiror Common Stock to be listed on, NYSE.

(b) Acquiror shall use reasonable best efforts to cause the Acquiror Common Stock to be issued in connection with the Transactions or otherwise reserved for issuance to be approved for listing on NYSE as promptly as practicable following the issuance thereof, subject to official notice of issuance, on or prior to the Closing Date.

7.06 Acquiror Public Filings. From the date hereof through the Closing, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting and other obligations under applicable Securities Laws. Without limiting the generality of the foregoing, Acquiror shall use its commercially reasonable efforts to file its Annual Report on Form 10-K with respect to its fiscal year ending December 31, 2020 as promptly as practicable after the date hereof in accordance with its reporting obligations under applicable Securities Laws.

7.07 Additional Insurance Matters. Prior to the Closing and subject in all cases to Section 7.01, Acquiror shall obtain directors’ and officers’ liability insurance that shall be effective as of Closing and will cover those Persons who will be the directors and officers of Acquiror and its Subsidiaries (including the directors and officers of the Company) at and after the Closing on terms customary for a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on NYSE which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as Acquiror and its Subsidiaries (including the Company).

7.08 Section 16 Matters. Prior to the Closing, the board of directors of Acquiror, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Acquiror Common Stock pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Acquiror following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

7.09 Director and Officer Appointments. Except as otherwise agreed in writing by the Company and Acquiror prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and NYSE listing requirements, Acquiror shall take all actions necessary or appropriate to cause (a) the number of directors constituting the Acquiror Board to be seven (7) directors, (b) the individuals set forth on Schedule 7.09(b) to be elected as members of the Acquiror Board, effective as of the Closing, in accordance with Section 2.05 and (c) the individuals set forth on Schedule 7.09(c) to be the executive officers of Acquiror effective as of the Closing. On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to the Company and consistent with the provisions of Section 7.01 with the individuals set forth on Schedule 7.09, which indemnification agreements shall continue to be effective following the Closing.

7.10 Exclusivity. From the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 10.01, Acquiror shall not, and shall cause its Representatives not to, directly or indirectly:

(a) intentionally initiate or solicit any inquiries that would be reasonably likely to lead to an offer or proposal regarding a Business Combination;

(b) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any Business Combination;

(c) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any proposal or offering relating to any Business Combination;

(d) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any proposal or offer for any Business Combination; or

(e) resolve or agree to do any of the foregoing.

Acquiror agrees that immediately following the execution of this Agreement it shall, and shall use its reasonable best efforts to cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with Business Combination or any inquiry or request for information that would reasonably be expected to lead to, or result in, a Business Combination. Acquiror shall promptly (and in any event within two (2) Business Days) notify, in writing, the Company of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or would reasonably be expected to result in or lead to, any Business Combination other than with the Company, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and an unredacted copy of proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”). Acquiror shall promptly (and in any event within two (2) Business Days) keep the Company reasonably informed of any material developments with respect to any such Business Combination Proposal.

7.11 Management Incentive Package. Acquiror shall adopt the Acquiror Equity Incentive Plan, in the form attached as Exhibit H. The Company may propose further edits to the Acquiror Equity Incentive Plan based on recommendations from the Company’s compensation consultant and the Company Board, which, after consideration and approval by Acquiror, not to be unreasonably withheld or delayed, shall be incorporated into the Acquiror Equity Incentive Plan.

7.12 Financing. Acquiror and Merger Sub shall take, or cause to be taken, as promptly as practicable after the date hereof, all actions, and to do, or cause to be done, all things necessary (including enforcing its rights under the Subscription Agreements), on or prior to the Closing Date, to consummate the purchases contemplated by the Subscription Agreements on the terms and conditions described or contemplated therein, including using its reasonable efforts to enforce its rights under the Subscription Agreements to cause the Subscribers to pay to (or as directed by) Acquiror the applicable purchase price under each Subscriber’s applicable Subscription Agreement in accordance with its terms.

7.13 Termination of Acquiror Affiliate Agreements. Prior to the Closing, Acquiror shall (a) terminate or cause to be terminated each Acquiror Affiliate Agreement set forth on Schedule 7.13 and (b) pay or cause to be paid to the Sponsor or any of its Affiliates all outstanding Indebtedness owed by Acquiror to the Sponsor or any such Affiliate.

7.14 Named Executive Agreement. Acquiror and the Company shall use their respective commercially reasonable efforts to negotiate the terms of, and to cause Acquiror to enter into, an employment agreement with Magdalene Cook (the “Named Executive”) as promptly as practicable after the date hereof upon terms reasonably satisfactory to the Company, Acquiror and the Named Executive (the “Named Executive Agreement”). The Named Executive Agreement shall become effective upon the Closing.

ARTICLE VIII

JOINT COVENANTS

8.01 Support of Transaction. Without limiting any covenant contained in Article VI or Article VII, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 8.01, Acquiror and the Company shall each, and Acquiror shall cause Merger Sub to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Acquiror, the Company, or their respective Affiliates are required to obtain in order to consummate the Transactions, including any required approvals of parties to Material Contracts with the Company, and (c) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall Acquiror, Merger Sub or the Company be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company is a party or otherwise in connection with the consummation of the Transactions.

8.02 Preparation of Proxy Statement; Special Meeting; Solicitation of Company Stockholder Approvals.

(a) As promptly as practicable following the execution and delivery of this Agreement, Acquiror shall prepare, with the assistance of the Company, and cause to be filed with the SEC a preliminary proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) for purposes of soliciting the approval by the Acquiror Stockholders of each of the Proposals. The Proxy Statement and any other SEC filings shall be in a form mutually agreed by Acquiror and the Company. Each of Acquiror and the Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the SEC confirm, orally or in writing, as promptly as practicable after filing the Proxy Statement, that it does not have any further comments (or that it does not intend to review) the Proxy Statement (“SEC Clearance”). Each of Acquiror and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement. Promptly after the Proxy Statement has been cleared by the SEC, Acquiror will cause the Proxy Statement (substantially in the form last filed or cleared following SEC Clearance) to be filed with the SEC in definitive form and then mailed to stockholders of Acquiror.

(b) Each of Acquiror and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement and any amendment to the Proxy Statement filed in response thereto. If Acquiror or the Company becomes aware that any information contained in the Proxy Statement shall have become false or misleading in any material respect or that the Proxy Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other party and (ii) Acquiror, on the one hand, and the

Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Proxy Statement. Acquiror and the Company shall use reasonable best efforts to cause the Proxy Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of Acquiror Common Stock, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Acquiror Organizational Documents. Each of the Company and Acquiror shall promptly provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that Acquiror receives from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(c) Acquiror agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to (i) approval of the Transactions, including the Business Combination (as defined in the Existing Acquiror Charter), and the adoption and approval of this Agreement (the “Transaction Proposal”), (ii) approval of the Acquiror Charter (the “Amendment Proposal”) and each change to the Acquiror Charter that is required to be separately approved, (iii) approval of the issuance of the Acquiror Common Stock as Aggregate Merger Consideration and Earnout Consideration in accordance with the rules of NYSE (the “NYSE Proposal”), (iv) the approval and adoption of the Acquiror Equity Incentive Plan (the “Acquiror Equity Plan Proposal”), (v) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals, and (vi) approval of any other proposals reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the Transactions contemplated hereby (the “Additional Proposal” and together with the Transaction Proposal, the Amendment Proposal, the NYSE Proposal, and the Acquiror Equity Plan Proposal, the “Proposals”). Without the prior written consent of the Company, the Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror Stockholders at the Special Meeting.

(d) Prior to the filing of a definitive Proxy Statement with the SEC, Acquiror shall establish a record date for the Special Meeting and, as promptly as reasonably practicable following the filing of the definitive Proxy Statement, duly call, give notice of, convene and hold the Special Meeting. Acquiror shall use reasonable best efforts to, as promptly as practicable after the Proxy Statement is cleared by the SEC, (i) cause the Proxy Statement to be disseminated to Acquiror Stockholders in compliance with applicable Law and (ii) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Proposals. Acquiror shall, through the Acquiror Board, recommend to its stockholders that they approve the Proposals (the “Acquiror Board Recommendation”) and shall include the Acquiror Board Recommendation in the Proxy Statement. The Acquiror Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Acquiror Board Recommendation (an “Acquiror Change in Recommendation”). Acquiror shall consult with the Company regarding the record date and the date of the Special Meeting and shall not, unless required by Law, adjourn or postpone the Special Meeting without the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed). Notwithstanding the foregoing provisions of this Section 8.02(d), if on a date for which the Special Meeting is scheduled, Acquiror has not received proxies representing a sufficient number of shares of Acquiror Common Stock to obtain the Acquiror Stockholder Approvals, as applicable, whether or not a quorum is present, Acquiror shall have the right to make one or more successive postponements or adjournments of the Special Meeting; provided, that the Special Meeting, without the prior written consent of the Company, (x) may not be adjourned to a date that is more than ten (10) Business Days after the date for which the Special Meeting was originally scheduled or the most recently adjourned Special Meeting (excluding any adjournments required by applicable Law) and (y) is held no later than four (4) Business Days prior to the Termination Date.

(e) Promptly, and in any case within two (2) hours, following the execution and delivery of this Agreement, the Company shall deliver to Buyer the Company Stockholder Approval. The Company will comply with the Company Organizational Documents, all provisions of the DGCL and other applicable Laws in connection with obtaining the Company Stockholder Approval, including all notice and disclosure requirements with respect to holders of Company Stock.

8.03 Tax Matters.

(a) Transfer Taxes. Notwithstanding anything to the contrary contained herein, all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred by Acquiror, Merger Sub or the Company in connection with the Transactions (“Transfer Taxes”) shall be paid one hundred percent (100%) by Acquiror. The Company and Acquiror further agree to reasonably cooperate to reduce or eliminate the amount of any such Transfer Taxes.

(b) Tax Treatment. The parties intend that, for United States federal income tax purposes, (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations to which each of Acquiror, Merger Sub and the Company are to be parties under Section 368(b) of the Code and the Treasury Regulations, and (ii) this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). To the fullest extent permitted by Law, the Merger shall be reported by the parties for all Tax purposes in accordance with the foregoing, except as otherwise required by a Tax Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar or corresponding provision of applicable Law). The parties hereto shall, and shall cause their Affiliates to, cooperate with each other and their respective counsel to document and support the Tax treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

(c) Each party agrees that it will not knowingly take any action, outside of the actions permitted under this Agreement, that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(d) On the Closing Date, the Company shall deliver to Acquiror (i) a certification from the Company pursuant to Treasury Regulations Section 1.1445-2(c)(3) and (ii) a notice of such certification to the Internal Revenue Service pursuant to Treasury Regulations Section 1.897-2(h)(2), in each case, in form and substance reasonably satisfactory to Acquiror, dated as of the Closing Date and duly signed by a responsible corporate officer of the Company.

8.04 Confidentiality; Publicity.

(a) Acquiror acknowledges that the information being provided to it in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.

(b) The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form previously agreed by the parties. None of Acquiror, Merger Sub, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Acquiror, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case Acquiror or the Company, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance and allow the other party a reasonable opportunity to comment thereon (which shall be considered by Acquiror or the Company, as applicable, in good faith); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, (i) each party and its Affiliates may make announcements and may provide information regarding this Agreement and the Transactions to their Affiliates and its and their respective directors, officers, employees, managers and advisors and, solely in the case of the Company, its direct and indirect investors and prospective investors, in each case, without the consent of any other party hereto and (ii) the Company may exercise its rights and communicate with third parties as contemplated by Section 6.05; and provided, further, that subject to

Section 6.02 and this Section 8.04, the foregoing shall not prohibit any party hereto from communicating with third parties to the extent necessary for the purpose of seeking any third party consent.

8.05 Post-Closing Cooperation; Further Assurances. Following the Closing, each party shall, on the request of any other party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.

8.06 Bridge Loan. Prior to the Closing, if the Company reasonably determines that it requires additional financing to fund the ordinary course operations of the Company prior to the Closing, at the Company’s written request (the “Bridge Loan Request” which shall not be made prior to June 1, 2021 unless agreed to by the Company and Acquiror) Acquiror will, (i) begin negotiating in good faith with regards to the terms referenced in this Section 8.06 and (ii) within ten (10) Business Days after receiving the Bridge Loan Request, and subject to the terms provided in this Section 8.06, arrange for a bridge financing to be provided to the Company in the form of a senior secured loan from the Sponsor (or an Affiliate of Acquiror or the Sponsor) (the “Bridge Loan”). Such Bridge Loan shall be on reasonable and customary terms and conditions, with the understanding that the Bridge Loan will (i) be for a principal amount up to $2,500,000, but in no event higher than necessary for the Company to finance operations until the Closing Date, (ii) bear reasonable interest at a rate at least equal to the applicable federal rate at the time of the making of the Bridge Loan, (iii) have a maturity of the Closing Date, and (iv) have full creditor rights. If the Bridge Loan is made, both the Company and Acquiror or the Sponsor or such Affiliate thereof will treat it as debt for all tax purposes. The Company shall cause the Bridge Loan to be repaid concurrently with the Closing; provided that in the event the Bridge Loan is provided by any of the Commpany Stockholders, the repayment of such Bridge Loan will be made using Closing Acquiror Cash concurrently with or immediately after the Closing. Notwithstanding anything contained herein, in the event the Company and Acquiror or the Sponsor or an Affiliate thereof have not entered into a Bridge Loan and such Bridge Loan has not been funded by the end of such ten (10) Business Day period provided for in (ii) above, then the Company shall not be restricted from discussing or negotiating with or obainting a loan from Acquior, Sponsor or any of the Company Stockholders so long as the terms of any such loan are on substantially the same terms as the Bridge Loan (and any such loan will also be referred to herein as a “Bridge Loan”).

ARTICLE IX

CONDITIONS TO OBLIGATIONS

9.01 Conditions to Obligations of All Parties. The obligations of the parties hereto to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a) No Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting or enjoining consummation of the Transactions, including the Merger.

(b) Offer Completion. The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement.

(c) Proxy Statement. The Proxy Statement shall have received SEC Clearance.

(d) Acquiror Stockholder Approvals. The Acquiror Stockholder Approvals shall have been obtained in accordance with the Proxy Statement, the DGCL, the Acquiror Organizational Documents and the rules and regulations of NYSE. Acquiror, as the sole stockholder of Merger Sub shall have approved and adopted this Agreement and the Merger.

(e) Company Stockholder Approvals. The Company Stockholder Approvals shall have been obtained.

9.02 Additional Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization, Standing and Corporate Power), Section 4.02(a) (Corporate Authority; Approval; Non-Contravention), Section 4.04 (Capitalization), Section 4.08(d) (Absence of Certain Changes or Events) and Section 4.22 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Material Adverse Effect.

(b) Agreements and Covenants. Each of the covenants of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have delivered to Acquiror a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(c) have been fulfilled.

(e) Ancillary Agreements. The Company shall have delivered to Acquiror executed counterparts to all of the Ancillary Agreements to which the Company, or any Company Stockholder, is party.

9.03 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub contained in Section 5.01 (Organization, Standing and Corporate Power), Section 5.02(a) (Corporate Authority; Approval; Non-Contravention), Section 5.10(h)(i) (Absence of Certain Changes or Events), Section 5.13 (Capitalization) and Section 5.08 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of Acquiror and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a material adverse effect on Acquiror.

(b) Agreements and Covenants. Each of the covenants of Acquiror to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c) Officer’s Certificate. Acquiror shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.03(a), Section 9.03(b), and Section 9.03(g) have been fulfilled.

(d) NYSE. The Acquiror Common Stock to be issued in connection with the Transactions shall have been approved for listing on NYSE, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders.

(e) Ancillary Agreements. Acquiror shall have delivered to the Company executed counterparts to all of the Ancillary Agreements to which Acquiror or Sponsor is party, each of which shall be in full force and effect as of the Closing and shall not have been repudiated or rescinded in any respect.

(f) Resignations; Board Appointments. The directors and executive officers of Acquiror listed on Schedule 9.03(f) shall have been removed from their respective positions or tendered their irrevocable resignations, in each case effective as of the Effective Time, and the Company Director Designees shall have been appointed to the Acquiror Board in accordance with Section 2.05, effective as of the Closing.

(g) Closing Acquiror Cash. As of the Effective Time and after distribution of the Trust Account pursuant to Section 7.02, the Closing Acquiror Cash shall be at least $85,000,000 (the “Minimum Cash Condition”).

ARTICLE X

TERMINATION/EFFECTIVENESS

10.01 Termination. This Agreement may be terminated, and the Transactions abandoned:

(a) by mutual written consent of the Company and Acquiror;

(b) prior to the Closing, by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that any condition specified in Section 9.02(a), Section 9.02(b) or Section 9.02(f) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if any such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date Acquiror provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its commercially reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before September 22, 2021 (the “Termination Date”), or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or other Law; provided, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if Acquiror’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided, further, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if Acquiror is in breach of this Agreement on such date, which breach could give rise to a right of the Company to terminate this Agreement;

(c) prior to the Closing, by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, such that any condition specified in Section 9.03(a) or Section 9.03(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to use its commercially reasonable efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or other Law; provided, that the right to terminate this Agreement under Section 10.01(c)(ii) shall not be available if the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided, further, that the right to terminate this Agreement under Section 10.01(c)(ii) shall not be available if the Company is in breach of this Agreement on such date, which breach could give rise to a right of Acquiror to terminate this Agreement;

(d) by written notice from either the Company or Acquiror to the other if either Acquiror Stockholder Approvals is not obtained at the Special Meeting (subject to any adjournment or recess of the meeting);

(e) by written notice from Acquiror to the Company if the Company Stockholder Approval has not been obtained within two (2) hours following the execution and delivery of this Agreement; or

(f) by written notice from the Company to Acquiror if a Triggering Event shall have occurred.

10.02 Effect of Termination. Except as otherwise set forth in this Section 10.02, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any party hereto for any Willful Breach of this Agreement by such party occurring prior to such termination. The provisions of Sections 6.04, 8.04, 10.02 and Article XI (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions, to the extent required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

11.01 Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 11.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

11.02 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a) If to Acquiror or Merger Sub, to:

Chardan Healthcare Acquisition 2 Corp.

17 State Street, 21st Floor

New York, NY 10004
Attn: E-mail:	Jonas Grossman Jonas@chardanspac2.com

with a copy to:

Latham & Watkins LLP

811 Main St., Suite 3700

Houston, TX 77002

Attn:	Ryan Maierson Charles Ruck Brett Urig
E-mail:	ryan.maierson@lw.com charles.ruck@lw.com brett.urig@lw.com

(b) If to the Company to:

Renovacor, Inc. 5 Mead Point Drive Greenwich, CT 06830
Attn:	Dr. Magdalene Cook
E-mail:	mcook@renovacorinc.com

with a copy to:

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square Philadelphia, PA 19103
Attention:	Rachael Bushey Jennifer Porter Kristen O’Connor

Email:	rachael.bushey@troutman.com; jennifer.porter@troutman.com; kristen.oconnor@troutman.com or to such other address or addresses as the parties may from time to time designate in writing.

11.03 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 11.03 shall be null and void, ab initio.

11.04 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Acquiror (and their successors and representatives) are intended third-party beneficiaries of, and may enforce, Section 7.01 and Section 7.08 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Sections 11.14 and 11.16.

11.05 Expenses. Except as otherwise provided herein (including Section 3.07 and Section 8.03(a)), each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.

11.06 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

11.07 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.08 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.

11.09 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the parties except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.

11.10 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement (but not necessarily by the same natural persons who executed this Agreement) and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 10.01 or to cause such party to enter into an amendment to this Agreement pursuant to this Section 11.10.

11.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

11.12 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement, or the Transactions, shall be brought in the federal courts in the State of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON,

ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 11.12.

11.13 Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement; (b) the Company shall be entitled to cause Acquiror to enforce specifically the terms and provisions of the Subscription Agreements, including with respect to causing Acquiror to cause the counterparties to the Subscription Agreements to fund their Subscription Amounts (as defined in the Subscription Agreements) in connection with Closing, in each case, subject to the terms and conditions of the Subscription Agreements, and (c) the right of specific enforcement is an integral part of the Transactions and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.13 shall not be required to provide any bond or other security in connection with any such injunction.

11.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

11.15 Non-survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XI.

11.16 Acknowledgements. Each of the parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions; (iii) the Acquiror and Merger Sub Representations constitute the sole and exclusive representations and warranties of Acquiror and Merger Sub; (iv) except for the Company Representations by the Company and the Acquiror and Merger Sub Representations by Acquiror and Merger Sub, respectively, none of the parties hereto or any other Person makes, or has made, any other express or implied representation or warranty with respect to any party hereto (or any party’s Affiliates) or the Transactions and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any party hereto or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any party hereto (or any party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any party hereto (or its Subsidiaries), or the quality, quantity or condition of any party’s or its Subsidiaries’ assets) are specifically disclaimed by all parties hereto and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any party hereto or its Subsidiaries); and (v) each party hereto and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Company Representations by the Company, the Acquiror and Merger Sub Representations by Acquiror and Merger Sub and the other representations expressly made by a Person in the Acquiror Support Agreement and the Registration Rights Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Acquiror, Merger Sub and the Company have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

By:	/s/ Jonas Grossman
	Name:	Jonas Grossman
	Title:	President

CHAQ2 MERGER SUB, INC.

By:	/s/ Jonas Grossman
	Name:	Jonas Grossman
	Title:	President

RENOVACOR, INC.

By:	/s/ Magdalene Cook
	Name:	Magdalene Cook
	Title:	Chief Executive Officer

EXHIBIT A

Form of Company Stockholder Approval

[See attached]

EXHIBIT B

Form of Sponsor Support Agreement

[See attached]

EXHIBIT C

Form of Acquiror Stockholder Support Agreement

[See attached]

EXHIBIT D

Form of Lock-Up Agreement

[See attached]

EXHIBIT E

Form of Registration Rights Agreement

[See attached]

EXHIBIT F

Form of Certificate of Incorporation of Acquiror

[See attached]

EXHIBIT G

Form of Bylaws of Acquiror

[See attached]

EXHIBIT H

Form of Acquiror Equity Incentive Plan

[See attached]

EXHIBIT I

Form of Amended and Restated Certificate of Incorporation of the Company

[See attached]

EXHIBIT J

Form of Letter of Transmittal

[See attached]

Annex B

FORM OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

Chardan Healthcare Acquisition 2 Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Chardan Healthcare Acquisition 2 Corp.

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on December 19, 2018. A Certificate of Amendment changing the name of the Corporation from Chardan Healthcare Acquisition II Corp., was filed in the office of the Secretary of the State of Delaware on February 1, 2019. A Certificate of Amendment changing the name of the Corporation from Chardan Healthcare Acquisition III Corp., was filed in the office of the Secretary of the State of Delaware on March 3, 2020. An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on April 23, 2020 (the “Amended and Restated Certificate of Incorporation”).

3. This Second Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

4. This Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

5. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is Renovacor, Inc. (hereinafter called the “Corporation”).

ARTICLE II

The registered office of the Corporation is to be located at 28 Old Rudnick Lane, in the City of Dover, in the County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is Corp1, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Capital Stock

The total number of shares of capital stock which the Corporation shall have authority to issue is 101,000,000, of which (i) 100,000,000 shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 1,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

(A) COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

(B) UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to the DGCL, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

Stockholder Action

1. Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairperson of the Board, or (iii) the chief executive officer of the Corporation, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

3. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation (the “Bylaws”).

4. Cumulative Voting. There shall be no cumulative voting.

ARTICLE VI

Directors

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. Such classes shall be as nearly equal in number of Directors as reasonably possible. The Board of Directors shall assign Directors into classes at the time the classification becomes effective. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders to be held after the filing of this Certificate, the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders to be held after the filing of this Certificate, and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders to be held after the filing of this Certificate. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only with cause. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Article VI.5, “cause” shall mean (i) conduct by a Director constituting an act of willful misconduct or gross negligence in connection with the performance of his/her duties as a Director of the Corporation; (ii) the commission or any conviction by a director of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty, harassment or fraud, or any conduct by the Director that would reasonably be expected to result in material injury to the Corporation or any of its subsidiaries or affiliates if he/she were retained in his/her position; (iii) continued non-performance by a Director of his/her duties to the Corporation (other than by reason of the director’s physical or mental illness, incapacity, or disability) which has continued for more than thirty (30) days following written notice of such non-performance from the Board of Directors; or (iv) willful failure to cooperate with an investigation by regulatory or law enforcement authorities.

ARTICLE VII

Limitation Of Liability

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As more fully set forth in the Bylaws, the Corporation may indemnify to the fullest extent permitted by the DGCL any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a Director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a Director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

ARTICLE VIII

Amendment Of Bylaws

1. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Stockholders. The Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

Exclusive Forum

1. Unless the Corporation consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate or the Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court having personal jurisdiction over all indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

2. Unless the Corporation consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

3. If any action the subject matter of which is within the scope of Section 1 of this Article IX is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 1 of this Article IX (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

4. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE X

Amendment Of Certificate Of Incorporation

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of capital stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII, Article IX, or Article X of this Certificate.

THIS SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this [        ] day of [    ], 2021.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

By:
Name:
Title:

Annex C

[NEW RENOVACOR]

2021 OMNIBUS INCENTIVE PLAN

[NEW RENOCAVOR], a Delaware corporation, sets forth herein the terms of its 2021 Omnibus Incentive Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, Non-Employee Directors (as defined herein), key employees, consultants and advisors, and to motivate such officers, Non-Employee Directors, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Predecessor Plan (as defined herein).

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-based Award under the Plan.

2.3. “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Change in Control” shall have the meaning set forth in Section 15.3.2.

2.6. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.7. “Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.8. “Company” means [NEW RENOVACOR], a Delaware corporation, or any successor corporation.

2.9. “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.__ per share.

2.10. “Continuing Director” means a director of the Company who is serving as such on the Effective Date and any person who is approved as a nominee or elected to the Board by a majority of the Continuing Directors who are then members of the Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board.

2.11. “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.12. “Earnout RSUs” means the Restricted Stock Units awarded as provided by Section 3.09 of the Merger Agreement.

2.13. “Effective Date” means                     , the date the Plan was approved by the Company’s stockholders.

2.14. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.15. “Fair Market Value” of a share of Common Stock as of a particular date means (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

2.16. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.17. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.18. “Grantee” means a person who receives or holds an Award under the Plan.

2.19. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.20. “Merger Agreement” means the Agreement and Plan of Merger by and among Chardan Healthcare Acquisition 2 Corp., CHAQ2 Merger Sub, Inc., and Renovacor, Inc., dated                     , 2021.

2.21. “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.22. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25. “Other Stock-based Awards” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

2.26. “Outstanding Voting Securities” means the outstanding voting securities of the Company entitled to vote generally in the election of directors.

2.27. “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee.

2.28. “Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.29. “Plan” means this [COMPANY NAME] 2021 Omnibus Incentive Plan, as amended from time to time.

2.30. “Predecessor Plan” means the Renovacor Inc. 2018 Stock Option and Grant Plan.

2.31. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.32. “Restricted Period” shall have the meaning set forth in Section 10.1.

2.33. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.34. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.35. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.36. “SEC” means the United States Securities and Exchange Commission.

2.37. “Section 409A” means Section 409A of the Code.

2.38. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.39. “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.40. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.41. “Service Provider” means an employee, officer, Non-Employee Director, consultant or advisor of the Company or an Affiliate.

2.42. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.43. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.44. “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

2.45. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.46. “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act or who are not Covered Employees. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

3.2.	No Repricing.

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3.	Clawbacks.

Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.

3.4.	Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.6.	Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Authorized Number of Shares.

4.1.1.	Initial Share Pool.

Subject to adjustment under Section 15, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed [                ]1 shares, plus the shares added to the share reserve by the automatic increases under Section 4.1.2. In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.1.2.	Automatic Increases.

The aggregate number of shares of Common Stock authorized to be awarded under the Plan as specified in Section 4.1.1 will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2031, in an amount equal to [four percent (4%)] of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of shares than provided by this Section 4.1.2.

4.2.	Share Counting.

4.2.1.	General.

Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2.

4.2.2.	Cash-Settled Awards.

Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

4.2.3.	Expired or Terminated Awards.

If any Award under the Plan [other than Earnout RSUs] expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.

4.2.4.	Payment of Option Price or Tax Withholding in Shares.

If shares of Common Stock issuable upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Grantee (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered shares of Common Stock shall again be available for the grant of Awards under the Plan. For a share-settled SAR, only the net shares actually issued upon exercise of the SAR shall be counted against the limit in Section 4.1.

[1]

NTD: Insert number of shares for initial share pool necessary for (i) Earnout RSUs, plus (ii) the initial approved share pool, intended to be 10%-11% of the fully diluted projected post-IPO basic shares, per input from Radford.

4.2.5.	Substitute Awards.

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

4.3.	Award Limits.

Subject to adjustment under Section 15, [                ]2 shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options; provided, further, that such limit will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2031, in an amount equal to the lesser of [                ]3 or the number of shares added to the share pool as of such January 1 in accordance with Section 4.1.2.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Term.

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company’s stockholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2. Incentive Stock Options may not be granted more than ten (10) years after the Plan was adopted by the Board.

5.2.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers.

Subject to this Section 6.1, Awards may be made to any Service Provider, including any Service Provider who is an officer, Non-Employee Director, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2.	Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any

[2]	NTD: Enter same number as included in 4.1.1.
[3]	NTD: Enter the number equal to [4%] of the projected post-IPO basic shares.

Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, not inconsistent with the terms of the Plan. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3.	Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6.	Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2.	Other Terms.

The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4.	Payment of SAR Amount.

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii)	the number of shares of Stock with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.	Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2.	Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.12, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.

10.4.	Rights of Holders of Restricted Stock Units.

10.4.1.	Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2.	Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement and subject to Section 17.12, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3.	Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.	Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.

10.6.	Delivery of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Such Awards are referred to as “Performance Awards.”

12.2.	Performance Goals Generally.

The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

12.3.	Business Criteria.

For purposes of Performance Awards, the Committee may select any business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), including any of the following: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures (including EBIT and EBITDA)); (iv) return on equity; (v) total stockholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition/acceptance; (xiii) customer metrics (including customer satisfaction, customer retention, customer profitability, or customer contract terms); (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxi) return on assets; (xxii) growth in net sales; (xxiii) the ratio of net sales to net working capital; (xxiv) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (xxv) sales from newly-introduced products; (xxvi) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (xxvii) product quality, safety, productivity, yield or reliability (on time and complete orders); (xxviii) funds from operations; (xxix) regulatory body approval for commercialization of a product; (xxx) debt levels or reduction or debt ratios; (xxxi) economic value; (xxxii) operating efficiency; (xxxiii) research and development achievements; or (xxxiv) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

13.	OTHER STOCK-BASED AWARDS

13.1.	Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2.	Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

15.2.	Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement and subject to the provisions of Section 15.3, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Corporate Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 16.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3.	Change in Control

15.3.1.	Consequences of a Change in Control.

For Awards granted to Non-Employee Directors, upon a Change in Control all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding Awards shall be deemed to be satisfied at target.

For Awards granted to any other Service Providers, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control, provided that the Earnout RSUs shall vest in a Change in Control only to the extent provided by the Merger Agreement:

(i)

To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Change in Control.

(ii)

To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Service Provider has a Separation from Service either (1) by the Company other than for “cause” or (2) by the Service Provider for “good reason” (each as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Separation from Service.

15.3.2.	Change in Control Defined.

Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than [50%] of Outstanding Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or

(iv) any acquisition pursuant to a Corporate Transaction that complies with subsections (c)(i), (c)(ii) and (c)(iii) of this definition;

(b) Continuing Directors cease for any reason to constitute at least a majority of the Board;

(c) Consummation of a Corporate Transaction unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Voting Securities immediately prior to such Corporate Transaction, (ii) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, more than [50%] of the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction were Continuing Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction; or

(d) The stockholders of the Company give approval of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A. In addition, in no event shall the consummation of the transactions contemplated by the Merger Agreement constitute a Change in Control.

15.4.	Adjustments.

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.	NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

17.1.	Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, or the Company may require such obligations (up to maximum statutory rates) to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations (up to maximum statutory rates). The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5.	Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

17.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8.	Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

17.9.	Section 409A.

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

17.10.	Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.11.	Transferability of Awards.

17.11.1.	Transfers in General.

Except as provided in Section 18.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

17.11.2.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 18.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 18.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 18.11.2 or by will or the laws of descent and distribution.

17.12.	Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award (other than Options or SARs) may be entitled to receive dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Committee. Notwithstanding any provision herein to the contrary, in no event will dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including both time-based and performance-based Awards).

The Plan was adopted by the Board of Directors on                      and was approved by the stockholders of the Company on                     .

Annex D

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on March 22, 2021, by and between Chardan Healthcare Acquisition 2 Corp., a Delaware corporation (the “Company”), and the undersigned subscriber (“Subscriber”).

WHEREAS, immediately following the execution and delivery of this Subscription Agreement, the Company will enter into that certain Agreement and Plan of Merger, dated as of March 22, 2021 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) with Renovacor, Inc., a Delaware corporation (“Renovacor”), and CHAQ2 Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Renovacor, with Renovacor surviving as a wholly owned subsidiary of the Company (the “Merger”), on the terms and subject to the conditions set forth therein (the Merger, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, immediately prior to the consummation of the Transactions, that number of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with the Subscriber, the “Subscribers”), pursuant to which such Other Subscribers have agreed to purchase on the closing date of the Transactions (the “Closing Date”), Shares at the same per share purchase price and on substantially similar terms as the Subscriber that, inclusive of the Subscribed Shares, represent an aggregate of 3,000,000 Shares, at the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the terms and conditions herein contained, and intending to be legally bound hereby, the Company and the Subscriber hereby agree as follows:

For ease of administration, this single Subscription Agreement is being executed so as to enable each Subscriber identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that (i) this Subscription Agreement shall be treated as if it were a separate agreement with respect to each Subscriber listed on the signature page, as if each Subscriber entity had executed a separate Subscription Agreement naming only itself as Subscriber, and (ii) no Subscriber listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any Other Subscriber so listed.

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

2. Closing.

a. The consummation of the Subscription contemplated hereby (the “Closing”) shall occur immediately prior to the consummation of the Transactions on the Closing Date.

b. At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days prior to the Closing Date, Subscriber shall deliver to the Company (a) the Purchase Price via wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing, and (b) such information as is reasonably requested in the Closing Notice in order for the Company to cause the Subscribed Shares to be issued and delivered to Subscriber. The Company shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) as promptly as practicable after the Closing, written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the Closing Date does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but not later than five (5) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

c. The Closing shall be subject to the satisfaction or valid waiver by the Company, on the one hand, and the Subscriber, on the other, on the Closing Date of each of the following conditions:

(i) all conditions precedent to the closing of the Transactions set forth in the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement) or waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Merger Agreement), and the closing of the Transactions shall be scheduled to occur concurrently with or immediately following the Closing; and

(ii) no governmental authority shall have issued, enforced or entered any judgment or order, which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

d. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date, Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

e. The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that (i) on the Closing Date, the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing, and (ii) no amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement without having received the Subscriber’s prior written consent, and (iii) on the Closing Date, the representations and warranties of the Company contained in this Subscription Agreement are true, accurate and complete; and

f. At least two (2) Business Days prior to the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8, if applicable.

g. At the Closing, Subscriber shall become party to the Registration Rights Agreement (as defined in the Merger Agreement) by delivery to the Company of a duly executed signature page thereto at least two (2) Business Days prior to the Closing.

3. Further Assurances. At the Closing, the Company and the Subscriber shall execute and deliver such additional documents and take such additional actions as each reasonably may deem to be practical and necessary to consummate the subscription as contemplated by this Subscription Agreement.

4. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

a. The Company (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clauses (ii) and (iii), where such failure would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on (i) the business, financial condition or results of operations of the Company and its subsidiaries, taken together as a whole (on a consolidated basis) or (ii) the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

b. As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date) or the laws of its jurisdiction of incorporation.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

d. Assuming the accuracy of the representations and warranties of Subscriber in this Subscription Agreement, the Company’s execution, delivery, and performance of this Subscription Agreement, including the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the organizational documents of the Company; (ii) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (ii) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

e. Assuming the accuracy of the representations and warranties of the Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The New York Stock Exchange (“NYSE”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to the Registration Rights Agreement, (iii) the filing, if required, of a Notice of Exempt Offering of Securities on Form D with the United States Securities and Exchange Commission (the “SEC”) under Regulation D of the Securities Act of 1933, as amended (the

“Securities Act”), (iv) those required by NYSE, including with respect to obtaining stockholder approval, (v) those required to consummate the Transactions as provided under the Merger Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect.

f. As of their respective dates, all reports required to be filed by the Company with the SEC (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports filed under the Securities Act and Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the SEC since April 23, 2020 and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

g. As of the date hereof, the authorized share capital of the Company consists of (a) 31,000,000 Shares and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the Closing Date (and immediately after the consummation of the Transactions), the authorized share capital of the Company will consist of 100,000,000 Shares and 1,000,000 shares of Preferred Stock. As of the date hereof: (i) 10,778,305 Shares; (ii) no shares of Preferred Stock; and (iii) 8,622,644 public warrants exercisable for one-half (1/2) of a Share at $11.50 per share and 3,500,000 private placement warrants exercisable for one (1) Share at $11.50 per share (collectively, the “Warrants”), were issued and outstanding; and (iii) no Shares were subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (i) the Other Subscription Agreements, and (ii) the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. There are no securities or instruments issued by or to which the Company or any of its subsidiaries is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subscribed Shares. Other than Merger Sub, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

h. Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

i. The issued and outstanding Shares as of the date of this Subscription Agreement are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on NYSE under the symbol “CHAQ.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the SEC to deregister the Shares or prohibit or terminate the listing of the Shares on NYSE. The Company has taken no action that is designed to terminate the registration of the Shares under the Exchange Act. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the NYSE to the effect that the Company is not in compliance with the listing or maintenance requirements of the NYSE.

j. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

k. The Company has not received any written communication, from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable antitrust or anticorruption law, except where such non-compliance, default or violation would not be reasonably expected to have a Company Material Adverse Effect.

l. Except for the Placement Agent (as defined below), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares by the Company to Subscriber.

m. The Company is not and, following the Closing, will not be required to register as an investment company under the Investment Company Act of 1940, as amended.

n. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Subscriber effecting a pledge of Subscribed Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge.

o. The Company has not entered into any subscription agreement, side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Company other than the Merger Agreement and the Other Subscription Agreements. The Other Subscription Agreements reflect the same Purchase Price as this Subscription Agreement and do not include terms or conditions that are more advantageous in any material respect to any other investor compared to the Subscriber, other than with respect to certain settlement arrangements owing to regulatory constraints.

5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

a. Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) the organizational documents of Subscriber; (ii) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (ii) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

d. Subscriber (i) is an “institutional account” as defined in FINRA Rule 4512(c); (ii) is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), Rule 501(a)(2), Rule 501(a)(3), or Rule 501(a)(7) under the Securities Act) satisfying the applicable requirements set forth on Annex A; (iii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account; and (iv) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution of the Company’s common stock in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

e. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from such registration. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Subscribed Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Subscribed Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

f. Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, Renovacor, the Placement Agent (as defined below), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement, and Subscriber expressly disclaims any representations, warranties, covenants or agreements not expressly set forth in this Subscription Agreement. In particular, without limiting the foregoing, Subscriber acknowledges that certain information provided by the Company was based on projections, forecasts, estimates, budgets or other prospective information, and such information is based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections, and neither the Company nor any other person, including the Placement Agent, makes any representation relating to any such information.

g. In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary to make an investment decision with respect to the Subscribed Shares, including with respect to the Company, Renovacor and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber further acknowledges and agrees that neither Chardan Capital Markets, LLC, acting as placement agent to the Company (the “Placement Agent”), nor any affiliate or control person, officer, director or employee of the Placement Agent, has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. The Placement Agent has not made and does not make any representation as to the Company or Renovacor or the quality or value of the Subscribed Shares and the Placement Agent may have acquired non-public information with respect to the Company or Renovacor which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to Subscriber, the Placement Agent has not acted as a financial advisor or fiduciary to Subscriber. For the avoidance of the doubt, Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agent in making its investment or decision to invest in the Company.

h. Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company or by means of contact from the Placement Agent, Renovacor and/or their respective agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”). The Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agent, Renovacor and/or their respective Representatives. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means and none of the Company, the Placement Agent, Renovacor or their respective Representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising and (ii) are not being offered to Subscriber in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber is a sophisticated institutional investor and has such knowledge and experience in financial and business matters, and in investing in private placement securities, as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares. At the time of making its investment decision, Subscriber has had access to such financial and other information concerning the Company and its subsidiaries as Subscriber deemed necessary or desirable in making a decision to purchase the Subscribed Shares, including an opportunity to ask questions and receive answers from officers of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to Subscriber or to which Subscriber had access. Subscriber has independently made its own analysis and decision to purchase the Subscribed Shares and determined based on its own independent review, and such professional advice from its own advisors (including as to tax, legal and accounting matters) as Subscriber may deem appropriate, that its purchase of the Subscribed Shares (i) is consistent with Subscriber’s financial needs, objectives and condition, (ii) complies with all investment policies, guidelines and other restrictions that are applicable to Subscriber, (iii) does not and will not violate any law, rule, regulation, agreement or other obligation to which Subscriber is bound (assuming the accuracy of the Company’s representations and warranties contained herein), and (iv) is a fit, proper and suitable investment for Subscriber, notwithstanding the risks associated with a purchase of the Subscribed Shares.

j. Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that

Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

k. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

l. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with applicable OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived. Neither Subscriber nor any of its Affiliates or its or their respective directors or officers is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

m. [Reserved]

n. Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or Renovacor (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

o. Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244).

p. If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

q. Subscriber has, and at the Closing will have, sufficient funds available to it to pay the Purchase Price pursuant to Section 2(b).

r. The Subscriber has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the sale of the Subscribed Shares for which the Company could become liable.

s. Subscriber acknowledges and agrees that the certificate or book-entry position representing the Subscribed Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

t. Notwithstanding the foregoing, the Company shall (i) use its commercially reasonable efforts to cause its transfer agent to effect the removal of the legends from (A) any Shares being sold under the Registration Statement, (B) at the time of sale of Shares pursuant to Rule 144 and (C) at the request of a Holder (defined below) at such time as the (1) the Shares are included in a currently effective Registration Statement or (2) any Shares held by such Holder may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Issuer, its counsel or the transfer agent, establishing that restrictive legends are no longer required. “Holder” shall mean the Subscriber or any affiliate of Subscriber to which the rights under the Registration Rights Agreement shall have been assigned. Subscriber agrees that, notwithstanding Section 9(n), the Placement Agent may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.

u. Without limitation of the foregoing, Subscriber hereby further acknowledges and agrees that (i) the Placement Agent is acting solely as placement agent in connection with the transactions contemplated hereby and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for Subscriber, the Company or any other person or entity in connection with the transactions contemplated hereby, (ii) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character to Subscriber and have not provided any advice or recommendation to Subscriber in connection with the transactions contemplated hereby, (iii) the Placement Agent will have no responsibility with respect to (A) any representations, warranties or agreements made by any other person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the financial condition, business, or any other matter concerning the Company or the transactions contemplated hereby, and (iv) the Placement Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transactions.

6. Registration of Subscribed Shares.

a. In the event that the Subscribed Shares are not registered in connection with the consummation of the Transactions, the Company agrees that the Company will use commercially reasonable efforts to file with the SEC (at the Company’s sole cost and expense) a registration statement (including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement, the “Registration Statement”) registering the resale of the Subscribed Shares, within forty-five (45) calendar days after the Closing Date (the “Filing Deadline”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the Subscribed Shares may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable), (ii) the date on which such Subscribed Shares have actually been sold and (iii) the date which is two (2) years after the Closing. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 6.

b. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) if any information (e.g., compensation data) is not readily available and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (ii) at any time the Company is required to file a post-effective amendment to the Registration Statement and the SEC has not declared such amendment effective or (iii) if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement

(excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, each Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

c. The Company shall indemnify and hold harmless each Subscriber (to the extent a seller under the Registration Statement), its officers, directors and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder.

d. The Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation. Each Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which Subscriber is aware.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of the Company and the Subscriber to terminate this Subscription Agreement, or (c) thirty (30) days following the Termination Date (as defined in the Merger Agreement as of the date hereof without giving effect to any amendment, modification or waiver thereto from and after the date hereof); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof.

8. Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholder and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement. In the event Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Company’s stockholders, whether in the form of monetary damages or injunctive relief, Subscriber shall be obligated to pay to the Company all of its legal fees and costs in connection with any such action in the event that the Company prevails in such action or proceeding.

9. Miscellaneous.

a. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 9(a), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

b. Subscriber acknowledges that the Company, Renovacor and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

c. Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof if legally compelled in connection with in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. If either the Company or Subscriber is so compelled, then unless prohibited by law, rule, or regulation, the producing party shall provide the other with prior written notice (including by email) of such production and disclosure and shall reasonably consult with Subscriber regarding the production and disclosure.

d. Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein, except as otherwise expressly contemplated by the Merger Agreement.

e. Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the Subscribed Shares prior to the Closing (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing, (i) nothing in this Section 9(e) shall prohibit other entities under common management or control with Subscriber, or that share an investment advisor with Subscriber, that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Subscription Agreement including the Subscriber’s controlled affiliates and/or affiliates from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment bank or vehicle in which separate portfolio managers or desks manage separate portions of such Subscriber’s assets, this Section 9(e) shall apply only with respect to the portion of assets managed by the portfolio manager or desk that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement (the “Investing Portfolio Manager”) and the portfolio managers or desks who have direct knowledge of the investment decisions made by the Investing Portfolio Manager.

f. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder in connection with the Transactions). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates or another person acceptable to the Company, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such affiliate fails to perform such obligations.

g. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

h. [Reserved]

i. This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver or termination is sought.

j. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as provided in Section 9(n) hereof, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective permitted successors and assigns.

k. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

l. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

m. This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

n. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that the Placement Agent shall be an intended third party beneficiary of the representations and warranties of the Company in Section 4 hereof and of the Subscribers in Section 5 hereof.

o. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

p. This Subscription Agreement and all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statutes of limitations, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

q. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

r. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively, the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

s. This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the Company, in the case of claim or cause of action brought to the Subscriber, and the Subscriber, in the case of a claim cause of action brought by the Company and then only with respect to the specific obligations set forth herein with respect to such person. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

t. Each party hereto agrees that the Subscriber’s identity and the Subscription, as well as nature of the Subscriber’s obligations hereunder, may be disclosed in public announcements and disclosures if required by the SEC, including in any registration statements, proxy statements, consent solicitation statements and other SEC filings to be filed by the Company in connection with the Subscription and/or Transactions; provided that such disclosure is limited to the extent required to comply with law, rules or regulations, in response to a comment or request from the staff of the SEC or another regulatory agency or under NYSE regulations; provided further that, unless prohibited by law, rule, or regulation, the Company shall provide Subscriber with prior written notice (including by email) of such disclosure and shall reasonably consult with Subscriber regarding such disclosure. In all other cases, the Company acknowledges and agrees that the Company will not, and will cause its representatives, including the Placement Agent and its respective representatives, not to publicly make reference to the Subscriber or any of its affiliates in connection with the Transactions or this Subscription Agreement, including in a press release or marketing materials of the Company or for any similar or related purpose (provided that Subscriber may disclose its entry into this Subscription Agreement and the Purchase Price) without the prior written consent of the Subscriber.

u. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and the Other Subscription Agreements and the Transactions and any other material, nonpublic information that the Company or its respective representatives has provided to the Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company or Renovacor, or any of their affiliates, relating to the transactions contemplated by this Subscription Agreement.

v. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

By:
Name:
Title:

Address for Notices:

Chardan Healthcare Acquisition 2 Corp.
17 State Street, 21st Floor
New York, NY 10004

SUBSCRIBER:

Print Name:

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:
Price Per Subscribed Share:		$10.00
Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber

and constitutes a part of the Subscription Agreement.

A. INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the box)

☐

Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box on the following page indicating the provision under which it qualifies as an “accredited investor.”

B. AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

a corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests or one of the following tests.

[Specify which tests:                     ]

Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability; or

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

SUBSCRIBER:

Print Name:

By:
Name:
Title:

Annex E

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of March 22, 2021, is made by and among Chardan Healthcare Acquisition 2 Corp., a Delaware corporation (“Acquiror”), Renovacor, Inc., a Delaware corporation (the “Company”) and Chardan Investments 2, LLC, a Delaware limited liability company (the “Sponsor”). Acquiror, the Company and the Sponsor shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Acquiror, the Company and CHAQ2 Merger Sub, Inc., a Delaware corporation (“Merger Sub”), entered into that certain Merger Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, the Sponsor is the record and beneficial owner of 2,105,661 shares of common stock of Acquiror, par value $0.0001 per share (“Acquiror Common Stock”), 2,105,661 are being held in escrow pursuant to that certain Stock Escrow Agreement, dated as of April 23, 2020 (the “Sponsor Escrow Agreement”), by and among Acquiror, the Sponsor and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”) entered into in connection with Acquiror’s initial public offering; and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently with the execution and delivery of the Merger Agreement by the parties thereto, pursuant to which, among other things, (a) the Sponsor will vote in favor of approval of the Proposals and (b) the Sponsor will agree not to redeem any shares of Acquiror Common Stock in connection with the Transactions.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. The Sponsor hereby irrevocably and unconditionally agrees (a) to vote at the Special Meeting or any other meeting of the Acquiror Stockholders, or in any action by written resolution of the Acquiror Stockholders, in each case, during which the Proposals are presented to the Acquiror Stockholders for approval, all of the Sponsor’s Acquiror Common Stock (together with any other equity securities of Acquiror that the Sponsor holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Acquiror Equity Securities”) (i) in favor of the Proposals and (ii) against, and the Sponsor shall withhold consent with respect to, any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Acquiror’s or Merger Sub’s covenants, agreements or obligations under the Merger Agreement or (y) any of the conditions to the Closing set forth in Sections 9.01 or 9.03 of the Merger Agreement not being satisfied, (b) if the Special Meeting or any other meeting of the Acquiror Stockholders is held in respect of the matters set forth in clause (a), to appear at such meeting, in person or by proxy, or otherwise cause all of the Sponsor’s Subject Acquiror Equity Securities to be counted as present thereat for purposes of establishing a quorum and (c) not to redeem, elect to redeem or tender or submit any of its Subject Acquiror Equity Securities for redemption in connection with the Acquiror Stockholder Approval, the Merger or any other Transactions or otherwise prior to the termination of this Agreement pursuant to Section 6, and any attempt to redeem such Subject Acquiror Equity Securities will be void ab initio and of no effect. Prior to any valid termination of the Merger Agreement, the Sponsor shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other Transactions and on the terms and subject to the conditions set forth therein. The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Merger, any of the Transactions or any action described above is recommend by the Acquiror Board.

2. Transfer of Shares.

a. The Sponsor hereby agrees that it shall not (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber any of its Subject Acquiror Equity Securities or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject Acquiror Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Acquiror Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement or (iii) take any action that could have the effect of preventing or materially delaying the performance of its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to Acquiror’s officers or directors or affiliates; (B) by private sales or transfers made in connection with the transactions contemplated by, and expressly permitted under, the Merger Agreement; and (C) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; provided, that any transferee of any Transfer of the types set forth in clauses (A) through (C) must enter into a written agreement agreeing to be bound by this Agreement.

b. In furtherance of the foregoing, Acquiror hereby agrees to (i) place a revocable stop order on all Subject Acquiror Equity Securities subject to Section 2(a), including those which may be covered by a registration statement, and (ii) notify Acquiror’s transfer agent in writing of such stop order and the restrictions on such Subject Acquiror Equity Securities under Section 2(a) and direct Acquiror’s transfer agent not to process any attempts by the Sponsor to Transfer any Subject Acquiror Equity Securities except in compliance with Section 2(a); for the avoidance of doubt, the obligations of Acquiror under this Section 2(b) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject Acquiror Equity Securities. Neither Acquiror nor Sponsor shall instruct the Escrow Agent to release any shares of Acquiror Common Stock owned by Sponsor except in accordance with the Sponsor Escrow Agreement and Section 4 of this Agreement.

3. Other Covenants.

a. The Sponsor hereby agrees to be bound by and subject to (i) Section 8.04 (Confidentiality; Publicity) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, as if the Sponsor is directly a party thereto, and (ii) Section 7.10 (Exclusivity) and Section 8.01 (Support of Transaction) of the Merger Agreement to the same extent as such provisions apply to Acquiror, as if the Sponsor is directly party thereto.

b. The Sponsor acknowledges and agrees that the Company and Acquiror are entering into the Merger Agreement in reliance upon the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Company and Acquiror would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

c. The Sponsor acknowledges that nothing in this Agreement shall be construed to limit or alter the Sponsor’s obligations under that certain letter agreement, dated as of April 23, 2020, by and among Acquiror, Chardan Capital Markets, LLC, the Sponsor and the other parties thereto (the “IPO Letter Agreement”) and that the Merger and the other transactions contemplated by the Merger Agreement constitute a “Business Combination” for all purposes of the IPO Letter Agreement.

d. Prior to the Closing, if the Company makes a Bridge Loan Request pursuant to Section 8.06 of the Merger Agreement, Sponsor will (i) begin negotiating in good faith with regards to the terms referenced in Section 8.06 of the Merger Agreement and (ii) within ten (10) Business Days after receiving the Bridge Loan Request, and subject to the terms provided in Section 8.06 of the Merger Agreement, arrange for a Bridge Loan from the Sponsor (or an Affiliate of Acquiror or the Sponsor). Such Bridge Loan shall be on reasonable and customary terms and conditions, with the understanding that the Bridge Loan will (i) be for a principal amount up to $2,500,000, but in no event higher than necessary for the Company to finance operations until the Closing Date, (ii) bear reasonable interest at a rate at least equal to the applicable federal rate at the time of the making of the Bridge Loan, (iii) have a maturity of the Closing Date, and (iv) have full creditor rights. If the Bridge Loan is made, both the Company and Acquiror or the Sponsor or such Affiliate thereof will treat it as debt for all tax purposes. The Company shall cause the Bridge Loan to be repaid concurrently with the Closing; provided that in the event the Bridge Loan is provided by any of the Company Stockholders, the repayment of such Bridge Loan will be made using Closing Acquiror Cash concurrently with or immediately after the Closing. Notwithstanding anything contained herein, in the event the Company and Acquiror or the Sponsor or an Affiliate thereof have not entered into a Bridge Loan and such Bridge Loan has not been funded by the end of such ten (10) Business Day period provided for in (ii) above, then the Company shall not be restricted from discussing or negotiating with or obtaining a loan from Acquiror, Sponsor or any of the Company Stockholders so long as the terms of any such loan are on substantially the same terms as the Bridge Loan.

4. Vesting and Forfeiture. The Sponsor agrees that, as of immediately following the Closing, 500,000 shares of the Acquiror Common Stock beneficially owned by the Sponsor immediately following the Closing (collectively, the “Sponsor Earn-Out Shares”) shall be subject to the vesting and forfeiture provisions set forth in this Section 4. For the avoidance of doubt, any Acquiror Common Stock beneficially owned by any individual other than the Sponsor (or any of its permitted transferees) and any Acquiror Common Stock beneficially owned by the Sponsor (or any such permitted transferees), other than the Sponsor Earn-Out Shares described in the foregoing sentence, shall not be subject to vesting or forfeiture. The Sponsor agrees that it shall not, and shall cause its Affiliates not to, Transfer (other than to an Affiliate) any unvested Sponsor Earn-Out Shares held by the Sponsor prior to the date such Sponsor Earn-Out Shares become vested pursuant to Section 4(a). The Sponsor and Acquiror agree that notwithstanding anything to the contrary in the Sponsor Escrow Agreement, the Sponsor Earn-Out Shares shall not be released from escrow upon the expiration of any Escrow Period (as defined in the Sponsor Escrow Agreement) and instead the Escrow Agent shall be directed to hold the Sponsor Earn-Out Shares in escrow in accordance with the terms of the Sponsor Escrow Agreement until the applicable portion of such Sponsor Earn-Out Shares have vested in accordance with Section 4(a), in which case such Sponsor Earn-Out Shares shall be released to or as directed by the Sponsor (so long as the applicable Escrow Period under the Sponsor Escrow Agreement has expired as of such time). In the case of any Sponsor Earn-Out Shares that do not vest and are subject to forfeiture pursuant to Section 4(b), the Escrow Agent shall release such forfeited Sponsor Earn-Out Shares to Acquiror for cancellation.

a. Vesting of Sponsor Earn-Out Shares.

(i) From and after the Closing until December 31, 2023 (the “First Earnout Period”), 150,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor if over any twenty (20) Trading Days within any thirty (30) Trading Day period the VWAP of the Acquiror Common Stock is greater than or equal to $17.50 (the “First Milestone”) (such 150,000 Sponsor Earn-Out Shares, the “First Milestone Earnout”).

(ii) From and after the Closing until December 31, 2025 (the “Second Earnout Period”), 150,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor if over any twenty (20) Trading Days within any thirty (30) Trading Day period the VWAP of the Acquiror Common Stock is greater than or equal to $25.00 (the “Second Milestone”) (such 150,000 Sponsor Earn-Out Shares, the “Second Milestone Earnout”).

(iii) From and after the Closing until December 31, 2027 (the “Third Earnout Period” and together with the First Earnout Period and the Second Earnout Period, the “Earnout Periods”), 200,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor if over any twenty (20) Trading Days within any thirty (30) Trading Day period the VWAP of the Acquiror Common Stock is greater than or equal to $35.00 (the “Third Milestone” and together with the First Milestone and the Second Milestone, the “Earnout Milestones”) (such 200,000 shares of the Sponsor Earn-Out Shares, the “Third Milestone Earnout” and together with the First Milestone Earnout and the Second Milestone Earnout, the “Earnout Consideration”).

For the avoidance of doubt, the Earnout Consideration in respect of each Earnout Milestone shall be vested and released only once and the Earnout Consideration shall in no event exceed the total amount of Sponsor Earn-Out Shares, in the aggregate.

(iv) Upon consummation of any Change in Control during any Earnout Period, any Earnout Milestone with respect to such Earnout Period that has not yet been achieved shall automatically be deemed to have been achieved regardless of the valuation of the Acquiror Common Stock in such Change in Control transaction and the applicable Earnout Consideration shall vest and be released to the Sponsor in connection with this Section 4(a)(iv) prior to the consummation of such Change in Control.

(v) The per share stock prices referenced in Section 4(a)(i)-(iii) above will be equitably adjusted on account of any changes in the equity securities of Acquiror by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

b. Forfeiture of Unvested Sponsor Earn-Out Shares. Any Sponsor Earn-Out Shares that remain unvested pursuant to Section 4(a)(i)-(iv) as of the expiration of the applicable Earnout Period shall be forfeited and the Acquiror shall direct the Escrow Agent to transfer such forfeited Sponsor Earn-Out Shares to Acquiror for cancellation, without any consideration for such transfer.

5. Representations and Warranties. Sponsor represents and warrants to the Company as follows: (i) it is duly organized, validly existing and in good standing under the laws of Delaware, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s, corporate, limited liability company or organizational powers and have been duly authorized by all necessary actions on the part of Sponsor; (ii) the execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (A) conflict with or result in a violation of the organizational documents of Sponsor or any Contract to which it is a party, including the IPO Letter Agreement, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon Sponsor or Sponsor’s Subject Acquiror Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement; (iii) there are no Actions pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement; (iv) the IPO Letter Agreement and the Sponsor Escrow Agreement remain in full force and effect and neither Sponsor nor, to the knowledge of Sponsor, any other party thereto, is in violation thereof or default thereunder and (v) Sponsor has and at all times prior to the Closing will have cash reserves sufficient to pay the Sponsor Funding Amount.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Sections 3(b) and 10 (solely to the extent related to the foregoing Section 3(b)) shall each survive the termination of this Agreement pursuant to Section 6(a) and (iii) Sections 7, 8, 9 and 10 (solely to the extent related to the following Sections 7 or 9) shall survive any termination of this Agreement. For purposes of this Section 6, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (i) a false or incorrect representation or warranty expressly set forth in this Agreement, (ii) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (iii) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (iv) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (v) causing such Party to suffer damage by reason of such reliance.

7. No Recourse. Except for claims pursuant to the Merger Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of the Company or any Affiliate of Acquiror (other than the Sponsor, on the terms and subject to the conditions set forth herein), and (b) none of the Affiliates of the Company or the Affiliates of Acquiror (other than the Sponsor, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and beneficial owner of the Subject Acquiror Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor in its capacity as a member of the board of directors (or other similar governing body) of Acquiror or any of its Affiliates or as an officer, employee or fiduciary of Acquiror or any of its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Acquiror or such Affiliate.

9. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

10. Incorporation by Reference. Sections 1.02 (Construction) 11.03 (Assignment), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.09 (Entire Agreement), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; Waiver of Jury Trial), 11.13 (Enforcement) and 11.15 (Non-Survival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

CHARDAN INVESTMENTS 2, LLC

By:
Name:
Title:

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

By:
Name:
Title:

RENOVACOR, INC.

By:
Name:
Title:

Annex F

ACQUIROR STOCKHOLDER SUPPORT AGREEMENT

This ACQUIROR STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of March 22, 2021 (the “Effective Date”), is made by and among Chardan Healthcare Acquisition 2 Corp., a Delaware corporation (“Acquiror”), Renovacor, Inc., a Delaware corporation (the “Company”), and the undersigned holder of shares of common stock of Acquiror, par value $0.0001 per share (such shares, “Acquiror Common Stock” and the holders thereof, collectively, the “Acquiror Stockholder”) set forth on Annex A to this Agreement. Acquiror, the Company and the Acquiror Stockholder shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Acquiror, the Company and CHAQ2 Merger Sub, Inc., a Delaware corporation (“Merger Sub”), entered into that certain Merger Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, Annex A sets forth, as of the Effective Date, the number of shares of Acquiror Common Stock held of record and beneficially owned by the Acquiror Stockholder; and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently with the execution and delivery of the Merger Agreement by the parties thereto, pursuant to which, among other things, (a) the Acquiror Stockholder will vote in favor of approval of the Proposals and (b) the Acquiror Stockholder will agree not to redeem any shares of Acquiror Common Stock in connection with the Transactions.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. The Acquiror Stockholder hereby irrevocably and unconditionally agrees (a) to vote at the Special Meeting or any other meeting of the Acquiror Stockholders, and in any action by written resolution of the Acquiror Stockholders, in each case, during which the Proposals are presented to the Acquiror Stockholders for approval, all of the Acquiror Stockholder’s Acquiror Common Stock (together with any other equity securities of Acquiror that the Acquiror Stockholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Acquiror Equity Securities”) (i) in favor of the Proposals and (ii) against, and the undersigned Acquiror Stockholder shall withhold consent with respect to, any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Acquiror’s or Merger Sub’s covenants, agreements or obligations under the Merger Agreement or (y) any of the conditions to the Closing set forth in Sections 9.01 or 9.03 of the Merger Agreement not being satisfied, (b) if the Special Meeting or any other meeting of the Acquiror Stockholders is held in respect of the matters set forth in clause (a), to appear at such meeting, in person or by proxy, or otherwise cause all of the Acquiror Stockholder’s Subject Acquiror Equity Securities to be counted as present thereat for purposes of establishing a quorum and (c) not to redeem, elect to redeem or tender or submit any of its Subject Acquiror Equity Securities for redemption in connection with the Acquiror Stockholder Approval, the Merger or any other Transactions or otherwise prior to the termination of this Agreement pursuant to Section 6, and any attempt to redeem the Subject Acquiror Equity Securities will be void ab initio and of no effect. Prior to any valid termination of the Merger Agreement, the Acquiror Stockholder shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other Transactions and on the terms and subject to the conditions set forth therein. The obligations of the Acquiror Stockholder specified in this Section 1 shall apply whether or not the Merger, any of the Transactions or any action described above is recommend by the Acquiror Board.

F-1

2. Appointment of Proxy. The Acquiror Stockholder hereby appoints each of Jonas Grossman and Guy Barudin as its true and lawful proxies and attorneys-in-fact, with full power of substitution, to vote all of its Subject Acquiror Equity Securities in accordance with the terms of this Agreement. The proxy and power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable during the term of this Agreement, and shall survive the death, disability, incompetency, bankruptcy, insolvency or dissolution of the Acquiror Stockholder. Furthermore, the Acquiror Stockholder agrees to, from time to time execute and deliver such further instruments, ancillary agreements or other documents or take such other actions as may be necessary or advisable to give effect to, confirm, evidence or effectuate the purposes of the proxy granted by this Section 2. For the avoidance of doubt, upon the termination of this Agreement, this Section 2 shall be of no further force and effect.

3. Transfer of Shares.

a. The Acquiror Stockholder hereby agrees that it shall not (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber any of its Subject Acquiror Equity Securities or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject Acquiror Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Acquiror Equity Securities (other than as set forth in Section 2 herein) that conflicts with any of the covenants or agreements set forth in this Agreement or (iii) take any action that could have the effect of preventing or materially delaying the performance of its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to Acquiror’s officers or directors or affiliates; or (B) by private sales or transfers made in connection with the transactions contemplated by, and expressly permitted under, the Merger Agreement; provided, that any transferee of any Transfer of the types set forth in clauses (A) and (B) must enter into a written agreement agreeing to be bound by this Agreement.

b. In furtherance of the foregoing, Acquiror hereby agrees to (i) place a revocable stop order on all Subject Acquiror Equity Securities subject to Section 3(a), including those which may be covered by a registration statement, and (ii) notify Acquiror’s transfer agent in writing of such stop order and the restrictions on such Subject Acquiror Equity Securities under Section 3(a) and direct Acquiror’s transfer agent not to process any attempts by any Acquiror Stockholder to Transfer any Subject Acquiror Equity Securities except in compliance with Section 3(a); for the avoidance of doubt, the obligations of Acquiror under this Section 3(b) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject Acquiror Equity Securities.

4. Other Covenants.

a. The Acquiror Stockholder hereby agrees to be bound by and subject to (i) Section 8.04 (Confidentiality; Publicity) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, as if the Acquiror Stockholder is directly a party thereto, and (ii) Section 7.10 (Exclusivity) and Section 8.01 (Support of Transaction) of the Merger Agreement to the same extent as such provisions apply to Acquiror, as if the Acquiror Stockholder is directly party thereto.

b. The Acquiror Stockholder acknowledges and agrees that the Company and Acquiror are entering into the Merger Agreement in reliance upon the Acquiror Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Acquiror Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Company and Acquiror would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

F-2

5. Representations and Warranties. The Acquiror Stockholder represents and warrants to the Company as follows: (i) this Agreement has been duly executed and delivered by the Acquiror Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Acquiror Stockholder, enforceable against the Acquiror Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (ii) the Acquiror Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Acquiror Stockholder’s obligations hereunder; (iii) the Acquiror Stockholder is the record and beneficial owner of all of its Subject Acquiror Equity Securities, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (A) this Agreement, (B) the Acquiror Organizational Documents, (C) the Merger Agreement, or (D) any applicable securities Laws; (iv) the Acquiror Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of holding its Subject Acquiror Equity Securities; (v) the Acquiror Stockholder, in making the decision to not redeem its Subject Acquiror Equity Securities, has not relied upon any oral or written representations or assurances from Acquiror or any of its officers, directors or employees or any other representatives or agents of Acquiror other than as set forth in this Agreement and the Acquiror Stockholder has had access to all of the filings made by Acquiror with the SEC; (vi) the Acquiror Stockholder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Acquiror Stockholder’s own legal counsel, investment and tax advisors; and (vii) the Acquiror Stockholder is not relying on any statements or representations of Acquiror or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Merger Agreement.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Sections 4(b) and 11 (solely to the extent related to the foregoing Section 4(b)) shall each survive the termination of this Agreement pursuant to Section 6(a) and (iii) Sections 7, 9, 10 and 11 (solely to the extent related to the following Sections 7 or 10) shall survive any termination of this Agreement. For purposes of this Section 6, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (i) a false or incorrect representation or warranty expressly set forth in this Agreement, (ii) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (iii) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (iv) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (v) causing such Party to suffer damage by reason of such reliance.

7. No Recourse. Except for claims pursuant to the Merger Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of the Company or any Affiliate of Acquiror (other than the Acquiror Stockholder, on the terms and subject to the conditions set forth herein), and (b) none of the Affiliates of the Company or the Affiliates of Acquiror (other than the Acquiror Stockholder, on the terms and subject to the conditions set forth

F-3

herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8. Waiver.

a. The Acquiror Stockholder (i) acknowledges that Acquiror may possess or have access to material non-public information which has not been communicated to Acquiror Stockholder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Acquiror or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Acquiror is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

b. The Acquiror Stockholder has read the Final Prospectus of Acquiror, dated April 23, 2020 (the “Acquiror Prospectus”) and understands that Acquiror has established a “trust account,” initially in an amount of at least $85,000,000 for the benefit of the “public stockholders” and the underwriters of Acquiror’s initial public offering and that, except for (i) interest earned on the trust account that may be released to Acquiror to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to Acquiror from time to time to fund Acquiror’s working capital and general corporate requirements, proceeds in the trust account will not be released until (a) the consummation of a Business Combination (as defined in the Acquiror Prospectus), or (b) the dissolution and liquidation of Acquiror if it is unable to consummate a Business Combination within the allotted time. For and in consideration of Acquiror entering into this Agreement with the Acquiror Stockholder, the Acquiror Stockholder hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (other than in connection with redemption rights or the dissolution of Acquiror) (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Acquiror and will not seek recourse against the trust account for any reason whatsoever, other than in connection with redemption rights or the dissolution of Acquiror.

9. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Acquiror Stockholder makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and beneficial owner of the Subject Acquiror Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor in its capacity as a member of the board of directors (or other similar governing body) of Acquiror or any of its Affiliates or as an officer, employee or fiduciary of Acquiror or any of its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Acquiror or such Affiliate.

10. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

11. Incorporation by Reference. Sections 1.02 (Construction) 11.03 (Assignment), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.09 (Entire Agreement), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; Waiver of Jury Trial), 11.13 (Enforcement) and 11.15 (Non-Survival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[signature page follows]

F-4

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

By:
Name: Title:

F-5

RENOVACOR, INC.

By:
Name: Title:

F-6

[ACQUIROR STOCKHOLDER]

By:
Name: Title:

F-7

ANNEX A

Acquiror Stockholder	Shares of Acquiror Common Stock Held of Record

[●]	[●]

F-8

Annex G

LOCK-UP AGREEMENT

March [●], 2021

Chardan Healthcare Acquisition 2 Corp.

17 State Street, 21st Floor

New York, NY 10004

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Chardan Healthcare Acquisition 2 Corp., a Delaware corporation (“Acquiror”), proposes to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) with CHAQ2 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Acquiror (“Merger Sub”), and Renovacor, Inc., a Delaware corporation (the “Company”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company (the “Merger”) continuing as the surviving corporation of the Merger as a wholly owned subsidiary of Acquiror, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

1. As a material inducement to Acquiror’s and the Company’s agreement to enter into the Merger Agreement and to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Acquiror, the undersigned will not, during the period commencing on the Closing Date and ending on the date that is six (6) months following the Closing Date (the “Restricted Period”):

(a) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber, any shares of the undersigned’s Acquiror Common Stock (together with any other equity securities of Acquiror that the undersigned holds of record or beneficially, as of the date of this Lock-Up Agreement, but excluding shares of Acquiror Common Stock, if any, that the undersigned subscribes for and purchases from Acquiror pursuant to the private placement of Acquiror Common Stock at $10.00 per share which will close contemporaneously with the Merger; all such shares collectively, the “Undersigned’s Shares”) or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing (each, a “Transfer”);

(b) deposit any of the Undersigned’s Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Undersigned’s Shares that conflicts with any of the covenants or agreements set forth in this Lock-Up Agreement;

(c) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares; or

(d) make any demand for or exercise any right with respect to the registration of any shares of Acquiror Common Stock or any security convertible into or exercisable or exchangeable for Acquiror Common Stock.

2. In furtherance of the foregoing, Acquiror hereby agrees to (i) place a revocable stop order on all of the Undersigned’s Shares subject to Section 1, including those which may be covered by a registration statement, and (ii) notify Acquiror’s transfer agent in writing of such stop order and the restrictions on such of the Undersigned’s Shares under Section 1 and direct Acquiror’s transfer agent not to process any attempts by the undersigned to Transfer any of the Undersigned’s Shares except in compliance with Section 1; provided, that for the avoidance of doubt, the obligations of Acquiror under this Section 2 shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Undersigned’s Shares.

3. The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a) transfers of the Undersigned’s Shares:

(i) if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption (no more remote than first cousin) or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of law, (C) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (D) to any partnership, corporation, limited liability company or other legal business entity which is controlled by the undersigned and/or by any such Family Member(s);

(ii) if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, limited liability company, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control with the undersigned, or (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders); or

(iii) if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided, that in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Acquiror a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Acquiror Common Stock or such other securities that have been so transferred or distributed;

(b) the exercise of an option (including a net or cashless exercise of an option) to purchase shares of Acquiror Common Stock, and any related transfer of shares of Acquiror Common Stock to Acquiror for the purpose of paying the exercise price of such options or any related transfer of shares of Acquiror Common Stock for paying taxes (including estimated taxes) due as a result of the exercise of such options (or the disposition to Acquiror of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement); provided, that for the avoidance of doubt, the underlying shares of Acquiror Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(c) transfers for the net settlement of restricted stock units settled in Acquiror Common Stock to pay any tax withholding obligations; provided, that for the avoidance of doubt, the underlying shares of Acquiror Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement; or

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Acquiror Common Stock; provided, that such plan does not provide for any transfers of Acquiror Common Stock during the Restricted Period;

provided, further, that, with respect to each of (a), (b), (c) and (d) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act (other than (i) a filing at any time on a Form 5 or (ii) a filing after the expiration of the Restricted Period on a Schedule 13D or Schedule 13G (or Schedule 13D/A or Schedule 13G/A)), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than in respect of a required filing under the Exchange Act in connection with the exercise of an option to purchase Acquiror

Common Stock following such individual’s termination of service relationship (including service as a director) with Acquiror that would otherwise expire during the Restricted Period, provided that reasonable notice shall be provided to Acquiror prior to any such filing).

4. Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Acquiror. In furtherance of the foregoing, the undersigned agrees that Acquiror and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Acquiror may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Acquiror Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

5. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

6. The undersigned acknowledges and agrees that the Company is and shall be a third party beneficiary of this Lock-Up Agreement, including, without limitation, the right to provide written consent and waiver prior to the Closing, and shall be entitled to enforce the terms and provisions of this Lock-Up Agreement to the same extent as if it was initially a party hereto.

7. The undersigned understands that if the Merger Agreement is terminated for any reason, or if the Merger is not consummated, the undersigned shall automatically be released from all restrictions and obligations under this Lock-Up Agreement. The undersigned understands that Acquiror and the Company are proceeding with the Transactions in reliance upon this Lock-Up Agreement.

8. Any and all remedies herein expressly conferred upon Acquiror will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by Acquiror of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Acquiror in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Acquiror shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Acquiror is entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of Acquiror with respect thereto.

9. This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

10. This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Acquiror and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Very truly yours,

Print Name of Stockholder:

Signature (for individuals):

Signature (for entities):

By:

Name:

Title:

Accepted and Agreed by Chardan Healthcare Acquisition 2 Corp.:

By:

Name:

Title:

Annex H

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2021 (the “Effective Date”), is made and entered into by and among Renovacor, Inc., a Delaware corporation (f/k/a Chardan Healthcare Acquisition 2 Corp.) (the “Company”), and each of the stockholders set forth on the signature pages hereto (each, a “Stockholder” collectively, the “Stockholders”).

WHEREAS, on the Effective Date, certain Stockholders identified as the “Initial Stockholders” on Exhibit A hereto (the “Initial Stockholders”) collectively hold 2,155,661 shares of Common Stock (the “Initial Shares”) and warrants exercisable for 3,500,000 shares of Common Stock (the “Initial Warrants”), which were issued to the Initial Stockholders prior to the consummation of the Company’s initial public offering;

WHEREAS, on the Effective Date, certain of the Stockholders identified as the “Renovacor Stockholders” on Exhibit A hereto (the “Renovacor Stockholders”) have acquired an aggregate of 6,500,000 shares of Common Stock (together with any shares of Common Stock that may be issued to the Renovacor Stockholders as Earnout Consideration (as defined in the Merger Agreement), if any, collectively, the “Merger Shares”) in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 22, 2021, by and among the Company, CHAQ2 Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and [•] (f/k/a Renovacor, Inc.) (the “Acquired Company”), pursuant to which Merger Sub merged with and into the Acquired Company (the “Merger”), with the Acquired Company surviving the Merger as a wholly owned subsidiary of the Company; and

WHEREAS, pursuant to the terms of the Merger Agreement and the Subscription Agreements, the Company has agreed to register (i) the Initial Shares and all shares of Common Stock issuable pursuant to the exercise of the Initial Warrants, (ii) the Merger Shares and (iii) the Investment Shares for resale under the 1934 Act, and the Stockholders and the Company desire to enter into this Agreement to provide the Stockholders with certain rights relating to the registration of such securities from time to time after the Effective Date.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following capitalized terms used herein shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities and Exchange Act of 1934, as amended.

“Acquired Company” has the meaning set forth in the Recitals.

“Agreement” has the meaning set forth in the Preamble.

“Allowed Delay” has the meaning set forth in Section 2(c)(ii).

“Availability Date” has the meaning set forth in Section 3(i).

“Block Trade” means an offering and/or sale of Registrable Securities by any Stockholder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Cut Back Shares” has the meaning set forth in Section 2(d).

“Demand Registration” has the meaning set forth in Section 2(e)(i).

“Demanding Holders” has the meaning set forth in Section 2(e)(i).

“Demand Requesting Holder” has the meaning set forth in Section 2(e)(i).

“Effective Date” has the meaning set forth in the Preamble.

“Effectiveness Period” has the meaning set forth in Section 3(a).

“Filing Deadline” has the meaning set forth in Section 2(a)(i).

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Initial Registration Statement” has the meaning set forth in Section 2(a)(i).

“Initial Shares” has the meaning set forth in the Recitals.

“Initial Stockholders” has the meaning set forth in the Recitals.

“Investment Shares” has the meaning set forth in the Recitals.

“Initial Warrants” has the meaning set forth in the Recitals.

“Losses” has the meaning set forth in Section 5(a).

“Maximum Number of Shares” has the meaning set forth in Section 2(e)(v).

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Shares” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Misstatement” has the meaning set forth in Section 3(h).

“Piggy-Back Registration” has the meaning set forth in Section 2(f)(i).

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Initial Shares, the Merger Shares and the Investment Shares and (ii) any shares of Common Stock that are issued pursuant to the exercise of the Initial Warrants and any other securities issued or issuable with respect to or in exchange for Initial Shares, Merger Shares or Investment Shares; provided, that, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates or book entry positions for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (v) with respect to a Stockholder, when all such securities held by such Stockholder could be sold without restriction on volume or manner of sale in any three-month period without registration under Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission).

“Registration Statement” means any registration statement filed by the Company under the 1933 Act and the rules and regulations promulgated thereunder that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to and all material incorporated by reference in such Registration Statement.

“Renovacor Stockholders” has the meaning set forth in the Recitals.

“Required Stockholders” means the Stockholders holding a majority of the Registrable Securities outstanding from time to time.

“Restriction Termination Date” has the meaning set forth in Section 2(d).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 415” has the meaning set forth in Section 2(a)(i).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Restrictions” has the meaning set forth in Section 2(d).

“Selling Stockholder” means any Stockholder electing to sell any of its Registrable Securities in a Registration.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Exhibit B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Stockholder” has the meaning set forth in the Preamble.

“Stockholder Indemnified Party” has the meaning set forth in Section 5(a).

“Subscription Agreements” has the meaning set forth in the Recitals.

“Trading Day” means a day on which the Common Stock is listed or quoted and traded on the NYSE American.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” has the meaning set forth in Section 2(e)(iii).

“Underwritten Shelf Takedown” has the meaning set forth in Section 2(e)(iv).

2. REGISTRATION RIGHTS.

(a) Registration Statements.

(i) Promptly following the Effective Date but no later than forty-five (45) days after the Effective Date (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the 1933 Act (“Rule 415”) or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Stockholders may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-1 and shall contain (except if otherwise required pursuant to written comments received from the SEC upon review of such Registration Statement) a “Plan of Distribution” substantially in the form attached hereto as Exhibit B (which may be modified to respond to comments, if any, provided by the SEC); provided, however, that no Stockholder shall be named as an Underwriter in such Registration Statement without the Stockholder’s prior written consent. The Company shall use commercially reasonable efforts to convert or replace the Initial Registration Statement with a Registration Statement on Form S-3 promptly following confirmation that the Company becomes eligible to use Form S-3 to register the Registrable Securities.

(ii) Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock combinations, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Stockholders prior to its filing or other submission.

(b) Expenses. The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the fees and expenses of the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after the filing. The Company shall notify the Stockholders as promptly as practicable after the Registration Statement is declared effective and shall simultaneously or prior thereto file with the SEC pursuant to Rule 424(b) promulgated under the 1933 Act, and provide the Stockholders with copies of, any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) For not more than ninety (90) consecutive days or for a total of not more than one-hundred twenty (120) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include any Misstatement (an “Allowed Delay”); provided, that the Company shall promptly (1) notify each Stockholder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Stockholder) disclose to such Stockholder any material non-public information giving rise to an Allowed Delay, (2) advise the Stockholders in writing to cease all sales under such Registration Statement until the end of the Allowed Delay (but not, for the avoidance of doubt, any sale pursuant to Rule 144 or other applicable exemption under the 1933 Act) and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(d) Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 or requires any Stockholder to be named as an Underwriter, the Company shall use commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Stockholders is an Underwriter. The Stockholders shall have the right to select one legal counsel to review and oversee any registration or matters pursuant to this Section 2(d), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto, which counsel shall be designated by the Required Holders. No such written submission with respect to this matter shall be made to the SEC to which such counsel so designated by the Required Holders reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Stockholder as an Underwriter in such Registration Statement without the prior written consent of such Stockholder. Any cut-back imposed on the Stockholders pursuant to this Section 2(d) shall be allocated among the Stockholders on a pro rata basis and shall be applied first to any of the Registrable Securities of such Stockholder as such Stockholder shall designate, unless the SEC Restrictions otherwise require or provide or the Required Stockholders otherwise agree. From and after the first date on which the Company is able to effect the registration of such Cut Back Shares (such date, the “Restriction Termination Date”), all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use commercially reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for such Registration Statement including such Cut Back Shares shall be ten (10) Business Days after the Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(c) shall be the 30th day immediately after the Restriction Termination Date (or the 90th day if the SEC reviews such Registration Statement).

(e) Demand Registration.

(i) Request for Registration. At any time and from time to time when there is no valid Registration Statement in effect, the Required Stockholders (the “Demanding Holders”) may make a written demand for registration under the 1933 Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will within twenty (20) days of the Company’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each, a “Demand Requesting Holder”) shall so notify the Company within five (5) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders and the Demand Requesting Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2(e)(v) and Section 2(d), to be effected by the Company as soon as reasonably practicable, but in no event later than sixty (60) days after receipt of such Demand Registration. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2(e).

(ii) Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until (a) such stop order or injunction is removed, rescinded or otherwise terminated, and (b) a majority-in-interest of the Demanding Holders who initiated such Demand Registration thereafter affirmatively elect to continue the offering and notify the Company thereof in writing, but in no event later than five (5) days of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

(iii) Underwritten Offering. If a majority-in-interest of the Demanding Holders who initiate a Demand Registration so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering (which, for the avoidance of doubt, may be an underwritten Block Trade) (an “Underwritten Offering”); provided that the Company shall only be obligated to effect an Underwritten Offering if such Underwritten Offering shall include Registrable Securities proposed to be sold by the Demanding Holders, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $25 million. In such event, the right of any holder to include its Registrable Securities in such Registration shall be conditioned upon such holder’s participation in such Underwritten Offering and the inclusion of such holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Demanding Holders proposing to distribute their securities through such Underwritten Offering shall enter into an underwriting agreement in reasonable and customary form with the Underwriter or Underwriters selected for such Underwritten Offering by a majority-in-interest of the holders initiating the Demand Registration.

(iv) Requests for Underwritten Shelf Takedowns. Subject to Section 2(c), at any time and from time to time when a valid Registration Statement is then in effect, the Demanding Holders may request to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to the applicable Registration Statement (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such Underwritten Shelf Takedown shall include Registrable Securities proposed to be sold by the Demanding Holders, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $25 million, but in no event less than $10 million in aggregate gross proceeds. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall have the right to select the Underwriters for such Underwritten Offering (which shall consist of one or more reputable nationally recognized investment banks). The Company shall not be obligated to effect more than an aggregate of one (1) Underwritten Shelf Take-Down in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such Underwritten Offering.

(v) Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Demand Requesting Holders that the dollar amount or number of shares of Registrable Securities which the Demanding Holders and Demand Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which Underwritten Offering has been requested pursuant to registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such Underwritten Offering: (i) the Registrable Securities as to which Demand Registration or Underwritten Shelf Takedown has been requested by the Demanding Holders and Demand Requesting Holders (if any) on a pro rata basis that can be sold without exceeding the Maximum Number of Shares; (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares and (iii) to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

(f) Piggy-Back Registration.

(i) Piggy-Back Rights. If at any time from time to time when there is no valid Registration Statement in effect, the Company proposes to file a Registration Statement under the 1933 Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2(e)), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering solely of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than five (5) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to Register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in reasonable and customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration; provided, that no Stockholder including Registrable Securities in any Underwritten Offering shall be required to make any representations or warranties to the Company or the Underwriters, other than representations and warranties regarding such Stockholder or such Stockholder’s ownership of its Registrable Securities to be sold in the offering or to undertake any indemnification obligations to the Company or the Underwriters with respect thereto except to the extent expressly set forth in Section 5(b) hereof.

(ii) Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises the Company and the Holders of Registrable Securities that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which such Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which such Underwritten Offering has been requested under this Section 2(f), and the shares of Common Stock, if any, as to which such Underwritten Offering has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such Underwritten Offering:

(1) If the Registration is undertaken for the Company’s account: (A) the shares of Common Stock or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual Piggy-Back Registration rights of the Stockholders pursuant to Section 2(f)(i), on a pro rata basis, that can be sold without exceeding the Maximum Number of Shares; and (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(2) If the Registration is a “demand” registration undertaken at the demand of persons or entities other than the holders of Registrable Securities, (A) the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual Piggy-Back Registration rights of Holders under Section 2(f)(i), on a pro rata basis, that can be sold without exceeding the Maximum Number of Shares; (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; and (D) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

(iii) Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to this Section 2(f) shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2(e) hereof.

3. COMPANY OBLIGATIONS. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) during any ninety (90) day period (the

“Effectiveness Period”) and advise the Stockholders promptly in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit the Stockholders to review each Registration Statement and all amendments and supplements thereto not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) and provide the Stockholders a reasonable opportunity to comment thereon, and the Company shall consider such comments in good faith before filing any Registration Statement or amendment or supplement thereto;

(d) furnish to each Stockholder whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Stockholder, one (1) copy of any Registration Statement and any amendment thereto (provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system), each preliminary prospectus and Prospectus and each amendment or supplement thereto, and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder that are covered by such Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practical moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Stockholders and their counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions requested by the Stockholders and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange or other market on which similar securities issued by the Company are then listed or quoted;

(h) promptly notify the Stockholders, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (a “Misstatement”), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include such Misstatement; and

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Stockholders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Stockholders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

With a view to making available to the Stockholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Stockholders to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six (6) months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold pursuant to a Registration Statement or Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; (iii) prior to the filing of any Registration Statement or any amendment thereto (whether pre-effective or post-effective) and prior to the filing of any Prospectus, provide to each Stockholder copies of all pages thereof (if any) that reference such Stockholders, and (iv) furnish to each Stockholder upon request, as long as such Stockholder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Stockholder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4. OBLIGATION OF THE INVESTORS.

(a) Each Stockholder agrees to furnish to the Company a completed Selling Stockholder Questionnaire within ten (10) Trading Days after the Effective Date. At least ten (10) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Stockholder of the information the Company reasonably requires from that Stockholder regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, other than the information contained in the Selling Stockholder Questionnaire, if any. Each Stockholder shall furnish such information to the Company in writing promptly upon receiving such notification and, in any event, at least three (3) Trading Days prior to the applicable anticipated filing date (unless such Stockholder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement) and shall execute such documents in connection with such registration as the Company may reasonably request. Each Stockholder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Stockholder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any reasonable requests for further information as described in the previous sentence. If a Stockholder returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its reasonable best efforts to take such actions as are required to name such Stockholder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Stockholder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 4(a) will be used by the

Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(b) Each Stockholder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement or in connection with any Underwritten Offering hereunder, unless such Stockholder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement or such Underwritten Offering.

(c) Each Stockholder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(i) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Stockholder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities (but not, for the avoidance of doubt, pursuant to Rule 144 or other applicable exemption under the 1933 Act), until the Stockholder is advised by the Company that such dispositions may again be made pursuant to such Registration Statement.

(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

5. INDEMNIFICATION.

(a) (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder, and each of its officers, employees, Affiliates, directors, partners, members, managers, equityholders, attorneys, advisors and agents, and each person or entity, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) each Stockholder (each, an “Stockholder Indemnified Party”), to the fullest extent permitted by applicable law, from and against any expenses, losses, judgments, actions, claims, proceedings (whether commenced or threatened), damages, liabilities or costs (including, without limitation, reasonable attorneys’ fees), whether joint or several (collectively, “Losses”), as incurred, arising out of or based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was registered under the 1933 Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in such Registration Statement, any amendment or supplement to such Registration Statement, preliminary Prospectus, final Prospectus or summary Prospectus, or any free writing prospectus relating to such Registration Statement, or any violation by the Company of the 1933 Act or any rule or regulation promulgated thereunder applicable to the Company or any state securities (or Blue Sky) law, rule or regulation and relating to action or inaction required of the Company in connection with any such Registration; and the Company shall promptly reimburse the Stockholder Indemnified Party for any reasonable, customary and documented out-of-pocket legal and any other expenses incurred, as incurred, by such Stockholder Indemnified Party in connection with investigating and defending any such Losses, except, with respect to any Stockholder of Registrable Securities, to the extent such Stockholder is liable to indemnify the Company for such Losses pursuant to Section 5(b); provided, however, that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such losses, judgments, claims, damages, liabilities or out-of-pocket expenses arises out of or is based upon any Misstatement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company, in writing, by a Stockholder Indemnified Party expressly for use therein.

(b) Indemnification by Stockholders. Each Selling Stockholder will, in the event that any Registration is being effected under the 1933 Act pursuant to this Agreement of any Registrable Securities held by such Stockholder and the Company has required all Selling Stockholders to provide such an undertaking on the same terms, indemnify and hold harmless the Company, each of its directors and officers, legal counsel, accountants and each Underwriter (if any), and each other Selling Stockholder and each other person, if any, who controls another Selling Stockholder or such underwriter within the meaning of the 1933 Act, against any Losses, insofar as such Losses arise out of or are based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the 1933 Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement thereto, if the Misstatement was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other Selling Stockholder for any reasonable, customary and documented out-of-pocket legal or other expenses incurred by any of them in connection with investigation or defending any such Loss. Each Selling Stockholder’s indemnification obligations hereunder shall be several and not joint and shall be proportional to and limited to the amount of any net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Selling Stockholder in connection with the sale of Registrable Securities under a Registration Statement from which such Losses arise, except in the case of fraud or willful misconduct by such Selling Stockholder.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any Loss in respect of which indemnity may be sought pursuant to Section 5(a) or 5(b), such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the Loss; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually and materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, in addition to local counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the reasonable and documented fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of any Losses for which the Indemnified Party seeks indemnification hereunder if such settlement or judgment includes any non-monetary remedies binding on the Indemnified Party, requires an admission of fault or culpability on the part of the Indemnified Party or does not include an unconditional release from all liability of the Indemnified Party in respect of such Losses.

(d) Contribution. If the indemnification provided for in the foregoing Sections 5(a) and 5(b) is unavailable to any Indemnified Party in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Loss. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the Misstatement relates to information supplied by such Indemnified Party or such Indemnifying Party (in the case of a Stockholder, such Misstatement was made in reliance upon and in conformity with information furnished in writing to the Company by such Stockholder expressly for use therein) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such

Misstatement. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an Indemnified Party as a result of any Loss referred to in this paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Stockholder shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Stockholder from the sale of Registrable Securities which gave rise to such contribution obligation, less the aggregate amount of any damages or other amounts such Stockholder has otherwise been required to pay (pursuant to Section 5(b) otherwise) as a result of the Misstatement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6. MISCELLANEOUS.

(a) Effective Date. This Agreement shall be effective as of the Effective Date.

(b) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Stockholders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Stockholders. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment or waiver applies to all Stockholders in the same fashion.

(c) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt, when delivered personally or by a nationally recognized overnight delivery service or by e-mail, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Renovacor, Inc.

5 Mead Point Drive

Greenwich, CT 06830

Attn: Dr. Magdalene Cook

E-mail: mcook@renovacorinc.com

With copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

3000 Two Logan Square

Philadelphia, PA 19103-2799

Attention: Rachael M. Bushey and Jennifer Porter

Email: busheyr@pepperlaw.com; porterj@pepperlaw.com

If to any Stockholder, to it at the address set forth under such Stockholder’s name on its signature page hereto, or, in the case of a Stockholder or any other party named above, at such other address or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication; (ii) provided by affidavit of personal delivery by a delivery service selected by the Company; or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, deposit with a nationally recognized overnight delivery service or electronic transmission.

(d) Assignments and Transfers by Stockholders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Stockholders and their respective successors and assigns. A Stockholder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Stockholder to such person, provided that such Stockholder complies with all laws applicable thereto or the terms of any contract to which such Stockholder is a party, and provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.

(e) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Stockholders; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Stockholders in connection with such transaction unless such securities are otherwise freely tradable by the Stockholders after giving effect to such transaction.

(f) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including Section 5 hereof).

(g) Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A PDF or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by e-mail or other electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered legal, valid, binding and effective for all purposes. The parties hereto hereby agree that no party shall raise the execution of a PDF or other reproduction of this Agreement, or the fact that any signature or document was transmitted or communicated by e-mail or other electronic transmission device, as a defense to the formation of this Agreement.

(h) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(i) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties thereto express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(m) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

RENOVACOR, INC.

By:
Name:
Title:

STOCKHOLDER:

Name of Stockholder

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Tax ID #

Date Signed

EXHIBIT A

Initial Stockholders

Stockholder Name	Initial Shares	Initial Warrants
Michael Rice	10,000	—
Richard Giroux	10,000	—
Matthew Rossen	10,000	—
Isaac Manke	10,000	—
R.A. Session II	10,000	—
Chardan Investments 2, LLC	2,105,661	3,500,000

Total:	2,155,661	3,500,000

Renovacor Stockholders

Stockholder Name	Merger Shares	Earnout Shares (%)
[●]	[●]	[●]	%
[●]	[●]	[●]	%

EXHIBIT B

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (supplemented or amended as necessary to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the 1933 Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act. To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the market and to the activities of the selling stockholders and their Affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying any prospectus delivery requirements of the 1933 Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the 1933 Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the 1933 Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold by the selling stockholders without restriction (including any current public information requirement) pursuant to Rule 144.

Annex I

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

I-5